                                                   Filed Pursuant to Rule 424B5
                                                Registration File No. 333-112636

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE
CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE
SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN
ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR
                       COMPLETED, DATED OCTOBER 20, 2004
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 20, 2004)

                          $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                      GERMAN AMERICAN CAPITAL CORPORATION
                       LASALLE BANK NATIONAL ASSOCIATION
                         NOMURA CREDIT & CAPITAL, INC.
                             MORTGAGE LOAN SELLERS

                           -------------------------

     The COMM 2004-LNB4 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the COMM 2004-LNB4 Mortgage Trust.
The trust's assets will principally be 118 fixed-rate mortgage loans secured primarily by first liens on 145 commercial, multifamily and manufactured housing properties. The COMM 2004-LNB4 Commercial Mortgage Pass-Through
Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset
Receiving Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

     Certain characteristics of the certificates offered herein include:

-------------------------------------------------------------------------------------------------
                                                                                         S&P/
                            INITIAL        INITIAL PASS-                                MOODY'S
                          CERTIFICATE         THROUGH            ASSUMED FINAL        ANTICIPATED
                           BALANCE(1)         RATE(2)        DISTRIBUTION DATE(3)       RATINGS
-------------------------------------------------------------------------------------------------

 Class A-1 ..........    $ 47,795,000           %               May 15, 2009            AAA/Aaa
-------------------------------------------------------------------------------------------------
 Class A-2 ..........    $148,782,000           %             December 15, 2009         AAA/Aaa
-------------------------------------------------------------------------------------------------
 Class A-3 ..........    $ 86,461,000           %              August 15, 2011          AAA/Aaa
-------------------------------------------------------------------------------------------------
 Class A-4 ..........    $ 88,047,000           %             January 15, 2014          AAA/Aaa
-------------------------------------------------------------------------------------------------
 Class A-5 ..........    $343,272,000           %             October 15, 2014          AAA/Aaa
-------------------------------------------------------------------------------------------------
 Class A-1A .........    $353,451,000           %             October 15, 2014          AAA/Aaa
-------------------------------------------------------------------------------------------------
 Class B ............    $ 24,442,000           %             October 15, 2014          AA/Aa2
-------------------------------------------------------------------------------------------------
 Class C ............    $ 10,693,000           %             October 15, 2014          AA-/Aa3
-------------------------------------------------------------------------------------------------
 Class D ............    $ 22,914,000           %             October 15, 2014           A/A2
-------------------------------------------------------------------------------------------------

----------
(Footnotes on page S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.

                           -------------------------

     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTING IN THE
CERTIFICATES OFFERED HEREIN INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON
PAGE S-35 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

                           -------------------------

     Deutsche Bank Securities Inc., ABN AMRO Incorporated and Nomura Securities
International, Inc. are acting as co-lead managers and underwriters of the offering, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. are
acting as co-managers of the offering. Deutsche Bank Securities Inc. is sole bookrunner of all the certificates offered herein. The underwriters will offer the certificates offered herein to the public in negotiated transactions at varying prices to be determined at the time of sale.

     Deutsche Bank Securities Inc., ABN AMRO Incorporated, Nomura Securities
International, Inc., are required to purchase the certificates offered herein
(in the amounts set forth in this prospectus supplement) from Deutsche Mortgage
& Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage
& Asset Receiving Corporation expects to receive from the sale of the certificates offered herein approximately  % of the initial aggregate certificate balance of the certificates offered herein, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the
certificates offered herein to purchasers on or about November   , 2004.

DEUTSCHE BANK SECURITIES                   ABN AMRO INCORPORATED     NOMURA
Sole Book Running Manager and Co-Lead Manager  Co-Lead Manager   Co-Lead Manager

                     JPMORGAN                    CITIGROUP
                    Co-Manager                   Co-Manager

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER   , 2004

                                 COMM 2004-LNB4

                 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool

OREGON
3 properties
$ 13,493,454
%1.10 of total

NEVADA
2 properties
$9,210,536
0.75% of total

HAWAII
1 property
$7,236,518
0.59% of total

SOUTHERN CALIFORNIA
14 properties
$196,508,421
16.08% of total

ARIZONA
3 properties
$27,868,213
2.28% of total

COLORADO
3 properties
$15,559,126
1.27% of total

NEW MEXICO
1 property
$20,200,000
1.65% of total

TEXAS
9 properties
$66,455,763
5.44% of total

OKLAHOMA
1 property
$9,100,000
0.74% of total

ARKANSAS
2 properties
$5,091,030
0.42% of total

LOUISIANA
1 property
$31,766,437
2.60% of total

MISSISSIPPI
4 properties
$15,002,799
1.23% of total

KENTUCKY
2 properties
$3,991,750
0.33% of total

ALABAMA
1 property
$23,500,000
1.92% of total

TENNESSEE
3 properties
$29,675,896
2.43% of total

UTAH
1 property
$1,243,924
0.10% of total

KANSAS
2 properties
$35,178,590
2.88% of total

SOUTH DAKOTA
1 property
$3,000,000
0.25% of total

MINNESOTA
5 properties
$16,334,025
1.34% of total

IOWA
1 property
$1,876,460
0.15% of total

WISCONSIN
1 property
$10,400,000
0.85% of total

ILLINOIS
6 properties
$34,089,308
2.79% of total

MICHIGAN
4 properties
$36,055,280
2.95% of total

OHIO
5 properties
$10,736,497
0.88% of total

INDIANA
1 property
$1,124,010
0.09% of total

PENNSYLVANIA
3 properties
$14,488,677
1.19% of total

NEW YORK
16 properties
$160,748,529
13.15% of total

NEW HAMPSHIRE
3 properties
$11,192,144
0.92% of total

MAINE
1 property
$3,050,000
0.25% of total

MASSACHUSETTS
1 property
$9,291,436
0.76% of total

CONNECTICUT
7 properties
$66,970,735
5.48% of total

DISTRICT OF COLUMBIA
1 property
$2,400,530
0.20% of total

MARYLAND
3 properties
$92,329,964
7.56% of total

VIRGINIA
2 properties
$30,500,000
2.50% of total

NORTH CAROLINA
5 properties
$63,217,790
5.17% of total

GEORGIA
4 properties
$61,325,000
5.02% of total

SOUTH CAROLINA
6 properties
$30,475,313
2.49% of total

FLORIDA
16 properties
$51,410,000
4.21% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

Hotel                5.70%
Industrial           3.63%
Mixed Use            1.24%
Self Storage         0.49%
Land                 0.09%
Multifamily         32.91%(1)
Office              27.87%
Retail              28.08%

(1) Includes Manufactured Housing (1.82%)

[ ] (less than) 1.0% of Cut-Off Date Balance
[ ] 1.0% - 5.0% of Cut-Off Date Balance
[ ] 5.1% - 10.0% of Cut-Off Date Balance
[ ] (greater than) 10.0% of Cut-Off Date Balance

Crossings at Corona - Phase I & II         Crossings at Corona - Phase I & II

[Insert Graphic Omitted]                   [Insert Graphic Omitted]

731 Lexington Avenue - Bloomberg Headquarters     Strategic Hotel Portfolio

[Insert Graphic Omitted]                          [Insert Graphic Omitted]

                                                  Strategic Hotel Portfolio

                                                  [Insert Graphic Omitted]

Woodyard Crossing Shopping Center                 Metro I Building

[Insert Graphic Omitted]                          [Insert Graphic Omitted]

280 Trumbull Street                Deer Creek Apartments

[Insert Graphic Omitted]                   [Insert Graphic Omitted]

                                   Deer Creek Apartments

                                   [Insert Graphic Omitted]

GMAC Building

[Insert Graphic Omitted]

                                   Fort Henry Mall

                                   [Insert Graphic Omitted]

2901 West Alameda Avenue           Fort Henry Mall

[Insert Graphic Omitted]                   [Insert Graphic Omitted]

The footnotes to the table on the cover page are as follows:

----------
(1)   Approximate, subject to adjustment as described in this prospectus supplement.

(2)   The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4,
      Class A-5, Class A-1A, Class B, Class C and Class D certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for such class and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

(3)   The assumed final distribution date with respect to any class of certificates offered herein is the distribution date on which the final distribution would occur for such class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered herein is the distribution date in October 2037. See
      "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.

                             ---------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered herein is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered herein; and (b) this prospectus supplement, which describes the specific terms of the certificates offered herein. If the terms of the certificates offered herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered herein. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered herein and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Defined Terms" beginning on page S-219 in this prospectus supplement.
The capitalized terms used in the prospectus are defined on the pages indicated
under the caption "Index of Defined Terms" beginning on page 117 in the prospectus.

                                      S-3

                             ---------------------

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to Deutsche Mortgage & Asset Receiving Corporation.

                             ---------------------

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the certificates offered herein, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

                               EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the certificates offered herein and the underlying mortgage loans.

                                THE CERTIFICATES

                                      INITIAL
                 ANTICIPATED        CERTIFICATE         APPROXIMATE
                   RATINGS           BALANCE OR         PERCENT OF      APPROXIMATE
                    (S&P/             NOTIONAL             TOTAL           CREDIT
     CLASS         MOODY'S)          BALANCE(2)        CERTIFICATES       SUPPORT
------------------------------------------------------------------------------------

  CERTIFICATES OFFERED
------------------------------------------------------------------------------------
Class A-1(1)       AAA/Aaa       $     47,795,000          3.911%      12.625%(3)
------------------------------------------------------------------------------------
Class A-2(1)       AAA/Aaa       $    148,782,000         12.174%      12.625%(3)
------------------------------------------------------------------------------------
Class A-3(1)       AAA/Aaa       $     86,461,000          7.075%      12.625%(3)
------------------------------------------------------------------------------------
Class A-4(1)       AAA/Aaa       $     88,047,000          7.205%      12.625%(3)
------------------------------------------------------------------------------------
Class A-5(1)       AAA/Aaa       $    343,272,000         28.089%      12.625%(3)
------------------------------------------------------------------------------------
Class A-1A(1)      AAA/Aaa       $    353,451,000         28.922%      12.625%(3)
------------------------------------------------------------------------------------
Class B             AA/Aa2       $     24,442,000          2.000%      10.625%
------------------------------------------------------------------------------------
Class C            AA-/Aa3       $     10,693,000          0.875%       9.750%
------------------------------------------------------------------------------------
Class D              A/A2        $     22,914,000          1.875%       7.875%
------------------------------------------------------------------------------------
  PRIVATE CERTIFICATES(6)
------------------------------------------------------------------------------------
Class X-C          AAA/Aaa       $  1,222,098,157(7)       N/A          N/A
------------------------------------------------------------------------------------
Class X-P          AAA/Aaa       $  1,178,545,000(7)       N/A          N/A
------------------------------------------------------------------------------------
Class E             A-/A3        $     10,694,000          0.875%       7.000%
------------------------------------------------------------------------------------
Class F           BBB+/Baa1      $     15,276,000          1.250%       5.750%
------------------------------------------------------------------------------------
Class G            BBB/Baa2      $     15,276,000          1.250%       4.500%
------------------------------------------------------------------------------------
Class H           BBB-/Baa3      $     12,221,000          1.000%       3.500%
------------------------------------------------------------------------------------
Class J            BB+/Ba1       $      4,583,000          0.375%       3.125%
------------------------------------------------------------------------------------
Class K             BB/Ba2       $      3,055,000          0.250%       2.875%
------------------------------------------------------------------------------------
Class L            BB-/Ba3       $      6,111,000          0.500%       2.375%
------------------------------------------------------------------------------------
Class M             B+/B1        $      7,638,000          0.625%       1.750%
------------------------------------------------------------------------------------
Class N              B/B2        $      3,055,000          0.250%       1.500%
------------------------------------------------------------------------------------
Class O             B-/B3        $      3,055,000          0.250%       1.250%
------------------------------------------------------------------------------------
Class P             NR/NR        $     15,277,157          1.250%       0.000%
------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                      ASSUMED                      WEIGHTED
                   DESCRIPTION         FINAL       APPROXIMATE     AVERAGE
                 OF PASS-THROUGH   DISTRIBUTION   INITIAL PASS-      LIFE      PRINCIPAL
     CLASS             RATE            DATE        THROUGH RATE   (YRS.)(5)    WINDOW(5)
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
  CERTIFICATES OFFERED
----------------------------------------------------------------------------------------
Class A-1(1)         Fixed(4)       5/15/2009%                  2.60    12/04-5/09
----------------------------------------------------------------------------------------
Class A-2(1)         Fixed(4)      12/15/2009%                  4.88    5/09-12/09
----------------------------------------------------------------------------------------
Class A-3(1)         Fixed(4)       8/15/2011%                  6.49    12/09-8/11
----------------------------------------------------------------------------------------
Class A-4(1)         Fixed(4)       1/15/2014%                  7.48    8/11-1/14
----------------------------------------------------------------------------------------
Class A-5(1)         Fixed(4)      10/15/2014%                  9.74    1/14-10/14
----------------------------------------------------------------------------------------
Class A-1A(1)        Fixed(4)      10/15/2014%                  8.15   12/04-10/14
----------------------------------------------------------------------------------------
Class B              Fixed(4)      10/15/2014%                  9.93   10/14-10/14
----------------------------------------------------------------------------------------
Class C              Fixed(4)      10/15/2014%                  9.93   10/14-10/14
----------------------------------------------------------------------------------------
Class D              Fixed(4)      10/15/2014%                  9.93   10/14-10/14
----------------------------------------------------------------------------------------
  PRIVATE CERTIFICATES(6)
----------------------------------------------------------------------------------------
                     Variable
                     interest
Class X-C            only(7)        6/15/2024      %                 N/A         N/A
----------------------------------------------------------------------------------------
                     Variable
                     interest
Class X-P            only(7)       11/15/2011      %                 N/A         N/A
----------------------------------------------------------------------------------------
Class E              Fixed(4)      10/15/2014%                  9.93   10/14-10/14
----------------------------------------------------------------------------------------
Class F              Fixed(4)      11/15/2014%                 10.00   10/14-11/14
----------------------------------------------------------------------------------------
Class G              Fixed(4)      11/15/2014%                 10.02   11/14-11/14
----------------------------------------------------------------------------------------
Class H              Fixed(4)      11/15/2014%                 10.02   11/14-11/14
----------------------------------------------------------------------------------------
Class J              Fixed(8)      11/15/2014%                 10.02   11/14-11/14
----------------------------------------------------------------------------------------
Class K              Fixed(8)      11/15/2014%                 10.02   11/14-11/14
----------------------------------------------------------------------------------------
Class L              Fixed(8)      11/15/2014%                 10.02   11/14-11/14
----------------------------------------------------------------------------------------
Class M              Fixed(8)      11/15/2014%                 10.02   11/14-11/14
----------------------------------------------------------------------------------------
Class N              Fixed(8)      11/15/2014%                 10.02   11/14-11/14
----------------------------------------------------------------------------------------
Class O              Fixed(8)       2/15/2016%                 10.26    11/14-2/16
----------------------------------------------------------------------------------------
Class P              Fixed(8)       6/15/2024%                 14.84    2/16-6/24
----------------------------------------------------------------------------------------

---------
(1)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-5 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 74 mortgage loans, representing approximately 71.08% of the outstanding pool balance. Loan
     Group 2 will consist of 44 mortgage loans, representing approximately
     28.92% of the outstanding pool balance. Loan Group 2 will include approximately 90.85% of all the mortgage loans secured by multifamily properties and approximately 37.25% of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class X-C and Class
     X-P certificates, interest distributions on the Class A-1, Class A-2, Class
     A-3, Class A-4 and Class A-5 certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
     certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 after the certificate principal balance of the Class A-5 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
     Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3,
     Class A-4, Class A-5 and Class A-1A certificates, pro rata.

(2)  Approximate; subject to a variance of plus or minus 5%.

                                      S-5

(3)  Represents the approximate credit support for the Class A-1, Class A-2,
     Class A-3, Class A-4, Class A-5 and Class A-1A certificates in the aggregate.

(4)  The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-5, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G
     and Class H certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for such class and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage and (iv) a rate equal to the weighted average net mortgage pass-through rate.

(5)  The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii)
     assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.

(6)  Not offered hereby.

(7)  The Class X-C and Class X-P Certificates will not have certificate balances. Interest will accrue on each such class of certificates at the applicable pass-through rate, determined as described in this prospectus supplement, on its related notional balance. With respect to the 731
     Lexington Avenue-Bloomberg Headquarters loan and the Strategic Hotel
     Portfolio loan, representing approximately 6.06% and 5.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, the related mortgaged properties also secure subordinate loans. The Class X-C and Class X-P certificates were structured assuming that such subordinate loans absorb any loss prior to the related mortgage loans. For more information regarding these loans, see "Description of the
     Mortgage Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg
     Headquarters Loan" and "--The Strategic Hotel Portfolio Loan" in this prospectus supplement.

(8)  The pass-through rates on the Class J, Class K, Class L, Class M, Class N,
     Class O and Class P certificates will, at all times, accrue interest at a fixed rate subject to the weighted average net mortgage pass-through rate.

     The Class Q, Class R and Class LR certificates are not represented in this table.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

                               THE MORTGAGE POOL

       Outstanding Pool Balance as of the Cut-off Date(1) ................   $  1,222,098,157
       Number of Mortgage Loans ..........................................                118
       Number of Mortgaged Properties ....................................                145
       Average Mortgage Loan Balance .....................................   $     10,356,764
       Weighted Average Mortgage Rate ....................................             5.4921%
       Weighted Average Remaining Term to Maturity (in months)(2) ........                104
       Weighted Average Debt Service Coverage Ratio(3)(4) ................               1.60x
       Weighted Average Loan-to-Value Ratio(3)(4) ........................              69.28%

---------
(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 7.12% of the outstanding pool balance as of the cut-off date.

(3)  In the case of three mortgage loans with one or more companion loans that are not included in the trust, DSCR and LTV have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust.

(4)  With respect to two mortgage loans known as "Crossings at Corona" and
     "Inver Grove", representing 6.75% of the outstanding pool balance and 9.49%
     of the loan group 1 balance as of the cut-off date, $10,200,000 and
     $500,000, respectively, have been escrowed until certain conditions under the mortgage loan documents are satisfied. The LTV and DSCRs of such mortgage loans were calculated assuming these conditions have been met. The
     DSCRs for such mortgage loans as of the cut-off date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                      S-6

EXECUTIVE SUMMARY ..........................    S-5
SUMMARY OF THE PROSPECTUS
   SUPPLEMENT ..............................    S-9
RISK FACTORS ...............................   S-35
   Risks Related to the Mortgage
      Loans ................................   S-35
   Conflicts of Interest ...................   S-61
   Risks Related to the Offered
      Certificates .........................   S-66
DESCRIPTION OF THE MORTGAGE

   The 731 Lexington Avenue-
      Bloomberg Headquarters Loan ..........   S-81
   Rights of the Holder of the 731
      Lexington Avenue-Bloomberg
      Headquarters B Loan ..................   S-83
   The Strategic Hotel Portfolio Loan ......   S-88
   Rights of the Holder of the

   Rights of the Holder of the

   Certain Terms and Conditions of
      the Mortgage Loans ...................   S-119
   Changes in Mortgage Pool
      Characteristics ......................   S-128
DESCRIPTION OF THE OFFERED

YIELD AND MATURITY

THE POOLING AND SERVICING
   AGREEMENT ...............................   S-164
   General .................................   S-164
   Servicing of the Mortgage Loans;

   Enforcement of "Due-On-Sale" and

   Assignment of the Mortgage
      Loans ................................   S-179
   Representations and Warranties;
      Repurchase; Substitution .............   S-179
   Certain Matters Regarding the
      Depositor, the Servicer and the

   Realization Upon Defaulted

   The Trustee and the Bond

   Servicing Compensation and
      Payment of Expenses ..................   S-197
   Special Servicing .......................   S-198
   Servicing of the Non-Serviced
      Mortgage Loans .......................   S-206
   Servicer and Special Servicer
      Permitted to Buy Certificates ........   S-207
   Reports to Certificateholders;

CERTAIN FEDERAL INCOME TAX

                                      S-7

ANNEX A-1 Certain Characteristics of
   the Mortgage Loans ......................   A-1
ANNEX A-2 Certain Characteristics of
   the Multifamily and Manufactured
   Housing Loans ...........................   A-2
ANNEX A-3 731 Lexington
   Avenue-Bloomberg Headquarters
   Mortgage Loan Interest Rate and
   Principal Amortization Schedule .........   A-3
ANNEX A-4 Amortization Schedule
   for A-4 Note: Strategic Hotel
   Portfolio ...............................   A-4
ANNEX B Structural and Collateral
   Term Sheet ..............................   B-1
ANNEX C Global Clearance,
   Settlement and Tax Documentation
   Procedures ..............................   C-1

                                      S-8

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates.........   COMM 2004-LNB4 Commercial Mortgage
                                 Pass-Through Certificates.

                           RELEVANT PARTIES AND DATES

Depositor.....................   Deutsche Mortgage & Asset Receiving
                                 Corporation.

Servicer......................   GMAC Commercial Mortgage Corporation, a
                                 California corporation, with respect to all of
                                 the mortgage loans other than the three
                                 mortgage loans known as the 731 Lexington
                                 Avenue-Bloomberg Headquarters loan, the
                                 Strategic Hotel Portfolio loan and the
                                 DDR-Macquarie Portfolio loan. The 731 Lexington
                                 Avenue-Bloomberg Headquarters loan and the
                                 DDR-Macquarie Portfolio loan will be initially
                                 serviced by Midland Loan Services, Inc.
                                 pursuant to a separate pooling and servicing
                                 agreement. The Strategic Hotel Portfolio loan
                                 will be initially serviced by GEMSA Loan
                                 Services, L.P. pursuant to a separate pooling
                                 and servicing agreement. GMAC Commercial
                                 Mortgage Corporation's address is 200 Witmer
                                 Road, Horsham, Pennsylvania 19044. Midland Loan
                                 Services, Inc.'s principal address is 10851
                                 Mastin Street, Building 82, Suite 700, Overland
                                 Park, Kansas 66210. GEMSA Loan Services, L.P.'s
                                 principal address is 1500 City West Boulevard,
                                 Suite 200, Houston, Texas 77042. See "The
                                 Pooling and Servicing Agreement--The Servicer"
                                 in this prospectus supplement.

Special Servicer..............   Midland Loan Services, Inc., a Delaware
                                 corporation, with respect to all of the
                                 mortgage loans other than the 731 Lexington
                                 Avenue-Bloomberg Headquarters loan, the
                                 Strategic Hotel Portfolio loan and the
                                 DDR-Macquarie Portfolio loan. It is expected
                                 that Allied Capital Corporation will be the
                                 initial sub-servicer with respect to any
                                 mortgage loan that becomes an REO loan (other
                                 than the 731 Lexington Avenue-Bloomberg
                                 Headquarters loan, the Strategic Hotel
                                 Portfolio loan and the DDR-Macquarie Portfolio
                                 loan). The 731 Lexington Avenue-Bloomberg
                                 Headquarters loan, the Strategic Hotel
                                 Portfolio loan and the DDR-Macquarie Portfolio
                                 loan will be initially specially serviced by
                                 Lennar Partners, Inc. pursuant to separate
                                 pooling and servicing agreements. Midland Loan
                                 Services, Inc.'s principal address is 10851
                                 Mastin Street, Building 82, Suite 700, Overland
                                 Park, Kansas 66210. Lennar

                                      S-9

                                 Partners, Inc.'s address is 1601 Washington
                                 Avenue, Suite 800, Miami Beach, Florida 33139.
                                 See "The Pooling and Servicing
                                 Agreement--Special Servicing" in this
                                 prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. The trustee's address is 9062 Old
                                 Annapolis Road, Columbia, Maryland 21045-1951,
                                 Attention: Corporate Trust Services (COMM
                                 2004-LNB4). See "The Pooling and Servicing
                                 Agreement--The Trustee and the Bond
                                 Administrator" in this prospectus supplement.

Bond Administrator............   LaSalle Bank National Association, a national
                                 banking association. The Bond Administrator's
                                 address is 135 South LaSalle Street, Suite
                                 1625, Chicago, Illinois 60603, Attention:
                                 Global Securitization Trust Services Group,
                                 COMM 2004-LNB4. See "The Pooling and Servicing
                                 Agreement--The Trustee and the Bond
                                 Administrator" in this prospectus supplement.

The Controlling Class
Representative................   Generally, the controlling class
                                 certificateholder selected by more than 50% of
                                 the controlling class certificateholders, by
                                 certificate balance.

Mortgage Loan Sellers.........   (1) German American Capital Corporation, an
                                 affiliate of (a) Deutsche Bank Securities Inc.,
                                 an underwriter, and (b) Deutsche Mortgage &
                                 Asset Receiving Corporation, the Depositor; (2)
                                 LaSalle Bank National Association, an affiliate
                                 of ABN AMRO Incorporated, an underwriter; and
                                 (3) Nomura Credit & Capital, Inc., an affiliate
                                 of Nomura Securities International, Inc., an
                                 underwriter. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this
                                 prospectus supplement.

                                 The mortgage loans were originated or
                                 purchased by the mortgage loan sellers (or an
                                 affiliate of such mortgage loan seller) as
                                 follows:

                                                % OF INITIAL   % OF INITIAL   % OF INITIAL      CUT-OFF
                                    NUMBER OF    OUTSTANDING       LOAN           LOAN            DATE
                                     MORTGAGE       POOL          GROUP 1        GROUP 2       PRINCIPAL
       MORTGAGE LOAN SELLER           LOANS        BALANCE        BALANCE        BALANCE        BALANCE
---------------------------------- ----------- -------------- -------------- -------------- ---------------

German American Capital
 Corporation ..................... 38               49.11%         52.78%         40.10%     $600,202,639
LaSalle Bank National Association  53               29.59%         26.79%         36.47%     $361,581,656
Nomura Credit & Capital, Inc ..... 27               21.30%         20.43%         23.43%     $260,313,862

Underwriters..................   Deutsche Bank Securities Inc., ABN AMRO
                                 Incorporated, Nomura Securities International,
                                 Inc., J.P. Morgan Securities Inc. and Citigroup
                                 Global Markets Inc. The underwriters are
                                 required to purchase the

                                      S-10

                                 certificates offered herein from the Depositor
                                 (in the amounts set forth in this prospectus
                                 supplement under "Method of Distribution"),
                                 subject to certain conditions. See "Method of
                                 Distribution" in this prospectus supplement.

Cut-off Date..................   November 1, 2004.

Closing Date..................   On or about November  , 2004.

Distribution Date.............   The 15th day of each month, or if such 15th
                                 day is not a business day, the business day
                                 immediately following such 15th day, commencing
                                 in December 2004.

Record Date...................   With respect to any distribution date, the
                                 close of business on the last business day of
                                 the preceding month.

Determination Date............   The earlier of (i) the eleventh day of the
                                 month in which the related distribution date
                                 occurs, or if such eleventh day is not a
                                 business day, then the immediately preceding
                                 business day, and (ii) the fourth business day
                                 prior to the related distribution date.

Collection Period.............   With respect to any distribution date, the
                                 period that begins immediately following the
                                 determination date in the calendar month
                                 preceding the month in which such distribution
                                 date occurs (or, in the case of the initial
                                 distribution date, immediately following the
                                 cut-off date) and ends on the determination
                                 date in the calendar month in which such
                                 distribution date occurs, provided, that with
                                 respect to the payment by a borrower of a
                                 balloon payment on its related due date or
                                 during its related grace period, the collection
                                 period will extend up to and including the
                                 business day prior to the business day
                                 preceding the related distribution date.

Interest Accrual Period.......   With respect to any distribution date, the
                                 calendar month immediately preceding the month
                                 in which such distribution date occurs.
                                 Calculations of interest due in respect of the
                                 certificates will be made on the basis of a
                                 360-day year consisting of twelve 30-day
                                 months.

                             CERTIFICATES OFFERED

General.......................   The Depositor is offering hereby the
                                 following 9 classes of commercial mortgage
                                 pass-through certificates:

                                      S-11

                                 o  Class A-1

                                 o  Class A-2

                                 o  Class A-3

                                 o  Class A-4

                                 o  Class A-5

                                 o  Class A-1A

                                 o  Class B

                                 o  Class C

                                 o  Class D

                                 The trust created by the Depositor will
                                 consist of a total of 25 classes, the
                                 following 16 of which are not being offered
                                 through this prospectus supplement and the
                                 accompanying prospectus: Class X-C, Class X-P,
                                 Class E, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class Q, Class R and Class LR.

                                 The certificates will represent beneficial
                                 ownership interests in the trust. The trust's
                                 assets will principally consist of 118
                                 mortgage loans secured primarily by first
                                 liens on 145 commercial, multifamily and
                                 manufactured housing properties.

Certificate Balances..........   Your certificates have the approximate
                                 aggregate initial certificate balance set forth
                                 below, subject to a permitted variance of plus
                                 or minus 5%.

  Class A-1 ..........  $ 47,795,000
  Class A-2 ..........  $148,782,000
  Class A-3 ..........  $ 86,461,000
  Class A-4 ..........  $ 88,047,000
  Class A-5 ..........  $343,272,000
  Class A-1A .........  $353,451,000
  Class B ............  $ 24,442,000
  Class C ............  $ 10,693,000
  Class D ............  $ 22,914,000

                                 The certificates that are not offered herein
                                 (other than the Class Q, Class R and Class LR
                                 certificates) will have the initial aggregate
                                 certificate balances or notional balances, as
                                 applicable, as set forth under "Executive
                                 Summary--The Certificates" in this prospectus
                                 supplement.

                                 See "Description of the Offered
                                 Certificates--General" and "--Distributions"
                                 in this prospectus supplement.

                                      S-12

Pass-Through Rates............   The certificates will accrue interest at an
                                 annual rate called a pass-through rate which is
                                 set forth below:

                                 o The pass-through rates applicable to the
                                   Class A-1, Class A-2, Class A-3, Class A-4,
                                   Class A-5, Class A-1A, Class B, Class C,
                                   Class D, Class E, Class F, Class G and
                                   Class H certificates will equal one of the
                                   following rates: (i) a fixed rate, (ii) a
                                   rate equal to the lesser of the initial
                                   pass-through rate for such class (as
                                   described in "Executive Summary--The
                                   Certificates" in this prospectus
                                   supplement) and the weighted average net
                                   mortgage pass-through rate, (iii) a rate
                                   equal to the weighted average net mortgage
                                   pass-through rate less a specified
                                   percentage or (iv) a rate equal to the
                                   weighted average net mortgage pass-through
                                   rate.

                                 o The pass-through rates applicable to the
                                   Class J, Class K, Class L, Class M, Class
                                   N, Class O and Class P certificates will,
                                   at all times, be equal to a fixed rate per
                                   annum subject to a cap of the weighted
                                   average net mortgage pass-through rate.

                                 o The Class Q, Class R and Class LR
                                   certificates will not have pass-through
                                   rates. See "Description of the Offered
                                   Certificates--Distributions--Method, Timing
                                   and Amount" and "--Payment Priorities" in
                                   this prospectus supplement.

                                 o The pass-through rate applicable to the
                                   Class X-C certificates for the initial
                                   distribution date will equal approximately
                                      % per annum. The pass-through rates
                                   applicable to the Class X-P certificates
                                   for the initial distribution date will
                                   equal approximately    % per annum. The
                                   pass-through rate applicable to the Class
                                   X-C and Class X-P certificates for each
                                   distribution date subsequent to the initial
                                   distribution date generally will be equal
                                   in the aggregate to the difference between
                                   the weighted average net mortgage
                                   pass-through rate and the weighted average
                                   pass-through rate of the certificates
                                   (based on their certificate balances) other
                                   than the Class X-C, Class X-P, Class Q,
                                   Class R and Class LR certificates.

Distributions.................   On each distribution date, you will be
                                 entitled to receive interest and principal
                                 distributions from available funds in an amount
                                 equal to your certificate's interest and
                                 principal entitlement, subject to:

                                 (i)  payment of the respective interest
                                      entitlement for any class of certificates
                                      bearing an earlier alphabetical
                                      designation (except in respect of the

                                      S-13

                                      distribution of interest among the Class
                                      A-1, Class A-2, Class A-3, Class A-4,
                                      Class A-5, Class A-1A, Class X-C and
                                      Class X-P certificates, which will have
                                      the same senior priority), and

                                 (ii) if applicable, payment of the respective
                                      principal entitlement for such
                                      distribution date to outstanding classes
                                      of certificates having an earlier
                                      alphanumeric designation.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5 and Class A-1A certificates, the
                                 pool of mortgage loans will be deemed to
                                 consist of two distinct groups, Loan Group 1
                                 and Loan Group 2. Loan Group 1 will consist of
                                 74 mortgage loans, representing approximately
                                 71.08% of the outstanding pool balance, and
                                 Loan Group 2 will consist of 44 mortgage
                                 loans, representing approximately 28.92% of
                                 the outstanding pool balance. Loan Group 2
                                 will include approximately 90.85% of all the
                                 mortgage loans secured by multifamily
                                 properties and approximately 37.25% of all the
                                 mortgage loans secured by manufactured housing
                                 properties. Annex A-1 to this prospectus
                                 supplement will set forth the Loan Group
                                 designation with respect to each mortgage
                                 loan.

                                 The Class A-1, Class A-2, Class A-3, Class A-4
                                 and Class A-5 Certificates will have priority
                                 to payments received in respect of mortgage
                                 loans included in Loan Group 1. The Class A-1A
                                 Certificates will have priority to payments
                                 received in respect of mortgage loans included
                                 in Loan Group 2. A description of the
                                 principal and interest entitlement of each
                                 class of certificates offered herein for each
                                 distribution date can be found in "Description
                                 of the Offered Certificates--Distributions--
                                 Method, Timing and Amount," "--Payment
                                 Priorities" and "--Distribution of Available
                                 Funds" in this prospectus supplement. The
                                 Class X-C and Class X-P certificates will not
                                 be entitled to any distributions of principal.

Prepayment Premiums;
Yield Maintenance Charges.....   Prepayment premiums and yield maintenance
                                 charges will be allocated as described in
                                 "Description of the Offered
                                 Certificates--Distributions--Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

Prepayment and Yield
Considerations................   The yield to investors will be sensitive to
                                 the timing of prepayments, repurchases or
                                 purchases of mortgage loans, and the magnitude
                                 of losses on the mortgage

                                      S-14

                                 loans due to liquidations. The yield to
                                 maturity on each class of certificates offered
                                 herein will be sensitive to the rate and
                                 timing of principal payments (including both
                                 voluntary and involuntary prepayments,
                                 defaults and liquidations) on the mortgage
                                 loans and payments with respect to repurchases
                                 thereof that are applied in reduction of the
                                 certificate balance of such class. See "Risk
                                 Factors--Risks Related to the Offered
                                 Certificates--Risks Related to Prepayments and
                                 Repurchases" and "--Yield Considerations" and
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement and "Yield and Maturity
                                 Considerations" in the prospectus.

Subordination; Allocation of
Losses and Certain Expenses...   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. This subordination
                                 will be effected in two ways: entitlement to
                                 receive principal and interest on any
                                 distribution date is in descending order and
                                 loan losses are allocated in ascending order.
                                 (However, no principal payments or principal
                                 losses will be allocated to the Class X-C and
                                 Class X-P certificates, although mortgage loan
                                 losses will reduce the notional balances of the
                                 Class X-C and Class X-P certificates and,
                                 therefore, the amount of interest those
                                 certificates accrue.)

                                      S-15

                                    -------------------------------------
                                      Class A-1*, Class A-2*, Class A-3*
                                     Class A-4*, Class A-5*, Class A-1A*,
                                         Class X-C** and Class X-P**
                                    -------------------------------------
                                                     |
                                             -----------------
                                                   Class B
                                             -----------------
                                                     |
                                             -----------------
                                                   Class C
                                             -----------------
                                                     |
                                             -----------------
                                                   Class D
                                             -----------------
                                                     |
                                             -----------------
                                                   Class E
                                             -----------------
                                                     |
                                             -----------------
                                                   Class F
                                             -----------------
                                                     |
                                             -----------------
                                                   Class G
                                             -----------------
                                                     |
                                             -----------------
                                                   Class H
                                             -----------------
                                                     |
                                             -----------------
                                                   Class J
                                             -----------------
                                                     |
                                             -----------------
                                                   Class K
                                             -----------------
                                                     |
                                             -----------------
                                                   Class L
                                             -----------------
                                                     |
                                             -----------------
                                                   Class M
                                             -----------------
                                                     |
                                             -----------------
                                                   Class N
                                             -----------------
                                                     |
                                             -----------------
                                                   Class O
                                             -----------------
                                                     |
                                             -----------------
                                                   Class P
                                             -----------------

                                 *     The Class A-1A certificates have a
                                       priority entitlement to principal
                                       payments received in respect of mortgage
                                       loans included in Loan Group 2. The
                                       Class A-1, Class A-2, Class A-3, Class
                                       A-4 and Class A-5 certificates have a
                                       priority entitlement to principal
                                       payments received in respect of mortgage
                                       loans included in Loan Group 1. See
                                       "Description of the Offered
                                       Certificates--Distributions--Method,
                                       Timing and Amount" in this prospectus
                                       supplement.

                                 **    The Class X-C and Class X-P certificates
                                       are not offered hereby and are not
                                       entitled to distributions of principal.

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                 THE CERTIFICATES OFFERED HEREIN.

                                 In certain circumstances, shortfalls in
                                 mortgage loan interest that are the result of
                                 the timing of prepayments and that are in
                                 excess of the sum of (x) all or a portion of
                                 the servicing fee payable to the servicer and
                                 (y) the amount of mortgage loan interest that
                                 accrues and is collected with respect to any
                                 principal prepayment that is made after the
                                 date on which interest is due will be
                                 allocated to, and be

                                      S-16

                                 deemed distributed to, each class of
                                 certificates, pro rata, based upon amounts
                                 distributable in respect of interest to each
                                 such class. See "Description of the Offered
                                 Certificates--Prepayment Interest Shortfalls"
                                 in this prospectus supplement.
Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will be allocated in the same manner as
                                 mortgage loan losses: (i) shortfalls resulting
                                 from additional servicing compensation which
                                 the servicer or special servicer is entitled to
                                 receive; (ii) shortfalls resulting from
                                 interest on advances made by the servicer, the
                                 special servicer or the trustee (to the extent
                                 not covered by default interest and late
                                 payment fees paid by the related borrower);
                                 (iii) shortfalls resulting from unanticipated
                                 expenses of the trust (including, but not
                                 limited to, expenses relating to environmental
                                 assessments, appraisals, any administrative or
                                 judicial proceeding, management of REO
                                 properties, maintenance of insurance policies,
                                 and permissible indemnification); and (iv)
                                 shortfalls resulting from a reduction of a
                                 mortgage loan's interest rate by a bankruptcy
                                 court or from other unanticipated or
                                 default-related expenses of the trust.

                                      S-17

                               THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE
  POOL
A. General....................   For a more complete description of the
                                 mortgage loans, see the following sections in
                                 this prospectus supplement:

                                 o  Description of the Mortgage Pool;

                                 o  Annex A-1 (Certain Characteristics of the
                                    Mortgage Loans); and

                                 o  Annex A-2 (Certain Characteristics of the
                                    Multifamily and Manufactured Housing
                                    Loans).

                                 All numerical information provided in this
                                 prospectus supplement with respect to the
                                 mortgage loans is approximate. All weighted
                                 average information regarding the mortgage
                                 loans reflects weighting of the mortgage loans
                                 by their respective principal balances as of
                                 the cut-off date.

                                 When information with respect to mortgaged
                                 properties is expressed as a percentage of the
                                 outstanding pool balance, the Loan Group 1
                                 balance or the Loan Group 2 balance, the
                                 percentages are based upon the outstanding
                                 principal balance as of the cut-off date of
                                 the related mortgage loan or allocated loan
                                 amount attributed to such mortgaged property.

                                                               ALL MORTGAGE LOANS     LOAN GROUP 1       LOAN GROUP 2
                                                              -------------------- ------------------ ------------------

Number of Mortgage Loans ....................................           118                 74                 44
Number of Mortgaged Properties ..............................           145                 90                 55
Number of Balloon Mortgage Loans ............................           112                 70                 42
Number of Hyper-Amortizing Loans ............................             4                  3                  1
Number of Fully Amortizing Mortgage Loans ...................             2                  1                  1
Number of Interest-Only Mortgage Loans(1) ...................             9                  7                  2
Number of Partial Interest-Only Mortgage Loans(2) ...........            33                  9                 24
Aggregate Initial Principal Balance
 (plus or minus 5%) .........................................     $1,222,098,157       $868,646,937       $353,451,221
Range of Mortgage Loan Principal Balances ...................     $1,049,031 to       $1,049,031 to      $1,097,115 to
                                                                   $79,500,000         $79,500,000        $33,500,000
Average Mortgage Loan Principal Balance .....................      $10,356,764         $11,738,472         $8,032,982
Range of Mortgage Rates .....................................       4.1800% to          4.1800% to          4.7000% to
                                                                     7.4900%              7.4900%            6.2230%
Weighted Average Mortgage Rate ..............................        5.4921%              5.4738%            5.5371%
Range of Remaining Terms to Maturity (3) ....................     55 months to         55 months to       56 months to
                                                                   235 months           235 months         178 months
Weighted Average Remaining Term to Maturity(3) ..............          104                  104                104
Range of Remaining Amortization Term(3) (4) .................    178 months to         223 months to      178 months to
                                                                   360 months            360 months         360 months
Weighted Average Remaining Amortization Term(4) .............      335 months            331 months         346 months
Weighted Average Loan-to-Value Ratio(5)(6) ..................         69.28%               66.73%             75.54%
Weighted Average Debt Service Coverage Ratio(5)(6) ..........          1.60x                1.69x              1.40x

                                      S-18

                                 ----------
                                 (1)   9 mortgage loans, representing 12.32% of
                                       the outstanding pool balance, 12.85% of
                                       the Loan Group 1 balance and 11.07% of
                                       the Loan Group 2 balance as of the
                                       cut-off date, pay interest only for the
                                       entirety of their term.

                                 (2)   The interest-only period for these
                                       mortgage loans ranges from 9 to 57
                                       months following the cut-off date. For
                                       information on these mortgage loans, see
                                       Annex A-1.

                                 (3)   Calculated with respect to the
                                       anticipated repayment date for 4
                                       mortgage loans, representing 7.12% of
                                       the outstanding pool balance as of the
                                       cut-off date, 9.82% of the outstanding
                                       Loan Group 1 balance, and 0.42% of the
                                       outstanding Loan Group 2 balance, as of
                                       the cut-off date.

                                 (4)   Excludes 9 mortgage loans, which pay
                                       interest only for the entirety of their
                                       term.

                                 (5)   In the case of three mortgage loans with
                                       one or more companion loans that are not
                                       included in the trust, DSCR and LTV have
                                       been calculated based on the mortgage
                                       loans included in the trust and the
                                       mortgage loans that are not included in
                                       the trust but are pari passu in right of
                                       payment with the mortgage loans included
                                       in the trust. With respect to the
                                       Strategic Hotel Portfolio loan, LTV is
                                       calculated based on the original
                                       principal balance of the mortgage loan.

                                 (6)   Unless otherwise indicated, calculated
                                       based on the mortgage loan principal
                                       balance, as of the cut-off date, after
                                       netting out holdback amounts for 4
                                       mortgage loans aggregating $82,695,008,
                                       as described in the definition of "UW
                                       NCF DSCR" and "LTV" in the "Description
                                       of the Mortgage Pool--Additional Loan
                                       Information--Definitions" in this
                                       prospectus supplement. With respect to
                                       the "Crossings at Corona" loan and the
                                       "Inver Grove" loan, representing 6.75% of
                                       the initial outstanding pool balance and
                                       9.49% of the initial loan group 1
                                       balance, as of the cut-off date,
                                       $10,200,000 and $500,000, respectively,
                                       have been escrowed until certain
                                       conditions under the mortgage loan
                                       documents are satisfied. The
                                       loan-to-value ratios and debt service
                                       coverage ratios of such mortgage loans
                                       were calculated assuming these conditions
                                       have been met. The debt service coverage
                                       ratios for such mortgage loans as of the
                                       cut-off date, net of any holdback amounts
                                       and without assuming such conditions have
                                       been satisfied, are 1.20x and 1.27x,
                                       respectively.

B. Split Loan Structures......   The mortgaged properties securing the
                                 mortgage loans known as the 731 Lexington
                                 Avenue-Bloomberg Headquarters loan, the
                                 Strategic Hotel Portfolio loan, the
                                 DDR-Macquarie Portfolio loan and the Fed-ex
                                 Reno Airport loan also secure companion loans
                                 that are not included in the mortgage pool.

                                 The mortgage loan known as the "731 Lexington
                                 Avenue-Bloomberg Headquarters loan,"
                                 representing 6.06% of the outstanding pool
                                 balance and 8.52% of the Loan Group 1 balance
                                 as of the cut-off date, and with an
                                 outstanding pool balance as of the cut-off
                                 date

                                      S-19

                                 of $74,000,000, is secured by a mortgaged
                                 property that also secures five companion
                                 loans that are not included in the trust. Four
                                 of the companion loans are pari passu in right
                                 of payment with the 731 Lexington
                                 Avenue-Bloomberg Headquarters loan and have
                                 outstanding principal balances as of the
                                 cut-off date of $125,000,000, $65,000,000,
                                 $50,000,000 and, in the case of one
                                 interest-only loan (which commences accrual
                                 only after the anticipated repayment date of
                                 the 731 Lexington Avenue-Bloomberg
                                 Headquarters loan), a notional balance of
                                 $86,000,000, respectively. The other companion
                                 loan is subordinate in right of payment to the
                                 731 Lexington Avenue-Bloomberg Headquarters
                                 loan and the other 731 Lexington
                                 Avenue-Bloomberg Headquarters companion loans
                                 and has an outstanding principal balance as of
                                 the cut-off date of $86,000,000. The 731
                                 Lexington Avenue-Bloomberg Headquarters
                                 interest only pari passu companion loan is
                                 currently held by German American Capital
                                 Corporation, one of the mortgage loan sellers,
                                 and may be sold or further divided at any time
                                 (subject to compliance with the terms of the
                                 related intercreditor agreement). The 731
                                 Lexington Avenue-Bloomberg Headquarters
                                 subordinate loan is currently held by 731
                                 Funding LLC, an affiliate of the tenant at the
                                 related mortgaged property. The other 731
                                 Lexington Avenue-Bloomberg Headquarters pari
                                 passu companion loans were deposited into the
                                 commercial securitizations indicated in the
                                 table below:

 OUTSTANDING PRINCIPAL
   BALANCE AS OF THE
     CUT-OFF DATE                  SECURITIZATION
----------------------   ----------------------------------

$  125,000,000           COMM 2004-LNB3
                          Commercial Mortgage
                          Pass-Through Certificates
$   65,000,000           GE Commercial Mortgage
                         Corporation Commercial
                          Mortgage Pass-Through
                          Certificates, Series 2004-C3
$   50,000,000           GMAC Commercial Mortgage
                          Securities, Inc., Series 2004-C2
                          Mortgage Pass-Through
                          Certificates

                                 The 731 Lexington Avenue-Bloomberg
                                 Headquarters loan and the 731 Lexington
                                 Avenue-Bloomberg Headquarters pari passu and
                                 subordinate companion loans are being serviced
                                 and administered by Midland Loan Services,
                                 Inc., as master servicer, and by Lennar
                                 Partners, Inc., as special servicer, pursuant
                                 to a separate pooling and servicing agreement
                                 entered into in connection with the issuance
                                 of the COMM 2004-LNB3 Commercial Mortgage
                                 Pass-Through Certificates. For additional
                                 information regarding the

                                      S-20

                                 731 Lexington Avenue-Bloomberg Headquarters
                                 loan, see "Description of the Mortgage
                                 Pool--Split Loan Structures--The 731 Lexington
                                 Avenue-Bloomberg Headquarters Loan" and "The
                                 Pooling and Servicing Agreement--Servicing of
                                 the Non-Serviced Mortgage Loans" in this
                                 prospectus supplement and "The 731 Lexington
                                 Avenue-Bloomberg Headquarters Loan" in Annex B
                                 to this prospectus supplement.

                                 The holder of the 731 Lexington
                                 Avenue-Bloomberg Headquarters subordinate
                                 companion loan has certain rights with respect
                                 to the 731 Lexington Avenue-Bloomberg
                                 Headquarters loan and the 731 Lexington
                                 Avenue-Bloomberg Headquarters pari passu
                                 companion loans as described under
                                 "Description of the Mortgage Pool--Split Loan
                                 Structures--The 731 Lexington Avenue-Bloomberg
                                 Headquarters Loan--Rights of the Holder of the
                                 731 Lexington Avenue-Bloomberg Headquarters B
                                 Loan." See also "The 731 Lexington
                                 Avenue-Bloomberg Headquarters Loan" in Annex B
                                 to this prospectus supplement. For so long as
                                 the holder of the 731 Lexington Avenue
                                 subordinate companion loan is an affiliate of
                                 the tenant at the related mortgaged property
                                 such holder will not be permitted, under
                                 certain circumstances, to exercise certain of
                                 those rights.

                                 The mortgage loan known as the "Strategic
                                 Hotel Portfolio" loan, representing 5.70% of
                                 the outstanding pool balance and 8.03% of the
                                 Loan Group 1 balance as of the cut-off date,
                                 and with an outstanding principal balance as
                                 of the cut-off date of $69,718,968, is secured
                                 by mortgaged properties that also secure six
                                 companion loans that are not included in the
                                 trust. Two of the companion loans are pari
                                 passu in right of payment with the Strategic
                                 Hotel Portfolio loan and have outstanding
                                 principal balances as of the cut-off date of
                                 $49,799,263 and $54,779,189, respectively. The
                                 other four companion loans are subordinate in
                                 right of payment to the Strategic Hotel
                                 Portfolio loan and Strategic Hotel Portfolio
                                 pari passu companion loans and have
                                 outstanding principal balances as of the
                                 cut-off date of $5,148,248, $10,787,516,
                                 $3,494,912 and $13,934,830. The Strategic
                                 Hotel Portfolio pari passu companion loan with
                                 an outstanding principal balance as of the
                                 cut-off date of $49,799,263 and the four
                                 Strategic Hotel Portfolio subordinate
                                 companion loans were deposited into the
                                 commercial trust relating to the GE Commercial
                                 Mortgage Corporation Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C3. The
                                 other Strategic Hotel Portfolio pari passu
                                 companion loan with an outstanding principal
                                 balance as of the cut-off date of $54,799,189
                                 is currently held

                                      S-21

                                 by German American Capital Corporation, one of
                                 the mortgage loan sellers and may be sold or
                                 further divided at any time (subject to
                                 compliance with the terms of the related
                                 intercreditor agreement). The Strategic Hotel
                                 Portfolio loan and the Strategic Hotel
                                 Portfolio pari passu and subordinate companion
                                 loans are being serviced and administered by
                                 GEMSA Loan Services, L.P., as master servicer,
                                 and by Lennar Partners, Inc., as special
                                 servicer, pursuant to a separate pooling and
                                 servicing agreement entered into in connection
                                 with the issuance of the GE Commercial
                                 Mortgage Corporation, Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C3. For
                                 additional information regarding the Strategic
                                 Hotel Portfolio loan, see "Description of the
                                 Mortgage Pool--Split Loan Structures--The
                                 Strategic Hotel Portfolio Loan" and "The
                                 Pooling and Servicing Agreement--Servicing of
                                 the Non-Serviced Mortgage Loans" in this
                                 prospectus supplement and "The Strategic Hotel
                                 Portfolio Loan" in Annex B to this prospectus
                                 supplement.

                                 The interest in the Strategic Hotel Portfolio
                                 subordinate companion loans is represented by
                                 designated classes of certificates in the GE
                                 Commercial Mortgage Corporation Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2004-C3. The holder of more than 50%, by
                                 certificate balance, of the most subordinate
                                 of such classes then outstanding (with such
                                 class having at least 25% of its initial
                                 principal balance) has certain rights with
                                 respect to the Strategic Hotel Portfolio loan
                                 and the Strategic Hotel Portfolio companion
                                 loans as described under "Description of the
                                 Mortgage Pool--Split Loan Structures--The
                                 Strategic Hotel Portfolio Loan--Rights of the
                                 Holder of the Strategic Hotel Portfolio B
                                 Loans" in this prospectus supplement.

                                 The mortgage loan known as the "DDR-Macquarie
                                 Portfolio" loan, representing 1.98% of the
                                 outstanding pool balance and 2.79% of the Loan
                                 Group 1 balance as of the cut-off date, and
                                 with an outstanding principal balance as of
                                 the cut-off date of $24,250,000, is secured by
                                 mortgaged properties that also secure two
                                 fixed rate pari passu loans (with an
                                 outstanding principal balance as of the
                                 cut-off date of $75,000,000 and $66,000,000,
                                 respectively) and one floating rate pari passu
                                 loan (with an outstanding principal balance as
                                 of the cut-off date of $49,750,000).

                                 The floating rate DDR-Macquarie Portfolio pari
                                 passu companion loan is currently held by
                                 German American Capital Corporation, one of
                                 the mortgage loan sellers

                                      S-22

                                 and may be sold or further divided at any time
                                 (subject to compliance with the terms of the
                                 related intercreditor agreement). The fixed
                                 rate DDR-Macquarie Portfolio pari passu
                                 companion loans were deposited into the
                                 commercial securitizations indicated in the
                                 table below:

 OUTSTANDING PRINCIPAL
   BALANCE AS OF THE
     CUT-OFF DATE                SECURITIZATION
----------------------   ------------------------------

$  75,000,000            COMM 2004-LNB3 Commercial
                          Mortgage Pass-Through
                          Certificates
$  66,000,000            GE Commercial Mortgage
                          Corporation Commercial
                         Mortgage Pass-Through
                          Certificates, Series 2004-C3

                                 The DDR-Macquarie Portfolio loan and the
                                 DDR-Macquarie Portfolio companion loans are
                                 being serviced and administered by Midland
                                 Loan Services, Inc., as master servicer, and
                                 by Lennar Partners, Inc., as special servicer,
                                 pursuant to a separate pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the COMM 2004-LNB3 Commercial
                                 Mortgage Pass-Through Certificates. For
                                 additional information regarding the
                                 DDR-Macquarie Portfolio loan, see "Description
                                 of the Mortgage Pool--Split Loan
                                 Structures--The DDR-Macquarie Portfolio Loan"
                                 in this prospectus supplement.

                                 The FedEx-Reno Airport loan, representing
                                 0.66% of the outstanding pool balance and
                                 0.93% of the Loan Group 1 balance as of the
                                 cut-off date, and with an outstanding
                                 principal balance as of the cut-off date of
                                 $8,111,463, is secured by a mortgaged property
                                 that also secures one companion loan that is
                                 subordinate in right of payment to the
                                 FedEx-Reno Airport loan, has an outstanding
                                 principal balance as of the cut-off date of
                                 $1,373,848 and is not included in the trust.
                                 The FedEx-Reno Airport subordinate companion
                                 loan is currently held by Capital Lease
                                 Funding, LLC, an entity not affiliated with
                                 the seller of the FedEx-Reno Airport loan. The
                                 pooling and servicing agreement will govern
                                 the servicing of the FedEx-Reno Airport loan
                                 and the FedEx-Reno Airport subordinate
                                 companion loan. For additional information
                                 regarding the FedEx-Reno Airport loan, see
                                 "Description of the Mortgage Pool--Split Loan
                                 Structure--The FedEx-Reno Airport Loan" in
                                 this prospectus supplement.

                                 Each of the mortgage loans described in this
                                 section "--Split Loan Structure" has one or
                                 more companion loans. None of the companion
                                 loans will be included in the mortgage pool.

                                      S-23

C. Nonrecourse................   Substantially all of the mortgage loans are
                                 or should be considered nonrecourse
                                 obligations. No mortgage loan will be insured
                                 or guaranteed by any governmental entity or
                                 private insurer, or by any other person.
D. Fee Simple/Leasehold
     Estate....................  Each mortgage loan is primarily secured by, among other things, a first mortgage lien on an
                                 income-producing real property on the
                                 borrower's fee simple estate (or in the case of
                                 6 mortgaged properties, securing mortgage loans
                                 which represent 5.12% of the outstanding pool
                                 balance and 6.16% of the Loan Group 1 balance
                                 2.57% of the Loan Group 2 balance as of the
                                 cut-off date, either (a) a leasehold estate in
                                 a portion of the mortgaged property and a fee
                                 estate in the remainder of the mortgaged
                                 property or (b) a leasehold (or subleasehold)
                                 estate in the mortgaged property and no
                                 mortgage on the related fee estate).

E. Property Purpose...........   The number of mortgaged properties, and the
                                 approximate percentage of the outstanding pool
                                 balance (as well as the approximate percentage
                                 of the applicable Loan Group balance) as of the
                                 cut-off date of the mortgage loans secured
                                 thereby, for each indicated purpose are:

                                     AGGREGATE                  PERCENTAGE   PERCENTAGE
                                     PRINCIPAL                  OF INITIAL   OF INITIAL
                      NUMBER OF   BALANCE OF THE                   LOAN         LOAN
                      MORTGAGED      MORTGAGE      PERCENTAGE     GROUP 1     GROUP 2
  PROPERTY TYPE(1)   PROPERTIES      LOANS(1)        OF POOL      BALANCE     BALANCE
------------------- ------------ ---------------- ------------ ------------ -----------

  Multifamily .....       67      $  402,143,093      32.91%        5.61%      100.00%
   Multifamily ....       57         379,925,591      31.09         4.00        97.66
   Manufactured
    Housing .......       10          22,217,501       1.82         1.61         2.34
  Retail ..........       47         343,117,131      28.08        39.50           --
   Anchored ........      29         282,008,171      23.08        32.47           --
   Unanchored.......      15          53,953,997       4.41         6.21           --
   CTL(2) ..........       3           7,154,962       0.59         0.82           --
  Office(3) .......       20         340,567,349      27.87        39.21           --
  Hotel ...........        3          69,718,968       5.70         8.03           --
  Industrial ......        3          44,308,845       3.63         5.10           --
  Mixed Use .......        3          15,199,095       1.24         1.75           --
  Self Storage ....        1           5,944,603       0.49         0.68           --
  Land ............        1           1,099,074       0.09         0.13           --
                          --      --------------     ------       ------       ------
  Total ...........      145      $1,222,098,157     100.00%      100.00%      100.00%
                         ===      ==============     ======       ======       ======

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts, if
                                       not specified in the related mortgage
                                       loan documents, are based on the
                                       appraised value or square footage of each
                                       mortgaged property and/or each mortgaged
                                       property's underwritten net cash flow).

                                 (2)   Rite Aid Corporation (rated B-/Caa1 by
                                       S&P and Moody's, respectively).

                                      S-24

                                 (3)   Includes the CTL loan identified as the
                                       "Bank of America" loan, which represents
                                       0.02% of the outstanding pool balance as
                                       of the cut-off date.

F. Property Locations.........   The table below shows, as of the cut-off
                                 date, the number of, aggregate principal
                                 balance of, and percentage of pool balance
                                 secured by, mortgaged properties, that are
                                 located in the five jurisdictions that have
                                 concentrations of mortgaged properties that are
                                 greater than or equal to 5.44% of the
                                 outstanding pool balance, 6.10% of the Loan
                                 Group 1 balance, and 8.10% of the Loan Group 2
                                 balance as of the cut-off date:

                          ALL MORTGAGED PROPERTIES(1)

                                     AGGREGATE
                      NUMBER OF      PRINCIPAL
                      MORTGAGED   BALANCE OF THE   PERCENTAGE
       STATE         PROPERTIES   MORTGAGE LOANS    OF POOL
------------------- ------------ ---------------- -----------

  California ......       14      $  196,508,421      16.08%
  New York ........       16         160,748,529      13.15
  Maryland ........        3          92,329,964       7.56
  Connecticut .....        7          66,970,735       5.48
  Texas ...........        9          66,455,763       5.44
  Other(2) ........       96         639,084,745      52.29
                         ---      --------------     ------
  Total ...........      145      $1,222,098,157     100.00%
                         ===      ==============     ======

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts, if
                                       not specified in the related mortgage
                                       loan documents, are based on the
                                       appraised value or square footage of each
                                       mortgaged property and/or each mortgaged
                                       property's underwritten net cash flow).

                                 (2)   This reference consists of 33 states and
                                       the District of Columbia.

                                LOAN GROUP 1(1)

                                          AGGREGATE       PERCENTAGE OF
                          NUMBER OF   PRINCIPAL BALANCE   INITIAL LOAN
                          MORTGAGED    OF THE MORTGAGE       GROUP 1
         STATE           PROPERTIES         LOANS            BALANCE
----------------------- ------------ ------------------- --------------

  California ..........      13          $192,914,811         22.21%
  New York ............      14           149,398,529         17.20
  Maryland ............       3            92,329,964         10.63
  Connecticut .........       4            53,970,735          6.21
  Texas ...............       5            52,968,240          6.10
  Other(2) ............      51           327,064,659         37.65
                             --          ------------        ------
  Total ...............      90          $868,646,937        100.00%
                             ==          ============        ======

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts, if
                                       not specified in the related mortgage
                                       loan documents, are based on the
                                       appraised value or square footage of each
                                       mortgaged property and/or each mortgaged
                                       property's underwritten net cash flow).

                                 (2)   This reference consists of 22 states and
                                       the District of Columbia.

                                      S-25

                                LOAN GROUP 2(1)

                                         AGGREGATE     PERCENTAGE OF
                          NUMBER OF      PRINCIPAL     INITIAL LOAN
                          MORTGAGED   BALANCE OF THE      GROUP 2
         STATE           PROPERTIES   MORTGAGE LOANS      BALANCE
----------------------- ------------ ---------------- --------------

  Georgia .............       4        $ 61,325,000        17.35%
  Kansas ..............       2          35,178,590         9.95
  Florida .............      14          35,080,000         9.92
  South Carolina ......       6          30,475,313         8.62
  North Carolina ......       3          28,638,720         8.10
  Other(2) ............      26         162,753,598        46.05
                             --        ------------       ------
  Total ...............      55        $353,451,221       100.00%
                             ==        ============       ======

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts,
                                       if not specified in the related mortgage
                                       loan documents, are based on the
                                       appraised value or square footage of
                                       each mortgaged property and/or each
                                       mortgaged property's underwritten net
                                       cash flow).

                                 (2)   This reference consists of 18 states.

                                 See "Description of the Mortgage
                                 Pool--Additional Loan Information" in this
                                 prospectus supplement.

G. Amortization Types.........   The mortgage loans have the amortization
                                 characteristics set forth in the following
                                 table:

                                                     AGGREGATE
                                                     PRINCIPAL                       PERCENTAGE OF   PERCENTAGE OF
                                      NUMBER OF   BALANCE OF THE      PERCENTAGE      INITIAL LOAN   INITIAL LOAN
                                       MORTGAGE      MORTGAGE      OF INITIAL POOL      GROUP 1         GROUP 2
        TYPE OF AMORTIZATION            LOANS          LOANS           BALANCE          BALANCE         BALANCE
------------------------------------ ----------- ---------------- ----------------- --------------- --------------

Balloon Loans(1) ...................      71      $  553,242,542         45.27%           53.08%         26.07%
Partial Interest Only Loans(2) .....      32         427,463,000         34.98            23.97          62.02
Interest Only Loans ................       9         150,518,000         12.32            12.85          11.01
Anticipated Repayment Date
 Loans(3) ..........................       4          86,981,315          7.12             9.82           0.47
Fully Amortizing Loans .............       2           3,890,300          0.32             0.28           0.42
                                          --      --------------        ------           ------         ------
Total ..............................     118      $1,222,098,157        100.00%          100.00%        100.00%
                                         ===      ==============        ======           ======         ======

                                 ----------
                                 (1)   Does not include partial interest only
                                       loans or interest only loans.

                                 (2)   These mortgage loans pay interest-only
                                       for the first 9 to 57 scheduled payments
                                       from the cut-off date and thereafter
                                       provide for regularly scheduled payments
                                       of interest and principal based on an
                                       amortization period longer than the
                                       remaining term of the mortgage loan.
                                       Such mortgage loans therefore have an
                                       expected balloon balance at the maturity
                                       date. For information on these mortgage
                                       loans, see Annex A-1.

                                 (3)   Includes one mortgage loan that as of
                                       the cut-off date pays interest only for
                                       a portion of its term.

                                      S-26

H. Prepayment Provisions;
   Defeasance Loans...........   All of the mortgage loans (other than the
                                 mortgage loans known as the "CitiStorage" loan,
                                 the "Rite Aid -- Clyde" loan, the "Rite Aid --
                                 Fostoria" loan and the "Rite Aid -- Mansfield"
                                 loan) prohibit voluntary prepayment or
                                 defeasance until after the expiration of a lock
                                 out period. See "Description of the Mortgage
                                 Pool--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" and
                                 "--Property Releases" in this prospectus
                                 supplement.

                                 105 of the mortgage loans, representing 88.14%
                                 of the outstanding pool balance, 83.83% of the
                                 Loan Group 1 balance and 98.74% of the Loan
                                 Group 2 balance as of the cut-off date, permit
                                 defeasance following a lock-out period of at
                                 least two years from the closing date.

                                 13 of the mortgage loans, representing 11.86%
                                 of the outstanding pool balance and 16.17% of
                                 the Loan Group 1 balance as of the cut-off
                                 date and 1.26% of the Loan Group 2 balance as
                                 of the cut-off date, provide that the loans
                                 are prepayable together with a yield
                                 maintenance charge (which may in no event be
                                 less than 1.00% of the prepaid amount), but do
                                 not permit defeasance.

                                 The mortgage loans generally provide for a
                                 period prior to maturity (generally 1 to 6
                                 months) during which prepayments may be made
                                 without penalty or yield maintenance charge.

                                 All of the mortgage loans that permit
                                 prepayments or defeasance require that the
                                 prepayment or defeasance be made on the due
                                 date or, if on a different date, that any
                                 prepayment or defeasance be accompanied by the
                                 interest that would be due on the next due
                                 date.

I. Mortgage Loans with Related
   Borrowers..................   Several groups of mortgage loans have related
                                 borrowers that are affiliated with one another
                                 through partial or complete direct or indirect
                                 common ownership, with the three largest of
                                 these groups representing 6.98%, 3.60% and
                                 3.51%, respectively, of the outstanding pool
                                 balance and 9.82%, 3.34% and 1.65%
                                 respectively, of the Loan Group 1 balance and
                                 12.45%, 12.14% and 6.98% of the Loan Group 2
                                 balance. See Annex A-1 for additional
                                 information.

ADVANCES

A. General....................   The servicer is required to advance
                                 delinquent monthly mortgage loan payments if it
                                 determines that the advance will be recoverable
                                 from proceeds of the

                                      S-27

                                 related mortgage loan. A principal and
                                 interest advance will generally equal the
                                 delinquent portion of the monthly mortgage
                                 loan payment. The servicer will not be
                                 required to advance interest in excess of a
                                 mortgage loan's regular interest rate (i.e.,
                                 not including any default rate). The servicer
                                 also is not required to advance, among other
                                 things, prepayment premiums or yield
                                 maintenance charges, or balloon payments. If
                                 an advance is made, the servicer will defer
                                 (rather than advance) servicing fees, but will
                                 advance the trustee's and the bond
                                 administrator's fees. Neither the servicer nor
                                 the trustee will be required to make a
                                 principal and interest advance on any
                                 companion loan. In addition, neither the
                                 servicer nor the trustee will make an advance
                                 if the special servicer determines that such
                                 advance is not recoverable from proceeds of
                                 the related mortgage loan. Notwithstanding the
                                 foregoing, the special servicer will not have
                                 the option to make an affirmative
                                 determination that any advance is, or would
                                 be, recoverable.

                                 If a borrower fails to pay amounts due on the
                                 maturity date of the related mortgage loan,
                                 the servicer will be required on and after
                                 such date and until final liquidation thereof,
                                 to advance only an amount equal to the
                                 interest (at the mortgage loan's regular
                                 interest rate, as described above) and
                                 principal portion of the constant mortgage
                                 loan payment due immediately prior to the
                                 maturity date, subject to a recoverability
                                 determination.

                                 In addition to principal and interest
                                 advances, the servicer will also be obligated
                                 (subject to the limitations described herein
                                 and except with respect to the 731 Lexington
                                 Avenue-Bloomberg Headquarters loan, the
                                 Strategic Hotel Portfolio loan and the
                                 DDR-Macquarie Portfolio loan) to pay
                                 delinquent real estate taxes, assessments and
                                 hazard insurance premiums and to cover other
                                 similar costs and expenses necessary to
                                 preserve the priority of the related mortgage,
                                 enforce the terms of any mortgage loan or to
                                 protect, manage and maintain each related
                                 mortgaged property. In addition, the special
                                 servicer may under certain circumstances make
                                 property advances on an emergency basis with
                                 respect to the mortgage loans that have been
                                 transferred to special servicing. The servicer
                                 or the trustee will also be required to make
                                 property advances with respect to the
                                 mortgaged property securing the FedEx-Reno
                                 Airport whole loan (which includes the
                                 FedEx-Reno Airport loan and the FedEx-Reno
                                 Airport subordinate companion loan).

                                      S-28

                                 The servicer under the COMM 2004-LNB3
                                 Commercial Mortgage Pass-Through Certificates
                                 commercial mortgage securitization will be
                                 obligated to make property advances with
                                 respect to the 731 Lexington Avenue-Bloomberg
                                 Headquarters whole loan (which includes the
                                 731 Lexington Avenue-Bloomberg Headquarters
                                 loan and the 731 Lexington Avenue-Bloomberg
                                 Headquarters companion loans) and the
                                 DDR-Macquarie Portfolio whole loan (which
                                 includes the DDR-Macquarie Portfolio Loan and
                                 the DDR-Macquarie Portfolio companion loans)
                                 in accordance with the terms of the related
                                 pooling and servicing agreement. The servicer
                                 under the GE Commercial Mortgage Corporation,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C3 commercial mortgage
                                 securitization will be obligated to make
                                 property advances with respect to the
                                 Strategic Hotel Portfolio whole loan (which
                                 includes the Strategic Hotel Portfolio loan
                                 and the Strategic Hotel Portfolio companion
                                 loans) in accordance with the terms of the
                                 related pooling and servicing agreement.

                                 If the servicer fails to make any required
                                 advance, the trustee will be required to make
                                 the advance. The obligation of the servicer
                                 and the trustee to make an advance will also
                                 be subject to a determination of
                                 recoverability. The trustee will be entitled
                                 to conclusively rely on the determination of
                                 recoverability made by the servicer.

                                 Principal and interest advances are intended
                                 to maintain a regular flow of scheduled
                                 interest and principal payments to the
                                 certificateholders and are not intended to
                                 guarantee or insure against losses. Advances
                                 which cannot be reimbursed out of collections
                                 on, or in respect of, the related mortgage
                                 loans will be generally reimbursed directly
                                 from any other collections on the mortgage
                                 loans as provided in this prospectus
                                 supplement and thus will cause losses to be
                                 borne by certificateholders in the priority
                                 specified in this prospectus supplement. The
                                 servicer and the trustee will be entitled to
                                 interest on any advances made, such interest
                                 accruing at the rate and payable under the
                                 circumstances described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise available for payment on the
                                 certificates.

                                 See "The Pooling and Servicing Agreement--
                                 Advances" in this prospectus supplement.

                                      S-29

B. Appraisal Reduction Event
   Advances...................   Certain adverse events affecting a mortgage
                                 loan, called appraisal reduction events, will
                                 require the special servicer to obtain a new
                                 appraisal (or, with respect to mortgage loans
                                 having a principal balance under $2,000,000, at
                                 the special servicer's option, an estimate of
                                 value prepared by the special servicer or with
                                 the consent of the controlling class
                                 representative (which is generally the holder
                                 of the majority interest of the most
                                 subordinate class then outstanding), an
                                 appraisal) on the related mortgaged property
                                 (except with respect to mortgaged properties
                                 securing the 731 Lexington Avenue-Bloomberg
                                 Headquarters loan, the Strategic Hotel
                                 Portfolio loan and the DDR-Macquarie Portfolio
                                 loan). Based on the estimate of value or
                                 appraised value in such appraisal, as
                                 applicable, it may be necessary to calculate an
                                 appraisal reduction amount. The amount required
                                 to be advanced in respect of a mortgage loan
                                 that has been subject to an appraisal reduction
                                 event will be reduced so that the servicer will
                                 not be required to advance interest to the
                                 extent of the appraisal reduction amount. Due
                                 to the payment priorities described above, this
                                 will reduce the funds available to pay interest
                                 on the most subordinate class or classes of
                                 certificates then outstanding.

                                 The 731 Lexington Avenue-Bloomberg
                                 Headquarters loan, the Strategic Hotel
                                 Portfolio loan and the DDR-Macquarie Portfolio
                                 loan are subject to provisions in the pooling
                                 and servicing agreement under which they are
                                 serviced relating to appraisal reductions that
                                 are substantially similar but not identical to
                                 the provisions set forth above. The existence
                                 of an appraisal reduction in respect of the
                                 731 Lexington Avenue-Bloomberg Headquarters
                                 loan, the Strategic Hotel Portfolio loan or
                                 the DDR-Macquarie Portfolio loan will
                                 proportionately reduce the servicer's or the
                                 trustee's, as the case may be, obligation to
                                 make principal and interest advances on such
                                 mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Appraisal Reductions" in this
                                 prospectus supplement.

                           ADDITIONAL CONSIDERATIONS

Optional Termination..........   On any distribution date on which the
                                 remaining aggregate principal balance of the
                                 mortgage loans is less than 1% of the
                                 outstanding pool balance as of the cut-off
                                 date, each of (i) the holder of the majority
                                 interest of the most subordinate class then
                                 outstanding, (ii) the servicer or (iii) the
                                 special servicer,

                                      S-30

                                 in that order, may exercise an option to
                                 purchase all of the mortgage loans (and all
                                 property acquired through the exercise of
                                 remedies in respect of any mortgage loan).
                                 Exercise of this option will effect the
                                 termination of the trust and retirement of the
                                 then outstanding certificates. The trust could
                                 also be terminated in connection with an
                                 exchange by a sole remaining certificateholder
                                 of all the then outstanding certificates,
                                 excluding the Class Q, Class R and Class LR
                                 certificates (provided, however, that the
                                 Class A through Class D certificates are no
                                 longer outstanding), for the mortgage loans
                                 remaining in the trust.

                                 See "The Pooling and Servicing
                                 Agreement--Optional Termination" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Termination" in the prospectus.

Certain Federal Income Tax
Consequences..................   Elections will be made to treat portions of
                                 the trust (exclusive of excess interest and
                                 related amounts in the grantor trust
                                 distribution account) as two separate REMICs,
                                 known as the Lower-Tier REMIC and the
                                 Upper-Tier REMIC, for federal income tax
                                 purposes. In the opinion of counsel, such
                                 portions of the trust will qualify for this
                                 treatment pursuant to their elections.

                                 Federal income tax consequences of an
                                 investment in the certificates offered herein
                                 include:

                                 o  Each class of certificates offered herein
                                    will constitute a class of "regular
                                    interests" in the Upper-Tier REMIC.

                                 o  The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                 o  Beneficial owners of the certificates
                                    offered herein will be required to report
                                    income on the certificates offered herein
                                    in accordance with the accrual method of
                                    accounting.

                                 o  It is anticipated that the certificates
                                    offered herein will be issued [at a
                                    premium] [with a de minimis amount of
                                    original issue discount].

                                 In addition, the portion of the trust
                                 consisting of the right to excess interest
                                 (above the amount of interest that would have
                                 accrued on an anticipated repayment date if
                                 the interest rate did not increase as a result
                                 of the anticipated repayment date loan not
                                 paying off on its anticipated repayment date)
                                 and the related proceeds in the grantor trust
                                 distribution account will

                                      S-31

                                 be treated as a grantor trust for federal
                                 income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and "Certain
                                 Federal Income Tax Consequences--Federal
                                 Income Tax Consequences for REMIC
                                 Certificates" in the prospectus.

ERISA Considerations..........   A fiduciary of an employee benefit plan
                                 should review with its legal advisors whether
                                 the purchase or holding of the certificates
                                 offered herein could give rise to a transaction
                                 that is prohibited or is not otherwise
                                 permitted under either ERISA or Section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 or whether there exists any statutory,
                                 regulatory or administrative exemption
                                 applicable thereto. The United States
                                 Department of Labor has granted to each of
                                 Deutsche Bank Securities Inc., ABN AMRO
                                 Incorporated and Nomura Securities
                                 International, Inc. an administrative exemption
                                 (Deutsche Bank Securities Inc., as Department
                                 Final Authorization Number 97-03E, as amended
                                 by Prohibited Transaction Exemption ("PTE")
                                 2002-41, ABN AMRO Incorporated, as Department
                                 Final Authorization Number 98-08E, as amended
                                 by PTE 2002-41 and Nomura Securities
                                 International, Inc., as PTE 1993-32, as amended
                                 by PTE 2002-41, which generally exempts from
                                 the application of certain of the prohibited
                                 transaction provisions of Section 406 of ERISA
                                 and the excise taxes imposed on such prohibited
                                 transactions by Sections 4975(a) and (b) of the
                                 Internal Revenue Code of 1986, as amended,
                                 transactions relating to the purchase, sale and
                                 holding of pass-through certificates
                                 underwritten by the underwriters and the
                                 servicing and operation of the related asset
                                 pool, provided that certain conditions are
                                 satisfied.

                                 The Depositor expects that the exemption
                                 granted to Deutsche Bank Securities Inc., ABN
                                 AMRO Incorporated and Nomura Securities
                                 International, Inc. will generally apply to
                                 the certificates offered herein, provided that
                                 certain conditions are satisfied. See "ERISA
                                 Considerations" in this prospectus supplement
                                 and "Certain ERISA Considerations" in the
                                 prospectus.

Ratings.......................   It is a condition to their issuance that the
                                 certificates offered herein receive from
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and Moody's
                                 Investors Service, Inc. the credit ratings
                                 indicated below.

                                      S-32

                            S&P     MOODY'S
                          ------   ---------

  Class A-1 ...........     AAA       Aaa
  Class A-2 ...........     AAA       Aaa
  Class A-3 ...........     AAA       Aaa
  Class A-4 ...........     AAA       Aaa
  Class A-5 ...........     AAA       Aaa
  Class A-1A ..........     AAA       Aaa
  Class B .............     AA        Aa2
  Class C .............    AA--       Aa3
  Class D .............      A         A2

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given, the limitations of and restrictions on
                                 the ratings, and the conclusions that should
                                 not be drawn from a rating.

Legal Investment..............   None of the certificates will constitute
                                 "mortgage related securities" within the
                                 meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. The
                                 appropriate characterization of the
                                 certificates offered herein under various legal
                                 investment restrictions, and thus the ability
                                 of investors subject to these restrictions to
                                 purchase the certificates offered herein, may
                                 be subject to significant interpretative
                                 uncertainties. Investors should consult their
                                 own legal advisors to determine whether and to
                                 what extent the certificates offered herein
                                 constitute legal investments for them. See
                                 "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Denominations; Clearance and
Settlement....................   The certificates offered herein will be
                                 issuable in registered form, in minimum
                                 denominations of certificate balance of (i)
                                 $10,000 with respect to the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-5 and Class
                                 A-1A certificates and (ii) $25,000 with respect
                                 to the Class B, Class C and Class D
                                 certificates.

                                 Investments in excess of the minimum
                                 denominations may be made in multiples of $1.

                                 You may hold your certificates through (i) The
                                 Depository Trust Company ("DTC") (in the
                                 United States) or (ii) Clearstream Banking
                                 Luxembourg, a division of Clearstream
                                 International, societe anonyme ("Clearstream")
                                 or The Euroclear System ("Euroclear") (in
                                 Europe). Transfers within DTC, Clearstream or
                                 Euroclear will be in accordance with the usual
                                 rules and operating procedures of the relevant
                                 system. See "Description of the Offered
                                 Certificates--Delivery, Form and
                                 Denomination," "--Book-Entry Registration"

                                      S-33

                                 and "--Definitive Certificates" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the prospectus.

                                      S-34

                                 RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                      RISKS RELATED TO THE MORTGAGE LOANS

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related mortgaged property.
Payment of amounts due under the mortgage loan prior to the maturity date or the anticipated repayment dates, as applicable, is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment dates, as applicable, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

     Except for the mortgage loans known as the "Rite Aid -- Clyde" loan, the
"Rite Aid -- Fostoria" loan and the "Rite Aid -- Mansfield" loan, each of which were originated in February 1999, all of the mortgage loans were originated within 16 months prior to the cut-off date. Consequently, these mortgage loans generally do not have a long-standing payment history.

COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow).
However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of such mortgage loan.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

                                      S-35

    o the age, design and construction quality of the mortgaged property;

    o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the mortgaged property's management and maintenance;

    o increases in operating expenses at the mortgaged property and in relation to competing properties;

    o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

    o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

    Others factors are more general in nature, such as:

    o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

    o local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

    o demographic factors;

    o decreases in consumer confidence;

    o changes in consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public's perception of safety for customers and clients.

    The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

    o the creditworthiness of tenants;

    o tenant defaults;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the mortgaged property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

                                      S-36

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of the following 21 mortgage loans, collectively representing
19.10% of the outstanding pool balance (and 26.88% of the Loan Group 1 balance), as of the cut-off date, such mortgage loans are secured by liens on mortgaged properties that are 100.00% leased to a single tenant:

     o 731 Lexington Avenue-Bloomberg Headquarters

     o GMAC Building

     o 2901 West Alameda Avenue

     o CitiStorage

     o 7777 Baymeadows Way

     o FedEx-Reno Airport

     o Walgreens -- San Dimas

     o Walgreens -- Garden Grove

     o Walgreens -- Glen Burnie, MD

     o Walgreens -- Amarillo, TX

     o Walgreens -- Mirage

     o Walgreens -- Redmond

     o LAUSD Office

     o Walgreens -- Glen Ellyn

     o BestBuy -- Elizabethtown

                                      S-37

     o Rite Aid -- Mansfield

     o Bank of America

     o Rite Aid -- Clyde

     o Rite Aid -- Fostoria

     o Walgreens -- Horn Lake, MS

     o Bank of America -- Ground Lease

     The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness.

     Retail and office properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In such cases, industry wide concerns or a problem with such particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO LOAN CONCENTRATION

     Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans represent approximately 38.40% of the outstanding pool balance, approximately 50.17% of the Loan Group 1 balance and 9.48% of the
Loan Group 2 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered herein.

     The ten largest loans are described in Annex B to this prospectus supplement.

     Each of the other mortgage loans represents no more than 2.19% of the outstanding pool balance as of the cut-off date.

RISKS RELATED TO BORROWER CONCENTRATION

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 6.98%, 3.60% and 3.51%, respectively, of the outstanding pool balance, approximately 9.82% and 3.34% and 1.65%, respectively, of the
Loan Group 1 balance and approximately 12.45%, 12.14%, and 6.98% of the Loan
Group 2 balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a

                                      S-38

borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

RISKS RELATING TO PROPERTY TYPE CONCENTRATION

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan
Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3,
Class A-4 and Class A-5 certificates.

     The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date:

     o multifamily and manufactured housing properties securing mortgage loans representing 32.91% of the outstanding pool balance, 5.61% of the Loan
       Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date;

     o retail properties securing mortgage loans representing 28.08% of the outstanding pool balance and 39.50% of the Loan Group 1 balance as of the cut-off date;

     o office properties securing mortgage loans representing 27.87% of the outstanding pool balance and 39.21% of the Loan Group 1 balance as of the cut-off date;

     o hotel properties securing 1 mortgage loan representing 5.70% of the outstanding pool balance and 8.03% of the Loan Group 1 balance as of the cut-off date.

     o industrial properties securing mortgage loans representing 3.63% of the outstanding pool balance and 5.10% of the Loan Group 1 balance as of the cut-off date;

     o mixed use properties securing mortgage loans representing 1.24% of the outstanding pool balance and 1.75% of the Loan Group 1 balance as of the cut-off date;

     o 1 self-storage property secured by a mortgage loan representing 0.49% of the outstanding pool balance and 0.68% of the Loan Group 1 balance as of the cut-off date;

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     As of the cut-off date, the mortgaged properties are located in 37 states plus 1 mortgaged property in the District of Columbia. 14 mortgaged properties, securing mortgage loans representing 16.08% of the outstanding pool balance are located in California. 16 mortgaged properties, securing mortgage loans representing 13.15% of the outstanding pool balance, are located in New York. 3 mortgaged properties, securing mortgage loans representing 7.56% of the outstanding pool balance as of the cut-off date, are located in Maryland. See the table entitled "Geographic Concentration of Mortgage Loans" under
"Description of the Mortgage Pool" in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 5.48% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

                                      S-39

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

     o certain developments particularly affecting industries concentrated in such state or region;

     o conditions in the real estate markets where the mortgaged properties are located;

     o changes in governmental rules and fiscal policies;

     o acts of nature (which may result in uninsured losses); and

     o other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     67 of the mortgaged properties (including 10 manufactured housing properties), which represent security for 32.91% of the outstanding pool balance, 5.61% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date, are multifamily properties. 8 of these mortgaged properties, representing security for 9.46% of the outstanding pool balance and 32.71% of the Loan Group 2 balance as of the cut-off date, provide housing for students in all or a majority of its units.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o the types of services the property provides;

     o the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o the presence of competing properties in the local market;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

     o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

                                      S-40

     o state and local regulations;

     o government assistance/rent subsidy programs; and

     o national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal
Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of
the United States Department of Housing and Urban Development. There is no
assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

MANUFACTURED HOUSING PROPERTIES HAVE SPECIAL RISKS

     10 of the mortgaged properties, which represent security for 1.82% of the outstanding pool balance, 1.61% of the Loan Group 1 balance and 2.34% of the
Loan Group 2 balance as of the cut-off date, are manufactured housing properties. Loans secured by liens on manufactured housing properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

     o other manufactured housing properties;

     o apartment buildings; and

     o site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o the location of the manufactured housing property;

                                      S-41

     o the ability of management to provide adequate maintenance and insurance;

     o the type of services or amenities it provides;

     o the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use.
Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     47 of the mortgaged properties, which represent security for 28.08% of the outstanding pool balance and 39.50% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, 39 mortgaged properties, representing security for 26.02% of the outstanding pool balance and 36.61% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. 8 mortgaged properties, representing security for 2.06% of the outstanding pool balance and 2.89% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. 3 mortgaged properties, representing security for 0.59% of the outstanding pool balance and 0.82% of the Loan Group 1 balance as of the cut-off date, are credit tenant lease properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.
An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of

                                      S-42

various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

     o factory outlet centers;

     o discount shopping centers and clubs;

     o catalogue retailers;

     o home shopping networks;

     o internet web sites; and

     o telemarketers.

     Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     20 of the mortgaged properties, which represent security for 27.87% of the outstanding pool balance and 39.21% of the Loan Group 1 balance as of the cut-off date, are office properties.

     Various factors may adversely affect the value of office properties, including:

     o the quality of an office building's tenants;

     o an economic decline in the business operated by the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

     o the desirability of the area as a business location;

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                      S-43

     In the case of the mortgage loan known as "Parker Healthcare Center,"
representing 0.45% of the outstanding pool balance and 0.63% of the Loan Group
1 balance as of the cut-off date, the largest tenant (representing 48.97% of the rentable area) is not currently occupying its space. However, such space has been partially subleased.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There are 3 hotel properties, securing approximately 5.70% of the outstanding pool balance as of the cut-off date (or approximately 8.03% of the
Loan Group 1 balance as of the cut-off date). Such hotel properties are considered full-service.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o conversion to alternative uses which may not be readily made;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

     o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C.
       and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o management ability of property managers;

     o desirability of particular locations;

     o location, quality and hotel management company affiliation which affect the economic performance of a hotel; and

     o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     The hotel properties are affiliated with a hotel management company through management agreements. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                      S-44

     o the continued existence, reputation, and financial strength of the franchisor or hotel management company;

     o the public perception of the franchise or management company or hotel chain service mark; and

     o the duration of the franchise licensing agreement or management agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.
Replacement franchises may require significantly higher fees.

     Transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

     No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are 3 industrial properties, securing approximately 3.63% of the outstanding pool balance and 5.10% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

     o the quality of tenants;

     o building design and adaptability; and

     o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.
Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

CREDIT TENANT LEASE PROPERTIES HAVE SPECIAL RISKS

     Credit tenant lease properties secure 4 of the mortgage loans, representing security for approximately 0.78% of the outstanding pool balance, or 1.10% of the Loan Group 1 balance as of the cut-off date. Each credit tenant lease loan is secured by a mortgaged property subject to credit lease obligations of a certain tenant, which are subject to certain offset and other rights for landlord defaults. Such mortgaged properties are leased to Rite Aid
Corporation and Bank of America, respectively (whose published long-term unsecured debt is rated, as of October 19, 2004, "B-" and "AA-," respectively, by S&P and "Caa1" and "Aa1," respectively, by Moody's). Such rating reflects the rating agency's assessment of the long-term unsecured

                                      S-45

obligations of such entity only, and do not imply an assessment of the likelihood that the credit tenant leases will not be terminated or such loans repaid. In addition, the underwriting for the mortgage loans secured by a credit tenant lease property may have taken into account the creditworthiness of the tenant under the lease. Accordingly, such mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     The credit tenant lease loans known as the "Rite Aid -- Clyde" loan, the
"Rite Aid -- Fostoria" loan and the "Rite Aid -- Mansfield" loan are balloon loans. To satisfy the balloon payments, the related borrowers obtained Residual
Value Insurance Policies from Financial Structures Limited, rated "BB-" by
Fitch Ratings. The related borrowers also entered into Quota Share Reinsurance
Agreements with Gen Re Europe Limited (which agreements are guaranteed by
General Reinsurance Corporation, rated "AAA" by S&P, "Aaa" by Moody's and with a financial strength rating of "A++" from A.M. Best). Such agreements provide that the named insured under such residual value policies may seek recovery directly from the reinsurer.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     4 of the mortgage loans, representing 7.53% of the outstanding pool balance, 9.29% of the Loan Group 1 balance and 3.19% of the Loan Group 2 balance as of the cut-off date, are secured, in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.
Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner's ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The borrower with respect to 2 of the mortgage loans, representing in the aggregate
0.92% of the outstanding pool balance and 3.19% of the Loan Group 2 balance as of the cut-off date, own 100% of the related condominium units. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.
Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     The mortgage loan known as the "731 Lexington Avenue-Bloomberg
Headquarters" loan, representing 6.06% of the outstanding pool balance or 8.52%
of the Loan Group 1 balance as of the cut-off date, is primarily secured by an office condominium unit in a complex consisting of another office unit, a retail condominium unit and residential condominium units. With respect to the office condominium units that secure the 731 Lexington Avenue-Bloomberg
Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters companion loans, the borrower holds two of the four positions on the office condominium board and two of the five positions on the overall condominium board and is responsible for approximately 49.06% of the common charges. However, the borrower does not have controlling voting rights in either case. As of the cut-off date, the borrower also owns the other office condominium unit

                                      S-46

and such other unit is additional collateral for the 731 Lexington
Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg
Headquarters companion loans. The additional collateral was granted to the lender solely as a result of rights of the tenant, under its lease for the primary mortgaged property, to expand into the second office condominium unit;
references in this prospectus supplement to the related mortgaged property are references to the first office condominium unit only unless specific reference is made to the additional second office condominium unit. No value was ascribed to such additional collateral in rating the certificates offered hereby and no value or cash flow from such unit was included in the appraisal for valuation purposes or in the underwriting of the mortgage loan. The additional second office condominium unit collateral is subject to release, without payment of a release price, under certain circumstances, including if space in such unit is no longer required to be available to Bloomberg, L.P. pursuant to its lease with the borrower, further rents and other cash flows from such unit are not required to be deposited in the lockbox and may be separately financed. As of the cut-off date, affiliates of the borrower own the other units in the condominium, but such units may be sold at any time. The condominium association is required to give the lender notice of default and an opportunity to cure.

     In addition, the construction of the condominium units at the complex, other than the first office condominium unit, is continuing and is expected to be completed on or before the fourth quarter of 2005. The mortgage loan documents do not require a reserve or completion guaranty in connection with the project. Absent adverse circumstances, such as construction accidents that result in damage to the first office condominium unit, the construction of the other condominium units should not adversely impact the first office condominium unit or affect the cash flow from the first office condominium unit.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a mortgage loan secured by the borrower's interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

CERTAIN ADDITIONAL RISKS RELATED TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o space in the mortgaged properties could not be leased or re-leased;

     o tenants were unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case; or

     o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office, and industrial properties are set forth on
Annex A-1 to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

                                      S-47

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged properties are leased to tenants under leases that provide such tenant with a right of first refusal to purchase the related mortgaged property upon a sale of the mortgaged property. Such provisions, if not waived, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15%
(not to exceed three years), of the remaining term of such lease.

ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has
identified health risks associated with elevated radon gas levels in buildings.
In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

     Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes

                                      S-48

exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a "Lead
Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.
The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard. See
"Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the
prospectus.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

     o an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

     o a responsible third party was identified as being responsible for the remedial action; or

     o the related originator of the subject mortgage loan generally required the related borrower to:

       (a)   take investigative and/or remedial action;

       (b)   carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that
             plan and/or the remedial action;

       (c)   monitor the environmental condition and/or to carry out
             additional testing, in the manner and within the time frame specified by the environmental consultant;

       (d)   obtain or seek a letter from the applicable regulatory
             authority stating that no further action was required; or

       (e)   obtain environmental insurance (in the form of a secured
             creditor impaired property policy or other form of
             environmental insurance) or provide an indemnity or guaranty from an individual or an entity (which may include the
             sponsor).

     With respect to one mortgage loan known as the "Orchard Grove" loan, representing 0.30% of the outstanding pool balance and 0.42% of the initial
Loan Group 1 balance as of the cut-off date, the State of New York assisted the borrower in the cleanup of certain heating oil spills and as a result, a lien was placed on the mortgaged property. However, a settlement offer of approximately $13,965, accepted by the Attorney General of the State of New
York, has already been remitted to the State of New York and additional funds in excess of such amount have also been escrowed. Though it is expected that the lien will be removed from the mortgaged property in the near future, if the
State of New York neglects to lift such lien, such failure may adversely affect the ability of the trust to fully realize upon the mortgaged property should the related borrower default on the payments of such mortgage loan.

                                      S-49

POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

     The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties within the 16 months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. Subject to certain conditions and exclusions, the environmental insurance policies generally insure the trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Site
Assessments" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards.
Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower's environmental questionnaire.
The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions. Each mortgage loan seller has informed the Depositor that where such conditions were identified,

     o the condition has been remediated in all material respects,

     o the borrower has escrowed funds to effect the remediation,

     o a responsible party (which may include the sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

     o an operations and maintenance plan has been or will be implemented,

     o a secured creditor impaired property policy or other environmental insurance with respect to such condition has been obtained,

     o an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

     o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

     o upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental considerations, see "Certain Legal
Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law.
However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See "The Pooling and Servicing
Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Environmental
Considerations" in the prospectus.

                                      S-50

BORROWER MAY BE UNABLE TO REPAY THE REMAINING PRINCIPAL BALANCE ON THE MATURITY
DATE OR ANTICIPATED REPAYMENT DATE

     112 mortgage loans, representing 92.56% of the outstanding pool balance,
89.90% of the Loan Group 1 balance and 99.10% of the Loan Group 2 balance as of the cut-off date, are balloon loans which provide for substantial payments of principal due at their stated maturities. 4 mortgage loans, representing 7.12%
of the outstanding pool balance, 9.82% of the Loan Group 1 balance as of the cut-off date, are expected to have substantial principal balances outstanding at their anticipated repayment dates. 75 of these mortgage loans, representing
61.33% of the outstanding pool balance, 56.27% of the Loan Group 1 balance and
73.77% of the Loan Group 2 Balance as of the cut-off date, have a balloon payment date in the year 2014 and 3 of these mortgage loans, representing 6.98%
of the outstanding pool balance, or 9.82% of the Loan Group 1 balance, as of the cut-off date, have an anticipated repayment date in the year 2014.

     Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a balloon loan on its maturity date or repay a mortgage loan on its anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o prevailing interest rates;

     o the fair market value of the related properties;

     o the borrower's equity in the related properties;

     o the borrower's financial condition;

     o the operating history and occupancy level of the property;

     o tax laws;

     o prevailing general and regional economic conditions; and

     o in the case of credit tenant leases with balloon balances, the availability of residual value insurance and the ability of the provider of residual value insurance to make timely payments under such policies.

     The availability of funds in the credit markets fluctuates over time.

     There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

RISKS RELATED TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

     In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the 731 Lexington Avenue-Bloomberg
Headquarters loan, the Strategic Hotel Portfolio loan and the DDR-Macquarie
Portfolio loan, which are being serviced pursuant to separate pooling and servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of
Payments" in this prospectus supplement. The servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances.
See "The Pooling and Servicing Agreement--Modifications" in this prospectus supplement. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case.
Neither the servicer nor the special servicer will have the ability to extend or modify the 731 Lexington

                                      S-51

Avenue-Bloomberg Headquarters loan, the Strategic Hotel Portfolio loan or the
DDR-Macquarie Portfolio loan, because each such mortgage loan is being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered herein, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the 731 Lexington Avenue-Bloomberg Headquarters loan, the
Strategic Hotel Portfolio loan or the DDR-Macquarie Portfolio loan will likely extend the weighted average life of such class of certificates. See "Yield and
Maturity Considerations" in this prospectus supplement and in the prospectus.

RISKS RELATING TO BORROWERS' ORGANIZATION OR STRUCTURE

     Although the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants which typically are required in order for them to be viewed under standard rating agency criteria as "special-purpose entities." In general, the borrowers'
organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness.
These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a "single purpose entity." There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     With respect to 6 mortgage loans, representing 8.83% of the outstanding pool balance, 9.15% of the Group 1 Loan Balance and 8.06% of the Group 2 Loan
Balance, known as the "280 Trumbull Street" loan, the "2901 West Alameda
Avenue" loan, "The Avenues" loan, "The Forest Apartments" loan, the "212 Elm
Street" loan and the "Mahopac Self Storage" loan, two or more borrowers own the related mortgaged property as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan.
In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies
(because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some

                                      S-52

cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower and the guarantor if a tenant-in-common files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

RISKS RELATED TO ADDITIONAL DEBT

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicer, the special servicer, the bond administrator or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Other
Financing."

     Except to the extent set forth in the last sentence of this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. Such additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt.
The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans--Other Financing."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. The mortgage loan sellers have informed us that they are aware of actual or potential mezzanine debt with respect to the mortgage loans described under "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Other
Financing."

     Although, the terms of the mortgage loans generally prohibit additional debt of the borrowers, and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, in many cases a mezzanine lender will have

                                      S-53

a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o reduce monthly payments due under a mortgage loan;

     o change the rate of interest due on a mortgage loan; or

     o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                      S-54

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and
Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property
Insurance" below.

RISK OF DAMAGE FROM HURRICANES

     3 of the mortgaged properties, representing 0.57% of the outstanding pool balance and 1.97% of the Loan Group 2 balance as of the cut-off date have incurred damage from recent hurricanes. Although either funds have been escrowed or insurance is available for the repair of such mortgaged properties, there can be no assurance that such escrows or insurance will be sufficient to repair such damage.

                                      S-55

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The government of the United States has implemented full scale military operations against Iraq. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

PROPERTY INSURANCE

     Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks which were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In addition, the following mortgaged properties are located in areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states:

     o 14 of the mortgaged properties, representing security for 16.08% of the outstanding pool balance, 22.21% of the Loan Group 1 balance and 1.02% of the Loan Group 2 balance as of the cut-off date, are located in
       California; and,

     o 9 of the mortgaged properties, representing security for 5.44% of the outstanding pool balance, 6.10% of the Loan Group 1 balance and 3.82% of the Loan Group 2 balance as of the cut-off date, are located in Texas;

     o 5 of the mortgaged properties, representing security for 5.17% of the outstanding pool balance, 3.98% of the Loan Group 1 balance and 8.10% of the Loan Group 2 balance as of the cut-off date, are located in North
       Carolina;

     o 16 of the mortgaged properties, representing security for 4.21% of the outstanding pool balance, 1.88% of the Loan Group 1 balance and 9.92% of the Loan Group 2 balance as of the cut-off date, are located in Florida;

     o 2 of the mortgaged properties, representing security for 2.50% of the outstanding pool balance, 1.15% of the Loan Group 1 balance and 5.80% of the Loan Group 2 balance as of the cut-off date, are located in Virginia;

     o None of the mortgaged properties are located in Washington.

     These properties may not have adequate coverage should such an act of nature occur.

     There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     The various forms of insurance maintained with respect to certain of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, are provided under a blanket insurance policy, covering other real properties, some of which secure properties not included in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property

                                      S-56

securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

     Following the September 11, 2001 terrorist attacks, many reinsurance companies (which assume some of the risk of policies sold by primary insurers)
indicated an intention to eliminate acts of terrorism from their reinsurance coverage. Absent such coverage, primary insurers would have had to assume this risk themselves causing insurers to either eliminate such coverage, increase the amount of deductible for acts of terrorism or charge higher premiums. In order to redress the potential lack of terrorism insurance coverage, Congress passed the Terrorism Risk Insurance Act of 2002, thereby establishing the
Terrorism Insurance Program.

     The Terrorism Insurance Program is administered by the Secretary of the
Treasury and provides insurers with financial assistance from the United States government in the event a qualifying terrorist attack results in insurance claims. Pursuant to the provisions of the Terrorism Risk Insurance Act of 2002, the federal share of compensation equals 90% of the portion of insured loss that exceeds an applicable deductible paid by the insurer during each program year. The federal share in the aggregate in any program year may not exceed
$100 billion. An insurer that has paid its deductible will not be liable for the payment of any aggregate losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. The Terrorism
Insurance Program provides that any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. It also provides that any state approval of terrorism insurance exclusions that were in force on November 26, 2002 is also voided. The statute does not require policy holders to purchase terrorism coverage nor does it stipulate the pricing of such coverage. There can be no assurance that each borrower under the mortgage loans has purchased terrorism coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government, and does not cover acts of purely domestic terrorism. Further, any such act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review.

     Under its own terms, the Terrorism Insurance Program will terminate on
December 31, 2005. There can be no assurance that this temporary program will create any long-term changes in the availability and cost of terrorism insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Some of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to the "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any

                                      S-57

rate or (b) such insurance is not available at commercially reasonable rates
(which determination, with respect to terrorism insurance, will be subject to consent of the controlling class representative) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. The servicer will not have any liability with respect to a determination by the special servicer or (subject to the servicing standard)
the controlling class representative with respect to insurance coverage.
Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement.
Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in
Appendix A to this prospectus supplement for illustrative purposes only. See
"Description of the Mortgage Pool--Additional Loan Information" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

     Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. "Rents from real property" does not include any rental income based on the net profits of

                                      S-58

a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "The Pooling and Servicing
Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     5 mortgage loans, representing 10.86% of the outstanding pool balance,
12.97% of the Loan Group 1 balance and 5.66% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property.

     Some states (including California) have laws prohibiting more than one
"judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be

                                      S-59

limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a
"lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     6 mortgaged properties, which represent security for 5.12% of the outstanding pool balance, or 6.16% of the Loan Group 1 balance and 2.57% of the
Loan Group 2 balance as of the cut-off date, are secured by a mortgage on (i)
the borrower's leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

                                      S-60

RISKS RELATED TO ZONING LAWS

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

RISKS RELATED TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

RISKS RELATED TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                             CONFLICTS OF INTEREST

CONTROLLING CLASS REPRESENTATIVE MAY DIRECT SPECIAL SERVICER ACTIONS

     The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The controlling class representative has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The controlling class representative is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See "The
Pooling and Servicing Agreement--Special Servicing--The Controlling Class
Representative" in this prospectus supplement. The controlling class representative is generally the holder of the majority in interest of the controlling class. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class.

     It is expected that Allied Capital Corporation will be the initial controlling class representative and will be the initial sub-servicer with respect to any mortgage loan that

                                      S-61

becomes an REO loan (other than the 731 Lexington Avenue-Bloomberg Headquarters loan, the Strategic Hotel Portfolio loan and the DDR-Macquarie Portfolio loan).
With respect to the mortgage loans known as the "Rite Aid-Mansfield" loan, the
"Rite Aid-Fostoria" loan and the "Rite Aid-Clyde" loan, together representing
0.59% of the outstanding pool balance and 0.82% of the Loan Group 1 balance as of the cut-off date, German American Capital Corporation, one of the mortgage loans sellers, purchased the mortgage loans from Allied Capital Corporation. In connection with this purchase and sale, Allied Capital Corporation made substantially the same representations and warranties as those being made by the mortgage loan sellers in connection with the sale of the mortgage loans into the trust, and therefore will be required to repurchase such loans from
German American Capital Corporation in the event that German American Capital
Corporation is required to repurchase such loans from the trust.

RELATED PARTIES MAY ACQUIRE CERTIFICATES

     Affiliates of the Depositor, the mortgage loan sellers, the servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the controlling class representative generally has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the servicer, the special servicer or any of their affiliates. See "The Pooling and Servicing Agreement--
Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered herein. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses.
Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the certificates offered herein or any particular class of certificates that are subordinate to the certificates offered herein.

     Additionally, the servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.
Conflicts of interest may arise between the trust and each of the mortgage loan sellers or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if

                                      S-62

such mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

CONFLICTS BETWEEN MANAGERS AND THE MORTGAGE LOAN BORROWERS

     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates)
manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

CONFLICTS BETWEEN CERTIFICATEHOLDERS AND HOLDERS OF COMPANION LOANS

     THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters loan, representing 6.06% of the outstanding pool balance and 8.52% of the Loan Group
1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan and four other pari passu companion loans. The 731
Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington
Avenue-Bloomberg Headquarters pari passu and subordinate companion loans will be serviced under the COMM 2004-LNB3 pooling and servicing agreement. The 731
Lexington Avenue-Bloomberg Headquarters subordinate companion loan is currently held by 731 Funding LLC, an affiliate of the tenant at the mortgaged property.

     Prior to the occurrence of a change of control event described under
"Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington
Avenue-Bloomberg Headquarters Loan--Rights of the Holder of the 731 Lexington
Avenue-Bloomberg Headquarters B Loan" in this prospectus supplement, the holder of the 731 Lexington Avenue-Bloomberg Headquarters subordinate companion loan will have the right under certain circumstances to advise and direct the COMM
2004-LNB3 servicer or the COMM 2004-LNB3 special servicer, as applicable, with respect to various servicing matters affecting the 731 Lexington
Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg
Headquarters companion loans and to approve various decisions affecting the 731
Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington
Avenue-Bloomberg Headquarters companion loans. Such holder also generally has the right to terminate the COMM 2004-LNB3 special servicer and to appoint a successor special servicer, except while such holder is an affiliate of the tenant at the related mortgaged property or an affiliate of the related borrower. The holder of such subordinate companion loan may have interests in conflict with those of the holders of the certificates offered herein. For so long as the holder of the 731 Lexington Avenue-Bloomberg Headquarters subordinate companion loan is an affiliate of the tenant at the related mortgaged property, such holder will not be permitted to exercise certain of these rights under specified circumstances.

     Following the occurrence of such change of control event, any decision with respect to the 731 Lexington Avenue-Bloomberg Headquarters loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB3 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the COMM 2004-LNB3 special servicer and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg

                                      S-63

Headquarters pari passu companion loans, or (ii) if such holders (or their designees) cannot agree on a course of action within a certain period of time, the majority certificateholder of the controlling class under the COMM
2004-LNB3 pooling and servicing agreement.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate loan and the four other pari passu companion loans
(or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered herein. In addition, as of the cut-off date, the 731 Lexington Avenue-Bloomberg
Headquarters loan represents approximately 23.57% of the aggregate principal balance of the pari passu senior loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the COMM 2004-LNB3 servicer or the COMM 2004-LNB3 special servicer, as applicable, under the COMM 2004-LNB3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

     THE STRATEGIC HOTEL PORTFOLIO LOAN

     With respect to the Strategic Hotel Portfolio loan, representing 5.70% of the outstanding pool balance and 8.03% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures four subordinate companion loans and two other pari passu companion loans. The Strategic Hotel
Portfolio loan and the Strategic Hotel Portfolio pari passu and subordinate companion loans will be serviced under the GECMC Series 2004-C3 pooling and servicing agreement. The interest in the Strategic Hotel Portfolio subordinate companion loans is represented by designated classes of certificates of the GE
Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates,
Series 2004-C3.

     Prior to the occurrence of a change of control event described under
"Description of the Mortgage Pool--Split Loan Structures--The Strategic Hotel
Portfolio Loan--Rights of the Holder of the Strategic Hotel Portfolio B Loans"
in this prospectus supplement, the directing certificateholder of the Strategic
Hotel Portfolio subordinate companion loans will have the right under certain circumstances to advise and direct the GECMC Series 2004-C3 servicer or GECMC
Series 2004-C3 special servicer, as applicable, with respect to various servicing matters affecting the Strategic Hotel Portfolio loan and the
Strategic Hotel Portfolio companion loans and to approve various decisions affecting the Strategic Hotel Portfolio loan and the Strategic Hotel Portfolio companion loans. Such holder also generally has the right to terminate the
GECMC Series 2004-C3 special servicer and to appoint a successor special servicer, except while such holder is an affiliate of the related borrower. The holder of the subordinate companion loans may have interests in conflict with those of the holders of the certificates offered herein.

     Following the occurrence of such change of control event, any decision with respect to the Strategic Hotel Portfolio loan that requires the approval of the majority certificateholder of the controlling class under the GECMC
Series 2004-C3 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the GECMC
Series 2004-C3 special servicer and appointing a successor special servicer)
will require the approval of (i) the holders of a majority by principal balance of the Strategic Hotel Portfolio loan and the Strategic Hotel Portfolio pari passu companion loans, or (ii) if such holders (or their designees) cannot agree on a course of action within a certain period of time, the majority certificateholder of controlling class appointed under the GECMC Series 2004-C3 pooling and servicing agreement.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate loans and the two other pari passu companion loans
(or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of

                                      S-64

certificates offered herein. In addition, as of the cut-off date, the Strategic
Hotel Portfolio loan represents approximately 40.00% of the aggregate principal balance of the pari passu senior loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the GECMC Series 2004-C3 servicer or the GECMC Series 2004-C3 special servicer, as applicable, under the GECMC Series 2004-C3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

     THE DDR-MACQUARIE PORTFOLIO LOAN

     With respect to the DDR-Macquarie Portfolio loan, representing 1.98% of the outstanding pool balance and 2.79% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures three other pari passu companion loans. The DDR-Macquarie Portfolio loan and the three pari passu companion loans will be serviced under the COMM 2004-LNB3 pooling and servicing agreement. Any decision to be made with respect to the
DDR-Macquarie Portfolio loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB3 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the
DDR-Macquarie Portfolio loan and the three other pari passu companion loans then holding a majority of the aggregate outstanding principal balance of the
DDR-Macquarie Portfolio loan and such pari passu companion loans. If such holders (or their designees) cannot agree on a course of action within a certain period of time, the majority certificateholder of the controlling class under the COMM 2004-LNB3 pooling and servicing agreement will be entitled to direct the COMM 2004-LNB3 servicer or the COMM 2004-LNB3 special servicer with respect to which course of action it should follow.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the three other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered herein. In addition, as of the cut-off date, the DDR-Macquarie Portfolio loan represents approximately
11.28% of the aggregate principal balance of the four loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the COMM 2004-LNB3 servicer or the COMM
2004-LNB3 special servicer under the COMM 2004-LNB3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

     THE FEDEX-RENO AIRPORT LOAN

     With respect to the FedEx-Reno Airport loan, representing 0.66% of the outstanding pool balance and 0.93% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The FedEx-Reno Airport loan and the subordinate companion loan will be serviced under the pooling and servicing agreement.

     The holder of the FedEx-Reno Airport subordinate companion loan will initially be entitled to exercise certain rights with respect to various servicing matters affecting the FedEx-Reno Airport loan and the FedEx-Reno
Airport subordinate companion loan. As a result, approvals to proposed actions of the servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.
No certificateholder may take any action against any holder of a companion loan
(or its designee) for having acted solely in its respective interest. The holder of the FedEx-Reno Airport subordinate companion loan (or its designee)
may have interests in conflict with, and its decisions may adversely affect,

                                      S-65

holders of the classes of certificates offered herein. See "Description of the
Mortgage Pool--Split Loan Structures--The FedEx-Reno Airport Loan--Rights of
the Holder of the FedEx-Reno Airport B Loan" in this prospectus supplement.

YOU WILL HAVE LESS CONTROL OVER THE SERVICING OF THE 731 LEXINGTON
AVENUE-BLOOMBERG HEADQUARTERS LOAN, THE STRATEGIC HOTEL PORTFOLIO LOAN AND THE
DDR-MACQUARIE PORTFOLIO LOAN

     The 731 Lexington Avenue-Bloomberg Headquarters loan, the Strategic Hotel
Portfolio loan and the DDR-Macquarie Portfolio loan are secured by mortgaged properties that also secure mortgage loans that are not assets of the trust.
The 731 Lexington Avenue-Bloomberg Headquarters loan and the DDR-Macquarie
Portfolio loan are serviced and administered by Midland Loan Services, Inc., the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Lennar Partners, Inc., the special servicer under such pooling and servicing agreement. The Strategic Hotel
Portfolio loan is serviced and administered by GEMSA Loan Services, L.P., the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Lennar Partners, Inc., the special servicer under such pooling and servicing agreement. Each of those other pooling and servicing agreements provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement.
As a result, you will have less control over the servicing of the 731 Lexington
Avenue-Bloomberg Headquarters loan, the Strategic Hotel Portfolio loan and the
DDR-Macquarie Portfolio loan than you would have if such mortgage loans were being serviced by the servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See "The Pooling and Servicing
Agreement--Servicing of the Non-Serviced Mortgage Loans" in this prospectus supplement.

                   RISKS RELATED TO THE OFFERED CERTIFICATES

RISKS RELATED TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, repurchases upon a mortgage loan seller's breach of representations or warranties, or the exercise of a purchase option by a mezzanine lender or other party with such option.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A
certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-5 certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the servicer or the special servicer, as the case may be, may take action to enforce the trust's right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See "--Risks Related to the Mortgage
Loans--Borrower May Be Unable to Repay the Remaining Principal Balance on the
Maturity Date or Anticipated Repayment Date" above.

                                      S-66

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" and "--Property
Releases" in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o the terms of the mortgage loans;

     o the length of any prepayment lock-out period;

     o the level of prevailing interest rates;

     o the availability of mortgage credit;

     o the applicable yield maintenance charges or prepayment premiums;

     o the servicer's or special servicer's ability to enforce those charges or premiums;

     o the occurrence of casualties or natural disasters; and

     o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file, or if a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such repurchases may therefore adversely affect the yield to maturity on your certificates. Furthermore, with regard to the 731 Lexington Avenue-Bloomberg
Headquarters loan, the Strategic Hotel Portfolio loan and the FedEx-Reno
Airport loan, which are secured by one or more mortgaged properties that also secure companion loans that are not included in the trust, yield maintenance charges may not be payable if the holder of a related subordinate companion loan purchases the related mortgage loan due to certain default circumstances under such mortgage loan. This circumstance generally would have the same effect on the certificates offered herein as a prepayment in full of such mortgage loan.

RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS, YIELD MAINTENANCE
CHARGES AND DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

                                      S-67

YIELD CONSIDERATIONS

     The yield on any certificate offered herein will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o the interest rate for such certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

     o the timing and severity of any interest shortfalls resulting from prepayments;

     o the timing and severity of any appraisal reductions; and

     o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

     The investment performance of the certificates offered herein may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

RISKS RELATED TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the certificates offered herein;

     o their yield to maturity;

     o the rate of principal payments; and

     o their weighted average life.

     Unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5 or Class A-1A certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation and to such rights of the holders of the Class X-C and Class X-P certificates. See "Description of the
Offered Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C
and Class B certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5 and Class A-1A certificates, pro rata, and with respect to interest losses only, the Class X-C and Class X-P certificates based on their respective entitlements.

     Each class of certificates (other than the Class P, Class Q, Class R and
Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under

                                      S-68

certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

RISKS RELATED TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the certificates offered herein. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered herein, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered herein will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered herein. The certificates offered herein will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered herein. In addition, the market value of the certificates offered herein at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered herein at any time.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-1A
certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation and the Class X-C and Class X-P certificates. See "Description of the Offered
Certificates--Distributions" and "--Subordination" in this prospectus supplement.

RISK OF LIMITED ASSETS

     The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

                                      S-69

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST

     You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration.
The pooling and servicing agreement gives the servicer, the special servicer, the bond administrator or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered herein would have made, and these decisions may negatively affect those holders' interests.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading "--Risks Related to the Mortgage Loans."
Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

OTHER RISKS

     The "Risk Factors" section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

                                      S-70

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     A trust (the "Trust" or "Trust Fund") to be created by Deutsche Mortgage &
Asset Receiving Corporation (the "Depositor") will consist principally of a pool (the "Mortgage Pool") of 118 fixed-rate mortgage loans (each a "Mortgage
Loan," and collectively, the "Mortgage Loans") secured primarily by first liens on 145 commercial, multifamily and manufactured housing properties (each a
"Mortgaged Property," and collectively, the "Mortgaged Properties"). The
Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,222,089,157 (the "Initial Outstanding Pool Balance"). The
principal balances of the Mortgage Loans as of the Cut-off Date (each, a
"Cut-off Date Balance") will range from $1,049,031 to $79,500,000 and the average Cut-off Date Balance will be $10,356,764 subject to a variance of plus or minus 5%. The pool of mortgage loans will be deemed to consist of two Loan
Groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan
Groups"). Loan Group 1 will consist of 74 Mortgage Loans, representing 71.08%
of the Initial Outstanding Pool Balance (the "Initial Loan Group 1 Balance").
Loan Group 2 will consist of 44 Mortgage Loans (or 97.66% of the aggregate principal balance of the mortgage loans secured by multifamily properties and
37.25% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing 28.92% of the Initial Pool
Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage
Loan. All numerical information provided herein with respect to the Mortgage
Loans is provided on an approximate basis. All percentages of the Mortgage
Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool
Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the
Strategic Hotel Portfolio Loan, the DDR-Macquarie Portfolio Loan and the
FedEx-Reno Airport Loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a "Companion Loan." The Mortgage
Loan together with its related Companion Loans is referred to in this prospectus supplement as a "Whole Loan." None of the Companion Loans is included in the Mortgage Pool. Certain of the Companion Loans are pari passu in right of payment with the related Mortgage Loan. Each pari passu Companion Loan is referred to in this prospectus supplement as a "Pari Passu Companion Loan."
The 731 Lexington Avenue-Bloomberg Headquarters Loan and its related Pari Passu
Companion Loans have one companion loan that is subordinate in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters Loan and its related Pari
Passu Companion Loans. Such subordinate companion loan is referred to as the
"731 Lexington Avenue-Bloomberg Headquarters B Loan." The Strategic Hotel
Portfolio Loan and its related Pari Passu Companion Loans have four companion loans that are subordinate in right of payment to the Strategic Hotel Portfolio
Loan and its related Pari Passu Companion Loans. Such subordinate companion loans are collectively referred to as the "Strategic Hotel Portfolio B Loans."
The FedEx-Reno Airport Loan has one companion loan that is subordinate in right of payment to the FedEx-Reno Airport Loan. Such subordinate companion loan is referred to as the "FedEx-Reno Airport B Loan." Each of the 731 Lexington
Avenue-Bloomberg Headquarters B Loan, the Strategic Hotel Portfolio B Loans and
the FedEx-Reno Airport B Loan is referred to as a "B Loan." The FedEx-Reno
Airport B Loan will be serviced under the Pooling and Servicing Agreement and is sometimes referred to in this prospectus supplement as a "Serviced Companion
Loan" and together with the related Mortgage Loan, as a "Serviced Whole Loan."
Each of the 731 Lexington Avenue-Bloomberg Headquarters loan, the Strategic
Hotel Portfolio loan and the DDR-Macquarie Portfolio loan is sometimes referred to as a "Non-Serviced Mortgage Loan" and collectively, the "Non-Serviced
Mortgage Loans."

                                      S-71

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a
"Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Generally each of the Mortgages creates a first lien on the interests of the related borrower in the related
Mortgaged Property, as set forth on the following table:

                                       % OF INITIAL OUTSTANDING    % OF INITIAL LOAN   % OF INITIAL LOAN
INTEREST OF BORROWER ENCUMBERED             POOL BALANCE(1)       GROUP 1 BALANCE(1)   GROUP 2 BALANCE(1)
------------------------------------- -------------------------- -------------------- -------------------

Fee Simple Estate(2) ................            94.88%                  93.84%               97.43%
Partial Fee/Partial Leasehold Estate              2.25                    3.16                 0.00
Leasehold Estate ....................             2.88                    3.00                 2.57
                                                ------                  ------               ------
TOTAL ...............................           100.00%                 100.00%              100.00%
                                                ======                  ======               ======

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised values or square footage of each
      Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

(2)   Includes Mortgage Loans secured by the borrower's leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

SECURITY FOR THE MORTGAGE LOANS

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of German American Capital Corporation ("GACC"), LaSalle
Bank National Association ("LaSalle") or Nomura Credit & Capital, Inc.
("Nomura" and together with GACC and LaSalle, the "Mortgage Loan Sellers"),
GMAC Commercial Mortgage Corporation (the "Servicer"), Midland Loan Services,
Inc. (the "Special Servicer"), Wells Fargo Bank, N.A.(the "Trustee") or LaSalle
Bank National Association (the "Bond Administrator") or any of their respective affiliates. Each Mortgage Loan is or should be considered nonrecourse. In the event of a default under any Mortgage Loan, the lender's remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged
Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage
(other than the Mortgage related to the Mortgage Loan known as the "Orchard
Grove" loan as discussed under "Risk Factors--Risks related to the Mortgage
Loans--Environmental Loans Entail Risks") constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

THE MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the
Mortgage Pool on or before the Closing Date from GACC, LaSalle and Nomura pursuant to three separate

                                      S-72

mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement"), to be dated the Closing Date between the related Mortgage Loan Seller and the
Depositor.

     GACC. 38 Mortgage Loans, which represent security for 49.11% of the
Initial Outstanding Pool Balance, 52.78% of the Initial Loan Group 1 Balance
and 40.10% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans were originated or purchased by GACC or an affiliate of GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas
Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 60
Wall Street, New York, New York 10005.

     LaSalle. 53 Mortgage Loans, which represent security for 29.59% of the
Initial Outstanding Pool Balance, 26.79% of the Initial Loan Group 1 Balance
and 36.47% of the Initial Loan Group 2 Balance, will be sold to the Depositor by LaSalle. LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The
Netherlands. LaSalle is a commercial bank offering a wide range of banking services to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities. LaSalle is an affiliate of ABN AMRO Incorporated, one of the Underwriters. LaSalle is also acting as Bond Administrator and as paying agent and certificate registrar with respect to the Certificates. The principal offices of LaSalle are located at
135 South LaSalle Street, Chicago, Illinois 60603.

     Nomura. 27 Mortgage Loans, which represent security for 21.30% of the
Initial Outstanding Pool Balance, 20.43% of the Initial Loan Group 1 Balance
and 23.43% of the Initial Loan Group 2 Balance, will be sold to the Depositor by Nomura. All such Mortgage Loans were originated or purchased by Nomura or an affiliate of Nomura. Nomura is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $20 billion. Nomura Credit & Capital, Inc. is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. Nomura is an affiliate of Nomura Securities
International, Inc., one of the Underwriters. The principal offices of Nomura are located at 2 World Financial Center, Building B, New York, New York 10281.

     Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to any breach of any representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the related Mortgaged
Property or (iii) the interests of the Trustee or any holders of the
Certificates therein, will be required to cure such breach or repurchase or substitute for such Mortgage Loan. See "The Pooling and Servicing
Agreement--Representations and Warranties; Repurchase; Substitution" in this prospectus supplement.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan
Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan
Seller make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

     Environmental Site Assessments. Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an

                                      S-73

established database or study were conducted on all of the Mortgaged Properties within the 16-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

     o the condition has been remediated in all material respects,

     o the borrower has escrowed funds to effect the remediation,

     o a responsible party is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

     o an operations and maintenance plan has been or will be implemented,

     o a secured creditor impaired property policy or other environmental insurance with respect to such condition has been obtained,

     o an indemnity or guaranty with respect to such condition was obtained from a responsible third party,

     o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

     o upon further investigation, an environmental consultant recommended no further investigation or remediation.

     For more information regarding environmental conditions, see "Risk
Factors--Risks Related to the Mortgage Loans--Potential Trust Liability Related
to a Materially Adverse Environmental Condition" in this prospectus supplement.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the
Underwriters, the Servicer, the Special Servicer, the Trustee, the Bond
Administrator or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties
(or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related
Mortgage Loan Seller within the 16-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged
Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a
Mortgaged Property was included in the related property condition assessment.
In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

     Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged
Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 16-month period prior to the
Cut-off Date, except in the case of the "Rite Aid--Clyde" loan, the "Rite
Aid--Fostoria" loan and the "Rite Aid--Mansfield" loan, for which appraisals were prepared in February 1999. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in

                                      S-74

order to provide an opinion as to the market value of the related Mortgaged
Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors--Risks Related to the Mortgage Loans--Appraisals and
Market Studies Have Certain Limitations" in this prospectus supplement.

     Property, Liability and Other Insurance. The Mortgage Loan Documents
generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related
Mortgage Loan (or Whole Loan), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged
Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency
Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect
(except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan and with respect to the Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Whole Loan, (2) the maximum amount of insurance required by the terms of the related Mortgage and available for the related
Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged
Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See "Risk Factors--Risks Related to the Mortgage
Loans--Property Insurance" in this prospectus supplement.

                                      S-75

UNDERWRITING STANDARDS

GACC'S UNDERWRITING STANDARDS

     General. All of the Mortgage Loans sold to the Depositor by GACC were originated or purchased by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing properties located in the
United States.

     Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property's market and the utility of the mortgaged property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

PROPERTY TYPE                           DSCR GUIDELINE     LTV RATIO GUIDELINES
------------------------------------   ----------------   ---------------------

     Office ........................          1.25x              75%
     Anchored Retail ...............          1.25x              75%
     Unanchored Retail .............          1.30x              70%
     Multifamily ...................          1.20x              80%
     Manufactured housing ..........          1.20x              80%
     Industrial/Warehouse ..........          1.25x              75%
     Self storage ..................          1.30x              70%
     Hotel .........................          1.60x              70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination and, with respect to the
Whole Loans, are calculated (unless otherwise specified) without regard to any
B Loan, if any, but including each Mortgage Loan and any related Pari Passu
Companion Loan. Therefore, the debt service coverage ratio for each Mortgage
Loan as reported elsewhere in this prospectus supplement and Annex A-1 may differ from the amount calculated at the time of origination. In addition,
GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the
Mortgage Loans originated or purchased by GACC may vary from these guidelines.
See "Description of the Mortgage Pool" in this prospectus supplement and Annex
A-1 to this prospectus supplement.

                                      S-76

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, and in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

  Office ..............................   $0.20 per square foot
  Retail ..............................   $0.20 per square foot of in-line space
  Multifamily .........................   $2.50 per unit
  Manufactured housing ................   $50 per pad
  Industrial/Warehouse ................   $0.20 per square foot
  Self storage ........................   $0.15 per square foot
  Hotel ...............................   5% of gross revenue

     o Re-tenanting--Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves for environmental remediation.

     Mortgage Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each Mortgage
Loan originated or purchased by GACC conforms in its entirety to the guidelines described above.

LASALLE'S UNDERWRITING STANDARDS

     General. LaSalle has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage
Loans were generally originated in accordance with such guidelines.

     Property Analysis. LaSalle generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged
Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. LaSalle assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, LaSalle evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

                                      S-77

     Cash Flow Analysis. LaSalle reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Loan
Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, LaSalle obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement
Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the Mortgaged Property in its current condition. LaSalle then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. LaSalle evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans are nonrecourse in nature, in the case of certain Mortgage Loans, the borrower and/or certain principals, which may be entities thereof, may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

     LaSalle evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, LaSalle either (i)
obtains or updates an environmental site assessment ("ESA") for a Mortgaged
Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, LaSalle reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, LaSalle requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the
Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination), LaSalle obtains a physical assessment report ("PAR")
for each Mortgaged Property prepared by a qualified structural engineering firm. However, in certain cases a PAR is not obtained if the Mortgaged Property is determined to be a new construction. LaSalle reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, LaSalle generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than 12 months.

     Title Insurance Policy. The borrower is required to provide, and LaSalle reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:

     o the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located;

                                      S-78

     o the policy must be in an amount equal to the original principal balance of the Mortgage Loan;

     o the protection and benefits must run to the lender and its successors and assigns;

     o the policy should be written on a standard policy form of the American
       Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and

     o the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and LaSalle reviews, certificates of required insurance with respect to the Mortgaged
Properties where self-insurance is not permitted. Such insurance generally may include:

     o commercial general liability insurance for bodily injury or death and property damage;

     o an "All Risk of Physical Loss" policy;

     o if applicable, boiler and machinery coverage;

     o if the Mortgaged Property is located in a flood hazard area, flood insurance; and

     o such other coverage as LaSalle may require based on the specific characteristics of the Mortgaged Property.

NOMURA'S UNDERWRITING STANDARDS

     General. Nomura has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage
Loans were generally originated in accordance with such guidelines.

     Property Analysis. Nomura generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged
Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. Nomura assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, Nomura evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. Nomura reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage
Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, Nomura obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the Mortgaged Property in its current condition. Nomura then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. Nomura evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans are nonrecourse in nature, in the case of certain

                                      S-79

Mortgage Loans, the borrower and/or certain principals, which may be entities thereof, may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

     Nomura evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, Nomura either (i)
obtains or updates an ESA for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a
Mortgaged Property. If an ESA is obtained or updated, Nomura reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, Nomura requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage
Loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination), Nomura obtains a PAR for each Mortgaged Property prepared by a qualified structural engineering firm. However, in certain cases a PAR is not obtained if the Mortgaged Property is determined to be a new construction. Nomura reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, Nomura generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than 12 months.

     Title Insurance Policy. The borrower is required to provide, and Nomura reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:

     o the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located;

     o the policy must be in an amount equal to the original principal balance of the Mortgage Loan;

     o the protection and benefits must run to the lender and its successors and assigns;

     o the policy should be written on a standard policy form of the American
       Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and

     o the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and Nomura reviews, certificates of required insurance with respect to the Mortgaged
Properties where self-insurance is not permitted. Such insurance generally may include:

     o commercial general liability insurance for bodily injury or death and property damage;

     o an "All Risk of Physical Loss" policy;

     o if applicable, boiler and machinery coverage;

     o if the Mortgaged Property is located in a flood hazard area, flood insurance; and

     o such other coverage as Nomura may require based on the specific characteristics of the Mortgaged Property.

                                      S-80

SPLIT LOAN STRUCTURES

THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN

     With respect to the Mortgage Loan known as the "731 Lexington
Avenue-Bloomberg Headquarters" loan (the "731 Lexington Avenue-Bloomberg
Headquarters Loan"), representing approximately 6.06% of the Initial
Outstanding Pool Balance and 8.52% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $74,000,000, the related Mortgaged Property also secures five other mortgage loans (the "731 Lexington Avenue-Bloomberg
Headquarters Companion Loans"). Four of the 731 Lexington Avenue-Bloomberg
Headquarters Companion Loans (the "731 Lexington Avenue-Bloomberg Headquarters
Pari Passu Loans" and, together with the 731 Lexington Avenue-Bloomberg
Headquarters Loan, the "731 Lexington Avenue-Bloomberg Headquarters Senior
Loans") are pari passu in right of payment with the 731 Lexington
Avenue-Bloomberg Headquarters Loan and have Cut-off Date Balances of
$125,000,000, $65,000,000 and $50,000,000, and, in the case of one interest-only loan (which commences accrual only after the anticipated repayment date of the 731 Lexington Avenue-Bloomberg Headquarters loan), a notional balance of $86,000,000, respectively. The other 731 Lexington
Avenue-Bloomberg Headquarters Companion Loan is subordinate in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (the "731
Lexington Avenue-Bloomberg Headquarters B Loan" and, together with the 731
Lexington Avenue-Bloomberg Headquarters Senior Loans, the "731 Lexington
Avenue-Bloomberg Headquarters Whole Loan") and has a Cut-off Date Balance of
$86,000,000. The 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731
Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (other than the interest only loan referred to above) have the same interest rate, maturity date and amortization term. The 731 Lexington Avenue-Bloomberg Headquarters B
Loan has the same maturity date and amortization term as the 731 Lexington
Avenue-Bloomberg Headquarters Senior Loans, but an interest rate of 5.21125%.
Only the 731 Lexington Avenue-Bloomberg Headquarters Loan is included in the
Trust. The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans are not
assets of the Trust.

     The interest only 731 Lexington Avenue-Bloomberg Headquarters Pari Passu
Loan is currently owned by GACC, one of the Mortgage Loan Sellers. The 731
Lexington Avenue-Bloomberg Headquarters B Loan is currently held by 731 Funding
LLC, an affiliate of the tenant at the related Mortgaged Property.

     The other 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans
were deposited into the commercial securitizations indicated in the table below:

OUTSTANDING PRINCIPAL BALANCE AS OF THE CUT- OFF DATE                       SECURITIZATION
-------------------------------------------------------   --------------------------------------------------

$125,000,000...........................................   COMM 2004-LNB3 Commercial Mortgage Pass-
                                                          Through Certificates

$65,000,000............................................   GE Commercial Mortgage Corporation Commercial
                                                          Mortgage Pass-Through Certificates,
                                                          Series 2004-C3

$50,000,000............................................   GMAC Commercial Mortgage Securities, Inc., Series
                                                          2004-C2 Mortgage Pass-Through Certificates

     For the purpose of the information presented in this prospectus supplement with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the 731 Lexington
Avenue-Bloomberg Headquarters Senior Loans, but exclude the 731 Lexington
Avenue-Bloomberg Headquarters B Loan.

     General. The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement related to the COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates
securitization (the "COMM

                                      S-81

2004-LNB3 Pooling and Servicing Agreement") for which Midland Loan Services,
Inc. is the initial master servicer (in such capacity and any successor thereto, the "COMM 2004-LNB3 Servicer"), and Lennar Partners, Inc. is the
initial special servicer (in such capacity and any successor thereto, the "COMM
2004-LNB3 Special Servicer") (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 731 Lexington
Avenue-Bloomberg Headquarters Whole Loan will be effected in accordance with the COMM 2004-LNB3 Pooling and Servicing Agreement). However, the Servicer or
the Trustee, as applicable, will be obligated to make any required P&I Advances on the 731 Lexington Avenue-Bloomberg Headquarters Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 731 Lexington
Avenue-Bloomberg Headquarters Loan.

     Distributions. The holders of the 731 Lexington Avenue-Bloomberg
Headquarters Loan, the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu
Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan
and provides, in general, that:

     o if no monetary event of default, or a non-monetary event of default that results in a transfer of the 731 Lexington Avenue-Bloomberg Headquarters
       Whole Loan to special servicing (a "731 Lexington Avenue-Bloomberg
       Headquarters Servicing Transfer Event"), shall have occurred and be continuing (or if a monetary event of default or such a non-monetary event of default has occurred and is continuing, the holder of the 731
       Lexington Avenue-Bloomberg Headquarters B Loan has cured such monetary event of default or has cured or is diligently pursuing to cure such non-monetary event of default, in each case in accordance with the terms of the related intercreditor agreement and the COMM 2004-LNB3 Pooling and
       Servicing Agreement), (i) the holder of the 731 Lexington
       Avenue-Bloomberg Headquarters B Loan will generally be entitled to receive its scheduled principal and interest payments after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive their scheduled principal (other than 731 Lexington Avenue-Bloomberg
       Headquarters Additional Principal) and interest payments (other than default interest, prepayment premiums, and 731 Lexington Avenue-Bloomberg
       Headquarters Additional Interest) and after any Advances in respect of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans and the 731
       Lexington Avenue-Bloomberg Headquarters B Loan are repaid in full, (ii)
       the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will generally be entitled to receive its 731 Lexington Avenue-Bloomberg
       Headquarters Additional Principal after the holders of the 731 Lexington
       Avenue-Bloomberg Headquarters Senior Loans receive their 731 Lexington
       Avenue-Bloomberg Headquarters Additional Principal, (iii) the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans and the 731
       Lexington Avenue-Bloomberg Headquarters B Loan will generally be entitled to receive their respective unscheduled payments of principal on a pro rata basis, and (iv) the holder of the 731 Lexington Avenue-Bloomberg
       Headquarters B Loan will generally be entitled to receive its 731
       Lexington Avenue-Bloomberg Headquarters Additional Interest after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans
       receive their 731 Lexington Avenue-Bloomberg Headquarters Additional
       Interest; and

     o if a monetary event of default, or a non-monetary event of default that results in a 731 Lexington Avenue-Bloomberg Headquarters Servicing
       Transfer Event, shall have occurred and be continuing (and has not been cured by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B
       Loan exercising its cure rights, or, in the case of a non-monetary event of default, if such event of default has not been cured and the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is not diligently pursuing a cure thereof, in each case in accordance with the terms of the related intercreditor agreement and the COMM 2004-LNB3 Pooling and
       Servicing

                                      S-82

      Agreement), the holder of the 731 Lexington Avenue-Bloomberg Headquarters
      B Loan will not be entitled to receive payments of principal or interest until the holders of the 731 Lexington Avenue-Bloomberg Headquarters
      Senior Loans receive all their respective accrued interest (other than default interest and 731 Lexington Avenue-Bloomberg Headquarters
      Additional Interest) and outstanding principal in full.

      "731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date"
      means March 1, 2014;

      "731 Lexington Avenue-Bloomberg Headquarters Additional Interest" means the excess of interest accrued on the 731 Lexington Avenue-Bloomberg
      Headquarters Whole Loan at the interest rate applicable after the 731
      Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date (other than default interest) over interest that would have accrued on the 731
      Lexington Avenue-Bloomberg Headquarters Whole Loan for such period at the interest rate applicable prior to the 731 Lexington Avenue-Bloomberg
      Headquarters Anticipated Repayment Date;

      "731 Lexington Avenue-Bloomberg Headquarters Additional Principal" means principal payments from excess cash flow required with respect to the 731
      Lexington Avenue-Bloomberg Headquarters Whole Loan after the 731
      Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date.

    In addition, the holders of the 731 Lexington Avenue-Bloomberg Headquarters
Senior Loans have entered into a separate intercreditor agreement that sets forth the respective rights of each of the holders of the 731 Lexington Avenue-
Bloomberg Headquarters Senior Loans and provides, in general, that:

    o the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731
      Lexington Avenue-Bloomberg Headquarters Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other (except that one 731 Lexington
      Avenue-Bloomberg Headquarters Pari Passu Loan is entitled to payments of interest only, based on an outstanding notional balance as of the Cut-off
      Date of $86,000,000, after the 731 Lexington Avenue-Bloomberg
      Headquarters Anticipated Repayment Date); and

    o all payments, proceeds and other recoveries on or in respect of the 731
      Lexington Avenue-Bloomberg Headquarters Loan and/or the 731 Lexington
      Avenue-Bloomberg Headquarters Pari Passu Loans (in each case, subject to the rights of the COMM 2004-LNB3 Servicer, the COMM 2004-LNB3 Special
      Servicer and the COMM 2004-LNB3 Trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement, the Servicer, the Special Servicer and the
      Trustee under the Pooling and Servicing Agreement and any other service providers with respect to a 731 Lexington Avenue-Bloomberg Headquarters
      Senior Loan to payments and reimbursements pursuant to and in accordance with the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement)
      will be applied to the 731 Lexington Avenue-Bloomberg Headquarters Loan
      and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans on a
      pari passu basis according to their respective outstanding principal balances or in the case of the interest only 731 Lexington
      Avenue-Bloomberg Headquarters Pari Passu Loan, its outstanding notional balance.

RIGHTS OF THE HOLDER OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS B LOAN

     Consultation and Consent. Unless a 731 Lexington Avenue-Bloomberg
Headquarters Change of Control Event has occurred and is continuing, and provided the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan
is not an affiliate of the related borrower or, except as set forth below, an affiliate of the tenant at the related mortgaged property (a "Tenant
Affiliate"): (i) the COMM 2004-LNB3 Servicer or the COMM 2004-LNB3 Special
Servicer, as the case may be, will be required to consult with the holder of the 731 Lexington

                                      S-83

Avenue-Bloomberg Headquarters B Loan upon the occurrence of any event of default for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B
Loan and to consult with the holder of the 731 Lexington Avenue-Bloomberg
Headquarters B Loan with respect to certain determinations made by the COMM
2004-LNB3 Special Servicer pursuant to the Pooling and Servicing Agreement,
(ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the COMM 2004-LNB3
Servicer and the COMM 2004-LNB3 Special Servicer will be required to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan (1)
with respect to proposals to take any significant action with respect to the
731 Lexington Avenue-Bloomberg Headquarters Whole Loan and the related
Mortgaged Property and to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan and (2) to the
extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the COMM 2004-LNB3
Servicer and the COMM 2004-LNB3 Special Servicer will be required to notify in writing the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan
with respect to any proposal to take any of such actions (and to provide the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan in
order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan (which approval may be withheld in its sole discretion) with respect to:

    o any modification, amendment or waiver of any term of the related
      Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or a deferral or forgiveness of interest on or principal of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, a
      modification or waiver of any other monetary term of the 731 Lexington
      Avenue-Bloomberg Headquarters Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring all or any material portion of the related Mortgaged Property or the equity interests in the related borrower;

    o any modification or amendment of, or waiver with respect to, the related
      Mortgage Loan Documents that would result in a discounted pay-off of the
      731 Lexington Avenue-Bloomberg Headquarters Whole Loan;

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property or any related REO Property;

    o any proposed or actual sale of the 731 Lexington Avenue-Bloomberg
      Headquarters Whole Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the Pooling and Servicing Agreement) or the provisions of the related intercreditor agreement;

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" clause and/or
      "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower)

                                      S-84

    o any action to bring the related Mortgaged Property, or related REO
      Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

    o any substitution or release of collateral or acceptance of additional collateral for the 731 Lexington Avenue-Bloomberg Headquarters Whole
      Loan, including the release of additional collateral (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

    o any termination or consent to termination of the property manager of the related Mortgaged Property;

    o any adoption or approval of a plan in a bankruptcy of the borrower;

    o any consent to a new lease or material lease modification or material amendment to the condominium declaration for the related Mortgaged
      Property; or

    o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
      Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents.

    A "731 Lexington Avenue-Bloomberg Headquarters Change of Control Event"
will be deemed to have occurred and be continuing if the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Loan, as reduced by any payments of principal (whether as principal prepayments or otherwise)
allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Loan, appraisal reduction amounts and any realized losses allocated to the 731 Lexington
Avenue-Bloomberg Headquarters B Loan, is less than 25% of the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Loan, as reduced by any payments of principal (whether as principal prepayments or otherwise)
allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Loan.

    Notwithstanding the foregoing, pursuant to the provisions of the related intercreditor agreement, while the holder of the 731 Lexington Avenue-Bloomberg
Headquarters B Loan is a Tenant Affiliate, it will not have certain of the consent rights described above during a "Tenant Default Period." A "Tenant
Default Period" means any period of time during:

    o the continuation of a material default or event of default under the 731
      Lexington Avenue-Bloomberg Headquarters Whole Loan where such material default or event of default was in any way related to an event of default under the tenant's lease, or otherwise resulted from collusive activity between the related borrower and the tenant, or the inaction or action of the tenant (including, without limitation, any rightful exercise of set-off, abatement or termination rights under the tenant's lease), or

    o the continuation of an event of default under the tenant's lease.

    Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the COMM
2004-LNB3 Special Servicer or the COMM 2004-LNB3 Servicer by the holder of the
731 Lexington Avenue-Bloomberg Headquarters B Loan or the noteholders then holding a majority of the outstanding principal balance of the 731 Lexington
Avenue-Bloomberg Headquarters Senior Loans, as applicable, in no event will the
COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement violate the REMIC provisions of the Code or violate any other provisions of the COMM 2004-LNB3
Pooling and Servicing Agreement or the related Mortgage Loan Documents.

    Notwithstanding anything herein to the contrary, the Controlling Class
Representative and the holders of the 731 Lexington Avenue-Bloomberg
Headquarters Pari Passu Loans (or their

                                      S-85

designees) will always have the right to consult with the COMM 2004-LNB3
Servicer and the COMM 2004-LNB3 Special Servicer regarding the 731 Lexington
Avenue-Bloomberg Headquarters Whole Loan.

     During the occurrence and continuation of a 731 Lexington Avenue-Bloomberg
Headquarters Change of Control Event, any decision to be made with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan which requires the approval of the majority certificateholder of the controlling class under the
COMM 2004-LNB3 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (or
their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans. If the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans then holding a majority of the outstanding principal balance of the 731 Lexington
Avenue-Bloomberg Headquarters Senior Loans are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM
2004-LNB3 Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB3
Pooling and Servicing Agreement will be entitled to direct the COMM 2004-LNB3
Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM
2004-LNB3 Pooling and Servicing Agreement (including that such action does not violate the servicing standard under the COMM 2004-LNB3 Pooling and Servicing
Agreement or another provision of the Pooling and Servicing Agreement, the 731
Lexington Avenue-Bloomberg Headquarters Whole Loan or any applicable REMIC provisions of the Code), and the COMM 2004-LNB3 Servicer or the COMM 2004-LNB3
Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM
2004-LNB3 Pooling and Servicing Agreement. For purposes of the foregoing, the
Controlling Class Representative will be entitled to exercise the rights described in this paragraph with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the 731 Lexington Avenue-Bloomberg Headquarters Whole
Loan, resulting in a monetary event of default, or a non-monetary event of default exists that results in a 731 Lexington Avenue-Bloomberg Headquarters
Servicing Transfer Event and is capable of being cured within thirty days, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will have the right to cure such event of default (each such cure, a "731 Lexington
Avenue-Bloomberg Headquarters Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan to effect a
731 Lexington Avenue-Bloomberg Headquarters Cure Event or cause a delay in the transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to
special servicing (by depositing a cash payment with the COMM 2004-LNB3
Servicer when a payment default is determined to be imminent) is subject to the limitation that there be no more than three consecutive 731 Lexington
Avenue-Bloomberg Headquarters Cure Events or special servicing delays, in any combination and no more than an aggregate of six 731 Lexington Avenue-Bloomberg
Headquarters Cure Events or special servicing delays in any twelve calendar month period. So long as the holder of the 731 Lexington Avenue-Bloomberg
Headquarters B Loan is exercising its cure right, neither the COMM 2004-LNB3
Servicer nor the COMM 2004-LNB3 Special Servicer will be permitted to:

     o accelerate the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan,

     o treat such event of default as such for purposes of transferring the 731
       Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing,
       or

                                      S-86

     o commence foreclosure proceedings.

     The holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will not be permitted to exercise any cure rights if it is an affiliate of the related borrower or, during any Tenant Default Period, a Tenant Affiliate.

     Purchase Option. So long as no 731 Lexington Avenue-Bloomberg Headquarters
Change of Control Event exists, the holder of the 731 Lexington
Avenue-Bloomberg Headquarters B Loan has the option of purchasing the 731
Lexington Avenue-Bloomberg Headquarters Loan from the Trust, together with the
731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans from their respective holders, at any time that a 731 Lexington Avenue-Bloomberg
Headquarters Servicing Transfer Event that constitutes an event of default under the related Mortgage Loan Documents occurs, provided that no foreclosure or comparable conversion of the related Mortgaged Property has occurred; and
provided further, that the holder of the 731 Lexington Avenue-Bloomberg
Headquarters B Loan is not an affiliate of the related borrower or, during a
Tenant Default Period, a Tenant Affiliate. The purchase price required to be paid by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan
will generally equal the aggregate outstanding principal balance of the 731
Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington
Avenue-Bloomberg Headquarters Pari Passu Loans, together with accrued and unpaid interest thereon (excluding default interest), any applicable yield maintenance premium, any unreimbursed advances, together with unreimbursed interest thereon, relating to the 731 Lexington Avenue-Bloomberg Headquarters
Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the 731 Lexington Avenue-Bloomberg
Headquarters B Loan's purchase, a 1% liquidation fee (which will be paid to the
COMM 2004-LNB3 Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the COMM 2004-LNB3 Pooling and
Servicing Agreement, if the 731 Lexington Avenue-Bloomberg Headquarters Pari
Passu Loan that was deposited into the related securitization is subject to a fair value purchase option, the COMM 2004-LNB3 Special Servicer will be required to determine the purchase price for the other 731 Lexington
Avenue-Bloomberg Headquarters Senior Loans. The Controlling Class
Representative will have an option to purchase the 731 Lexington
Avenue-Bloomberg Headquarters Loan and each holder of a 731 Lexington
Avenue-Bloomberg Headquarters Pari Passu Loan (or its designees) will have an option to purchase its respective 731 Lexington Avenue-Bloomberg Headquarters
Pari Passu Loan, at the purchase price determined by the COMM 2004-LNB3 Special
Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement.

     Termination of the COMM 2004-LNB3 Servicer. If the 731 Lexington
Avenue-Bloomberg Headquarters Loan is affected by the occurrence of an event of default with respect to the COMM 2004-LNB3 Servicer under the COMM 2004-LNB3
Pooling and Servicing Agreement and the COMM 2004-LNB3 Servicer is not
otherwise terminated, then the Trustee (at the direction of Certificateholders holding at least 25% of the Certificate Balance of the Certificates), will be entitled to direct the COMM 2004-LNB3 Trustee to appoint a sub-servicer (or if the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan is being sub-serviced, to appoint a replacement sub-servicer) with respect to all of the rights and obligations of the COMM 2004-LNB3 Servicer under the COMM 2004-LNB3
Pooling and Servicing Agreement related to the 731 Lexington Avenue-Bloomberg
Headquarters Whole Loan. Such sub-servicer will be selected by holders of a majority of the aggregate outstanding principal balance of the 731 Lexington
Avenue-Bloomberg Headquarters Senior Loans. If such holders are not able to agree on a sub-servicer (or if the 731 Lexington Avenue-Bloomberg Headquarters
Whole Loan is being sub-serviced, a replacement sub-servicer) within 60 days, then the majority certificateholder of the controlling class under the COMM
2004-LNB3 Pooling and Servicing Agreement will select the sub-servicer.

     Termination of the COMM 2004-LNB3 Special Servicer. So long as no 731
Lexington Avenue-Bloomberg Headquarters Change of Control Event exists, the holder of the 731

                                      S-87

Lexington Avenue-Bloomberg Headquarters B Loan, unless such holder is an affiliate of the related borrower or a Tenant Affiliate, is permitted to terminate, at its expense, the COMM 2004-LNB3 Special Servicer for the 731
Lexington Avenue-Bloomberg Headquarters Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB3 Pooling and Servicing
Agreement. If a 731 Lexington Avenue-Bloomberg Headquarters Change of Control
Event exists, or if the holder of the 731 Lexington Avenue-Bloomberg
Headquarters B Loan is an affiliate of the related borrower or a Tenant
Affiliate, the holders of the 731 Lexington Avenue-Bloomberg Headquarters
Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior
Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the majority certificateholder of the controlling class under the
COMM 2004-LNB3 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer.

THE STRATEGIC HOTEL PORTFOLIO LOAN

     With respect to the Mortgage Loan known as the "Strategic Hotel Portfolio"
loan (the "Strategic Hotel Portfolio Loan"), representing approximately 5.70%
of the Initial Outstanding Pool Balance and 8.03% of the Initial Loan Group 1
Balance and with a Cut-off Date Balance of $69,718,968, the related Mortgaged
Property also secures six other mortgage loans (the "Strategic Hotel Portfolio
Companion Loans"). Two of the Strategic Hotel Portfolio Companion Loans (the
"Strategic Hotel Portfolio Pari Passu Loans" and, together with the Strategic
Hotel Portfolio Loan, the "Strategic Hotel Portfolio Senior Loans") are pari passu in right of payment with the Strategic Hotel Portfolio Loan and have balances as of the Cut-off Date of $49,799,263 and $54,779,189, respectively.
Each of the four other Strategic Hotel Portfolio Companion Loans is subordinate in right of payment to the Strategic Hotel Portfolio Senior Loans (such loans collectively are referred to as the "Strategic Hotel Portfolio B Loans" and, together with the Strategic Hotel Portfolio Senior Loans, the "Strategic Hotel
Portfolio Whole Loan"). The loans comprising the Strategic Hotel Portfolio B
Loans have the following outstanding principal balances as of the Cut-off Date,
$5,148,248 (such loan, the "Strategic Hotel Portfolio B-1 Loan"), $10,787,516
(such loan, the "Strategic Hotel Portfolio B-2 Loan"), $3,494,912 (such loan, the "Strategic Hotel Portfolio B-3 Loan") and $13,934,830 (such loan, the
"Strategic Hotel Portfolio B-4 Loan"). The Strategic Hotel Portfolio Senior
Loans have the same interest rate, maturity date and amortization term. The
Strategic Hotel Portfolio B Loans have the same maturity date and amortization term as the Strategic Hotel Portfolio Senior Loans, but an interest rate of
5.8200% per annum with respect to the Strategic Hotel Portfolio B-1 Loan,
6.4770% per annum with respect to the Strategic Hotel Portfolio B-2 Loan,
7.1520% per annum with respect to the Strategic Hotel Portfolio B-3 Loan and
7.3920% per annum with respect to the Strategic Hotel Portfolio B-4 Loan. Only the Strategic Hotel Portfolio Loan is included in the Trust. The Strategic
Hotel Portfolio Companion Loans are not assets of the Trust.

     The Strategic Hotel Portfolio B Loans and one of the Strategic Hotel
Portfolio Pari Passu Loans with an outstanding principal balance as of the
Cut-off Date of $49,799,263 were deposited into the GE Commercial Mortgage
Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
securitization. The other Strategic Hotel Portfolio Pari Passu Loan with an outstanding principal balance as of the Cut-off Date of $54,779,189 is currently owned by GACC, one of the Mortgage Loan Sellers.

     For the purpose of the information presented in this prospectus supplement with respect to the Strategic Hotel Portfolio Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Strategic Hotel Portfolio Senior Loans, but exclude the Strategic Hotel Portfolio B Loan.

     General. The Strategic Hotel Portfolio Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement related to the GE
Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates,
Series 2004-C3 securitization (the "GECMC

                                      S-88

Series 2004-C3 Pooling and Servicing Agreement") for which GEMSA Loan Services,
L.P. is the initial master servicer (in such capacity and any successor thereto, the "GECMC Series 2004-C3 Servicer"), and Lennar Partners, Inc. is the
initial special servicer (in such capacity and any successor thereto, the
"GECMC Series 2004-C3 Special Servicer") (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Strategic Hotel
Portfolio Whole Loan will be effected in accordance with the GECMC Series
2004-C3 Pooling and Servicing Agreement). However, the Servicer or the Trustee,
as applicable, will be obligated to make any required P&I Advances on the
Strategic Hotel Portfolio Loan unless the Servicer, the Special Servicer or the
Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Strategic Hotel Portfolio Loan.

     Distributions. The holders of the Strategic Hotel Portfolio Loan, the
Strategic Hotel Portfolio Pari Passu Loans and the Strategic Hotel Portfolio B
Loans have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Strategic Hotel Portfolio Whole
Loan and provides, in general, that:

     o if no monetary event of default or other material non-monetary event of default that results in a transfer of the Strategic Hotel Portfolio Whole
       Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the Strategic Hotel Portfolio B Loans
       Directing Certificateholder has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the
       GECMC Series 2004-C3 Pooling and Servicing Agreement), the holder of the
       Strategic Hotel Portfolio B Loans will generally be entitled to receive its scheduled interest payments after the holders of the Strategic Hotel
       Portfolio Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the Strategic
       Hotel Portfolio Senior Loans and the Strategic Hotel Portfolio B Loans
       are repaid in full, and the holders of the Strategic Hotel Portfolio
       Senior Loans and the Strategic Hotel Portfolio B Loans will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a pro rata basis; and

     o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the
       Strategic Hotel Portfolio B Loans Directing Certificateholder exercising its cure rights in accordance with the terms of the related intercreditor agreement and the GECMC Series 2004-C3 Pooling and Servicing Agreement),
       the holder of the Strategic Hotel Portfolio B Loans will not be entitled to receive payments of interest until the holders of the Strategic Hotel
       Portfolio Senior Loans receive all accrued interest and scheduled principal payments due and owing on the Strategic Hotel Portfolio Senior
       Loans, and the holder of the Strategic Hotel Portfolio B Loans will not be entitled to receive payments of principal until the holders of the
       Strategic Hotel Portfolio Senior Loans receive all their respective outstanding principal in full.

     In addition, the holders of the Strategic Hotel Portfolio Senior Loans have entered into a separate intercreditor agreement that sets forth the respective rights of each of the holders of the Strategic Hotel Portfolio
Senior Loans and provides, in general, that:

     o the Strategic Hotel Portfolio Loan and the Strategic Hotel Portfolio Pari
       Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the
       Strategic Hotel Portfolio Loan and/or the Strategic Hotel Portfolio Pari
       Passu Loans (in each case, subject to the rights of the servicer, the special servicer and the trustee under the GECMC Series 2004-C3 Pooling and Servicing Agreement, the Servicer, the Special Servicer and the
       Trustee and any other service providers with respect to a Strategic

                                      S-89

     Hotel Portfolio Senior Loan to payments and reimbursements, in each case pursuant to and in accordance with the terms of the GECMC Series 2004-C3
     Pooling and Servicing Agreement) will be applied to the Strategic Hotel
     Portfolio Loan and the Strategic Hotel Portfolio Pari Passu Loans on a
     pari passu basis according to their respective outstanding principal balances.

     The related intercreditor agreements also permit GACC, so long as it is the holder of a Strategic Hotel Portfolio Pari Passu Loan, to reallocate the principal of such loans among each other or to such new pari passu notes; or to divide such retained loans into one or more "component" notes in the aggregate principal amount equal to the then outstanding loan being reallocated, provided that the aggregate principal balance of all outstanding Strategic Hotel
Portfolio Pari Passu Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

RIGHTS OF THE HOLDER OF THE STRATEGIC HOTEL PORTFOLIO B LOANS

     Consultation and Consent. Unless a Strategic Hotel Portfolio Change of
Control Event has occurred and is continuing: (i) the GECMC Series 2004-C3
Servicer or the GECMC Series 2004-C3 Special Servicer, as the case may be, will be required to consult with the Strategic Hotel Portfolio B Loans Directing
Certificateholder upon the occurrence of any event of default for the Strategic
Hotel Portfolio Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the Strategic Hotel Portfolio B
Loans Directing Certificateholder and to consult with the Strategic Hotel
Portfolio B Loans Directing Certificateholder with respect to certain determinations made by the GECMC Series 2004-C3 Special Servicer pursuant to the GECMC Series 2004-C3 Pooling and Servicing Agreement, (ii) at any time
(whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the GECMC Series 2004-C3 Servicer and the
GECMC Series 2004-C3 Special Servicer will be required to consult with the
Strategic Hotel Portfolio B Loans Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the Strategic Hotel
Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Strategic Hotel Portfolio B Loans
Directing Certificateholder and (2) to the extent that the related Mortgage
Loan Documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Strategic Hotel
Portfolio Whole Loan, the GECMC Series 2004-C3 Servicer and the GECMC Series
2004-C3 Special Servicer will be required to give notice in writing to the
Strategic Hotel Portfolio B Loans Directing Certificateholder of any proposal to take any of such actions (and to provide the Strategic Hotel Portfolio B
Loans Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Strategic Hotel Portfolio B
Loans Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Strategic Hotel Portfolio B Loans Directing
Certificateholder (which approval may be withheld in its sole discretion) with respect to:

     o any modification, amendment or waiver of any term of the related Mortgage
       Loan Documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Strategic Hotel Portfolio Whole Loan, a modification or waiver of any other monetary term of the Strategic Hotel Portfolio Whole
       Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property or the equity interests in the related borrower;

                                      S-90

    o any modification or amendment of, or waiver with respect to, the related
      Mortgage Loan Documents that would result in a discounted pay-off of the
      Strategic Hotel Portfolio Whole Loan;

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property or any related REO Property;

    o any proposed or actual sale of the Strategic Hotel Portfolio Whole Loan
      (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the GECMC Series
      2004-C3 Pooling and Servicing Agreement or the purchase by a Mortgage
      Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" clause and/or
      "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o any action to bring the related Mortgaged Property, or related REO
      Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

    o any substitution or release of collateral or acceptance of additional collateral for the Strategic Hotel Portfolio Whole Loan, including the release of additional collateral (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

    o any change in the property manager and any amendment or modification to any management or franchise agreement for which lender consent is required under the applicable Mortgage Loan Documents or is requested by the related borrower;

    o any adoption or approval of a plan in a bankruptcy of the borrower;

    o consenting to the modification, execution, termination or renewal of any
      "Major Lease" (as such term is defined in the Mortgage Loan Documents);

    o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
      Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; or

    o any determination that all criteria have been met with respect to any action, waiver or consent which requires a rating agency confirmation under the terms of the related Mortgage Loan documents;

provided that, in the event that the Strategic Hotel Portfolio B Loans
Directing Certificateholder fails to notify the GECMC Series 2004-C3 Special
Servicer or the GECMC Series 2004-C3 Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the Strategic Hotel Portfolio B Loans Directing Certificateholder by such
GECMC Series 2004-C3 Special Servicer or GECMC Series 2004-C3 Servicer, as
applicable, of written notice of such a proposed action, together with the information reasonably requested by the Strategic Hotel Portfolio B Loans
Directing Certificateholder, such action shall be deemed to have been approved by the Strategic Hotel Portfolio B Loans Directing Certificateholder.

    Such rights will terminate and will be exercised by the holders of the
Strategic Hotel Portfolio Senior Loans (as described below) at any time that a
Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing.

                                      S-91

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GECMC
Series 2004-C3 Special Servicer or the GECMC Series 2004-C3 Servicer by the
Strategic Hotel Portfolio B Loans Directing Certificateholder or the
noteholders then holding a majority of the outstanding principal balance of the
Strategic Hotel Portfolio Senior Loans, as applicable, in no event will the
GECMC Series 2004-C3 Special Servicer or the GECMC Series 2004-C3 Servicer be
required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GECMC Series 2004-C3 Pooling and Servicing
Agreement, violate the REMIC provisions of the Code or violate any other provisions of the GECMC Series 2004-C3 Pooling and Servicing Agreement or the
related Mortgage Loan Documents.

     Notwithstanding anything herein to the contrary, the Controlling Class
Representative and the holders of the Strategic Hotel Portfolio Pari Passu
Loans (or their designees) will always have the right to consult with the GECMC
Series 2004-C3 Servicer and the GECMC Series 2004-C3 Special Servicer regarding the Strategic Hotel Portfolio Whole Loan.

     During the occurrence and continuation of a Strategic Hotel Portfolio
Change of Control Event, any decision to be made with respect to the Strategic
Hotel Portfolio Whole Loan which requires the approval of the majority certificateholder of the controlling class under the GECMC Series 2004-C3
Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the
Strategic Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio
Senior Loans and the Strategic Hotel Portfolio B Loans Directing
Certificateholder will not be entitled to exercise such rights. If the holders of the Strategic Hotel Portfolio Senior Loans then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans are not able to agree on a course of action that satisfies the servicing standard under the GECMC Series 2004-C3 Pooling and Servicing Agreement within 30 days
(or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the GECMC Series 2004-C3 Servicer or the GECMC Series
2004-C3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the GECMC Series 2004-C3 Pooling and Servicing
Agreement will be entitled to direct the GECMC Series 2004-C3 Servicer or the
GECMC Series 2004-C3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GECMC Series 2004-C3
Pooling and Servicing Agreement (including that such action does not violate the servicing standard or another provision of the GECMC Series 2004-C3 Pooling and Servicing Agreement, the Strategic Hotel Portfolio Whole Loan or any
applicable REMIC provisions of the Code), and the GECMC Series 2004-C3 Servicer
or the GECMC Series 2004-C3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GECMC Series 2004-C3 Pooling and Servicing Agreement. For purposes of the foregoing, the Controlling Class Representative will be entitled to exercise the rights described in this paragraph with respect to the Strategic
Hotel Portfolio Loan.

     A "Strategic Hotel Portfolio Change of Control Event" will be deemed to have occurred and be continuing if the initial principal balance of the
Strategic Hotel Portfolio B Loans, as reduced by any payments of principal
(whether as scheduled amortization, principal prepayments or otherwise)
allocated to the Strategic Hotel Portfolio B Loans, appraisal reduction amounts and any realized losses allocated to the Strategic Hotel Portfolio B Loans, is less than 25% of the initial principal balance of the Strategic Hotel Portfolio
B Loans, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Strategic
Hotel Portfolio B Loans.

     The "Class SHP Certificates" means designated classes of certificates issued under the GECMC Series 2004-C3 Pooling and Servicing Agreement backed by the Strategic Hotel Portfolio B Loans.

                                      S-92

     The "Class SHP Controlling Class" means, as of any time of determination, the most subordinate class of Class SHP Certificates then outstanding that has a certificate balance at least equal to 25% of the initial certificate balance of that class.

     The "Strategic Hotel Portfolio B Loans Directing Certificateholder" is
generally the majority certificateholder of the Class SHP Controlling Class.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Strategic Hotel Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that may be cured within thirty days, the Strategic Hotel Portfolio B Loans
Directing Certificateholder will have the right to cure such event of default
(each such cure, a "Strategic Hotel Portfolio Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the Strategic Hotel Portfolio B Loans Directing Certificateholder to
effect a Strategic Hotel Portfolio Cure Event or cause a delay in the transfer of the Strategic Hotel Portfolio Whole Loan to special servicing (by depositing a cash payment with the GECMC Series 2004-C3 Servicer when a payment default is determined to be imminent) is subject to the limitation that there be no more than three consecutive Strategic Hotel Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of three
Strategic Hotel Portfolio Cure Events or special servicing delays in any twelve calendar month period. So long as the Strategic Hotel Portfolio B Loans
Directing Certificateholder is exercising its cure right, neither the GECMC
Series 2004-C3 Servicer nor the GECMC Series 2004-C3 Special Servicer will be permitted to:

     o accelerate the Strategic Hotel Portfolio Whole Loan,

     o treat such event of default as such for purposes of transferring the
       Strategic Hotel Portfolio Whole Loan to special servicing, or

     o commence foreclosure proceedings.

     The Strategic Hotel Portfolio B Loans Directing Certificateholder will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as no Strategic Hotel Portfolio Change of Control
Event exists, the Strategic Hotel Portfolio B Loans Directing Certificateholder
has the option of purchasing the Strategic Hotel Portfolio Loan from the Trust, together with the Strategic Hotel Portfolio Pari Passu Loans from their respective holders, at any time after the Strategic Hotel Portfolio Whole Loan becomes a specially serviced loan under the GECMC Series 2004-C3 Pooling and
Servicing Agreement as a result of an event that constitutes an event of default under the Strategic Hotel Portfolio Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred. The purchase price required to be paid by the Strategic Hotel Portfolio B Loans
Directing Certificateholder will generally equal the aggregate outstanding principal balance of the Strategic Hotel Portfolio Loan and the Strategic Hotel
Portfolio Pari Passu Loans, together with accrued and unpaid interest thereon
(excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon relating to the Strategic Hotel Portfolio Whole
Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Strategic Hotel Portfolio B Loans Directing
Certificateholder's purchase, a 1% liquidation fee (which will be paid to the
GECMC Series 2004-C3 Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the GECMC Series 2004-C3 Pooling
and Servicing Agreement, if the Strategic Hotel Portfolio Pari Passu Loan that was deposited into the related securitization is subject to a fair value purchase option, the GECMC Series 2004-C3 Special Servicer will be required to determine the purchase price for the other Strategic Hotel Portfolio Senior
Loans. The Controlling Class Representative will have an option to purchase the
Strategic Hotel Portfolio Loan and each holder of a Strategic Hotel Portfolio
Pari Passu Loan (or its designees) will have an option to purchase its respective Strategic Hotel Portfolio Pari Passu Loan, at the purchase price determined by the GECMC Series 2004-C3 Special Servicer under the GECMC Series
2004-C3 Pooling and Servicing Agreement.

                                      S-93

     Termination of the GECMC Series 2004-C3 Servicer. Prior to the occurrence of a Strategic Hotel Portfolio Control Appraisal Event, if an event of default under the GECMC Series 2004-C3 Pooling and Servicing Agreement occurs with respect to the GECMC Series 2004-C3 Servicer that affects any holder of a certificate represented by a Strategic Hotel Portfolio B Loan or a holder of the Strategic Hotel Portfolio Pari Passu Loan that is not held by the trust related to the GECMC Series 2004-C3 Pooling and Servicing Agreement or any
class of securities backed thereby or the Certificateholders, and the GECMC
Series 2004-C3 Servicer is not otherwise terminated, then, at the request of the Strategic Hotel Portfolio B Loans Directing Certificateholder, such holder of a Strategic Hotel Portfolio Pari Passu Loan or the majority certificateholder of the controlling class of the securitization that holds such Strategic Hotel Portfolio Pari Passu Loan or the Controlling Class
Representative, the GECMC Series 2004-C3 Trustee shall, at the direction of the holders of a majority of the outstanding principal balance of the Strategic
Hotel Portfolio Whole Loan or such holders' designees, require the GECMC Series
2004-C3 Servicer to appoint, within 30 days of the GECMC Series 2004-C3
Trustee's request, a sub-servicer (or, if such Whole Loan is currently being sub-serviced, to replace, within 30 days of the GECMC Series 2004-C3 Trustee's request, the then-current sub-servicer with a new sub-servicer) with respect to such Whole Loan; provided, that if a majority of such holders (or their respective designees) fail to agree on such sub-servicer within a specified time period, such appointment (or replacement) will be at the direction of the majority certificateholder of the controlling class under the GECMC Series
2004-C3 Pooling and Servicing Agreement, provided, further, that if a Strategic
Hotel Portfolio Control Appraisal Event exists, then the Strategic Hotel
Portfolio B Loans Directing Certificateholder will not have the right to terminate the GECMC Series 2004-C3 Servicer as specified above.

     Termination of the GECMC Series 2004-C3 Special Servicer. So long as no
Strategic Hotel Portfolio Change of Control Event exists, the Strategic Hotel
Portfolio B Loans Directing Certificateholder is permitted to terminate, at its expense, the GECMC Series 2004-C3 Special Servicer for the Strategic Hotel
Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GECMC Series 2004-C3 Pooling and Servicing Agreement. If a
Strategic Hotel Portfolio Change of Control Event exists, or if the Strategic
Hotel Portfolio B Loans Directing Certificateholder is an affiliate of the related borrower, the holders of the Strategic Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 60 days after receipt of notice, then the majority certificateholder of the controlling class under the GECMC Series 2004-C3 Pooling and Servicing
Agreement will be entitled to appoint a replacement special servicer.

THE DDR-MACQUARIE PORTFOLIO LOAN

     With respect to the Mortgage Loan known as the "DDR-Macquarie Portfolio"
loan (the "DDR-Macquarie Portfolio Loan"), representing approximately 1.98% of the Initial Outstanding Pool Balance, 2.79% of the Initial Loan Group 1
Balance, and with a Cut-off Date Balance of $24,250,000, the related Mortgaged
Properties also secures three other mortgage loans (the "DDR-Macquarie
Portfolio Pari Passu Loans" and, together with the DDR-Macquarie Portfolio
Loan, the "DDR-Macquarie Portfolio Whole Loan"). The DDR-Macquarie Portfolio
Pari Passu Loans are pari passu in right of payment with the DDR-Macquarie
Portfolio Loan and have Cut-off Date Balances of $75,000,000, $66,000,000,
$49,750,000, respectively. Each of the DDR-Macquarie Portfolio Loan and the
DDR-Macquarie Portfolio Pari Passu Loans with the Cut-off Date Balances of
$75,000,000 and $66,000,000 have the same interest rate, maturity date and amortization term. The DDR-Macquarie Portfolio Pari Passu Loan with the Cut-off
Date Balance of $49,750,000 (such note the "DDR-Macquarie Portfolio Pari Passu
A4 Note"), has an interest rate of LIBOR (as defined in the related intercreditor agreement) plus 0.84%,

                                      S-94

but the same maturity date and amortization terms as the other loans. Only the
DDR-Macquarie Portfolio Loan is included in the Trust. The DDR-Macquarie
Portfolio Pari Passu Loans are not assets of the Trust.

     The floating rate DDR-Macquarie Portfolio Pari Passu Loan is currently owned by GACC, one of the Mortgage Loan Sellers, but may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The fixed rate DDR-Macquarie Portfolio Pari Passu
Loans were deposited into the commercial securitizations indicated in the table below:

 OUTSTANDING PRINCIPAL BALANCE AS OF THE CUT-OFF DATE                       SECURITIZATION
------------------------------------------------------   ---------------------------------------------------

$75,000,000...........................................   COMM 2004-LNB3 Commercial Mortgage Pass-
                                                         Through Certificates

$66,000,000...........................................   GE Commercial Mortgage Corporation Commercial
                                                         Mortgage Pass-Through Certificates, Series 2004-C3

     For the purpose of the information presented in this prospectus supplement with respect to the DDR-Macquarie Portfolio Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the DDR-Macquarie Portfolio Whole Loan.

     General. The DDR-Macquarie Portfolio Whole Loan will be serviced pursuant to the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement, which is being serviced by the COMM 2004-LNB3 Servicer and will be specially serviced, if applicable, by the COMM 2004-LNB3 Special Servicer (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
DDR-Macquarie Portfolio Whole Loan will be effected in accordance with the COMM
2004-LNB3 Pooling and Servicing Agreement). However, the Servicer or the
Trustee, as applicable, will be obligated to make any required P&I Advances on the DDR-Macquarie Portfolio Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the DDR-Macquarie Portfolio Loan.

     Distributions. The holders of the DDR-Macquarie Portfolio Loan and the
DDR-Macquarie Portfolio Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the
DDR-Macquarie Portfolio Whole Loan and provides, in general, that:

     o the DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari
       Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the
       DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari Passu
       Loans will be applied to the DDR-Macquarie Portfolio Loan and the
       DDR-Macquarie Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (in each case, subject to the rights of the COMM 2004-LNB3 Servicer, the COMM 2004-LNB3 Special
       Servicer and the COMM 2004-LNB3 Trustee, the Servicer, the Special
       Servicer and the Trustee and any other service providers with respect to a DDR-Macquarie Portfolio Pari Passu Loan, in each case, to payments and reimbursements pursuant to and in accordance with the terms of the COMM
       2004-LNB3 Pooling and Servicing Agreement) provided, however, that (i)
       any permitted voluntary prepayment of the DDR-Macquarie Portfolio Pari
       Passu A4 Note and any payment of the DDR-Macquarie Portfolio Pari Passu
       A4 Note at maturity will be applied solely in payment of the
       DDR-Macquarie Portfolio Pari Passu A4 Note, except if both options to extend the DDR-Macquarie Portfolio Pari Passu A4 Note are exercised, payment at maturity will be applied to the DDR-Macquarie Portfolio Pari
       Passu Loans and the DDR-Macquarie Portfolio Loan on a pro rata basis,
       (ii) any "liquidated damages" paid by the related borrower under the
       DDR-Macquarie Portfolio Pari Passu A4 Note will be applied to the

                                      S-95

       DDR-Macquarie Portfolio Pari Passu A4 Note, except in connection with an
       "event of default" under the DDR-Macquarie Portfolio Whole Loan (and instead will be applied to the DDR-Macquarie Portfolio Pari Passu Loans and the DDR-Macquarie Portfolio Loan on a pro rata basis), and (iii) any
       "liquidated damages" paid by the related borrower under the DDR-Macquarie
       Portfolio Whole Loan (other than under the DDR-Macquarie Portfolio Pari
       Passu A4 Note) will be applied solely to the DDR-Macquarie Portfolio
       Whole Loan (other than under the DDR-Macquarie Portfolio Pari Passu A4
       Note) on a pari passu basis according to the holders' respective interests in the DDR-Macquarie Portfolio Whole Loan, except in connection with an "event of default" under the DDR-Macquarie Portfolio Whole Loan
       (and instead will be applied to the DDR-Macquarie Portfolio Pari Passu
       Loans and the DDR-Macquarie Portfolio Loan on a pro rata basis).

     o The related intercreditor agreement also permits GACC, so long as it is the holder of one or more DDR-Macquarie Portfolio Pari Passu Loans, to reallocate the principal of such loans (to the extent so retained) among each other or to such new pari passu notes or to divide such retained loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided that the aggregate principal balance of all outstanding DDR-Macquarie Portfolio Pari Passu Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     Consultation and Consent. Any decision to be made with respect to the
DDR-Macquarie Portfolio Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and
Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the COMM 2004-LNB3
Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio
Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2004-LNB3 Servicer or the COMM 2004-LNB3 Special
Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement will be entitled to direct the COMM 2004-LNB3 Servicer or the COMM 2004-LNB3 Special Servicer,
as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement (provided, that such action does not violate applicable law, the servicing standard or any other provision of the COMM 2004-LNB3 Pooling and Servicing Agreement, the
related Mortgage Loan Documents or the REMIC provisions of the Code), and the
COMM 2004-LNB3 Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2004-LNB3 Pooling and Servicing
Agreement. Pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement and
related intercreditor agreement, each holder of the DDR-Macquarie Portfolio
Loan and any DDR-Macquarie Portfolio Pari Passu Loan may consult separately with the COMM 2004-LNB3 Servicer or the COMM 2004-LNB3 Special Servicer, as
applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan will be entitled to approve the following:

     o any modification or amendment of, or waiver with respect to, the
       DDR-Macquarie Portfolio Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate

                                      S-96

       borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the DDR-Macquarie Portfolio Whole Loan, modification or waiver of any other monetary term of the DDR-Macquarie
       Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the DDR-Macquarie Portfolio Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

     o any modification or amendment of, or waiver with respect to the related
       Mortgage Loan Documents that would result in a discounted pay-off;

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
       Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO property or mortgage loan
       (other than in connection with the exercise of the fair value purchase option, the termination of the trust created under the COMM 2004-LNB3
       Pooling and Servicing Agreement or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
       clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

     o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage
       Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o any adoption or approval of a plan in a bankruptcy of the related borrower;

     o consenting to any "new lease" or "lease modification" at any Mortgaged
       Property securing the DDR-Macquarie Portfolio Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan
       Documents;

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
       Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

     o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the DDR-Macquarie
       Portfolio Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM
2004-LNB3 Special Servicer or the COMM 2004-LNB3 Servicer by the noteholders then holding a majority of the outstanding principal balance of the
DDR-Macquarie Portfolio Whole Loan, in no event will the COMM 2004-LNB3 Special
Servicer or the COMM 2004-LNB3 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM
2004-LNB3 Pooling and Servicing

                                      S-97

Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2004-LNB3 Pooling and Servicing Agreement or the related
Mortgage Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the COMM 2004-LNB3 Pooling and
Servicing Agreement, if the DDR-Macquarie Portfolio Pari Passu Loan that was deposited into the related securitization is subject to a fair value purchase option, the COMM 2004-LNB3 Special Servicer will be required to determine the purchase price for the other DDR-Macquarie Portfolio Pari Passu Loans. The
Controlling Class Representative will have an option to purchase the
DDR-Macquarie Portfolio Loan and each holder of a DDR-Macquarie Portfolio Pari
Passu Loan (or its designees) will have an option to purchase its respective
DDR-Macquarie Portfolio Pari Passu Loan, at the purchase price determined by the COMM 2004-LNB3 Special Servicer under the COMM 2004-LNB3 Pooling and
Servicing Agreement.

     Termination of the COMM 2004-LNB3 Servicer. If the DDR-Macquarie Portfolio
Loan is affected by the occurrence of an event of default with respect to the
COMM 2004-LNB3 Servicer under the COMM 2004-LNB3 Pooling and Servicing
Agreement and the COMM 2004-LNB3 Servicer is not otherwise terminated, then the
Trustee (at the direction of Certificateholders holding at least 25% of the
Certificate Balance of the Certificates), will be entitled to direct the COMM
2004-LNB3 Trustee to appoint a sub-servicer (or if the DDR-Macquarie Portfolio
Whole Loan is being sub-serviced, to appoint a replacement sub-servicer) with respect to all of the rights and obligations of the COMM 2004-LNB3 Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement related to the
DDR-Macquarie Portfolio Whole Loan. Such sub-servicer will be selected by holders of a majority of the aggregate outstanding principal balance of the
DDR-Macquarie Portfolio Whole Loan. If such holders are not able to agree on a sub-servicer (or if the DDR-Macquarie Portfolio Whole Loan is being sub-serviced, a replacement sub-servicer) within 30 days, then the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and
Servicing Agreement will select the sub-servicer.

     Termination of the COMM 2004-LNB3 Special Servicer. Noteholders (or their designees) holding a majority of the outstanding principal balance of the
DDR-Macquarie Portfolio Whole Loan will be entitled to terminate the COMM
2004-LNB3 Special Servicer with respect to the special servicing of the
DDR-Macquarie Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB3 Pooling and Servicing Agreement.

THE FEDEX-RENO AIRPORT LOAN

     With respect to one Mortgage Loan (the "FedEx-Reno Airport Loan"),
representing approximately 0.66% of the Initial Pool Balance and 0.93% of the
Initial Loan Group 1 Balance and with a Cut-off Date Balance of $8,111,463, the related Mortgaged Property also secures one other mortgage loan (the
"FedEx-Reno Airport B Loan" and together with the FedEx-Reno Airport Loan, the
"FedEx-Reno Airport Whole Loan"). The FedEx-Reno Airport B Loan is subordinate in right of payment to the FedEx-Reno Airport Loan and has a Cut-off Date
Balance of $1,373,848. The FedEx-Reno Airport Loan is an ARD Loan. The
Anticipated Repayment Date of the FedEx-Reno Airport Loan is October 1, 2014.
This is also the Maturity Date of the FedEx-Reno Airport B Loan. Until October
1, 2014 the FedEx-Reno Airport Loan and the FedEx-Reno Airport B Loan have the same interest rate. After that date the interest rate on FedEx-Reno Airport
Loan increases by 2.5%. The FedEx-Reno Airport Loan and the FedEx-Reno Airport
B Loan do not have the same amortization period. Only the FedEx-Reno Airport
Loan is included in the Trust. The FedEx-Reno Airport B Loan is not an asset of the Trust.

     With respect to the FedEx-Reno Airport Loan, unless otherwise indicated, for purposes of calculating the loan-to-value ratios and debt service coverage ratios in this prospectus supplement, the aggregate principal balance of the
FedEx-Reno Airport B is excluded.

                                      S-98

     The FedEx-Reno Airport B Loan is currently held by Capital Lease Funding,
LLC, an entity not affiliated with the seller of the FedEx-Reno Airport Loan, and may be sold at any time.

     The holders of the FedEx-Reno Airport Loan and the FedEx-Reno Airport B
Loan have entered into an intercreditor agreement. Pursuant to the terms of the intercreditor agreement:

     General. The FedEx-Reno Airport Loan Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
FedEx-Reno Airport Loan Whole Loan will be effected in accordance with the
Pooling and Servicing Agreement). The Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the FedEx-Reno Airport
Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the FedEx-Reno Airport Whole Loan. Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to the FedEx-Reno Airport B Loan.

     Distributions. Payments received in respect of the FedEx-Reno Airport
Whole Loan (other than amounts representing prepayments of rent, and the proceeds of any defaulted lease claim) will be applied in the following order of priority: (i) to the holder of the FedEx-Reno Airport Loan, the amount of any Property Advance outstanding upon final liquidation of the FedEx-Reno
Airport Whole Loan or upon a determination of nonrecoverability, together with
Advance Interest, and then to the holder of the FedEx-Reno Airport B Loan, the amount of any Property Advance outstanding upon final liquidation, together with Advance Interest; (ii) following any lease acceleration or termination, but prior to reinstatement of such lease following the cure or waiver of the default permitting such lease acceleration or termination, to the holder of the
FedEx-Reno Airport Loan up to the amount of any Property Advance together with
Advance Interest on Property Advances or P&I Advances, and special servicing and other servicing fees and expenses, in each case to the extent owed by the related borrower under the terms of the Mortgage Loan Documents; (iii) to the holder of the FedEx-Reno Airport Loan in an amount equal to accrued and unpaid interest on such loan at the non-default interest rate on such loan; (iv) to the holder of the FedEx-Reno Airport Loan in an amount equal to scheduled principal payments, or upon acceleration of the FedEx-Reno Airport Loan, the principal balance of the FedEx-Reno Airport Loan until paid in full; (v) to fund reserve accounts or to pay taxes and insurance proceeds to be applied to the repair of the Mortgaged Property; (vi) to the holder of the FedEx-Reno
Airport B Loan in the amount of any Property Advance made by it and outstanding upon any determination by the holder of the FedEx-Reno Airport B Loan that such
Property Advance is a nonrecoverable advance together with Advance Interest;
(vii) to the holder of the FedEx-Reno Airport B Loan in the amount equal to accrued and unpaid interest on such loan at the non-default interest rate on such loan; (viii) to the holder of the FedEx-Reno Airport B Loan in an amount equal to scheduled principal payments, or upon acceleration of the FedEx-Reno
Airport B Loan, the principal balance until paid in full; (ix) to the holder of the FedEx-Reno Airport Loan and the holder of the FedEx-Reno Airport B Loan in the amount of any unreimbursed costs and expenses paid by such holders including unreimbursed Property Advances and Advance Interest, interest on P&I
Advances and special servicing fees and other servicing fees, in each case to the extent owed by the Borrower under the terms of the related Mortgage Loan
Documents, any such amount to be applied pro rata between the holder of the
FedEx-Reno Airport Loan and the holder of the FedEx-Reno Airport B Loan; (x)
sequentially to the holder of the FedEx-Reno Airport Loan until the holder of the FedEx-Reno Airport Loan is paid in full and then to the holder of the
FedEx-Reno Airport B Loan, any unscheduled payment, other than the proceeds of the defaulted lease claim but including lump sum payments under any lease enhancement policy, (xi) to the holder of the FedEx-Reno Airport Loan and the holder of the FedEx-Reno Airport B Loan pro rata, any prepayment premiums actually received; (xii) to the holder of the FedEx-Reno Airport Loan, default interest on the FedEx-Reno Airport Loan; and (xiii) to the holder of the
FedEx-Reno Airport B Loan, default interest on FedEx-Reno Airport B Loan.

                                      S-99

     All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related Mortgaged Property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be paid first to the holder of the FedEx-Reno
Airport B Loan in an amount equal to the amount payable to the holder of the
FedEx-Reno Airport B Loan under clause (i) or (vi) above, second to the holder of the FedEx-Reno Airport B Loan in an amount equal to the amount payable under clause (vii) above, third to the holder of the FedEx-Reno Airport B Loan in an amount equal to the amount payable under clause (viii) above, fourth to the holder of the FedEx-Reno Airport Loan and holder of the FedEx-Reno Airport B
Loan in an amount equal to the amounts payable to each such holder under clause
(ix) above, fifth to the holder of the FedEx-Reno Airport B Loan any prepayment premium attributable to the FedEx-Reno Airport B Loan to the extent actually paid, sixth to the holder of the FedEx-Reno Airport B Loan in an amount equal to the amount payable under clause (xiii) above, and seventh to the holder of the FedEx-Reno Airport Loan any excess amount to be applied in the order of priority in clauses (i) through (xiii) above, without giving effect to clauses
(vi), (vii), (viii), (ix) and (xiii) and, solely with respect to the holder of the FedEx-Reno Airport B Loan, clauses (i) and (xi) above.

RIGHTS OF THE HOLDER OF THE FEDEX-RENO AIRPORT B LOAN

     Certain Consent Rights of the Holder of the FedEx-Reno Airport B Loan
Concerning Foreclosure on the FedEx-Reno Airport Whole Loan Collateral. Pursuant
to the related intercreditor agreement, the holder of the FedEx-Reno Airport
Loan is not permitted to commence a foreclosure action upon a default under the related Mortgage Loan Documents without the consent of the holder of the
FedEx-Reno Airport B Loan, except (i) upon the occurrence of certain events of defaults as described in the intercreditor agreement, including failure to pay scheduled interest or principal on the FedEx-Reno Airport Loan, (ii) if a nonrecoverability determination is made for any Advance or (iii) if the event of default described in clause (i) above is a failure to cure a lease termination condition or other landlord default under the related credit tenant lease and the cure would require a Property Advance which would be determined to be nonrecoverable; provided, however, that the holder of the FedEx-Reno Airport
Loan is not permitted to commence a foreclosure action if the holder of the
FedEx-Reno Airport B Loan has undertaken actions to cure the default that constitutes a lease termination condition or other event of default as described in the intercreditor agreement or has satisfactorily demonstrated its ability
(with respect to clauses (ii) or (iii) above) to reimburse the holder of the
FedEx-Reno Airport Loan for any such nonrecoverable Advance and has entered into an agreement to do so.

     Certain Additional Rights of the Holder of the FedEx-Reno Airport B
Loan. The holder of the FedEx-Reno Airport B Loan has the right (i) to direct defaulted lease claims of the related borrower against a defaulting or bankrupt tenant prior to foreclosure of the FedEx-Reno Airport Whole Loan, (ii) to take certain other actions to prevent a default on the part of the landlord under the FedEx-Reno Airport lease or any condition with respect to the Mortgaged
Property which would allow the tenants to either (a) offset against or abate rent due or (b) terminate the lease, (iii) to approve modifications to the terms of the FedEx-Reno Airport Loan Documents and to prohibit the Servicer and the Special Servicer from waiving rights under the related Mortgage Loan
Documents that affect the rights of the holder of the FedEx-Reno Airport B Loan or of the borrower under the related credit tenant lease or the assignment thereof, (iv) to require the holder of the FedEx-Reno Airport Loan to foreclose upon the Mortgaged Property upon the occurrence of a default by the borrower under the credit tenant lease, subject to the right of the holder of the
FedEx-Reno Airport Loan to cure such default, (v) to direct the holder of the
FedEx-Reno Airport Loan to enforce the rights of the holder of the FedEx-Reno
Airport B Loan under the Mortgage Loan Documents to receive proceeds of defaulted lease claims and (vi) with respect to any payment default by the tenant and any resulting default under the related Mortgage Loan Documents, to take any actions within the 60-day period following such default to cure such default before the holder of the

                                     S-100

FedEx-Reno Airport Loan or the servicer can accelerate the FedEx-Reno Airport
Loan or commence foreclosure on the Mortgaged Property. Capital Lease Funding,
LLC, an entity that is not affiliated with the mortgage loan seller of the
FedEx-Reno Airport Whole Loan (a) originated the FedEx-Reno Airport Whole Loan and sold it to LaSalle in its capacity as Mortgage Loan Seller and (b) is the holder of the FedEx-Reno Airport B Loan and may elect to sell the FedEx-Reno
Airport B Loan subject to the terms of the related intercreditor agreement.

     Purchase Option. In the event that (i) any payment of principal or interest on the FedEx-Reno Airport Whole Loan becomes 90 or more days delinquent, (ii) the respective principal balances of the FedEx-Reno Airport
Loan and the FedEx-Reno Airport B Loan have been accelerated, (iii) the respective principal balances of the FedEx-Reno Airport Loan and the FedEx-Reno
Airport B Loan are not paid at maturity, or (iv) the related borrower under the
FedEx-Reno Airport Whole Loan files a petition for bankruptcy, the holder of the FedEx-Reno Airport Loan will have the option to purchase the FedEx-Reno
Airport B Loan and, if such purchase option is not exercised, the holder of the
FedEx-Reno Airport B Loan will have the option to purchase the FedEx-Reno
Airport Loan from the Trust for a period of 90 days after the delivery of a repurchase notice by the Trust to the holder of the FedEx-Reno Airport B Loan, subject to certain conditions under the related intercreditor agreement. The
Pooling and Servicing Agreement will restrict the holder of the FedEx-Reno
Airport Loan from exercising the option to purchase the FedEx-Reno Airport B
Loan. The purchase price of the FedEx-Reno Airport Loan or the FedEx-Reno
Airport B Loan, as the case may be, will generally equal the outstanding principal balance thereof, together with all accrued interest and certain other amounts due under the related Mortgage Loan Documents (including without limitation any unreimbursed Property Advances and any interest thereon, but excluding any prepayment charges and default interest).

     Certain Obligations of the Servicer and Special Servicer Concerning the
Credit Tenant Lease. In certain circumstances described in the related intercreditor agreement, the Servicer or Special Servicer is required to take actions to prevent and cure any default by the landlord under the related credit tenant lease and prevent a termination of such lease by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease as described in the related intercreditor agreement.

ARD LOANS

     4 mortgage loans (the "ARD Loans"), representing 7.12% of the outstanding pool balance and 9.82% of the Initial Loan Group 1 Balance, as of the Cut-off
Date, provide that if, after a certain date (each, an "Anticipated Repayment
Date"), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate
(the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate").
With respect to the Mortgage Loans known as the "Bonner Highlands Apartments"
loan, the "LAUSD Office" loan, the FedEx-Reno Airport Loan and the 731
Lexington Avenue-Bloomberg Headquarters Loan, the Anticipated Repayment Date
for such Mortgage Loans is approximately 84 months, 120 months, 120 months and
120 months, respectively, after the origination date for such Mortgage Loan.
The Revised Rate for the "Bonner Highlands Apartments" loan is equal to the greater of (i) the Initial Rate plus 2% per annum and (ii) the yield on a U.S.
government security with same maturity date plus 3% per annum. The Revised Rate for the "LAUSD Office" loan is equal to the greater of (i) the Initial Rate plus 2% per annum and (ii) the yield on a U.S. government security with same maturity date plus 2% per annum. The Revised Rate for the 731 Lexington Avenue
Avenue-Bloomberg Headquarters Loan and the FedEx-Reno Airport Loan is equal to the Initial Rate plus 2% and 2.5% per annum, respectively. After its
Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan
Documents and all escrows and property expenses required under the related
Mortgage Loan Documents, be used to accelerate amortization of principal on that ARD Loan. While interest at the Initial Rate

                                     S-101

continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the
Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of that ARD Loan (or, with respect to the 731 Lexington
Avenue-Bloomberg Headquarters Whole Loan, the principal balance of such Whole
Loan) has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that any borrower will prepay the related ARD Loan on its
Anticipated Repayment Date.

ADDITIONAL LOAN INFORMATION

     General. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the
Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") is not the same as the stated
Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property's operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net
Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     Definitions. For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

       1. "Underwritten Net Cash Flow," "Underwritten NCF" or "UW NCF," with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged
   Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments),
   (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each
   Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of

                                     S-102

   vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or the Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged
   Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

       In determining Underwritten Net Cash Flow for a Mortgaged Property, the
   applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged
   Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash
   Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

       2. "Annual Debt Service" generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such
   Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest only period.

       3. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio"
   or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten
   Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual
   Debt Service for such Mortgage Loan.

       For purposes of calculating such amounts in the following tables and in
   Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 6.77% of the Initial Outstanding
   Pool Balance, 6.88% of the Initial Loan Group 1 Balance and 6.48% of the
   Initial Loan Group 2 Balance, has been reduced by the following holdback amounts: (i) with respect to the Mortgage Loan known as the "Woodyard
   Crossing Shopping Center" by $2,000,000; (ii) with respect to the Mortgage
   Loan known as "The Avenues I" by $500,000; (iii) with respect to the
   Mortgage Loan known as "Annunziata Multifamily Portfolio III" by $430,000;
   and (iv) with respect to the Mortgage Loan known as the "Provence North"
   loan by $175,000. With respect to two Mortgage Loans known as the
   "Crossings at Corona" loan and the "Inver Grove" loan, representing 6.75%
   of the Initial Outstanding Pool Balance and 9.49% of the Initial Loan Group
   1 Balance, as of the Cut-off Date, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan
   Documents are satisfied. The

                                     S-103

   loan-to-value ratios and debt service coverage ratios of such Mortgage
   Loans were calculated assuming these conditions have been met.
   Notwithstanding the foregoing, the debt service coverage ratios for such mortgage loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied are 1.20x and 1.27x, respectively.

       In the case of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the
   Strategic Hotel Portfolio Loan, the DDR-Macquarie Portfolio Loan and the
   FedEx-Reno Airport Loan, please refer to the Footnotes to Annex A-1 for more detailed information regarding the calculation of DSCRs for such
   Mortgage Loans.

       In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.
   However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
   The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.
   Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

       4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

       5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off
   Date LTV," "Cut-off Date LTV Ratio," "Current LTV," or "LTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage
   Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

       For purposes of calculating such amounts in the following tables and in
   Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 6.77% of the Initial Outstanding
   Pool Balance, 6.88% of the Initial Loan Group 1 Balance and 6.48% of the
   Initial Loan Group 2 Balance, has been reduced by the following holdback amounts: (i) with respect to the Mortgage Loan known as the "Woodyard
   Crossing Shopping Center" loan by $2,000,000; (ii) with respect to the
   Mortgage Loan known as "The Avenues I" loan by $500,000; and (iii) with respect to the Mortgage Loan known as "Annunziata Multifamily Portfolio"
   loan by $430,000; and (iv) with respect to the Mortgage Loan known as the
   "Provence North" loan, by $175,000. With respect to two Mortgage Loans known as the "Crossings at Corona" loan and the "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the
   Initial Loan Group 1 Balance, as of the Cut-off Date, $10,200,000 and
   $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The loan-to-value ratios and debt service coverage ratios of such Mortgage Loans were calculated assuming these conditions have been met. With respect to the Mortgage Loan

                                     S-104

   known as the Strategic Hotel Portfolio Loan, the LTV is calculated based on the original principal balance of such Mortgage Loan.

       In the case of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the
   Strategic Hotel Portfolio Loan, the DDR-Macquarie Portfolio Loan and the
   FedEx-Reno Airport Loan, please refer to the Footnotes to Annex A-1 for more detailed information regarding the calculation of the Loan-to-Value
   Ratios for such Mortgage Loans.

       6. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area. In some of the
   Mortgage Loans secured by ground leases, the square footage calculation may include the square footage of improvements on such Mortgaged Property.

       7. "Units," "Rooms" or "Pads" means: (a) in the case of a Mortgaged
   Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

       8. "Occupancy Rate" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the "Occupancy As-of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such
   Mortgaged Property. Information on Annex A-1 to this prospectus supplement concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Rate is specified.

       9. "Balloon Balance" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

       10. "LTV Ratio at Maturity" means, with respect to any Balloon Loan, (a)
   the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment
   Date divided by (b) the Appraised Value of the related Mortgaged Property.

       In the case of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the
   Strategic Hotel Portfolio Loan, the DDR-Macquarie Portfolio Loan and the
   FedEx-Reno Airport Loan, please refer to the Footnotes to Annex A-1 for more detailed information regarding the calculation of Loan-to-Value Ratios for such Mortgage Loans.

       11. "Mortgage Rate" or "Interest Rate" means, with respect to any
   Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such
   Mortgage Loan.

       12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the
   Master Servicing Fee Rate, Trustee Fee Rate, Bond Administrator Fee Rate
   and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

       13. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable.

       14. "GLA" means gross leasable area.

       15. "U/W Revenue" means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

       16. "NRA" means net rentable area.

                                     S-105

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGE
                                                                     ---------------------------------------------------------------
                                                            % OF                 STATED
                             NUMBER OF     AGGREGATE     OUTSTANDING            REMAINING
RANGE OF CUT-OFF DATE         MORTGAGE    CUT-OFF DATE  INITIAL POOL  MORTGAGE    TERM                  CUT-OFF DATE    LTV RATIO
BALANCES                       LOANS        BALANCE        BALANCE      RATE     (MOS.)   DSCR(1)(2)  LTV RATIO(1)(2) AT MATURITY(2)
--------------------------- ---------- --------------- ------------- --------- ---------- ---------- ---------------- --------------

1,049,031 - 1,999,999 .....      16     $   22,761,604       1.86%      5.818%     113      1.69x           62.87%         52.42%
2,000,000 - 2,999,999 .....      15         37,173,299       3.04       6.145      154      1.38            75.27          44.70
3,000,000 - 3,999,999 .....      16         55,223,107       4.52       5.744      114      1.47            67.43          56.44
4,000,000 - 5,999,999 .....      20        106,537,013       8.72       5.567      105      1.37            75.08          63.78
6,000,000 - 6,999,999 .....       4         26,770,604       2.19       5.277       88      1.46            72.00          62.09
7,000,000 - 9,999,999 .....      15        126,688,510      10.37       5.542      109      1.46            71.51          60.65
10,000,000 - 14,999,999 ...       9        105,905,396       8.67       5.463      104      1.67            67.75          60.72
15,000,000 - 29,999,999 ...      14        299,160,640      24.48       5.349       91      1.70            71.88          65.09
30,000,000 - 59,999,999 ...       6        218,659,016      17.89       5.576      109      1.52            69.15          58.64
60,000,000 - 69,999,999 ...       1         69,718,968       5.70       5.158       80      2.74            46.35          41.40
70,000,000 - 79,500,000 ...       2        153,500,000      12.56       5.470      116      1.36            69.67          57.26
                                 --     --------------     ------
TOTAL/WEIGHTED AVERAGE ....     118     $1,222,098,157     100.00%      5.492%     104      1.60X           69.28%         59.34%
                                ===     ==============     ======

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 4 Mortgage Loans (6.77% of the Initial
      Outstanding Pool Balance). With respect to two Mortgage Loans known as the "Crossings at Corona" loan and the "Inver Grove" loan, representing
      6.75% of the Initial Outstanding Pool Balance and 9.49% of the Initial
      Loan Group 1 Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. As of the Cut-off Date, the DSCR for such Mortgage Loans are 1.20x and 1.27x, respectively.

(2)   In the case of three mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                                                          WEIGHTED AVERAGE
                                                                --------------------------------------------------------------------
                                                                             STATED
                            NUMBER OF    AGGREGATE    % OF LOAN             REMAINING
RANGE OF CUT-OFF DATE        MORTGAGE  CUT-OFF DATE    GROUP 1   MORTGAGE     TERM                    CUT-OFF DATE      LTV RATIO
BALANCES                      LOANS       BALANCE      BALANCE     RATE      (MOS.)    DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------- ---------- -------------- ---------- ---------- ---------- ------------ ----------------- ---------------

1,049,031 - 1,999,999 ....       8     $ 11,837,145       1.36%    5.875%      115         1.74x          60.24%           51.64%
2,000,000 - 2,999,999 ....      13       32,407,731       3.73     6.231       159         1.35           76.06            42.66
3,000,000 - 3,999,999 ....       9       32,117,302       3.70     5.763       114         1.43           66.17            54.21
4,000,000 - 5,999,999 ....       9       46,940,521       5.40     5.587       106         1.50           73.16            61.65
6,000,000 - 6,999,999 ....       4       26,770,604       3.08     5.277        88         1.46           72.00            62.09
7,000,000 - 9,999,999 ....      10       82,904,613       9.54     5.571       111         1.52           68.04            56.74
10,000,000 - 14,999,999 ..       7       84,505,396       9.73     5.431       100         1.76           66.79            60.36
15,000,000 - 29,999,999 ..       6      142,785,640      16.44     5.182        86         1.96           67.44            61.93
30,000,000 - 49,999,999 ..       5      185,159,016      21.32     5.588       107         1.57           67.30            56.50
50,000,000 - 69,999,999 ..       1       69,718,968       8.03     5.158        80         2.74           46.35            41.40
70,000,000 - 79,500,000 ..       2      153,500,000      17.67     5.470       116         1.36           69.67            57.26
                                --     ------------     ------
TOTAL/WEIGHTED AVERAGE ...      74     $868,646,937     100.00%    5.474%      104       1.69X            66.73%           56.50%
                                ==     ============     ======

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.88% of the Initial
      Loan Group 1 Balance as of the Cut-off Date. With respect to two Mortgage
      Loans known as the "Crossings at Corona" loan and the "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of
      the Initial Loan Group 1 Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan
      Documents are satisfied. The LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. As of the Cut-off
      Date, the DSCR for such Mortgage Loans are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

                                     S-106

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2

                                                                                       WEIGHTED AVERAGE
                                                                  -----------------------------------------------------------
                                                                               STATED
                            NUMBER OF     AGGREGATE    % OF LOAN              REMAINING
RANGE OF CUT-OFF DATE        MORTGAGE   CUT-OFF DATE    GROUP 1    MORTGAGE     TERM               CUT-OFF DATE    LTV RATIO
BALANCES                      LOANS        BALANCE      BALANCE      RATE      (MOS.)    DSCR(1)   LTV RATIO(1)   AT MATURITY
-------------------------- ----------- -------------- ----------- ---------- ---------- --------- -------------- ------------

1,097,115 - 1,999,999 ....       8      $ 10,924,459       3.09%     5.756%      111       1.64x       65.72%        53.28%
2,000,000 - 2,999,999 ....       2         4,765,568       1.35      5.560       119       1.57        69.91         58.59
3,000,000 - 3,999,999 ....       7        23,105,805       6.54      5.717       113       1.52        69.18         59.54
4,000,000 - 6,999,999 ....      11        59,596,492      16.86      5.551       104       1.27        76.60         65.45
7,000,000 - 9,999,999 ....       5        43,783,898      12.39      5.488       105       1.35        78.08         68.05
10,000,000 - 14,999,999 ..       2        21,400,000       6.05      5.592       120       1.33        71.54         62.17
15,000,000 - 29,999,999 ..       8       156,375,000      44.24      5.501        96       1.47        75.95         67.97
30,000,000 - 33,500,000 ..       1        33,500,000       9.48      5.510       118       1.21        79.38         70.52
                                --      ------------     ------
TOTAL/WEIGHTED AVERAGE ...      44      $353,451,221     100.00%     5.537%      104      1.40X        75.54%        66.31%
                                ==      ============     ======

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.48% of the Initial
      Loan Group 2 Balance as of the Cut-off Date. With respect to two Mortgage
      Loans known as "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of
      the Loan Group 1 Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the
      Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                     S-107

              TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS(1)

                                                                     % OF                    CUT-OFF DATE
                                   NUMBER OF      AGGREGATE       OUTSTANDING     NUMBER      BALANCE PER
                                   MORTGAGED     CUT-OFF DATE    INITIAL POOL    OF UNITS     # OF UNITS
PROPERTY TYPE                     PROPERTIES       BALANCE          BALANCE       OR NRA        OR NRA
-------------------------------- ------------ ----------------- -------------- ------------ --------------

Multifamily ....................       67      $  402,143,093        32.91%         9,948    $  40,424.52
 Multifamily ...................       57         379,925,592        31.09          8,158       46,570.92
 Manufactured Housing ..........       10          22,217,501         1.82          1,790       12,412.01
Retail .........................       47         343,117,131        28.08      6,114,316           56.12
 Anchored ......................       29         282,008,171        23.08      5,743,313           49.10
 Unanchored ....................       15          53,953,997         4.41        337,463          159.88
 CTL(4) ........................        3           7,154,963         0.59         33,540          213.33
Office(5) ......................       20         340,567,349        27.87      3,595,100           94.73
Hotel ..........................        3          69,718,968         5.70          2,315       30,116.18
Industrial .....................        3          44,308,845         3.63        570,649           77.65
Mixed Use ......................        3          15,199,095         1.24         75,120          202.33
Self Storage ...................        1           5,944,603         0.49            610        9,745.25
Land ...........................        1           1,099,074         0.09          4,726          232.56
                                       --      --------------       ------
TOTAL/WEIGHTED AVERAGE .........      145      $1,222,098,157       100.00%
                                      ===      ==============       ======

                                                                 WEIGHTED AVERAGE
                                 ---------------------------------------------------------------------------------
                                              STATED
                                             REMAINING
                                  MORTGAGE     TERM                                CUT-OFF DATE       LTV RATIO
PROPERTY TYPE                       RATE      (MOS.)    OCCUPANCY   DSCR(2)(3)   LTV RATIO(2)(3)   AT MATURITY (3)
-------------------------------- ---------- ---------- ----------- ------------ ----------------- ----------------

Multifamily ....................    5.532%      103        94.26%       1.39x          75.37%            66.15
 Multifamily ...................    5.520       103        94.49        1.38           75.90             66.88
 Manufactured Housing ..........    5.741       109        90.25        1.57           66.22             53.81
Retail .........................    5.445       103        94.77        1.68           68.50             57.70
 Anchored ......................    5.376        99        94.13        1.69           69.09             59.73
 Unanchored ....................    5.537       113        97.39        1.72           63.41             51.99
 CTL(4) ........................    7.490       196       100.00        1.00           83.74             20.51
Office(5) ......................    5.513       109        97.13        1.57           66.64             56.30
Hotel ..........................    5.158        80        65.17        2.74           46.35             41.40
Industrial .....................    5.884       119       100.00        1.45           74.87             61.81
Mixed Use ......................    5.331        97        97.13        1.45           71.53             57.69
Self Storage ...................    5.650       119        93.93        1.61           77.20             64.84
Land ...........................    5.940       119       100.00        1.67           56.36             47.75
TOTAL/WEIGHTED AVERAGE .........    5.487%      105        94.57%       1.61X          68.70%            58.42

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised value or square footage of each
      Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2)   Unless otherwise indicated, calculated on loan balances after netting out a holdback amount for 4 Mortgage Loans (6.77% of the Initial Outstanding
      Pool Balance). With respect to two Mortgage Loans known as "Crossings at
      Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial
      Outstanding Pool Balance and 9.49% of the Loan Group 1 Balance,
      $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and
      DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(3)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

(4)   Rite Aid Corporation (rated B-/Caa1 by S&P and Moody's, respectively).

(5)   Includes the CTL loan identified as the "Bank of America" loan, which represents 0.02% of the Initial Outstanding Pool Balance.

                                     S-108

                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1(1)

                                                                    % OF                     CUT-OFF DATE
                                   NUMBER OF     AGGREGATE      OUTSTANDING       NUMBER      BALANCE PER
                                   MORTGAGED   CUT-OFF DATE   INITIAL GROUP 1    OF UNITS     # OF UNITS
PROPERTY TYPE                     PROPERTIES      BALANCE         BALANCE         OR NRA        OR NRA
-------------------------------- ------------ -------------- ----------------- ------------ --------------

Multifamily ....................      12      $ 48,691,873           5.61%          1,308    $  37,226.20
 Multifamily ...................       6       347,500,000           4.00             176      197,443.18
 Manufactured Housing ..........       6        13,941,872           1.61           1,132       12,316.14
Retail .........................      47       343,117,131          39.50       6,114,316           56.12
 Anchored ......................      29       282,008,171          32.47       5,743,313           49.10
 Unanchored ....................      15        53,953,997           6.21         337,463          159.88
 CTL(4) ........................       3         7,154,963           0.82          33,540          213.33
Office(5) ......................      20       340,567,349          39.26       3,595,100           94.73
Hotel ..........................       3        69,718,968           8.03           2,315       30,116.18
                                                                                ---------
Industrial .....................       3        44,308,845           5.10         570,649           77.65
Mixed Use ......................       3        15,199,095           1.75          75,120          202.33
Self Storage ...................       1         5,944,603           0.68             610        9,745.25
Land ...........................       1         1,099,074           0.13           4,726          232.56
TOTAL/WEIGHTED AVERAGE .........      90      $868,646,937         100.00%
                                      ==      ============         ======

                                                                 WEIGHTED AVERAGE
                                 ---------------------------------------------------------------------------------
                                              STATED
                                             REMAINING
                                  MORTGAGE     TERM                                CUT-OFF DATE       LTV RATIO
PROPERTY TYPE                       RATE      (MOS.)    OCCUPANCY   DSCR(3)(4)   LTV RATIO(3)(4)   AT MATURITY (4)
-------------------------------- ---------- ---------- ----------- ------------ ----------------- ----------------

Multifamily .................... 5.495%          99        91.87%       1.32x          74.12%            64.99
 Multifamily ................... 5.452           98        93.64        1.24           76.10             67.91
 Manufactured Housing .......... 5.602          101        87.46        1.53           69.19             57.74
Retail ......................... 5.445          103        94.77        1.68           68.50             57.70
 Anchored ...................... 5.376           99        94.13        1.69           69.09             59.73
 Unanchored .................... 5.537          113        97.39        1.72           63.41             51.99
 CTL(4) ........................ 7.490          196       100.00        1.00           83.74             20.51
Office(5) ...................... 5.513          109       97.l3         1.57           66.64             56.30
Hotel .......................... 5.158           80        65.17        2.74           46.35             41.40
Industrial ..................... 5.884          119       100.00        1.45           74.87             61.81
Mixed Use ...................... 5.331           97        97.13        1.45           71.53             57.69
Self Storage ................... 5.650          119        93.93        1.61           77.20             64.84
Land ........................... 5.940          119       100.00        1.67           56.36             47.75
TOTAL/WEIGHTED AVERAGE ......... 5.474%         104        93.46%       1.69X          66.73%            56.50

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised value or square footage of each
      Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2)   Unless otherwise indicated, calculated on loan balances after netting out a holdback amount for Mortgage Loans (6.88% of the Initial Loan Group 1
      Balance). With respect to two Mortgage Loans known as "Crossings at
      Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial
      Outstanding Pool Balance and 9.49% of the Loan Group 1 Balance,
      $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and
      DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(3)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

(4)   Rite Aid Corporation (rated B-/Caa1 by S&P and Moody's, respectively).

(5)   Includes the CTL loan identified as the "Bank of America" loan, which represents 0.02% of the Initial Outstanding Pool Balance.

                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2(1)

                                                                   % OF                  CUT-OFF DATE
                                   NUMBER OF     AGGREGATE     OUTSTANDING     NUMBER     BALANCE PER
                                   MORTGAGED   CUT-OFF DATE   INITIAL GROUP   OF UNITS    # OF UNITS
PROPERTY TYPE                     PROPERTIES      BALANCE       2 BALANCE      OR NRA       OR NRA
-------------------------------- ------------ -------------- --------------- ---------- --------------

Multifamily ....................      51      $345,175,592         97.66%       7,982    $  43,244.25
Manufactured Housing ...........       4         8,275,629          2.34          658       12,576.94
                                      --      ------------        ------
TOTAL/WEIGHTED AVERAGE .........      55      $353,451,221        100.00%       8,640
                                      ==      ============        ======

                                                            WEIGHTED AVERAGE
                                 -----------------------------------------------------------------------
                                              STATED
                                             REMAINING
                                  MORTGAGE     TERM                           CUT-OFF DATE    LTV RATIO
PROPERTY TYPE                       RATE      (MOS.)    OCCUPANCY   DSCR(2)   LTV RATIO(2)   AT MATURITY
-------------------------------- ---------- ---------- ----------- --------- -------------- ------------

Multifamily ....................    5.527%  103            94.58%     1.39x       75.88%        66.77%
Manufactured Housing ...........    5.975   124            94.96      1.63        61.22         47.20
TOTAL/WEIGHTED AVERAGE .........    5.537%  104            94.59%     1.40X       75.54%        66.31%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised value or square footage of each
      Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.48% of the Initial
      Loan Group 2 Balance).With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                     S-109

     MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--ALL MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                    % OF      ---------------------------------------------------------------------
                  NUMBER OF      AGGREGATE       OUTSTANDING                 STATED
                   MORTGAGE     CUT-OFF DATE    INITIAL POOL   MORTGAGE    REMAINING                   CUT-OFF DATE    LTV RATIO AT
STATE/LOCATION      LOANS         BALANCE          BALANCE       RATE     TERM (MOS.)   DSCR(3)(4)   LTV RATIO(3)(4)   MATURITY (4)
---------------- ----------- ----------------- -------------- ---------- ------------- ------------ ----------------- -------------

California(2)...      14      $  196,508,421       16.08%         5.634%       112           1.47x       72.02%            63.43%
New York .......      16         160,748,529       13.15          5.377        102           1.61        66.72             54.43
Maryland .......       3          92,329,964        7.56          5.834        117           1.23        75.00             57.08
Connecticut ....       7          66,970,735        5.48          5.492        105           1.64        63.51             55.78
Texas ..........       9          66,455,763        5.44          5.177         91           1.79        65.12             59.05
North Carolina .       5          63,217,790        5.17          5.125         86           2.01        63.34             59.49
Georgia ........       4          61,325,000        5.02          5.533         99           1.37        76.04             71.72
Florida ........      16          51,410,000        4.21          5.446        103           1.54        71.59             58.62
Missouri .......       4          36,055,280        2.95          5.632        120           1.31        75.22             62.16
Kansas .........       2          35,178,590        2.88          5.531        116           1.22        79.41             70.60
Illinois .......       6          34,089,308        2.79          5.044         88           2.58        48.85             47.15
Louisiana ......       1          31,766,437        2.60          5.158         80           2.74        46.35             41.40
Virginia .......       2          30,500,000        2.50          5.725         78           1.86        62.64             60.85
South Carolina .       6          30,475,313        2.49          5.554        117           1.32        76.38             62.95
Tennessee ......       3          29,675,896        2.43          5.308         58           1.55        69.16             64.57
Arizona ........       3          27,868,213        2.28          5.340         97           2.19        56.91             49.17
Alabama ........       1          23,500,000        1.92          5.500        119           1.45        78.88             69.10
New Mexico .....       1          20,200,000        1.65          4.850         60           1.40        80.00             73.61
Minnesota ......       5          16,334,025        1.34          5.528        137           1.67        70.39             46.87
Colorado .......       3          15,559,126        1.27          5.869        119           1.33        77.49             65.53
Mississippi ....       4          15,002,799        1.23          5.596        119           1.53        74.27             61.55
Pennsylvania ...       3          14,488,677        1.19          5.553        109           1.79        73.44             63.24
Oregon .........       3          13,493,454        1.10          5.787        119           1.49        69.78             58.81
New Hampshire...       3          11,192,144        0.92          5.862        119           1.64        67.56             58.07
Ohio ...........       5          10,736,497        0.88          6.795        157           1.24        81.92             38.11
Wisconsin ......       1          10,400,000        0.85          5.615        119           1.27        80.00             70.27
Massachusetts ..       1           9,291,436        0.76          5.590         83           1.33        67.33             60.40
Nevada .........       2           9,210,536        0.75          5.905        119           1.38        68.21             55.70
Oklahoma .......       1           9,100,000        0.74          5.320        120           1.37        79.82             66.29
Hawaii .........       1           7,236,518        0.59          5.300        119           1.51        68.27             47.34
Arkansas .......       2           5,091,030        0.42          4.879         81           2.68        63.25             58.48
Kentucky .......       2           3,991,750        0.33          6.025        118           1.33        71.59             59.47
Maine ..........       1           3,050,000        0.25          5.890        119           1.40        70.11             60.63
South Dakota ...       1           3,000,000        0.25          5.470        119           1.89        62.50             53.47
District of
 Columbia ......       1           2,400,530        0.20          5.625        235           1.00        92.33              0.00
Iowa ...........       1           1,876,460        0.15          5.870         58           1.40        75.06             70.22
Utah ...........       1           1,243,924        0.10          5.840        119           1.59        57.86             48.87
Indiana ........       1           1,124,010        0.09          5.770         83           1.34        74.93             67.46
                      --      --------------       ------         ------
TOTAL/WEIGHTED
 AVERAGE .......     145      $1,222,098,157       100.00%        5.492%       104           1.60X       69.28%            59.34%
                     ===      ==============       ======         =====

---------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised value or square footage of each
      Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2)   All Mortgaged Properties are located in Southern California (zip code less than or equal to 93600).

(3)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.77% of the Initial
      Outstanding Pool Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(4)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

                                     S-110

        MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 1(1)

                                                                                       WEIGHTED AVERAGES
                                                            ------------------------------------------------------------------------
                      NUMBER OF     AGGREGATE    % OF LOAN                 STATED
                       MORTGAGE   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING                   CUT-OFF DATE       LTV RATIO
STATE/LOCATION          LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(3)(4)   LTV RATIO(3)(4)   AT MATURITY (4)
-------------------- ----------- -------------- ----------- ---------- ------------- ------------ ----------------- ----------------

California(2).......      13      $192,914,811      22.21%     5.625%       112           1.46x          72.27%           63.68%
New York ...........      14       149,398,529      17.20      5.360        103           1.64           65.88            53.22
Maryland ...........       3        92,329,964      10.63      5.834        117           1.23           75.00            57.08
Connecticut ........       4        53,970,735       6.21      5.413        101           1.75           59.54            52.21
Texas ..............       5        52,968,240       6.10      5.129         88           1.86           63.87            58.52
North Carolina .....       2        34,579,070       3.98      4.590         59           2.52           54.97            54.97
Michigan ...........       3        34,565,511       3.98      5.623        118           1.29           76.93            64.82
Illinois ...........       6        34,089,308       3.92      5.044         88           2.58           48.85            47.15
Louisiana ..........       1        31,766,437       3.66      5.158         80           2.74           46.35            41.40
Tennessee ..........       3        29,675,896       3.42      5.308         58           1.55           69.16            64.57
Arizona ............       3        27,868,213       3.21      5.340         97           2.19           56.91            49.17
Florida ............       2        16,330,000       1.88      5.658        126           1.84           62.65            56.59
Colorado ...........       3        15,559,126       1.79      5.869        119           1.33           77.49            65.53
Pennsylvania .......       3        14,488,677       1.67      5.553        109           1.79           73.44            63.24
Oregon .............       3        13,493,454       1.55      5.787        119           1.49           69.78            58.81
Ohio ...............       5        10,736,497       1.24      6.795        157           1.24           81.92            38.11
Minnesota ..........       4        10,346,846       1.19      5.532        148           1.90           68.87            46.75
Virginia ...........       1        10,000,000       1.15      5.470        118           2.00           51.81            46.33
Massachusetts ......       1         9,291,436       1.07      5.590         83           1.33           67.33            60.40
Nevada .............       2         9,210,536       1.06      5.905        119           1.38           68.21            55.70
Hawaii .............       1         7,236,518       0.83      5.300        119           1.51           68.27            47.34
Mississippi ........       2         3,895,506       0.45      5.861        140           1.83           61.21            46.66
Arkansas ...........       1         3,022,791       0.35      4.180         55           3.62           54.31            54.31
Kentucky ...........       1         2,894,635       0.33      5.950        118           1.34           72.73            61.69
New Hampshire.......       1         2,493,286       0.29      5.970        117           1.40           74.43            63.23
District of
 Columbia ..........       1         2,400,530       0.28      5.625        235           1.00           92.33               --
Iowa ...............       1         1,876,460       0.22      5.870         58           1.40           75.06            70.22
Utah ...............       1         1,243,924       0.14      5.840        119           1.59           57.86            48.87
                          --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ...........      90      $868,646,937     100.00%     5.474%       104           1.69X          66.73%           56.50%
                          ==      ============     ======      =====

---------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised value or square footage of each
      Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2)   All Mortgaged Properties are located in Southern California (zip code less than or equal to 93600).

(3)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.88% of the Initial
      Loan Group 1 Balance).With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(4)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

                                     S-111

        MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 2(1)

                                                                                         WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
                          NUMBER OF     AGGREGATE        % OF                     STATED
                           MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   MORTGAGE    REMAINING              CUT-OFF DATE    LTV RATIO
STATE/LOCATION              LOANS        BALANCE        BALANCE       RATE     TERM (MOS.)   DSCR(3)   LTV RATIO(3)   AT MATURITY
------------------------ ----------- -------------- -------------- ---------- ------------- --------- -------------- ------------

Georgia ................       4      $ 61,325,000       17.35%       5.533%        99         1.37x       76.04%        71.72%
Kansas .................       2        35,178,590        9.95        5,531        116         1.22        79.41         70.60
Florida ................      14        35,080,000        9.92        5.347         92         1.40        75.75         59.57
South Carolina .........       6        30,475,313        8.62        5.554        117         1.32        76.38         62.95
North Carolina .........       3        28,638,720        8.10        5.770        119         1.39        73.45         64.96
Alabama ................       1        23,500,000        6.65        5.500        119         1.45        78.88         69.10
Virginia ...............       1        20,500,000        5.80        5.850         58         1.79        67.93         67.93
New Mexico .............       1        20,200,000        5.72        4.850         60         1.40        80.00         73.61
Texas ..................       4        13,487,523        3.82        5.369         99         1.51        70.02         61.09
Connecticut ............       3        13,000,000        3.68        5.820        118         1.20        80.00         70.61
New York ...............       2        11,350,000        3.21        5.598         87         1.24        77.80         70.37
Mississippi ............       2        11,107,293        3.14        5.503        111         1.43        78.85         66.77
Wisconsin ..............       1        10,400,000        2.94        5.615        119         1.27        80.00         70.27
Oklahoma ...............       1         9,100,000        2.57        5.320        120         1.37        79.82         66.29
New Hampshire ..........       2         8,698,859        2.46        5.831        119         1.71        65.59         56.59
Minnesota ..............       1         5,987,179        1.69        5.520        119         1.28        73.01         47.08
California(2) ..........       1         3,593,611        1.02        6.135        118         1.87        58.91         50.24
Maine ..................       1         3,050,000        0.86        5.890        119         1.40        70.11         60.63
South Dakota ...........       1         3,000,000        0.85        5.470        119         1.89        62.50         53.47
Arkansas ...............       1         2,068,239        0.59        5.900        119         1.30        76.32         64.58
Michigan ...............       1         1,489,769        0.42        5.850        178         1.75        35.47          0.46
Indiana ................       1         1,124,010        0.32        5.770         83         1.34        74.93         67.46
Kentucky ...............       1         1,097,115        0.31        6.223        118         1.30        68.57         53.62
                              --      ------------      ------
TOTAL/WEIGHTED
 AVERAGE ...............      55      $353,451,221      100.00%       5.537%       104         1.40X       75.54%        66.31%
                              ==      ============      ======

---------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised value or square footage of each
      Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2)   All Mortgaged Properties are located in Southern California (zip code less than or equal to 93600).

(3)   Unless otherwise indicated, calculated on Mortgage Loan balance after netting out a holdback amount for 2 Mortgage Loans (6.48% of the Initial
      Loan Group 2 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                     S-112

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                    % OF
                                  NUMBER OF      AGGREGATE       OUTSTANDING
RANGE OF DEBT SERVICE              MORTGAGE     CUT-OFF DATE    INITIAL POOL   MORTGAGE
COVERAGE RATIO                      LOANS         BALANCE          BALANCE       RATE
-------------------------------- ----------- ----------------- -------------- ----------

1.00x+ - 1.19x .................       6      $   61,867,466      5.06%         6.046%
1.20x+ - 1.29x .................      27         313,825,231     25.68          5.623%
1.30x+ - 1.39x .................      33         246,954,126     20.21          5.701%
1.40x+ - 1.49x .................      16         187,755,656     15.36          5.460%
1.50x+ - 1.59x .................       8          74,058,042      6.06          5.609%
1.60x+ - 1.74x .................       5          48,941,365      4.00          5.176%
1.75x+ - 1.99x .................      11          92,525,041      7.57          5.562%
2.00x+ - 2.49x .................       5          73,479,580      6.01          4.814%
2.50x+ - 3.62x .................       7         122,691,651     10.04          4.916%
                                      --      --------------   -------
TOTAL/WEIGHTED AVERAGE .........     118      $1,222,098,157    100.00%         5.492%
                                     ===      ==============   =======

                                  STATED REMAINING
RANGE OF DEBT SERVICE                   TERM                       CUT-OFF DATE      LTV RATIO
COVERAGE RATIO                         (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ----------------- ------------ ----------------- ---------------

1.00x+ - 1.19x .................        130             1.14x         77.05%            45.99%
1.20x+ - 1.29x .................        111             1.24x         77.92%            69.12%
1.30x+ - 1.39x .................        110             1.35x         73.78%            62.80%
1.40x+ - 1.49x .................        106             1.45x         69.41%            57.13%
1.50x+ - 1.59x .................        116             1.54x         71.76%            55.16%
1.60x+ - 1.74x .................         96             1.68x         71.73%            66.97%
1.75x+ - 1.99x .................         99             1.82x         59.34%            53.70%
2.00x+ - 2.49x .................         73             2.30x         54.56%            53.14%
2.50x+ - 3.62x .................         77             2.95x         47.84%            44.86%
TOTAL/WEIGHTED AVERAGE .........        104             1.60X         69.28%            59.34%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.77% of the Initial
      Outstanding Pool Balance as of the Cut-off Date).With respect to two
      Mortgage Loans known as "Crossings at Corona" loan and "Inver Grove"
      loan, representing 6.75% of the Initial Outstanding Pool Balance and
      9.49% of the Loan Group 1 Balance, $10,200,000 and $500,000,
      respectively, have been escrowed until certain conditions under the
      Mortgage Loan Documents are satisfied. The LTV and DSCRs of such Mortgage
      Loans were calculated assuming these conditions have been met.
      Notwithstanding the foregoing, the debt service coverage ratios for such
      Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and
      1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                  NUMBER OF     AGGREGATE    % OF LOAN
RANGE OF DEBT SERVICE              MORTGAGE   CUT-OFF DATE    GROUP 1    MORTGAGE
COVERAGE RATIO                      LOANS        BALANCE      BALANCE      RATE
-------------------------------- ----------- -------------- ----------- ----------

1.00x+ - 1.19x .................       6      $ 61,867,466      7.12%      6.046%
1.20x+ - 1.29x .................      13       194,152,053     22.35       5.643%
1.30x+ - 1.39x .................      18       146,804,766     16.90       5.695%
1.40x+ - 1.49x .................      11       129,505,656     14.91       5.526%
1.50x+ - 1.59x .................       6        50,811,324      5.85       5.697%
1.60x+ - 1.74x .................       4        30,516,365      3.51       5.463%
1.75x+ - 1.99x .................       5        60,016,936      6.91       5.444%
2.00x+ - 2.49x .................       5        73,479,580      8.46       4.814%
2.50x+ - 3.62x .................       6       121,492,792     13.99       4.911%
                                      --      ------------    ------
TOTAL/WEIGHTED AVERAGE .........      74      $868,646,937    100.00%      5.474%
                                      ==      ============    ======

                                  STATED REMAINING
RANGE OF DEBT SERVICE                   TERM                       CUT-OFF DATE      LTV RATIO
COVERAGE RATIO                         (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ----------------- ------------ ----------------- ---------------

1.00x+ - 1.19x .................        130           1.14x         77.05%            45.99%
1.20x+ - 1.29x .................        113           1.25x         77.59%            68.57%
1.30x+ - 1.39x .................        106           1.34x         73.03%            61.79%
1.40x+ - 1.49x .................        110           1.46x         65.64%            51.62%
1.50x+ - 1.59x .................        117           1.54x         71.96%            58.53%
1.60x+ - 1.74x .................        118           1.70x         66.78%            59.14%
1.75x+ - 1.99x .................        108           1.83x         56.35%            50.09%
2.00x+ - 2.49x .................         73           2.30x         54.56%            53.14%
2.50x+ - 3.62x .................         77           2.94x         47.98%            45.03%
TOTAL/WEIGHTED AVERAGE .........        104           1.69X         66.73%            56.50%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.88% of the Initial
      Loan Group 1 Balance).With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                  NUMBER OF     AGGREGATE    % OF LOAN
RANGE OF DEBT SERVICE              MORTGAGE   CUT-OFF DATE    GROUP 2    MORTGAGE
COVERAGE RATIO                      LOANS        BALANCE      BALANCE      RATE
-------------------------------- ----------- -------------- ----------- ----------

1.20x+ - 1.29x .................      14      $119,673,179     33.86%      5.589%
1.30x+ - 1.39x .................      15       100,149,360     28.33       5.710%
1.40x+ - 1.49x .................       5        58,250,000     16.48       5.311%
1.50x+ - 1.59x .................       2        23,246,718      6.58       5.417%
1.60x+ - 1.74x .................       1        18,425,000      5.21       4.700%
1.75x+ - 1.99x .................       6        32,508,105      9.20       5.781%
2.50x+ - 3.20x .................       1         1,198,859      0.34       5.460%
                                      --      ------------    ------
TOTAL/WEIGHTED AVERAGE .........      44      $353,451,221    100.00%      5.537%
                                      ==      ============    ======

                                  STATED REMAINING
RANGE OF DEBT SERVICE                   TERM                  CUT-OFF DATE    LTV RATIO
COVERAGE RATIO                         (MOS.)       DSCR(1)   LTV RATIO(1)   AT MATURITY
-------------------------------- ----------------- --------- -------------- ------------

1.20x+ - 1.29x .................        107           1.22x        78.47%       70.02%
1.30x+ - 1.39x .................        117           1.36x        74.87%       64.28%
1.40x+ - 1.49x .................         96           1.43x        77.80%       69.38%
1.50x+ - 1.59x .................        115           1.54x        71.33%       47.81%
1.60x+ - 1.74x .................         59           1.64x        79.93%       79.93%
1.75x+ - 1.99x .................         81           1.80x        64.86%       60.36%
2.50x+ - 3.20x .................        119           3.20x        33.30%       27.81%
TOTAL/WEIGHTED AVERAGE .........        104           1.40X        75.54%      66.31%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.48% of the Initial
      Loan Group 2 Balance).With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                     S-113

         RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                    % OF
                                  NUMBER OF      AGGREGATE       OUTSTANDING
RANGE OF LTV RATIOS                MORTGAGE     CUT-OFF DATE    INITIAL POOL
AS OF THE CUT-OFF DATE(1)(2)        LOANS         BALANCE          BALANCE
-------------------------------- ----------- ----------------- --------------

33.30% - 49.99% ................       7      $   95,978,000        7.85%
50.00% - 59.99% ................      14         231,509,292       18.94
60.00% - 69.99% ................      21         127,237,178       10.41
70.00% - 74.99% ................      25         209,826,671       17.17
75.00% - 79.99% ................      36         470,375,523       38.49
80.00% - 92.33% ................      15          87,171,493        7.13
                                      --      --------------      ------
TOTAL/WEIGHTED AVERAGE .........     118      $1,222,098,157      100.00%
                                     ===      ==============      ======

                                                              WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF LTV RATIOS               MORTGAGE         TERM                       CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE(1)(2)        RATE          (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ---------- ----------------- ------------ ----------------- ---------------

33.30% - 49.99% ................     5.136%             85        2.76x        45.76%            41.29%
50.00% - 59.99% ................     5.091              92        2.05         55.28             47.96
60.00% - 69.99% ................     5.619             104        1.57         66.13             56.48
70.00% - 74.99% ................     5.667             107        1.37         72.81             60.71
75.00% - 79.99% ................     5.624             110        1.32         78.14             67.86
80.00% - 92.33% ................     5.630             114        1.28         80.65             64.27
TOTAL/WEIGHTED AVERAGE .........     5.492%            104        1.60X        69.28%            59.34%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.77% of the Initial
      Outstanding Pool Balance. With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                  NUMBER OF     AGGREGATE    % OF LOAN
RANGE OF LTV RATIOS                MORTGAGE   CUT-OFF DATE    GROUP 1
AS OF THE CUT-OFF DATE(1)(2)        LOANS        BALANCE      BALANCE
-------------------------------- ----------- -------------- -----------

34.35% - 49.99% ................       5      $ 93,289,372      10.74%
50.00% - 59.99% ................      12       224,668,964      25.86
60.00% - 69.99% ................      15        83,155,422       9.57
70.00% - 74.99% ................      17       147,394,609      16.97
75.00% - 79.99% ................      20       302,583,007      34.83
80.00% - 92.33% ................       5        17,555,493       2.02
                                      --      ------------      ------
TOTAL/WEIGHTED AVERAGE .........      74      $868,646,937      100.00%
                                      ==      ============      ======

                                                              WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF LTV RATIOS               MORTGAGE         TERM                       CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE(1)(2)        RATE          (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ---------- ----------------- ------------ ----------------- ---------------

34.35% - 49.99% ................ 5.120%             83            2.77x        46.09%            42.12%
50.00% - 59.99% ................ 5.073              92            2.06         55.16             47.86
60.00% - 69.99% ................ 5.595             111            1.54         66.35             55.24
70.00% - 74.99% ................ 5.638             102            1.35         73.09             62.46
75.00% - 79.99% ................ 5.714             115            1.31         77.74             65.80
80.00% - 92.33% ................ 5.369             167            1.15         83.21             38.95
TOTAL/WEIGHTED AVERAGE ......... 5.474%            104            1.69X        66.73%            56.50%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.88% of the Initial
      Loan Group 1 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                  NUMBER OF     AGGREGATE    % OF LOAN
RANGE OF LTV RATIOS                MORTGAGE   CUT-OFF DATE    GROUP 2
AS OF THE CUT-OFF DATE              LOANS        BALANCE      BALANCE
-------------------------------- ----------- -------------- -----------

33.30% - 49.99% ................       2      $  2,688,628       0.76%
50.00% - 59.99% ................       2         6,840,328       1.94
60.00% - 69.99% ................       6        44,081,757      12.47
70.00% - 74.99% ................       8        62,432,061      17.66
75.00% - 80.00% ................      26       237,408,447      67.17
                                      --      ------------     ------
TOTAL/WEIGHTED AVERAGE .........      44      $353,451,221     100.00%
                                      ==      ============     ======

                                                         WEIGHTED AVERAGES
                                 ------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF LTV RATIOS               MORTGAGE         TERM                  CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE              RATE          (MOS.)       DSCR(1)   LTV RATIO(1)   AT MATURITY
-------------------------------- ---------- ----------------- --------- -------------- ------------

33.30% - 49.99% ................ 5.676%           152           2.40x      34.50%         12.66%
50.00% - 59.99% ................ 5.698             101           1.71       58.97          51.33
60.00% - 69.99% ................ 5.664              91           1.62       65.74          58.82
70.00% - 74.99% ................ 5.734             116           1.42       72.15          56.56
75.00% - 80.00% ................ 5.455             102           1.33       79.20          71.31
TOTAL/WEIGHTED AVERAGE ......... 5.537%           104           1.40X      75.54%         66.31%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.48% of the Initial
      Loan Group 2 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                     S-114

        RANGE OF LTV RATIOS AS OF THE MATURITY DATES--ALL MORTGAGE LOANS

                                                                    % OF
                                  NUMBER OF      AGGREGATE       OUTSTANDING
RANGE OF LTV RATIOS                MORTGAGE     CUT-OFF DATE    INITIAL POOL
AS OF THE CUT-OFF DATE              LOANS         BALANCE          BALANCE
-------------------------------- ----------- ----------------- --------------

0.00% - 29.99% .................       7      $   13,617,945       1.11%
30.00% - 39.99% ................       1           1,796,580        0.15
40.00% - 49.99% ................      21         281,190,756       23.01
50.00% - 59.99% ................      26         244,226,104       19.98
60.00% - 69.99% ................      42         387,978,696       31.75
70.00% - 79.93% ................      21         293,288,076       24.00
                                      --      --------------       -----
TOTAL/WEIGHTED AVERAGE .........     118      $1,222,098,157       100.00%
                                     ===      ==============       ======

                                                              WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF LTV RATIOS               MORTGAGE         TERM                       CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE              RATE          (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ---------- ----------------- ------------ ----------------- ---------------

0.00% - 29.99% .................     6.641%         192             1.45x       70.55%            15.79%
30.00% - 39.99% ................     5.830          118             2.32        44.58             37.68
40.00% - 49.99% ................     5.354          106             1.97        55.49             43.61
50.00% - 59.99% ................     5.274           94             1.88        64.15             54.49
60.00% - 69.99% ................     5.688          108             1.41        75.32             65.66
70.00% - 79.93% ................     5.491          101             1.29        78.87             72.23
TOTAL/WEIGHTED AVERAGE .........     5.492%         104             1.60X       69.28%            59.34%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.77% of the Initial
      Outstanding Pool Balance. With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1

                                                                  % OF
                                  NUMBER OF     AGGREGATE     OUTSTANDING
RANGE OF LTV RATIOS                MORTGAGE   CUT-OFF DATE   INITIAL GROUP
AS OF THE CUT-OFF DATE              LOANS        BALANCE       1 BALANCE
-------------------------------- ----------- -------------- ---------------

0.00% - 29.99% .................       5      $ 10,929,317       1.26%
30.00% - 39.99% ................       1         1,796,580       0.21
40.00% - 49.99% ................      18       249,416,264      28.71
50.00% - 59.99% ................      20       219,591,332      25.28
60.00% - 69.99% ................      24       254,808,957      29.33
70.00% - 77.71% ................       6       132,104,485      15.21
                                      --      ------------      -----
TOTAL/WEIGHTED AVERAGE .........      74      $868,646,937      100.00%
                                      ==      ============      ======

                                                              WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF LTV RATIOS               MORTGAGE         TERM                       CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE              RATE          (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ---------- ----------------- ------------ ----------------- ---------------

0.00% - 29.99% .................     6.878%         202             1.21x       79.42%             16.56%
30.00% - 39.99% ................     5.830          118             2.32        44.58              37.68
40.00% - 49.99% ................     5.343          105             2.04        53.45              43.32
50.00% - 59.99% ................     5.239           92             1.91        64.33              54.61
60.00% - 69.99% ................     5.683          107             1.39        75.32              65.16
70.00% - 77.71% ................     5.586          109             1.26        78.49              71.35
TOTAL/WEIGHTED AVERAGE .........     5.474%         104             1.69X       66.73%             56.50%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.88% of the Initial
      Loan Group 1 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

            RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2

                                                                  % OF
                                  NUMBER OF     AGGREGATE     OUTSTANDING
RANGE OF LTV RATIOS                MORTGAGE   CUT-OFF DATE   INITIAL GROUP
AS OF THE CUT-OFF DATE              LOANS        BALANCE       2 BALANCE
-------------------------------- ----------- -------------- ---------------

0.46% - 39.99% .................       2      $  2,688,628       0.76%
40.00% - 49.99% ................       3        31,774,492       8.99
50.00% - 59.99% ................       6        24,634,772       6.97
60.00% - 69.99% ................      18       133,169,739      37.68
70.00% - 79.93% ................      15       161,183,590      45.60
                                      --      ------------     ------
TOTAL/WEIGHTED AVERAGE .........      44      $353,451,221     100.00%
                                      ==      ============     ======

                                                         WEIGHTED AVERAGES
                                 ------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF LTV RATIOS               MORTGAGE         TERM                  CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE              RATE          (MOS.)       DSCR(1)   LTV RATIO(1)   AT MATURITY
-------------------------------- ---------- ----------------- --------- -------------- ------------

0.46% - 39.99% .................     5.676%         152          2.40x     34.50%         12.66%
40.00% - 49.99% ................     5.445          120          1.45      71.50          45.90
50.00% - 59.99% ................     5.593          115          1.58      62.53          53.41
60.00% - 69.99% ................     5.697          108          1.44      75.33          66.63
70.00% - 79.93% ................     5.413           95          1.31      79.19          72.94
TOTAL/WEIGHTED AVERAGE .........     5.537%         104          1.40X     75.54%         66.31%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.48% of the Initial
      Loan Group 2 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                     S-115

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                    % OF
                                  NUMBER OF      AGGREGATE       OUTSTANDING
RANGE OF MORTGAGE RATES            MORTGAGE     CUT-OFF DATE    INITIAL POOL
AS OF THE CUT-OFF DATE              LOANS         BALANCE          BALANCE
-------------------------------- ----------- ----------------- --------------

4.180% - 4.999% ................       9      $  155,161,130       12.70%
5.000% - 5.249% ................       9         118,018,002        9.66
5.250% - 5.449% ................       9         150,963,884       12.35
5.450% - 5.749% ................      36         393,584,364       32.21
5.750% - 5.999% ................      46         380,951,388       31.17
6.000% - 6.449% ................       6          16,264,425        1.33
6.450% - 7.490% ................       3           7,154,963        0.59
                                      --      --------------      ------
TOTAL/WEIGHTED AVERAGE .........     118      $1,222,098,157      100.00%
                                     ===      ==============      ======

                                                              WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF MORTGAGE RATES           MORTGAGE         TERM                       CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE              RATE          (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ---------- ----------------- ------------ ----------------- ---------------

4.180% - 4.999% ................     4.631%          63            2.41x        60.17%            58.86%
5.000% - 5.249% ................     5.147           73            2.15         58.43             53.82
5.250% - 5.449% ................     5.367          104            1.50         63.88             50.87
5.450% - 5.749% ................     5.555          116            1.42         73.15             62.32
5.750% - 5.999% ................     5.870          116            1.35         74.35             62.42
6.000% - 6.449% ................     6.129          127            1.62         66.21             55.23
6.450% - 7.490% ................     7.490          196            1.00         83.74             20.51
TOTAL/WEIGHTED AVERAGE .........     5.492%         104            1.60X        69.28%            59.34%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.77% of the Initial
      Outstanding Pool Balance. With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                  % OF
                                  NUMBER OF     AGGREGATE     OUTSTANDING
RANGE OF MORTGAGE RATES            MORTGAGE   CUT-OFF DATE   INITIAL GROUP
AS OF THE CUT-OFF DATE              LOANS        BALANCE       1 BALANCE
-------------------------------- ----------- -------------- ---------------

4.180% - 4.999% ................       7      $116,536,130      13.42%
5.000% - 5.249% ................       5        95,691,285      11.02
5.250% - 5.449% ................       5       132,151,847      15.21
5.450% - 5.749% ................      20       243,291,709      28.01
5.750% - 5.999% ................      30       262,247,304      30.19
6.000% - 6.449% ................       4        11,573,700       1.33
6.450% - 7.490% ................       3         7,154,963       0.82
                                      --      ------------     ------
TOTAL/WEIGHTED AVERAGE .........      74      $868,646,937     100.00%
                                      ==      ============     ======

                                                              WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF MORTGAGE RATES           MORTGAGE         TERM                       CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE              RATE          (MOS.)       DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
-------------------------------- ---------- ----------------- ------------ ----------------- ---------------

4.180% - 4.999% ................     4.582%             64        2.70x        53.61%            52.98%
5.000% - 5.249% ................     5.141              74        2.35         54.30             49.59
5.250% - 5.449% ................     5.372             102        1.50         62.69             50.04
5.450% - 5.749% ................     5.573             116        1.44         71.22             61.43
5.750% - 5.999% ................     5.867             119        1.33         74.43             60.22
6.000% - 6.449% ................     6.118             131        1.57         68.25             56.93
6.450% - 7.490% ................     7.490             196        1.00         83.74             20.51
TOTAL/WEIGHTED AVERAGE .........     5.474%            104        1.69X        66.73%            56.50%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.88% of the Initial
      Loan Group 1 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                  % OF
                                  NUMBER OF     AGGREGATE     OUTSTANDING
RANGE OF MORTGAGE RATES            MORTGAGE   CUT-OFF DATE   INITIAL GROUP
AS OF THE CUT-OFF DATE              LOANS        BALANCE       2 BALANCE
-------------------------------- ----------- -------------- ---------------

4.700% - 4.999% ................       2      $ 38,625,000      10.93%
5.000% - 5.249% ................       4        22,326,718       6.32
5.250% - 5.449% ................       4        18,812,038       5.32
5.450% - 5.749% ................      16       150,292,655      42.52
5.750% - 5.999% ................      16       118,704,085      33.58
6.000% - 6.223% ................       2         4,690,725       1.33
                                      --      ------------      ------
TOTAL/WEIGHTED AVERAGE .........      44      $353,451,221      100.00%
                                      ==      ============      ======

                                                         WEIGHTED AVERAGES
                                 ------------------------------------------------------------------
                                             STATED REMAINING
RANGE OF MORTGAGE RATES           MORTGAGE         TERM                  CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE              RATE          (MOS.)       DSCR(1)   LTV RATIO(1)   AT MATURITY
-------------------------------- ---------- ----------------- --------- -------------- ------------

4.700% - 4.999% ................     4.778%          60         1.51x        79.97%         76.62%
5.000% - 5.249% ................     5.173           65         1.31         76.13          71.95
5.250% - 5.449% ................     5.327          116         1.44         72.21          56.71
5.450% - 5.749% ................     5.260          116         1.37         76.27          63.75
5.750% - 5.999% ................     5.876          107         1.39         74.17          67.27
6.000% - 6.223% ................     6.156          118         1.74         61.17          51.03
TOTAL/WEIGHTED AVERAGE .........     5.537%         104         1.40X        75.54%         66.31%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.98% of the Initial
      Loan Group 2 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

                                     S-116

     RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--ALL MORTGAGE LOANS(1)

                                                                    % OF
                                  NUMBER OF      AGGREGATE       OUTSTANDING
RANGE OF LTV RATIOS                MORTGAGE     CUT-OFF DATE    INITIAL POOL
AS OF THE CUT-OFF DATE              LOANS         BALANCE          BALANCE
-------------------------------- ----------- ----------------- --------------

55 - 84 ........................      28      $  358,753,742         29.36%
85 - 119 .......................      74         757,615,228         61.99
120 - 235 ......................      16         105,729,188          8.65
                                      --      --------------        -------
TOTAL/WEIGHTED AVERAGE .........     118      $1,222,098,157        100.00%
                                     ===      ==============        =======

                                                          WEIGHTED AVERAGES
                                 --------------------------------------------------------------------
                                              STATED
                                             REMAINING
RANGE OF LTV RATIOS               MORTGAGE     TERM                    CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE              RATE      (MOS.)    DSCR(2)(3)   LTV RATIO(2)(3)   AT MATURITY(3)
-------------------------------- ---------- ---------- ------------ ----------------- ---------------

55 - 84 ........................   5.024%       67         2.10x          62.11%           58.96%
85 - 119 .......................   5.667       117         1.39           71.94            60.40
120 - 235 ......................   5.826       135         1.45           74.51            53.00
TOTAL/WEIGHTED AVERAGE .........   5.492%      104         1.60X          69.28%           59.34%

---------
(1)   With respect to 3 ARD Loans, representing 6.98% of the Initial
      Outstanding Pool Balance, as of their respective Anticipated Repayment
      Dates.

(2)   Unless otherwise indicated, calculated on Mortgage Loan balance after netting out a holdback amount for 2 Mortgage Loans (6.77% of the Initial
      Outstanding Pool Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(3)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

        RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 1(1)

                                                                  % OF
                                  NUMBER OF     AGGREGATE     OUTSTANDING
RANGE OF LTV RATIOS                MORTGAGE   CUT-OFF DATE   INITIAL GROUP
AS OF THE CUT-OFF DATE              LOANS        BALANCE       1 BALANCE
-------------------------------- ----------- -------------- ---------------

55 - 84 ........................ 17           $267,522,028      30.80%
85 - 119 ....................... 45            536,985,490      61.82
120 - 235 ...................... 12             64,139,419       7.38
                                 --           ------------    -------
TOTAL/WEIGHTED AVERAGE ......... 74           $868,646,937     100.00%
                                 ==           ============    =======

                                                          WEIGHTED AVERAGES
                                 --------------------------------------------------------------------
                                              STATED
                                             REMAINING
RANGE OF LTV RATIOS               MORTGAGE     TERM                    CUT-OFF DATE      LTV RATIO
AS OF THE CUT-OFF DATE              RATE      (MOS.)    DSCR(2)(3)   LTV RATIO(2)(3)   AT MATURITY(3)
-------------------------------- ---------- ---------- ------------ ----------------- ---------------

55 - 84 ........................ 4.964%          69         2.31x          57.41%           54.19%
85 - 119 ....................... 5.658          117         1.41           70.16            57.95
120 - 235 ...................... 6.058          143         1.44           76.91            53.94
TOTAL/WEIGHTED AVERAGE ......... 5.474%         104         1.69X          66.73%           56.50%

---------
(1)   With respect to 3 ARD Loans, representing 9.82% of the Loan Group 1
      Initial Outstanding Pool Balance, as of their respective Anticipated
      Repayment Dates.

(2)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.88% of the Initial
      Loan Group 1 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(3)   In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the
      Mortgage Loans included in the Trust and the loans that are not included in the Trust but are pari passu in right of payment with the Mortgage
      Loans included in the Trust.

        RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 2(2)

                                                                   % OF
                                    NUMBER OF     AGGREGATE     OUTSTANDING
RANGE OF LTV RATIOS                  MORTGAGE   CUT-OFF DATE   INITIAL POOL
AS OF THE CUT-OFF DATE                LOANS        BALANCE        BALANCE
--------------------------------   ----------- -------------- --------------

55 - 84 ........................        11      $ 91,231,714       25.81%
85 - 119 .......................        29       220,629,737       62.42
120 - 178 ......................         4        41,589,769       11.77
                                        --      ------------     -------
TOTAL/WEIGHTED AVERAGE .........        44      $353,451,221     100.00%
                                        ==      ============     =======

                                                         WEIGHTED AVERAGES
                                    -----------------------------------------------------------
                                                 STATED
                                                REMAINING
RANGE OF LTV RATIOS                  MORTGAGE     TERM               CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE                 RATE      (MOS.)    DSCR(1)   LTV RATIO(1)   AT MATURITY
--------------------------------    ---------- ---------- --------- -------------- ------------

55 - 84 ........................       5.199%       61       1.51x       75.88%        72.95%
85 - 119 .......................       5.690       118       1.34        76.29         66.35
120 - 178 ......................       5.468       122       1.47        70.81         51.56

TOTAL/WEIGHTED AVERAGE .........       5.537%      104       1.40X       75.54%        66.31%

---------
(1)   Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (6.48% of the Initial
      Loan Group 2 Balance). With respect to two Mortgage Loans known as
      "Crossings at Corona" loan and "Inver Grove" loan, representing 6.75% of the Initial Outstanding Pool Balance and 9.49% of the Loan Group 1
      Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The
      LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the debt service coverage ratios for such Mortgage Loans as of the Cut-off Date, net of any holdback amounts and without assuming such conditions have been satisfied, are 1.20x and 1.27x, respectively.

(2)   With respect to 1 ARD Loan, representing 0.47% of the Loan Group 2
      Balance, as of its Anticipated Repayment Date.

                                     S-117

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Calculation of Interest. 12.29% of the Mortgage Loans, based on the
Initial Outstanding Pool Balance or 13.44% based on Initial Loan Group 1
Balance and 9.48% based on the Initial Loan Group 2 Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. 87.71% of the
Mortgage Loans, based on the Initial Outstanding Pool Balance or 86.56% based on Initial Loan Group 1 Balance and 90.52% based on Initial Loan Group 2
Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

     Amortization of Principal. The Mortgage Loans provide for one of the following:

     116 Mortgage Loans, representing 99.68% of the Initial Outstanding Pool
Balance, 99.72% of the Initial Loan Group 1 Balance and 99.58% of the Initial
Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date or the Anticipated
Repayment Date, as applicable.

     33 Mortgage Loans, representing 41.034% of the Initial Outstanding Pool
Balance, 32.49% of the Initial Loan Group 1 Balance and 62.32% of the Initial
Loan Group 2 Balance, provide for payments of interest only for the first 9 to
57 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

     2 Mortgage Loans, representing 0.32% of the Initial Outstanding Pool
Balance and 0.28% of the Initial Loan Group 1 Balance and 0.42% of the Initial
Loan Group 2 Balance, are fully amortizing.

     4 Mortgage Loans, representing 7.12% of the Initial Outstanding Pool
Balance, 9.82% of the Initial Loan Group 1 Balance and 0.47% of the Initial
Loan Group 2 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the
Class Q Certificates.

     9 Mortgage Loans, representing 12.32% of the Initial Outstanding Pool
Balance and 12.85% of the Initial Loan Group 1 Balance and 11.07% of the
Initial Loan Group 2 Balance, are interest only for the entire term of the
Mortgage Loans.

     Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last one to seven scheduled payment dates (including the maturity date or anticipated repayment date, as applicable). All of the Mortgage Loans (other than the CitiStorage
Loan, the "Rite Aid--Clyde" loan, the "Ride Aid--Fostoria" loan and the
"Ride-Aid--Mansfield" loan) prohibit voluntary prepayment or defeasance for a specified period (each, a "Lock-Out Period"). The weighted average Lock-Out
Period remaining from the Cut-off Date for the Mortgage Loans is approximately
24 months. Each Mortgage Loan with a Lock-Out Period restricts voluntary prepayments in one of the following ways:

       (1) 105 of the Mortgage Loans (the "Defeasance Loans"), representing approximately 88.14% of the Initial Outstanding Pool Balance, 83.83% of the
   Initial Loan Group 1 Balance and 98.74% of the Initial Loan Group 2
   Balance, permit only defeasance after the expiration of a Lock-out Period.
   The Lock-Out Period for each Defeasance Loan is at least two years from the
   Closing Date. In the case of certain Mortgage Loans that are secured by multiple properties or separate parcels on the same Mortgaged Property, partial defeasance is permitted, subject to certain conditions specified in the related Mortgage Loan Documents; or

       (2) 9 of the Mortgage Loans (the "Yield Maintenance Loans"),
   representing approximately 9.08% of the Initial Outstanding Pool Balance,
   12.26% of the Initial Loan Group 1 Balance and 1.26% of the Initial Loan
   Group 2 Balance, require that any principal prepayment made during a specified period of time (a "Yield Maintenance Period"), be

                                     S-118

     accompanied by a Yield Maintenance Charge or a Prepayment Premium. The
     Yield Maintenance Loans known as the "Citistorage" loan, the "Rite
     Aid--Clyde" loan, the "Rite Aid--Fostoria" loan and the "Rite
     Aid--Mansfield" loan, representing approximately 2.77% of the Initial
     Outstanding Pool Balance and 3.90% of the Initial Loan Group 1 Balance, do
     not have a Lock-Out Period. The Yield Maintenance Loan known as the "Summer
     Street Executive Center" loan, representing approximately 1.06% of the
     Initial Outstanding Pool Balance and 1.50% of the Initial Loan Group 1
     Balance, has a Lock-Out Period of 25 months following the Closing Date. The
     Yield Maintenance Loans known as the "Inland" loans, representing approximately 6.98% of the Initial Outstanding Pool Balance and 9.82% of
     the Initial Loan Group 1 Balance, have a Lock-Out Period of 24 or 23 months following the Closing Date. The Yield Maintenance Loan known as the
     "Citadel" loan, representing approximately 0.27% of the Initial Outstanding
     Pool Balance and 0.92% of the Initial Loan Group 2 Balance, has a Lock-Out
     Period of 25 months following the Closing Date. The Yield Maintenance Loan known as the "Amoskeag Apartments" loan, representing approximately 0.10%
     of the initial Outstanding Pool Balance and 0.34% of the initial Loan Group
     2 Balance, has a Lock-Out Period of 25 months following the Closing Date.

     "Yield Maintenance Charge" means:

     o with respect to the Mortgage Loans known as the "Summer Street Executive
       Center" loan and the "CitiStorage" loan, representing approximately 3.25%
       of the Initial Outstanding Pool Balance and 4.57% of the Initial Loan
       Group 1 Balance, an amount equal to the greater of (A) a specified percentage of the principal amount being prepaid or (B) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date
       (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" in connection with these Mortgage Loans means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" in connection with these Mortgage Loans means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
       Release H.15-Selected Interest Rates ("Release H.15") under the heading
       U.S. Government Securities/ Treasury Constant Maturities for the week ending prior to the prepayment date, of Securities/Treasury Constant
       Maturities for the week ending prior to the prepayment date, of U.S.
       Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the respective
       Mortgage Loan. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury
       Rate;

     o with respect to the Mortgage Loans known as the "Inland" loans, representing approximately 6.98% of the Initial Outstanding Pool Balance and 9.82% of the Initial Loan Group 1 Balance, an amount equal to the greater of (A) 1% of the outstanding principal balance of the Mortgage
       Loan being prepaid or (B) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest including, but not limited to, principal and interest due on the respective maturity dates (with each such prepayment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (ii) the outstanding principal amount of the Mortgage Loan. In connection with these Mortgage Loans, "Prepayment Rate" means the bond equivalent yield
       (in the secondary market) on the United States Treasury Security that as of the prepayment rate determination date has a remaining term to maturity closest to, but not exceeding, the remaining term to the
       Maturity Date, as most recently published in the "Treasury Bonds, Note and Bills" section in The Wall Street Journal as of the date of the related tender of payment.

                                     S-119

     o with respect to the Citadel Apartments loan, an amount equal to the greater of (i) 1% of the amount prepaid or (ii) an amount equal to the present value of a series of Monthly Amounts assumed to be paid at the end of each month remaining from the prepayment date to the maturity date of the Citadel Apartments loan, discounted at the Treasury Rate (as defined above). "Monthly Amount" means the rate of interest on the
       Citadel Apartments loan minus the Treasury Rate divided by twelve and the result then multiplied by the amount prepaid;

     o with respect to the Amoskeag Apartments loan, representing approximately
       0.10% of the Initial Outstanding Pool Balance and 0.34% of the Initial
       Loan Group 2 Balance, an amount equal to the greater of (A) a specified percentage of the outstanding principal balance of such Mortgage Loan and
       (B) the greater of (i) a specified percentage of the principal amount being prepaid and (ii) the excess of (x) the present value, as of the prepayment date through the maturity date (including any balloon payment)
       determined by discounting such payments at the Discount Rate over (y) the principal balance of such Mortgage Loan outstanding immediately preceding such prepayment. The term "Discount Rate" with respect to such Mortgage
       Loan means the average yield for "This Week" as reported by the Federal
       Reserve Board in Federal Reserve Statistical Release H.15 (519); and

     o with respect to the "Rite Aid--Clyde" loan, the "Rite Aid--Fostoria" loan and the "Rite Aid--Mansfield" loan, collectively representing 0.59% of the Initial Outstanding Pool Balance and 0.82% of the Initial Loan Group
       1 Balance, an amount equal to the greater of (i) a specified percentage of the principal amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the
       Discount Rate, less the amount of principal being prepaid. The term
       "Discount Rate" with respect to these Mortgage Loans means the rate equal to the yield on a U.S. Treasury selected by the lender plus 25 basis points, published one week prior to the date of prepayment, most equal in maturity to the Weighted Average Life to Maturity converted to a monthly equivalent yield. The term "Weighted Average Life" to Maturity with respect to these Mortgage Loans means, at the date of prepayment, the number of years obtained by dividing the sum of (a) the amount of each then-remaining required principal repayment (including repayment of any principal at the maturity date of such mortgage loan) and (b) the number of years (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due, by (c)
       the outstanding principal balance of such mortgage loan.

     "Prepayment Premium" means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a
Principal Prepayment on, or other early collection of principal of, that
Mortgage Loan.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Offered
Certificates--Distributions--Prepayment Premiums and Yield Maintenance
Charges."

     All of the Mortgage Loans that permit prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a
Mortgage Loan. Provided no event of default exists, none of the Mortgage Loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Certain of the Mortgage Loans may require the payment of
Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the

                                     S-120

related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See "Risk
Factors--Risks Related to the Offered Certificates--Risks Related to
Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance
Provisions" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the lender (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the related Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield
Maintenance Charge.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance
Charge would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or
of the collectability of any Prepayment Premium or Yield Maintenance Charge.
See "Risk Factors--Risks Related to the Offered Certificates--Risk Related to
Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the prospectus.

     Property Releases. Certain of the Mortgage Loans contain provisions which permit the related borrower to release all or a portion of the Mortgaged
Property or Mortgaged Properties securing such Mortgage Loan.

     All of the Defeasance Loans permit the applicable borrower, at any time after a specified Lock-Out Period (the "Defeasance Lock-Out Period"), to obtain a release of the Mortgaged Property from the lien of the related Mortgage
("Defeasance" or, the option to cause a Defeasance, the "Defeasance Option"), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on any Due Date or such other date permitted under the Mortgage
Loan Documents (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers
"government securities" (within the meaning of the Investment Company Act of
1940, as amended), that are acceptable to the Rating Agencies (the "Defeasance
Collateral") in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release
Date to the related maturity date (or Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the mortgage loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. With respect to all of the Defeasance Loans, the
Defeasance Lock-Out Period is at least two years from the Closing Date.

                                     S-121

     3 Mortgage Loans known as the "Strategic Hotel Portfolio" loan, the
"DDR-Macquarie Portfolio" loan, and the "20 Saugatuck and 19 Newton Turnpike"
loan, collectively representing 8.26% of the Initial Outstanding Pool Balance and [ ]% of the Loan Group 1 Balance, permit the release of individual
Mortgaged Properties upon the partial Defeasance of the related Mortgage Loan.
These Mortgage Loans generally require that (i) prior to the release of a related Mortgaged Property, the borrower deliver Defeasance Collateral at least equal to a specified percentage (generally 110%-125%) of the allocated loan amount for such Mortgaged Property to be defeased and (ii) the DSCR with respect to the remaining Mortgaged Properties after the Defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance; provided that the Mortgage Loan known as "20
Saugatuck and 19 Newton Turnpike" requires a minimum debt service coverage ratio after defeasance of 2.0x.

     With respect to the Mortgage Loan known as the "Flagship Portfolio" loan, representing 1.64% of the Initial Outstanding Pool Balance and 5.66% of the
Initial Loan Group 2 Balance, after two years following the Closing Date, the borrower is permitted to release certain parcels subject to certain requirements, including: (a) (i) the borrower delivers defeasance collateral at least equal to 125% of the allocated loan amount for such Mortgaged Property to be defeased, (ii) the Mortgaged Property, following such release, will have a loan-to-value ratio of less than or equal to 70% and (iii) the Mortgaged
Property, following such release, will have a debt service coverage ratio of at least 1.25x.

     With respect to the Mortgage Loan known as the "Crossings at Corona" loan, representing 6.51% of the Initial Outstanding Pool Balance and 9.15% of the
Initial Loan Group 1 Balance, at any time after October 11, 2007, the borrower is permitted to release certain parcels subject to certain requirements, including: (a) (i) the borrower delivers defeasance collateral at least equal to 110% of predesignated amounts with respect to pad sites, (ii) the Mortgaged
Property, following such release, will have a loan-to-value ratio of less than or equal to 80% and (iii) the Mortgaged Property, following such release, will have a debt service coverage ratio of at least 1.20x, and (b) (i) the borrower delivers defeasance collateral at least equal to 125% of new appraised values
(subject to floor amounts) with respect to the Kohls and Best Buy sites, (ii)
the Mortgaged Property, following such release, will have a loan-to-value ratio of less than or equal to 80% and (iii) the Mortgaged Property, following such release, will have a debt service coverage ratio of at least 1.20x.

     In many cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan documents. If a
Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower's obligations, the related Note will generally be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower. In addition, in the case of two or more cross collateralized and cross defaulted Mortgage Loans, if one of the related borrowers, pursuant to the terms of the related loan documents, defeases or transfers its Mortgaged Property, the Mortgage Loan Documents generally permit the borrower under the defeased or transferred Mortgage Loan to obtain a release of the defeased Mortgage Loan from the related cross, provided the related borrower delivers an amount, generally equal to 25% of the principal balance of the Mortgage Loan being defeased or transferred, to the lender to be held as additional collateral securing the other Mortgage Loan or Mortgage
Loans.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to
the Offered Certificates--Risks Related to Prepayments and Repurchases" and
"--Yield Considerations" in this prospectus supplement.

     In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage
Loans permit the release of a Mortgaged Property or portion thereof as follows:

                                     S-122

     o the release of a Mortgaged Property or a portion of a Mortgaged Property where such property was given no material value or little value in connection with loan origination and underwriting criteria; and

     o with respect to the Mortgage Loan known as DDR-Macquarie Portfolio Loan, representing 1.98% of the Initial Outstanding Pool Balance and 2.79% of
       the Initial Loan Group 1 Balance, at any time after July 1, 2005, the borrowers are permitted to prepay up to 50% of the original principal amount of the DDR-Macquarie Portfolio Pari Passu A4 Note (not an asset of the Trust) and obtain a release of certain Mortgaged Properties from the lien of the related mortgages, provided certain conditions are satisfied, including that the borrowers pay 115% or 120% (based on the Mortgaged
       Property to be released) of the allocated loan amount of such Mortgaged
       Property securing the mortgages.

     o with respect to the Mortgage Loan known as the "Westchase Corporate
       Center" loan, representing 1.24% of the Initial Outstanding Pool Balance and 1.75% of the Initial Loan Group 1 Balance, the release of approximately 1.45 acres of land, which is partially improved with a parking lot, is permitted based on certain conditions, including that the remaining Mortgaged Property, following such release, will have a loan-to-value ratio of less than or equal to 80%, a debt service coverage ratio of at least 1.20x, and remaining collateral complies with zoning requirements.

     o with respect to the Mortgage Loans known as the "Eagle Valley Marketplace
       I" loan and "Eagle Valley Marketplace II" loan, together representing
       0.39% of the Initial Outstanding Pool Balance and 0.55% of the Initial
       Loan Group 1 Balance, the release of the Mortgaged Properties from the related cross collateralization is permitted at any time subject to certain conditions including that (a) a tenant acceptable to the lender, has entered into a lease for the 2,913 rentable square feet of space currently occupied by Parker Hughes Clinics for a lease period of not less than 5 years at a specified minimum rent, (b) the Mortgaged
       Property, following such release, will have a loan-to-value ratio of less than or equal to 73% and (c) the Mortgaged Property, following such release, will have a debt service coverage ratio of at least 1.20x.

     Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

     Other Financing. The applicable Mortgage Loan Sellers have informed the
Depositor that they are aware of the following existing indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

     o with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan,
       representing approximately 6.06% of the Initial Outstanding Pool Balance and 8.52% of the Initial Loan Group 1 Balance, the related Mortgaged
       Property also secures the 731 Lexington Avenue-Bloomberg Headquarters
       Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $125,000,000, $65,000,000, $50,000,000 and, in the case of one interest-only loan (which commences accruals only after the anticipated repayment date of the 731 Lexington Avenue-Bloomberg Headquarters loan), a notional balance of $86,000,000, respectively) and the 731 Lexington
       Avenue-Bloomberg Headquarters B Loan (with an unpaid principal balance as of the Cut-off Date of $86,000,000. The 731 Lexington Avenue-Bloomberg
       Headquarters Companion Loans are not assets of the Trust. See "--Split
       Loan Structures--The 731 Lexington Avenue-Bloomberg Headquarters Loan"
       above;

                                     S-123

     o with respect to the Strategic Hotel Portfolio Loan, representing approximately 5.70% of the Initial Outstanding Pool Balance and 8.03% of
       the Initial Loan Group 1 Balance, the related Mortgaged Properties also secure the Strategic Hotel Portfolio Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $49,799,263 and $54,779,189,
       respectively) and the Strategic Hotel Portfolio B Loans (with an aggregate unpaid principal balance as of the Cut-off Date of $33,365,506.
       The Strategic Hotel Portfolio Companion Loans are not assets of the
       Trust. See "--Split Loan Structures--The Strategic Hotel Portfolio Loan"
       above;

     o with respect to the DDR-Macquarie Portfolio Loan, representing approximately 1.98% of the Initial Outstanding Pool Balance and 2.79% of
       the Initial Loan Group 1 Balance, the related Mortgaged Properties also secure the DDR-Macquarie Portfolio Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $75,000,000, $66,000,000 and
       $49,750,000, respectively). The DDR-Macquarie Portfolio Pari Passu Loans are not assets of the Trust. See "--Split Loan Structures--The
       DDR-Macquarie Portfolio Loan" above;

     o with respect to the Mortgage Loan known as the "Woodyard Crossing
       Shopping Center" loan, representing 3.93% of the Initial Outstanding Pool
       Balance and 5.53% of the Initial Loan Group 1 Balance, the Mortgaged
       Property is also encumbered by a subordinate loan in the amount of
       $3,100,000. The holder of the subordinate note (the sponsor of the borrower) entered into a subordination and standstill agreement;

     o with respect to the Mortgage Loan known as the "Seneca Pointe" loan, representing 0.46% of the Initial Outstanding Pool Balance and 1.58% of
       the Initial Loan Group 2 Balance, the Mortgaged Property is also encumbered by a subordinate loan in the amount of $500,000. The holder of the subordinate note entered into a subordination agreement;

     o with respect to the FedEx-Reno Airport Loan, representing approximately
       0.66% of the Initial Outstanding Pool Balance and 0.93% of the Initial
       Loan Group 1 Balance, the related Mortgaged Property also secures the
       FedEx-Reno Airport B Loan (with an unpaid principal balance as of the
       Cut-off Date of $1,373,848). The FedEx-Reno Airport B Loan is not an
       asset of the Trust. See "--Split Loan Structures--The FedEx-Reno Airport
       Loan" above; and

     o with respect to the Mortgage Loan known as the "Old Poway Village" loan, representing approximately 0.22% of the Initial Outstanding Pool Balance and 0.30% of the Initial Loan Group 1 Balance, the related Mortgaged
       Property also secures a subordinate loan (with an outstanding principal balance as of the Cut-off Date of $250,000). The subordinate loan is not an asset of the Trust and the combined LTV as of the Cut-Off Date is 67%.
       The holder of the subordinate note has entered into a subordination and standstill agreement.

     The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

     o with respect to the Mortgage Loan known as the DDR-Macquarie Portfolio
       Loan, representing 1.98% of the Initial Outstanding Pool Balance and
       2.79% of the Initial Loan Group 1 Balance, two of the borrowers owning properties in Pennsylvania entered into subordinated notes in the aggregate principal amount of $14,921,546. Such notes (i) provide for interest to accrue and not be paid during the period that the Mortgage
       Loan is outstanding, (ii) have a term of 20 years, (iii) are fully subordinated to the Mortgage Loan, and (iv) are defaultable only upon failure to repay at maturity.

     The Mortgage Loan Documents generally prohibit the pledge or transfer of controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers pursuant to the terms of the related mortgage loan documents or transfers to parties related to the borrower. Certain exceptions include:

                                     S-124

     o the Mortgage Loan known as the 731 Lexington Avenue-Bloomberg
       Headquarters Loan representing 6.06% of the Initial Outstanding Pool
       Balance and 8.52% of the Initial Loan Group 1 Balance, permits a transfer of the borrower to certain of its affiliates and, under certain circumstances, a transfer of indirect interests of the borrower to non-affiliates;

     o the Mortgage Loan known as the Strategic Hotel Portfolio Loan, representing 5.70% of the Initial Outstanding Pool Balance and 8.03% of
       the Initial Loan Group 1 Balance, permits, under certain conditions, a one time right to the holders of any direct or indirect interest in the borrower and/or operating lessee to simultaneously transfer an identical portion of the equity interest in the borrower and/or operating lessees to certain permitted transferees (as defined in the related loan documents) without lender consent or rating agency confirmation;

     o the Mortgage Loan known as the DDR-Macquarie Portfolio Loan, representing
       1.98% of the Initial Outstanding Pool Balance and 2.79% of the Initial
       Loan Group 1 Balance, permits a transfer of direct and indirect interests in the indirect parent entity of the borrower without the consent of the lender; and

     o the Mortgage Loan known as the "Rosedale MHP" loan, representing 0.31% of the Initial Outstanding Pool Balance and 0.44% of the Initial Loan Group
       1 Balance, permits a transfer of the limited partnership interests of the borrower without the consent of the lender.

     In addition, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing or potential mezzanine debt:

     o with respect to the Mortgage Loan known as the "2901 West Alameda Avenue"
       loan representing 2.47% of the Initial Outstanding Pool Balance and 3.48%
       of the Initial Loan Group 1 Balance, the members of the borrower have incurred mezzanine debt in the amount of $3,000,000. The mezzanine lender has entered into an intercreditor agreement with the lender;

     o with respect to the Mortgage Loan known as the "280 Trumbull Street" loan representing 2.78% of the Initial Outstanding Pool Balance and 3.91% of
       the Initial Loan Group 1 Balance, the borrower may incur mezzanine debt secured by an ownership interest in the borrower, subject to certain conditions, including a loan-to-value ratio and a loan-to-cost value of not more than 70% (each calculated based on the combined principal balances of the Mortgage Loan and the related mezzanine loan), and confirmation that the Rating Agencies will not qualify, withdraw or downgrade any of their then current ratings on the Certificates;

     o with respect to the Mortgage Loan known as the "Sun Village" loan, representing 1.65% of the Initial Outstanding Pool Balance and 5.72% of
       the Initial Loan Group 2 Balance, members of the borrower have incurred mezzanine debt in the amount of $1,475,000. The mezzanine lender has entered into an intercreditor agreement with the lender;

     o with respect to the Mortgage Loan known as the "Villages on the River
       Apartments" loan representing 1.51% of the Initial Outstanding Pool
       Balance and 5.21% of the Initial Loan Group 2 Balance, the members of the borrower have incurred mezzanine debt in the amount of $2,020,000. The mezzanine lender has entered into an intercreditor agreement with the lender;

     o with respect to the Mortgage Loan known as the "CitiStorage" loan representing 2.19% of the Initial Outstanding Pool Balance and 3.08% of
       the Initial Loan Group 1 Balance, members of the borrower incurred mezzanine debt in the amount of $2,800,000. The mezzanine lender has entered into an intercreditor agreement with the lender;

                                     S-125

     o with respect to the Mortgage Loan known as the "900 Lincoln Road" loan representing 0.21% of the Initial Outstanding Pool Balance and 0.21% of
       the Initial Loan Group 1 Balance, there is a mezzanine loan in the amount of $2,300,000 made by an affiliate of the borrower. The borrower is permitted to refinance the mezzanine loan with the consent of the lender, and with the approval of the Rating Agencies; provided, that at the time of such refinancing, the aggregate amount of the mezzanine loan and the
       Mortgage Loan cannot exceed 80% of the current appraised value of the related Mortgaged Property;

     o with respect to the Mortgage Loan known as the "Courtney Place
       Apartments" loan representing 0.22% of the Initial Outstanding Pool
       Balance and 0.76% of the Initial Loan Group 2 Balance, mezzanine financing is generally permitted, subject to the satisfaction of certain conditions, which may include the consent of the lender and loan-to-value and DSCR tests;

     o with respect to the Mortgage Loan known as the "Crossings at Corona" loan representing 6.51% of the Initial Outstanding Pool Balance and 9.15% of
       the Initial Loan Group 1 Balance, mezzanine financing is generally permitted, subject to the satisfaction of certain conditions, which may include the consent of the lender and loan-to-value and DSCR tests;

     o with respect to the Mortgage Loan known as the "Eagle Valley Marketplace
       I" loan representing 0.20% of the Initial Outstanding Pool Balance and
       0.28% of the Initial Loan Group 1 Balance, mezzanine financing is generally permitted, subject to the satisfaction of certain conditions, which may include the consent of the lender and loan-to-value and DSCR tests;

     o with respect to the Mortgage Loan known as the "Eagle Valley Marketplace
       II" loan representing 0.19% of the Initial Outstanding Pool Balance and
       0.27% of the Initial Loan Group 1 Balance, mezzanine financing is generally permitted, subject to the satisfaction of certain conditions, which may include the consent of the lender and loan-to-value and DSCR tests;

     o with respect to the Mortgage Loan known as the "Inver Grove Marketplace"
       loan representing 0.24% of the Initial Outstanding Pool Balance and 0.34%
       of the Initial Loan Group 1 Balance, mezzanine financing is generally permitted, subject to the satisfaction of certain conditions, which may include the consent of the lender and loan-to-value and DSCR tests; and

     o with respect to each of the Mortgage Loans known as the "Corona Dolphin
       Industrial" loan representing 0.77% of the Initial Outstanding Pool
       Balance and 1.09% of the Initial Loan Group 1 Balance and the "420 West"
       loan representing 0.85% of Initial Outstanding Pool Balance and 2.94% of
       the Initial Loan Group 2 Balance, each borrower is permitted to incur mezzanine debt in an amount that together with the Mortgage Loan does not exceed 85% of the market value of the related Mortgaged Property. The lender of these Mortgage Loans has the right to approve all mezzanine documents and an intercreditor agreement is required. Rating Agency approval is also required.

     Certain risks relating to additional debt are described in "Risk
Factors--Risks Related to the Mortgage Loans--Risks Related to Additional Debt"
in this prospectus supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the
Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the lender. The Pooling and
Servicing Agreement requires the Servicer or the Special Servicer (except with respect to the Non-Serviced Mortgage Loans and subject to the rights of the
Controlling Class Representative), as applicable, to determine, in a manner consistent with the

                                     S-126

Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower.
See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance
Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Loans Subject to Government Assistance. Certain of the Mortgage Loans may
be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the
Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate
Program of the United States Department of Housing and Urban Development. The
Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

     With respect to the Mortgage Loan known as the "Flagship Portfolio" loan, representing 1.64% of the outstanding pool balance and 5.66% of the Loan Group
2 balance, as of the Cut-off Date, the assignment of the contracts related to certain United States Department of Housing and Urban Development programs have not been assigned to the lender. If the assignments do not occur, the trust may not be entitled to rely on the rent subsidies provided by such programs if the trust becomes owner of the Mortgaged Property. However, a reserve of
$10,000,000, equal to half of the initial principal amount of such Mortgage
Loan, has been escrowed to be held as additional collateral to offset any losses that may occur due to such circumstances.

     Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     Borrower Concentrations. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 6.98%, 3.60%, and 3.51%, respectively. 1 of which is in Loan Group 1, representing 9.82% of the Initial Outstanding Pool Balance. 2 of which are in
Loan Group 2, representing 24.59% of the Initial Loan Group 2 Balance. See
Annex A-1 for Mortgage Loans with related borrowers.

     Single-Tenant Mortgage Loans. In the case of 21 Mortgaged Properties, representing 19.4% of the Initial Outstanding Pool Balance and 27.3% of the
Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant
Mortgage Loan"). The Mortgaged Property securing each Single-Tenant Mortgage
Loan is generally subject to a single space lease, which generally has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

     Geographic Location. The Mortgaged Properties are located throughout 37 states and the District of Columbia, with the largest concentrations by Initial
Outstanding Pool Balance

                                     S-127

located in California and the District of Columbia. See "Summary of the
Prospectus Supplement--The Mortgage Pool--Characteristics of the Mortgage
Pool--Property Locations" in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of
Mortgaged Properties.

     Cross-Collateralization and Cross-Default. 2 groups of the Mortgage Loans, collectively representing approximately 1.63% of the Initial Outstanding Pool
Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The Mortgage Loans known as the "Eagle
Valley Marketplace I" and "Eagle Valley Marketplace II" loans, collectively representing 0.39% of the Initial Outstanding Pool Balance and 0.55% of the
Initial Loan Group 2 Balance, are cross-defaulted and cross-collateralized with each other; and the Mortgage Loans known as "Windover of Orlando" and "Windover of Fort Pierce," collectively representing 1.23% of the Initial Outstanding
Pool Balance, are cross-defaulted and cross-collateralized with each other.
There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See
"--Property Releases" above.

     Damage from Recent Hurricanes. With respect to the Mortgage Loan known as the "Flagship Portfolio" loan, 2 of the Mortgaged Properties representing approximately 0.10% of the Initial Pool Balance and 5.66% of the Initial Loan
Group 2 Balance have incurred damage from recent hurricanes. However, funds were escrowed at closing for the repair of such Mortgaged Properties. Such funds were in excess of the estimated cost of repair as shown in the related engineering report.

     With respect to the Mortgage Loan known as "Windover of Fort Pierce", representing approximately 0.47% of the Initial Pool Balance and 1.63% of the
Initial Loan Group 2 Balance , the related Mortgaged Property has incurred damage from recent hurricanes. The property insurance at such Mortgaged
Property should be sufficient to restore the premises. See "Risk Factors--Risks
Related to the Mortgage Loans--Risk of Damage from Hurricanes."

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement, including Annex A-1 and
Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the
Mortgage Pool as expected to be constituted at the close of business on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.
This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and
Exchange Commission within 15 days after the initial issuance of the Offered
Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form
8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                                     S-128

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement and will consist of 25 classes (each, a "Class") to be designated as the Class X-C Certificates, Class X-P Certificates, Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates,
Class O Certificates, Class P Certificates, Class Q Certificates, Class R
Certificates and Class LR Certificates (collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class B,
Class C and Class D Certificates (the "Offered Certificates") are offered hereby. The Class X-C, Class X-P, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and
Class LR Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the
Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged
Property securing the Non-Serviced Mortgage Loans) acquired on behalf of the
Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the
Excess Liquidation Proceeds Account, the Interest Reserve Account and any
account established in connection with REO Properties (an "REO Account"); (iv)
the rights of the lender under all insurance policies with respect to the
Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage
Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender's right, title and interest in the Reserve Accounts and Lock Box
Accounts, in each case, to the extent of the Trust's interests therein.

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates (collectively, the "Principal Balance Certificates" and each a
"Principal Balance Certificate") will have the following aggregate principal balances (each, a "Certificate Balance"), in each case, subject to a variance of plus or minus 5%:

                                                  APPROXIMATE PERCENT
                         INITIAL AGGREGATE      OF INITIAL OUTSTANDING     APPROXIMATE PERCENT
        CLASS           CERTIFICATE BALANCE          POOL BALANCE           OF CREDIT SUPPORT
--------------------   ---------------------   ------------------------   --------------------

Offered Certificates
Class A-1 ..........        $ 47,795,000                 3.911%                  12.625%(1)
Class A-2 ..........        $148,782,000                12.174%                  12.625%(1)
Class A-3 ..........        $ 86,461,000                 7.075%                  12.625%(1)
Class A-4 ..........        $ 88,047,000                 7.205%                  12.625%(1)
Class A-5 ..........        $343,272,000                28.089%                  12.625%(1)
Class A-1A .........        $353,451,000                28.922%                  12.625%(1)
Class B ............        $ 24,442,000                 2.000%                  10.625%
Class C ............        $ 10,693,000                 0.875%                   9.750%
Class D ............        $ 22,914,000                 1.875%                   7.875%
Private Certificates
Class E ............        $ 10,694,000                 0.875%                   7.000%
Class F ............        $ 15,276,000                 1.250%                   5.750%
Class G ............        $ 15,276,000                 1.250%                   4.500%
Class H ............        $ 12,221,000                 1.000%                   3.500%
Class J ............        $  4,583,000                 0.375%                   3.125%
Class K ............        $  3,055,000                 0.250%                   2.875%
Class L ............        $  6,111,000                 0.500%                   2.375%
Class M ............        $  7,638,000                 0.625%                   1.750%
Class N ............        $  3,055,000                 0.250%                   1.500%
Class O ............        $  3,055,000                 0.250%                   1.250%
Class P ............        $ 15,277,157                 1.250%                   0.000%

----------
(1)   Represents the approximate credit support for the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-5 and Class A-1A Certificates in the
      aggregate.

                                     S-129

     The Class X-C and Class X-P Certificates will each have a notional balance
(the "Notional Balance"), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates. The Class X-C
Certificates will have a Notional Balance equal to the aggregate Certificate
Balance of the Principal Balance Certificates from time to time. The initial
Notional Balance of the Class X-C Certificates will be $1,222,098,157. The initial Notional Balance of the Class X-P Certificates will be $1,178,545,000.
The Notional Balance of each of the Class X-C and Class X-P Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Class Q, Class R and Class LR Certificates will not have Certificate
Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the
Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" in this prospectus supplement.

     The respective Certificate Balance of each Class of Principal Balance
Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X-C and Class X-P Certificates represent a right to receive interest accrued as described below on a Notional Balance.
The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal
Balance Certificates. The Notional Balance of the Class X-P Certificates will be reduced to the extent of all reductions in the Certificate Balance (or any portion thereof) of any Class of Certificates included in the calculation of the Notional Balance of the Class X-P Certificates on the related Distribution
Date.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in December 2004 (each, a
"Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Bond Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Bond Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related
Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be

                                     S-130

the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans
(including Unscheduled Payments and Net REO Proceeds, if any, but excluding
Excess Interest and Excess Liquidation Proceeds) received by or on behalf of the Servicer in the Collection Period relating to such Distribution Date, (ii)
all P&I Advances made by the Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Servicer in such Collection Period and required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution
Date but prior to the close of business on the business day prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment
Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls" below), and (vi) for the
Distribution Date occurring in each March of each calendar year, the Withheld
Amounts then on deposit in the Interest Reserve Account as described under "The
Pooling and Servicing Agreement--Accounts--Interest Reserve Account" below, but excluding the following:

       (a) all amounts permitted to be used to reimburse the Servicer, the
   Special Servicer or the Trustee, as applicable, for previously unreimbursed
   Advances, Workout-Delayed Reimbursement Amounts and interest thereon as described in this prospectus supplement under "The Pooling and Servicing
   Agreement--Advances";

       (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Bond Administrator and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net
   Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Servicer, the Trustee and the Bond Administrator, and the Special
   Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under "The Pooling and Servicing
   Agreement--Special Servicing"), together with interest thereon to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans which the
   Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

       (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

       (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon at the Advance Rate as described in this prospectus supplement, to which the Servicer, the Special Servicer, any subservicer, the Bond Administrator and the Trustee are entitled;

       (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Bond Administrator
   and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing
   Agreement;

       (f) Prepayment Premiums and Yield Maintenance Charges;

       (g) any interest or investment income on funds on deposit in the
   Collection Account or any interest on Permitted Investments in which such funds may be invested;

                                     S-131

       (h) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust Fund pursuant to the Pooling and
   Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such
   Mortgage Loan was purchased or repurchased;

       (i) the amount reasonably determined by the Bond Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

       (j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the
   Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement;

provided, however, that in the case of the mortgage loans for which a scheduled payment (including any Balloon Payment) is due in a month on a Due Date
(including any grace period) that is scheduled to occur after the Determination
Date in such month, the Servicer will be required to remit to the Distribution
Account on the Master Servicer Remittance Date occurring in such month any such scheduled payment (including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Servicer
Remittance Date (provided that the Servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution
Account on a Servicer Remittance Date as described in the paragraph above will, in general, also be part of the Available Funds for the Distribution Date occurring in the applicable month.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any
REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly
Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and
Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing
Agreement--Optional Termination" and "--Realization Upon Defaulted Mortgage
Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Servicer
(but excluding Prepayment Premiums and Yield Maintenance Charges, if any)
during such Collection Period. See "Yield and Maturity Considerations--Yield
Considerations--Certain Relevant Factors" in this prospectus supplement.

     "Net REO Proceeds" with respect to any REO Property and any related REO
Loan are all revenues received by the Special Servicer with respect to such REO
Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a
Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Collection Period" with respect to any Distribution Date and each
Mortgage Loan, is the period that begins immediately following the
Determination Date in the calendar month

                                     S-132

preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs, provided, that with respect to the payment by a borrower of a Balloon
Payment on its related Due Date or during its related grace period, the
Collection Period will extend up to and including the business day prior to the business day preceding the related Distribution Date.

     If, in connection with any Distribution Date, the Bond Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Servicer or the Special Servicer, or any other monthly payment, Balloon
Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Servicer revises its final report and as a result the Bond Administrator provides its report to DTC after the DTC deadline, the Bond Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such
Distribution Date, but there can be no assurance that DTC can do so. The
Trustee, the Servicer, the Special Servicer and the Bond Administrator will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.
In addition, if the Bond Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Bond Administrator will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

     The "Determination Date" is the earlier of (i) the eleventh day of the month in which the related Distribution Date occurs, or if such eleventh day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default
Interest accrued on such Mortgage Loan less amounts required to pay the
Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain related expenses.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii)
the related Mortgage Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class Q, Class R and Class LR
Certificates), is an amount equal to interest for the related Interest Accrual
Period at the Pass-Through Rate for such Class on the related Certificate
Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest
Shortfall allocated to such Class with respect to such Distribution Date.
Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described under "--Appraisal
Reductions" below.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any
Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

                                     S-133

     The "Pass-Through Rate" for any Class of Offered Certificates is the per
annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5, Class A-1A, Class B, Class C, Class D, Class
E, Class F, Class G and Class H Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial
Pass-Through Rate for such Class (as described in "Executive Summary--The
Certificates" in this prospectus supplement) and the Weighted Average Net
Mortgage Pass-Through Rate, (iii) a rate equal to the Weighted Average Net
Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates
applicable to the Class J, Class K, Class L, Class M, Class N, Class O and
Class P Certificates will, at all times, be equal to a fixed rate per annum subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate. The
Pass-Through Rate applicable to the Class X-C Certificates for the initial
Distribution Date is equal to approximately  % per annum. The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date is
equal to approximately   % per annum. The Pass-Through Rates applicable to the
Class X-C and Class X-P Certificates for each Distribution Date subsequent to the initial Distribution Date generally are equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the
Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their Certificate Balances). The Class Q, Class R and Class LR Certificates
do not have Pass-Through Rates. The Class Q Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution
Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the
Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such
Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all such
Mortgage Loans as of the immediately preceding Distribution Date.

     The "Due Date" with respect to any Mortgage Loan and any month, is the first day in the related collection period as specified in the related Note for such Mortgage Loan.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates, the Net Mortgage
Pass-Through Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the
Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related
Net Mortgage Pass-Through Rate; provided, however, that the Net Mortgage
Pass-Through Rate for the one month period (1) prior to the Due Dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     The "Mortgage Rate" with respect to each Mortgage Loan, Serviced Companion
Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time
(the initial rate is set forth on Annex A-1 to this prospectus supplement);
provided, however, that for purposes of calculating Pass-Through Rates, the
Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan

                                     S-134

or Serviced Companion Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

     So long as both the Class A-5 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-5 or Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

       (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related
   Due Date (if received or advanced);

       (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any
   Mortgage Loan that is delinquent in respect of its Balloon Payment;

       (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing
   Agreement--Sale of Defaulted Mortgage Loans and "--Optional Termination";

       (iv) the portion of Unscheduled Payments allocable to principal of any
   Mortgage Loan that was liquidated during the related Collection Period;

       (v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

       (vi) all other Principal Prepayments received in the related Collection
Period; and

       (vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such
Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to any Property Advances that are
Nonrecoverable Advances, the Serviced Whole Loan, in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (2) Workout-Delayed
Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances that are part of a
Workout-Delayed Reimbursement Amount, the Serviced Whole Loan, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to
Property Advances (that are Nonrecoverable Advances or part of a
Workout-Delayed Reimbursement Amount), the Serviced Whole Loan, are
subsequently recovered on the related Mortgage Loan or, with respect to
Property Advances, the Serviced Whole Loan, such recovery will increase the
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" is the sum of clauses (i)
through (vii) above allocable to Mortgage Loans in Loan Group 1.

                                     S-135

     The "Group 2 Principal Distribution Amount" is the sum of clauses (i)
through (vii) above allocable to Mortgage Loans in Loan Group 2.

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof
(as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through
Rate.

     An "REO Loan" is any Mortgage Loan (other than the Non-Serviced Mortgage
Loans) as to which the related Mortgaged Property has become an REO Property.

     Distribution of Available Funds. On each Distribution Date, prior to the
Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

       (i) First, to pay interest, pro rata, (i) on the Class A-1, Class A-2,
   Class A-3, Class A-4 and Class A-5 Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those
   Classes, in each case in accordance with their respective interest entitlements, (ii) on the Class A-1A Certificates from the portion of the
   Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for such Class, and (iii) on the Class X-C and Class X-P Certificates from the
   Available Funds for such Distribution Date up to an amount equal to the
   Interest Accrual Amount for each such Class; provided, however, if on any
   Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such
   Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

       (ii) Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class
   A-4, Class A-5, Class A-1A, Class X-C and Class X-P Certificates, in
   respect of interest, up to an amount equal to the aggregate unpaid Interest
   Shortfalls previously allocated to such Classes;

       (iii) Third, in reduction of the Certificate Balances thereof, (A) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates,
   first, to the Class A-1 Certificates, in an amount equal to the Group 1
   Principal Distribution Amount for such Distribution Date and, after the
   Class A-1A Certificates have been reduced to zero, the Group 2 Principal
   Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, second, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such
   Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such
   Distribution Date, until the Class A-2 Certificates are reduced to zero, third, to the Class A-3 Certificates, in an amount equal to the Group 1
   Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such
   Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero, fourth, to the Class A-4 Certificates, in an amount equal to the
   Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on

                                     S-136

   the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution
   Date and, after the Class A-1A Certificates have been reduced to zero, the
   Group 2 Principal Distribution Amount remaining after payments to the Class
   A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero, and fifth, to the Class A-5 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-4
   Certificates) for such Distribution Date and, after the Class A-1A
   Certificates have been reduced to zero, the Group 2 Principal Distribution
   Amount remaining after payments to the Class A-1A, Class A-1, Class A-2,
   Class A-3 and Class A-4 Certificates have been made on such Distribution
   Date, until the Class A-5 Certificates have been reduced to zero, and (B)
   to the Class A-1A Certificates, in an amount equal to the Group 2 Principal
   Distribution Amount for such Distribution Date and, after the Class A-5
   Certificates have been reduced to zero, the Group 1 Principal Distribution
   Amount remaining after payments to the Class A-1, Class A-2, Class A-3,
   Class A-4 and Class A-5 Certificates have been made on such Distribution
   Date, until the Class A-1A Certificates are reduced to zero;

       (iv) Fourth, to the Class A-1, Class A-2, Class A-3, Class A-4, Class
   A-5 and Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized
   Losses, if any, an amount equal to the aggregate of such unreimbursed
   Realized Losses previously allocated to such Class;

       (v) Fifth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (vi) Sixth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (vii) Seventh, to the Class B Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (viii) Eighth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (ix) Ninth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (x) Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xi) Eleventh, to the Class C Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xii) Twelfth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xiii) Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (xiv) Fourteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xv) Fifteenth, to the Class D Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                                     S-137

       (xvi) Sixteenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xvii) Seventeenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (xviii) Eighteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xix) Nineteenth, to the Class E Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xx) Twentieth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxi) Twenty-first, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (xxii) Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xxiii) Twenty-third, to the Class F Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxiv) Twenty-fourth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxv) Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (xxvi) Twenty-sixth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xxvii) Twenty-seventh, to the Class G Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxviii) Twenty-eighth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxix) Twenty-ninth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such
   Class;

       (xxx) Thirtieth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xxxi) Thirty-first, to the Class H Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxxii) Thirty-second, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                                     S-138

       (xxxiii) Thirty-third, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such
   Class;

       (xxxiv) Thirty-fourth, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xxxv) Thirty-fifth, to the Class J Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xxxvi) Thirty-sixth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xxxvii)Thirty-seventh, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such
   Class;

       (xxxviii) Thirty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xxxix) Thirty-ninth, to the Class K Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xl) Fortieth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xli) Forty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (xlii)Forty-second, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xliii) Forty-third, to the Class L Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xliv) Forty-fourth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (xlv) Forty-fifth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (xlvi) Forty-sixth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (xlvii) Forty-seventh, to the Class M Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (xlviii) Forty-eighth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                                     S-139

       (xlix) Forty-ninth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (l) Fiftieth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (li) Fifty-first, to the Class N Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

       (lii) Fifty-second, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

       (liii) Fifty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

       (liv) Fifty-fourth, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (lv) Fifty-fifth, to the Class O Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

       (lvi) Fifty-sixth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

       (lvii) Fifty-seventh, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such
   Class;

       (lviii) Fifty-eighth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

       (lix) Fifty-ninth, to the Class P Certificates, in reduction of the
   Certificate Balance thereof, an amount equal to the Principal Distribution
   Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

       (lx) Sixtieth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of
   Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

       (lxi) Sixty-first, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

     All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A
Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate
Balance of each such Class is reduced to zero, and any unreimbursed amounts of
Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes. The "Crossover Date" is the Distribution
Date on which the Certificate Balance of each Class of

                                     S-140

Principal Balance Certificates, other than the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5 and Class A-1A Certificates, have been reduced to zero.
The Class X-C and Class X-P Certificates will not be entitled to any distribution of principal.

     Prepayment Premiums and Yield Maintenance Charges.  On any Distribution
Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of
Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Bond Administrator to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A
Certificates) in the following manner: the holders of each class of the Class
A-1 through Class H Certificates (other than the Class A-1A Certificates) will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution
Date and the denominator of which is the total amount of principal distributed as principal representing principal payments in respect of Mortgage Loans included in Loan Group 1 to all of such Certificates (other than the Class A-1A
Certificates) on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates and (c) Prepayment
Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period. Any Yield
Maintenance Charges or Prepayment Premiums collected during the related
Collection Period remaining after such distributions shall be distributed to the holders of the Class X-C Certificates. No Yield Maintenance Charges or
Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, Prepayment Premiums and Yield Maintenance
Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Bond
Administrator to the holders of the Class A-1A Certificates in the following manner: the holders of each Class of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed as principal representing principal payments in respect of the Mortgage Loans included in Loan Group 2 to the Class A-1A Certificates on such Distribution
Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums or Yield Maintenance
Charges, as applicable, collected on such principal prepayment during the related Collection Period. Any Yield Maintenance Charges or Prepayment Premiums
collected during the related Collection Period remaining after such distributions shall be distributed to the holders of the Class X-C
Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any Mortgage
Loan and for any of the Class A-1 through Class H Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of
Certificates exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds
(ii) the yield rate (as provided by the Servicer) used in calculating the
Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage
Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

REALIZED LOSSES

     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of

                                     S-141

Certificates on such Distribution Date. As referred to herein, the "Realized
Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X-C and Class X-P Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate
Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the
Servicer or the Trustee from general collections of principal on the Mortgage
Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such
Realized Losses will be applied to the Classes of Principal Balance
Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class P Certificates, second, to the Class O
Certificates, third, to the Class N Certificates, fourth, to the Class M
Certificates, fifth, to the Class L Certificates, sixth, to the Class K
Certificates, seventh, to the Class J Certificates, eighth, to the Class H
Certificates, ninth, to the Class G Certificates, tenth, to the Class F
Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D
Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class
B Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5 and Class A-1A Certificates based on their respective
Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of
Principal Balance Certificates in reverse order of allocation of such Realized
Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

     o interest on Advances (to the extent not covered by Default Interest and late payment fees);

     o additional servicing compensation (including the special servicing fee);

     o extraordinary expenses of the Trust and other additional expenses of the
       Trust;

     o a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

     o a reduction in interest rate or a forgiveness of principal of a Mortgage
       Loan as described under "The Pooling and Servicing
       Agreement--Modifications," in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under "--Prepayment Interest
Shortfalls" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional
Balances of the Class X-C and Class X-P Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance
Certificates that are included in the calculation of such Notional Balances, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage
Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such
Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer (or with respect to a Non-Serviced
Mortgage Loan, by the applicable other special servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection

                                     S-142

Period (or with respect to a Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related
Collection Period as determined in accordance with the terms of the related other pooling and servicing agreement).

     With respect to each Non-Serviced Mortgage Loan, any additional trust expenses under the COMM 2004-LNB3 Pooling and Servicing Agreement or the GECMC
Series 2004-C3 Pooling and Servicing Agreement, as applicable, that are similar to those expenses resulting in Realized Losses and that relate to a
Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the related Non-Serviced Mortgage Loan and the related Companion
Loans, thereby potentially resulting in a loss to the Trust.

PREPAYMENT INTEREST SHORTFALLS

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal
Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the
Certificates and fees payable to the Trustee, the Bond Administrator and the
Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part, a Balloon
Payment or prepayment due to receipt of insurance proceeds, Liquidation
Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, "Prepayment
Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer.

     With respect to any Mortgage Loan (other than a Specially Serviced
Mortgage Loan and a Non-Serviced Mortgage Loan) that has been subject to a
Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Controlling Class Representative), the
Servicer will be required to deliver to the Bond Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the "Servicer Prepayment Interest Shortfall"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the
Mortgage Loans (other than a Specially Serviced Mortgage Loan and a
Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fees that is being paid in such Collection Period with respect to the Mortgage Loans (other than a
Specially Serviced Mortgage Loan and a Non-Serviced Mortgage Loan) and (B) all
Prepayment Interest Excess received during the related Collection Period on the
Mortgage Loans (other than a Specially Serviced Mortgage Loan and a
Non-Serviced Mortgage Loan) serviced by the Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment
Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence,

                                     S-143

if any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a
Non-Serviced Mortgage Loan) has been subject to a Principal Prepayment and a
Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided, that the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing
Standard), (iii) pursuant to applicable law or a court order, the portion of the Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Servicing Fees computed at a rate of 0.02% per annum and paid in such Collection Period with respect to the Mortgage Loans
(other than Specially Serviced Mortgage Loans and Non-Serviced Mortgage Loans).

     "Net Prepayment Interest Shortfall" means with respect to each Mortgage
Loan, the aggregate Prepayment Interest Shortfalls in excess of the Servicer
Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of
Net Prepayment Interest Shortfall) to each such Class.

     To the extent that such Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any
Distribution Date, such excess amount (the "Net Prepayment Interest Excess")
will be payable to the Servicer as additional compensation.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class
X-C and Class X-P Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
(collectively, the "Subordinate Certificates") to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class X-C and
Class X-P Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.
The Class C Certificates will be likewise protected by the subordination of the
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular
Certificates subordinate thereto, and (ii) by the allocation of Realized
Losses, first, to the Class P Certificates, second, to the Class O
Certificates, third, to the Class N Certificates, fourth, to the Class M
Certificates, fifth, to the Class L Certificates, sixth, to the Class K
Certificates, seventh, to the Class J Certificates, eighth, to the Class H
Certificates, ninth, to the Class G Certificates, tenth, to the Class F
Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D
Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class
B Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5 and Class A-1A Certificates based on their respective
Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     Allocation of principal distributions to the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5 and Class A-1A Certificates (collectively, the "Class
A Certificates") will have the effect of reducing the aggregate Certificate
Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool

                                     S-144

will reduce. Thus, as principal is distributed to the holders of the Class A
Certificates, the percentage interest in the Trust Fund evidenced by the Class
A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded the Class A Certificates by the
Subordinate Certificates.

APPRAISAL REDUCTIONS

     With respect to any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan becomes a Modified
Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or
Serviced Whole Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced
Whole Loan and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer, who shall deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed
Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan and (D) the Controlling
Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided further, if the related borrower has delivered to the Servicer, who shall deliver a copy to the
Special Servicer and the Controlling Class Representative, on or before the
60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative,
and the borrower continues to make its Assumed Scheduled Payments (and no other
Servicing Transfer Event has occurred with respect to that Mortgage), an
Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an "Appraisal
Reduction Event"), an Appraisal Reduction Amount will be calculated. The
"Appraisal Reduction Amount" for any Distribution Date and for any Mortgage
Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to
which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such
Mortgage Loan or the Serviced Whole Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance))
of the related Mortgaged Properties securing such Mortgage Loan or the Serviced
Whole Loan as determined by Updated Appraisals obtained by the Special Servicer
(the costs of which shall be paid by the Servicer as Property Advance) minus any downward adjustments the Special Servicer deems appropriate (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or the Serviced Whole Loan having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the
Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the
Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (or with respect to the Serviced Whole Loan, the weighted average of its Mortgage
Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance
Rate in respect of such Mortgage Loan or the Serviced Whole Loan, (C) any other unpaid additional

                                     S-145

Trust expenses in respect of such Mortgage Loan or the Serviced Whole Loan and
(D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the Serviced Whole Loan (which taxes, premiums
(net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee, as
applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related
Mortgage Loan or the Serviced Whole Loan until an Updated Appraisal or Small
Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal
Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to
Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Serviced
Whole Loan having a principal balance of $2,000,000 or higher, the Special
Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage
Loans (other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loan
having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a "Small Loan
Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan
Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an
Appraisal Reduction Amount for such Mortgage Loans or the Serviced Whole Loan, or (B) to obtain, with the consent of the Controlling Class Representative, an
Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal
(regardless of whether the Updated Appraisal is higher or lower than the Small
Loan Appraisal Estimate). To the extent required in the Pooling and Servicing
Agreement, Appraisal Reduction Amounts will be recalculated on each
Distribution Date and an Updated Appraisal will be obtained annually.

     At any time that an Appraisal Reduction Amount exists with respect to any
Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Controlling Class
Representative may, at its own expense, obtain and deliver to the Servicer, the
Special Servicer and the Trustee an appraisal that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the
Controlling Class Representative, the Special Servicer must recalculate the
Appraisal Reduction Amount in respect of such Mortgage Loan based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the
Trustee, the Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan, any extension of the maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or
Serviced Whole Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii)
a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO
Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") or a Small Loan Appraisal
Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any
Mortgaged Property with respect to which there exists an appraisal or Small
Loan Appraisal Estimate which is less than 12 months old. The Special

                                     S-146

Servicer will be required to update, on an annual basis, each Small Loan
Appraisal Estimate or Updated Appraisal for so long as the related Mortgage
Loan or Serviced Whole Loan remains specially serviced. The Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an
Appraisal Reduction Amount with respect to the loans that comprise such Whole
Loan. Any Appraisal Reduction on the FedEx-Reno Airport Whole Loan will generally be allocated, first, to the holder of the FedEx-Reno Airport B Loan
(up to the full principal balance thereof) and, then, to the Trust, as holder of the FedEx-Reno Airport Loan.

     In the event that an Appraisal Reduction Event occurs with respect to a
Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under
"The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

     The 731 Lexington Avenue-Bloomberg Headquarters Loan and the DDR-Macquarie
Portfolio Loan are subject to provisions in the COMM 2004-LNB3 Pooling and
Servicing Agreement and the Strategic Hotel Portfolio Loan is subject to provisions in the GECMC Series 2004-C3 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the Strategic Hotel
Portfolio Loan and/or the DDR-Macquarie Portfolio Loan will proportionately reduce the Servicer's or the Trustee's, as the case may be, obligation to make
P&I Advances on each of the 731 Lexington Avenue-Bloomberg Headquarters Loan,
the Strategic Hotel Portfolio Loan and the DDR-Macquarie Portfolio Loan, as
applicable, and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate
Class or Classes of Certificates. Any such appraisal reduction on the applicable Whole Loan will generally be allocated, first, to the holder of the related B Loan (up to the full principal balance thereof), if any, and, then, to the holders of the related Senior Loans (which include the Trust as the holder of the related Mortgage Loan), pro rata, based on each such loan's outstanding principal balance.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such
Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates and
multiples of $1 in excess thereof; and (ii) $25,000 with respect to Classes B,
C and D Certificates and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede
& Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive
Certificate") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating

                                     S-147

organizations (together with Clearstream Banking Luxembourg, a division of
Clearstream International, societe anonyme ("Clearstream") and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of
Offered Certificates will refer to payments, notices, reports and statements to
DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered
Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Bond Administrator will initially serve as certificate registrar (in such capacity, the "Certificate
Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its
individual capacity), the Bond Administrator, a manager of a Mortgaged
Property, a borrower or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and
Servicing Agreement, any Certificates beneficially owned by the Servicer or
Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special
Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; provided further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special
Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates
beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the

                                     S-148

Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.
For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or
Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant
Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Bond Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Bond Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its
Participants, which thereafter will forward them to Indirect Participants,
Clearstream, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered

                                     S-149

Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations
("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the
Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Bond Administrator, the Servicer, the Special Servicer or the Underwriters
will have any responsibility for the performance by DTC, Euroclear or
Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the
Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate
Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Bond Administrator and DTC through DTC
Participants in writing that the continuation of a book-entry system through
DTC (or a successor thereto) is no longer in the best interest of Certificate
Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Bond Administrator is required to notify all affected

                                     S-150

Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of
Definitive Certificates, the Trustee, the Bond Administrator, the Certificate
Registrar and the Servicer will recognize the holders of such Definitive
Certificates as holders under the Pooling and Servicing Agreement ("Holders").
Distributions of principal and interest on the Definitive Certificates will be made by the Bond Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive
Certificates will be required to be submitted directly to the Certificate
Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive
Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Bond Administrator will be appointed as the initial
Certificate Registrar.

                                     S-151

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the
Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     Pass-Through Rate. The Pass-Through Rates applicable to the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class B, Class C and
Class D Certificates for any Distribution Date will equal one of the following:
(i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through
Rate for such Class and the Weighted Average Net Mortgage Pass-Through Rate for
such Distribution Date, (iii) a rate equal to the Weighted Average Net Mortgage
Pass-Through Rate less a specified percentage or (iv) a rate equal to the
Weighted Average Net Mortgage Pass-Through Rate. Accordingly, the yield on the
Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the
Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-1A, Class B, Class C and Class D Certificates is not a fixed rate, reducing the Pass-Through Rates on such Classes of Offered Certificates.

     See "Yield and Maturity Considerations" in the prospectus, "Description of the Offered Certificates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments.  The yield to holders of the
Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage
Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the
Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments or payments with respect to ARD Loans are due and the rate and timing of Principal
Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.
Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the
Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See "The Pooling and
Servicing Agreement--Amendment" and "--Modifications" in this prospectus supplement and "Description of the Pooling Agreements--Realization upon
Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage
Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of
Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the
Mortgage Loans.

     In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the
Depositor makes no

                                     S-152

assurance that the borrowers will be able to prepay the ARD Loans on their
Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and
Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Servicer or the Special
Servicer, as the case may be, may take action to enforce the Trust's right to apply excess cash flow to principal in accordance with the terms of the related
Mortgage Loan Documents. See "Risk Factors--Risks Related to the Mortgage
Loans--Borrower May Be Unable to Repay the Remaining Principal Balance on the
Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such
Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such
Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an
Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered
Certificates. Further, any Net Prepayment Interest Shortfall for each
Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual
Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged
Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--
Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium or
Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower

                                     S-153

from voluntarily prepaying the loan as part of a refinancing thereof. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

     Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices assuming such prices did not account for such delay.

     Unpaid Interest. As described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of
Offered Certificates on any Distribution Date is less than the respective
Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of
Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing
Date to the related Distribution Date, (ii) summing the results and (iii)
dividing the sum by the aggregate amount of the reductions in the Certificate
Balance of such Certificate. Accordingly, the weighted average life of any such
Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of
Certificates to which such Certificate belongs. If the Balloon Payment on a
Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related
Anticipated Repayment Date. The columns headed "25%," "50%," "75%," and "100%"
assume that no prepayments are made on any Mortgage Loan during such Mortgage
Loan's Lock-Out Period, Defeasance Lock-Out Period or Yield Maintenance Period,
in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Lock-Out
Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                     S-154

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under "Description of the Mortgage Pool--Additional Loan Information" and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the
"Modeling Assumptions"):

       (i) the initial Certificate Balance and the Pass-Through Rate for each
   Class of Certificates are as set forth herein;

       (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

       (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in
   November 2004;

       (iv) there are no delinquencies or losses in respect of the Mortgage
   Loans, there are no extensions of maturity in respect of the Mortgage
   Loans, there are no Appraisal Reduction Amounts applied to the Mortgage
   Loans and there are no casualties or condemnations affecting the Mortgaged
   Properties;

       (v) prepayments are made on each of the Mortgage Loans at the indicated
   CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

       (vi) all Mortgage Loans accrue interest under the method specified in
   Annex A-1;

       (vii) no party exercises its right of optional termination described herein;

       (viii) no Mortgage Loan will be repurchased by the related Mortgage Loan
   Seller for a breach of a representation or warranty, a document defect in the mortgage file, no purchase optionholder (permitted to buy out a
   Mortgage Loan under the related Mortgage Loan Documents or the Pooling and
   Servicing Agreement) will exercise its option to purchase such Mortgage
   Loan; and no party that is entitled to under the Pooling and Servicing
   Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund;

       (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment
   Premiums or Yield Maintenance Charges are collected;

       (x) there are no additional Trust expenses;

       (xi) distributions on the Certificates are made on the 15th day of each month, commencing in December 2004;

       (xii) no prepayments are received as to any Mortgage Loan during such
   Mortgage Loan's Lock-Out Period, if any, Defeasance Lock-Out Period, if
   any, or Yield Maintenance Period, if any;

       (xiii) the Closing Date is November 9, 2004;

       (xiv) each ARD Loan in the Trust is paid in full on its Anticipated
   Repayment Date;

       (xv) with respect to each Mortgage Loan, the Master Servicing Fee, the
   Trustee Fee and the Bond Administrator Fee accrue on the same basis as interest accrues on such Mortgage Loan. With respect to the Strategic Hotel
   Portfolio Loan, separate servicing fees as set forth in the GECMC Series
   2004-C3 Pooling and Servicing Agreement are calculated on a 30/360 basis;

       (xvi) the 731 Lexington Avenue-Bloomberg Headquarters Loan and the
   Strategic Hotel Portfolio Loan were each modeled based on the principal balance of the related Whole

                                     S-155

   Loan but only the portions of such cash flow due with respect to the
   Cut-off Date Balance of the related Mortgage Loan were included in the tables presented herein; and

       (xvii) the Mortgage Loans known as the "Rite Aid--Clyde" loan, the "Rite
   Aid-- Fostoria" loan and the "Rite Aid--Mansfield" loan accrue 30 days of interest in their final accrual period at a rate of 7.49% per annum.

     To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A,
Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered
Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered
Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions)
to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-1A, Class B, Class C and Class D Certificates and set
forth the percentage of the initial Certificate Balance of each such Class of
Certificates that would be outstanding after the Closing Date and each of the
Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................       85          85          85          85          85
November 2006 .............................       66          66          66          66          66
November 2007 .............................       42          42          42          42          42
November 2008 .............................       15          15          15          15          15
November 2009 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     2.60        2.59        2.58        2.57        2.57

                                     S-156

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................      100         100         100         100         100
November 2006 .............................      100         100         100         100         100
November 2007 .............................      100         100         100         100         100
November 2008 .............................      100         100         100         100         100
November 2009 .............................        1           1           1           1           1
November 2010 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     4.88        4.87        4.84        4.81        4.59

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................      100         100         100         100         100
November 2006 .............................      100         100         100         100         100
November 2007 .............................      100         100         100         100         100
November 2008 .............................      100         100         100         100         100
November 2009 .............................      100         100         100         100         100
November 2010 .............................       85          85          85          85          85
November 2011 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     6.49        6.48        6.47        6.45        6.31

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................      100         100         100         100         100
November 2006 .............................      100         100         100         100         100
November 2007 .............................      100         100         100         100         100
November 2008 .............................      100         100         100         100         100
November 2009 .............................      100         100         100         100         100
November 2010 .............................      100         100         100         100         100
November 2011 .............................       40          40          40          40          40
November 2012 .............................       24          24          24          24          24
November 2013 .............................        3           3           3           3           3
November 2014 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     7.48        7.48        7.48        7.47        7.37

                                     S-157

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-5 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................      100         100         100         100         100
November 2006 .............................      100         100         100         100         100
November 2007 .............................      100         100         100         100         100
November 2008 .............................      100         100         100         100         100
November 2009 .............................      100         100         100         100         100
November 2010 .............................      100         100         100         100         100
November 2011 .............................      100         100         100         100         100
November 2012 .............................      100         100         100         100         100
November 2013 .............................      100         100         100         100         100
November 2014 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     9.74        9.72        9.70        9.67        9.48

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................       99          99          99          99          99
November 2006 .............................       99          99          99          99          99
November 2007 .............................       98          98          98          98          98
November 2008 .............................       96          96          96          96          96
November 2009 .............................       73          73          73          73          73
November 2010 .............................       71          71          71          71          71
November 2011 .............................       67          67          67          67          67
November 2012 .............................       66          66          66          66          66
November 2013 .............................       64          64          64          64          64
November 2014 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     8.15        8.14        8.13        8.11        7.96

                                     S-158

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................      100         100         100         100         100
November 2006 .............................      100         100         100         100         100
November 2007 .............................      100         100         100         100         100
November 2008 .............................      100         100         100         100         100
November 2009 .............................      100         100         100         100         100
November 2010 .............................      100         100         100         100         100
November 2011 .............................      100         100         100         100         100
November 2012 .............................      100         100         100         100         100
November 2013 .............................      100         100         100         100         100
November 2014 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     9.93        9.93        9.93        9.93        9.77

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................      100         100         100         100         100
November 2006 .............................      100         100         100         100         100
November 2007 .............................      100         100         100         100         100
November 2008 .............................      100         100         100         100         100
November 2009 .............................      100         100         100         100         100
November 2010 .............................      100         100         100         100         100
November 2011 .............................      100         100         100         100         100
November 2012 .............................      100         100         100         100         100
November 2013 .............................      100         100         100         100         100
November 2014 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     9.93        9.93        9.93        9.93        9.77

                                     S-159

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
November 2005 .............................      100         100         100         100         100
November 2006 .............................      100         100         100         100         100
November 2007 .............................      100         100         100         100         100
November 2008 .............................      100         100         100         100         100
November 2009 .............................      100         100         100         100         100
November 2010 .............................      100         100         100         100         100
November 2011 .............................      100         100         100         100         100
November 2012 .............................      100         100         100         100         100
November 2013 .............................      100         100         100         100         100
November 2014 and thereafter ..............        0           0           0           0           0
Weighted Average Life (in years) ..........     9.93        9.93        9.93        9.93        9.77

CERTAIN PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE")
yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates under the Modeling Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of
November 9, 2004 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including November 1, 2004 to but excluding the Closing
Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such
Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
       DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES
                              AT THE SPECIFIED CPRS
                  0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs)............
First Principal Payment Date...........
Last Principal Payment Date............

                                     S-160

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
       DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES
                              AT THE SPECIFIED CPRS
                     0% CPR DURING LOCK-OUT, DEFEASANCE AND
                  YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs)............
First Principal Payment Date...........
Last Principal Payment Date............

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
       DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES
                            AT THE SPECIFIED CPRS 0%
                    CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                     MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs)............
First Principal Payment Date ..........
Last Principal Payment Date............

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
       DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES
                              AT THE SPECIFIED CPRS
                     0% CPR DURING LOCK-OUT, DEFEASANCE AND
                  YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                                     S-161

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-5 CERTIFICATES AT THE
                                 SPECIFIED CPRS
            0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE
                          --OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1A CERTIFICATES AT THE
                                 SPECIFIED CPRS
            0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE
                          --OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE
                                 SPECIFIED CPRS
            0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE
                          --OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                                     S-162

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE
                                 SPECIFIED CPRS
            0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE
                          --OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE
                                 SPECIFIED CPRS
            0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE
                          --OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
  .....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                                     S-163

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing
Agreement, to be dated as of November 1, 2004 (the "Pooling and Servicing
Agreement"), entered into, among others, by the Depositor, the Servicer, the
Special Servicer, the Trustee and the Bond Administrator.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the
Pooling and Servicing Agreement and the terms and conditions of the Offered
Certificates. The Bond Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Chicago,
Illinois 60603, Attention: Asset Backed Securities Trust Services Group--COMM
2004-LNB4.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     For so long as the Servicer is GMACCM, the Pooling and Servicing Agreement
requires the Servicer to service and administer the Mortgage Loans (other than
(a) the 731 Lexington Avenue-Bloomberg Headquarters Loan and the DDR-Macquarie
Portfolio Loan, which will be serviced pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement and (b) the Strategic Hotel Portfolio Loan, which will be serviced pursuant to the GECMC Series 2004-C3 Pooling and Servicing
Agreement) and the Serviced Companion Loan on behalf of the Trust in the best interests of and for the benefit of all of the Certificateholders and with respect to the Serviced Whole Loan, for the benefit of the holder of such
Serviced Companion Loan (as a collective whole, as determined by the Servicer, as the case may be, in the exercise of its reasonable judgment taking into account that the FedEx-Reno Airport B Loan is subordinate to the FedEx-Reno
Airport Loan), in accordance with applicable law, the terms of the Pooling and
Servicing Agreement, the terms of the related intercreditor agreement, if applicable, and the Mortgage Loans and to the extent not inconsistent with the foregoing, further as follows:

    o with the same care, skill and diligence as is normal and usual in its general mortgage servicing on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible under the Pooling and
      Servicing Agreement;

    o with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans; and

    o without regard to--

      (A)        any relationship that the Servicer or any affiliate thereof may have with the related borrower;

      (B)        the ownership of any Certificate by the Servicer or by any affiliate thereof;

      (C)        the Servicer's obligation to make Advances; and

      (D)        the right of the Servicer (or any affiliate thereof), to
                 receive reimbursement of costs, or the sufficiency of any
                 compensation payable to it, hereunder or with respect to any particular transaction (the foregoing, collectively referred to as the "GMACCM Servicing Standard").

     In addition, the Pooling and Servicing Agreement requires the Special
Servicer and, for so long as the Servicer is not GMACCM, the Servicer to diligently service and administer the Mortgage Loans (other than the
Non-Serviced Mortgage Loans) for which each is responsible in the best interests of and for the benefit of the Certificateholders and with respect to the Serviced Whole Loan (as a collective whole, as determined by the Servicer, as the case may

                                     S-164

be, in the exercise of its reasonable judgment taking into account that the
Fed-ex Reno Airport B Loan is subordinate to the related Mortgage Loan) in accordance with applicable law, the terms of the Pooling and Servicing
Agreement and the terms of the Mortgage Loans or the Serviced Whole Loan, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

    o the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced
      Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders and with respect to the Serviced Whole Loan (as a collective whole, as determined by the Servicer, as the case may be, in the exercise of its reasonable judgment taking into account that the
      Fed-ex Reno Airport B Loan is subordinate to the related Mortgage Loan);
      and

    o the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the
      Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders and with respect to the Serviced Whole Loan (as a collective whole, as determined by the Servicer, as the case may be, in the exercise of its reasonable judgment taking into account that the Fed-ex Reno Airport B Loan is subordinate to the related Mortgage Loan) but without regard to:

      (A)        any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

      (B)        the ownership of any Certificate or any Non-Serviced Mortgage
                 Loan by the Servicer or the Special Servicer, as the case may be, or any affiliate of either;

      (C)        the Servicer's obligation to make Advances;

      (D)        the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the
                 Pooling and Servicing Agreement or with respect to any
                 particular transaction;

      (E)        the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or the
                 Special Servicer or any affiliate of the Servicer or Special
                 Servicer, as applicable; and

      (F)        any debt that the Servicer or the Special Servicer or any
                 affiliate of the Servicer or the Special Servicer, as
                 applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the
                 "General Servicing Standard").

     As used in this prospectus supplement, the term "Servicing Standard" means
(a) with respect to GMACCM, the GMACCM Servicing Standard and (b) with respect to all other servicers, the General Servicing Standard.

     For a description of the servicing of the 731 Lexington Avenue-Bloomberg
Headquarters Loan, the Strategic Hotel Portfolio Loan and the DDR-Macquarie
Portfolio Loan see "--Servicing of the Non-Serviced Mortgage Loans" below and
"Description of the Mortgage

                                     S-165

Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg Headquarters
Loan," "--The Strategic Hotel Portfolio Loan" and "--The DDR-Macquarie
Portfolio Loan" in this prospectus supplement.

     The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the
Special Servicer nor any of their respective directors, officers, employees members, managers or agents will have any liability to the Trust or the
Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special
Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the
Non-Serviced Mortgage Loans) and the Serviced Whole Loan, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon
Payment with respect to any Mortgage Loan.

ADVANCES

     The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net
Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due
Date and which delinquent payment has not been received as of the Servicer
Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, the Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not have the option to make an affirmative determination that any Advance is, or would be, recoverable. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

     P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Servicer nor the
Trustee will be required or permitted to make a P&I Advance for Default
Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a
Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the

                                     S-166

amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, the
Strategic Hotel Portfolio Loan and the DDR-Macquarie Portfolio Loan, the
Servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such
Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans. If the
Servicer determines that a proposed P&I Advance with respect to the 731
Lexington Avenue-Bloomberg Headquarters Loan, the Strategic Hotel Portfolio
Loan or the DDR-Macquarie Portfolio Loan, if made, or any outstanding P&I
Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Servicer will be required to provide the servicer of each securitization that holds a related Pari Passu Companion
Loan written notice of such determination within one business day of the date of such determination. If the Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu
Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related
Mortgage Loan unless the Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such
Whole Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable provided, however, that such determination will not be so binding on the Certificateholders, the Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a
Mortgage Loan discussed in this paragraph determines that any advance of principal and/or interest with respect to such related Pari Passu Companion
Loan would be recoverable, then the Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I
Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Servicer or the Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

     With respect to each Mortgage Loan that is part of a Whole Loan, the
Servicer will only be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced
Mortgage Loans) to make advances ("Property Advances," and together with P&I
Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged
Property (other than with respect to the Mortgaged Properties securing the
Non-Serviced

                                     S-167

Mortgage Loans). With respect to the FedEx-Reno Airport Whole Loan, Property
Advances will also include advances to prevent a default by the borrower under the lease with its tenant as provided in the Mortgage Loan Documents, subject to customary standards of recoverability. In addition if the Special Servicer requests that the Servicer make a Property Advance and the Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially
Serviced Mortgage Loans or REO Loans. The Servicer will also be obligated to make Property Advances with respect to the Serviced Companion Loan.

     With respect to a nonrecoverable Property Advance on the FedEx-Reno
Airport Whole Loan, the Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan, second, from collections on, and proceeds of, the related Mortgage Loan, and then from general collections of the Trust.

     The COMM 2004-LNB3 Servicer is obligated to make property advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan and the
DDR-Macquarie Portfolio Loan and the GECMC Series 2004-C3 Servicer is obligated to make property advances with respect to the Strategic Hotel Portfolio Loan.

     With respect to a nonrecoverable property advance on each of the 731
Lexington Avenue-Bloomberg Headquarters Whole Loan, the Strategic Hotel
Portfolio Whole Loan and the DDR-Macquarie Portfolio Whole Loan, the applicable servicer under the related pooling and servicing agreement governing the related Non-Serviced Mortgage Loan will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan, if any, second, from collections on, and proceeds of, the related Mortgage Loan and any related Pari
Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then with respect to the applicable
Mortgage Loan, from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis
(based on each such loan's outstanding principal balance).

     To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer or
Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest thereon,
(i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged
Property or other collections relating to the Mortgage Loan or (iii) upon determining in its reasonable judgment that such Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate generally equal to the
Prime Rate (the "Advance Rate") (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account. The Servicer will be authorized to pay itself, the
Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late

                                     S-168

payment by the underlying borrower has expired to the extent payment is received by the expiration of the grace period. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next
Distribution Date, the Servicer or the Trustee, as applicable, will be obligated to make an Advance to cover such shortfall, but only to the extent the Servicer or the Trustee, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Servicer or the Trustee, as applicable, to make
Advances with respect to any Mortgage Loan pursuant to the Pooling and
Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO
Properties.

     With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Servicer determines that a Property Advance of such amounts would not be recoverable, the Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Servicer) whether or not payment of such amount
(i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of the
Serviced Whole Loan, the holders of the related Serviced Companion Loan). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the
Certificateholders (and in the case of the Serviced Whole Loan, the holders of the related Serviced Companion Loan), the Special Servicer will be required to direct the Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to the Serviced
Whole Loan, the related custodial account) to the extent of available funds.
The Servicer shall have no liability with respect to any determinations relating to insurance coverage made by the Special Servicer or (subject to the
Servicing Standard) the Controlling Class Representative.

     Subject to the conditions or limitations set forth in the Pooling and
Servicing Agreement, the Servicer, the Trustee or the Special Servicer, as
applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to the Serviced Whole Loan, from any amounts collected in respect of the Serviced Whole Loan) as to which that
Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the
Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to the Serviced Whole Loan, from any amounts collected in respect of the Serviced Whole Loan) ("Related Proceeds") prior to distributions on the
Certificates. Notwithstanding the foregoing, none of the Servicer, the Special
Servicer or the Trustee will be obligated to make any Advance that it or the
Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate)
out of Related Proceeds (a "Nonrecoverable Advance"). Any such determination with respect to the recoverability of Advances by either the Servicer or the
Special Servicer must be evidenced by an officer's certificate delivered to the other and to the Depositor, the Bond Administrator and the Trustee and, in the
case of the Trustee, delivered to the Depositor, the Bond Administrator, the
Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Servicer, the Trustee or the Special Servicer, as
applicable, to make

                                     S-169

such determination, together with any existing Appraisal or Updated Appraisal);
provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Servicer, the Special
Servicer and the Trustee.

     Subject to the discussion in this section relating to Whole Loans, each of the Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable
Advance out of general funds on deposit in the Collection Account (and, with respect to any Property Advance made with respect to the Serviced Whole Loan, out of general funds on deposit in the custodial account related to such
Serviced Whole Loan) in each case, first, from principal collections and then, from interest collections. If the funds in the Collection Account (or, with respect to the Serviced Whole Loan, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal
(in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the
Controlling Class Representative). In addition, the Servicer, the Special
Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or the Serviced
Whole Loan, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed
Reimbursement Amount"), first, only out of principal collections in the
Collection Account (or with respect to the Serviced Whole Loan, out of the related custodial account) and second, only upon a determination by the
Servicer, the Special Servicer or the Trustee, as applicable, that such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed
Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the
Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed
Reimbursement Amounts which are or may be being deferred or delayed and (ii)
consider (among other things) only the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Whole Loan, as applicable)
as it may have been modified, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Servicer or the Special
Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the applicable Servicing Standard in the case of the Servicer or the Special
Servicer) (among other things) future expenses and to estimate and consider
(among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the
Certificateholders and the holders of the Serviced Companion Loan. The Trustee will be entitled to rely conclusively on

                                     S-170

any nonrecoverability determination of the Servicer or the Special Servicer, as applicable, and the Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable
Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Whole Loan, as described above) will represent a portion of the losses to be borne by the Certificateholders.

     If the Servicer or the Trustee determines, in its sole discretion, that its ability to fully recover any Nonrecoverable Advance has been compromised, then the Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of such Nonrecoverable Advance with interest thereon at the
Advance Rate from all amounts in the Collection Account.

     The Servicer's or the Trustee's agreement to defer reimbursement of such
Nonrecoverable Advance as set forth above, is an accommodation to the
Certificateholders and will not be construed as an obligation on the part of the Servicer or the Trustee or a right of the Certificateholders. Nothing herein will be deemed to create in the Certificateholders a right to prior payment of distributions over the Servicer's or the Trustee's right to reimbursement for Advances (deferred or otherwise). In all events, the decision by the Servicer or the Trustee to defer reimbursement or to seek immediate reimbursement of a Nonrecoverable Advance will be deemed to be in accordance with the Servicing Standard or its good faith business judgment, respectively, and none of the Servicer, the Trustee or the other parties to the Pooling and
Servicing Agreement will have any liability to one another or to any of the
Certificateholders for any such election that such party makes as contemplated in the second preceding paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election.

     In addition, the Servicer, the Special Servicer and the Trustee, as
applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated
Advances were unreimbursed Advances. None of the Servicer, the Special Servicer
or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the
Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

     "Unliquidated Advance" means any Advance previously made by a party to the
Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed
Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the
Mortgage Loan or the Serviced Whole Loan or REO Property in respect of which the Advance was made.

ACCOUNTS

     Collection Account. The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and
Servicing Agreement, and will be required to deposit into the Collection
Account (or, with respect to the Serviced Whole Loan, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any
Reserve Account. Payments and collections received in respect of the Serviced
Whole Loan will not be deposited into the Collection Account, but will be deposited into a separate custodial account (which may be a subaccount of the
Collection Account). Payments and collections on the related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

     Distribution Accounts. The Bond Administrator will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the
Trustee for the benefit of

                                     S-171

the holders of the Certificates. With respect to each Distribution Date, the
Servicer will remit on or before each Servicer Remittance Date to the Bond
Administrator, and the Bond Administrator will deposit into the Distribution
Account, to the extent of funds on deposit in the Collection Account, on the
Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and
(ii) the Trustee Fee (which includes the Bond Administrator Fee). To the extent the Servicer fails to do so, the Trustee will deposit all P&I Advances into the
Distribution Account as described herein. See "Description of the Offered
Certificates--Distributions" in this prospectus supplement.

     Interest Reserve Account. The Bond Administrator will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution
Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each
Mortgage Loan that does not accrue interest on the basis of a 360-day year of
12 months of 30 days each, an amount equal to one day's interest at the related
Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective
Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld
Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the
Distribution Account.

     Excess Interest. The Bond Administrator is required to establish and maintain the "Grantor Trust Distribution Account" in the name of the Trustee.
The Excess Interest in such account will be for the benefit of the Class Q
Certificateholders. On each Distribution Date, the Bond Administrator is required to distribute from the Grantor Trust Distribution Account any Excess
Interest received with respect to the Mortgage Loans during the related
Collection Period to the holders of the Class Q Certificates.

     "Excess Interest" with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated
Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     The Bond Administrator will also establish and maintain one or more segregated accounts or sub-accounts for the "Lower-Tier Distribution Account,"
the "Upper-Tier Distribution Account," the "Grantor Trust Distribution Account"
and the "Excess Liquidation Proceeds Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Collection Account, the separate custodial account for the Serviced
Whole Loan, the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Grantor Trust Distribution Account and the Excess Liquidation
Proceeds Account will be held in the name of the Trustee (or the Servicer or
Bond Administrator on behalf of the Trustee) on behalf of the holders of
Certificates, and in the case of the Serviced Whole Loan, the holders of the related Serviced Companion Loan and, with respect to the Lower-Tier
Distribution Account, for the benefit of the Trustee as the holder of the
Lower-Tier Regular Interests. Each of the Collection Account, the separate custodial account for the Serviced Whole Loan, any REO Account, the Lower-Tier
Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust
Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P and
"P-1" by Moody's Investors Service, Inc. ("Moody's") in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured

                                     S-172

debt obligations of which are rated at least "AA-" by S&P and "Aa3" by Moody's or (B) with respect to accounts maintained by the Bond Administrator, if the
Bond Administrator has received written confirmation from each Rating Agency then rating any Certificates that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), and in either case subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency then rating any
Certificates that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the
Certificates, which may be an account maintained with the Trustee, the Bond
Administrator or the Servicer, or (iv) with PNC Bank so long as PNC Bank's long term unsecured debt rating is at least "A" from S&P and "A1" from Moody's (if the deposits are to be held in the account for more than 30 days) or PNC Bank's short-term deposit or short term unsecured debt rating is at least "A-1" from
S&P or "P-1" from Moody's (if the deposits to be held in accounts for 30 days or less).

     Amounts on deposit in the Collection Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted
Investments"). Interest or other income earned on funds in the Collection
Account and the separate custodial account for the Serviced Whole Loan will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. The
Servicer or the Special Servicer, as applicable, will be required to bear any losses resulting from the investment of such funds in accounts maintained by the Servicer, other than losses resulting from investments directed by or on behalf of a borrower or which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     Amounts on deposit in the Distribution Account, the Interest Reserve
Account, the Grantor Trust Distribution Account and the Excess Liquidation
Proceeds Account will remain uninvested.

     The Servicer may make withdrawals from the Collection Account (and the separate custodial account for the Serviced Whole Loan), to the extent permitted and in the priorities provided in the Pooling and Servicing
Agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     In general, the Mortgage Loans and Serviced Whole Loan contain provisions in the nature of "due-on-sale" clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced
Whole Loan will (or may at the lender's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, (b)
provide that the Mortgage Loans or Serviced Whole Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Whole Loan may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or
(ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y)
the Servicer or the Special Servicer, as applicable, determines, in accordance

                                     S-173

with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special
Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the
Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such
Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage
Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or
(C) are among the ten largest Mortgage Loans in the Trust (based on its Stated
Principal Balance), or (ii) Moody's with respect to any Mortgage Loan which
(together with any Mortgage Loans cross-collateralized with such Mortgage Loan)
represent one of the ten largest Mortgage Loans in the Trust (based on its
Stated Principal Balance). Subject to the terms of the Mortgage Loan Documents, the Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution.
However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of the Serviced Whole Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then,
(ii) to the holders of the related Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related
Note, except pursuant to the provisions described under "--Realization Upon
Defaulted Mortgage Loans" and "--Modifications" in this prospectus supplement.
The Special Servicer will have the right to consent to any assumption of a
Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage
Loan and to any determination by the Servicer that in the case of a Mortgage
Loan or Serviced Whole Loan described in clause (c) of this paragraph, that the conditions to transfer or assumption of such Mortgage Loan or Serviced Whole
Loan have been satisfied; and the Special Servicer will also be required to obtain the consent of the Controlling Class Representative to any such assumption or substitution, in each case, to the extent described in this prospectus supplement under "--Special Servicing." In addition, the Special
Servicer will also be required to obtain the consent of the Controlling Class
Representative relating to any assumption with respect to a Specially Serviced
Mortgage Loan, to the extent described in this prospectus supplement under
"--Special Servicing."

     In general, the Mortgage Loans and Serviced Whole Loan contain provisions in the nature of a "due-on-encumbrance" (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) clause which by their terms (a) provide that the Mortgage Loans or Serviced Whole Loan will (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or (c) provide that such
Mortgaged Property may be further encumbered without the consent of the lender provided certain conditions are satisfied. The Servicer or the Special
Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to
(i) accelerate payments thereon or

                                     S-174

(ii) withhold its consent to such lien or encumbrance if the Servicer or the
Special Servicer, as applicable, (A) determines, in accordance with the
Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from S&P and Moody's that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan that (1)
represents 2% or more of the Stated Principal Balance of all of the Mortgage
Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million),
(2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage
Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of Moody's, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage
Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal
Balance). Subject to the terms of the Mortgage Loan Documents, the Servicer or
Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of the Serviced
Whole Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then (ii) to the holders of the related Mortgage Loan. The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any Mortgage
Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan and to any determination by the Servicer that the conditions to further encumbrance of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph have been satisfied, and the Special Servicer will also be required to obtain the consent of the Controlling Class Representative to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "--Special Servicing." See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
prospectus. If the Special Servicer, in accordance with the Servicing Standard,
(a) notifies the Servicer of its determination with respect to any Mortgage
Loan or Serviced Whole Loan (which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied) that the conditions required under the related Loan Documents have not been satisfied or (b) the Special Servicer objects in writing to the
Servicer's determination that such conditions have been satisfied, then the
Servicer shall not permit transfer, assumption or further encumbrance of such
Mortgage Loan or Serviced Whole Loan.

     Neither the Servicer nor the Special Servicer will be responsible for enforcing a "due-on-sale" or a "due-on-encumbrance" clause with respect to any
Non-Serviced Mortgage Loan.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan and
REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2005; provided,

                                     S-175

however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially
Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust
Fund. The Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged
Property, or any visible material waste committed on the Mortgaged Property.
Inspection of the Mortgaged Properties securing the 731 Lexington
Avenue-Bloomberg Headquarters Loan and the DDR-Macquarie Portfolio Loan will be in accordance with the terms of the COMM 2004-LNB3 Pooling and Servicing
Agreement and inspections of the Mortgaged Properties securing the Strategic
Hotel Portfolio Loan will be in accordance with the terms of the GECMC Series
2004-C3 Pooling and Servicing Agreement.

INSURANCE POLICIES

     In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the
Non-Serviced Mortgage Loans), the Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Servicer will be required to itself cause to be maintained) for the related
Mortgaged Property:

      (i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

      (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents,

     provided, however, that:

      (i) the Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such
   Mortgage Loan or Serviced Whole Loan, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any
   Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

      (ii) if and to the extent that any Mortgage Loan or Serviced Whole Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

                                     S-176

      (iii) the Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Servicer's obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

      (iv) except as provided below (including under clause (vii)), in no event will the Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Servicer has determined is either (A)
   not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Servicer in accordance with the Servicing
   Standard, not less frequently than annually, and such Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

      (v) the reasonable efforts of the Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Servicer on a force-placed basis;

      (vi) to the extent the Servicer itself is required to maintain insurance that the borrower does not maintain, the Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

      (vii) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Controlling Class Representative have consented to a waiver (including a waiver to permit the Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

provided, however, that any determination by the Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Controlling Class
Representative; provided further, that the Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Controlling Class
Representative; and, provided further, that while approval is pending, the
Servicer will not be in default or liable for any loss.

     Notwithstanding the provision described in clause (iv) above, the
Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Whole Loan, will be required to obtain the approval or disapproval of the Special Servicer and the Controlling
Class Representative (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and
Servicing Agreement described herein under "--Modifications" and "--Special
Servicing"). The Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing." The Pooling and
Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other

                                     S-177

circumstances occur in connection with an insurance-related determination by the Servicer, with respect to that Mortgage Loan.

     With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and
Servicing Agreement (subject to the right of the Special Servicer to direct the
Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under
"--Advances" in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of
the Mortgage Loan or the Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Controlling Class Representative has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the
Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the
Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a),
(b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Servicer to cause that coverage to be maintained under the
Servicer's force-placed insurance policy. In such case, the Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Servicer's existing force-placed policy.

     If either (x) the Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans
(other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loan or REO
Properties, as applicable, as to which it is the Servicer or the Special
Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing
Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Servicer (or its corporate parent) or Special
Servicer has long-term unsecured debt obligations that are rated not lower than
"A" by S&P and "A2" by Moody's and the Servicer or Special Servicer
self-insures for its obligation to maintain the individual policies otherwise required, then the Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged
Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or with respect to the Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained

                                     S-178

to the related Mortgage Loan or the Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance premiums incurred by the Servicer or the
Special Servicer may be recovered by the Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or with respect to the Serviced Whole Loan, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Whole Loan, nor will any
Mortgage Loan be subject to FHA insurance.

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will purchase the Mortgage Loans to be included in the
Mortgage Pool on or before the Closing Date from GACC, LaSalle and Nomura pursuant to three separate mortgage loan purchase agreements (the "Mortgage
Loan Purchase Agreements"). See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" in this prospectus supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against the Mortgage Loan
Sellers in respect of breaches of representations and warranties regarding the
Mortgage Loans, to the Trustee for the benefit of the holders of the
Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "Custodian"), the Note and certain other documents and instruments (the "Mortgage Loan Documents") with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the
Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Servicer, the Special Servicer, the Controlling
Class Representative and the related Mortgage Loan Seller. Each of the Mortgage
Loan Sellers will retain a third party vendor (which may be the Trustee or the
Custodian) to complete the assignment and recording of the related Mortgage
Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage
Loan Documents until the assignment and recordation of all Mortgage Loan
Documents has been completed.

REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

     In the Pooling and Servicing Agreement, the Depositor will assign to the
Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage
Loan Purchase Agreements.

     Each of the Mortgage Loan Sellers will in its respective Mortgage Loan
Purchase Agreement represent and warrant with respect to its respective
Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan
Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

                                     S-179

      (1) the information pertaining to each Mortgage Loan set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan
   Purchase Agreement was true and correct in all material respects as of the
   Cut-off Date;

      (2) immediately prior to the sale, transfer and assignment to the
   Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than certain rights of the holder of a companion loan, if applicable, or certain servicing rights);

      (3) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

      (4) each Note, Mortgage and the assignment of leases (if it is a document separate from the Mortgage) executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except (i) that certain provisions contained in such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan Documents invalid as a whole and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby and (ii)
   as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

      (5) each assignment of leases creates a valid collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases and subject to the limitations on enforceability set forth in (4) above;

      (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the Note, Mortgage(s)
   or other agreements executed in connection with the Mortgage Loan, subject to limitations on enforceability set forth in (4) above, and as of the
   Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

      (7) each related assignment of Mortgage and assignment of assignment of leases will constitute the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to the limitations on enforceability set forth in (4) above;

      (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject to the limitations on enforceability set forth in (4) above and subject to the title exceptions;

      (9) all real estate taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became delinquent have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

      (10) except as set forth in engineering reports, to the Mortgage Loan
   Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan;

                                     S-180

      (11) each Mortgaged Property is covered by a title insurance policy (or a
   "pro forma" title policy or a "marked up" commitment) insuring that the related Mortgage is a valid first lien subject only to title exceptions. No claims have been made under such title insurance policy. Such title insurance policy is in full force and effect;

      (12) as of the date of the origination of each Mortgage Loan, the related
   Mortgaged Property was insured by all insurance coverage required under the related Mortgage and such insurance was in full force and effect at origination;

      (13) other than payments due but not yet 30 days or more delinquent, there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Mortgage Loan Seller elsewhere in the related Mortgage Loan Purchase Agreement or any exception to any representation and warranty made therein;

      (14) each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment without giving effect to any applicable grace or cure period;

      (15) the Mortgaged Property, or any material portion thereof, is not the subject of, and no borrower is a debtor in, any state or federal bankruptcy or insolvency or similar proceeding;

      (16) the Mortgage Loan Documents provide for the acceleration of the related Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the Mortgaged Property or any direct equity interest in the borrower is directly or indirectly pledged, transferred or sold, other than by reason of certain exceptions which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related
   Mortgaged Property or transfers that are subject to the approval of the holder of the Mortgage Loan; and

      (17) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value, use or operation of the
   Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage.

     The Pooling and Servicing Agreement requires that the Custodian, the
Servicer, the Special Servicer, the Trustee or the Bond Administrator notify the Depositor, the Bond Administrator, the affected Mortgage Loan Seller, the
Controlling Class Representative, the Custodian, the Servicer, the Special
Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the
Mortgage Loan Documents (as described in the Pooling and Servicing Agreement)
or any breach of any representation or warranty contained in the preceding paragraph that materially and adversely affects the value of such Mortgage
Loan, the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements
provides that, with respect to any such Mortgage Loan, within 90 days following the earlier of its receipt of notice from the Servicer, the Special Servicer, the Trustee, the Custodian or the Bond Administrator or its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or
Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected

                                     S-181

Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2)
all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the
Due Date in the month of purchase, (3) all related unreimbursed Property
Advances plus accrued and unpaid interest on related Advances at the Advance
Rate and unpaid Special Servicing Fees and Workout Fees allocable to the
Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in "--Special Servicing--Special Servicing Compensation" and (5) all
reasonable out-of-pocket expenses reasonably incurred or to be incurred by the
Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price") or (c) substitute, within two years of the
Closing Date, a Qualified Substitute Mortgage Loan (a "Replacement Mortgage
Loan") for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the "Removed Mortgage Loan") and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution;
provided, that the applicable Mortgage Loan Seller generally has an additional
90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage
Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See "The Pooling and Servicing Agreement--Servicing
Compensation and Payment of Expenses" in this prospectus supplement.

     If one of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related
Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such
Mortgage Loan Seller cannot effect such termination unless the Controlling
Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the
Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the
Trust Fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided further, that such Mortgage
Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single
Mortgage Loan.

                                     S-182

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated
Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage
Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan and (iv) is approved by the Controlling Class
Representative.

     The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second and third preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Bond Administrator will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan
Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the
Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a
REMIC for federal income tax purposes.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining written confirmation of each
Rating Agency then rating any Certificates that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and
Servicing Agreement provides that the Servicer or Special Servicer (except in the case where Midland is the Special Servicer, as set forth in the succeeding paragraph) may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Bond Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the
Trustee of written confirmation from each rating agency then rating any
Certificates that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Servicer or
Special Servicer has assumed the obligations of the Servicer or Special
Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as
Realized Losses.

     Midland, as Special Servicer, may resign at any time. Upon such resignation, Allied Capital Corporation (provided that it is the Controlling
Class Representative and provided that it has the required special servicer ratings from each Rating Agency) will automatically become the successor
Special Servicer. If Allied Capital Corporation does not become the successor
Special Servicer, then Midland will be required to remain the Special Servicer until the appointment of, and the acceptance of the appointment by, a successor
Special Servicer and the receipt by the Trustee of written confirmation from each Rating Agency that the resignation of the Special Servicer and appointment of the successor Special Servicer will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current rating assigned by such Rating Agency to any Class of Certificates.

                                     S-183

     The Pooling and Servicing Agreement also provides that none of the
Depositor, the Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing
Agreement (including actions taken at the direction of the Controlling Class
Representative), or for errors in judgment; provided, however, that none of the
Depositor, the Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer or
Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and
Servicing Agreement further provides that the Depositor, the Servicer and the
Special Servicer and any director, officer, employee, member, manager or agent
(including subservicers) of the Depositor, the Servicer and the Special
Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to the Serviced Whole Loan, the expenses, costs and liabilities described in the preceding sentence that relate to the Serviced
Whole Loan will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Whole Loan (such expenses will first be allocated to the related B Loan and then will be allocated to the related
Mortgage Loan). If funds in the applicable custodial account relating to the
Serviced Whole Loan are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

     The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loans, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the applicable Whole Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement;
provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable pooling and servicing agreement.

     In addition, the Pooling and Servicing Agreement provides that none of the
Depositor, the Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the
Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the
Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the
Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to the Serviced Whole Loan, the related separate custodial account, as described in the second preceding paragraph).

                                     S-184

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Bond Administrator under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the
Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the
Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the
Collection Account (or with respect to the Serviced Whole Loan, to the extent such reimbursement is allocable to the Serviced Whole Loan, to the Serviced
Whole Loan, from the related custodial account) to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the
Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a
party, or any person succeeding to the business of the Servicer, the Special
Servicer or the Depositor, will be the successor of the Servicer, the Special
Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the
Servicer, the Special Servicer or the Depositor under the Pooling and Servicing
Agreement if each of the rating agencies then rating any Certificates has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any
Class of Certificates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

      (a) (i) any failure by the Servicer to make a required deposit to the
   Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Bond Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the
   Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time)
   on the relevant Distribution Date or any failure by the Servicer to remit the holder of the Serviced Companion Loan, as and when required by the
   Pooling and Servicing Agreement or the related intercreditor agreement, any amount to be so remitted, which failure is not remedied within one business day;

      (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Servicer for deposit in the Collection Account (or, in the case of the Serviced
   Whole Loan, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the
   Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the
   Trust for any resulting advance interest due to the Servicer;

      (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Servicer's failure to make a Property Advance or 45 days in the case of failure to pay the

                                     S-185

   premium for any insurance policy required to be force-placed by the
   Servicer pursuant to the Pooling and Servicing Agreement and 5 days in the case of a failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus, but solely with respect to the first time such reports and items are required to be provided) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the
   Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any
   Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of the Serviced Companion Loan, if affected;
   provided, however, if that failure (other than the failure to provide reports and items specified under "Description of the Pooling
   Agreements--Evidence as to Compliance" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

      (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of
   Certificateholders or holders of the Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and
   the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by the holder of the Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

      (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

      (f) receipt by the Trustee of written notice from S&P to the effect that the Servicer or the Special Servicer has been removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal; and

      (g) a servicing officer of the Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
   Certificates, or (ii) has placed one or more Classes of Certificates on
   "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or the Special
Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust.
Notwithstanding the foregoing, upon any termination of the Servicer or the
Special Servicer, as applicable, under the Pooling and Servicing Agreement,

                                     S-186

the Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the
Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Servicer or the
Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates, as evidenced in writing by each rating agency then rating such Certificates, to act as successor to the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement.
Pending such appointment, the Trustee is obligated to act in such capacity. The
Trustee and any such successor may agree upon the servicing compensation to be paid.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Pooling and Servicing
Agreement or the Mortgage Loans, unless, with respect to the Pooling and
Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of
Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the
Depositor, the Servicer, the Special Servicer, the Trustee and the Bond
Administrator without the consent of any of the holders of Certificates or holders of the Serviced Companion Loan (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the
Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of the Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder not consenting

                                     S-187

thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder, confirmation in writing from each rating agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to qualify as a grantor trust.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond
Administrator with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby and the holder of the Serviced Companion Loan affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such
Certificate, or which are required to be distributed to the holder of the
Serviced Companion Loan, without the consent of the holder of such Serviced
Companion Loan; (ii) alter the obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of
Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the
Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the
Class or Classes affected thereby and the consent of the holder of the Serviced
Companion Loan, if affected.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates
(other than the Class X-C and Class X-P Certificates) in proportion to the
Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated among the holders of the Class X-C and Class X-P Certificates.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such
Class evidenced by their respective Certificates.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a
Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage
Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan which is delinquent at least 60 days in respect of its Monthly
Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced
Whole Loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The
Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

                                     S-188

     In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan and, with respect to a Whole Loan, subject to the purchase option of the holder of the related B Loan, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) or the Serviced
Whole Loan becomes a Defaulted Mortgage Loan, the Controlling Class
Representative and the Special Servicer, in that order (only if the Controlling
Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a "Purchase
Option") at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed
Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the
Defaulted Mortgage Loan as determined by the Special Servicer, if the Special
Servicer has made such fair value determination.

     The Controlling Class Representative will also have a purchase option with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, the Strategic
Hotel Portfolio Loan and the DDR-Macquarie Portfolio Loan. For a description of the purchase option relating to the 731 Lexington Avenue-Bloomberg Headquarters
Loan, the Strategic Hotel Portfolio Loan and the DDR-Macquarie Portfolio Loan,
see "Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington
Avenue-Bloomberg Headquarters Loan--Rights of the Holder of the 731 Lexington
Avenue-Bloomberg Headquarters B Loan--Purchase Option" and "--Sale of Defaulted
Mortgage Loan"; "Description of the Mortgage Pool--Split Loan Structures--The
Strategic Hotel Portfolio Loan--Rights of the Holder of the Strategic Hotel
Portfolio B Loans--Purchase Option" and "--Sale of Defaulted Mortgage Loan";
and "Description of the Mortgage Pool--Split Loan Structures--The DDR-Macquarie
Portfolio Loan--Sale of Defaulted Mortgage Loan" in this prospectus supplement.

     There can be no assurance that the Special Servicer's fair market value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

     Except with respect to a Non-Serviced Mortgage Loan, unless and until the
Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to a Whole Loan, a purchase option is exercised by the holder of the related B Loan, if any or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and
Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase
Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable
Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Whole
Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see
"Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington
Avenue-Bloomberg Headquarters Loan--Rights of the Holder of

                                     S-189

the 731 Lexington Avenue-Bloomberg Headquarters B Loan--Purchase Option,"
"Description of the Mortgage Pool--Split Loan Structures--The Strategic Hotel
Portfolio Loan--Rights of the Holder of the Strategic Hotel Portfolio B
Loans--Purchase Option" and "Description of the Mortgage Pool--Split Loan
Structures--The FedEx-Reno Airport Loan--Rights of the Holder of the FedEx-Reno
Airport B Loan--Purchase Option." The purchase option for the Non-Serviced
Mortgage Loans will terminate under similar circumstances described in clause
(i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs such Non-Serviced Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class
Representative is affiliated with the Special Servicer, the Controlling Class
Representative, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to an unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Servicer will be required to retain, at the expense of the
Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Servicer to determine if the Option
Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a payment default or material non-monetary default on a Mortgage Loan
(other than a Non-Serviced Mortgage Loan) has occurred or, in the Special
Servicer's judgment with the consent of the Controlling Class Representative, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the
Trustee, may, in accordance with the terms and provisions of the Pooling and
Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the
Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

      (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental

                                     S-190

   laws and regulations and/or taking the actions contemplated by clause (i)
   above, would be in the best economic interest of the Trust.

     Such requirement precludes enforcement of the security for the related
Mortgage Loan until a satisfactory environmental site assessment is obtained
(or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     If title to any Mortgaged Property is acquired by the Trust, the Special
Servicer, on behalf of the Trust, will be required to sell the Mortgaged
Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the
Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any
Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the
Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such
Mortgaged Property as required under the Pooling and Servicing Agreement.

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Bond Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO
Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently
35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by
REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is
required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to the Serviced Whole Loan, the holders of

                                     S-191

the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Servicer is required to make a Property
Advance, unless it determines such Property Advance would be nonrecoverable.
Within one business day following the end of each Collection Period, the
Special Servicer is required to deposit all amounts received in respect of each
REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account (or with respect to the Serviced Whole Loan, the related separate custodial account), provided that the Special Servicer may retain in the REO Account permitted reserves.

     Under the Pooling and Servicing Agreement, the Bond Administrator is
required to establish and maintain an Excess Liquidation Proceeds Account, to be held on behalf of the Trustee for the benefit of the Certificateholders and with respect to the Serviced Whole Loan, the holders of the related Serviced
Companion Loan. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and the related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being "Excess Liquidation Proceeds"), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

MODIFICATIONS

     The Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the
Non-Serviced Mortgage Loans) or Serviced Whole Loan, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged
Property (each of the foregoing, a "Modification") without the consent of the
Trustee or any Certificateholder (other than the Controlling Class
Representative), subject, however, to each of the following limitations, conditions and restrictions:

      (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans, as described under the heading "--Enforcement of
   "Due-on-Sale" and "Due-on-Encumbrance" Clauses" above, neither the Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Servicer's or the
   Special Servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced
   Whole Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such
   Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Whole Loan or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer's judgment, a material default on such Mortgage Loan or Serviced Whole Loan has occurred or a default in respect of payment on such Mortgage Loan or
   Serviced Whole Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders the Serviced

                                     S-192

   Companion Loan is involved, the holders of the Serviced Companion Loans, on a present value basis than would liquidation;

      (ii) the Special Servicer may not extend the maturity of any Specially
   Serviced Mortgage Loan or Serviced Whole Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution
   Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Controlling Class Representative if the Special Servicer
   gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if the Serviced
   Whole loan is involved, the holders of the Serviced Companion Loan (as a collective whole));

      (iii) neither the Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of any Mortgage Loan or
   Serviced Whole Loan that is not in default or with respect to which default is not reasonably foreseeable that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury
   Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan or Serviced
   Whole Loan to cease to be a "qualified mortgage" within the meaning of
   Section 860G(a)(3) of the Code (provided that neither the Servicer nor the
   Special Servicer will be liable for judgments as regards decisions made under this subsection that were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer or the Special
   Servicer, as applicable, may rely on opinions of counsel in making such decisions);

      (iv) neither the Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage
   Loan or Serviced Whole Loan, which collateral constitutes real property, unless (i) the Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the
   Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of
   Certificates; and

      (v) with limited exceptions, neither the Servicer nor the Special
   Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Whole Loan;

provided that notwithstanding clauses (i) through (v) above, neither the
Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Whole Loan that is not a Specially
Serviced Mortgage Loan (other than certain non-material Modifications, to which the Servicer may agree without consent of any other party), and the Special
Servicer will also be required to obtain the consent of the Controlling Class
Representative to any such Modification, to the extent described in this prospectus supplement under "--Special Servicing." The Special Servicer is also required to obtain the consent of the Controlling Class Representative to any
Modification with regard to any Specially Serviced Mortgage Loan to the extent described under "--Special Servicing--The Controlling Class Representative"
below.

                                     S-193

     Subject to the provisions of the Pooling and Servicing Agreement, the
Servicer, with the consent of the Controlling Class Representative, may extend the maturity of any Mortgage Loan or Serviced Whole Loan with an original term to maturity of 5 years or less for up to two six-month extensions; provided, however, that the related borrower is in default with respect to the Mortgage
Loan or Serviced Whole Loan or, in the judgment of the Servicer, such default is reasonably foreseeable. In addition, the Special Servicer may, subject to the Servicing Standard and with the consent of the Controlling Class
Representative, extend the maturity of any Mortgage Loan or Serviced Whole Loan that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Whole Loan has occurred.

     Any modification, extension, waiver or amendment of the payment terms of the Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage
Loan Documents and intercreditor agreement such that neither the Trust as holder of the Mortgage Loan nor a holder of the Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related
Mortgage Loan Documents and intercreditor agreement.

     Further, to the extent consistent with the Servicing Standard and the related intercreditor agreement taking into account the subordinate position of the FedEx-Reno Airport B Loan, no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the FedEx-Reno Airport B Loan.

     In addition, with respect to the FedEx-Reno Airport Whole Loan, the
Special Servicer is required to obtain the consent of the holder of the
FedEx-Reno Airport B Loan in connection with a modification, waiver or amendment of the terms of the related Mortgage Loan Documents that affects the rights of such holder of the FedEx-Reno Airport B Loan in certain circumstances pursuant to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Split Loan Structures--The FedEx-Reno Airport
Loan--Rights of the Holder of the FedEx-Reno Airport B Loan."

     See also "--Special Servicing--The Controlling Class Representative" below for a description of the Controlling Class Representative's rights with respect to reviewing and approving the Asset Status Report.

OPTIONAL TERMINATION

     Any holder of Certificates representing greater than 50% of the Percentage
Interest of the then Controlling Class, and, if such holder does not exercise its option, the Servicer, and if the Servicer does not exercise its option, the
Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the
Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate
Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the
Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date
(less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage
Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such

                                     S-194

Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid
Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class Q, Class R and Class LR
Certificates) (provided, however, that the Class A through Class D Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust.

THE TRUSTEE AND THE BOND ADMINISTRATOR

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo Bank maintains an office at
Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank also conducts trustee administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600.

     LaSalle Bank National Association will serve as Bond Administrator. In addition, LaSalle Bank National Association will serve as paying agent and registrar for the Certificates. The office of LaSalle Bank National Association responsible for performing its duties under the Pooling and Servicing Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group, COMM 2004-LNB4. LaSalle
Bank National Association is a Mortgage Loan Seller and an affiliate of ABN
AMRO Incorporated, one of the Underwriters.

     The Trustee and the Bond Administrator may resign at any time by giving written notice to the Depositor, the Bond Administrator (in the case of the
Trustee), the Servicer, the Special Servicer, the Trustee (in the case of the
Bond Administrator) and the Rating Agencies, provided that no such resignation will be effective until a successor has been appointed. Upon such notice, the
Servicer will appoint a successor trustee and the Trustee will appoint a successor bond administrator (which may be the Trustee). If no successor trustee or successor bond administrator is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee or Bond
Administrator may petition the court for appointment of a successor trustee or successor bond administrator.

     The Servicer or the Depositor may remove the Trustee or the Bond
Administrator if, among other things, the Trustee or the Bond Administrator ceases to be eligible to continue as such under the Pooling and Servicing
Agreement or if at any time the Trustee or the Bond Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the
Trustee or the Bond Administrator or of either of their property is appointed or any public officer takes charge or control of the Trustee or the Bond
Administrator or of either of their property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee or the Bond Administrator upon written notice to the
Depositor, the Servicer, the Trustee and the Bond Administrator. Any
resignation or removal of the Trustee or the Bond Administrator and appointment of a successor trustee or successor bond administrator will not become effective until acceptance of the appointment by the successor trustee or successor bond administrator. Notwithstanding the foregoing, upon any termination of the Trustee or the Bond Administrator under the Pooling and
Servicing Agreement, the Trustee or Bond Administrator, as applicable, will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, in the case of the Trustee, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the
Trustee or the Bond Administrator is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or the Bond
Administrator, as applicable,

                                     S-195

necessary to effect the transfer of its responsibilities to the successor trustee or successor bond administrator, as applicable. Any successor trustee or bond administrator must have a combined capital and surplus of at least
$50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be paid a monthly fee equal to a portion of the fee calculated at the "Trustee Fee
Rate" as described in the Pooling and Servicing Agreement (the "Trustee Fee"),
which constitutes a portion of the Servicing Fee. Pursuant to the Pooling and
Servicing Agreement, the Bond Administrator will be paid a monthly fee calculated at the "Bond Administrator Fee Rate" as described in the Pooling and
Servicing Agreement (the "Bond Administrator Fee"), which constitutes a portion of the Trustee Fee.

     The Trust will indemnify the Trustee and the Bond Administrator against any and all losses, liabilities, damages, claims or unanticipated expenses
(including reasonable attorneys' fees) arising in respect of the Pooling and
Servicing Agreement or the Certificates other than those resulting from the fraud, negligence, bad faith or willful misconduct of the Trustee or the Bond
Administrator, as applicable, or to the extent such party is indemnified pursuant to the second succeeding sentence. Neither the Trustee nor the Bond
Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the
Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or Bond Administrator's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the
Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Bond Administrator and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

     The Bond Administrator will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements--Certain Matters
Regarding the Master Servicer, the Special Servicer, the REMIC Administrator
and the Depositor" in the prospectus.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of
"--The Trustee and the Bond Administrator" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates or the Mortgage Loans, this prospectus supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in
respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the lock box accounts, Reserve Accounts,
Collection Account, Distribution Account, Interest Reserve Account or any other account maintained by or on behalf of the Servicer, the Special Servicer or the
Bond Administrator, nor will the Trustee be required to perform, or be responsible for the manner of

                                     S-196

performance of, any of the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement (unless the Trustee has assumed the duties of the Servicer or the Special Servicer as described above under
"--Rights Upon Event of Default").

     If no Event of Default has occurred, and after the curing of all Events of
Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

THE SERVICER

     GMAC Commercial Mortgage Corporation ("GMACCM") will be responsible for servicing the Mortgage Loans (other than the Non-Serviced Mortgage Loans)
pursuant to the Pooling and Servicing Agreement (in such capacity, the
"Servicer"). The 731 Lexington Avenue-Bloomberg Headquarters Loan and the
DDR-Macquarie Portfolio Loan will be serviced by the COMM 2004-LNB3 Servicer, which initially is Midland Loan Services, Inc., pursuant to a separate pooling and servicing agreement. The Strategic Hotel Portfolio Loan will be serviced by the GECMC Series 2004-C3 Servicer, which initially is GEMSA Loan Services,
L.P., pursuant to a separate pooling and servicing agreement.

     As of June 30, 2004, GMACCM and its affiliates were responsible for master or primary servicing loans, totaling approximately $197.1 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions.

     The information set forth herein concerning GMACCM, as Servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account. The
"Master Servicing Fee" will be payable monthly and will accrue at a rate per annum (the "Master Servicing Fee Rate") ranging from 0.0100% to 0.1100%. As of the Cut-off Date, the weighted average Master Servicing Fee Rate will be
0.0301%. In addition to the Master Servicing Fee, a separate primary servicing fee at a rate per annum of 0.0200% calculated based on an actual/360 basis and on a 30/360 basis will be charged by the COMM 2004-LNB3 Servicer with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan and the DDR-Macquarie
Portfolio Loan, respectively, and a separate primary servicing fee at a rate per annum of 0.0200% calculated based on a 30/360 basis with respect to the
Strategic Hotel Portfolio Loan will be charged by the GECMC Series 2004-C3
Servicer. The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on Annex A-1 to this prospectus supplement for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee, the Bond Administrator
Fee, and any fee for primary servicing functions (which varies with each
Mortgage Loan). The Master Servicing Fee will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to the
Serviced Whole Loan, the related separate custodial account) and certain
Reserve Accounts (to the extent consistent with the related Mortgage Loan
Documents), (ii) to the extent permitted by applicable law and the related
Mortgage Loans Documents, 50% of any loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced
Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction

                                     S-197

fees, beneficiary statement charges, or similar items (but not including
Prepayment Premiums or Yield Maintenance Charges), (iii) Net Prepayment
Interest Excess, if any, and (iv) Net Default Interest and any late payment fees collected by the Servicer during a Collection Period on any non-Specially
Serviced Mortgage Loan remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the
Trust for certain expenses of the Trust relating to such Mortgage Loan. In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the related Non-Serviced
Mortgage Loan that are allocated to such Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and
Servicing Agreement. The Servicer will not be entitled to the amounts specified in clause (ii) and (iii) of this paragraph with respect to the Non-Serviced
Mortgage Loans. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the
Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing."
The Master Servicing Fee, the Trustee Fee and the Bond Administrator Fee will accrue on the same basis as the Mortgage Loans except that with respect to the
Strategic Hotel Portfolio Loan, the servicing fee of the GECMC Series 2004-C3
Servicer will be calculated on an actual/360 basis.

     In connection with any Servicer Prepayment Interest Shortfall, the
Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered
Certificates--Prepayment Interest Shortfalls."

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing
Agreement). The Bond Administrator will withdraw monthly from the Distribution
Account the portion of the Servicing Fee payable to the Trustee and the Bond
Administrator.

SPECIAL SERVICING

     The Special Servicer, Midland Loan Services, Inc. ("Midland"), will initially be appointed under the Pooling and Servicing Agreement as special servicer of all of the Mortgage Loans other than the Non-Serviced Mortgage
Loans (in such capacity, the "Special Servicer"). It is expected that Allied
Capital Corporation will be the initial sub-servicer with respect to any
Mortgage Loan that becomes an REO Loan. The 731 Lexington Avenue-Bloomberg
Headquarters Loan and the DDR-Macquarie Portfolio Loan will be specially serviced by the COMM 2004-LNB3 Special Servicer, which initially is Lennar
Partners, Inc., pursuant to a separate pooling and servicing agreement. The
Strategic Hotel Portfolio Loan will be specially serviced by the GECMC Series
2004-C3 Special Servicer, which initially is Lennar Partners, Inc., pursuant to a separate pooling and servicing agreement.

     Midland, a wholly owned subsidiary of PNC Bank, National Association, was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700,
Overland Park, Kansas 66210. As of June 30, 2004, Midland was servicing approximately 13,930 commercial and multifamily loans with an aggregate principal balance of approximately $89.6 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and
Canada. With respect to those loans, approximately 9,441 of the loans, with an aggregate principal balance of approximately $66.0 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2004, Midland was the named special servicer in approximately 81 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $46.1 billion. With respect to such transactions as of such date, Midland was administering approximately 143 assets with an outstanding

                                     S-198

principal balance of approximately $973.5 million. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's,
Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the Mortgage Loans.

     The Pooling and Servicing Agreement will provide that more than one
Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

     The Controlling Class Representative. The Controlling Class Representative
may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer (other than with respect to the Non-Serviced
Mortgage Loans) and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special
Servicer. The Controlling Class Representative will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the Rating Agencies. Except as provided with respect to a resignation by Midland in the second paragraph under "--Certain Matters
Regarding the Depositor, the Servicer and the Special Servicer" above, the designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the
Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and
Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Controlling Class Representative.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, the
COMM 2004-LNB3 Special Servicer may be terminated and replaced as described under "Description of the Mortgage Pool--Split Loan Structures--The 731
Lexington Avenue-Bloomberg Headquarters Loan--Rights of the Holder of the 731
Lexington Avenue-Bloomberg Headquarters B Loan--Termination of the COMM
2004-LNB3 Special Servicer" in this prospectus supplement.

     With respect to the Strategic Hotel Portfolio Loan, the GECMC Series
2004-C3 Special Servicer may be terminated and replaced as described under
"Description of the Mortgage Pool--Split Loan Structures--The Strategic Hotel
Portfolio Loan--Rights of the Holder of the Strategic Hotel Portfolio B
Loans--Termination of the GECMC Series 2004-C3 Special Servicer" in this prospectus supplement.

     With respect to the DDR-Macquarie Portfolio Loan, the COMM 2004-LNB3
Special Servicer may be terminated and replaced as described under "Description of the Mortgage Pool--Split Loan Structures--The DDR-Macquarie Portfolio
Loan--Termination of the COMM 2004-LNB3 Special Servicer" in this prospectus supplement.

                                     S-199

     The Controlling Class Representative and the holder of the Fed-ex Reno
Airport B Loan will have no liability whatsoever to the Trust Fund or any
Certificateholder (other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the
Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the
Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in its own interest (and the interests of the holders of the Controlling Class), that the Controlling
Class Representative does not have any duties to the holders of any Class of
Certificates (other than to the Controlling Class), that the Controlling Class
Representative may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates, that the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and in the interests of the holders of the Controlling Class), and that the Controlling Class Representative will have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

     The "Controlling Class" will be, as of any date of determination, the
Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25%
of the initial aggregate Certificate Balance of such Class of Principal Balance
Certificates as of the Closing Date. As of the Closing Date, the Controlling
Class will be the Class P Certificates. For purposes of determining the
Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5
and Class A-1A Certificates collectively will be treated as one Class.

     The "Controlling Class Representative" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Bond
Administrator from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or
(iii) upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Balance, that a Controlling Class
Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Bond Administrator from time to time by such holder (or Certificate Owner).

     Servicing Transfer Event. The duties of the Special Servicer relate to
Specially Serviced Mortgage Loans and to any REO Property. The Pooling and
Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced
Companion Loan with respect to which: (i) either (x) with respect to any
Mortgage Loan or Serviced Companion Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related

                                     S-200

Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer, who shall deliver a copy to the Special Servicer and the
Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other
Servicing Transfer Event has occurred with respect to that Mortgage Loan or
Serviced Companion Loan and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided further, if the related borrower has delivered to the Servicer, who shall deliver a copy to the Special Servicer and the
Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special
Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly
Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Servicer or Special Servicer (with the Controlling Class
Representative's consent) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Serviced Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holders of the related Serviced Companion Loans and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Companion Loan (or, if no grace period is specified, for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Companion
Loan will no longer be a Specially Serviced Mortgage Loan and no Special
Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and which in the opinion of the Servicer or the Special Servicer materially and adversely affects the interests of the Certificateholders or any holder of a Serviced
Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or
Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a "Servicing Transfer
Event"); provided, however, that a Mortgage Loan or Serviced Companion Loan will cease to be a Specially Serviced Mortgage Loan (such Mortgage Loan, a
"Corrected Mortgage Loan") (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the
Mortgage Loan current and thereafter made

                                     S-201

three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the
Special Servicer or (C) with respect to the circumstances described in clause
(vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage
Loan or Serviced Companion Loan to continue to be characterized as a Specially
Serviced Mortgage Loan.

     If a Servicing Transfer Event exists with respect to the Mortgage Loan included in the Serviced Whole Loan, then it will also be deemed to exist with respect to the related Serviced Companion Loan.

     A servicing transfer event under (i) the COMM 2004-LNB3 Pooling and
Servicing Agreement with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Whole Loan or (ii) the GECMC Series 2004-C3 Pooling and Servicing
Agreement with respect to the Strategic Hotel Portfolio Whole Loan will generally be delayed if (a) the holder of the related B Loan is making all cure payments required by the related intercreditor agreement and subject to limitations upon the number of cure payments that may be made in any twelve calendar month period or, a material non-monetary default has occurred and the holder of the related B Loan is diligently attempting to cure the same, and no more than thirty days have passed (subject to a specified number of cure events in any twelve month period) or (b) if a payment default is determined to be imminent and the holder of the related B Loan has deposited a cash payment with the COMM 2004-LNB3 Servicer or the GECMC Series 2004-C3 Servicer, as applicable
(subject to a specified number of special servicing delays in any twelve month period). In addition, so long as the holder of the related B Loan is exercising its right to cure certain events of default with respect to the related Whole
Loan pursuant to and in accordance with the related intercreditor agreement, neither the servicer nor the special servicer servicing such Whole Loan may treat such event of default as such for purposes of accelerating the related
Whole Loan or commencing foreclosure proceedings.

     Asset Status Report. The Special Servicer will prepare a report (an "Asset
Status Report") for each Mortgage Loan (other than the Non-Serviced Mortgage
Loans) and the Serviced Whole Loan which becomes a Specially Serviced Mortgage
Loan not later than 30 days after the servicing of the Mortgage Loan or the
Serviced Whole Loan is transferred to the Special Servicer. Each Asset Status
Report will be delivered to the Servicer, the Controlling Class Representative
and the Rating Agencies. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report;
provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan
Documents. The Controlling Class Representative may object to any Asset Status
Report within 10 business days of receipt; provided, however, that the Special
Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the
Servicing Standard that the objection is not in the best interests of all the
Certificateholders (and with respect to the Serviced Whole Loan, the holders of the related Serviced Companion Loans). If the Controlling Class Representative
disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the
Controlling Class Representative does not approve an Asset Status Report within
60 business days from the first submission of an Asset Status Report, the
Special Servicer may act upon the most recently submitted form of Asset Status
Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing
Standard, that such objection is not in the best interests of all the
Certificateholders

                                     S-202

and the holders of the related Serviced Companion Loans, if applicable. The
Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

     Certain Rights of the Controlling Class Representative. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the
Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Companion Loan is a Specially Serviced
Mortgage Loan, to the extent described above under "--Modifications" and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under "--Enforcement of "Due-on-Sale" and "Due-on Encumbrance" Clauses,"
whether or not the applicable Mortgage Loan or Serviced Companion Loan is a
Specially Serviced Mortgage Loan. With respect to non-Specially Serviced
Mortgage Loans, the Servicer must notify the Special Servicer of any request for approval (a "Request for Approval") received relating to the Special
Servicer's above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Servicer's possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced
Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for
Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class
Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the
Controlling Class Representative. With respect to a Specially Serviced Mortgage
Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class
Representative's above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such
Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the
Controlling Class Representative.

     The Controlling Class may have conflicts of interest with other Classes of
Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

     Neither the Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling
Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC
Regulations.

     The Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or
Serviced Whole Loan that is a Specially Serviced Mortgage Loan, is delinquent, has been placed on a "Watch List" or has been identified by the Servicer or
Special Servicer, as exhibiting deteriorating performance.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, any
decision to be made with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and
Servicing Agreement will be made as described under "Description of the
Mortgage Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg

                                     S-203

Headquarters Loan--Rights of the Holder of the 731 Lexington Avenue-Bloomberg
Headquarters B Loan--Consultation and Consent" in this prospectus supplement.

     With respect to the Strategic Hotel Portfolio Loan, any decision to be made with respect to the Strategic Hotel Portfolio Whole Loan that requires the approval of the majority certificateholder of the controlling class under the
GECMC Series 2004-C3 Pooling and Servicing Agreement will be made as described under "Description of the Mortgage Pool--Split Loan Structures--The Strategic
Hotel Portfolio Loan--Rights of the Holder of the Strategic Hotel Portfolio B
Loans--Consultation and Consent" in this prospectus supplement.

     With respect to the DDR-Macquarie Portfolio Loan, any decision to be made with respect to the DDR-Macquarie Portfolio Whole Loan that requires the approval of the majority certificateholder of the controlling class under the
COMM 2004-LNB3 Pooling and Servicing Agreement will be made as described under
"Description of the Mortgage Pool--Split Loan Structures--The DDR-Macquarie
Portfolio Loan--Consultation and Consent" in this prospectus supplement.

     Special Servicing Compensation. Pursuant to the Pooling and Servicing
Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to
0.25% per annum of the Stated Principal Balance of each related Specially
Serviced Mortgage Loan and REO Loan (the "Special Servicing Fee") other than the Non-Serviced Mortgage Loans. The COMM 2004-LNB3 Special Servicer will accrue a comparable special servicing fee with respect to the 731 Lexington
Avenue-Bloomberg Headquarters Whole Loan and the DDR-Macquarie Portfolio Whole
Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement; and the GECMC
Series 2004-C3 Special Servicer will accrue a comparable special servicing fee with respect to the Strategic Hotel Portfolio Whole Loan under the GECMC Series
2004-C3 Pooling and Servicing Agreement.

     The Special Servicer will not be entitled to retain any portion of the
Excess Interest paid on the ARD Loans.

     A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or
Serviced Whole Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, the Workout Fee will be payable out of, and will be calculated by application of, a "Workout Fee
Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The
Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related
Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is
terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that cease to be Specially Serviced
Mortgage Loans during the period that it had responsibility for servicing
Specially Serviced Mortgage Loans and that had ceased being Specially Serviced
Mortgage Loans (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special
Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such
Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The COMM 2004-LNB3
Special Servicer will accrue a comparable workout fee with respect to the 731
Lexington Avenue-Bloomberg Headquarters Whole Loan and the DDR-Macquarie
Portfolio Whole Loan

                                     S-204

under the COMM 2004-LNB3 Pooling and Servicing Agreement; and the GECMC Series
2004-C3 Special Servicer will accrue a comparable workout fee with respect to the Strategic Hotel Portfolio Whole Loan under the GECMC Series 2004-C3 Pooling and Servicing Agreement.

     A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan
repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer recovered any proceeds ("Liquidation Proceeds"). As to each such
Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the
Liquidation Fee will be payable from, and will be calculated by application of, a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. The COMM
2004-LNB3 Special Servicer will accrue a comparable liquidation fee with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and the
DDR-Macquarie Portfolio Whole Loan under the COMM 2004-LNB3 Pooling and
Servicing Agreement; and the GECMC Series 2004-C3 Special Servicer will accrue a comparable liquidation fee with respect to the Strategic Hotel Portfolio
Whole Loan under the GECMC Series 2004-C3 Pooling and Servicing Agreements.
Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o the purchase of any Specially Serviced Mortgage Loan or REO Property by
       the Servicer, the Special Servicer or the Controlling Class
       Representative,

     o the purchase of all of the Mortgage Loans and REO Properties by the
       Servicer, the Special Servicer or the Controlling Class Representative in
       connection with the termination of the Trust,

     o a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

     o the purchase of the 731 Lexington Avenue-Bloomberg Headquarters Loan or
       the Strategic Hotel Portfolio Loan by the holder of the related B Loan, unless the related Mortgage Loan is purchased more than 90 days after the holder of the related B Loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan (the liquidation fee will be paid to the COMM 2004-LNB3 Special Servicer or the GECMC Series 2004-C3 Special Servicer, as applicable),

     o the purchase of the FedEx-Reno Airport Loan by the holder of the related
       B Loan, and

     o the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine documents require the purchaser to pay such fees.

     If, however, Liquidation Proceeds are received with respect to any
Specially Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.
The Special Servicer, however, will only be entitled to receive a Liquidation
Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

                                     S-205

     In addition, the Special Servicer will be entitled to receive:

     o any loan modification, extension and assumption fees related to the
       Specially Serviced Mortgage Loans (which will not include the
       Non-Serviced Mortgage Loans),

     o any income earned on deposits in the REO Accounts,

     o 50% of any extension fees, modification and assumption fees of non-Specially Serviced Mortgage Loans (other than the Non-Serviced
       Mortgage Loans), and

     o any late payment fees collected by the Servicer during a Collection
       Period on any Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan;
       provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and
       Servicing Agreement.

     The COMM 2004-LNB3 Special Servicer will be entitled to comparable fees with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan and the
DDR-Macquarie Portfolio Loan and the GECMC Series 2004-C3 Special Servicer will be entitled to comparable fees with respect to the Strategic Hotel Portfolio
Loan.

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     The 731 Lexington Avenue-Bloomberg Headquarters Loan and the DDR-Macquarie
Portfolio Loan

     Pursuant to the terms of the applicable intercreditor agreements, all of the mortgage loans included in the 731 Lexington Avenue-Bloomberg Headquarters
Whole Loan and the DDR-Macquarie Portfolio Whole Loan are being serviced under the provisions of the COMM 2004-LNB3 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o Wells Fargo Bank, N.A., which is the trustee under the COMM 2004-LNB3
       Pooling and Servicing Agreement (the "COMM 2004-LNB3 Trustee"), is, in
       that capacity, the lender of record with respect to the Mortgaged
       Properties securing the 731 Lexington Avenue-Bloomberg Headquarters Whole
       Loan and the DDR-Macquarie Portfolio Whole Loan;

     o Midland Loan Services, Inc., which is the master servicer under the COMM
       2004-LNB3 Pooling and Servicing Agreement (the "COMM 2004-LNB3
       Servicer"), is, in that capacity, the master servicer for the 731
       Lexington Avenue-Bloomberg Headquarters Whole Loan and the DDR-Macquarie
       Portfolio Whole Loan under the COMM 2004-LNB3 Pooling and Servicing
       Agreement. However, P&I Advances with respect to the 731 Lexington
       Avenue-Bloomberg Headquarters Loan and the DDR-Macquarie Portfolio Loan
       will be made by the Servicer or the Trustee, as applicable, as described in "Description of the Certificates--Advances" in the prospectus supplement; and

     o Lennar Partners, Inc., which is the special servicer of the 731 Lexington
       Avenue-Bloomberg Headquarters Whole Loan and the DDR-Macquarie Portfolio
       Whole Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement (the
       "COMM 2004-LNB3 Special Servicer"), is, in that capacity, the special servicer with respect to the 731 Lexington Avenue-Bloomberg Headquarters
       Whole Loan and the DDR-Macquarie Portfolio Whole Loan under the COMM
       2004-LNB3 Pooling and Servicing Agreement.

     The Controlling Class Representative will not have any rights with respect to the servicing and administration of the 731 Lexington Avenue-Bloomberg
Headquarters Loan and the DDR-Macquarie Portfolio Loan under the COMM 2004-LNB3
Pooling and Servicing Agreement

                                     S-206

except as set forth under "Description of the Mortgage Pool--Split Loan
Structures--The 731 Lexington Avenue-Bloomberg Headquarters Loan" and "--The
DDR-Macquarie Portfolio Loan," respectively in this prospectus supplement. For a discussion regarding the rights of the holder of the 731 Lexington
Avenue-Bloomberg Headquarters B Loan, see "Description of the Mortgage
Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg Headquarters
Loan--Rights of the Holder of the 731 Lexington Avenue-Bloomberg Headquarters B
Loan" in this prospectus supplement.

     The Strategic Hotel Portfolio Loan

     Pursuant to the terms of the related intercreditor agreements, all of the mortgage loans included in the Strategic Hotel Portfolio Whole Loan are being serviced under the provisions of the GECMC Series 2004-C3 Pooling and Servicing
Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o Wells Fargo Bank, N.A., which is the trustee under the GECMC Series
       2004-C3 Pooling and Servicing Agreement (the "GECMC Series 2004-C3
       Trustee"), is, in that capacity, the lender of record with respect to the
       Mortgaged Properties securing the Strategic Hotel Portfolio Whole Loan;

     o GEMSA Loan Services, L.P., which is the master servicer under the GECMC
       Series 2004-C3 Pooling and Servicing Agreement (the "GECMC Series 2004-C3
       Servicer"), is, in that capacity, the master servicer for the Strategic
       Hotel Portfolio Whole Loan under the GECMC Series 2004-C3 Pooling and
       Servicing Agreement. However, P&I Advances with respect to the Strategic
       Hotel Portfolio Loan will be made by the Servicer or the Trustee, as applicable, as described in "The Pooling and Servicing Agreement--
       Advances" in the prospectus supplement; and

     o Lennar Partners, Inc., which is the special servicer of the Strategic
       Hotel Portfolio Whole Loan under the GECMC Series 2004-C3 Pooling and
       Servicing Agreement (the "GECMC Series 2004-C3 Special Servicer"), is, in
       that capacity, the special servicer with respect to the Strategic Hotel
       Portfolio Whole Loan under the GECMC Series 2004-C3 Pooling and Servicing
       Agreement.

     The Controlling Class Representative will not have any rights with respect to the servicing and administration of the Strategic Hotel Portfolio Loan under the GECMC Series 2004-C3 Pooling and Servicing Agreement except as set forth under "Description of the Mortgage Pool--Split Loan Structures--The Strategic
Hotel Portfolio Loan--Rights of the Holder of the Strategic Hotel Portfolio B
Loans" in this prospectus supplement. For a discussion regarding the rights of the holder of the Strategic Hotel Portfolio B Loans, see "Description of the
Mortgage Pool--Split Loan Structures--The Strategic Hotel Portfolio
Loan--Rights of the Holder of the Strategic Hotel Portfolio B Loans" in this prospectus supplement.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     GMACCM, the initial Servicer, and Midland the initial Special Servicer, are permitted to purchase any Class of Certificates. Such a purchase by the
Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing
Agreement provides that the Servicer or Special Servicer will administer the
Mortgage Loans or Serviced Whole Loan in accordance with the Servicing
Standard, without regard to ownership of any Certificate by the Servicer or
Special Servicer or any affiliate thereof.

                                     S-207

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Bond Administrator Reports

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Bond Administrator, the Bond
Administrator will prepare and make available on each Distribution Date to each
Certificateholder, the Depositor, the Servicer, the Special Servicer, the
Trustee, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates (i) a statement (a "Distribution Date Statement")
and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans." The Bond
Administrator will also be required to prepare a reconciliation of funds report, as specified in the Pooling and Servicing Agreement.

     Certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle Bank National Association at
www.etrustee.net or such other mechanism as the Bond Administrator may have in place from time to time.

     After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Servicer as the Servicer may have in place from time to time.

     Servicer Reports

     The Servicer is required to deliver to the Bond Administrator prior to each Distribution Date, and the Bond Administrator is to make available to each
Certificateholder, the holder of the Serviced Companion Loan, the Depositor, each Underwriter, each Rating Agency, the Special Servicer, the Controlling
Class Representative and, if requested, any potential investor in the
Certificates, on each Distribution Date, the following CMSA reports:

     o A "comparative financial status report."

     o A "delinquent loan status report."

     o A "historical loan modification and corrected mortgage loan report."

     o A "historical liquidation report."

     o An "REO status report."

     o A "Servicer watch list."

     o A loan level reserve/LOC report.

     In addition, the Servicer will deliver to the Bond Administrator an additional monthly report regarding recoveries and reimbursements, if applicable, relating to, among other things, Workout Delayed Reimbursement
Amounts.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; provided, however, the Bond Administrator will provide
Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than four business days prior to the related Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Bond Administrator or the Trustee
will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the
Special Servicer, the Bond Administrator or the Trustee, as applicable.

     The Trustee, the Bond Administrator, the Servicer and the Special Servicer
will be indemnified by the Trust against any loss, liability or expense incurred in connection with any

                                     S-208

claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

     The Servicer is also required to deliver to the Bond Administrator and the
Rating Agencies the following materials, which Operation Statement Analysis
Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

      (a) Annually, on or before June 30 of each year, commencing with June 30,
   2005, with respect to each Mortgaged Property and REO Property, an
   "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Servicer (or the Special
   Servicer in the case of Specially Serviced Mortgage Loans and REO
   Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

      (b) Within 60 days of receipt by the Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced
   Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI
   Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the
   Pooling and Servicing Agreement to "normalize" the full year-end net operating income or net cash flow and debt service coverage numbers used by the Servicer or Special Servicer in the other reports referenced above.

     The Bond Administrator is to make available a copy of each Operating
Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer upon request to the Depositor, each Underwriter, the Controlling
Class Representative, each Rating Agency, the Certificateholders and the
Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a
Mortgaged Property or REO Property in the possession of the Bond Administrator upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Bond Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to
Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Bond Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

OTHER INFORMATION

     The Pooling and Servicing Agreement will require that the Bond
Administrator make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the related Serviced Companion Loan), the Depositor, the Servicer, the
Special Servicer, any Rating Agency or any potential investor in the
Certificates, originals or copies of, among other things, the following items
(except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and
any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date,
(iii) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special

                                     S-209

Servicer to the Bond Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Whole Loan entered into by the Servicer and/or the Special Servicer and delivered to the Bond Administrator, and (vii) any and all officers'
certificates and other evidence delivered to or by the Bond Administrator to support the Servicer's, the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would not be recoverable.
Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Bond Administrator to the extent such documents are in the Bond Administrator's possession.

                                     S-210

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the
Depositor to pay part of the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of
Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations")
promulgated by the U.S. Department of the Treasury as of the date hereof.
Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat designated portions of the Trust
(exclusive of Excess Interest and related amounts in the Grantor Trust
Distribution Account) and proceeds thereof (such non-excluded portion of the
Trust, the "Trust REMICs"), as two separate REMICs within the meaning of Code
Section 860D (the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). The
Lower-Tier REMIC will hold the Mortgage Loans, proceeds thereof held in the
Collection Account, the Interest Reserve Account, the Lower-Tier Distribution
Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the
"Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR
Certificates, which will represent the sole class of residual interests in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular
Interests and the Upper-Tier Distribution Account in which distributions on the
Lower-Tier Regular Interests will be deposited, and will issue the Class X-C,
Class X-P, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O and Class P Certificates (the "Regular
Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing
Agreement, (iii) compliance with the COMM 2004-LNB3 Pooling and Servicing
Agreement and the GECMC Series 2004-C3 Pooling and Servicing Agreement and the
continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury
("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham &
Taft LLP, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a
REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier
REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest, which is beneficially owned by the Class Q Certificates, and related amounts in the
Grantor Trust Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the
Code.

                                     S-211

     The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage
Loans secured by multifamily properties and manufactured housing properties).
As of the Cut-off Date, Mortgage Loans secured by multifamily properties and manufactured housing properties represented approximately 32.91% of the
Mortgage Loans by Initial Outstanding Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Certain Federal Income
Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Status of REMIC Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates will be treated as "regular interests" in the
Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the
Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the
Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered
Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID
Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Bond Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus.

     Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.
It is anticipated that the Offered Certificates will be issued [at a premium]
for federal income tax purposes. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Premium" in the prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, except that each ARD Loan will be deemed to prepay in full on its Anticipated Repayment Date. See "Yield and
Maturity Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of
Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance
Charge should be taxed to the holder of a Class of Certificates entitled to a
Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be

                                     S-212

treated as income to the holders of a Class of Certificates entitled to
Prepayment Premiums and Yield Maintenance Charges only after the Servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to
which such Class of Certificates is entitled under the terms of the Pooling and
Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance
Charges are to be treated as ordinary income rather than capital gain.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see
"Certain Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Certain Foreign Investors--Regular
Certificates" in the prospectus.

                             ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or
Similar Law. There are certain exemptions issued by the United States
Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final
Authorization Number 97-03E, as amended by Prohibited Transaction Exemption
("PTE") 2002-41 (the "DBS Exemption"), ABN AMRO Incorporated as Department
Final Authorization Number 98-08E, as amended by PTE 2002-41 (the "ABN
Exemption") and Nomura Securities International, Inc. as PTE 93-32, as amended by PTE 2002-41 (the "Nomura Securities Exemption" and collectively with the DBS
Exemption and the ABN Exemption, the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the
Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the co-lead managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the
Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

       (1) The acquisition of Offered Certificates by a Plan is on terms
    (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

       (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody's or Fitch;

       (3) The Trustee must not be an affiliate of any other member of the
    Restricted Group (as defined below) other than an Underwriter;

                                     S-213

       (4) The sum of all payments made to and retained by the co-lead managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

       (5) The Plan investing in the Certificates is an "accredited investor"
    as defined in Rule 501(a)(1) of Regulation D of the Securities and
    Exchange Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

       (i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

       (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, then whether or not a
Plan's assets would be deemed to include an ownership interest in the Mortgage
Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the
Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

     Moreover, the Exemption can provide relief from certain
self-dealing/conflict of interest prohibited transactions that may occur if a
Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the
Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered
Certificates by Plans sponsored by the Depositor, the Underwriters, the
Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a "sponsor"
within the meaning of the Exemption, or any affiliate of such parties (the
"Restricted Group").

     The co-lead managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Offered
Certificates, other than possibly those conditions which are dependent on facts unknown to the co-lead managers or which it

                                     S-214

cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such
Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as some of the Offered
Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered
Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of
ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     No representation is made as to the proper characterization of the Offered
Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the
Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered
Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting
Agreement, dated October   , 2004 (the "Underwriting Agreement"), Deutsche Bank
Securities Inc. ("DBS"), ABN AMRO Incorporated ("ABN"), Nomura Securities
International, Inc. ("Nomura Securities"), J.P. Morgan Securities, Inc.
("JPMorgan") and Citigroup Global Markets Inc. ("Citigroup") (collectively, the
"Underwriters") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the
Offered Certificates will be made only in book-entry form through the Same Day
Funds Settlement System of DTC on or about November   , 2004, against payment
therefor in immediately available funds. DBS, ABN and Nomura Securities will act as co-lead managers of the offering of the Offered Certificates and
JPMorgan and Citigroup are acting as co-managers and underwriters of the offering of Offered Certificates. DBS is acting as sole bookrunner of the offering.

                                     S-215

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate
Balances of each class of Offered Certificates set forth below, subject in each case to a variance of 5%:

                                                                 NOMURA
                                                               SECURITIES
                         DEUTSCHE BANK        ABN AMRO       INTERNATIONAL,       J.P. MORGAN       CITIGROUP GLOBAL
        CLASS           SECURITIES INC.     INCORPORATED          INC.          SECURITIES INC.       MARKETS INC.
--------------------   -----------------   --------------   ----------------   -----------------   -----------------

Class A-1 ..........         $                  $                 $                  $                   $
Class A-2 ..........         $                  $                 $                  $                   $
Class A-3 ..........         $                  $                 $                  $                   $
Class A-4 ..........         $                  $                 $                  $                   $
Class A-5 ..........         $                  $                 $                  $                   $
Class A-1A .........         $                  $                 $                  $                   $
Class B ............         $                  $                 $                  $                   $
Class C ............         $                  $                 $                  $                   $
Class D ............         $                  $                 $                  $                   $

     The Underwriting Agreement provides that the obligation of each
Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the
Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be
effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting
expenses payable by the Depositor, will be approximately   % of the aggregate
Certificate Balance of the Offered Certificates, plus accrued interest. Each
Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered
Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the
Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     DBS is an affiliate of GACC, one of the Mortgage Loan Sellers and an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the Depositor;
ABN is an affiliate of LaSalle, one of the Mortgage Loan Sellers and Nomura
Securities is an affiliate of Nomura, one of the Mortgage Loan Sellers.

     The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the
Underwriters against certain civil liabilities under the Securities Act of
1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered
Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the
Offered Certificates will be the reports distributed by the Bond Administrator discussed in this prospectus supplement under "The Pooling and Servicing
Agreement--Reports to Certificateholders; Available Information." Except as
described in this prospectus supplement under "The Pooling and Servicing
Agreement--Reports to Certificateholders; Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price

                                     S-216

information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered
Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.
Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A
Certificates be rated "AAA" by Standard & Poor's Rating Services, a division of
The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service,
Inc. ("Moody's" and together with S&P, the "Rating Agencies"), (ii) the Class B
Certificates be rated at least "AA" by S&P and "Aa2" by Moody's, (iii) the
Class C Certificates be rated at least "AA--" by S&P and "Aa3" by Moody's and
(iv) the Class D Certificates be rated at least "A" by S&P and "A2" by Moody's.
The "Rated Final Distribution Date" of each Class of Certificates is the
Distribution Date in October 2037.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that
Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may
be affected by changes thereon.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                     S-217

                            INDEX OF PRINCIPAL TERMS

                                              PAGE
                                              ----

731 Lexington Avenue-Bloomberg
   Headquarters Additional Interest.....      S-83
731 Lexington Avenue-Bloomberg
   Headquarters Additional
   Principal ...........................      S-83
731 Lexington Avenue-Bloomberg
   Headquarters Anticipated
   Repayment Date ......................      S-83
731 Lexington Avenue-Bloomberg
   Headquarters B Loan .................      S-81
731 Lexington Avenue-Bloomberg
   Headquarters Change of Control
   Event ...............................      S-85
731 Lexington Avenue-Bloomberg
   Headquarters Companion Loans.........      S-81
731 Lexington Avenue-Bloomberg
   Headquarters Cure Event .............      S-86
731 Lexington Avenue-Bloomberg
   Headquarters Loan ...................      S-81
731 Lexington Avenue-Bloomberg
   Headquarters Pari Passu Loans .......      S-81
731 Lexington Avenue-Bloomberg
   Headquarters Senior Loans ...........      S-81
731 Lexington Avenue-Bloomberg
   Headquarters Servicing Transfer
   Event ...............................      S-82
731 Lexington Avenue-Bloomberg
   Headquarters Whole Loan .............      S-81
ABN ....................................     S-215
ABN Exemption ..........................     S-213
Advance Rate ...........................     S-168
Advances ...............................     S-167
Annual Debt Service ....................     S-103
Anticipated Repayment Date .............     S-101
                                            S-133,
Appraisal Reduction Amount .............     S-145
Appraisal Reduction Event ..............     S-145
Appraised Value ........................     S-104
ARD Loans ..............................     S-101
Asset Status Report ....................     S-202
Assumed Scheduled Payment ..............     S-136
Available Funds ........................     S-130
Balloon Balance ........................     S-105
Base Interest Fraction .................     S-141
Bond Administrator .....................      S-72
Bond Administrator Fee .................     S-196
Bond Administrator Fee Rate ............     S-196
CBE ....................................     S-160
Certificate Balance ....................     S-129

                                              PAGE
                                              ----

Certificate Owners .....................     S-150
Certificate Registrar ..................     S-148
Certificateholder ......................     S-148
Certificates ...........................     S-129
Citigroup ..............................     S-215
Class ..................................     S-129
Class A Certificates ...................     S-144
Class SHP Certificates .................      S-92
Class SHP Controlling Class ............      S-93
                                             S-33,
Clearstream ............................     S-148
Clearstream Participants ...............     S-150
Collection Account .....................     S-171
Collection Period ......................     S-132
COMM 2004-LNB3 Pooling and
   Servicing Agreement .................      S-81
                                             S-82,
COMM 2004-LNB3 Servicer ................     S-206
COMM 2004-LNB3 Special                       S-82,
   Servicer ............................     S-206
COMM 2004-LNB3 Trustee .................     S-206
Controlling Class ......................     S-200
Controlling Class Certificateholder.....     S-200
Controlling Class Representative .......     S-200
Corrected Mortgage Loan ................     S-201
CPR ....................................     S-154
Crossover Date .........................     S-140
Custodian ..............................     S-179
Cut-off Date Balance ...................      S-71
DBS ....................................     S-215
DBS Exemption ..........................     S-213
DDR-Macquarie Portfolio Loan ...........      S-94
DDR-Macquarie Portfolio Pari
   Passu A4 Note .......................      S-94
DDR-Macquarie Portfolio Pari
   Passu Loans .........................      S-94
DDR-Macquarie Portfolio Whole
   Loan ................................      S-94
Debt Service Coverage Ratio ............     S-103
Default Interest .......................     S-133
Default Rate ...........................     S-133
Defaulted Mortgage Loan ................     S-188
Defeasance .............................     S-121
Defeasance Collateral ..................     S-121
Defeasance Loans .......................     S-118
Defeasance Lock-Out Period .............     S-121
Defeasance Option ......................     S-121
Definitive Certificate .................     S-147
Department .............................     S-213

                                     S-218

                                             PAGE
                                             ----

Depositaries ..........................     S-148
Depositor .............................      S-71
Determination Date ....................     S-133
                                           S-119,
Discount Rate .........................     S-120
Distribution Account ..................     S-171
Distribution Date .....................     S-130
Distribution Date Statement ...........     S-208
DSCR ..................................     S-103
DTC ...................................      S-33
Due Date ..............................     S-134
ERISA .................................     S-213
ESA ...................................      S-78
Euroclear .............................      S-33
Euroclear Participants ................     S-150
Events of Default .....................     S-185
Excess Interest .......................     S-172
Excess Liquidation Proceeds ...........     S-192
Exemption .............................     S-213
FedEx-Reno Airport B Loan .............      S-98
FedEx-Reno Airport Loan ...............      S-98
FedEx-Reno Airport Whole Loan .........      S-98
FIRREA ................................      S-78
Form 8-K ..............................     S-128
GAAP ..................................     S-102
GACC ..................................      S-72
GECMC Series 2004-C3 Pooling
   and Servicing Agreement ............      S-88
                                            S-89,
GECMC Series 2004-C3 Servicer .........     S-207
GECMC Series 2004-C3 Special                S-89,
   Servicer ...........................     S-207
GECMC Series 2004-C3 Trustee ..........     S-207
General Servicing Standard ............     S-165
GLA ...................................     S-105
GMACCM ................................     S-197
GMACCM Servicing Standard .............     S-164
Grantor Trust Distribution Account.....     S-172
Group 1 Principal Distribution
   Amount .............................     S-135
Group 2 Principal Distribution
   Amount .............................     S-136
Holders ...............................     S-151
Indirect Participants .................     S-149
Initial Loan Group 1 Balance ..........      S-71
Initial Loan Group 2 Balance ..........      S-71
Initial Outstanding Pool Balance ......      S-71
Initial Rate ..........................     S-101
Interest Accrual Amount ...............     S-133
Interest Accrual Period ...............     S-133

                                             PAGE
                                             ----

Interest Rate .........................     S-105
Interest Reserve Account ..............     S-172
Interest Shortfall ....................     S-133
JPMorgan ..............................     S-215
LaSalle ...............................      S-72
Liquidation Fee .......................     S-205
Liquidation Fee Rate ..................     S-205
Liquidation Proceeds ..................     S-205
Loan Group 1 ..........................      S-71
Loan Group 2 ..........................      S-71
Loan Groups ...........................      S-71
Lock-Out Period .......................     S-118
Lower-Tier Regular Interests ..........     S-211
Lower-Tier REMIC ......................     S-211
LTV ...................................     S-104
LTV Ratio at Maturity .................     S-105
MAI ...................................      S-74
Master Servicing Fee ..................     S-197
Master Servicing Fee Rate .............     S-197
Midland ...............................     S-198
Modeling Assumptions ..................     S-155
Modification ..........................     S-192
Modified Mortgage Loan ................     S-147
Monthly Amount ........................     S-120
Monthly Payment .......................     S-132
                                           S-172,
Moody's ...............................     S-217
Mortgage ..............................      S-72
Mortgage Loan .........................      S-71
Mortgage Loan Documents ...............     S-179
Mortgage Loan Purchase
   Agreement ..........................      S-73
Mortgage Loan Purchase
   Agreements .........................     S-179
Mortgage Loan Sellers .................      S-72
Mortgage Loans ........................      S-71
Mortgage Pool .........................      S-71
                                           S-105,
Mortgage Rate .........................     S-134
Mortgaged Properties ..................      S-71
Net Default Interest ..................     S-133
Net Mortgage Pass-Through Rate ........     S-134
Net Prepayment Interest Excess ........     S-144
Net Prepayment Interest Shortfall .....     S-144
Net REO Proceeds ......................     S-132
Nomura ................................      S-72
Nomura Securities .....................     S-215
Nomura Securities Exemption ...........     S-213
Nonrecoverable Advance ................     S-169
Non-Serviced Mortgage Loan ............      S-71

                                     S-219

                                              PAGE
                                              ----

Note ...................................      S-72
Notional Balance .......................     S-130
NRA ....................................     S-105
Occupancy Rate .........................     S-105
Offered Certificates ...................     S-129
OID Regulations ........................     S-212
Option Price ...........................     S-189
Pads ...................................     S-105
PAR ....................................      S-78
Participants ...........................     S-148
Pass-Through Rate ......................     S-134
Percentage Interest ....................     S-130
Permitted Investments ..................     S-173
P&I Advance ............................     S-166
Plan ...................................     S-213
Pooling and Servicing Agreement.........     S-164
Prepayment Interest Excess .............     S-143
Prepayment Interest Shortfall ..........     S-143
Prepayment Premium .....................     S-120
Prepayment Rate ........................     S-119
Prime Rate .............................     S-169
Principal Balance Certificate ..........     S-129
Principal Balance Certificates .........     S-129
Principal Distribution Amount ..........     S-135
Principal Prepayments ..................     S-132
Private Certificates ...................     S-129
                                             S-32,
PTE ....................................     S-213
Purchase Option ........................     S-189
Qualifying Substitute Mortgage
   Loan ................................     S-183
Rated Final Distribution Date ..........     S-217
Rating Agencies ........................     S-217
Realized Loss ..........................     S-142
Record Date ............................     S-130
Regular Certificates ...................     S-211
Related Proceeds .......................     S-169
Release Date ...........................     S-121
Release H.15 ...........................     S-119
REMIC ..................................     S-211
REMIC Regulations ......................     S-211
Removed Mortgage Loan ..................     S-182
REO Account ............................     S-129
REO Loan ...............................     S-136
REO Property ...........................     S-129
REO Tax ................................     S-191
Replacement Mortgage Loan ..............     S-182
Repurchase Price .......................     S-182
Request for Approval ...................     S-203
Reserve Accounts .......................      S-72

                                              PAGE
                                              ----

Restricted Group .......................     S-214
Revised Rate ...........................     S-101
Rooms ..................................     S-105
Rules ..................................     S-149
Serviced Companion Loan ................      S-71
Serviced Whole Loan ....................      S-71
                                             S-72,
Servicer ...............................     S-197
Servicer Prepayment Interest

                                            S-105,
Servicing Fee Rate .....................     S-197
Servicing Standard .....................     S-165
Servicing Transfer Event ...............     S-201
Similar Law ............................     S-213
Single-Tenant Mortgage Loan ............     S-127
Small Loan Appraisal Estimate ..........     S-146
S&P ....................................     S-217
                                             S-72,
Special Servicer .......................     S-198
Special Servicing Fee ..................     S-204
Specially Serviced Mortgage Loan........     S-200
Sq. Ft. ................................     S-105
Square Feet ............................     S-105
Stated Principal Balance ...............     S-142
Strategic Hotel Portfolio B Loans ......      S-88
Strategic Hotel Portfolio B Loans
   Directing Certificateholder .........      S-93
Strategic Hotel Portfolio B-1 Loan .....      S-88
Strategic Hotel Portfolio B-2 Loan .....      S-88
Strategic Hotel Portfolio B-3 Loan .....      S-88
Strategic Hotel Portfolio B-4 Loan .....      S-88
Strategic Hotel Portfolio Change of
   Control Event .......................      S-92
Strategic Hotel Portfolio
   Companion Loans .....................      S-88
Strategic Hotel Portfolio Cure
   Event ...............................      S-93
Strategic Hotel Portfolio Loan .........      S-88
Strategic Hotel Portfolio Pari Passu
   Loans ...............................      S-88
Strategic Hotel Portfolio Senior
   Loans ...............................      S-88
Strategic Hotel Portfolio Whole
   Loan ................................      S-88
Subordinate Certificates ...............     S-144
Tenant Affiliate .......................      S-83

                                     S-220

                                       PAGE
                                       ----

Tenant Default Period ............     S-85
Term to Maturity .................    S-105
Terms and Conditions .............    S-150
Treasury Regulations .............    S-211
Trust ............................     S-71
Trust Fund .......................     S-71
Trust REMICs .....................    S-211
Trustee ..........................     S-72
Trustee Fee ......................    S-196
Trustee Fee Rate .................    S-196
Underwriters .....................    S-215
Underwriting Agreement ...........    S-215
Underwritten NCF .................    S-102
Units ............................    S-105
Unliquidated Advance .............    S-171
Unscheduled Payments .............    S-132
Updated Appraisal ................    S-146

                                       PAGE
                                       ----

Upper-Tier REMIC .................    S-211
U/W Revenue ......................    S-105
Voting Rights ....................    S-188
Weighted Average Life ............    S-120
Weighted Average Net Mortgage
   Pass-Through Rate .............    S-134
Wells Fargo Bank .................    S-195
Withheld Amounts .................    S-172
Workout Fee ......................    S-204
Workout Fee Rate .................    S-204
Workout-Delayed Reimbursement
   Amount ........................    S-170
Yield Maintenance Charge .........    S-119
Yield Maintenance Loans ..........    S-118
Yield Maintenance Period .........    S-118

                                     S-221

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

COMM 2004-LNB4

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                               % OF                   % OF APPLICABLE              MORTGAGE
                                                            INITIAL POOL LOAN GROUP     LOAN GROUP       # OF        LOAN
  ID                        PROPERTY NAME                     BALANCE    ONE OR TWO       BALANCE     PROPERTIES  SELLER (1)
------------------------------------------------------------------------------------------------------------------------------------

   1      Crossings at Corona-Phase I & II                     6.51%          1            9.15%           1         NCCI
   2      731 Lexington Avenue - Bloomberg Headquarters        6.06%          1            8.52%           1         GACC
   3      Strategic Hotel Portfolio (9)                        5.70%          1            8.03%           3         GACC
  3.1     Hyatt Regency New Orleans                            2.60%                       3.66%           1         GACC
  3.2     Hyatt Regency Phoenix                                1.30%                       1.83%           1         GACC
  3.3     Hyatt Regency La Jolla at Aventine                   1.81%                       2.54%           1         GACC
   4      Woodyard Crossing Shopping Center                    3.93%          1            5.53%           1         GACC
   5      Metro I Building                                     3.26%          1            4.59%           1         GACC
   6      280 Trumbull Street                                  2.78%          1            3.91%           1         GACC
   7      Deer Creek Apartments                                2.74%          2            9.48%           1         NCCI
   8      GMAC Building                                        2.70%          1            3.80%           1        LaSalle
   9      2901 West Alameda Avenue                             2.47%          1            3.48%           1         GACC
  10      Fort Henry Mall                                      2.25%          1            3.16%           1         GACC
  11      CitiStorage                                          2.19%          1            3.08%           1         GACC
  12      Lincoln Park Shopping Center                         2.14%          1            3.01%           1        LaSalle
  13      DDR-Macquarie Portfolio (9)                          1.98%          1            2.79%          20         GACC
 13.1     Clarence Portfolio                                   0.37%                       0.52%           4         GACC
 13.2     BJ's Plaza/Tops Plaza/Batavia Commons                0.09%                       0.12%           3         GACC
 13.3     Cheektowaga Properties                               0.58%                       0.81%           5         GACC
 13.4     Riverdale Village-Inner Ring                         0.21%                       0.30%           1         GACC
 13.5     Erie Marketplace                                     0.06%                       0.08%           1         GACC
 13.6     Spring Creek Center and Steele Crossing              0.25%                       0.35%           2         GACC
 13.7     Towne Centre                                         0.08%                       0.12%           1         GACC
 13.8     The Marketplace                                      0.10%                       0.14%           1         GACC
 13.9     Township Marketplace                                 0.12%                       0.17%           1         GACC
 13.10    River Hills                                          0.13%                       0.18%           1         GACC
  14      Campus Pointe Apartments                             1.92%          2            6.65%           1        LaSalle
  15      Brandywine Apartments                                1.88%          1            2.65%           1        LaSalle
  16      Campus East Apartments                               1.68%          2            5.80%           1        LaSalle
  17      Sun Village Apartments                               1.65%          2            5.72%           1         GACC
  18      Flagship Portfolio (9)                               1.64%          2            5.66%          12         NCCI
 18.1     Flagship - Beachwood                                 0.22%                       0.75%           1         NCCI
 18.2     Flagship - Bonny                                     0.09%                       0.31%           1         NCCI
 18.3     Flagship - Eureka Garden #1                          0.29%                       1.02%           1         NCCI
 18.4     Flagship - Eureka Garden #2                          0.20%                       0.71%           1         NCCI
 18.5     Flagship - Market Street                             0.01%                       0.03%           1         NCCI
 18.6     Flagship - Mellon Manor                              0.07%                       0.23%           1         NCCI
 18.7     Flagship - Moncrief Village                          0.09%                       0.31%           1         NCCI
 18.8     Flagship - Southside                                 0.07%                       0.25%           1         NCCI
 18.9     Flagship - Springfield                               0.04%                       0.14%           1         NCCI
 18.10    Flagship - University Plaza                          0.14%                       0.50%           1         NCCI
 18.11    Flagship - Washington Heights                        0.38%                       1.31%           1         NCCI
 18.12    Flagship - Wauchula Gardens                          0.03%                       0.11%           1         NCCI
  19      Lakeshore Apartments                                 1.64%          2            5.66%           1         GACC
  20      Villages on the River Apartments                     1.51%          2            5.21%           1         NCCI
  21      The Avenues                                          1.43%          2            4.95%           1         GACC
  22      River Pointe Apartments                              1.33%          2            4.60%           1        LaSalle
  23      Westchase Corporate Center                           1.24%          1            1.75%           1         NCCI
  24      7777 Baymeadows Way                                  1.13%          1            1.59%           1         NCCI
  25      Summer Street Executive Center                       1.06%          1            1.50%           1         GACC
  26      Maple Park Place                                     1.02%          1            1.44%           1        LaSalle
  27      D.L. Clark Building                                  1.01%          1            1.41%           1        LaSalle
  28      Annunziata Multifamily Portfolio III (9)             0.96%          1            1.35%           5         GACC
 28.1     113 West 70th Street                                 0.17%                       0.25%           1         GACC
 28.2     136 West 71st Street                                 0.17%                       0.25%           1         GACC
 28.3     254 West 71st Street                                 0.14%                       0.20%           1         GACC
 28.4     141 West 72nd Street                                 0.12%                       0.17%           1         GACC
 28.5     3 West 87th Street                                   0.35%                       0.49%           1         GACC
  29      Kelly Corporate Center I                             0.91%          1            1.29%           1         GACC
  30      The Forest Apartments                                0.90%          2            3.11%           1         GACC
  31      420 West Gorham Apartments                           0.85%          2            2.94%           1        LaSalle
  32      Springfield Plaza II                                 0.82%          1            1.15%           1        LaSalle
  33      Avalon Apartments                                    0.81%          2            2.80%           1        LaSalle
  34      Corona Dolphin                                       0.77%          1            1.09%           1        LaSalle
  35      Windover of Orlando                                  0.76%          2            2.64%           1         GACC
  36      212 Elm Street                                       0.76%          1            1.07%           1         GACC
  37      Spartan Landing Apartments                           0.74%          2            2.57%           1         GACC
  38      City Place Long Beach                                0.68%          1            0.95%           1         NCCI
  39      Mercado Del Rancho                                   0.67%          1            0.95%           1        LaSalle
  40      International Plaza                                  0.67%          1            0.94%           1         GACC
  41      Arapahoe Medical Plaza                               0.67%          1            0.94%           1         NCCI
  42      FedEx - Reno Airport                                 0.66%          1            0.93%           1        LaSalle
  43      665 Main Building                                    0.65%          1            0.92%           1         GACC
  44      The Chimneys at Brookfield Apartments                0.65%          2            2.26%           1         GACC
  45      Springhill Fashion Center                            0.65%          1            0.91%           1        LaSalle
  46      Winchester Place Apartments                          0.61%          2            2.12%           1        LaSalle
  47      Maunakea Marketplace                                 0.59%          1            0.83%           1        LaSalle
  48      20 Saugatuck and 19 Newton Turnpike (9)              0.57%          1            0.80%           2        LaSalle
 48.1     20 Saugatuck Avenue                                  0.20%                       0.29%           1        LaSalle
 48.2     19 Newton Turnpike                                   0.37%                       0.52%           1        LaSalle
  49      25 East 83rd Street                                  0.55%          1            0.77%           1         GACC
  50      A&W Acquisitions                                     0.54%          1            0.76%           1        LaSalle
  51      17609 Ventura Boulevard                              0.53%          1            0.75%           1         GACC
  52      Stadium Heights                                      0.49%          2            1.69%           1        LaSalle
  53      Mahopac Self Storage                                 0.49%          1            0.68%           1        LaSalle

  54      Tiger Town Apartments                                0.47%          2            1.64%           1        LaSalle
  55      Spring Hill Apartments                               0.47%          2            1.63%           1         GACC
  56      Windover of Fort Pierce                              0.47%          2            1.63%           1         GACC
  57      Hickory Creek Market Place                           0.47%          1            0.66%           1        LaSalle
  58      536-538 West 50th Street                             0.47%          2            1.63%           1         GACC
  59      Britannia Common                                     0.46%          2            1.61%           1         GACC
  60      Seneca Pointe                                        0.46%          2            1.58%           1        LaSalle
  61      Huntington Commons                                   0.46%          2            1.58%           1         GACC
  62      Walgreens - San Dimas                                0.45%          1            0.64%           1         NCCI
  63      Parker Healthcare Center                             0.45%          1            0.63%           1         NCCI
  64      Country Place MHP                                    0.45%          1            0.63%           1         NCCI
  65      Provence North                                       0.44%          2            1.53%           1         GACC
  66      Walgreens - Garden Grove                             0.42%          1            0.59%           1         NCCI
  67      Lyon Plaza SC                                        0.41%          1            0.57%           1        LaSalle
  68      Walgreens - Glen Burnie, MD                          0.36%          1            0.51%           1        LaSalle
  69      Shandon Crossing Apartments                          0.35%          2            1.21%           1         GACC
  70      Town Square Shopping Center                          0.35%          1            0.49%           1        LaSalle
  71      Applewood Village Townhomes                          0.33%          2            1.13%           1         NCCI
  72      Walgreens - Amarillo, TX                             0.33%          1            0.46%           1        LaSalle
  73      Rosedale Village MHP                                 0.31%          1            0.44%           1         NCCI
  74      Walgreens - Mirage                                   0.31%          1            0.43%           1         NCCI
  75      The Fordham Shops                                    0.30%          1            0.43%           1        LaSalle
  76      Orchard Grove                                        0.30%          1            0.42%           1         NCCI
  77      Country Life MHP                                     0.29%          2            1.02%           1        LaSalle
  78      Raintree Village Apartments                          0.29%          2            1.00%           1        LaSalle
  79      Walgreens - Redmond                                  0.29%          1            0.40%           1        LaSalle
  80      Creekside Place Apartments                           0.29%          2            0.99%           1         GACC
  81      Petco & Office Depot                                 0.28%          1            0.39%           1        LaSalle
  82      Citadel Apartments                                   0.27%          2            0.92%           1        LaSalle
  83      LAUSD Office                                         0.26%          1            0.37%           1         NCCI
  84      Walgreens - Glen Ellyn                               0.26%          1            0.37%           1        LaSalle
  85      Hampton Park Apartments                              0.26%          2            0.90%           1         GACC
  86      Sanford Manor Apartments                             0.25%          2            0.86%           1        LaSalle
  87      Clocktower Gardens Apartments                        0.25%          2            0.85%           1         NCCI
  88      Inver Grove Marketplace                              0.24%          1            0.34%           1         NCCI
  89      Best Buy - Elizabethtown                             0.24%          1            0.33%           1         NCCI
  90      Courtney Place Apartments                            0.22%          2            0.76%           1         NCCI
  91      Old Poway Village                                    0.22%          1            0.30%           1         NCCI
  92      Rite Aid Mansfield (13)                              0.21%          1            0.30%           1         GACC
  93      900 Lincoln Road                                     0.21%          1            0.29%           1        LaSalle
  94      Columbia Junction Retail                             0.21%          1            0.29%           1        LaSalle
  95      Morrill Block                                        0.20%          1            0.29%           1        LaSalle
  96      Eagle Valley Marketplace I                           0.20%          1            0.28%           1         NCCI
  97      Bank of America                                      0.20%          1            0.28%           1         GACC
  98      Eagle Valley Marketplace II                          0.19%          1            0.27%           1         NCCI
  99      Rite Aid Fostoria (13)                               0.19%          1            0.27%           1         GACC
  100     Rite Aid Clyde (13)                                  0.18%          1            0.25%           1         GACC
  101     Tiki Tai Village MHP                                 0.17%          2            0.59%           1        LaSalle
  102     Meadowbrook                                          0.17%          1            0.23%           1         NCCI
  103     Mel Ray Park                                         0.15%          1            0.22%           1        LaSalle
  104     Thorncreek Annex                                     0.15%          1            0.21%           1        LaSalle
  105     Town Center Drive                                    0.15%          1            0.21%           1        LaSalle
  106     Parkview Apartments                                  0.14%          2            0.49%           1         GACC
  107     Bonner Highlands Apartments                          0.14%          2            0.47%           1        LaSalle
  108     New Dover Estates MHC                                0.13%          1            0.18%           1        LaSalle
  109     Valley Estates MHC                                   0.12%          2            0.42%           1        LaSalle
  110     Canterbury Court Apartments                          0.11%          2            0.39%           1        LaSalle

  111     Walgreens - Horn Lake, MS                            0.11%          1            0.16%           1        LaSalle
  112     Baja Fresh                                           0.10%          1            0.14%           1         NCCI
  113     Southside Terrace Apartments                         0.10%          2            0.35%           1        LaSalle
  114     Amoskeag Apartments                                  0.10%          2            0.34%           1         NCCI
  115     Parkview MHC                                         0.09%          2            0.32%           1        LaSalle
  116     Bank of America Ground Lease - Las Vegas, NV         0.09%          1            0.13%           1        LaSalle
  117     Elk Creek Manor Apartments                           0.09%          2            0.31%           1        LaSalle
  118     The Meadows Mobile Home Park                         0.09%          1            0.12%           1        LaSalle

                                CUT-OFF          GENERAL                 DETAILED
             ORIGINAL             DATE           PROPERTY                PROPERTY                         INTEREST  ADMINISTRATIVE
  ID         BALANCE          BALANCE (4)        TYPE                    TYPE                             RATE(12)     FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

   1         79,500,000         79,500,000       Retail                  Anchored                          5.5700%      0.0328%
   2         74,000,000         74,000,000       Office                  CBD                               5.3625%      0.0128%
   3         70,000,000         69,718,968       Hotel                   Full Service                      5.1575%      0.0128%
  3.1        31,894,485         31,766,437       Hotel                   Full Service
  3.2        15,947,242         15,883,218       Hotel                   Full Service
  3.3        22,158,273         22,069,313       Hotel                   Full Service
   4         48,350,000         48,045,008       Retail                  Anchored                          5.8590%      0.0328%
   5         40,000,000         39,889,008       Office                  Suburban                          5.8300%      0.0328%
   6         34,000,000         34,000,000       Office                  CBD                               5.5600%      0.0328%
   7         33,500,000         33,500,000       Multifamily             Conventional                      5.5100%      0.0328%
   8         33,000,000         33,000,000       Office                  CBD                               4.6100%      0.0328%
   9         30,225,000         30,225,000       Office                  Suburban                          5.9400%      0.0328%
  10         27,500,000         27,442,640       Retail                  Anchored                          5.4000%      0.0328%
  11         26,750,000         26,750,000       Industrial              Distribution/Warehouse            5.9200%      0.0328%
  12         26,153,000         26,153,000       Retail                  Anchored                          4.6100%      0.0328%
  13         24,250,000         24,250,000       Retail                  Anchored                          4.1800%      0.0128%
 13.1         4,489,070          4,489,070       Retail                  Anchored
 13.2         1,048,953          1,048,953       Retail                  Anchored
 13.3         7,060,698          7,060,698       Retail                  Anchored
 13.4         2,616,744          2,616,744       Retail                  Anchored
 13.5           688,023            688,023       Retail                  Anchored
 13.6         3,022,791          3,022,791       Retail                  Anchored
 13.7         1,003,837          1,003,837       Retail                  Anchored
 13.8         1,229,419          1,229,419       Retail                  Anchored
 13.9         1,511,395          1,511,395       Retail                  Anchored
 13.10        1,579,070          1,579,070       Retail                  Anchored
  14         23,500,000         23,500,000       Multifamily             Student Housing                   5.5000%      0.0328%
  15         23,000,000         23,000,000       Multifamily             Conventional                      5.6320%      0.0328%
  16         20,500,000         20,500,000       Multifamily             Student Housing                   5.8500%      0.0328%
  17         20,200,000         20,200,000       Multifamily             Student Housing                   4.8500%      0.0328%
  18         20,000,000         20,000,000       Multifamily             Conventional                      5.4500%      0.0828%
 18.1         2,640,000          2,640,000       Multifamily             Conventional
 18.2         1,100,000          1,100,000       Multifamily             Conventional
 18.3         3,593,000          3,593,000       Multifamily             Conventional
 18.4         2,493,000          2,493,000       Multifamily             Conventional
 18.5           117,000            117,000       Multifamily             Conventional
 18.6           807,000            807,000       Multifamily             Conventional
 18.7         1,100,000          1,100,000       Multifamily             Conventional
 18.8           880,000            880,000       Multifamily             Conventional
 18.9           506,000            506,000       Multifamily             Conventional
 18.10        1,760,000          1,760,000       Multifamily             Conventional
 18.11        4,620,000          4,620,000       Multifamily             Conventional
 18.12          384,000            384,000       Multifamily             Conventional
  19         20,000,000         20,000,000       Multifamily             Conventional                      5.9800%      0.0328%
  20         18,425,000         18,425,000       Multifamily             Conventional                      4.7000%      0.0828%
  21         17,500,000         17,500,000       Multifamily             Conventional                      5.8140%      0.0328%
  22         16,250,000         16,250,000       Multifamily             Student Housing                   5.9200%      0.0328%
  23         15,190,000         15,190,000       Office                  Suburban                          5.3900%      0.0328%
  24         13,800,000         13,800,000       Office                  Suburban                          5.5460%      0.0328%
  25         13,000,000         12,987,604       Office                  CBD                               5.4500%      0.0328%
  26         12,500,000         12,500,000       Retail                  Anchored                          4.8800%      0.0328%
  27         12,300,000         12,289,258       Office                  CBD                               5.7990%      0.0628%
  28         11,750,000         11,750,000       Multifamily             Conventional                      5.1000%      0.0328%
 28.1         2,136,364          2,136,364       Multifamily             Conventional
 28.2         2,136,364          2,136,364       Multifamily             Conventional
 28.3         1,709,091          1,709,091       Multifamily             Conventional
 28.4         1,495,455          1,495,455       Multifamily             Conventional
 28.5         4,272,727          4,272,727       Multifamily             Conventional
  29         11,200,000         11,178,533       Office                  Suburban                          5.7900%      0.0328%
  30         11,000,000         11,000,000       Multifamily             Conventional                      5.5700%      0.0328%
  31         10,400,000         10,400,000       Multifamily             Student Housing                   5.6150%      0.0328%
  32         10,000,000         10,000,000       Retail                  Shadow Anchored                   5.4700%      0.0628%
  33          9,900,000          9,879,898       Multifamily             Student Housing                   5.5250%      0.0328%
  34          9,500,000          9,447,382       Industrial              Office/Warehouse                  5.7700%      0.0328%
  35          9,320,000          9,320,000       Multifamily             Conventional                      5.2100%      0.0328%
  36          9,300,000          9,291,436       Office                  Suburban                          5.5900%      0.0328%
  37          9,100,000          9,100,000       Multifamily             Student Housing                   5.3200%      0.0328%
  38          8,300,000          8,282,688       Retail                  Anchored                          5.4000%      0.0828%
  39          8,250,000          8,242,230       Office                  Suburban                          5.5000%      0.0328%
  40          8,200,000          8,200,000       Office                  Suburban                          5.8100%      0.0328%
  41          8,200,000          8,192,896       Office                  Medical                           5.8300%      0.0328%
  42          8,120,000          8,111,463       Industrial              Warehouse/Distribution            5.9000%      0.0328%
  43          8,000,000          8,000,000       Office                  CBD                               5.6500%      0.0328%
  44          7,984,000          7,984,000       Multifamily             Conventional                      5.5800%      0.0328%
  45          7,900,000          7,900,000       Retail                  Anchored                          4.8800%      0.0328%
  46          7,500,000          7,500,000       Multifamily             Conventional                      5.8900%      0.0328%
  47          7,250,000          7,236,518       Mixed Use               Retail/Office                     5.3000%      0.0328%
  48          7,000,000          6,983,130       Various                 Various                           4.6300%      0.0328%
 48.1         2,500,000          2,493,975       Retail                  Unanchored
 48.2         4,500,000          4,489,155       Office                  Suburban
  49          6,720,000          6,713,026       Retail                  Unanchored                        5.1000%      0.0328%
  50          6,600,000          6,586,526       Retail                  Anchored                          5.5000%      0.0328%
  51          6,500,000          6,487,921       Office                  Medical                           5.9300%      0.0328%
  52          6,000,000          5,987,179       Multifamily             Conventional                      5.5200%      0.0328%
  53          5,950,000          5,944,603       Self Storage            Self Storage                      5.6500%      0.0328%

  54          5,800,000          5,787,313       Multifamily             Student Housing                   5.3500%      0.0328%
  55          5,760,000          5,760,000       Multifamily             Conventional                      5.5800%      0.0328%
  56          5,760,000          5,760,000       Multifamily             Conventional                      5.2100%      0.0328%
  57          5,750,000          5,750,000       Retail                  Shadow Anchored                   4.8800%      0.0328%
  58          5,750,000          5,750,000       Multifamily             Conventional                      5.4500%      0.0328%
  59          5,680,000          5,680,000       Multifamily             Conventional                      5.8200%      0.0328%
  60          5,600,000          5,600,000       Multifamily             Conventional                      5.7500%      0.0328%
  61          5,600,000          5,600,000       Multifamily             Conventional                      5.8200%      0.0328%
  62          5,550,000          5,539,733       Retail                  Anchored                          5.9500%      0.0328%
  63          5,520,000          5,509,513       Office                  Medical                           5.8300%      0.0328%
  64          5,475,000          5,469,291       Mixed Use               Manufactured Housing/Multifamily  5.0800%      0.0328%
  65          5,400,000          5,400,000       Multifamily             Conventional                      5.8140%      0.0328%
  66          5,100,000          5,085,485       Retail                  Anchored                          5.7200%      0.0328%
  67          5,000,000          4,978,985       Retail                  Shadow Anchored                   5.7450%      0.0328%
  68          4,400,000          4,395,948       Retail                  Anchored                          5.5900%      0.0328%
  69          4,272,000          4,272,000       Multifamily             Conventional                      5.6300%      0.0328%
  70          4,400,000          4,266,964       Retail                  Anchored                          5.9700%      0.0328%
  71          4,000,000          4,000,000       Multifamily             Conventional                      5.0000%      0.0828%
  72          4,000,000          3,992,720       Retail                  Anchored                          6.0230%      0.0328%
  73          3,800,000          3,792,669       Manufactured Housing    Manufactured Housing              5.7600%      0.0328%
  74          3,750,000          3,742,765       Retail                  Anchored                          5.7600%      0.0328%
  75          3,700,000          3,696,472       Retail                  Unanchored                        5.4500%      0.0328%
  76          3,650,000          3,642,179       Manufactured Housing    Manufactured Housing              5.5000%      0.0328%
  77          3,600,000          3,593,611       Manufactured Housing    Manufactured Housing              6.1350%      0.0328%
  78          3,550,000          3,543,476       Multifamily             Conventional                      5.9800%      0.0328%
  79          3,500,000          3,496,874       Retail                  Anchored                          5.7110%      0.0328%
  80          3,488,000          3,488,000       Multifamily             Conventional                      5.6300%      0.0328%
  81          3,375,000          3,365,556       Retail                  Anchored                          5.8500%      0.0328%
  82          3,250,000          3,246,718       Multifamily             Conventional                      5.2140%      0.0328%
  83          3,200,000          3,194,263       Office                  CBD                               6.0900%      0.0328%
  84          3,200,000          3,193,806       Retail                  Anchored                          5.7450%      0.0328%
  85          3,184,000          3,184,000       Multifamily             Conventional                      5.6300%      0.0328%
  86          3,050,000          3,050,000       Multifamily             Conventional                      5.8900%      0.0328%
  87          3,000,000          3,000,000       Multifamily             Conventional                      5.4700%      0.0328%
  88          2,950,000          2,946,227       Retail                  Unanchored                        5.9900%      0.0328%
  89          2,900,000          2,894,635       Retail                  Anchored                          5.9500%      0.0328%
  90          2,700,000          2,697,329       Multifamily             Conventional                      5.3000%      0.0328%
  91          2,650,000          2,642,534       Retail                  Unanchored                        5.8100%      0.0328%
  92          2,868,421          2,586,043       Retail                  Anchored                          7.4900%      0.0328%
  93          2,530,000          2,530,000       Retail                  Shadow Anchored                   6.2720%      0.0328%
  94          2,525,000          2,521,682       Retail                  Shadow Anchored                   5.8500%      0.0528%
  95          2,500,000          2,493,286       Mixed Use               Multifamily/Retail/Office         5.9700%      0.0328%
  96          2,425,000          2,421,899       Retail                  Unanchored                        5.9900%      0.0328%
  97          2,404,212          2,400,530       Office                  Banking Center                    5.6250%      0.0328%
  98          2,365,000          2,361,976       Retail                  Unanchored                        5.9900%      0.0328%
  99          2,599,391          2,354,632       Retail                  Anchored                          7.4900%      0.0328%
  100         2,468,313          2,214,288       Retail                  Anchored                          7.4900%      0.0328%
  101         2,070,000          2,068,239       Manufactured Housing    Manufactured Housing              5.9000%      0.0328%
  102         2,040,000          2,040,000       Manufactured Housing    Manufactured Housing              5.1300%      0.0328%
  103         1,880,000          1,876,460       Manufactured Housing    Manufactured Housing              5.8700%      0.0328%
  104         1,860,000          1,856,717       Retail                  Unanchored                        6.1600%      0.0328%
  105         1,800,000          1,796,580       Retail                  Shadow Anchored                   5.8300%      0.0328%
  106         1,720,000          1,720,000       Multifamily             Conventional                      5.8200%      0.0328%
  107         1,680,000          1,678,590       Multifamily             Conventional                      5.9530%      0.0328%
  108         1,560,000          1,541,535       Manufactured Housing    Manufactured Housing              5.7710%      0.0328%
  109         1,500,000          1,489,769       Manufactured Housing    Manufactured Housing              5.8500%      0.0328%
  110         1,390,000          1,388,720       Multifamily             Conventional                      5.5900%      0.0328%

  111         1,375,000          1,373,824       Retail                  Anchored                          5.8800%      0.0328%
  112         1,245,000          1,243,924       Retail                  Shadow Anchored                   5.8400%      0.1028%
  113         1,230,000          1,227,396       Multifamily             Conventional                      5.3300%      0.1128%
  114         1,200,000          1,198,859       Multifamily             Conventional                      5.4600%      0.0328%
  115         1,125,000          1,124,010       Manufactured Housing    Manufactured Housing              5.7700%      0.0328%
  116         1,100,000          1,099,074       Land                    Land                              5.9400%      0.0328%
  117         1,100,000          1,097,115       Multifamily             Conventional                      6.2230%      0.0328%
  118         1,050,000          1,049,031       Manufactured Housing    Manufactured Housing              5.5800%      0.0328%

            INTEREST        ORIGINAL       STATED REMAINING    ORIGINAL      REMAINING      FIRST       MATURITY      ANNUAL
            ACCRUAL     TERM TO MATURITY   TERM TO MATURITY  AMORTIZATION   AMORTIZATION   PAYMENT        DATE         DEBT
  ID         BASIS       OR ARD (MOS.)      OR ARD (MOS.)     TERM (MOS.)   TERM (MOS.)      DATE        OR ARD     SERVICE (2)
------------------------------------------------------------------------------------------------------------------------------------

   1       Actual/360         120                  119            360           360       11/11/2004   10/11/2014    5,458,680
   2       Actual/360         120                  112            237           237        4/1/2004     3/1/2014     6,135,249
   3       Actual/360          84                   80            360           356        8/1/2004     7/1/2011     4,541,048
  3.1
  3.2
  3.3
   4       Actual/360         120                  117            240           237        9/1/2004     8/1/2014     4,109,676
   5       Actual/360         120                  117            360           357        9/1/2004     8/1/2014     2,825,591
   6       Actual/360         120                  117            360           360        9/1/2004     8/1/2014     2,331,962
   7         30/360           120                  118            360           360       10/11/2004    9/11/2014    2,285,035
   8         30/360            60                   59             0             0        11/1/2004     10/1/2009    1,521,300
   9       Actual/360         120                  118            360           360       10/1/2004     9/1/2014     2,160,598
  10       Actual/360          60                   58            360           358       10/1/2004     9/1/2009     1,853,052
  11       Actual/360         120                  120            360           360       12/1/2004     11/1/2014    1,908,078
  12         30/360            60                   60             0             0        12/1/2004     11/1/2009    1,205,653
  13         30/360            60                   55             0             0         7/1/2004     6/1/2009     1,013,650
 13.1
 13.2
 13.3
 13.4
 13.5
 13.6
 13.7
 13.8
 13.9
 13.10
  14       Actual/360         120                  119            360           360       11/1/2004     10/1/2014    1,601,165
  15       Actual/360         120                  118            336           336       10/1/2004     9/1/2014     1,634,247
  16       Actual/360          60                   58             0             0        10/1/2004     9/1/2009     1,215,906
  17       Actual/360          60                   60            360           360       12/1/2004     11/1/2009    1,279,125
  18       Actual/360         120                  120            240           240       12/11/2004   11/11/2014    1,644,159
 18.1
 18.2
 18.3
 18.4
 18.5
 18.6
 18.7
 18.8
 18.9
 18.10
 18.11
 18.12
  19       Actual/360         120                  116            360           360        8/1/2004     7/1/2014     1,435,837
  20       Actual/360          60                   59             0             0        11/11/2004   10/11/2009      878,002
  21       Actual/360         120                  117            360           360        9/1/2004     8/1/2014     1,234,054
  22       Actual/360         120                  118            360           360       10/1/2004     9/1/2014     1,159,113
  23       Actual/360         120                  118            360           360       10/11/2004    9/11/2014    1,022,421
  24       Actual/360         120                  117            360           360       9/11/2004     8/11/2014      945,044
  25       Actual/360          84                   83            360           359       11/1/2004     10/1/2011      880,863
  26         30/360            84                   84             0             0        12/1/2004     11/1/2011      610,000
  27       Actual/360         120                  119            360           359       11/1/2004     10/1/2014      865,953
  28       Actual/360          60                   60            360           360       12/1/2004     11/1/2009      765,559
 28.1
 28.2
 28.3
 28.4
 28.5
  29       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       787,740
  30       Actual/360         120                  120            360           360       12/1/2004     11/1/2014      755,289
  31       Actual/360         120                  119            360           360       11/1/2004     10/1/2014      717,631
  32       Actual/360         120                  118            360           360       10/1/2004     9/1/2014       679,090
  33       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       676,398
  34       Actual/360         120                  116            300           296        8/1/2004     7/1/2014       718,560
  35       Actual/360          60                   56            360           360        8/1/2004     7/1/2009       614,817
  36       Actual/360          84                   83            360           359       11/1/2004     10/1/2011      639,969
  37       Actual/360         120                  120            360           360       12/1/2004     11/1/2014      607,750
  38       Actual/360         120                  118            360           358       10/11/2004    9/11/2014      559,285
  39       Actual/360         120                  119            360           359       11/1/2004     10/1/2014      562,111
  40       Actual/360         120                  120            360           360       12/1/2004     11/1/2014      577,992
  41       Actual/360         120                  119            360           359       11/11/2004   10/11/2014      579,246
  42       Actual/360         120                  119            330           329       11/1/2004     10/1/2014      597,499
  43       Actual/360         120                  120            360           360       12/1/2004     11/1/2014      554,146
  44       Actual/360         120                  117            360           360        9/1/2004     8/1/2014       548,806
  45         30/360            84                   84             0             0        12/1/2004     11/1/2011      385,520
  46       Actual/360         120                  119            336           336       11/1/2004     10/1/2014      547,385
  47       Actual/360         120                  119            264           263       11/1/2004     10/1/2014      558,838
  48       Actual/360          60                   59            240           239       11/1/2004     10/1/2009      537,338
 48.1
 48.2
  49       Actual/360          60                   59            360           359       11/1/2004     10/1/2009      437,835
  50       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       449,689
  51       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       464,145
  52       Actual/360         120                  119            240           239       11/1/2004     10/1/2014      496,093
  53       Actual/360         120                  119            360           359       11/1/2004     10/1/2014      412,146

  54       Actual/360         120                  119            240           239       11/1/2004     10/1/2014      472,892
  55       Actual/360         120                  117            360           360        9/1/2004     8/1/2014       395,932
  56       Actual/360          60                   56            360           360        8/1/2004     7/1/2009       379,973
  57         30/360            84                   84             0             0        12/1/2004     11/1/2011      280,600
  58       Actual/360          60                   56            360           360        8/1/2004     7/1/2009       389,613
  59       Actual/360         120                  118            360           360       10/1/2004     9/1/2014       400,799
  60       Actual/360         120                  119            348           348       11/1/2004     10/1/2014      397,272
  61       Actual/360         120                  118            360           360       10/1/2004     9/1/2014       395,154
  62       Actual/360         120                  118            360           358       10/11/2004    9/11/2014      397,162
  63       Actual/360         120                  118            360           358       10/11/2004    9/11/2014      389,932
  64       Actual/360          60                   59            360           359       11/11/2004   10/11/2009      355,911
  65       Actual/360         120                  116            360           360        8/1/2004     7/1/2014       380,794
  66       Actual/360         120                  117            360           357       9/11/2004     8/11/2014      355,981
  67       Actual/360         120                  117            300           297        9/1/2004     8/1/2014       377,283
  68       Actual/360         120                  119            360           359       11/1/2004     10/1/2014      302,781
  69       Actual/360         120                  117            360           360        9/1/2004     8/1/2014       295,266
  70       Actual/360         120                  106            240           226       10/1/2003     9/1/2013       377,362
  71       Actual/360          84                   83            360           360       11/11/2004   10/11/2011      257,674
  72       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       288,494
  73       Actual/360         120                  118            360           358       10/11/2004    9/11/2014      266,399
  74       Actual/360         120                  118            360           358       10/11/2004    9/11/2014      262,894
  75       Actual/360          84                   83            360           359       11/1/2004     10/1/2011      250,707
  76       Actual/360         120                  119            240           239       11/11/2004   10/11/2014      301,295
  77       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       262,767
  78       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       254,861
  79       Actual/360         120                  119            360           359       11/1/2004     10/1/2014      244,061
  80       Actual/360         120                  117            360           360        9/1/2004     8/1/2014       241,079
  81       Actual/360         120                  118            300           298       10/1/2004     9/1/2014       257,241
  82       Actual/360          84                   83            360           359       11/1/2004     10/1/2011      214,491
  83       Actual/360         120                  118            360           358       10/11/2004    9/11/2014      232,454
  84       Actual/360         120                  118            360           358       10/1/2004     9/1/2014       223,970
  85       Actual/360         120                  117            360           360        9/1/2004     8/1/2014       220,067
  86       Actual/360         120                  119            336           336       11/1/2004     10/1/2014      222,603
  87       Actual/360         120                  119            360           360       11/11/2004   10/11/2014      203,727
  88       Actual/360         180                  179            300           299       11/11/2004   10/11/2019      227,866
  89       Actual/360         120                  118            360           358       10/11/2004    9/11/2014      207,526
  90       Actual/360         120                  119            360           359       11/11/2004   10/11/2014      179,919
  91       Actual/360         120                  118            300           298       10/11/2004    9/11/2014      201,210
  92         30/360           264                  196            297           229        4/5/1999     2/28/2021      255,000
  93       Actual/360         180                  178            360           360       10/1/2004     9/1/2019       187,366
  94       Actual/360         120                  119            300           299       11/1/2004     10/1/2014      192,455
  95       Actual/360         120                  117            360           357        9/1/2004     8/1/2014       179,287
  96       Actual/360         180                  179            300           299       11/11/2004   10/11/2019      187,314
  97       Actual/360         237                  235            237           235       10/1/2004     6/1/2024       159,521
  98       Actual/360         180                  179            300           299       11/11/2004   10/11/2019      182,679
  99         30/360           264                  196            303           235        4/5/1999     2/28/2021      229,500
  100        30/360           264                  196            291           223        4/5/1999     2/28/2021      221,000
  101      Actual/360         120                  119            360           359       11/1/2004     10/1/2014      147,335
  102      Actual/360          60                   59             0             0        11/11/2004   10/11/2009      106,106
  103      Actual/360          60                   58            360           358       10/1/2004     9/1/2009       133,379
  104      Actual/360         120                  118            360           358       10/1/2004     9/1/2014       136,124
  105      Actual/360         120                  118            360           358       10/1/2004     9/1/2014       127,152
  106      Actual/360         120                  118            360           360       10/1/2004     9/1/2014       121,369
  107      Actual/360          84                   83            360           359       11/1/2004     10/1/2011      120,261
  108      Actual/360         120                  108            360           348       12/1/2003     11/1/2013      109,495
  109      Actual/360         180                  178            180           178       10/1/2004     9/1/2019       150,439
  110      Actual/360         120                  119            360           359       11/1/2004     10/1/2014       95,651

  111      Actual/360         180                  179            360           359       11/1/2004     10/1/2019       97,656
  112      Actual/360         120                  119            360           359       11/11/2004   10/11/2014       88,042
  113      Actual/360          60                   58            360           358       10/1/2004     9/1/2009        82,238
  114      Actual/360         120                  119            360           359       11/11/2004   10/11/2014       81,401
  115      Actual/360          84                   83            360           359       11/1/2004     10/1/2011       78,954
  116      Actual/360         120                  119            360           359       11/1/2004     10/1/2014       78,632
  117      Actual/360         120                  118            300           298       10/1/2004     9/1/2014        86,856
  118      Actual/360         120                  119            360           359       11/1/2004     10/1/2014       72,175

             MONTHLY          REMAINING                                                                CROSSED
              DEBT          INTEREST ONLY                                              ARD               WITH            RELATED
  ID       SERVICE (2)      PERIOD (MOS.)              LOCKBOX (3)                   (YES/NO)      OTHER LOANS (11)      BORROWER
------------------------------------------------------------------------------------------------------------------------------------

   1         454,890             34           Soft at Closing, Springing Hard            No                No
   2         511,271             16           Hard                                      Yes                No
   3         378,421                          Hard                                       No                No
  3.1
  3.2
  3.3
   4         342,473                          Soft at Closing, Springing Hard            No                No
   5         235,466                          Soft at Closing, Springing Hard            No                No
   6         194,330             21           Springing                                  No                No
   7         190,420             34           None                                       No                No
   8         126,775             59           None                                       No                No             Yes - 1
   9         180,050             46           Hard                                       No                No
  10         154,421                          Soft at Closing, Springing Hard            No                No
  11         159,007                          Hard                                       No                No
  12         100,471             60           None                                       No                No             Yes - 1
  13          84,471             55           Hard                                       No                No
 13.1
 13.2
 13.3
 13.4
 13.5
 13.6
 13.7
 13.8
 13.9
 13.10
  14         133,430             23           None at Closing, Springing Hard            No                No             Yes - 2
  15         136,187             22           None                                       No                No
  16         101,326             58           None at Closing, Springing Hard            No                No             Yes - 2
  17         106,594                          Soft at Closing, Springing Hard            No                No
  18         137,013                          Soft                                       No                No
 18.1
 18.2
 18.3
 18.4
 18.5
 18.6
 18.7
 18.8
 18.9
 18.10
 18.11
 18.12
  19         119,653             32           None                                       No                No             Yes - 5
  20          73,167             59           None                                       No                No
  21         102,838             33           None                                       No                No             Yes - 5
  22          96,593             34           None                                       No                No
  23          85,202             57           Soft                                       No                No             Yes - 12
  24          78,754             56           Soft                                       No                No             Yes - 12
  25          73,405                          Soft at Closing, Springing Hard            No                No
  26          50,833             84           None                                       No                No             Yes - 1
  27          72,163                          Soft at Closing, Springing Hard            No                No
  28          63,797                          None                                       No                No
 28.1
 28.2
 28.3
 28.4
 28.5
  29          65,645                          None                                       No                No
  30          62,941             12           None                                       No                No
  31          59,803             23           None                                       No                No
  32          56,591             34           None                                       No                No
  33          56,366                          None                                       No                No
  34          59,880                          Soft at Closing, Springing Hard            No                No
  35          51,235             26           None                                       No             Yes - B           Yes - 6
  36          53,331                          Hard                                       No                No
  37          50,646                          None                                       No                No
  38          46,607                          None                                       No                No
  39          46,843                          None at Closing, Springing Hard            No                No
  40          48,166                          Springing                                  No                No
  41          48,271                          None                                       No                No             Yes - 11
  42          49,792                          None                                      Yes                No
  43          46,179                          None                                       No                No
  44          45,734              9           None                                       No                No             Yes - 8
  45          32,127             84           None                                       No                No             Yes - 1
  46          45,615             23           None                                       No                No             Yes - 3
  47          46,570                          None                                       No                No
  48          44,778                          None                                       No                No
 48.1
 48.2
  49          36,486                          None                                       No                No
  50          37,474                          Soft at Closing, Springing Hard            No                No
  51          38,679                          None                                       No                No
  52          41,341                          None                                       No                No
  53          34,346                          None                                       No                No

  54          39,408                          None                                       No                No
  55          32,994              9           None                                       No                No             Yes - 8
  56          31,664             26           None                                       No             Yes - B           Yes - 6
  57          23,383             84           None                                       No                No             Yes - 1
  58          32,468             20           None                                       No                No
  59          33,400             22           None                                       No                No             Yes - 4
  60          33,106             11           None                                       No                No
  61          32,930             22           None                                       No                No             Yes - 4
  62          33,097                          Hard                                       No                No             Yes -10
  63          32,494                          None                                       No                No             Yes - 11
  64          29,659                          None                                       No                No
  65          31,733             32           None                                       No                No             Yes - 5
  66          29,665                          Hard                                       No                No             Yes -10
  67          31,440                          None at Closing, Springing Hard            No                No
  68          25,232                          None                                       No                No
  69          24,606              9           None                                       No                No             Yes - 8
  70          31,447                          None at Closing, Springing Hard            No                No
  71          21,473             11           None                                       No                No
  72          24,041                          None                                       No                No
  73          22,200                          None                                       No                No
  74          21,908                          Hard                                       No                No             Yes -10
  75          20,892                          None                                       No                No
  76          25,108                          None                                       No                No
  77          21,897                          None                                       No                No
  78          21,238                          None                                       No                No
  79          20,338                          None                                       No                No
  80          20,090              9           None                                       No                No             Yes - 8
  81          21,437                          None                                       No                No
  82          17,874                          None                                       No                No
  83          19,371                          Hard                                      Yes                No
  84          18,664                          None                                       No                No
  85          18,339              9           None                                       No                No             Yes - 8
  86          18,550             23           None                                       No                No             Yes - 3
  87          16,977             11           None                                       No                No
  88          18,989                          None                                       No                No             Yes - 9
  89          17,294                          Hard                                       No                No
  90          14,993                          None                                       No                No
  91          16,768                          None                                       No                No
  92          21,250                          None                                       No                No             Yes - 7
  93          15,614             10           None                                       No                No
  94          16,038                          None                                       No                No
  95          14,941                          None                                       No                No
  96          15,609                          None                                       No             Yes - A           Yes - 9
  97          13,293                          Hard                                       No                No
  98          15,223                          None                                       No             Yes - A           Yes - 9
  99          19,125                          None                                       No                No             Yes - 7
  100         18,417                          None                                       No                No             Yes - 7
  101         12,278                          None                                       No                No
  102          8,842             59           None                                       No                No
  103         11,115                          None                                       No                No
  104         11,344                          None at Closing, Springing Hard            No                No
  105         10,596                          None at Closing, Springing Hard            No                No
  106         10,114             22           None                                       No                No             Yes - 4
  107         10,022                          None at Closing, Springing Hard           Yes                No
  108          9,125                          None at Closing, Springing Hard            No                No
  109         12,537                          None                                       No                No
  110          7,971                          None                                       No                No

  111          8,138                          None                                       No                No
  112          7,337                          None                                       No                No
  113          6,853                          None                                       No                No
  114          6,783                          None                                       No                No
  115          6,579                          None                                       No                No
  116          6,553                          None                                       No                No
  117          7,238                          None                                       No                No
  118          6,015                          None                                       No                No

                                                                                          CUT-OFF
                                 GRACE            PAYMENT          APPRAISED             DATE LTV                LTV RATIO AT
   ID      DSCR(4)(5)(8)(11)     PERIOD            DATE            VALUE (6)         RATIO(4)(5)(8)(11)      MATURITY/APD(4)(11)
------------------------------------------------------------------------------------------------------------------------------------

   1              1.24              0               11              99,500,000                  79.90%                     71.46%
   2              1.48              2                1             535,000,000                  58.69%                     42.01%
   3              2.74              5                1             377,600,000                  46.35%                     41.40%
  3.1                                                              185,000,000
  3.2                                                              102,700,000
  3.3                                                               89,900,000
   4              1.16              5                1              61,000,000                  75.48%                     51.68%
   5              1.32              5                1              54,000,000                  73.87%                     62.50%
   6              1.84              5                1              65,900,000                  51.59%                     45.26%
   7              1.21              0               11              42,200,000                  79.38%                     70.52%
   8              2.47              5                1              60,000,000                  55.00%                     55.00%
   9              1.27              5                1              39,400,000                  76.71%                     70.50%
  10              1.38              5                1              39,000,000                  70.37%                     65.41%
  11              1.55              5                1              34,400,000                  77.76%                     65.78%
  12              2.19              5                1              47,550,000                  55.00%                     55.00%
  13              3.62              5                1             395,875,000                  54.31%                     54.31%
 13.1                                                               74,000,000
 13.2                                                               17,000,000
 13.3                                                              115,000,000
 13.4                                                               42,200,000
 13.5                                                               12,650,000
 13.6                                                               49,300,000
 13.7                                                               16,275,000
 13.8                                                               20,200,000
 13.9                                                               23,450,000
 13.10                                                              25,800,000
  14              1.45              5                1              29,791,000                  78.88%                     69.10%
  15              1.26              5                1              30,000,000                  76.67%                     65.88%
  16              1.79              5                1              30,180,000                  67.93%                     67.93%
  17              1.40              5                1              25,250,000                  80.00%                     73.61%
  18              1.54              0               11              27,275,000                  73.33%                     47.04%
 18.1                                                                3,600,000
 18.2                                                                1,500,000
 18.3                                                                4,900,000
 18.4                                                                3,400,000
 18.5                                                                  160,000
 18.6                                                                1,100,000
 18.7                                                                1,500,000
 18.8                                                                1,200,000
 18.9                                                                  690,000
 18.10                                                               2,400,000
 18.11                                                               6,300,000
 18.12                                                                 525,000
  19              1.33              5                1              28,100,000                  71.17%                     64.30%
  20              1.64              0               11              23,050,000                  79.93%                     79.93%
  21              1.20              5                1              22,000,000                  77.27%                     71.63%
  22              1.39              5                1              20,325,000                  79.95%                     72.14%
  23              1.74              0               11              21,000,000                  72.33%                     67.00%
  24              1.76              0               11              22,000,000                  62.73%                     58.24%
  25              1.40              5                1              16,600,000                  78.24%                     69.98%
  26              3.02              5                1              28,500,000                  43.86%                     43.86%
  27              1.46              5                1              15,990,000                  76.86%                     64.84%
  28              1.21              5                1              15,100,000                  74.97%                     71.87%
 28.1                                                                1,900,000
 28.2                                                                1,900,000
 28.3                                                                2,600,000
 28.4                                                                3,700,000
 28.5                                                                5,000,000
  29              1.46              5                1              14,350,000                  77.90%                     65.76%
  30              1.39              5                1              17,310,000                  63.55%                     54.51%
  31              1.27              5                1              13,000,000                  80.00%                     70.27%
  32              2.00              5                1              19,300,000                  51.81%                     46.33%
  33              1.39              5                1              12,400,000                  79.68%                     66.73%
  34              1.26              5                1              13,300,000                  71.03%                     54.88%
  35              1.22              5                1              11,900,000                  78.95%                     76.18%
  36              1.33              5                1              13,800,000                  67.33%                     60.40%
  37              1.37              5                1              11,400,000                  79.82%                     66.29%
  38              1.69              0               11              16,400,000                  50.50%                     42.14%
  39              1.54              5                1              11,900,000                  69.26%                     57.91%
  40              1.33              5                1              10,900,000                  75.23%                     63.43%
  41              1.27              0               11              10,400,000                  78.78%                     66.52%
  42              1.34              5                1              11,620,000                  69.81%                     56.78%
  43              1.33              5                1              10,000,000                  80.00%                     67.12%
  44              1.32              5                1               9,980,000                  80.00%                     68.65%
  45              2.75              5                1              15,900,000                  49.69%                     49.69%
  46              1.47              5                1              10,600,000                  70.75%                     61.19%
  47              1.51              5                1              10,600,000                  68.27%                     47.34%
  48              1.95              5                1              11,000,000                  63.48%                     52.97%
 48.1                                                                5,000,000
 48.2                                                                6,000,000
  49              1.22              5                1               8,700,000                  77.16%                     71.34%
  50              1.35              5                1               8,250,000                  79.84%                     66.81%
  51              1.30              5                1               9,560,000                  67.87%                     57.53%
  52              1.28              5                1               8,200,000                  73.01%                     47.08%
  53              1.61              5                1               7,700,000                  77.20%                     64.84%

  54              1.32              5                1               9,100,000                  63.60%                     40.73%
  55              1.39              5                1               7,200,000                  80.00%                     68.65%
  56              1.22              5                1               7,200,000                  78.95%                     76.18%
  57              2.70              5                1              11,300,000                  50.88%                     50.88%
  58              1.22              5                1               7,600,000                  75.66%                     72.59%
  59              1.20              5                1               7,100,000                  80.00%                     70.61%
  60              1.26              5                1               7,000,000                  80.00%                     68.10%
  61              1.20              5                1               7,000,000                  80.00%                     70.61%
  62              1.21              0               11               7,430,000                  74.56%                     63.24%
  63              1.39              0               11               6,900,000                  79.85%                     67.49%
  64              1.38              0               11               7,340,000                  74.51%                     68.87%
  65              1.20              5                1               6,800,000                  76.84%                     71.51%
  66              1.23              0               11               6,780,000                  75.01%                     63.25%
  67              1.36              5                1               6,700,000                  74.31%                     57.28%
  68              1.25              5                1               5,500,000                  79.93%                     67.01%
  69              1.28              5                1               5,590,000                  76.42%                     65.67%
  70              1.17              5                1               5,700,000                  74.86%                     50.56%
  71              1.47              0               11               5,040,000                  79.37%                     71.76%
  72              1.42              5                1               5,800,000                  68.84%                     58.51%
  73              1.49              0               11               6,050,000                  62.69%                     52.88%
  74              1.26              0               11               5,020,000                  74.56%                     62.89%
  75              1.52              5                1               6,750,000                  54.76%                     48.98%
  76              1.50              0               11               5,600,000                  65.04%                     41.90%
  77              1.87              5                1               6,100,000                  58.91%                     50.24%
  78              1.35              5                1               4,830,000                  73.36%                     62.28%
  79              1.42              5                1               5,000,000                  69.94%                     58.85%
  80              1.31              5                1               4,360,000                  80.00%                     68.74%
  81              1.20              5                1               4,500,000                  74.79%                     57.77%
  82              1.53              5                1               5,500,000                  59.03%                     52.54%
  83              1.29              0               11               4,300,000                  74.29%                     63.26%
  84              1.79              5                1               6,350,000                  50.30%                     42.40%
  85              1.27              5                1               3,980,000                  80.00%                     68.74%
  86              1.40              5                1               4,350,000                  70.11%                     60.63%
  87              1.89              0               11               4,800,000                  62.50%                     53.47%
  88              1.33              0               11               4,000,000                  73.66%                     44.10%
  89              1.34              0               11               3,980,000                  72.73%                     61.69%
  90              1.78              0               11               4,150,000                  65.00%                     54.00%
  91              1.32              0               11               4,100,000                  64.45%                     49.72%
  92              1.00             10                5               3,100,000                  83.42%                     20.40%
  93              2.29              5                1               4,066,000                  62.22%                     47.62%
  94              1.35              5                1               3,325,000                  75.84%                     58.50%
  95              1.40              5                1               3,350,000                  74.43%                     63.23%
  96              1.31              0               11               3,275,000                  73.88%                     44.24%
  97              1.00              5                1               2,600,000                  92.33%                      0.00%
  98              1.31              0               11               3,200,000                  73.88%                     44.24%
  99              1.00             10                5               2,775,000                  84.85%                     23.83%
  100             1.00             10                5               2,670,000                  82.93%                     17.12%
  101             1.30              5                1               2,710,000                  76.32%                     64.58%
  102             1.90              0               11               2,625,000                  77.71%                     77.71%
  103             1.40              5                1               2,500,000                  75.06%                     70.22%
  104             1.41              5                1               2,864,000                  64.83%                     55.32%
  105             2.32              5                1               4,030,000                  44.58%                     37.68%
  106             1.23              5                1               2,150,000                  80.00%                     70.61%
  107             1.36              5                1               2,100,000                  79.93%                     72.22%
  108             1.46              5                1               1,950,000                  79.05%                     67.39%
  109             1.75              5                1               4,200,000                  35.47%                      0.46%
  110             1.39              5                1               1,830,000                  75.89%                     63.62%

  111             2.70              5                1               4,000,000                  34.35%                     24.93%
  112             1.59              0               11               2,150,000                  57.86%                     48.87%
  113             1.76              5                1               1,700,000                  72.20%                     67.05%
  114             3.20              0               11               3,600,000                  33.30%                     27.81%
  115             1.34              5                1               1,500,000                  74.93%                     67.46%
  116             1.67              5                1               1,950,000                  56.36%                     47.75%
  117             1.30              5                1               1,600,000                  68.57%                     53.62%
  118             1.38              5                1               1,600,000                  65.56%                     54.95%

  ID                                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1           NEC Interstate Highway 15 and Cajalco Road
   2           731 Lexington Avenue
   3           Various
  3.1          500 Poydras Plaza
  3.2          122 North Second Street
  3.3          3777 La Jolla Village Drive
   4           8841 Branch Avenue
   5           6505 Belcrest Road
   6           280 Trumbull Street
   7           12849 Metcalf Avenue
   8           500 West 5th Street
   9           2901 West Alameda Avenue
  10           2101 Fort Henry Drive
  11           33-41 North 10th Street and 2-20 North 12th Street
  12           7700 West Northwest Highway (State Road 12)
  13           Various
 13.1          Transit Road
 13.2          Lewiston Road and West Main Street
 13.3          Union Road & Walden Avenue
 13.4          12785 Riverdale Boulevard
 13.5          Peach Street
 13.6          352-464 & 637 East Joyce Boulevard and 3575 North Shiloh Drve
 13.7          1851 Old Fort Parkway (US 231)
 13.8          7034 Charlotte Pike
 13.9          State Route 18
 13.10         299 Swannanoa River Road
  14           211 West Longleaf Drive
  15           7950 Brandywine Boulevard
  16           300 Liberty Mountain Drive
  17           801 Locust Place NE
  18           Various
 18.1          2901 Beachwood Boulevard
 18.2          1104 U.S. 98 South
 18.3          1214 LaBelle Street
 18.4          1214 LaBelle Street
 18.5          201 and 211 East 2nd Street
 18.6          3701 St. John's Avenue
 18.7          1650 Moncrief Village and North Flynn Court
 18.8          2301 Westmont Street
 18.9          1407-11 Jefferson Street, 124-128 West 6th Street, 1820-1836 Liberty Street and 2026-2032 Liberty Street
 18.10         719 Venus Mars Court
 18.11         4229 Moncrief Road West
 18.12         1020 Makowski Road
  19           1281 Brockett Road
  20           100 Riverview Place
  21           2515 Northeast Expressway
  22           2201 Greenville Boulevard
  23           10111 Richmond Avenue
  24           7777 Baymeadows Way
  25           1111 & 1177 Summer Street
  26           257-363 Weber Road
  27           501-503 Martindale Street
  28           Various
 28.1          113 West 70th Street
 28.2          136 West 71st Street
 28.3          254 West 71st Street
 28.4          141 West 72nd Street
 28.5          3 West 87th Street
  29           6005 Hidden Valley Road
  30           800 White Pine Drive
  31           420 West Gorham Street
  32           6300-6370 Springfield Plaza
  33           103 Eudora Welty Road
  34           550 Monica Circle
  35           5496 Fitness Circle
  36           212 Elm Street
  37           1320 North 89th Street East
  38           400-596 Long Beach Boulevard
  39           10301 North 92nd Street
  40           4560 SE International Way
  41           7780 South Broadway
  42           1185 South Rock Boulevard
  43           665 Main Street
  44           7501 Brookfield Road
  45           830-890 West Main Street
  46           107 Ledgewood Drive
  47           1120  Maunakea Street
  48           Various
 48.1          20 Saugatuck Avenue
 48.2          19 Newton Turnpike
  49           25 East 83rd Street
  50           5880, 5890, 5930, 5960 and 5970 South Westnedge Avenue
  51           17609 Ventura Boulevard
  52           755 Heron Drive
  53           5 Lupi Court

  54           Old Stone Church Road
  55           100 Swift Boulevard
  56           2476 Atlantis Drive
  57           19912-19991 South LaGrange Road
  58           536-538 West 50th Street
  59           234 Sherman Avenue
  60           1187 Orchard Park Road
  61           126 Sycamore Lane
  62           1086 West Arrow Highway
  63           10371 South Park Glenn Way
  64           1840 & 1850 West Orangethorpe Avenue
  65           6558 Roswell Road
  66           12001 Euclid Street
  67           South Milford and I-96
  68           7901 Governor Ritchie Highway
  69           504 South Beltline Boulevard
  70           400 North Timberland Drive
  71           15455 Ella Boulevard
  72           3320 Bell Street
  73           13901 Rosedale Highway
  74           15385 Dysart Road
  75           25 East Superior Street
  76           2340 State Road 104
  77           375 East Ross Road
  78           800 South FM 1417
  79           1513 Southwest Veterans Way
  80           801 Chinquapin Road
  81           4319 Kemp Boulevard
  82           6104 LBJ Freeway
  83           3225 Lacy Street
  84           324 Roosevelt Road
  85           4427 Blossom Street
  86           1262 Main Street
  87           614 Sheridan Lake Road
  88           5858 Blaine Avenue East
  89           2050 North Dixie Highway
  90           3220 Chapel Creek Drive
  91           14005-14057 Midland Road
  92           1009 Park Avenue West
  93           900 & 904 Lincoln Road, 1626 & 1630 Jefferson Avenue
  94           101-123 Walter Payton Drive
  95           456 Central Avenue
  96           2190 Eagle Creek Lane
  97           915 Rhode Island Avenue, NE
  98           2230 Eagle Creek Lane
  99           Center Street and North County Line Road Intersection
  100          Main Street and McPherson Highway Intersection (US Route 20)
  101          5745 West Maryland Avenue
  102          1520 Orange Road
  103          240 Northwest 78th Avenue
  104          1391-1401 East 120th Avenue
  105          2711 Northwest Town Center Drive
  106          502 South Street
  107          13132 Kansas Avenue
  108          11480 US Route 36
  109          16751 Turner Road
  110          413, 415, & 417 West 10th Street

  111          4991 US Highway 51 North
  112          911 East Fort Union Boulevard
  113          2750 North Siwell Road
  114          65 State Street
  115          2620-2626 Washington Avenue
  116          7315 South Durango Drive
  117          150 Hickory Drive
  118          16 West Wasson Road

                                                                                                         NET            UNITS
                                                                            YEAR         YEAR          RENTABLE          OF
  ID              CITY                    COUNTY         STATE   ZIP CODE   BUILT      RENOVATED    AREA SF/UNITS (7)  MEASURE
------------------------------------------------------------------------------------------------------------------------------------

   1   Corona                     Riverside            CA      92881         2004                      503,037         Sq. Ft.
   2   New York                   New York             NY      10022         2004                      694,634         Sq. Ft.
   3   Various                    Various              Various Various     Various      Various         2,315          Rooms
  3.1  New Orleans                Orleans              LA      70113         1976         2001          1,184          Rooms
  3.2  Phoenix                    Maricopa             AZ      85004         1976         2002           712           Rooms
  3.3  La Jolla                   San Diego            CA      92037         1989         2001           419           Rooms
   4   Clinton                    Prince George's      MD      20735         1966         2004         483,724         Sq. Ft.
   5   Hyattsville                Prince George's      MD      20782         1961         1996         310,282         Sq. Ft.
   6   Hartford                   Hartford             CT      06103         1984         1999         664,479         Sq. Ft.
   7   Overland Park              Johnson              KS      66213         2002                        404           Units
   8   Winston-Salem              Forsyth              NC      27101         1951         1992         532,012         Sq. Ft.
   9   Burbank                    Los Angeles          CA      91505         1981                      116,081         Sq. Ft.
  10   Kingsport                  Sullivan             TN      37664         1976         1989         530,193         Sq. Ft.
  11   Brooklyn                   Kings                NY      11211         1985         2004         258,400         Sq. Ft.
  12   Dallas                     Dallas               TX      75225         1998                      148,806         Sq. Ft.
  13   Various                    Various              Various Various     Various      Various       3,255,827        Sq. Ft.
 13.1  Clarence-Amherst-Lancaster Erie                 NY      14221      1972-1995       1998         684,442         Sq. Ft.
 13.2  Batavia                    Genesee              NY      14020      1991-1996                    182,417         Sq. Ft.
 13.3  Cheektowaga                Erie                 NY      14225      1982-1995  1994/2003/2004    906,721         Sq. Ft.
 13.4  Coon Rapids                Anoka                MN      55448      1999-2004                    249,366         Sq. Ft.
 13.5  Erie                       Erie                 PA      16509      2000-2003                    112,988         Sq. Ft.
 13.6  Fayetteville               Washington           AR      72703      1994-2002                    399,830         Sq. Ft.
 13.7  Murfreesboro               Rutherford           TN      37129         1998                      108,188         Sq. Ft.
 13.8  Nashville                  Davidson             TN      37209      1998-1999                    167,795         Sq. Ft.
 13.9  Monaca                     Beaver               PA      15061      1997-2002       1998         253,110         Sq. Ft.
 13.10 Asheville                  Buncombe             NC      28805         1996                      190,970         Sq. Ft.
  14   Auburn                     Lee                  AL      36830         2003                        300           Units
  15   West Bloomfield            Oakland              MI      48322         2003                        121           Units
  16   Lynchburgh                 Campbell             VA      24502         2003                        266           Units
  17   Albuquerque                Bernalillo           NM      87102         1986                        572           Units
  18   Various                    Various              FL      Various     Various      Various         1,409          Units
 18.1  Jacksonville               Duval                FL      32246         1972         2004           148           Units
 18.2  Lakeland                   Polk                 FL      33801         1973         2004           200           Units
 18.3  Jacksonville               Duval                FL      32205         1968         2004           200           Units
 18.4  Jacksonville               Duval                FL      32205         1971         2004           200           Units
 18.5  Jacksonville               Duval                FL      32202         1921         1997           17            Units
 18.6  Palatka                    Putnam               FL      32177         1972         2004           50            Units
 18.7  Jacksonville               Duval                FL      32209         1957                        94            Units
 18.8  Jacksonville               Duval                FL      32205         1957         2004           74            Units
 18.9  Jacksonville               Duval                FL      32206         1911         1973           51            Units
 18.10 Jacksonville               Duval                FL      32209         1955         2002           120           Units
 18.11 Jacksonville               Duval                FL      32209         1969         1999           200           Units
 18.12 Wauchula                   Hardee               FL      33873         1973                        55            Units
  19   Clarkston                  DeKalb               GA      30021         1969         1997           652           Units
  20   Jonesboro                  Clayton              GA      30238         2002                        324           Units
  21   Atlanta                    Dekalb               GA      30345         1967         1999           392           Units
  22   Greenville                 Pitt                 NC      27858         2004                        180           Units
  23   Houston                    Harris               TX      77042         1999                      184,259         Sq. Ft.
  24   Jacksonville               Duval                FL      32256         1992                      224,281         Sq. Ft.
  25   Stamford                   Fairfield            CT      06905         1978         2001         124,027         Sq. Ft.
  26   Bolingbrook                Will                 IL      60490         1992                      220,095         Sq. Ft.
  27   Pittsburgh                 Allegheny            PA      15212         1890         1989         191,895         Sq. Ft.
  28   New York                   New York             NY      Various     Various      Various          55            Units
 28.1  New York                   New York             NY      10023         1892         2003           10            Units
 28.2  New York                   New York             NY      10023         1892         2000           10            Units
 28.3  New York                   New York             NY      10023         1892         1997            8            Units
 28.4  New York                   New York             NY      10023         1902         2000            7            Units
 28.5  New York                   New York             NY      10024         1892         2000           20            Units
  29   Carlsbad                   San Diego            CA      92009         2001                      71,478          Sq. Ft.
  30   Durham                     Durham               NC      27705         1982         2003           272           Units
  31   Madison                    Dane                 WI      53706         2004                        108           Units
  32   Springfield                Fairfax              VA      22150         1981                      72,475          Sq. Ft.
  33   Starkville                 Oktibbeha            MS      39759         2002                        180           Units
  34   Corona                     Riverside            CA      92880         1989         2004         208,993         Sq. Ft.
  35   Orlando                    Orange               FL      32839         1987                        200           Units
  36   Somerville                 Middlesex            MA      02144         1989                      65,475          Sq. Ft.
  37   Tulsa                      Tulsa                OK      74115         2003                        80            Units
  38   Long Beach                 Los Angeles          CA      90802         2003                      85,215          Sq. Ft.
  39   Scottsdale                 Maricopa             AZ      85252         1984                      71,200          Sq. Ft.
  40   Milwaukie                  Clackamas            OR      97222         1981         2003         59,375          Sq. Ft.
  41   Littleton                  Arapahoe             CO      80122         1995                      60,341          Sq. Ft.
  42   Reno                       Washoe               NV      89502         2004                      103,256         Sq. Ft.
  43   Buffalo                    Erie                 NY      14203         2002         2004         65,375          Sq. Ft.
  44   Columbia                   Richland             SC      29223         1974         1999           259           Units
  45   West Dundee                Kane                 IL      60118         1986                      125,198         Sq. Ft.
  46   Portsmouth                 Rockingham           NH      03801         1972         2003           150           Units
  47   Honolulu                   Honolulu             HI      96817         1990                      52,527          Sq. Ft.
  48   Westport                   Fairfield            CT      06880       Various      Various        49,203          Sq. Ft.
 48.1  Westport                   Fairfield            CT      06880         1910         1984         18,680          Sq. Ft.
 48.2  Westport                   Fairfield            CT      06880         1926         1997         30,523          Sq. Ft.
  49   New York                   New York             NY      10028         1938         1996          7,016          Sq. Ft.
  50   Portage                    Kalamazoo            MI      49002         2002                      59,887          Sq. Ft.
  51   Encino                     Los Angeles          CA      91316         1980                      41,558          Sq. Ft.
  52   Mankato                    Blue Earth           MN      56001         2002                        84            Units
  53   Mahopac                    Putnam               NY      10541         1991                        610           Units

  54   Clemson                    Pickens              SC      29631         2003                        94            Units
  55   Goose Creek                Berkeley             SC      29445         1974         1995           192           Units
  56   Fort Pierce                St. Lucie            FL      34981         1986                        120           Units
  57   Frankfort                  Will                 IL      60423         1999                      55,831          Sq. Ft.
  58   New York                   New York             NY      10036         1946         2003           29            Units
  59   Meriden                    New Haven            CT      06450         1924         1990           88            Units
  60   West Seneca                Erie                 NY      14224         1999                        116           Units
  61   Manchester                 Hartford             CT      06040         1967                        106           Units
  62   San Dimas                  Los Angeles          CA      91773         2002                      15,120          Sq. Ft.
  63   Parker                     Douglas              CO      80138         1997                      31,768          Sq. Ft.
  64   Fullerton                  Orange               CA      92833         1963         1998           106           Pads and Unit
  65   Atlanta                    Fulton               GA      30328         1969         1997           112           Units
  66   Garden Grove               Orange               CA      92840         2001                      15,274          Sq. Ft.
  67   Milford                    Oakland              MI      48165         2003                      24,403          Sq. Ft.
  68   Glen Burnie                Anne Arundel         MD      21060         2004                      14,560          Sq. Ft.
  69   Columbia                   Richland             SC      29205         1974         1999           152           Units
  70   Lufkin                     Angelina             TX      75901         1976         1999         168,592         Sq. Ft.
  71   Houston                    Harris               TX      77090         1984         2004           92            Units
  72   Amarillo                   Randall              TX      79106         2002                      15,120          Sq. Ft.
  73   Bakersfield                Kern                 CA      93314         1986                        330           Pads
  74   El Mirage                  Maricopa             AZ      85335         2001                      15,120          Sq. Ft.
  75   Chicago                    Cook                 IL      60611         2003                      12,178          Sq. Ft.
  76   Ontario                    Wayne                NY      14519         1972                        350           Pads
  77   El Centro                  Imperial             CA      92243         1972         2004           308           Pads
  78   Sherman                    Grayson              TX      75092         1985                        144           Units
  79   Redmond                    Deschutes            OR      97756         2004                      14,560          Sq. Ft.
  80   Columbia                   Richland             SC      29212         1982         1999           104           Units
  81   Wichita Falls              Wichita              TX      76308         1979                      50,454          Sq. Ft.
  82   Dallas                     Dallas               TX      75240         1969         2003           80            Units
  83   Los Angeles                Los Angeles          CA      90031         1963         2003         53,057          Sq. Ft.
  84   Glen Ellyn                 DuPage               IL      60137         2002                      15,120          Sq. Ft.
  85   Columbia                   Richland             SC      29205         1972         1999           128           Units
  86   Sanford                    York                 ME      04073         1975                        104           Units
  87   Rapid City                 Pennington           SD      57702         1987                        84            Units
  88   Inver Grove Heights        Dakota               MN      55076         2003                      21,205          Sq. Ft.
  89   Elizabethtown              Hardin               KY      42701         2004                      20,044          Sq. Ft.
  90   Dallas                     Dallas               TX      75220         1965         2004           104           Units
  91   Poway                      San Diego            CA      92064         1979                      26,242          Sq. Ft.
  92   Mansfield                  Richland             OH      44906         1998                      11,180          Sq. Ft.
  93   Miami Beach                Dade                 FL      33139         1940         2003          7,295          Sq. Ft.
  94   Columbia                   Marion               MS      39429         2003                      35,024          Sq. Ft.
  95   Dover                      Strafford            NH      03820         1900         1986         22,487          Sq. Ft.
  96   Woodbury                   Washington           MN      55129         2002                      16,679          Sq. Ft.
  97   Washington                 District of Columbia DC      20018         2004                       3,000          Sq. Ft.
  98   Woodbury                   Washington           MN      55129         2003                      13,981          Sq. Ft.
  99   Fostoria                   Hancock              OH      44830         1998                      11,180          Sq. Ft.
  100  Clyde                      Sandusky             OH      43410         1998                      11,180          Sq. Ft.
  101  Glendale                   Maricopa             AR      85301         1974                        82            Pads
  102  Ashland                    Ashland              OH      44805         1968                        142           Pads
  103  Ankeny                     Polk                 IA      50021         1956         1998           116           Pads
  104  Thornton                   Adams                CO      80233         2003                      13,254          Sq. Ft.
  105  Beaverton                  Washington           OR      97006         1996                       9,000          Sq. Ft.
  106  Bristol                    Hartford             CT      06010         1965                        48            Units
  107  Bonner Springs             Wyandotte            KS      66012         1999                        48            Units
  108  Marysville                 Union                OH      43040         1968                        99            Pads
  109  Lansing                    Clinton              MI      48906         1950         2003           163           Pads
  110  Charlotte                  Mecklenburg          NC      28202         1984                        30            Units

  111  Horn Lake                  Desoto               MS      38637         2004                      14,560          Sq. Ft.
  112  Midvale                    Salt Lake            UT      84047         2003                       4,200          Sq. Ft.
  113  Jackson                    Hinds                MS      39212         1982         2003           64            Units
  114  Manchester                 Hillsborough         NH      03101         1870         2004           52            Units
  115  Vincennes                  Knox                 IN      47591         1970         2004           105           Pads
  116  Las Vegas                  Clark                NV      89113         2003                       4,726          Sq. Ft.
  117  Madisonville               Hopkins              KY      42431         1972         2002           59            Units
  118  Amboy                      Lee                  IL      61310         1970                        95            Pads

            LOAN PER NET                                FOURTH           FOURTH           THIRD          THIRD MOST      SECOND
           RENTABLE AREA     PREPAYMENT PROVISIONS    MOST RECENT      RECENT NOI      MOST RECENT       RECENT NOI    MOST RECENT
  ID        SF/UNITS (4)     (# OF PAYMENTS) (10)         NOI             DATE             NOI              DATE           NOI
------------------------------------------------------------------------------------------------------------------------------------

   1              158.04       L(25),D(89),O(6)
   2              452.04       L(32);D(85);O(3)
   3           75,594.00       L(28);D(52);O(4)       41,354,032       12/31/2001       38,552,246       12/31/2002    32,988,162
  3.1          67,347.77                              21,108,097       12/31/2001       18,825,292       12/31/2002    17,034,540
  3.2          55,994.53                              10,637,858       12/31/2001       10,708,849       12/31/2002     8,966,051
  3.3         132,209.27                               9,608,077       12/31/2001        9,018,105       12/31/2002     6,987,571
   4              140.03       L(27);D(89);O(4)        3,429,792       12/31/2001        3,504,823       12/31/2002     3,644,888
   5              128.56       L(27);D(89);O(4)        2,195,334       12/31/2001        2,639,542       12/31/2002     3,229,343
   6               51.17       L(27);D(89);O(4)        3,654,942       12/31/2001        5,219,883       12/31/2002     6,132,988
   7           82,920.79       L(26),D(91),O(3)                                            421,576       12/31/2002     2,696,234
   8               62.03       L(23),YM1(33),O(4)
   9              260.38       L(26);D(90);O(4)        2,281,733       12/31/2001        2,427,356       12/31/2002     2,634,051
  10               51.76       L(26);D(28);O(6)        2,949,197       12/31/2001        3,242,679       12/31/2002     3,448,907
  11              103.52       L(0);YM1(116);O(4)
  12              175.75       L(23),YM1(33),O(4)      2,984,911       12/31/2001        2,916,582       12/31/2002     2,973,859
  13               66.04       L(29);D(24);O(7)        9,681,867       12/31/2001       27,494,444       12/31/2002     9,415,321
 13.1              58.15                               2,074,413       12/31/2001        5,683,558       12/31/2002
 13.2              50.98                               1,406,851       12/31/2001        1,304,750       12/31/2002
 13.3              69.04                               6,200,603       12/31/2001       20,506,136       12/31/2002
 13.4              93.04
 13.5              53.99                                                                                                  371,181
 13.6              67.03                                                                                                3,436,941
 13.7              82.26                                                                                                1,009,958
 13.8              64.96                                                                                                1,476,828
 13.9              52.94                                                                                                1,519,432
 13.10             73.31                                                                                                1,600,981
  14           78,333.33       L(25),D(92),O(3)
  15          190,082.64       L(26),D(91),O(3)                                                                           656,923
  16           77,067.67       L(26),D(31),O(3)
  17           35,314.69       L(24);D(32);O(4)                                          1,572,107       12/31/2002     1,645,392
  18           14,194.46       L(24),D(93),O(3)                                                                         2,518,716
 18.1          17,837.84                                                                                                  264,563
 18.2           5,500.00                                                                                                  357,518
 18.3          17,965.00                                                                                                  357,518
 18.4          12,465.00                                                                                                  357,518
 18.5           6,882.35                                                                                                   30,389
 18.6          16,140.00                                                                                                   89,380
 18.7          11,702.13                                                                                                  168,034
 18.8          11,891.89                                                                                                  132,282
 18.9           9,921.57                                                                                                   91,167
 18.10         14,666.67                                                                                                  214,511
 18.11         23,100.00                                                                                                  357,518
 18.12          6,981.82                                                                                                   98,318
  19           30,674.85       L(28);D(88);O(4)        2,715,358       12/31/2001        2,561,687       12/31/2002     2,227,027
  20           56,867.28       L(25),D(32),O(3)                                                                         1,175,434
  21           44,642.86       L(27);D(89);O(4)                                          1,796,518       12/31/2002     1,595,029
  22           90,277.78       L(26),D(91),O(3)
  23               82.44       L(26),D(91),O(3)                                          1,387,722       12/31/2002     1,973,454
  24               61.53       L(27),D(90),O(3)
  25              104.72       L(25);YM1(55);O(4)      1,522,960       12/31/2001        1,559,219       12/31/2002     1,488,220
  26               56.79       L(24),YM1(57),O(3)                                        1,112,937       12/31/2002     1,161,207
  27               64.04       L(25),D(92),O(3)                                            883,957       12/31/2002     1,483,844
  28          213,636.36       L(24);D(32);O(4)          625,925       12/28/2001          757,205       12/31/2002       955,512
 28.1         213,636.36                                                                                                  117,165
 28.2         213,636.36                                 105,558       12/28/2001          124,925       12/31/2002       126,051
 28.3         213,636.36                                 175,174       12/28/2001          160,572       12/31/2002       161,034
 28.4         213,636.36                                 147,813       12/28/2001          200,105       12/31/2002       218,868
 28.5         213,636.36                                 197,380       12/28/2001          271,603       12/31/2002       332,394
  29              156.39       L(26);D(90);O(4)                                            323,052        3/31/2003       735,718
  30           40,441.18       L(24);D(92);O(4)                                          1,343,871       12/31/2002     1,092,209
  31           96,296.30       L(25),D(92),O(3)
  32              137.98       L(26),D(90),O(4)        1,179,673       12/31/2001        1,380,080       12/31/2002     1,371,377
  33           54,888.32       L(26),D(91),O(3)                                            376,615       12/31/2002       461,824
  34               45.20       L(28),D(89),O(3)          383,087       12/31/2001                                         344,460
  35           46,600.00       L(28);D(28);O(4)                                            840,127       12/31/2002       828,572
  36              141.91       L(25);D(55);O(4)        1,927,737       12/31/2001        1,955,263       12/31/2002     1,613,937
  37          113,750.00       L(24);D(92);O(4)
  38               97.20       L(26),D(91),O(3)
  39              115.76       L(35),YM1(83),O(2)
  40              138.11       L(24);D(92);O(4)
  41              135.78       L(25),D(89),O(6)                                            814,015       12/31/2002       933,646
  42               78.56       L(25),D(92),O(3)
  43              122.37       L(24);D(92);O(4)                                            150,185       12/31/2002       492,504
  44           30,826.25       L(27);D(89);O(4)                                            715,613       12/31/2002       737,584
  45               63.10       L(24),YM1(57),O(3)                                        1,349,660       12/31/2002     1,199,202
  46           50,000.00       L(25),D(92),O(3)          164,725       12/31/2001           79,339       12/31/2002       651,186
  47              137.77       L(25),D(92),O(3)          813,622       12/31/2001          764,687       12/31/2002       778,433
  48              141.92       L(25),D(32),O(3)        1,116,060       12/31/2001        1,353,911       12/31/2002     1,337,474
 48.1             133.51                                 374,377       12/31/2001          571,521       12/31/2002       389,026
 48.2             147.07                                 741,683       12/31/2001          946,975       12/31/2002       948,448
  49              956.82       L(25);D(31);O(4)          450,168       12/31/2001          567,580       12/31/2002       567,189
  50              109.98       L(26),D(91),O(3)                                                                           392,262
  51              156.12       L(26);D(87);O(7)          523,756       12/31/2001          533,413       12/31/2002       436,470
  52           71,275.94       L(25),D(92),O(3)                                             36,965       12/31/2002       221,664
  53            9,745.25       L(25),D(92),O(3)                                            627,555      FYE 6/30/02       698,043

  54           61,567.16       L(25),D(94),O(1)
  55           30,000.00       L(27);D(89);O(4)                                            539,247       12/31/2002       571,715
  56           48,000.00       L(28);D(28);O(4)                                            500,669       12/31/2002       505,387
  57              102.99       L(24),YM1(57),O(3)                                          799,393       12/31/2002       818,722
  58          198,275.86       L(28);D(28);O(4)
  59           64,545.45       L(26);D(90);O(4)          383,981       12/31/2001          381,925       12/31/2002       457,771
  60           48,275.86       L(25),D(92),O(3)          555,284       12/31/2001          592,422       12/31/2002       569,054
  61           52,830.19       L(26);D(90);O(4)          407,874       12/31/2001          426,452       12/31/2002       497,757
  62              366.38       L(26),D(88),O(6)
  63              173.43       L(26),D(88),O(6)                                            677,210       12/31/2002       723,537
  64           51,597.08       L(25),D(32),O(3)                                                                           372,225
  65           48,214.29       L(28);D(88);O(4)          520,093       12/31/2001          511,931       12/31/2002       435,251
  66              332.95       L(27),D(87),O(6)
  67              204.03       L(27),D(90),O(3)
  68              301.92       L(25),D(92),O(3)
  69           28,105.26       L(27);D(89);O(4)                                            413,085       12/31/2002       356,784
  70               25.31       L(38),D(79),O(3)          549,954       12/31/2001          501,188       12/31/2002       566,034
  71           43,478.26       L(25),D(56),O(3)                                            451,267       12/31/2002       370,682
  72              264.07       L(26),D(91),O(3)
  73           11,492.93       L(26),D(91),O(3)                                                                           317,965
  74              247.54       L(26),D(88),O(6)
  75              303.54       L(25),D(58),O(1)
  76           10,406.23       L(25),D(89),O(6)                                            530,180       12/31/2002       462,425
  77           11,667.57       L(26),D(91),O(3)          474,436       12/31/2001          455,252       12/31/2002       554,248
  78           24,607.47       L(26),D(91),O(3)                                            326,381       12/31/2002       257,347
  79              240.17       L(35),D(82),O(3)
  80           33,538.46       L(27);D(89);O(4)                                            333,175       12/31/2002       347,840
  81               66.71       L(26),D(91),O(3)          342,786       12/31/2001          363,118       12/31/2002       367,262
  82           40,583.97       L(25),YM1(56),O(3)                                                                         (21,687)
  83               60.20       L(26),D(91),O(3)
  84              211.23       L(26),D(91),O(3)
  85           24,875.00       L(27);D(89);O(4)                                            334,378       12/31/2002       240,657
  86           29,326.92       L(25),D(92),O(3)          121,287       12/31/2001          127,289       12/31/2002       131,147
  87           35,714.29       L(25),D(92),O(3)                                            419,374       12/31/2002       427,096
  88              138.94       L(25),D(152),O(3)
  89              144.41       L(26),D(91),O(3)
  90           25,935.86       L(25),D(92),O(3)                                             36,502       12/31/2003       389,271
  91              100.70       L(26),D(88),O(6)                                            259,128       12/31/2002       164,026
  92              231.31       L(0);YM1(263);O(1)
  93              346.81       L(26),D(151),O(3)         285,510       12/31/2001          330,698       12/31/2002       467,011
  94               72.00       L(25),D(92),O(3)                                                                           122,396
  95              110.88       L(27),D(90),O(3)                                                                           278,306
  96              145.21       L(25),D(152),O(3)                                                                          310,929
  97              800.18       L(26);D(208);O(3)
  98              168.94       L(25),D(152),O(3)
  99              210.61       L(0);YM1(263);O(1)
  100             198.06       L(0);YM1(263);O(1)
  101          25,222.42       L(25),D(92),O(3)                                            200,591       12/31/2002       207,878
  102          14,366.20       L(25),D(29),O(6)                                            245,700       12/31/2002       242,654
  103          16,176.38       L(26),D(31),O(3)                                            132,457       12/31/2002       130,929
  104             140.09       L(26),D(91),O(3)
  105             199.62       L(26),D(91),O(3)                                            316,215       12/31/2002       322,038
  106          35,833.33       L(26);D(90);O(4)          139,298       12/31/2001          135,560       12/31/2002       140,685
  107          34,970.63       L(25),D(56),O(3)          148,984       12/31/2001          146,253       12/31/2002       173,561
  108          15,571.06       L(36),D(81),O(3)          134,167       12/31/2001          157,631       12/31/2002       163,516
  109           9,139.69       L(26),D(151),O(3)         307,426       12/31/2001          349,908       12/31/2002       372,809
  110          46,290.67       L(25),D(92),O(3)                                            157,217       12/31/2002       172,628

  111              94.36       L(25),D(152),O(3)
  112             296.17       L(25),D(92),O(3)
  113          19,178.06       L(26),D(31),O(3)                                             89,170       12/31/2002         1,832
  114          23,054.97       L(25),YM1(92),O(3)                                          260,208       12/31/2002       273,563
  115          10,704.86       L(25),D(56),O(3)           71,116       12/31/2001           77,251       12/31/2002        94,923
  116             232.56       L(25),D(92),O(3)
  117          18,595.16       L(26),D(91),O(3)          103,532       12/31/2001          117,050       12/31/2002       127,193
  118          11,042.43       L(25),D(92),O(3)           63,350       12/31/2001           72,113       12/31/2002        73,257

                        SECOND MOST                         MOST RECENT
                        RECENT NOI      MOST RECENT             NOI            UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN  UNDERWRITTEN
  ID                       DATE             NOI                 DATE               NOI        REVENUE        EGI        EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

   1                                                                             6,918,459    7,183,619    8,876,077     1,957,618
   2                                                                            35,990,430   37,820,233   54,925,714    18,935,284
   3                       12/31/2003                                           31,127,593  127,699,273   75,964,991    44,837,398
  3.1                      12/31/2003                                           15,854,212   60,592,627   38,210,605    22,356,393
  3.2                      12/31/2003                                            9,836,799   35,064,800   21,902,682    12,065,883
  3.3                      12/31/2003                                            5,436,582   32,041,846   15,851,704    10,415,122
   4                       12/31/2003    3,655,454              T-12 5/31/2004   4,734,449    4,966,851    6,055,321     1,320,873
   5                       12/31/2003    3,727,447              T-12 4/30/2004   4,047,919    5,827,134    6,268,845     2,220,926
   6                       12/31/2003                                            5,260,999   10,420,879   12,518,250     7,257,251
   7                       12/31/2003    2,748,637                   7/31/2004   2,861,806    4,054,888    4,499,888     1,638,082
   8                                                                             4,177,086    4,386,998    6,997,063     2,819,977
   9                       12/31/2003    2,845,822              Ann. 7/31/2004   2,889,289    3,026,541    3,501,092       611,803
  10                       12/31/2003    3,413,413              T-12 5/31/2004   3,201,360    3,549,617    5,819,812     2,618,451
  11                                                                             3,040,950    3,135,000    3,135,000        94,050
  12                       12/31/2003    3,142,753              T-12 7/31/2004   2,749,617    3,116,675    4,394,082     1,644,465
  13                       12/31/2003   12,855,877              T-12 3/31/2004  30,478,108   28,098,257   39,522,728     9,044,622
 13.1                                                                            5,764,093    5,350,545    7,415,743     1,651,651
 13.2                                                                            1,457,283    1,430,911    2,035,116       577,833
 13.3                                                                            8,768,138    7,777,018   11,399,301     2,631,164
 13.4                                    2,223,722              T-12 3/31/2004   3,350,169    2,970,997    4,624,224     1,274,055
 13.5                      12/31/2003      516,133              T-12 3/31/2004     998,930      807,452    1,385,154       386,224
 13.6                      12/31/2003    3,416,748              T-12 3/31/2004   3,663,029    3,255,434    4,445,939       782,909
 13.7                      12/31/2003    1,269,421              T-12 3/31/2004   1,252,562    1,248,017    1,624,473       371,912
 13.8                      12/31/2003    1,531,414              T-12 3/31/2004   1,517,684    1,547,857    1,838,552       320,868
 13.9                      12/31/2003    1,903,323              T-12 3/31/2004   1,860,485    1,819,570    2,492,278       631,793
 13.10                     12/31/2003    1,995,116              T-12 3/31/2004   1,845,735    1,890,456    2,261,948       416,213
  14                                       238,827              T-12 8/31/2004   2,410,282    3,670,362    3,770,156     1,359,875
  15                       12/31/2003      751,709              T-12 4/30/2004   2,090,831    3,025,548    3,062,934       972,103
  16                                                                             2,270,522    2,410,758    3,505,888     1,235,366
  17                       12/31/2003    1,786,292              T-12 6/30/2004   1,961,251    3,260,622    3,434,829     1,473,578
  18                       12/31/2003    2,874,723              Ann. 6/30/2004   2,948,660    8,274,462    8,484,273     5,535,613
 18.1                      12/31/2003      301,958              Ann. 6/30/2004     309,724      869,142      891,180       581,455
 18.2                      12/31/2003      408,052              Ann. 6/30/2004     418,547    1,174,516    1,204,297       785,751
 18.3                      12/31/2003      408,052              Ann. 6/30/2004     418,547    1,174,516    1,204,297       785,751
 18.4                      12/31/2003      408,052              Ann. 6/30/2004     418,547    1,174,516    1,204,297       785,751
 18.5                      12/31/2003       34,684              Ann. 6/30/2004      35,576       99,834      102,365        66,789
 18.6                      12/31/2003      102,013              Ann. 6/30/2004     104,637      293,629      301,074       196,438
 18.7                      12/31/2003      191,784              Ann. 6/30/2004     196,717      552,022      566,020       369,303
 18.8                      12/31/2003      150,979              Ann. 6/30/2004     154,862      434,571      445,590       290,728
 18.9                      12/31/2003      104,053              Ann. 6/30/2004     106,729      299,501      307,096       200,366
 18.10                     12/31/2003      244,831              Ann. 6/30/2004     251,128      704,709      722,578       471,450
 18.11                     12/31/2003      408,052              Ann. 6/30/2004     418,547    1,174,516    1,204,297       785,751
 18.12                     12/31/2003      112,214              Ann. 6/30/2004     115,100      322,992      331,182       216,081
  19                       12/31/2003    2,235,235              T-12 5/31/2004   2,072,005    3,933,651    4,399,817     2,327,812
  20                       12/31/2003    1,467,411                   8/31/2004   1,517,358    2,553,743    2,753,181     1,235,823
  21                       12/31/2003    1,511,264              T-12 6/30/2004   1,538,774    2,634,426    3,010,230     1,471,456
  22                                                                             1,666,255    2,476,080    2,528,580       862,325
  23                       12/31/2003    2,313,302                   7/31/2004   2,070,807    3,479,876    3,615,879     1,545,073
  24                                                                             1,818,740    1,874,990    1,874,990        56,250
  25                       12/31/2003    1,252,418              T-12 3/31/2004   1,417,392    2,458,886    2,713,920     1,296,528
  26                       12/31/2003    1,274,368              T-12 6/30/2004   1,986,680    2,176,434    2,832,530       845,849
  27                       12/31/2003    1,761,799              T-12 6/30/2004   1,441,203    2,524,407    3,109,840     1,668,638
  28                       12/31/2003    1,036,452              Ann. 7/31/2004     905,454    1,022,264    1,215,825       310,371
 28.1                      12/31/2003      119,929              Ann. 7/31/2004     111,230      166,145      166,146        54,916
 28.2                      12/31/2003      137,922              Ann. 7/31/2004     114,769      156,623      159,023        44,254
 28.3                      12/31/2003      161,011              Ann. 7/31/2004     150,994      194,491      196,891        45,897
 28.4                      12/31/2003      238,983              Ann. 7/31/2004     219,913      100,332      289,092        69,179
 28.5                      12/31/2003      378,607              Ann. 7/31/2004     308,548      404,673      404,673        96,125
  29                        3/31/2004      834,786   Ann. 4/1/2004 - 7/31/2004   1,253,521    1,664,121    1,683,850       430,329
  30                       12/31/2003    1,048,249              Ann. 7/31/2004   1,131,108    2,265,238    2,327,338     1,196,230
  31                                                                               931,850    1,314,021    1,417,077       485,227
  32                       12/31/2003    1,515,459              T-12 8/31/2004   1,402,635    1,502,477    1,781,001       378,366
  33                       12/31/2003      647,022              T-12 6/30/2004     997,484    1,433,336    1,499,011       501,528
  34                       12/31/2003      579,930              T-12 3/31/2004     990,585    1,061,143    1,330,212       339,627
  35                       12/31/2003      797,866              T-12 3/31/2004     801,399    1,311,113    1,411,338       609,939
  36                       12/31/2003    1,347,127              Ann. 6/17/2004     898,572    1,403,212    1,697,640       799,068
  37                                       767,123              T-12 5/31/2004     869,964    1,141,676    1,152,755       282,791
  38                                                                               987,607    1,050,822    1,595,950       608,343
  39                                     1,101,331              T-12 5/31/2004     948,305    1,282,457    1,324,395       376,090
  40                                                                               839,480    1,138,762    1,138,762       299,282
  41                       12/31/2003      890,418              Ann. 4/30/2004     811,438      827,414    1,378,640       567,203
  42                                                                               813,988    1,052,019    1,064,849       250,861
  43                       12/31/2003      463,856              Ann. 6/30/2004     809,709    1,164,837    1,256,177       446,468
  44                       12/31/2003      781,623              T-12 8/31/2004     803,468    1,570,500    1,656,356       852,888
  45                       12/31/2003    1,175,722              T-12 9/30/2004   1,148,766    1,276,033    1,623,868       475,102
  46                       12/31/2003      788,123              T-12 6/30/2004     839,458    1,777,954    1,783,069       943,611
  47                       12/31/2003      945,961              T-12 6/30/2004     904,192    2,081,691    2,214,635     1,310,443
  48                       12/31/2003    1,391,586               T-12 3/1/2004   1,116,788    1,179,434    1,568,059       451,271
 48.1                      12/31/2003      413,610               T-12 3/1/2004     414,299      423,300      618,439       204,139
 48.2                      12/31/2003      977,976               T-12 3/1/2004     702,489      756,134      949,620       247,132
  49                       12/31/2003      547,593              Ann. 6/30/2004     540,544      819,569      953,829       413,285
  50                       12/31/2003      474,966              T-12 6/30/2004     629,258      668,729      889,422       260,164
  51                       12/31/2003      666,659              Ann. 7/31/2004     678,080      896,087      993,344       315,264
  52                       12/31/2003      285,662              T-12 6/30/2004     666,355      989,357    1,017,920       351,565
  53                      FYE 6/30/03      733,299              T-12 6/30/2004     671,270      916,941      943,447       272,177

  54                                       925,371          T-10 Ann 5/31/2004     659,035      954,288      999,408       340,373
  55                       12/31/2003      616,353              T-12 8/31/2004     599,800    1,119,501    1,200,600       600,800
  56                       12/31/2003      502,186              T-12 3/31/2004     493,395      814,238      898,332       404,937
  57                       12/31/2003      878,621              T-12 6/30/2004     797,175      856,218    1,312,072       514,897
  58                                                                               483,186      708,000      714,000       230,814
  59                       12/31/2003      438,700              T-12 5/31/2004     503,352      913,476      944,012       440,660
  60                       12/31/2003      530,330              T-12 5/31/2004     528,002      907,772      920,368       392,366
  61                       12/31/2003      487,276              T-12 5/31/2004     500,851      968,354    1,000,440       499,589
  62                                                                               484,185      498,903      498,903        14,718
  63                       12/31/2003      675,718              Ann. 4/30/2004     595,221      594,235      934,267       339,045
  64                       12/31/2003      357,360              Ann. 6/30/2004     502,409      768,333      843,794       341,385
  65                       12/31/2003      434,310              T-12 5/31/2004     470,819      929,741      971,388       500,569
  66                                                                               438,343      451,900      451,900        13,557
  67                                        39,647              T-12 4/30/2004     525,716      549,426      667,664       141,948
  68                                                                               381,946      394,996      394,996        13,050
  69                       12/31/2003      375,906              T-12 8/31/2004     415,536      851,498      902,582       487,046
  70                       12/31/2003                                              569,002      611,224      758,774       189,772
  71                       12/31/2003      394,245              Ann. 7/31/2004     402,272      785,921      810,921       408,649
  72                                                                               411,050      425,000      425,000        13,950
  73                       12/31/2003      322,186                   7/31/2004     412,344      363,730      958,349       546,005
  74                                                                               333,680      344,000      344,000        10,320
  75                                                                               390,567      411,680      527,829       137,262
  76                       12/31/2003      459,267                    06/31/04     469,973    1,101,549    1,102,656       632,682
  77                       12/31/2003      507,250              T-12 5/31/2004     507,784      499,350    1,250,326       742,542
  78                       12/31/2003      277,446              T-12 6/30/2004     379,864      802,517      802,517       422,653
  79                                                                               349,164      360,000      361,200        12,036
  80                       12/31/2003      341,642              T-12 8/31/2004     340,690      630,947      671,971       331,281
  81                       12/31/2003      367,625              T-12 6/30/2004     333,076      352,329      495,446       162,370
  82                       12/31/2003      259,116              T-12 8/31/2004     348,036      688,998      695,097       347,060
  83                                                                               336,924      350,176      419,459        82,535
  84                                                                               403,290      417,000      417,000        13,710
  85                       12/31/2003      285,284              T-12 8/31/2004     311,028      733,925      766,889       455,861
  86                       12/31/2003      252,855              T-12 6/30/2004     337,722      916,613      931,343       593,621
  87                       12/31/2003      396,561                   6/30/2004     406,182      660,532      705,432       299,250
  88                                       260,574              Ann. 7/31/2004     325,840      326,054      497,504       171,664
  89                                                                               290,571      299,558      299,558         8,987
  90    7/31/2004 - 3 mos. Annualized      415,772              Ann. 7/31/2004     346,208      710,572      727,602       381,394
  91                       12/31/2003      184,392                   5/31/2004     291,552      388,276      421,276       129,724
  92                                                                               255,000      255,000      255,000
  93                       12/31/2003      563,994              T-12 7/31/2004     456,415      602,143      641,740       185,325
  94                       12/31/2003      122,396     Ann. 5 Mons 1/04 - 5/04     281,227      338,522      411,427       130,200
  95                       12/31/2003      276,918              T-12 7/15/2004     273,071      440,175      443,775       170,704
  96                       12/31/2003      330,450              Ann. 7/31/2004     262,650      263,949      416,213       153,564
  97                                                                               160,000      160,000      160,000
  98                                       262,305              Ann. 7/31/2004     253,473      257,219      380,134       126,660
  99                                                                               229,500      229,500      229,500
  100                                                                              221,000      221,000      221,000
  101                      12/31/2003      196,610              T-12 7/31/2004     196,060      234,040      283,537        87,477
  102                      12/31/2003      259,750              Ann. 5/31/2004     208,831      326,172      372,072       163,241
  103                      12/31/2003      117,660               T-12 5/1/2004     198,951      308,376      330,276       131,325
  104                                                                              199,925      208,548      277,837        77,911
  105                      12/31/2003                                              303,200      296,052      358,070        54,870
  106                      12/31/2003      151,504              T-12 5/30/2004     160,880      337,590      353,418       192,537
  107                      12/31/2003      161,833              T-12 3/31/2004     175,917      307,181      307,211       131,294
  108                      12/31/2003      156,388              T-12 6/30/2004     165,150      287,198      312,747       147,597
  109                      12/31/2003      308,903              T-12 4/30/2004     270,796      521,141      521,141       250,345
  110                      12/31/2003      174,336              T-12 6/30/2004     140,744      226,220      226,520        85,776

  111                                                                              265,550      275,000      275,000         9,450
  112                                                                              145,156      149,285      190,289        45,133
  113                      12/31/2003      121,359              T-12 6/30/2004     162,203      318,229      320,668       158,464
  114                      12/31/2003      302,496                   7/31/2004     273,624      535,868      550,523       276,900
  115                      12/31/2003      109,850              T-12 7/31/2004     111,268      162,224      200,499        89,231
  116                                                                              130,950      135,000      135,000         4,050
  117                      12/31/2003      116,017              T-12 4/31/2004     128,106      310,308      315,954       187,848
  118                      12/31/2003       84,722              T-12 6/30/2004     104,590      188,260      188,260        83,671

          UNDERWRITTEN     UNDERWRITTEN       UNDERWRITTEN NET                                                             LEASE
  ID        RESERVES          TI/LC              CASH FLOW                    LARGEST TENANT                   SF        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1          50,278         121,886              6,746,295                       Kohl's                     87,050       1/31/2024
   2                                             35,990,430                  Bloomberg, L.P.                694,634       11/1/2028
   3                                             31,127,593
  3.1                                            15,854,212
  3.2                                             9,836,799
  3.3                                             5,436,582
   4          68,870          84,655              4,580,924                      Wal-Mart                   134,247      10/24/2020
   5          62,056         260,000              3,725,863                        FEMA                     128,660      11/30/2006
   6         166,197         800,674              4,294,128                     Prudential                  333,924      12/31/2007
   7         101,000                              2,760,806
   8         149,000         264,772              3,763,314          GMAC Insurance Management Corp.        532,012       9/30/2014
   9          11,608         138,731              2,738,950                    Ascent Media                 116,081      12/31/2016
  10         201,294         447,486              2,552,580                     Proffitt's                  142,947       3/31/2006
  11          38,760          40,698              2,961,492                  Citipostal, Inc.               258,400       9/30/2019
  12          22,321          83,927              2,643,369                    Simon David                   50,000       7/31/2023
  13         488,374         712,968             29,276,766
 13.1        102,666         123,433              5,537,993                      Wal-Mart                   194,771      12/31/2019
 13.2         27,363          53,643              1,376,278                BJ's Wholesale Club               68,160       9/30/2016
 13.3        136,008         146,554              8,485,576                     Sam's Club                  137,742       1/31/2024
 13.4         37,405         124,683              3,188,081                     JC Penney                    93,480       1/31/2024
 13.5         16,948          24,250                957,732                     Marshalls                    30,000       9/30/2013
 13.6         59,975          86,921              3,516,134                       Kohl's                     86,584       1/31/2022
 13.7         16,228          49,353              1,186,980                       TJMaxx                     30,000       8/31/2008
 13.8         25,169          26,261              1,466,254                       Lowe's                    135,195      12/11/2019
 13.9         37,967          39,183              1,783,336                       Lowe's                    125,789       8/31/2027
 13.10        28,646          38,687              1,778,403               Dick's Sporting Goods              44,000       1/31/2017
  14          90,000                              2,320,282
  15          30,250                              2,060,581
  16          93,100                              2,177,422
  17         171,600                              1,789,651
  18         422,700                              2,525,960
 18.1         44,400                                265,324
 18.2         60,000                                358,547
 18.3         60,000                                358,547
 18.4         60,000                                358,547
 18.5          5,100                                 30,476
 18.6         15,000                                 89,637
 18.7         28,200                                168,517
 18.8         22,200                                132,662
 18.9         15,300                                 91,429
 18.10        36,000                                215,128
 18.11        60,000                                358,547
 18.12        16,500                                 98,600
  19         163,000                              1,909,005
  20          81,000                              1,436,358
  21          98,000                              1,440,774
  22          54,000                              1,612,255
  23          36,852         253,427              1,780,528                  Hewlett-Packard                 26,458       5/14/2007
  24          49,342         103,914              1,665,484           Citicorp Credit Services, Inc.        224,281       7/23/2014
  25          24,487         155,351              1,237,554                   Ernst & Young                  42,243       4/30/2010
  26          32,744         109,201              1,844,735                      Best Buy                    56,706       8/31/2017
  27          28,784         146,063              1,266,356                   Tribune Review                 30,000       8/30/2009
  28          14,310                                891,144
 28.1          2,500                                108,730
 28.2          2,500                                112,269
 28.3          2,000                                148,994
 28.4          2,310                                217,603
 28.5          5,000                                303,548
  29          14,296          89,459              1,149,766               Countrywide Home Loans             12,386       8/31/2009
  30          81,600                              1,049,508
  31          24,000                                907,850
  32          10,871          31,609              1,360,156                  Hard Times Cafe                 12,768       2/28/2009
  33          54,000                                943,484
  34          20,899          63,708                905,977               Smiths Aerospace, Inc             127,480       1/31/2013
  35          50,000                                751,399
  36          13,095          32,738                852,739                  Arrowstreet, Inc                24,875       7/31/2009
  37          40,000                                829,964
  38          12,782          27,884                946,941                    Albertson's                   57,945      12/31/2027
  39          10,680          74,461                863,164                    Caremark PCS                  66,118      10/31/2008
  40          11,896          58,782                768,803                  State of Oregon                 31,991       9/30/2014
  41           9,051          65,157                737,229              Arapahoe Park Pediatrics             7,989       8/31/2005
  42          10,640                                803,348         Fedex Ground Package System, Inc.       103,256       9/30/2018
  43          13,075          62,106                734,528                  Goldberg Zegalla                21,104       7/31/2016
  44          78,189                                725,279
  45          25,184          64,389              1,059,192                  Michaels Stores                 30,000       2/28/2006
  46          37,500                                801,958
  47          10,255          52,527                841,411                  Kimi Richardson                  8,802       8/31/2006
  48          11,088          56,059              1,049,641       Martha Stewart Living Omnimedia, Inc       30,523       6/30/2006
 48.1          4,115          13,664                396,520           Nor Fit, LLC dba Fitness Edge           8,570       7/31/2008
 48.2          6,973          42,395                653,121       Martha Stewart Living Omnimedia, Inc       30,523       6/30/2006
  49           1,403           7,119                532,022              Giovanni's 25 Restaurant             1,680      11/30/2016
  50           5,817          18,062                605,379                 Bed, Bath & Beyond               25,000       1/31/2013
  51           8,312          64,242                605,526          McRory Pediatric Services, Inc.          3,595       5/31/2009
  52          29,400                                636,954
  53           7,572                                663,698

  54          32,900                                626,135
  55          48,000                                551,800
  56          30,000                                463,395
  57           8,375          30,029                758,771                 Balagio's On Lagr                 5,000       2/28/2006
  58           7,250                                475,936
  59          22,000                                481,352
  60          29,000                                499,002
  61          26,500                                474,351
  62           2,192                                481,993                     Walgreens                    15,120       10/6/2021
  63           4,765          50,299                540,157          Parker Pediatrics and Adolecents         8,181       8/31/2007
  64          10,400                                492,009
  65          28,000                                442,819
  66           1,527                                436,816                     Walgreens                    15,274       4/30/2079
  67           3,785          10,093                511,838                 Blockbuster Video                 5,136        6/2/2011
  68           2,184                                379,763                     Walgreens                    14,560       9/30/2029
  69          38,000                                377,536
  70          25,289         101,590                442,123               Sam's Whole Sale Club              86,000       5/13/2007
  71          23,248                                379,024
  72           2,268                                408,782                     Walgreens                    15,120       5/31/2022
  73          16,500                                395,844
  74           2,166                                331,514                     Walgreens                    15,120       12/1/2021
  75           1,827           7,879                380,861                Material Possessions               6,122       1/31/2014
  76          17,500                                452,473
  77          16,600                                491,184
  78          36,000                                343,863
  79           2,184                                346,980                     Walgreens                    14,560      10/31/2029
  80          26,000                                314,690
  81           7,568          17,611                307,897                    Office Depot                  30,020      11/30/2006
  82          20,000                                328,036
  83          10,611          26,529                299,784        Los Angeles Unified School District       53,057        7/6/2013
  84           2,268                                401,022                     Walgreens                    15,120       9/30/2027
  85          32,000                                279,028
  86          26,000                                311,722
  87          22,092                                384,090
  88           3,181          18,608                304,051                   Pizza Factory                   4,260       1/31/2009
  89           3,007          10,513                277,052                      Best Buy                    20,044      12/31/2014
  90          26,000                                320,208
  91           3,936          21,116                266,500                  Old Poway Market                 2,310       10/1/2005
  92                                                255,000               Rite Aid of Ohio, Inc.             11,180       2/28/2021
  93           1,666          24,817                429,933                      Pasha's                      3,621       8/14/2008
  94           5,258          16,052                259,917                    Dollar Tree                    9,000       1/31/2009
  95           8,623          12,690                251,759                 Cafe on the Corner                2,286       7/30/2005
  96           2,503          14,823                245,323          Tinucci's Restaurant & Catering          3,596       1/31/2013
  97                                                160,000               Bank of America, N.A.               3,000       7/12/2024
  98           2,097          13,117                238,259           Boundary Waters Community Bank          4,578      12/31/2013
  99                                                229,500               Rite Aid of Ohio, Inc.             11,180       2/28/2021
  100                                               221,000               Rite Aid of Ohio, Inc.             11,180       2/28/2021
  101          4,100                                191,960
  102          7,100                                201,731
  103         12,769                                186,182
  104          1,988           6,588                191,349                    Big 5 Sports                  10,027      10/31/2018
  105          1,850           5,952                295,398                   Vitamin Shoppe                  3,000       9/14/2014
  106         12,000                                148,880
  107         12,000                                163,917
  108          5,133                                160,017
  109          7,400                                263,396
  110          8,252                                132,492

  111          2,184                                263,366                     Walgreens                    14,560       4/30/2029
  112            630           4,475                140,051                     Baja Fresh                    3,000       7/14/2013
  113         17,481                                144,723
  114         13,000                                260,624
  115          5,200                                106,068
  116                                               130,950                  Bank of America                  4,726      12/31/2023
  117         15,041                                113,064
  118          4,750                                 99,840

                                                                 LEASE                                                      LEASE
  ID                   2ND LARGEST TENANT                SF    EXPIRATION            3RD LARGEST TENANT           SF      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1   Best Buy                                        45,000   1/31/2014   Gart's Sportmart                    37,633    01/31/2014
   2
   3
  3.1
  3.2
  3.3
   4   Safeway                                         60,106  12/31/2019   Fashion Bug, Inc                    13,000    01/31/2006
   5   State of MD                                     51,224    6/4/2008   UMUC                                49,960    12/31/2005
   6   Robinson & Cole                                138,110  12/31/2016   First International                 50,287    12/31/2006
   7
   8
   9
  10   Sears                                           93,750   3/31/2006   JC Penney                           87,623    02/28/2007
  11
  12   Barnes & Noble                                  29,485   1/31/2014   The Container Store                 25,000    01/31/2015
  13
 13.1  Regal Cinema                                    83,758   9/30/2017   Dick's Sporting Goods               50,000    02/28/2011
 13.2  Dollar Tree                                     13,904   3/31/2008   Sears                                8,248    06/30/2008
 13.3  Target Stores                                  119,872   1/31/2015   Dick's Sporting Goods               50,000    03/31/2015
 13.4  Borders                                         21,641   1/31/2023   Petsmart, Inc.                      19,141    11/30/2018
 13.5  Bed Bath & Beyond                               29,173   1/31/2013   Babies R Us                         25,124    01/31/2015
 13.6  Best Buy                                        50,000   1/31/2017   Bed Bath & Beyond                   32,000    11/30/2009
 13.7  Books-a-Million                                 20,010   1/31/2007   Party City                          12,000    01/31/2009
 13.8  Fashion Bug                                      7,500   9/30/2004   China Super Buffet                   5,600    03/31/2008
 13.9  Shop 'N Save                                    61,712  10/31/2019   Petsmart                            19,355    01/31/2016
 13.10 Circuit City                                    33,000   1/31/2017   Carmike Cinemas                     31,795    11/30/2017
  14
  15
  16
  17
  18
 18.1
 18.2
 18.3
 18.4
 18.5
 18.6
 18.7
 18.8
 18.9
 18.10
 18.11
 18.12
  19
  20
  21
  22
  23   Baker Hughes                                    22,438   3/31/2005   Texaco/Chevron                      21,075    09/30/2005
  24
  25   Cardiology Associates of Fairfield County PC    13,247   6/30/2016   Parker Global                       12,395    12/31/2009
  26   Sportmart                                       40,400   1/31/2014   Jo-Ann Stores                       35,000    11/30/2009
  27   Children's Hospital                             20,914  12/31/2006   Nokia, Inc.                         17,233    09/30/2008
  28
 28.1
 28.2
 28.3
 28.4
 28.5
  29   John Burnham, LLC                                7,110   10/5/2009   Keller Williams Realty               7,088    08/31/2009
  30
  31
  32   Red River Roadhouse                             10,324   4/30/2011   Dress Barn, Inc.                     7,008    01/31/2007
  33
  34   Hansen Beverage Co.                             81,513   3/31/2008   NAP                                    NAP       NAP
  35
  36   Spotfire, Inc.                                  18,921   8/31/2007   Citizens Bank of Massachusetts       7,650    09/15/2007
  37
  38   Sav-On Drugs                                    14,740  11/31/2027   Bank of the West                     3,715    2/28/2013
  39   Realty Executives                                4,282   9/30/2006   NAP                                    NAP       NAP
  40   Marquis Companies, Inc.                         27,384   3/31/2011
  41   Littleton Internal Medicine                      6,746  12/31/2013   South Denver Ob-Gyn                  6,710    07/31/2009
  42
  43   Buffalo Niagara Partnership                     20,837   4/30/2017   Lippes Silverstein                  15,020    01/31/2017
  44
  45   TJ Maxx                                         25,161   1/31/2006   Pier 1 Imports                      10,487    03/31/2007
  46
  47   Chinatown Oriental Furniture                     4,045   8/31/2006   Tea Hut & Chinese Art Gift           3,440    06/30/2006
  48   Nor Fit, LLC dba Fitness Edge                    8,570   7/31/2008   Connecticut Motor Club               4,219    01/31/2007
 48.1  Connecticut Motor Club                           4,219   1/31/2007   Fast Stop Food Mart                  2,050    02/28/2010
 48.2
  49   Micky Slick Co.                                  1,600   3/31/2011   Neofytos Deli                        1,476    12/31/2017
  50   Babies R Us                                     24,271   1/31/2019   Panera Bread                         5,116    11/30/2012
  51   Uri M. Ben-Zur, M. D., Inc.                      3,259   8/18/2011   Nationwide Home                      2,758    10/31/2007
  52
  53

  54
  55
  56
  57   Hallmark                                         5,000   2/28/2010   Seven Seas Tan Spa                   4,000    03/31/2009
  58
  59
  60
  61
  62
  63   Parker Family Practice (Columbia Master Lease)   6,670   8/31/2007   Parker Family Practice               4,521    08/31/2007
  64
  65
  66
  67   Leo's Coney Island                               3,683  12/21/2013   Caribou Coffee Company, Inc          1,720    12/21/2013
  68
  69
  70   HEB Pantry Foods                                23,306    4/3/2007   Carmike Cinema                      12,350    07/31/2005
  71
  72
  73
  74
  75   Washington Mutual                                2,940   11/7/2013   Henry Beguelin                       1,367    09/30/2013
  76
  77
  78
  79
  80
  81   PetCo                                           20,434   1/31/2008   NAP                                    NAP       NAP
  82
  83
  84
  85
  86
  87
  88   Market Liquor                                    3,307  11/30/2013   In the Spirit of Cards and Gifts     2,840    01/31/2014
  89
  90
  91   Bisher's Quality Meat                            2,216   8/31/2008   ER Management, Inc                   1,898    02/28/2009
  92
  93   Concept Lincoln Road                             2,554   8/31/2010   ALEA                                   610    04/30/2006
  94   Hibbett Sports                                   5,000   9/30/2008   CATO                                 4,500    11/01/2008
  95   The Well Dressed Hog                             2,035   3/31/2005   Alie Jewelers                        1,965    03/31/2005
  96   Short Stop Liquor                                3,000  11/30/2007   Pomegranate Designs                  2,417    11/30/2007
  97
  98   In the Spirit of Cards and Gifts                 3,005   1/31/2014   Parker Hughes Center                 2,913    01/31/2009
  99
  100
  101
  102
  103
  104  Sprint                                           1,998  12/31/2008   Cool Cuts                            1,229    04/30/2009
  105  Dedirich Coffee                                  2,000    6/1/2009   AT&T                                 2,000    01/01/2007
  106
  107
  108
  109
  110

  111
  112  Booster Juice                                    1,200   10/3/2013   NAP                                    NAP       NAP
  113
  114
  115
  116
  117
  118

                                               UPFRONT                 ONGOING
            OCCUPANCY      OCCUPANCY     ACTUAL REPLACEMENT      ACTUAL REPLACEMENT      UPFRONT        MONTHLY    MONTHLY TAX
  ID          RATE        AS-OF DATE          RESERVES                RESERVES            TI/LC          TI/LC        ESCROW
------------------------------------------------------------------------------------------------------------------------------------

   1          89.13%       9/16/2004
   2         100.00%        2/9/2004
   3          63.70%       6/30/2004
  3.1         62.40%       6/30/2004
  3.2         61.10%       6/30/2004
  3.3         72.10%       6/30/2004
   4          96.15%        7/8/2004                                     4,304                                        50,912
   5          97.66%        7/1/2004                                     5,171       1,500,000 (LOC)                  14,552
   6          95.23%       7/22/2004                                                                                 184,676
   7          95.79%       8/10/2004                                                                                  32,215
   8         100.00%       10/1/2004
   9         100.00%        8/2/2004                                       967                            11,511
  10          98.31%       8/19/2004                                    16,775       1,000,000 (LOC)   37,290.58      44,203
  11         100.00%       8/18/2004                                     3,230              500,000       21,533      18,827
  12          97.30%       10/7/2004
  13          90.94%       5/12/2004
 13.1         91.28%       5/12/2004
 13.2         91.28%       5/12/2004
 13.3         82.72%       5/12/2004
 13.4         93.87%       5/12/2004
 13.5         87.22%       5/12/2004
 13.6         92.62%       5/12/2004
 13.7        100.00%       5/12/2004
 13.8        100.00%       5/12/2004
 13.9         98.65%       5/12/2004
 13.10       100.00%       5/12/2004
  14          87.62%       9/15/2004                                     7,500                                        24,029
  15          95.04%       6/11/2004                                     2,521                                        42,444
  16         100.00%       10/1/2004                                     4,434
  17          91.26%       8/24/2004                                    11,917                                        13,657
  18          95.60%         Various                                    58,708                                        37,274
 18.1         97.97%       7/30/2004
 18.2         97.00%       7/27/2004
 18.3         95.00%       7/30/2004
 18.4         95.50%       6/15/2004
 18.5         88.24%       9/15/2004
 18.6         82.00%       6/27/2004
 18.7         96.81%       7/30/2004
 18.8         91.89%       7/28/2004
 18.9         94.12%       7/29/2004
 18.10        95.83%       7/29/2004
 18.11        97.50%       9/15/2004
 18.12        98.18%       7/27/2004
  19          88.80%       6/21/2004                                    13,583                                        30,816
  20          91.98%        9/1/2004                                     6,750                                        18,824
  21          96.17%       7/26/2004                                     8,167                                        19,616
  22          96.43%        8/9/2004                                     4,500                                         9,060
  23          95.52%        7/1/2004                                     3,071               48,534       62,500      34,687
  24         100.00%      11/11/2004
  25          88.36%        8/1/2004                                     2,068                                        23,483
  26          88.58%        9/9/2004
  27          83.38%       8/25/2004                                     2,374              290,000       12,379      29,153
  28          90.91%       8/16/2004                                     1,146                                        15,197
 28.1         90.00%       8/16/2004
 28.2         80.00%       8/16/2004
 28.3        100.00%       8/16/2004
 28.4         85.71%       8/16/2004
 28.5         95.00%       8/16/2004
  29          90.11%        9/1/2004                                       894                             7,455      11,623
  30          97.43%        8/5/2004                                     6,800                                        12,588
  31         100.00%        9/1/2004                                     2,000                                         4,073
  32         100.00%       6/14/2004                                       906                                        10,853
  33          93.89%        9/1/2004                                     4,500                                        12,212
  34         100.00%       8/31/2004                                                                       3,484      16,828
  35          95.00%       3/31/2004                                     4,167                                         8,965
  36          91.00%       6/16/2004           57,625                    1,092            1,000,000                   24,387
  37          90.88%        7/1/2004                                     3,333
  38         100.00%       8/16/2004                                                                                   4,342
  39          98.88%        9/1/2004                                       890                             6,205      10,981
  40         100.00%        9/1/2004                                       991                             4,907       7,917
  41         100.00%       5/31/2004                                       754              150,000        5,028       9,413
  42         100.00%       10/1/2004                                       861
  43          96.19%       9/22/2004                                     1,156                             5,869       6,250
  44          94.59%       7/26/2004                                     6,516                                        11,894
  45          92.41%       7/16/2004
  46          96.67%        8/1/2004          112,500                    3,125                                        10,115
  47          93.98%        7/1/2004                                       875                             4,377       5,216
  48         100.00%        7/1/2004                                       961              500,000        4,672       7,548
 48.1        100.00%        7/1/2004
 48.2        100.00%        7/1/2004
  49         100.00%       9/28/2004                                       117                                        18,100
  50          94.16%       4/16/2004                                       749                             1,498      13,709
  51          89.90%       9/14/2004                                       693              100,000        5,334       5,415
  52         100.00%        8/1/2004                                     2,450                                         3,374
  53          93.93%       7/19/2004                                       631                                         5,895

  54         100.00%       10/1/2004                                     2,742                                         7,800
  55          96.35%       7/26/2004                                     4,000                                         5,824
  56          98.33%       3/31/2004                                     2,500                                         8,065
  57          90.40%       9/14/2004
  58          93.10%       6/29/2004           14,520                                                                  1,949
  59          94.32%        8/1/2004                                     1,834                                         8,553
  60          93.10%       8/30/2004                                     2,417                                         7,367
  61          96.23%        8/6/2004                                     2,209                                         4,567
  62         100.00%      11/11/2004
  63         100.00%       7/22/2004                                       397                             2,647       8,687
  64         100.00%       9/15/2004                                       567                                         6,000
  65          94.64%       6/21/2004                                     2,333                                         6,415
  66         100.00%      11/11/2004
  67          93.44%        4/1/2004            3,125                      316                               841       5,289
  68         100.00%       10/1/2004
  69          92.76%       7/26/2004                                     3,167                                         7,175
  70          93.59%       10/1/2004                                     2,108                             8,466       1,791
  71          96.74%       7/20/2004                                     1,937                                        11,751
  72         100.00%        7/1/2004
  73          85.76%       7/31/2004                                                                                   4,178
  74         100.00%      11/11/2004                                       181
  75          85.64%        9/1/2004                                       152                               660       8,667
  76          85.40%       7/12/2004                                     1,458                                        21,943
  77          93.51%       8/10/2004                                     1,383                                         3,857
  78          93.75%       7/30/2004                                     2,632                                         8,108
  79         100.00%       10/1/2004
  80          98.08%       7/26/2004                                     2,167                                         5,342
  81         100.00%        8/9/2004                                       631               50,000        1,468       7,433
  82          95.00%        9/1/2004                                     1,667                                         5,408
  83         100.00%      11/11/2004                                       884                             2,211       2,409
  84         100.00%        8/1/2004
  85          91.41%       7/26/2004                                     2,667                                         6,651
  86         100.00%        8/1/2004           78,000                                                                  3,731
  87          94.05%       8/18/2004                                                                                   6,347
  88         100.00%        9/1/2004                                       177                             1,325       1,084
  89         100.00%      11/11/2004
  90          92.31%       9/20/2004                                     2,167                                         3,301
  91         100.00%        6/1/2004                                       328               50,000        2,187       1,262
  92         100.00%       7/28/2004
  93         100.00%        8/1/2004                                       139                                         5,648
  94         100.00%        6/1/2004                                       439               50,000                    3,331
  95         100.00%       5/17/2004                                       719                             1,058       3,552
  96         100.00%       9/21/2004                                       139                             1,043       3,747
  97         100.00%       6/26/2004
  98         100.00%        9/1/2004                                       117                               864       2,182
  99         100.00%       7/28/2004
  100        100.00%       7/28/2004
  101         93.90%       8/19/2004                                       342                                         1,176
  102         93.66%        6/1/2004                                                                                   3,046
  103         92.24%       8/17/2004           10,750                    1,065                                         4,148
  104        100.00%        6/1/2004                                       166                               552       3,780
  105        100.00%        7/1/2004
  106         95.83%        8/6/2004                                     1,000                                         2,334
  107        100.00%       6/30/2004                                     1,000                                         1,757
  108         81.82%        6/1/2004                                       825                                           815
  109         97.55%        5/1/2004
  110         90.00%        7/1/2004                                       688                                         1,450

  111        100.00%       10/1/2004
  112        100.00%       10/1/2003                                        35               12,000          385       1,808
  113         89.06%       4/30/2004                                     1,457                                         1,161
  114         96.15%        9/2/2004                                                                                   2,938
  115         98.10%        6/1/2004                                       434                                           619
  116        100.00%        1/1/2004
  117         93.22%        4/1/2004           11,089                    1,253                                           827
  118         88.42%        8/1/2004                                       396                                           779

                                    UPFRONT                                   ENVIRONMENTAL
           MONTHLY INSURANCE      ENGINEERING            OTHER                    REPORT           ENGINEERING        APPRAISAL
  ID            ESCROW              RESERVE              ESCROW                    DATE            REPORT DATE      AS-OF DATE (6)
------------------------------------------------------------------------------------------------------------------------------------

   1                                                   12,921,201                   9/2/2004        8/13/2004         7/17/2004
   2                                                   11,169,694                   2/4/2004         2/5/2004          1/9/2004
   3                                 1,125              1,885,535                    Various          Various           Various
  3.1                                                                              4/26/2004        3/16/2004          4/1/2004
  3.2                                                                              4/26/2004        3/16/2004         3/11/2004
  3.3                                                                              4/26/2004        3/16/2004          3/9/2004
   4                                                    2,000,000                  5/25/2004        5/27/2004          6/2/2004
   5              1,658                                                            5/18/2004        5/13/2004         5/12/2004
   6             14,221                                   993,540                  6/24/2004        6/24/2004         6/18/2004
   7              6,750                                                             8/3/2004         8/3/2004         7/27/2004
   8                                                                                8/2/2004         8/2/2004         8/27/2004
   9              2,685            258,429                                         7/26/2004        7/26/2004         5/28/2004
  10              6,996            229,713                 18,750                  8/19/2004        8/14/2004          7/8/2004
  11              6,415            831,250                                         8/13/2004        8/12/2004         7/27/2004
  12                                                                               8/31/2004        8/18/2004         8/19/2004
  13                                                                                 Various          Various           Various
 13.1                                                                               5/6/2004          Various          4/1/2004
 13.2                                                                               5/6/2004          Various          4/1/2004
 13.3                                                                               5/6/2004        4/30/2004          4/1/2004
 13.4                                                                               5/6/2004        4/30/2004          4/1/2004
 13.5                                                                              4/28/2004        4/30/2004          4/1/2004
 13.6                                                                     4/16/2004-5/6/2004        4/30/2004          4/1/2004
 13.7                                                                               5/6/2004        4/29/2004          4/3/2004
 13.8                                                                               5/6/2004        4/29/2004          4/3/2004
 13.9                                                                               5/6/2004        4/30/2004          4/1/2004
 13.10                                                                             4/16/2004        4/16/2004          4/1/2004
  14              6,940              8,350                                         8/26/2004        8/26/2004         8/26/2004
  15                                15,625                                         7/14/2004        7/14/2004         6/24/2004
  16                                                      313,555                   7/6/2004         7/6/2004         7/27/2004
  17              4,318             38,125                                         8/19/2004        8/19/2004          8/6/2004
  18             49,092          1,015,000             10,000,000                    Various       10/10/2004         7/14/2004
 18.1                                                                               7/2/2004       10/10/2004         7/14/2004
 18.2                                                                               7/6/2004       10/10/2004         7/14/2004
 18.3                                                                               7/1/2004       10/10/2004         7/14/2004
 18.4                                                                               7/1/2004       10/10/2004         7/14/2004
 18.5                                                                               7/2/2004       10/10/2004         7/14/2004
 18.6                                                                              6/28/2004       10/10/2004         7/14/2004
 18.7                                                                               7/2/2004       10/10/2004         7/14/2004
 18.8                                                                               7/2/2004       10/10/2004         7/14/2004
 18.9                                                                     7/2/2004; 7/6/2004       10/10/2004         7/14/2004
 18.10                                                                              7/7/2004       10/10/2004         7/14/2004
 18.11                                                                              7/6/2004       10/10/2004         7/14/2004
 18.12                                                                              7/6/2004       10/10/2004         7/14/2004
  19              9,961             30,625                500,000                  6/10/2004        6/10/2004         6/11/2004
  20              5,963                                                            8/24/2004        8/24/2004         8/24/2004
  21              6,833             15,000                500,000                  5/24/2004        5/24/2004         5/19/2004
  22              3,807                                                            7/19/2004        7/19/2004         7/14/2004
  23                                38,750                                          8/6/2004        9/24/2004         7/30/2004
  24                                50,000                                          5/7/2004        7/20/2004         7/14/2004
  25              2,654              2,404                916,515                  8/19/2004        7/16/2004          7/7/2004
  26                                                                               9/27/2004        9/27/2004         9/24/2004
  27              7,729                                   297,054                  7/26/2004        7/26/2004          8/2/2004
  28              1,637             42,063                430,000                  8/24/2004        8/24/2004         8/10/2004
 28.1                               10,000                                         8/24/2004        8/24/2004         8/10/2004
 28.2                                5,625                                         8/24/2004        8/24/2004         8/10/2004
 28.3                               11,750                                         8/24/2004        8/24/2004         8/10/2004
 28.4                                  625                                         8/24/2004        8/24/2004         8/10/2004
 28.5                               14,063                                         8/24/2004        8/24/2004         8/10/2004
  29              1,631                                   432,605                   5/4/2004         5/5/2004         4/28/2004
  30              5,667             34,500                400,000                  7/29/2004        7/29/2004         7/29/2004
  31              1,675                                                            9/10/2004        9/10/2004         8/24/2004
  32              1,765             19,000                184,842                  8/13/2004        8/26/2004         8/10/2004
  33              3,662                                   300,000                  7/30/2004        7/30/2004         6/15/2004
  34                                                                               5/21/2004        5/21/2004         5/24/2004
  35              4,834             25,000                                         4/12/2004        4/12/2004         3/26/2004
  36              2,607              3,750                                         6/21/2004        6/21/2004         6/17/2004
  37              3,158                                                            5/24/2004        5/24/2004         5/18/2004
  38                659                                                            8/19/2004        8/20/2004          8/6/2004
  39                                                       26,250                  6/30/2004        6/30/2004          7/9/2004
  40                794                                                            6/16/2004        6/16/2004         8/15/2004
  41                932                                                             7/1/2004         7/1/2004         6/21/2004
  42                                                      601,541                  8/13/2004        8/16/2004         10/1/2004
  43              1,150              6,250                                         9/22/2004        8/10/2004         12/1/2004
  44                                92,500                                          7/1/2004         7/1/2004         5/24/2004
  45                                                                               9/28/2004        9/28/2004         9/14/2004
  46              5,511                                                             7/7/2004         7/7/2004          7/7/2004
  47              5,663                                                            8/27/2004        8/30/2004         8/10/2004
  48              4,321                                    52,500                  9/22/2004        6/27/2004           Various
 48.1                                                                              9/22/2004        6/27/2004         5/18/2004
 48.2                                                                              9/22/2004        6/27/2004         5/12/2004
  49                 74                                                             8/6/2004         8/6/2004          8/5/2004
  50                                                      100,000                   8/6/2004         8/6/2004         7/21/2004
  51                                10,000                                         5/12/2004        5/12/2004          9/1/2004
  52              2,627                                    75,000                   8/5/2004         8/6/2004          8/5/2004
  53                915                                                            8/20/2004        8/20/2004          8/1/2004

  54              4,159                                   300,000                  6/14/2004        6/14/2004         6/18/2004
  55                                17,500                                          7/1/2004         7/1/2004         5/21/2004
  56              2,792             16,875                                         4/12/2004        4/12/2004         3/26/2004
  57                                                                               9/28/2004        9/28/2004         9/16/2004
  58                                                                               3/25/2004        3/26/2004         10/1/2004
  59              2,714            211,175                                         8/12/2004         8/4/2004          6/7/2004
  60              2,025                                     5,000                   8/9/2004         8/9/2004         7/20/2004
  61              2,443            226,638                                         8/12/2004        5/12/2004          6/4/2004
  62                                                                               4/13/2004        4/12/2004          4/6/2004
  63                514                                                             7/1/2004         7/1/2004         6/24/2004
  64              1,470             18,750                                         8/12/2004        8/12/2004          8/3/2004
  65              2,252              3,750                175,000                  5/24/2004        5/24/2004         5/19/2004
  66                                                                               4/13/2004        4/12/2004          4/6/2004
  67                521                                   500,000                   6/4/2004         6/4/2004         5/17/2004
  68                                                      100,000                  8/18/2004         8/6/2004         10/4/2004
  69                                11,250                                          7/1/2004         7/1/2004         5/24/2004
  70              3,735             62,500                                         7/10/2003        7/10/2003          7/8/2003
  71              3,150                                                            7/23/2004        7/23/2004         7/19/2004
  72                                                                               7/14/2004        7/14/2004          7/7/2004
  73                994                                                            7/16/2004        7/16/2004         6/29/2004
  74                                                                               4/13/2004        4/12/2004         3/27/2004
  75                744                                                            9/10/2004        9/10/2004         8/25/2004
  76              1,112              4,638              70,947.52                  8/19/2004        8/19/2004         7/12/2004
  77              1,325                                                            7/12/2004         7/9/2004          7/8/2004
  78              3,110                                                            7/19/2004        7/19/2004         7/27/2004
  79                                                      178,230                  7/20/2004        7/20/2004         7/15/2004
  80                                14,375                                          7/1/2004         7/1/2004         5/24/2004
  81              1,411                                                             6/1/2004        7/19/2004         7/12/2004
  82              2,503                                                            8/18/2004        8/18/2004          8/1/2004
  83              1,012             14,250                 35,000                  7/21/2004        7/21/2004         7/21/2004
  84                                                       15,000                  8/11/2004        8/11/2004          7/1/2004
  85                                20,000                                          7/1/2004         7/1/2004         5/24/2004
  86              2,858                                                             7/7/2004         7/7/2004          7/7/2004
  87              1,008                                                            8/30/2004        8/30/2004         8/19/2004
  88                399                           500,000.00 (LOC)                 4/15/2004        5/27/2004         5/24/2004
  89                                                                               7/21/2004        7/22/2004         6/29/2004
  90              1,953                                                             8/3/2004         8/3/2004         7/12/2004
  91                885                                                            6/25/2004        6/25/2004         6/11/2004
  92                                                                               10/8/2004        10/8/2004          2/1/1999
  93                854                            116014.00 (LOC)                 7/14/2004         7/9/2004          7/1/2004
  94              1,396                                                             9/3/2004         9/3/2004         8/17/2004
  95              1,219                                                             7/8/2004         7/8/2004         7/12/2004
  96                350                                                            5/27/2004        5/27/2004         5/24/2004
  97                                                       28,310                  7/29/2004                          5/21/2004
  98                250                                                            5/27/2004        5/27/2004         5/24/2004
  99                                                                               10/8/2004        10/8/2004          2/1/1999
  100                                                                              10/8/2004        10/8/2004          2/1/1999
  101               289                                                             8/9/2004         8/9/2004          8/5/2004
  102               486              1,625                                         7/15/2004        7/15/2004          7/6/2004
  103               558                                    19,647                  8/17/2004        8/17/2004         7/16/2004
  104               352                                                             7/2/2004         7/2/2004          7/7/2004
  105                                                      57,642                  7/20/2004        7/20/2004          7/8/2004
  106             1,276             51,625                                         8/12/2004        5/13/2004          6/7/2004
  107               909                                                            7/15/2004        7/15/2004          5/6/2004
  108               219             70,156                                         8/15/2003        8/15/2003         8/15/2003
  109                                                                               7/6/2004         7/6/2004         6/22/2004
  110               489                                                             8/6/2004         8/5/2004          8/4/2004

  111                                                                              7/30/2004        7/30/2004          8/3/2004
  112               173                                                            8/13/2004        8/13/2004          8/3/2004
  113               862             26,813                                         7/30/2004        7/30/2004         6/17/2004
  114             1,478             88,750                                         9/16/2004        9/16/2004         8/17/2004
  115               255             20,950                                         8/18/2004        8/18/2004         8/11/2004
  116                                                     200,000                   8/5/2004         8/5/2004         8/10/2004
  117               504             57,829                                         7/21/2004        7/21/2004         6/30/2004
  118               193                                                            9/13/2004        9/13/2004         8/27/2004

 ID    SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

  1    David H. Murdock, both individually and as Trustee of the David H. Murdock Living Trust dated May 28, 1986
  2    Alexander's Inc.
  3    Strategic Hotel Funding, L.L.C.
 3.1
 3.2
 3.3
  4    Jubilee Limited Partnership
  5    Herschel Blumberg; Prince George's Metro Center, Inc.
  6    Fanny Grunberg, Michael Grunberg
  7    Douglas M. Price and Kent A. Price
  8    Inland Western Winston-Salem 5th Street, L.L.C. and Inland Western Real Estate Trust, Inc.
  9    Kevin S. Green
 10    Mark Schleicher, Stephen Salzman
 11    Elaine Brodsky and Samuel G. Kaplan
 12    Inland Western Dallas Lincoln Park Limited Partnership and Inland Western Retail Real Estate Trust, Inc.
 13    DDR Macquarie Bison Holdings LLC
13.1
13.2
13.3
13.4
13.5
13.6
13.7
13.8
13.9
13.10
 14    Jeffrey L. Bostic, Tyler B. Morris and Joe E. Bostic, Jr.
 15    Lushman S. Grewal
 16    MO3, LLC, Joe E. Bostic, Jr., Jeffrey L. Bostic
 17    James Coleman, James Coleman, Jr. and Mark Sandorf
 18    William H. Walton, Jr. and Flagship Management Corporation
18.1
18.2
18.3
18.4
18.5
18.6
18.7
18.8
18.9
18.10
18.11
18.12
 19    David Baker
 20    Gregory G. Evans, Aslan Development, LLC
 21    David Baker, Robert Johnston, Jonathan Rosen
 22    Robert J. Holmes, Jr., Charles M. Madsen, Joseph W. Taggart
 23    CRT Properties, Inc.
 24    CRT Properties, Inc.
 25    Anthony  P. DiTommaso, Jr. and Russell F. Warren, Jr.
 26    Inland Western Retail Real Estate Trust, Inc.
 27    Merrill P. Stabile, John T. Stabile, Jr.
 28    Joe and Patricia Annuniata
28.1
28.2
28.3
28.4
28.5
 29    Richard S. Allen
 30    Robert P. Jacobsen
 31    Michael J. Fisher and Karl C. Madsen
 32    Albert J. Dwoskin
 33    George R. Walker III
 34    Kevin S. Pitts
 35    Ezra Beyman
 36    Kevin McCall and APCA Investors, LLC
 37    Peter H. Bos and Richard L. Bisso
 38    Walter Changwha Chung, Seonog Park Chung
 39    Curt R. Feuer, Jean H. Feuer
 40    Blaine Hoggard
 41    Clark P. Smyth, Donald J. Fleisher
 42    Robert J. Scannell
 43    Frank McGuire
 44    Thomas Len White, Jr.
 45    Inland Western Retail Real Estate Trust, Inc.
 46    John E. Pearson, Stephan M. Rodolakis
 47    Joseph G. Leoni, Jr.
 48    Peter Van Witt
48.1
48.2
 49    David I. Berley, Will B. Sandler, Marshall D. Butler
 50    Joshua T. Weiner
 51    Albert Taban, David Taban
 52    Michael A. Drummer
 53    Robert J. Dailey, Thomas A. Dailey, Norman T.R. Heathorn, Ray P. Matthews, David M. Greenberg, Paul A. Greenberg and
       Philip J. Jones
 54    Robert N. Newton, Jr., Michael E. Newton, Eric B. Newton
 55    Thomas Len White, Jr.
 56    Ezra Beyman
 57    Inland Western Retail Real Estate Trust, Inc.
 58    Suresh Sachdev
 59    Steven R. Astrove
 60    Michael L. Joseph
 61    Steven R. Astrove
 62    Stuart M. Ketchum, Jr.
 63    Clark P. Smyth, Donald J. Fleisher
 64    Kim W. Eggleston
 65    David Baker
 66    Stuart M. Ketchum, Jr.
 67    Arkan F. Jonna
 68    7901 Ritchie, LLC and Lakshmi K. Desai
 69    Thomas Len White, Jr.
 70    Eshagh Malekan
 71    Gary M. Gray
 72    James W. Durst
 73    McKay Florence and Ralph Beatty
 74    Stuart M. Ketchum, Jr.
 75    Daniel Blatteis
 76    Dante Gullace and Ralph Gullace
 77    Ralph Beatty, McKay T. Florence
 78    W. Andrew Beeghly, Kathleen M. Beeghly
 79    Janet E. Amundson
 80    Thomas Len White, Jr.
 81    Norman E. Furr
 82    Hunter B. McGrath and Stuart Wernick
 83    Rao R. Yalamanchili
 84    Robert D. Thomas
 85    Thomas Len White, Jr.
 86    John E. Pearson, Stephan M. Rodolakis
 87    Earl D. Bohlen, Kenneth L. Kirkeby, Robert M. Letner, Thomas W. Letner
 88    Gonzalo Medina, Tamra Medina
 89    Charles Townsend
 90    Patrick T. Gillean
 91    Kevin J. McNamara
 92    Cascade Garden Apartments, Inc.
 93    Steven Gombinski
 94    Mernice D. Griner, Jr., Charles H. Griner
 95    David K. Bamford
 96    Gonzalo Medina, Tamra Medina
 97    Norman Jemal
 98    Gonzalo Medina, Tamra Medina
 99    Cascade Garden Apartments, Inc.
 100   Cascade Garden Apartments, Inc.
 101   Cornelis B. Vanderhout
 102   Matthew N. Follett
 103   Kenneth R. Brenton
 104   Jon A. Jernigan
 105   Timothy M. O'Callaghan
 106   Steven R. Astrove
 107   Garrison L. Hassenflu
 108   Kamal H. Shouhayib
 109   Paul L. Wagner
 110   David C. Turner, Joe H. Camp, Frederick B. Storey, James E. Harris, Patricia A. Turner, Steven A. Turner and
       Donald A. Lucchesi
 111   Michael J. Leventhal, Neil R. Fisher
 112   Fred Ralph Sistilli, Maureen Sistilli
 113   Bryan K. Smith
 114   Peter Wenger and John Cronin
 115   Julio C. Jaramillo
 116   Lina Bich-Tran Lee and Benny Chen-Chu Lee
 117   Allen F. Davis, Sam W. Winstead
 118   James W. Soboleski, Benjamin L. Kadish

FOOTNOTES FOR THE ANNEX A-1

1     GACC -- German American Capital Corporation, ABN AMRO -- ABN AMRO Bank
      N.V., Chicago Branch, NCCI -- Nomura Credit & Capital, Inc.

2     Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period.

3     "Hard" means each tenant transfers its rent directly to the Lock Box
      Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a
      Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

4     For purposes of calculating the Cut-off Date LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR, the loan amounts used for the 731
      Lexington Avenue - Bloomberg Headquarters Loan, Strategic Hotel Portfolio
      and the DDR - Macquarie Portfolio Loan is the aggregate balance of (a)
      such mortgage loans and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loans.

5     With respect to the three loans in the pool which have subordinate companion loans not included in the trust, the Cut-off Date LTV Ratio and
      DSCR figures if calculated including the subordinate companion loans are as follows: 731 Lexington Avenue - Bloomberg Headquarters Loan: 74.8% and
      1.25x, respectively; Strategic Hotel Portfolio: 55.2% and 2.21x, respectively and FedEx - Reno Airport: 81.6% and 1.03x, respectively.

6     For those mortgage loans indicating an Appraisal As-Of Date beyond the
      Cut-off Date, the Appraised Value and the corresponding Appraisal As-of
      Date are based on stabilization.

7     With respect to Crossings at Corona, Net Rentable Area SF/Units includes square footage for ground lease tenants; for other Mortgage Loans Net
      Rentable Area SF/Units does not include square footage for ground lease tenants.

8     For purposes of calculating DSCR and Cut-off Date LTV Ratio, the Cut-off
      Date Balance is calculated after netting out holdback amounts for Woodyard
      Crossing of $2,000,000, The Avenues of $500,000, Annunziata Multifamily
      Portfolio III of $430,000 and Provence North of $175,000. With respect to two Mortgage Loans known as Crossings at Corona and Inver Grove,
      $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents have been met. The DSCR for such Mortgage Loans net of holdback amounts and without assuming such conditions have been satisfied are 1.20x and 1.27x, respectively.

9     One mortgage loan secured by multiple properties.

10    Lockout for the Strategic Hotel Portfolio Loan is the earlier of: a) 24 months from the last securitization of the A-1, A-2, A-3 and A-4 notes to occur or b) 36 months from the first payment date.

11    With respect to the mortgage loans that are cross-collateralized and cross-defaulted, Cut-off Date LTV Ratio, LTV Ratio at Maturity and DSCR
      were calculated in the aggreggate.

12    With respect to the Mortgage Loan known as Spartan Landing Apartments, the
      Mortgage Loan has not yet rate locked as of the Cut-off Date and therefore, certain mortgage loan characteristics, including the interest rate, have been estimated. As a result, certain statistical information in this prospectus supplement may change if this Mortgage Loan bears a different interest rate than estimated.

13    With respect to the Mortgage Loans known as the "Rite Aid - Clyde" loan, the "Rite Aid - Fostoria" loan and the "Rite Aid - Mansfield" loan, the effective Interest Rate in the final interest accrual period for each of these Mortgage Loans is 5.992% per annum because the related borrower is only required to pay 24 days of accrued interest in such period.

                      [THE PAGE INTENTIONALLY LEFT BLANK.]

FOOTNOTES FOR THE ANNEX A-2

1     GACC -- German American Capital Corporation, ABN AMRO -- ABN AMRO Bank
      N.V., Chicago Branch, NCCI -- Nomura Credit & Capital, Inc.

2     One loan secured by multiple properties.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                      ANNEX A-3

           731 LEXINGTON AVENUE - BLOOMBERG HEADQUARTERS MORTGAGE LOAN
                INTEREST RATE AND PRINCIPAL AMORTIZATION SCHEDULE

   DISTRIBUTION DATE       INTEREST RATE       PRINCIPAL AMORTIZATION       ENDING BALANCE
  -------------------     ---------------     ------------------------    ------------------

       11/1/2004            5.36252388%                      -              74,000,000.00
       12/1/2004            5.36252388%                      -              74,000,000.00
        1/1/2005            5.36252388%                      -              74,000,000.00
        2/1/2005            5.36252388%                      -              74,000,000.00
        3/1/2005            5.36252388%                      -              74,000,000.00
        4/1/2005            5.36252388%                      -              74,000,000.00
        5/1/2005            5.36252388%                      -              74,000,000.00
        6/1/2005            5.36252388%                      -              74,000,000.00
        7/1/2005            5.36252388%                      -              74,000,000.00
        8/1/2005            5.36252388%                      -              74,000,000.00
        9/1/2005            5.36252388%                      -              74,000,000.00
       10/1/2005            5.36252388%                      -              74,000,000.00
       11/1/2005            5.36252388%                      -              74,000,000.00
       12/1/2005            5.36252388%                      -              74,000,000.00
        1/1/2006            5.36252388%                      -              74,000,000.00
        2/1/2006            5.36252388%                      -              74,000,000.00
        3/1/2006            5.36252388%                      -              74,000,000.00
        4/1/2006            5.36252388%              167,847.39             73,832,152.61
        5/1/2006            5.36259782%              182,549.74             73,649,602.88
        6/1/2006            5.36267862%              169,455.61             73,480,147.26
        7/1/2006            5.36275398%              184,113.23             73,296,034.04
        8/1/2006            5.36283625%              171,078.39             73,124,955.64
        9/1/2006            5.36291308%              171,863.60             72,953,092.04
       10/1/2006            5.36299061%              186,454.23             72,766,637.81
       11/1/2006            5.36307515%              173,508.18             72,593,129.64
       12/1/2006            5.36315420%              188,053.06             72,405,076.57
        1/1/2007            5.36324031%              175,167.64             72,229,908.93
        2/1/2007            5.36332092%              175,971.61             72,053,937.32
        3/1/2007            5.36340230%              217,785.39             71,836,151.93
        4/1/2007            5.36350356%              177,778.85             71,658,373.08
        5/1/2007            5.36358668%              192,204.94             71,466,168.14
        6/1/2007            5.36367701%              179,476.97             71,286,691.17
        7/1/2007            5.36376180%              193,855.83             71,092,835.34
        8/1/2007            5.36385386%              181,190.46             70,911,644.88
        9/1/2007            5.36394037%              182,022.08             70,729,622.80
       10/1/2007            5.36402771%              196,330.14             70,533,292.66
       11/1/2007            5.36412243%              183,758.61             70,349,534.05
       12/1/2007            5.36421156%              198,018.37             70,151,515.68
        1/1/2008            5.36430813%              185,510.86             69,966,004.82
        2/1/2008            5.36439909%              186,362.30             69,779,642.52
        3/1/2008            5.36449096%              213,881.62             69,565,760.90
        4/1/2008            5.36459701%              188,199.31             69,377,561.59
        5/1/2008            5.36469086%              202,335.55             69,175,226.04
        6/1/2008            5.36479233%              189,991.76             68,985,234.28
        7/1/2008            5.36488815%              204,078.13             68,781,156.15

                                     A-3-1

           731 LEXINGTON AVENUE - BLOOMBERG HEADQUARTERS MORTGAGE LOAN
                INTEREST RATE AND PRINCIPAL AMORTIZATION SCHEDULE

   DISTRIBUTION DATE       INTEREST RATE        PRINCIPAL AMORTIZATION             ENDING BALANCE
  -------------------     ---------------       ------------------------         ------------------

        8/1/2008            5.36499166%               191,800.43                   68,589,355.72
        9/1/2008            5.36508951%               192,680.74                   68,396,674.98
       10/1/2008            5.36518837%               206,692.32                   68,189,982.66
       11/1/2008            5.36529503%               194,513.75                   67,995,468.91
       12/1/2008            5.36539599%               208,474.34                   67,786,994.57
        1/1/2009            5.36550485%               196,363.36                   67,590,631.21
        2/1/2009            5.36560800%               197,264.61                   67,393,366.60
        3/1/2009            5.36571223%               237,106.04                   67,156,260.56
        4/1/2009            5.36583831%               199,258.25                   66,957,002.31
        5/1/2009            5.36594497%               213,086.86                   66,743,915.45
        6/1/2009            5.36605972%               201,150.80                   66,542,764.65
        7/1/2009            5.36616873%               214,926.77                   66,327,837.88
        8/1/2009            5.36628593%               203,060.48                   66,124,777.40
        9/1/2009            5.36639736%               203,992.47                   65,920,784.93
       10/1/2009            5.36650999%               217,689.40                   65,703,095.54
       11/1/2009            5.36663096%               205,927.87                   65,497,167.66
       12/1/2009            5.36674613%               219,570.96                   65,277,596.70
        1/1/2010            5.36686973%               207,880.79                   65,069,715.91
        2/1/2010            5.36698752%               208,834.91                   64,860,881.00
        3/1/2010            5.36710661%               247,604.60                   64,613,276.40
        4/1/2010            5.36724880%               210,929.84                   64,402,346.56
        5/1/2010            5.36737080%               224,433.79                   64,177,912.76
        6/1/2010            5.36750149%               212,928.04                   63,964,984.73
        7/1/2010            5.36762632%               226,376.41                   63,738,608.32
        8/1/2010            5.36775996%               214,944.32                   63,523,663.99
        9/1/2010            5.36788773%               215,930.86                   63,307,733.14
       10/1/2010            5.36801695%               229,295.70                   63,078,437.43
       11/1/2010            5.36815515%               217,974.32                   62,860,463.11
       12/1/2010            5.36828746%               231,282.33                   62,629,180.78
        1/1/2011            5.36842885%               220,036.29                   62,409,144.50
        2/1/2011            5.36856434%               221,046.19                   62,188,098.30
        3/1/2011            5.36870141%               258,684.77                   61,929,413.53
        4/1/2011            5.36886307%               223,248.03                   61,706,165.51
        5/1/2011            5.36900367%               236,409.33                   61,469,756.18
        6/1/2011            5.36915368%               225,357.72                   61,244,398.45
        7/1/2011            5.36929775%               238,460.35                   61,005,938.11
        8/1/2011            5.36945136%               227,486.52                   60,778,451.59
        9/1/2011            5.36959902%               228,530.62                   60,549,920.97
       10/1/2011            5.36974848%               241,544.98                   60,308,375.98
       11/1/2011            5.36990768%               230,688.14                   60,077,687.85
       12/1/2011            5.37006092%               243,642.49                   59,834,045.36
        1/1/2012            5.37022404%               232,865.18                   59,601,180.18
        2/1/2012            5.37038120%               233,933.97                   59,367,246.21
        3/1/2012            5.37054032%               258,588.40                   59,108,657.81
        4/1/2012            5.37071768%               236,194.51                   58,872,463.30
        5/1/2012            5.37088103%               248,995.69                   58,623,467.61
        6/1/2012            5.37105467%               238,421.40                   58,385,046.21

                                     A-3-2

           731 LEXINGTON AVENUE - BLOOMBERG HEADQUARTERS MORTGAGE LOAN
                INTEREST RATE AND PRINCIPAL AMORTIZATION SCHEDULE

    DISTRIBUTION DATE     INTEREST RATE       PRINCIPAL AMORTIZATION         ENDING BALANCE
   -------------------   ---------------     ------------------------       ------------------

        7/1/2012            5.37122232%              251,160.64               58,133,885.57
        8/1/2012            5.37140042%              240,668.44               57,893,217.13
        9/1/2012            5.37157253%              241,773.05               57,651,444.08
       10/1/2012            5.37174687%              254,419.05               57,397,025.03
       11/1/2012            5.37193192%              244,050.43               57,152,974.60
       12/1/2012            5.37211097%              256,633.09               56,896,341.52
        1/1/2013            5.37230091%              246,348.43               56,649,993.09
        2/1/2013            5.37248486%              247,479.10               56,402,513.99
        3/1/2013            5.37267128%              282,669.23               56,119,844.76
        4/1/2013            5.37288621%              249,912.33               55,869,932.43
        5/1/2013            5.37307804%              262,331.93               55,607,600.49
        6/1/2013            5.37328126%              252,263.39               55,355,337.10
        7/1/2013            5.37347850%              264,617.59               55,090,719.51
        8/1/2013            5.37368734%              254,635.73               54,836,083.78
        9/1/2013            5.37389021%              255,804.44               54,580,279.34
       10/1/2013            5.37409591%              268,060.14               54,312,219.20
       11/1/2013            5.37431355%              258,208.83               54,054,010.37
       12/1/2013            5.37452523%              270,397.65               53,783,612.72
        1/1/2014            5.37474908%              260,634.99               53,522,977.73
        2/1/2014            5.37496699%              261,831.23               53,261,146.50
        3/1/2014            5.37518805%              295,691.94               52,965,454.55
        4/1/2004            5.33000000%              264,390.11               52,701,064.45

                                     A-3-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-4

          AMORTIZATION SCHEDULE FOR A-4 NOTE: STRATEGIC HOTEL PORTFOLIO

       DATE          PERIOD          BALANCE            PRINCIPAL
 ----------------   --------   -------------------   ---------------
      7/1/2004         0        $ 70,000,000.00
      8/1/2004         1        $ 69,932,858.82       $  67,141.18
      9/1/2004         2        $ 69,865,403.94       $  67,454.88
     10/1/2004         3        $ 69,787,103.61       $  78,300.33
     11/1/2004         4        $ 69,718,967.70       $  68,135.91
     12/1/2004         5        $ 69,640,005.24       $  78,962.47
      1/1/2005         6        $ 69,571,182.03       $  68,823.21
      2/1/2005         7        $ 69,502,037.25       $  69,144.78
      3/1/2005         8        $ 69,401,142.89       $ 100,894.36
      4/1/2005         9        $ 69,331,203.62       $  69,939.27
      5/1/2005        10        $ 69,250,487.82       $  80,715.80
      6/1/2005        11        $ 69,179,844.63       $  70,643.19
      7/1/2005        12        $ 69,098,444.43       $  81,400.20
      8/1/2005        13        $ 69,027,090.84       $  71,353.59
      9/1/2005        14        $ 68,955,403.85       $  71,686.99
     10/1/2005        15        $ 68,872,988.81       $  82,415.05
     11/1/2005        16        $ 68,800,581.80       $  72,407.01
     12/1/2005        17        $ 68,717,466.70       $  83,115.10
      1/1/2006        18        $ 68,644,333.03       $  73,133.67
      2/1/2006        19        $ 68,570,857.65       $  73,475.38
      3/1/2006        20        $ 68,466,033.51       $ 104,824.14
      4/1/2006        21        $ 68,391,725.05       $  74,308.46
      5/1/2006        22        $ 68,306,761.23       $  84,963.81
      6/1/2006        23        $ 68,231,708.59       $  75,052.65
      7/1/2006        24        $ 68,146,021.23       $  85,687.35
      8/1/2006        25        $ 68,070,217.55       $  75,803.68
      9/1/2006        26        $ 67,994,059.68       $  76,157.87
     10/1/2006        27        $ 67,907,297.75       $  86,761.92
     11/1/2006        28        $ 67,830,378.66       $  76,919.09
     12/1/2006        29        $ 67,742,876.62       $  87,502.04
      1/1/2007        30        $ 67,665,189.29       $  77,687.33
      2/1/2007        31        $ 67,587,138.97       $  78,050.32
      3/1/2007        32        $ 67,478,163.32       $ 108,975.65
      4/1/2007        33        $ 67,399,239.14       $  78,924.18
      5/1/2007        34        $ 67,309,787.64       $  89,451.50
      6/1/2007        35        $ 67,230,076.75       $  79,710.89
      7/1/2007        36        $ 67,139,860.35       $  90,216.40
      8/1/2007        37        $ 67,059,355.49       $  80,504.86
      9/1/2007        38        $ 66,978,474.48       $  80,881.01
     10/1/2007        39        $ 66,887,120.41       $  91,354.06
     11/1/2007        40        $ 66,805,434.66       $  81,685.76
     12/1/2007        41        $ 66,713,298.16       $  92,136.49
      1/1/2008        42        $ 66,630,800.24       $  82,497.92
      2/1/2008        43        $ 66,547,916.85       $  82,883.39
      3/1/2008        44        $ 66,444,585.70       $ 103,331.15
      4/1/2008        45        $ 66,360,832.25       $  83,753.45

                                     A-4-1

          AMORTIZATION SCHEDULE FOR A-4 NOTE: STRATEGIC HOTEL PORTFOLIO

        DATE           PERIOD          BALANCE              PRINCIPAL
  ----------------    --------    -------------------    ---------------
      5/1/2008           46         $ 66,266,685.42       $  94,146.83
      6/1/2008           47         $ 66,182,100.74       $  84,584.67
      7/1/2008           48         $ 66,087,145.75       $  94,955.00
      8/1/2008           49         $ 66,001,722.19       $  85,423.55
      9/1/2008           50         $ 65,915,899.51       $  85,822.68
     10/1/2008           51         $ 65,819,740.84       $  96,158.67
     11/1/2008           52         $ 65,733,067.87       $  86,672.97
     12/1/2008           53         $ 65,636,082.49       $  96,985.38
      1/1/2009           54         $ 65,548,551.40       $  87,531.09
      2/1/2009           55         $ 65,460,611.32       $  87,940.07
      3/1/2009           56         $ 65,342,661.25       $ 117,950.07
      4/1/2009           57         $ 65,253,759.18       $  88,902.07
      5/1/2009           58         $ 65,154,606.53       $  99,152.65
      6/1/2009           59         $ 65,064,825.79       $  89,780.74
      7/1/2009           60         $ 64,964,818.85       $ 100,006.94
      8/1/2009           61         $ 64,874,151.35       $  90,667.50
      9/1/2009           62         $ 64,783,060.22       $  91,091.13
     10/1/2009           63         $ 64,681,779.22       $ 101,280.99
     11/1/2009           64         $ 64,589,789.25       $  91,989.97
     12/1/2009           65         $ 64,487,634.35       $ 102,154.90
      1/1/2010           66         $ 64,394,737.26       $  92,897.09
      2/1/2010           67         $ 64,301,406.12       $  93,331.14
      3/1/2010           68         $ 64,178,563.94       $ 122,842.17
      4/1/2010           69         $ 64,084,222.76       $  94,341.19
      5/1/2010           70         $ 63,979,781.85       $ 104,440.90
      6/1/2010           71         $ 63,884,511.88       $  95,269.98
      7/1/2010           72         $ 63,779,167.95       $ 105,343.93
      8/1/2010           73         $ 63,682,960.63       $  96,207.32
      9/1/2010           74         $ 63,586,303.79       $  96,656.84
     10/1/2010           75         $ 63,479,611.46       $ 106,692.33
     11/1/2010           76         $ 63,382,004.49       $  97,606.97
     12/1/2010           77         $ 63,274,388.39       $ 107,616.10
      1/1/2011           78         $ 63,175,822.54       $  98,565.85
      2/1/2011           79         $ 63,076,796.16       $  99,026.39
      3/1/2011           80         $ 62,948,785.86       $ 128,010.30
      4/1/2011           81         $ 62,848,698.67       $ 100,087.19
      5/1/2011           82         $ 62,738,671.14       $ 110,027.53
      6/1/2011           83         $ 62,637,602.21       $ 101,068.93
      7/1/2011           84         $          0.00       $ 110,982.04

                                     A-4-2

                                                                         ANNEX B

                                CMBS NEW ISSUE
                     STRUCTURAL AND COLLATERAL TERM SHEET

                           ------------------------

                                 $1,125,857,000
                      (APPROXIMATE OFFERED CERTIFICATES)

                                 $1,222,098,157
                    (APPROXIMATE TOTAL COLLATERAL BALANCE)

                                COMM 2004-LNB4

                           ------------------------

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES

                      GERMAN AMERICAN CAPITAL CORPORATION
                       LASALLE BANK NATIONAL ASSOCIATION
                         NOMURA CREDIT & CAPITAL, INC.

                             MORTGAGE LOAN SELLERS

                           ------------------------

--------------------------------------------------------------------------------------------------------------------
                         INITIAL PASS-
          APPROX. SIZE      THROUGH         RATINGS       SUBORDINATION    WAL       PRINCIPAL       ASSUMED FINAL
  CLASS      (FACE)          RATE       (S&P / MOODY'S)       LEVELS      (YRS.)       WINDOW      DISTRIBUTION DATE
--------------------------------------------------------------------------------------------------------------------

    A-1  $ 47,795,000            %          AAA/AAA          12.625%      2.60     12/04 - 5/09      MAY 15, 2009
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
    A-2  $148,782,000            %          AAA/AAA          12.625%      4.88     5/09 - 12/09   DECEMBER 15, 2009
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
    A-3  $ 86,461,000            %          AAA/AAA          12.625%      6.49     12/09 - 8/11    AUGUST 15, 2011
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
    A-4  $ 88,047,000            %          AAA/AAA          12.625%      7.48     8/11 - 1/14     JANUARY 15, 2014
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
    A-5  $343,272,000            %          AAA/AAA          12.625%      9.74     1/14 - 10/14    OCTOBER 15, 2014
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
   A-1A  $353,451,000            %          AAA/AAA          12.625%      8.15    12/04 - 10/14    OCTOBER 15, 2014
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
     B   $ 24,442,000            %           AA/AA2          10.625%      9.93    10/14 - 10/14    OCTOBER 15, 2014
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
     C   $ 10,693,000            %          AA-/AA3           9.750%      9.93    10/14 - 10/14    OCTOBER 15, 2014
  -----  ------------   --------------      -------          ------       ----    --------------- ------------------
     D   $ 22,914,000            %            A/A2            7.875%      9.93    10/14 - 10/14    OCTOBER 15, 2014
--------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK SECURITIES         ABN AMRO INCORPORATED               NOMURA
Sole Book Running Manager           Co-Lead Manager             Co-Lead Manager
 and Co-Lead Manager

          J.P. MORGAN SECURITIES INC.                   CITIGROUP
                  Co-Manager                           Co-Manager

                                October 20, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-1

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

TRANSACTION FEATURES

o   Sellers:

--------------------------------------------------------------------------------
                                         NO. OF      CUT-OFF DATE
            SELLERS                       LOANS      BALANCE ($)      % OF POOL
--------------------------------------  --------  -----------------  ----------
 German American Capital Corporation        38     $  600,202,639       49.11%
 LaSalle Bank National Association          53        361,581,656       29.59
 Nomura Credit & Capital, Inc.              27        260,313,862       21.30
--------------------------------------      --     --------------      ------
 TOTAL:                                    118     $1,222,098,157      100.00%
--------------------------------------------------------------------------------

o   Loan Pool:

    o   Average Cut-off Date Balance: $10,356,764

    o   Largest Mortgage Loan by Cut-off Date Balance: $79,500,000

    o   Five largest and ten largest loans: 25.46% and 38.40% of pool, respectively

o   Credit Statistics:

    o   Weighted average underwritten DSCR of 1.60x

    o   Weighted average cut-off date LTV ratio of 69.28%; weighted average balloon LTV ratio of 59.34%

o   Property Types:

                               [GRAPHIC OMITTED]

                      Multifamily                     31.09%
                      Retail                          28.08%
                      Office                          27.87%
                      Hotel                           5.70%
                      Self Storage                    0.49%
                      Land                            0.09%
                      Industrial                      3.63%
                      Mixed Use                       1.24%
                      Manufactured Housing            1.82%

o   Call Protection: (as applicable)

    o   96.73% of the pool (current balance) has a lockout period ranging from
        23 to 35 payments from the Closing Date, then defeasance or yield maintenance.

    o   2.77% of the pool (current balance) does not have a lockout period, but has yield maintenance.

o   Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-2

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      AVERAGE                    ASSUMED FINAL        INITIAL
           INITIAL CERTIFICATE    SUBORDINATION        RATINGS         LIFE        PRINCIPAL      DISTRIBUTION     PASS-THROUGH
  CLASS         BALANCE(1)            LEVELS       (S&P / MOODY'S)   (YRS.)(2)     WINDOW (2)       DATE(2)      RATE (APPROX.)(3)
--------- --------------------- ----------------- ----------------- ----------- --------------- --------------- -------------------

    A-1         $47,795,000         12.625%(5)         AAA/Aaa          2.60     12/04 -  5/09      5/15/2009%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
    A-2        $148,782,000         12.625%(5)         AAA/Aaa          4.88      5/09 - 12/09     12/15/2009%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
    A-3         $86,461,000         12.625%(5)         AAA/Aaa          6.49     12/09 -  8/11      8/15/2011%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
    A-4         $88,047,000         12.625%(5)         AAA/Aaa          7.48      8/11 -  1/14      1/15/2014%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
    A-5        $343,272,000         12.625%(5)         AAA/Aaa          9.74      1/14 - 10/14     10/15/2014%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
    A-1A       $353,451,000         12.625%(5)         AAA/Aaa          8.15     12/04 - 10/14     10/15/2014%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
     B          $24,442,000         10.625%             AA/Aa2          9.93     10/14 - 10/14     10/15/2014%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
     C          $10,693,000          9.750%            AA-/Aa3          9.93     10/14 - 10/14     10/15/2014%
  ------       ------------         ---------          -------          ----     ---------------   ----------    ------------------
     D          $22,914,000          7.875%              A/A2           9.93     10/14 - 10/14     10/15/2014%
-----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (4)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      AVERAGE                    ASSUMED FINAL        INITIAL
             INITIAL CERTIFICATE   SUBORDINATION       RATINGS          LIFE       PRINCIPAL      DISTRIBUTION   PASS-THROUGH RATE
   CLASS          BALANCE(1)           LEVELS      (S&P / MOODY'S)   (YRS.)(2)     WINDOW (2)       DATE(2)        (APPROX.)(3)
----------- --------------------- --------------- ----------------- ----------- --------------- --------------- -------------------

    X-C(6)      $1,222,098,157         N/A             AAA/Aaa          N/A           N/A           6/15/2024%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
    X-P(6)      $1,178,545,000         N/A             AAA/Aaa          N/A           N/A          11/15/2011%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      E            $10,694,000        7.000%            A-/A3           9.93     10/14 - 10/14     10/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      F            $15,276,000        5.750%          BBB+/Baa1        10.00     10/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      G            $15,276,000        4.500%           BBB/Baa2        10.02     11/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      H            $12,221,000        3.500%          BBB-/Baa3        10.02     11/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      J             $4,583,000        3.125%           BB+/Ba1         10.02     11/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      K             $3,055,000        2.875%            BB/Ba2         10.02     11/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      L             $6,111,000        2.375%           BB-/Ba3         10.02     11/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      M             $7,638,000        1.750%            B+/B1          10.02     11/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      N             $3,055,000        1.500%             B/B2          10.02     11/14 - 11/14     11/15/2014%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      O             $3,055,000        1.250%            B-/B3          10.26     11/14 -  2/16      2/15/2016%
-----------     --------------        -----           ---------        -----     ---------------   ----------    ------------------
      P            $15,277,157        0.000%            NR/NR          14.84      2/16 -  6/24      6/15/2024%
-----------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)   Subject to a permitted variance of plus or minus 5%.

(2)   Based on the structuring assumptions, assuming 0% CPR, described in the
      Prospectus Supplement.

(3)   The Class A-1, A-2, A-3, A-4, A-5, A-1A, B, C, D, E, F, G and H
      Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate. The Class J, K, L, M, N, O and P will accrue interest at a fixed rate subject to a Net WAC Cap.

(4)   Certificates to be offered privately pursuant to Rule 144A and Regulation
      S.

(5)   Represents the approximate subordination level for the Class A-1, A-2,
      A-3, A-4, A-5 and A-1A Certificates in the aggregate.

(6)   Each of the properties referred to herein as 731 Lexington Avenue -
      Bloomberg Headquarters and Strategic Hotel Portfolio also secures a subordinate note in a split note structure that is held outside of the trust. The Class X-C and Class X-P Certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust. For more information regarding these loans (as well as information regarding other subordinate notes in a split note structure), see "Description of the Mortgage Trust Pool -
      Split Loan Structures" in the Prospectus Supplement.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-3

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

I. ISSUE CHARACTERISTICS

    ISSUE TYPE:              Public: Classes A-1, A-2, A-3, A-4, A-5, A-1A, B, C
                             and D (the "Offered Certificates"). Private (Rule
                             144A, Regulation S), Classes X-C, X-P, E, F, G, H,
                             J, K, L, M, N, O and P.

    SECURITIES OFFERED:      $1,125,857,000 monthly pay, multi-class, sequential
                             pay commercial mortgage REMIC Pass-Through
                             Certificates, consisting of nine fixed-rate
                             principal and interest classes (Classes A-1, A-2,
                             A-3, A-4, A-5, A-1A, B, C and D).

    MORTGAGE POOL:           The Mortgage Pool consists of 118 Mortgage Loans
                             with an aggregate balance as of the Cut-off Date of
                             $1,222,098,157. The Mortgage Loans are secured by
                             145 properties located throughout 37 states and the
                             District of Columbia.

    SELLERS:                 German American Capital Corporation (GACC), LaSalle
                             Bank National Association (LaSalle) and Nomura
                             Credit & Capital, Inc. (NCCI)

    BOOKRUNNER:              Deutsche Bank Securities Inc.

    CO-LEAD MANAGERS:        Deutsche Bank Securities Inc., ABN AMRO
                             Incorporated and Nomura Securities International,
                             Inc.

    CO-MANAGERS:             J.P. Morgan Securities Inc. and Citigroup Global
                             Markets Inc.

    SERVICER:                GMAC Commercial Mortgage Corporation, a California
                             corporation, with respect to all of the mortgage
                             loans other than three mortgage loans known as the
                             731 Lexington Avenue -- Bloomberg Headquarters
                             loan, the Strategic Hotel Portfolio loan and the
                             DDR -- Macquarie Portfolio loan (collectively, the
                             "Non-Serviced Mortgage Loans").

    SPECIAL SERVICER:        Midland Loan Services, Inc., with respect to all of
                             the mortgage loans other than the Non-Serviced
                             Mortgage Loans.

    TRUSTEE:                 Wells Fargo Bank, N.A.

    BOND ADMINISTRATOR:      LaSalle Bank National Association.

    CUT-OFF DATE:            November 1, 2004.

    EXPECTED CLOSING DATE:   On or about November   , 2004.

    DISTRIBUTION DATES:      The 15th day of each month or, if such 15th day is
                             not a business day, the business day immediately
                             following such 15th day, beginning in December,
                             2004.

    MINIMUM DENOMINATIONS:   $10,000 for the Offered Certificates and in
                             multiples of $1 thereafter.

    SETTLEMENT TERMS:        DTC, Euroclear and Clearstream, same day funds,
                             with accrued interest.

    ERISA/SMMEA STATUS:      Classes A-1, A-2, A-3, A-4, A-5, A-1A, B, C and D
                             are expected to be ERISA eligible. No Class of
                             Certificates is SMMEA eligible.

    RATING AGENCIES:         The Offered Certificates will be rated by Standard
                             & Poor's Rating Services, a division of The
                             McGraw-Hill Companies, Inc. ("S&P") and Moody's
                             Investors Service, Inc. ("Moody's").

    RISK FACTORS:            THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                             BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                             THE "RISK FACTORS" SECTION OF THE PROSPECTUS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-4

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-4, A-5, A-1A, B, C, D, E, F, G and H Certificates
will each accrue interest at (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or
(iv) a rate equal to the weighted average net mortgage interest rate. The Class
J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a Net WAC Cap. The Class X-C and X-P Certificates will accrue interest at a variable rate.

                               [GRAPHIC OMITTED]

                                        Class X-C(1), X-P(1)
                     AAA/Aaa
   Class A-1    [------[ ]%-------] [xxxxxxxxxxxxxxxxxxxxxxxxxxx]   $47.8MM

                     AAA/Aaa
   Class A-2    [------[ ]%--------] [xxxxxxxxxxxxxxxxxxxxxxxxxx]   $148.8MM

                     AAA/Aaa
   Class A-3    [------[ ]%---------] [xxxxxxxxxxxxxxxxxxxxxxxxx]   $86.5MM

                     AAA/Aaa
   Class A-4    [------[ ]%----------] [xxxxxxxxxxxxxxxxxxxxxxxx]   $88.0MM

                     AAA/Aaa
   Class A-5    [------[ ]%-----------] [xxxxxxxxxxxxxxxxxxxxxxx]   $343.3MM

                     AAA/Aaa
   Class A-1A   [------[ ]%----------] [xxxxxxxxxxxxxxxxxxxxxxxx]   $353.5MM

                           AA/Aa2
   Class B      [-----------[ ]%-------------] [xxxxxxxxxxxxxxxx]   $24.4MM

                           AA/Aa3
   Class C      [-----------[ ]%--------------] [xxxxxxxxxxxxxxx]   $10.7MM

                            A/A2
   Class D      [-----------[ ]%---------------] [xxxxxxxxxxxxxx]   $22.9MM

                            A-/A3
   Class E(1)   [-----------[ ]%----------------] [xxxxxxxxxxxxx]   $10.7MM

                            BBB+/Baa1
   Class F(1)   [--------------[ ]%---------------] [xxxxxxxxxxx]   $15.3MM

                            BBB/Baa2
   Class G(1)   [--------------[ ]%---------------] [xxxxxxxxxxx]   $15.3MM

                                    BBB/Baa3
   Class H(1)   [---------------------[ ]%----------------------]   $12.2MM

                           BB+/Ba1
   Class J(1)   [-----------[ ]%-----------] [xxxxxxxxxxxxxxxxxx]   $4.6MM

                           BB/Ba2
   Class K(1)   [-----------[ ]%-----------] [xxxxxxxxxxxxxxxxxx]   $3.1MM

                           BB-/Ba3
   Class L(1)   [-----------[ ]%-----------] [xxxxxxxxxxxxxxxxxx]   $6.1MM

                           B+/B1
   Class M(1)   [-----------[ ]%-----------] [xxxxxxxxxxxxxxxxxx]   $7.6MM

                           B/B2
   Class N(1)   [-----------[ ]%-----------] [xxxxxxxxxxxxxxxxxx]   $3.1MM

                           B-/B3
   Class O(1)   [-----------[ ]%-----------] [xxxxxxxxxxxxxxxxxx]   $3.1MM

                           NR/NR
   Class P(1)   [-----------[ ]%-----------] [xxxxxxxxxxxxxxxxxx]   $15.3MM

------------------------------

[xx] Class X-C and Class X-P

Note: Diagram not to scale

------------------------------

(1).  Offered privately pursuant to Rule 144A and Regulation S.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE
PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-5

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

III. FULL COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------
                              NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                               LOANS     BALANCE ($)      POOL
---------------------------------------------------------------
 1,049,031 -- 1,999,999        16         22,761,604      1.86
 2,000,000 -- 2,999,999        15         37,173,299      3.04
 3,000,000 -- 3,999,999        16         55,223,107      4.52
 4,000,000 -- 5,999,999        20        106,537,013      8.72
 6,000,000 -- 6,999,999         4         26,770,604      2.19
 7,000,000 -- 9,999,999        15        126,688,510     10.37
 10,000,000 -- 14,999,999       9        105,905,396      8.67
 15,000,000 -- 29,999,999      14        299,160,640     24.48
 30,000,000 -- 49,999,999       6        218,659,016     17.89
 50,000,000 -- 69,999,999       1         69,718,968      5.70
 70,000,000 -- 79,500,000       2        153,500,000     12.56
---------------------------------------------------------------
 TOTAL                        118      1,222,098,157    100.00
---------------------------------------------------------------
 Min: 1,049,031       Max: 79,500,000      Average: 10,356,764
---------------------------------------------------------------

STATE
-------------------------------------------------------------
                          NO. OF       AGGREGATE
                       MORTGAGED    CUT-OFF DATE       % OF
                      PROPERTIES     BALANCE ($)       POOL
-------------------------------------------------------------
 California               14         196,508,421      16.08
 New York                 16         160,748,529      13.15
 Maryland                  3          92,329,964       7.56
 Connecticut               7          66,970,735       5.48
 Texas                     9          66,455,763       5.44
 North Carolina            5          63,217,790       5.17
 Georgia                   4          61,325,000       5.02
 Florida                  16          51,410,000       4.21
 Michigan                  4          36,055,280       2.95
 Kansas                    2          35,178,590       2.88
 Illinois                  6          34,089,308       2.79
 Louisiana                 1          31,766,437       2.60
 Virginia                  2          30,500,000       2.50
 Other States(a)          56         295,542,340      24.18
-------------------------------------------------------------
 TOTAL                   145       1,222,098,157     100.00
-------------------------------------------------------------

(a) Includes 24 states and the District of Columbia.

PROPERTY TYPE
------------------------------------------------------------------
                                NO. OF        AGGREGATE
                             MORTGAGED     CUT-OFF DATE      % OF
                            PROPERTIES      BALANCE ($)      POOL
------------------------------------------------------------------
 Multifamily                    67          402,143,093     32.91
   Multifamily                  57          379,925,592     31.09
   Manufactured Housing         10           22,217,501      1.82
 Retail                         47          343,117,131     28.08
   Anchored                     29          282,008,171     23.08
   Unanchored                   15           53,953,997      4.41
   CTL(a)                        3            7,154,963      0.59
 Office(b)                      20          340,567,349     27.87
 Hotel                           3           69,718,968      5.70
 Industrial                      3           44,308,845      3.63
 Mixed Use                       3           15,199,095      1.24
 Self Storage                    1            5,944,603      0.49
 Land                            1            1,099,074      0.09
------------------------------------------------------------------
 TOTAL                         145        1,222,098,157    100.00
------------------------------------------------------------------

(a) Rite Aid credit (B-/Caa1 by S&P and Moody's respectively).

(b) Includes the Bank of America CTL loan (0.20% of Initial Outstanding Pool
    Balance) (AA-/Aa1 by S&P and Moody's respectively).

MORTGAGE RATE (%)
--------------------------------------------------------
                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL
--------------------------------------------------------
 4.180% -- 4.999%       9         155,161,130     12.70
 5.000% -- 5.249%       9         118,018,002      9.66
 5.250% -- 5.449%       9         150,963,884     12.35
 5.450% -- 5.749%      36         393,584,364     32.21
 5.750% -- 5.999%      46         380,951,388     31.17
 6.000% -- 6.449%       6          16,264,425      1.33
 6.450% -- 7.490%       3           7,154,963      0.59
--------------------------------------------------------
 TOTAL                118       1,222,098,157    100.00
--------------------------------------------------------
 Min: 4.180          Max: 7.490          Average: 5.492
--------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)
---------------------------------------------------
                NO. OF        AGGREGATE
              MORTGAGE     CUT-OFF DATE       % OF
                 LOANS      BALANCE ($)       POOL
---------------------------------------------------
 60 -- 80         17        226,859,943      18.56
 81 -- 100        11        131,893,799      10.79
 101 -- 120       80        840,665,228      68.79
 121 -- 264       10         22,679,188       1.86
---------------------------------------------------
 TOTAL           118      1,222,098,157     100.00
---------------------------------------------------
 Min: 60           Max: 264           Average: 107
---------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 7.12% of the outstanding pool balance as of the cut-off date.

REMAINING TERM TO STATED MATURITY (MOS) (a)
--------------------------------------------------------
                NO. OF        AGGREGATE
              MORTGAGE     CUT-OFF DATE      % OF
                 LOANS      BALANCE ($)      POOL
--------------------------------------------------------
 55 -- 84        28         358,753,742     29.36
 85 -- 119       74         757,615,228     61.99
 120 -- 235      16         105,729,188      8.65
--------------------------------------------------------
 TOTAL          118       1,222,098,157    100.00
--------------------------------------------------------
 Min: 55            Max: 235         Average: 104
--------------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 7.12% of the outstanding pool balance as of the cut-off date.

LOANS WITH RESERVE REQUIREMENTS (a)
----------------------------------------------------------
                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE         % OF
                      LOANS      BALANCE ($)         POOL
----------------------------------------------------------
 Tax                  89         833,933,022       68.24
 Replacement          85         736,350,652       60.25
 Insurance            78         660,063,184       54.01
 TI/LC(b)             31         285,132,478       38.37
----------------------------------------------------------

(a) Includes upfront or on-going reserves.

(b) TI/LC % based only on portion of pool secured by retail, office, mixed use and industrial properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
--------------------------------------------------------
                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL
--------------------------------------------------------
 33.30% -- 49.99%       7          95,978,000      7.85
 50.00% -- 59.99%      14         231,509,292     18.94
 60.00% -- 69.99%      21         127,237,178     10.41
 70.00% -- 74.99%      25         209,826,671     17.17
 75.00% -- 79.99%      36         470,375,523     38.49
 80.00% -- 92.33%      15          87,171,493      7.13
--------------------------------------------------------
 TOTAL                118       1,222,098,157    100.00
--------------------------------------------------------
 Min: 33.30          Max: 92.33          Average: 69.28
--------------------------------------------------------

(a) Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 4 Mortgage Loans (6.77% of the Initial
    Outstanding Pool Balance, 6.88% of the Initial Loan Group 1 Balance and
    6.48% of the Initial Loan Group 2 Balance). With respect to two Mortgage
    Loans known as "Crossings at Corona" and "Inver Grove", representing 6.75%
    of the Initial Outstanding Pool Balance and 9.49% of the Initial Loan Group
    1 Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the DSCR for such Mortgage
    Loans net of holdback amounts and without assuming such conditions have been satisfied are 1.20x and 1.27x, respectively.

(b) In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the Mortgage
    Loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the
    Mortgage Loans included in the Trust.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)
--------------------------------------------------------
                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL
--------------------------------------------------------
 0.00% -- 29.99%        7          13,617,945      1.11
 30.00% -- 39.99%       1           1,796,580      0.15
 40.00% -- 49.99%      21         281,190,756     23.01
 50.00% -- 59.99%      26         244,226,104     19.98
 60.00% -- 69.99%      42         387,978,696     31.75
 70.00% -- 79.93%      21         293,288,076     24.00
--------------------------------------------------------
 TOTAL                118       1,222,098,157    100.00
--------------------------------------------------------
 Min: 0.00           Max: 79.93          Average: 59.34
--------------------------------------------------------

(a) In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the Mortgage
    Loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the
    Mortgage Loans included in the trust.

DEBT SERVICE COVERAGE RATIOS (X) (a)(b)
------------------------------------------------------
                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE      % OF
                      LOANS      BALANCE ($)      POOL
------------------------------------------------------
 1.00x+ -- 1.19x       6          61,867,466      5.06
 1.20x+ -- 1.29x      27         313,825,231     25.68
 1.30x+ -- 1.39x      33         246,954,126     20.21
 1.40x+ -- 1.49x      16         187,755,656     15.36
 1.50x+ -- 1.59x       8          74,058,042      6.06
 1.60x+ -- 1.74x       5          48,941,365      4.00
 1.75x+ -- 1.99x      11          92,525,041      7.57
 2.00x+ -- 2.49x       5          73,479,580      6.01
 2.50x+ -- 3.62x       7         122,691,651     10.04
------------------------------------------------------
 TOTAL               118       1,222,098,157    100.00
------------------------------------------------------
 Min: 1.00           Max: 3.62           Average: 1.60
------------------------------------------------------

(a) Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 4 Mortgage Loans (6.77% of the Initial
    Outstanding Pool Balance, 6.88% of the Initial Loan Group 1 Balance and
    6.48% of the Initial Loan Group 2 Balance). With respect to two Mortgage
    Loans known as "Crossings at Corona" and "Inver Grove", representing 6.75%
    of the Initial Outstanding Pool Balance and 9.49% of the Initial Loan Group
    1 Balance, $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the DSCR for such Mortgage
    Loans net of holdback amounts and without assuming such conditions have been satisfied are 1.20x and 1.27x, respectively.

(b) In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the Mortgage
    Loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the
    Mortgage Loans included in the Trust.

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-6

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

IV. LOAN GROUP 1

CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------
                              NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE      % OF
                               LOANS    BALANCE ($)      POOL
-------------------------------------------------------------
 1,049,031 -- 1,999,999         8        11,837,145      1.36
 2,000,000 -- 2,999,999        13        32,407,731      3.73
 3,000,000 -- 3,999,999         9        32,117,302      3.70
 4,000,000 -- 5,999,999         9        46,940,521      5.40
 6,000,000 -- 6,999,999         4        26,770,604      3.08
 7,000,000 -- 9,999,999        10        82,904,613      9.54
 10,000,000 -- 14,999,999       7        84,505,396      9.73
 15,000,000 -- 29,999,999       6       142,785,640     16.44
 30,000,000 -- 49,999,999       5       185,159,016     21.32
 50,000,000 -- 69,999,999       1        69,718,968      8.03
 70,000,000 -- 79,500,000       2       153,500,000     17.67
-------------------------------------------------------------
 TOTAL                         74       868,646,937    100.00
-------------------------------------------------------------
 Min: 1,049,031       Max: 79,500,000     Average: 11,738,472
-------------------------------------------------------------

STATE
-------------------------------------------------------------
                           NO. OF      AGGREGATE
                        MORTGAGED   CUT-OFF DATE      % OF
                       PROPERTIES    BALANCE ($)      POOL
-------------------------------------------------------------
 California                 13       192,914,811     22.21
 New York                   14       149,398,529     17.20
 Maryland                    3        92,329,964     10.63
 Connecticut                 4        53,970,735      6.21
 Texas                       5        52,968,240      6.10
 North Carolina              2        34,579,070      3.98
 Michigan                    3        34,565,511      3.98
 Illinois                    6        34,089,308      3.92
 Louisiana                   1        31,766,437      3.66
 Tennessee                   3        29,675,896      3.42
 Arizona                     3        27,868,213      3.21
 Florida                     2        16,330,000      1.88
 Colorado                    3        15,559,126      1.79
 Other States (a)           28       102,631,097     11.82
-------------------------------------------------------------
 TOTAL                      90       868,646,937    100.00
-------------------------------------------------------------

(a) Includes 14 states and the District of Columbia.

PROPERTY TYPE
-----------------------------------------------------------------
                                NO. OF      AGGREGATE
                             MORTGAGED   CUT-OFF DATE       % OF
                            PROPERTIES    BALANCE ($)       POOL
-----------------------------------------------------------------
 Office(b)                       20       340,567,349      39.21
 Retail                          47       343,117,131      39.50
   Anchored                      29       282,008,171      32.47
   Unanchored                    15        53,953,997       6.21
   CTL(a)                         3         7,154,963       0.82
 Multifamily                     12        48,691,873       5.61
   Multifamily                    6        34,750,000       4.00
   Manufactured Housing           6        13,941,872       1.61
 Industrial                       3        44,308,845       5.10
 Mixed Use                        3        15,199,095       1.75
 Self Storage                     1         5,944,603       0.68
-----------------------------------------------------------------
 TOTAL                           90       868,646,937     100.00
-----------------------------------------------------------------

(a) Rite Aid credit (B-/Caa1 by S&P and Moody's respectively).

(b) Includes the Bank of America CTL loan (0.20% of Initial Outstanding Pool
    Balance) (AA-/Aa1 by S&P and Moody's respectively).

MORTGAGE RATE (%)
--------------------------------------------------------
                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
--------------------------------------------------------
 4.180% -- 4.999%       7       116,536,130     13.42
 5.000% -- 5.249%       5        95,691,285     11.02
 5.250% -- 5.449%       5       132,151,847     15.21
 5.450% -- 5.749%      20       243,291,709     28.01
 5.750% -- 5.999%      30       262,247,304     30.19
 6.000% -- 6.449%       4        11,573,700      1.33
 6.450% -- 7.490%       3         7,154,963      0.82
--------------------------------------------------------
 TOTAL                 74       868,646,937    100.00
--------------------------------------------------------
 Min: 4.180        Max: 7.490          Average: 5.474
--------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------
                NO. OF       AGGREGATE
              MORTGAGE    CUT-OFF DATE       % OF
                 LOANS     BALANCE ($)       POOL
--------------------------------------------------
 60 -- 80         10       145,677,547      16.77
 81 -- 100         7       121,844,480      14.03
 101 -- 120       48       579,935,490      66.76
 121 -- 264        9        21,189,419       2.44
--------------------------------------------------
 TOTAL            74       868,646,937     100.00
--------------------------------------------------
 Min: 60         Max: 264            Average: 107
--------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for 3 mortgage loans, representing 6.98% of the outstanding pool balance as of the cut-off date and 9.82% of the Initial Loan Group 1 Balance.

REMAINING TERM TO STATED MATURITY (MOS) (a)
--------------------------------------------------
                NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE       % OF
                 LOANS    BALANCE ($)       POOL
--------------------------------------------------
 55 -- 84          17     267,522,028      30.80
 105 -- 119        45     536,985,490      61.82
 120 -- 235        12      64,139,419       7.38
--------------------------------------------------
 TOTAL             74     868,646,937     100.00
--------------------------------------------------
 Min: 55         Max: 235           Average: 104
--------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for 3 mortgage loans, representing 6.98% of the outstanding pool balance as of the cut-off date and the 9.82% of the Initial Loan Group 1 Balance.

LOANS WITH RESERVE REQUIREMENTS (a)
----------------------------------------------------------
                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE         % OF
                      LOANS      BALANCE ($)         POOL
----------------------------------------------------------
 Tax                  48         511,571,570        58.89
 Replacement          45         422,088,059        48.59
 Insurance            42         359,039,733        41.33
 TI/LC (b)            31         285,132,478        38.37
----------------------------------------------------------

(a) Includes upfront or on-going reserves.

(b) TI/LC % based only on portion of pool secured by retail, office, mixed use and industrial properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
-------------------------------------------------------
                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE       % OF
                       LOANS    BALANCE ($)       POOL
-------------------------------------------------------
 34.35% -- 49.99%       5        93,289,372      10.74
 50.00% -- 59.99%      12       224,668,964      25.86
 60.00% -- 69.99%      15        83,155,422       9.57
 70.00% -- 74.99%      17       147,394,609      16.97
 75.00% -- 79.99%      20       302,583,077      34.83
 80.00% -- 92.33%       5        17,555,493       2.02
-------------------------------------------------------
 TOTAL                 74       868,646,937    100.00
-------------------------------------------------------
 Min: 34.35      Max: 92.33            Average: 66.73
-------------------------------------------------------

(a) Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (4.89% of the Initial
    Outstanding Pool Balance as of the Cut-off Date and 6.88% of the Initial
    Loan Group 1 Balance). With respect to two Mortgage Loans known as
    "Crossings at Corona" and "Inver Grove", representing 6.75% of the Initial
    Outstanding Pool Balance and 9.49% of the Initial Loan Group 1 Balance,
    $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and
    DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the DSCR for such Mortgage Loans net of holdback amounts and without assuming such conditions have been satisfied are 1.20x and 1.27x, respectively.

(b) In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the Mortgage
    Loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the
    Mortgage Loans included in the Trust.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)
------------------------------------------------------
                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
------------------------------------------------------
 0.00% -- 29.99%        5        10,929,317      1.26
 30.00% -- 39.99%       1         1,796,580      0.21
 40.00% -- 49.99%      18       249,416,264     28.71
 50.00% -- 59.99%      20       219,591,332     25.28
 60.00% -- 69.99%      24       254,808,957     29.33
 70.00% -- 77.71%       6       132,104,485     15.21
------------------------------------------------------
 TOTAL                 74       868,646,937    100.00
------------------------------------------------------
 Min: 0.00          Max: 77.71         Average: 56.50
------------------------------------------------------

(a) In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the Mortgage
    Loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the
    Mortgage Loans included in the trust.

DEBT SERVICE COVERAGE RATIOS (X) (a)(b)
------------------------------------------------------
                     NO. OF      AGGREGATE
                   MORTGAGE   CUT-OFF DATE      % OF
                      LOANS    BALANCE ($)      POOL
------------------------------------------------------
 1.00x+ -- 1.19x       6        61,867,466      7.12
 1.20x+ -- 1.29x      13       194,152,053     22.35
 1.30x+ -- 1.39x      18       146,804,766     16.90
 1.40x+ -- 1.49x      11       129,505,656     14.91
 1.50x+ -- 1.59x       6        50,811,324      5.85
 1.60x+ -- 1.74x       4        30,516,365      3.51
 1.75x+ -- 1.99x       5        60,016,936      6.91
 2.00x+ -- 2.49x       5        73,479,580      8.46
 2.50x+ -- 3.62x       6       121,492,792     13.99
------------------------------------------------------
 TOTAL                74       868,646,937    100.00
------------------------------------------------------
 Min: 1.00         Max: 3.62           Average: 1.69
------------------------------------------------------

(a) Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (4.89% of the Initial
    Outstanding Pool Balance as of the Cut-off Date and 6.88% of the Initial
    Loan Group 1 Balance). With respect to two Mortgage Loans known as
    "Crossings at Corona" and "Inver Grove", representing 6.75% of the Initial
    Outstanding Pool Balance and 9.49% of the Initial Loan Group 1 Balance,
    $10,200,000 and $500,000, respectively, have been escrowed until certain conditions under the Mortgage Loan Documents are satisfied. The LTV and
    DSCRs of such Mortgage Loans were calculated assuming these conditions have been met. Notwithstanding the foregoing, the DSCR for such Mortgage Loans net of holdback amounts and without assuming such conditions have been satisfied are 1.20x and 1.27x, respectively.

(b) In the case of three Mortgage Loans with one or more companion loans that are not included in the Trust, calculated only with respect to the Mortgage
    Loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the
    Mortgage Loans included in the Trust.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-7

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

V. LOAN GROUP 2

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------
                            NO. OF        AGGREGATE
                          MORTGAGE     CUT-OFF DATE      % OF
                             LOANS      BALANCE ($)      POOL
--------------------------------------------------------------
 1,097,115 -- 1,999,999        8         10,924,459      3.09
 2,000,000 -- 2,999,999        2          4,765,568      1.35
 3,000,000 -- 3,999,999        7         23,105,805      6.54
 4,000,000 -- 6,999,999       11         59,596,492     16.86
 7,000,000 -- 9,999,999        5         43,783,898     12.39
 10,000,000 -- 14,999,999      2         21,400,000      6.05
 15,000,000 -- 29,999,999      8        156,375,000     44.24
 30,000,000 -- 33,500,000      1         33,500,000      9.48
--------------------------------------------------------------
 TOTAL                        44        353,451,221    100.00
--------------------------------------------------------------
 Min: 1,097,115       Max: 33,500,000      Average: 8,032,982
--------------------------------------------------------------

STATE
------------------------------------------------------------
                           NO. OF      AGGREGATE
                        MORTGAGED   CUT-OFF DATE        % OF
                       PROPERTIES    BALANCE ($)        POOL
------------------------------------------------------------
 Georgia                    4         61,325,000       17.35
 Kansas                     2         35,178,590        9.95
 Florida                   14         35,080,000        9.92
 South Carolina             6         30,475,313        8.62
 North Carolina             3         28,638,720        8.10
 Alabama                    1         23,500,000        6.65
 Virginia                   1         20,500,000        5.80
 New Mexico                 1         20,200,000        5.72
 Texas                      4         13,487,523        3.82
 Connecticut                3         13,000,000        3.68
 New York                   2         11,350,000        3.21
 Mississippi                2         11,107,293        3.14
 Wisconsin                  1         10,400,000        2.94
 Other States(a)           11         39,208,781       11.09
--------------------------------------------------------------
 TOTAL                     55        353,451,221      100.00
--------------------------------------------------------------

(a) Includes 10 states.

PROPERTY TYPE
---------------------------------------------------------------
                              NO. OF      AGGREGATE
                           MORTGAGED   CUT-OFF DATE      % OF
                          PROPERTIES    BALANCE ($)      POOL
---------------------------------------------------------------
 Multifamily                  51        345,175,592     97.66
 Manufactured Housing          4          8,275,629      2.34
---------------------------------------------------------------
 TOTAL                        55        353,451,221    100.00
---------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------
                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE       % OF
                       LOANS    BALANCE ($)       POOL
--------------------------------------------------------
 4.700% -- 4.999%       2        38,625,000      10.93
 5.000% -- 5.249%       4        22,326,718       6.32
 5.250% -- 5.449%       4        18,812,038       5.32
 5.450% -- 5.749%      16       150,292,655      42.52
 5.750% -- 5.999%      16       118,704,085      33.58
 6.000% -- 6.223%       2         4,690,725       1.33
--------------------------------------------------------
 TOTAL                 44       353,451,221     100.00
--------------------------------------------------------
 Min: 4.700         Max: 6.223         Average: 5.537
--------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------
                NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE       % OF
                 LOANS    BALANCE ($)       POOL
--------------------------------------------------
 60 -- 80         7        81,182,396      22.97
 81 -- 100        4        10,049,318       2.84
 101 -- 120      32       260,729,737      73.77
 121 -- 180       1         1,489,769       0.42
--------------------------------------------------
 TOTAL           44       353,451,221     100.00
--------------------------------------------------
 Min: 60        Max: 180            Average: 105
--------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for 1 mortgage loan, representing 0.14% of the outstanding pool balance as of the cut-off date and 0.47% of the Initial Loan Group 2 Balance.

REMAINING TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------
                NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE       % OF
                 LOANS    BALANCE ($)       POOL
--------------------------------------------------
 56 -- 84        11        91,231,714      25.81
 85 -- 119       29       220,629,737      62.42
 120 -- 178       4        41,589,769      11.77
--------------------------------------------------
 TOTAL           44       353,451,221     100.00
--------------------------------------------------
 Min: 56         Max: 178           Average: 104
--------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for 1 mortgage loan, representing 0.14% of the outstanding pool balance as of the cut-off date and 0.47% of the Initial Loan Group 2 Balance.

LOANS WITH RESERVE REQUIREMENTS(a)
-----------------------------------------------------------
                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE          % OF
                      LOANS      BALANCE ($)          POOL
-----------------------------------------------------------
 Tax                  41         322,361,451         91.20
 Replacement          40         314,262,593         88.91
 Insurance            36         301,023,451         85.17
-----------------------------------------------------------

(a) Includes upfront or on-going reserves.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)
-------------------------------------------------------
                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
-------------------------------------------------------
 33.30% -- 49.99%       2         2,688,628      0.76
 50.00% -- 59.99%       2         6,840,328      1.94
 60.00% -- 69.99%       6        44,081,757     12.47
 70.00% -- 74.99%       8        62,432,061     17.66
 75.00% -- 80.00%      26       237,408,447     67.17
-------------------------------------------------------
 TOTAL                 44       353,451,221    100.00
-------------------------------------------------------
 Min: 33.30          Max: 80.00        Average: 75.54
-------------------------------------------------------

(a) Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (1.87% of the Initial
    Outstanding Pool Balance, and 6.48% of the Initial Loan Group 2 Balance).

LOAN-TO-VALUE RATIO AT MATURITY (%)
-------------------------------------------------------
                       NO. OF      AGGREGATE
                     MORTGAGE   CUT-OFF DATE     % OF
                        LOANS    BALANCE ($)     POOL
-------------------------------------------------------
 0.46% - 29.99%         2          2,688,628     0.76
 40.00% - 49.99%        3         31,774,492     8.99
 50.00% - 59.99%        6         24,634,772     6.97
 60.00% - 69.99%       18        133,169,739    37.68
 70.00% - 79.93%       15        161,183,590    45.60
-------------------------------------------------------
 TOTAL                 44        353,451,221   100.00
-------------------------------------------------------
 Min: 0.46            Max: 79.93           66.31
-------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)(a)
-------------------------------------------------------
                     NO. OF      AGGREGATE
                   MORTGAGE   CUT-OFF DATE      % OF
                      LOANS    BALANCE ($)      POOL
-------------------------------------------------------
 1.20x+ -- 1.29x      14       119,673,179     33.86
 1.30x+ -- 1.39x      15       100,149,360     28.33
 1.40x+ -- 1.49x       5        58,250,000     16.48
 1.50x+ -- 1.59x       2        23,246,718      6.58
 1.60x+ -- 1.74x       1        18,425,000      5.21
 1.75x+ -- 2.49x       6        32,508,105      9.20
 2.50x+ -- 3.20x       1         1,198,859      0.34
-------------------------------------------------------
 TOTAL                44       353,451,221    100.00
-------------------------------------------------------
 Min: 1.20   Max: 3.20                 Average: 1.40
-------------------------------------------------------

(a) Unless otherwise indicated, calculated on Mortgage Loan balances after netting out a holdback amount for 2 Mortgage Loans (1.87% of the Initial
    Outstanding Pool Balance and 6.48% of the Initial Loan Group 2 Balance).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-8

                          $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

VI. LARGE LOAN DESCRIPTION

                    TEN LARGEST LOANS OR CROSSED LOAN GROUP

-----------------------------------------------------------------------------------
   NO.                     PROPERTY NAME                        CITY        STATE
-----------------------------------------------------------------------------------

      1.  Crossings at Corona-Phase I & II                Corona              CA
-----------------------------------------------------------------------------------
      2.  731 Lexington Avenue - Bloomberg Headquarters   New York            NY
-----------------------------------------------------------------------------------
      3.  Strategic Hotel Portfolio                       Various          Various
-----------------------------------------------------------------------------------
      4.  Woodyard Crossing Shopping Center               Clinton             MD
-----------------------------------------------------------------------------------
      5.  Metro I Building                                Hyattsville         MD
-----------------------------------------------------------------------------------
      6.  280 Trumbull Street                             Hartford            CT
-----------------------------------------------------------------------------------
      7.  Deer Creek Apartments                           Overland Park       KS
-----------------------------------------------------------------------------------
      8.  GMAC Building                                   Winston-Salem       NC
-----------------------------------------------------------------------------------
      9.  2901 West Alameda Avenue                        Burbank             CA
-----------------------------------------------------------------------------------
     10.  Fort Henry Mall                                 Kingsport           TN
-----------------------------------------------------------------------------------
          TOTAL/WEIGHTED AVERAGE
-----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                           CUT-OFF DATE                            LOAN PER                 CUT-OFF      BALLOON
   NO.     PROPERTY TYPE      BALANCE     % OF POOL   UNITS/SF     UNITS/SF     DSCR(1)   DATE LTV(1)     LTV(1)
------------------------------------------------------------------------------------------------------------------

      1.       Retail       $79,500,000      6.51%    503,037        $158.04      1.24x       79.90%       71.46%
------------------------------------------------------------------------------------------------------------------
      2.       Office        74,000,000      6.06     694,634        $106.53      1.48        58.69        42.01
------------------------------------------------------------------------------------------------------------------
      3.       Hotel         69,718,968      5.70       2,315     $30,116.18      2.74        46.35        41.40
------------------------------------------------------------------------------------------------------------------
      4.       Retail        48,045,008      3.93     483,724         $99.32      1.16        75.48        51.68
------------------------------------------------------------------------------------------------------------------
      5.       Office        39,889,008      3.26     310,282        $128.56      1.32        73.87        62.50
------------------------------------------------------------------------------------------------------------------
      6.       Office        34,000,000      2.78     664,479         $51.17      1.84        51.59        45.26
------------------------------------------------------------------------------------------------------------------
      7.    Multifamily      33,500,000      2.74         404     $82,920.79      1.21        79.38        70.52
------------------------------------------------------------------------------------------------------------------
      8.       Office        33,000,000      2.70     532,012         $62.03      2.47        55.00        55.00
------------------------------------------------------------------------------------------------------------------
      9.       Office        30,225,000      2.47     116,081        $260.38      1.27        76.71        70.50
------------------------------------------------------------------------------------------------------------------
     10.       Retail        27,442,640      2.25     530,193         $51.76      1.38        70.37        65.41
------------------------------------------------------------------------------------------------------------------
                           $469,320,625     38.40%                                1.64X       66.01%       56.03%
------------------------------------------------------------------------------------------------------------------

(1)   Unless otherwise indicated, for purposes of calculating Cut-Off Date LTV
      Ratio, LTV Ratio at Maturity and DSCR, the loan amount used for the 731
      Lexington Avenue-Bloomberg Headquarters Loan, The Strategic Hotel
      Portfolio Loan and the DDR-Macquarie Portfolio Loan is the principal balance of the Mortgage Loan included in the trust and the principal balance of their respective companion loans that are pari passu in right of payment to the subject Mortgage Loans that are not included in the
      Trust. With respect to Strategic Hotel Portfolio Loan, LTV is calculated based on the original principal balance of the Mortgage Loan together with its respective pari passu companion loans. With respect to the
      Crossings at Corona Loan the DSCR and LTV are calculated assuming certain conditions have been met. With respect to Woodyard Crossing Shopping
      Center, DSCR and LTV is calculated net of a $2,000,000 earnout reserve.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-9

                          $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

VII. COLLATERAL DESCRIPTION

                       PARI PASSU AND COMPANION LOANS(A)

--------------------------------------------------------------------------------------------
 CONTROL
 NUMBER                    PROPERTY NAME                   A-NOTE BALANCES     TRANSACTION
--------------------------------------------------------------------------------------------

                                                             $125,000,000    COMM 2004-LNB3
                                                              $65,000,000      GE 2004-C3
 [ ]     731 Lexington Avenue -- Bloomberg Headquarters       $50,000,000     GMAC 2004-C2
                                                              $74,000,000    COMM 2004-LNB4
--------------------------------------------------------------------------------------------
                                                              $50,000,000      GE 2004-C3
 [ ]     Strategic Hotel Portfolio                            $70,000,000    COMM 2004-LNB4
                                                              $55,000,000          TBD
--------------------------------------------------------------------------------------------
                                                              $75,000,000    COMM 2004-LNB3
                                                              $66,000,000      GE 2004-C3
 [ ]     DDR-Macquarie Portfolio                              $24,250,000    COMM 2004-LNB4
                                                              $49,750,000          TBD
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 CONTROL
 NUMBER                      SERVICER                     SPECIAL SERVICER     B-NOTE BALANCE
------------------------------------------------------------------------------------------------

                                                               Lennar
 [ ]     Midland Loan Services, Inc.(b)                    Partners, Inc.        $86,000,000

------------------------------------------------------------------------------------------------

 [ ]     Primary: GMAC Commercial Mortgage Corporation         Lennar
         Master: GEMSA Loan Services, L.P. (b)             Partners, Inc.        $33,500,000(c)
------------------------------------------------------------------------------------------------

 [ ]     Midland Loan Services, Inc. (b)                       Lennar
                                                           Partners, Inc.                 $0
------------------------------------------------------------------------------------------------

(a)        Does not include one mortgage loan with a subordinate companion loan: FedEx Reno Airport ($8,111,463 mortgage loan and $1,373,848 subordinate loan).

(b)        Being serviced pursuant to a separate pooling and servicing agreement.

(c)        B loans were deposited into the GE 2004-C3 securitization.

                                      B-10

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

                       THIS PAGE INTENTIONALLY LEFT BLANK

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-11

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                COLLATERAL TERM SHEET                   TMA BALANCE: $79,500,000
                                                        TMA DSCR:    1.24x
         CROSSINGS AT CORONA -- PHASE I & II            TMA LTV:     79.90%
--------------------------------------------------------------------------------

             [CROSSINGS AT CORONA - PHASE I & II PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-12

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                COLLATERAL TERM SHEET                   TMA BALANCE: $79,500,000
                                                        TMA DSCR:    1.24x
         CROSSINGS AT CORONA -- PHASE I & II            TMA LTV:     79.90%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:            NCCI

  LOAN PURPOSE:           Refinance

  ORIGINAL TMA BALANCE:   $79,500,000

  CUT-OFF TMA BALANCE:    $79,500,000

  % BY INITIAL UPB:       6.51%

  INTEREST RATE:          5.5700%

  PAYMENT DATE:           11th of each month

  FIRST PAYMENT DATE:     November 11, 2004

  MATURITY DATE:          October 11, 2014

  AMORTIZATION:           Interest only through and including the payment date
                          in September, 2007 and thereafter monthly amortization
                          on a 30-year schedule.

  CALL PROTECTION:        Lockout for 24 months from the securitization closing
                          date, then defeasance is permitted. After April 11,
                          2014, prepayment permitted without penalty on any
                          payment date.

  SPONSOR:                David H. Murdock, both individually and as Trustee of
                          the David H. Murdock Living Trust dated May 28, 1986

  BORROWER:               Castle & Cooke Corona Crossings I, Inc.

  SUBORDINATE DEBT:       None

  LOCKBOX:                Soft at Closing/Springing Hard

  INITIAL RESERVES(1):    Letter of Credit:    $10,200,000
                          Other Reserves:      $ 2,721,201

  MONTHLY RESERVES(2):    None

--------------------------------------------------------------------------------

1.  Real Estate and Insurance escrows will be waived as long as Castle & Cooke,
    Inc. (or any affiliate of Castle and Cooke, Inc.) is the managing member and majority owner. At closing, the Borrower posted a letter of credit in the amount of $10,200,000. Portions of the letter of credit may be released periodically upon certain conditions including the completion and leasing of the additional improvements on the subject property, provided that such letter of credit may not be reduced below a minimum of $2,500,000 until the last portion of the planned improvements have been substantially completed.
    Other Reserves consist of an Ethan Allen Reserve ($2,500,000) and, with respect to certain tenants currently in a free rent period, a Rental
    Collection Reserve ($221,201).

2.  At any time that the borrower is not owned by Castle & Cooke, Inc. or managed and controlled by Castle & Cooke, Inc. or if an event of default exists, in accordance with the loan documents, the lender is permitted to implement a TILC Reserve in the amount of $10,000 per month (capped at
    $400,000).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / SQ. FT.(3):      $158.04

  BALLOON BALANCE / SQ. FT.(3):   $141.36

  LTV:                            79.90%

  BALLOON LTV:                    71.46%

  DSCR(4):                        1.24x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:        Single Asset

  PROPERTY TYPE:                   Retail Anchored

  COLLATERAL(3):                   Fee simple interest in a 503,037 SF
                                   retail center

  LOCATION:                        Corona, CA

  YEAR BUILT / RENOVATED:          2004 / NAP

  COLLATERAL SF(3):                503,037 sq. ft.

  PROPERTY MANAGEMENT:             Castle & Cooke Corona, Inc.
                                   (Borrower affiliate)

  OCCUPANCY (AS OF 9/16/04)(3):    89.1%

  UNDERWRITTEN NET CASH FLOW(4):   $6,746,295

  APPRAISED VALUE:                 $99,500,000

  APPRAISAL DATE:                  July 17, 2004

--------------------------------------------------------------------------------

3.  Square footage calculation assumes the completion of the additional improvements and includes ground leased buildings.

4.  The financials presented above assume the completion and leasing of additional improvements. Notwithstanding the foregoing, the DSCR as of the
    Cut-off date net of the letter of credit and without assuming such conditions have been satisfied, is 1.20x.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-13

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                COLLATERAL TERM SHEET                   TMA BALANCE: $79,500,000
                                                        TMA DSCR:    1.24x
         CROSSINGS AT CORONA -- PHASE I & II            TMA LTV:     79.90%
--------------------------------------------------------------------------------

THE CROSSINGS AT CORONA LOAN

THE LOAN. The Crossings at Corona Loan is secured by a first mortgage on the fee simple interest in an anchored retail center located in Corona, California.
The loan is interest only for 35 months and then amortizes based on a 30-year amortization schedule. The estimated total cost to develop the subject property is approximately $103,300,000 (approximately 77.0% loan to cost).

THE BORROWER. The subject property is currently 100% owned by Castle & Cooke
Corona Crossings I, Inc., a California S-Corporation and an affiliate of Castle
& Cooke, Inc., a privately held company. David H. Murdock, the Chairman and CEO of Castle and Cooke, Inc., is consistently listed on the Forbes 400 list of wealthiest people. Castle & Cooke, Inc., founded in 1851, is involved in the real estate, transportation and manufacturing industries. Castle & Cooke, Inc.
owns and operates 12 million square feet of commercial space, including almost
3 million square feet of retail space.

THE PROPERTY. The subject property is an anchored retail center built in 2003 and 2004, situated on a 51.50-acre site in Corona, Riverside County, CA. The subject property is anchored by Kohl's, Gart's Sportmart, Marshall's, Bed Bath
& Beyond and Ross and is shadow-anchored by a Target store. In addition, the collateral includes five ground-leased sites. The subject property is a portion of a larger power center that is projected to contain a total of 878,261 square feet, including a Target, a 16 screen Edward's movie theater, a Toys R Us and a
Borders Bookstore (none of which are the loan collateral). The subject property
(Phases I and II) is currently 89.1% occupied and 91.0% leased. The remainder of the center (including portions of the subject property) is scheduled for completion by 2005.

SIGNIFICANT TENANTS. The subject property is anchored by Kohl's, Best Buy,
Gart's Sportmart, Marshall's, Bed Bath & Beyond and Ross and is shadow-anchored by a 128,163 square foot Target store. Other national tenants at the subject property include Cost Plus, Aaron Brothers, Ethan Allen, Romano's Macaroni
Grill, Chili's Grill & Bar, Chick Fil-A, Wendy's, Famous Footwear, Bombay,
Pacific Sunwear, Lane Bryant, Anchor Blue, Old Navy, Staples, Michael's, and
Petco.The subject property is 65.4% occupied by investment grade tenants, while the rest of the center is occupied or leased by various national and regional tenants. The leases are generally written on a triple-net basis. At closing, the borrower posted a letter of credit in the amount of $10,200,000. Portions of the letter of credit may be released periodically upon certain conditions contained in the loan documents, provided that such letter of credit may not be reduced below $2,500,000 until the last portion of the planned improvements at the subject property have been substantially completed.

-----------------------------------------------------------------------------------------------------------------------------
                                                       ANCHOR TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                          % OF TOTAL                                               2002 SALES     2003 SALES
          TENANTS                SF          NRSF        LEASE EXPIRATION     RATINGS (S/M/F)(1)      PSF2           PSF2
-----------------------------------------------------------------------------------------------------------------------------

 Kohl's                        87,050         17.3%        01/31/2024           A- / A3 / A             NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Best Buy                      45,000          8.9%        01/31/2014        BBB- / Baa3 / BBB          NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Gart's Sportmart              37,633          7.5%        01/31/2014            - / - / -              NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Ross                          30,187          6.0%        01/31/2015           BBB / - / -             NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Marshall's                    30,000          6.0%        10/31/2013            A / A3 / -             NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Bed Bath & Beyond, Inc.       24,000          4.8%        01/31/2014           BBB / - / -             NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                     253,870         50.5%                                                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                       MAJOR IN-LINE TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                 % OF TOTAL                                                2002 SALES     2003 SALES
      TENANTS           SF          NRSF        LEASE EXPIRATION     RATINGS (S/M/F)(1)       PSF(2)         PSF(2)
-----------------------------------------------------------------------------------------------------------------------------

 Michaels            23,716         4.7%           02/28/2014          BB+ / Ba1 / -            NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Staples             20,388         4.1%           05/31/2019        BBB- / Baa2 / BBB          NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Ethan Allen(3)      20,000         4.0%           04/28/2030           A- / Ba1 / -            NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Cost Plus, Inc.     18,300         3.6%            1/31/2014            - / - / -              NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 Old Navy            16,800         3.3%            10/1/2014         BB+ / Ba1 / BB+           NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA            99,204        19.7%                                                        NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------

1.  Ratings provided are for the tenant's parent company whether or not the parent company guarantees the lease.

2.  Property was constructed in 2004.

3. Ground lease parcel.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-14

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                COLLATERAL TERM SHEET                   TMA BALANCE: $79,500,000
                                                        TMA DSCR:    1.24x
         CROSSINGS AT CORONA -- PHASE I & II            TMA LTV:     79.90%
--------------------------------------------------------------------------------

   KOHL'S DEPARTMENT STORE (NYSE: KSS) -- The company operates more than 480 discount department stores in 34 states. About half of its stores are in the Midwest. Its stores sell moderately priced name brand and private-label apparel, shoes, accessories, and housewares. Centrally located cash registers in the stores are designed to expedite checkout and keep staff costs down. Kohl's competes with both discount and mid-level department stores. It stocks names such as Nike, Levi, OshKosh B'Gosh, and other brands. Kohl's is rated A- by S&P.

   BEST BUY (NYSE: BBY) -- Best Buy, a leading consumer electronics retailer, sells consumer electronics (televisions, DVD players, audio systems), home office products (computers, telephones, copiers), entertainment software
   (CDs, video games, DVDs), and appliances (microwaves, vacuums). Best Buy has more than 550 stores in 48 states and Canada with concentrations in the
   Midwest, Texas, California, and Florida. Best Buy is rated BBB- by S&P.

   SPORTMART (NYSE:TSA) -- Gart Sports Company, headquartered in Denver,
   Colorado, is a large full-line sporting goods retailer in the Western
   United States. The Company was established in 1928 and offers a comprehensive assortment of brand name sporting apparel and equipment at competitive prices. Gart Sports Company operates 183 stores in 25 states under the Gart Sports, Sportmart and Oshman's names. Sportmart is not rated.

   ROSS (NASDAQ: ROST) -- Ross Stores operates a discount clothing chain with about 550 outlets. The company sells mostly closeout merchandise, including men's, women's, and children's clothing, at prices generally below those of department and specialty stores. Although apparel accounts for about two-thirds of sales, the stores also sell small furnishings, educational toys and games, luggage, and gourmet foods in select stores. Featuring the
   Ross "Dress for Less" trademark, the chain targets 25- to 54-year-old white-collar shoppers from primarily middle-income households. Ross stores are located in strip malls in 23 states, mostly in the Western United
   States and Guam. Ross is rated BBB by S&P.

   MARSHALL'S (NYSE: TJX) -- Marshall's, a leading off-price family apparel and home fashion retailer with over 650 stores spanning 42 states and
   Puerto Rico, offers a selection of current season, top quality, brand name fashions for the entire family as well as giftware and domestics for the family and home at prices generally below those of department stores, specialty boutiques and catalogs. Marshall's is rated A by S&P.

   BED BATH AND BEYOND (NASDAQ: BBBY) -- Bed Bath and Beyond, a superstore domestics retailer, with about 500 stores in 44 states and Puerto Rico, stocks brand name and private-label goods in two main categories: domestics
   (bed linens, bathroom and kitchen items) and home furnishings (cookware and cutlery, small household appliances, picture frames, and more). Bed Bath &
   Beyond relies exclusively on circulars, mailings, and word-of-mouth for advertising. Bed Bath & Beyond is rated BBB by S&P.

THE MARKET(1). Riverside County, part of the Inland Empire, is located in the southern portion of California, adjacent to the most highly urbanized areas of
Southern California. As vacant land becomes more scarce and expensive in Los
Angeles and Orange Counties, it is anticipated that the vacant land in the
Inland Empire's west end will capture a large share of future housing and population growth.

The subject property is located in the southern portion of the city of Corona having close proximity to Highway 15 and the surrounding residential community.
In addition the site is located on Cajalco Road, which provides direct freeway access at the Highway 15 and Cajalco Road interchange. The surrounding area includes a mixture of vacant land, retail and commercial properties along
Highway 15 and residential uses in the surrounding streets and hillsides.

It is anticipated that the subject property will be the primary retail and entertainment development in the area and therefore will draw patronage not only from the residents of Corona but also from the surrounding cities in
Riverside County. The site has good visibility and access, which enhances its ability to attract retail users.

In the second quarter of 2004, the average triple net lease rate for retail space in the Inland Empire submarket ranged from $15.24 per square foot to
$17.04 per square foot. In comparison to the second quarter of 2003, the average high lease rate has increased 3% from $16.56 per square foot, and the average low lease rate also increased 3% from $14.76 per square foot.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-15

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4
--------------------------------------------------------------------------------
                COLLATERAL TERM SHEET                   TMA BALANCE: $79,500,000
                                                        TMA DSCR:    1.24x
         CROSSINGS AT CORONA -- PHASE I & II            TMA LTV:     79.90%
--------------------------------------------------------------------------------

Among the five major sub-markets for the Inland Empire, the East End sub-market carried the lowest average asking lease rate at $12.00 per square foot, while the Low Desert area recorded the highest rate of $21.00 per square foot. Of the
Center types, Strip Centers demonstrated the lowest average asking rate of
$10.80, whereas Power Centers possess the highest rate of $20.52 per square foot.

CASH MANAGEMENT. The loan is structured with a soft lockbox. Upon the occurrence of certain "trigger events" as defined in the loan documents, the tenants will be required to deliver rents to a lender controlled account.

PROPERTY MANAGEMENT. The subject is managed by Castle & Cooke Corona, Inc., an affiliate of the borrower. Castle & Cooke Corona Crossings, Inc. is a
California S-Corporation and an affiliate of Castle & Cooke, Inc., a privately held company led by David H. Murdock.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Mezzanine financing (secured by partnership interests, or associated equity interests) is permitted, subject to the satisfaction of certain conditions contained in the loan documents including a minimum total DSCR of 1.20 and a maximum total LTV not exceed 80%.

1.  The market information was obtained from The Crossings at Corona appraisal dated 07/17/2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-16

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                COLLATERAL TERM SHEET                   TMA BALANCE: $79,500,000
                                                        TMA DSCR:    1.24x
         CROSSINGS AT CORONA -- PHASE I & II            TMA LTV:     79.90%
--------------------------------------------------------------------------------

               [CROSSINGS AT CORONA -- PHASE I & II MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-17

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

       [731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-18

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:            GACC

  LOAN PURPOSE:           Refinance

  ORIGINAL TMA BALANCE:   $74,000,0001

  CUT-OFF TMA BALANCE:    $74,000,0001

  SHADOW RATINGS:
   (FIRST MORTGAGE)       AAA / AAA / A3 / AAA (S/F/M/D)

  SHADOW RATINGS:
    (WHOLE LOAN)          BBB- / A- (S/F)

  % BY INITIAL UPB:       6.06%

  INTEREST RATE:          5.3625238854% initially, then by
                          schedule per Annex A-4

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     April 1, 2004

  ANTICIPATED REPAYMENT
    DATE:                 March 1, 2014

  MATURITY DATE:          March 1, 2029

  AMORTIZATION:           Interest only through and including the payment date
                          occurring on March 1, 2006. Thereafter the A-Note
                          amortizes on a schedule per the loan documents which
                          is equivalent to a 19.75-year schedule (See Annex A-4)

  CALL PROTECTION:        Lockout for 24 months from the securitization closing
                          date, then defeasance is permitted. After December 1,
                          2013, prepayment can be made without penalty on any
                          Payment Date

  SPONSOR:                Alexander's, Inc. (NYSE: ALX), a REIT controlled by
                          Vornado Realty Trust

  BORROWERS:              731 Office One LLC

  PARI PASSU DEBT:        $240,000,0001

  SUBORDINATE DEBT:       A $86,00,000 investment grade B-note, held outside the
                          trust(1,2)

  LOCKBOX:                Hard

  INITIAL RESERVES(3):    Debt Service: $11,169,694
                                        (current balance:
                                        $283,240)
                          Tax:          $382,217

  MONTHLY RESERVES(4):    None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION1
--------------------------------------------------------------------------------

                                TMA + PARI      TMA + PARI PASSU
                                PASSU DEBT   DEBT + SUBORDINATE DEBT
                               ------------ ------------------------
  LOAN BALANCE / SQ. FT.:         $452.04            $575.84
  BALLOON BALANCE / SQ. FT.:      $323.54            $447.35
  LTV:                             58.69%             74.77%
  BALLOON LTV:                     42.01%             58.08%
  DSCR:                             1.48x              1.25x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Office

  COLLATERAL:                     Fee simple interest in an office condominium

  LOCATION:                       New York, NY

  YEAR BUILT / RENOVATED:         2004 / NAP

  COLLATERAL SF:                  694,634 sq. ft.

  PROPERTY MANAGEMENT:            Vornado Management Corporation
                                  (Borrower affiliate)

  OCCUPANCY (AS OF 2/9/04):       100.0%

  UNDERWRITTEN NET CASH FLOW(5):  $35,990,430

  APPRAISED VALUE (AS OF FINAL    $535,000,000
    RENT COMMENCEMENT DATE)(6):

--------------------------------------------------------------------------------

1.  The trust mortgage asset ("TMA") represents the A-4 note from a $400,000,000 first mortgage loan consisting of a $314,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3 and A-4 notes), an $86,000,000 subordinate B note and an $86,000,000 (notional balance) I/O note. The A-1, A-2 and A-3 notes, the subordinate B note, and the I/O note are not included in the trust.

2.  The subordinate B note is held by an affiliate of the tenant -- Bloomberg,
    L.P.

3.  Initial Reserves for debt service and taxes on whole loan until the final rent commencement date.

4.  So long as the tenant complies with the obligations under the NNN lease, there will be no monthly reserves for taxes, insurance, operating expenses and capital expenditures past the final rent commencement date.

5.  Calculated based on the average rent for the period commencing on the rent commencement date and ending on the Anticipated Repayment Date. The final rent commencement date is expected to occur on or about November 9, 2004.

6.  Valuation Date as of building construction completion. Appraisal date is
    January 9, 2004.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-19

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                          MAJOR TENANT
-------------------------------------------------------------------------------------------------
      TENANT            NRSF        % NRSF      RENT PSF     LEASE EXPIRATION     RATINGS (S/M/F)
-------------------------------------------------------------------------------------------------

 Bloomberg, L.P.      694,634       100.0%       $ 49.71        11/1/2028          - / - / - 1
-------------------------------------------------------------------------------------------------

1.  See "Tenant" Section herein.

THE 731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS LOAN

THE LOAN. The 731 Lexington Avenue -- Bloomberg Headquarters Loan is secured by a first mortgage on the borrower's fee simple interest in a 694,634 sq. ft.,
Class-A office condominium within a larger complex comprising the full square block from 58th to 59th Street between Lexington Avenue and Third Avenue in the
Plaza District of midtown Manhattan. The Bloomberg condominium consists of floors 3 -- 19, the exclusive lobby and the lower level space, and is triple-net leased to Bloomberg, L.P. ("Bloomberg"), which will utilize the space as its global headquarters.

The subject $74 million loan (shadow rated AAA / AAA / A3 / AAA by S&P, Fitch,
Moody's and DBRS, respectively) has an Anticipated Repayment Date of March 1,
2014 with amortization commencing April 1, 2006, based on a 19.75-yr schedule.
The loan is one of four pari passu senior notes totaling $314 million. The remaining three A-notes, totaling $240 million, have the same interest rate, maturity date, amortization term, and shadow rating as the subject loan and are held outside of the trust. There also exists an $86 million investment grade
(shadow rated investment grade by S&P and Fitch), subordinate B-note, which is held outside of the trust and which is held by an affiliate of the tenant.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity sponsored by ALEXANDER'S, INC. Alexander's is a publicly traded REIT (NYSE:
ALX, Rated BB+ by S&P) engaged in leasing, managing, developing and redeveloping properties in the metropolitan and suburban areas of New York City where its department stores had previously been located.

Alexander's activities are conducted through its manager, Vornado Realty Trust
(NYSE: VNO). As of September 30, 2003, Vornado (33%) and an affiliate,
Interstate Properties (27%), owned a combined 60% of Alexander's common stock.
Steven Roth is CEO of Alexander's, Chairman/CEO of Vornado, and a general partner in Interstate Properties. The other two general partners in Interstate
Properties, David Mandelbaum and Russell B. Wight, Jr., are also directors of
Alexander's and trustees of Vornado.

VORNADO REALTY TRUST (rated BBB+/BBB by S&P and Fitch, respectively) has been traded on the New York Stock Exchange for over 40 years and is currently the fourth largest REIT in the United States with a total market capitalization of approximately $6 billion. Vornado owns, operates, develops, and manages offices, retail centers, merchandise and furniture marts,
temperature-controlled logistics and real estate properties totaling over 75 million square feet, primarily in the Northeast and mid-Atlantic regions of the
United States. Vornado is one of the largest property owners in the New York
City metropolitan area, with ownership interests in 21 office buildings aggregating more than 13.6 million square feet of space. With its recent purchase of Charles E. Smith Commercial Realty and Kaempfer Company, Vornado is
also one of the largest owners of commercial properties in the Washington D.C.
region.

Vornado Realty Trust and Interstate Properties are both previous sponsors of a
Deutsche Bank borrower.

THE PROPERTY. Vornado took control of Alexander's and the subject site, formerly home to Alexander's flagship department store, in 1991. The department store was demolished in 1998 and construction of the current project began in
2001. The subject property features newly constructed Class A office and studio space with column free floor plates with feature floor to ceiling windows with excellent views of Central Park, the East River, and surrounding city views.
Collateral for the subject loan consists of the fee simple interest in the
694,634 sq. ft. office condominium. The condominium interest consists of floors
3-19, the exclusive lobby and lower level space, of a 1.39 million sq. ft.
development that is comprised of a 54-story tower attached to a nine-story building around a central courtyard, which covers the full square block from
58th to 59th Street between Lexington Avenue and Third Avenue in Manhattan. The full development contains 900,000 sq. ft. of office space, 160,000 sq.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-20

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

ft. of retail space, and 105 luxury residential condominiums (see diagram for stacking plan). Alexander's Inc. currently owns all the condominium units but each unit will be sold off to individual condominium owners and are currently being marketed for sale.

In all, the 731 Lexington Avenue property will be divided into a total of four condominium units: (i) a retail condominium consisting of 160,000 sq. ft. that will include a Home Depot Expo, H&M, Bank of America, Wachovia, a high-end restaurant and several other smaller retail spaces (not collateral for the mortgage loan), (ii) a residential condominium consisting of 105 units (not collateral for the mortgage loan), (iii) a speculative office condominium consisting of 205,000 sq. ft. that is currently being marketed for lease
(collateral for the mortgage loan as described below under the section
"Additional Collateral"), and (iv) the Bloomberg office condominium (collateral for the loan). Portions of the 731 Lexington Avenue property are currently under construction.

The triple-net lease to Bloomberg, the sole tenant at the mortgaged property, has a term of 25 years, commenced in stages as outlined below, and has an average rental rate of $49.71 per sq. ft. Construction costs for the loan collateral were approximately $442 million, exclusive of Bloomberg's build out.
There is a nine-month free rent period after acceptance of space ("Possession
Date"), with the end of the free rent period on November 9, 2004, as more specifically shown in the schedule below:

--------------------------------------------------------------------------------
      LEASE COMMENCEMENT:   RENT COMMENCEMENT:   SQ. FT.:   % OF TOTAL:
--------------------------------------------------------------------------------
      11/14/2003                 8/14/2004       608,426         87.6%
--------------------------------------------------------------------------------
      12/26/2003                 9/26/2004        81,947         11.8%
--------------------------------------------------------------------------------
      2/9/2004                   11/9/2004         4,261          0.6%
--------------------------------------------------------------------------------
                                                 694,634        100.0%
--------------------------------------------------------------------------------

A debt service reserve ($11,169,694) was funded at closing which covers all debt service during the free rent period. Current balance for the debt service reserve is $283,240.

THE TENANT. Bloomberg is a global information services, news and media company, serving customers in 126 countries around the world. Headquartered in New York, the company employs more than 8,200 people in 110 offices. Bloomberg is the
49th largest private company in the US with 2003 revenues estimated at $3 billion according to Forbes. Bloomberg is the second largest news-syndicate
(behind Associated Press and ahead of Reuters and Dow Jones). Its global headquarters is located at 731 Lexington Avenue.

BLOOMBERG L.P, IS CURRENTLY PRIVATELY RATED `A-MINUS' (LONG-TERM SENIOR
UNSECURED DEBT RATING) BY FITCH, INC. WITH A POSITIVE OUTLOOK.

STANDARD & POOR'S RATING SERVICES' THREE-YEAR (2000-2002) ADJUSTED KEY U.S.
INDUSTRIAL FINANCIAL RATIOS FOR SINGLE-`A' RATED COMPANIES INCLUDE A MEDIAN
EBITDA INTEREST COVERAGE RATIO OF 8.5X AND A MEDIAN FREE OPERATING CASH FLOW /
TOTAL DEBT RATIO OF 22.3%. BLOOMBERG L.P. MET OR EXCEEDED BOTH OF THESE RATIOS
AS OF JUNE 30, 2003.

Bloomberg provides worldwide financial communication via the Bloomberg
Professional (Registered Trademark)  service, Bloomberg Television (Registered
Trademark) , Bloomberg RadioSM, several magazines, a book publishing division, and websites. Clients include the central banks, investment institutions, commercial banks, government offices and agencies, corporations and news organizations.

BLOOMBERG PRODUCTS

Bloomberg Professional (Registered Trademark)  service has forged an enviable position within the financial services industry and is the world's second-largest provider of global financial data to market professionals with
37% market share. The Professional service provides an excellent combination of data, analytics, electronic trading and straight-through processing tools on a single platform. The Bloomberg Professional (Registered Trademark)  service's terminals provide real-time, around-the-clock financial news, market data, analysis and provides access to more than 3.6 million financial instruments via
170,000 terminals to 260,000 users.

Bloomberg News (Registered Trademark)  has more than 1,600 journalists and editors reporting from 94 bureaus and serves as an electronic newspaper with unlimited updates and editions. In addition to being a central element of the
Professional service, and providing

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-21

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

the content for Bloomberg Television (Registered Trademark)  and Bloomberg
Radio(SM), more than 350 leading newspapers worldwide use Bloomberg News as a key source for business news stories. The news service produces more than 4,000 news stories daily.

Bloomberg Television (Registered Trademark)  delivers information via 10 networks in seven languages and reaches more than 200 million homes around the world. Bloomberg also delivers market reports -- integrated into local newscasts -- to more than 100 television stations in major markets across the country. Globally syndicated and custom reports are produced for many other television networks. Bloomberg Radio (Registered Trademark)  delivers information via a 24-hour business station in the New York-metropolitan area and is available in the U.S. through satellite radio and is distributed as far away as Singapore and Japan. Bloomberg Radio (Registered Trademark)  also distributes syndicated reports to more than 840 affiliates worldwide in four languages.

THE MARKET. The subject property is located within Midtown Manhattan's Plaza
District, occupying the entire city block bounded by Lexington and Third
Avenues and 58th and 59th Streets. This location may be seen as a gateway between New York's top residential and retail addresses and its world famous midtown office district. The subject property is strategically located within
New York City's subway system, with the 4, 5 express subway line stop located adjacent to the property and the N, R, W subway line stops also located within close proximity.

According to the appraisal, the subject property is statistically located in the East Side subdistrict, which is classified within the Plaza District, and considered one of Manhattan's premier office and retail locations. The subject property is also surrounded by many New York landmarks, restaurants, hotels, retail shops and tourist attractions. It is located near various bus and subway lines. The Plaza District is generally bound by 47th Street to the south and
65th Street to the north and to the west from Avenue of the Americas to the
East River. The Plaza District is comprised of four statistical areas tracked by Cushman & Wakefield: East Side, Park Avenue, Madison/Fifth, and Sixth
Avenue/Rockefeller Center.

As of fourth quarter 2003, the four office subdistricts that comprise the Plaza
District contained 96,519,139 sq. ft. of Class A office space and 5,010,082 sq.
ft. of Class B office space. There is little Class C office space in these subdistricts, with Class C space totaling 281,400 sq. ft., or less than one percent.

According to the appraisal, the Plaza District has historically evidenced the highest rents in midtown Manhattan due to the demand generated by its location and quality office space. The direct primary (Class A) asking rental rate in the four Plaza District subdistricts averaged $57.34 in the fourth quarter of
2003, above the overall direct primary midtown Manhattan average of $52.83. The direct primary vacancy rate for the four Plaza District subdistricts averaged
7.0 percent in fourth quarter 2003, and the direct secondary (Class B) vacancy rate averaged 5.3 percent. In comparison, the direct primary vacancy rate for midtown Manhattan as a whole was 7.6%, while Midtown's direct secondary vacancy rate was 10.1%. Recent sale prices of comparable office properties include the
GM Building ($730 per sq. ft.) in Manhattan, One Lincoln ($675 per sq. ft.) in
Boston and 399 Park Avenue ($570 per sq. ft.) in Manhattan.

The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, printing and publishing, advertising and communications. Seventeen Fortune 500 Industrial companies have headquarters in the Plaza District, including RJR Nabisco Holdings,
Bristol-Myers Squibb and Colgate-Palmolive. There are approximately two dozen
Fortune 500 Service companies in the Plaza District as well, notably, Chase
Manhattan Bank, Citicorp, Time Warner and Bear Stearns & Co., Inc.

The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists. Several of New York's finer hotels are located in the immediate vicinity of the subject, including the
Parker Meridian, the Ritz-Carlton, The Plaza, and the Essex House. Within
walking distance are the New York Palace, the St. Regis Hotel, the Four
Seasons, as well as the Waldorf-Astoria. The presence of many fine hotels in the area serves as an important inducement to national and international firms seeking space in midtown Manhattan.

The comparable properties, as determined by the appraiser, contain a total net rentable area of 16,216,736 sq. ft. The direct occupancy rate for these buildings is 89.9%, compared to 91.9% for the East Side subdistrict direct inventory. The asking rental rates range from $58.00 to $130.00. These average rental rates are well above the $49.71psf that Bloomberg averages over the length of the 25 year lease term.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-22

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

RESERVES. On a whole loan basis:

     Debt service -- $11,169,694 to pay debt service through the free rent period of the Bloomberg L.P. lease.

     Taxes -- $382,217 to pay real estate taxes through the free rent period of the Bloomberg L.P. lease.

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The subject property will be managed by Vornado Management
Corporation, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $86,000,000 investment grade
B-note held outside of the trust (shadow rated BBB- by S&P and A- by Fitch). An affiliate of Bloomberg, L.P. holds the subordinate debt.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

ADDITIONAL COLLATERAL. The 731 Lexington Loan is also secured by the borrower's fee simple interest in a 205,000 sq. ft. speculative office condominium ("Unit
2") in the building; the lender received this additional collateral because
Bloomberg has certain expansion rights into Unit 2 which arise under the
Bloomberg Condo lease. The Unit 2 collateral is subject to release if space in
Unit 2 is no longer required to be available to Bloomberg pursuant to the
Bloomberg Condo lease; rents and other cash flows from Unit 2 are not required to be deposited in the lockbox and may be separately financed by the borrower's parents; and the lender has agreed not to foreclose on the Unit 2 collateral unless certain Unit 2-specific defaults occur. In addition, subject to the consent of the holder of the subordinate B-Note and certain other conditions, the loan documents permit the borrower to transfer Unit 2 to another wholly-owned subsidiary of the sponsor. If such loan modification becomes effective, Unit 2 may be separately financed, and, under certain circumstances, the Unit 2 owner may obtain the release of Unit 2 from the lien of the mortgage of the 731 Lexington Loan. No value is attributed to the Unit 2 collateral and no information on Unit 2 (or any rents or cash flows from Unit 2) is included in this Collateral Term Sheet. While this speculative office space serves as additional collateral for this loan, it is excluded from all valuation calculations such as loan balance per square foot and balloon balance per square foot.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-23

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

 [731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS BUILDING DESCRIPTION OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-24

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                   COLLATERAL TERM SHEET                TMA BALANCE: $74,000,000
                                                        TMA DSCR:    1.48x
      731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS    TMA LTV:     58.69%
--------------------------------------------------------------------------------

          [731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-25

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                       HYATT REGENCY PHOENIX, PHOENIX, AZ

                               [PICTURE OMITTED]

                HYATT REGENCY LA JOLLA AT AVENTINE, LA JOLLA, CA

                               [PICTURE OMITTED]

                  HYATT REGENCY NEW ORLEANS, NEW ORLEANS, LA

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-26

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:            GACC

  LOAN PURPOSE:           Refinance

  ORIGINAL TMA BALANCE:   $70,000,000(1)

  CUT-OFF TMA BALANCE:    $69,718,968

  % BY INITIAL UPB:       5.70%

  INTEREST RATE:          5.1575268171%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     August 1, 2004

  MATURITY DATE:          July 1, 2011

  AMORTIZATION:           360 months (see Annex A-5)

  CALL PROTECTION:        Lockout until the earlier of (a) 24 months from the
                          last securitization date of the pari passu notes and
                          (b) June 29, 2007, then defeasance is permitted. On
                          and after April 1, 2011, prepayment permitted without
                          penalty.

  SPONSOR:                Strategic Hotel Funding, L.L.C.

  BORROWER:               SHC New Orleans, L.L.C., SHC Phoenix III, L.L.C., New
                          Aventine, L.L.C.

  PARI PASSU DEBT:        $105,000,000(1)

  SUBORDINATE DEBT:       $33,500,000(1) (not included in trust)

  LOCKBOX:                Hard

  INITIAL RESERVES:       Deferred Maintenance
                          and Environmental
                          Conditions:                      $1,125

                          Liquidity Reserve
                          Account:(2)                    $1,885,535

  MONTHLY RESERVES:       FF+E(3)
                          Incentive Fee(4)

--------------------------------------------------------------------------------

1.  The Trust Mortgage Asset ("TMA") amount of $70,000,000 represents the A-2 note from a $208,500,000 first mortgage loan consisting of a $175,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3, and A-4 notes) and a
    $33,500,000 subordinate loan (evidenced by B-1, B-2, B-3 and B-4 notes). The
    A-1, A-3, and A-4 notes are not included in the trust. The B notes (shadow rated Ba1/BB by Moody's and S&P, respectively) are subordinate to the A notes and were included in the GE 2004-C3 trust but do not back any certificates other than Class SHP certificates in the GE 2004-C3 trust.

2.  Equals two months of debt service. The loan documents permit the release of this amount to the borrower, beginning January 22, 2005, in an amount equal to 1/6th of the initial reserve amount each month that trailing twelve month
    NOI exceeds 100% of closing date NOI.

3.  Monthly reserves will be collected based on total revenues in the amount of
    5% for the New Orleans property, 3% for the Phoenix property, and 4% for the
    La Jolla property. Monthly reserves will only be collected for FF&E to the extent such fees are not withheld by the property manager.

4.  Monthly reserves will only be collected for incentive fees to the extent such fees are not withheld by the property manager. Incentive fees are fully subordinate to debt service.

5.  The LTV is calculated based on the original TMA balance.

6.  Excludes incentive fees which are fully subordinate to debt service.

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------

                                                TMA + PARI PASSU
                            TMA + PARI         DEBT + SUBORDINATE
                            PASSU DEBT                DEBT
                            ----------                ----
  LOAN BALANCE:            $175,000,000           $208,500,000

  LOAN BALANCE/KEY:           $75,594               $90,065

  LTV(5):                      46.35%                55.22%

  BALLOON LTV:                 41.40%                49.32%

  DSCR:                        2.74x                 2.21x

  SHADOW RATING (S/M):       AA-/Baa2                BB/Ba1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:        Portfolio

  PROPERTY TYPE:                   Full Service Hotel

  COLLATERAL:                      Fee simple interests in three luxury hotels

  LOCATION:                        New Orleans, LA
                                   Phoenix, AZ
                                   La Jolla, CA

  YEAR BUILT / RENOVATED:          Various

  PORTFOLIO NO. OF KEYS:           2,315

  PROPERTY MANAGEMENT:             Hyatt Corporation

  PORTFOLIO OCCUPANCY:             63.7%

  UNDERWRITTEN NET CASH FLOW(6):   $31,127,593

  PORTFOLIO APPRAISED VALUE:       $377,600,000

  PORTFOLIO APPRAISAL DATE:        March 9, 2004 -- April 1, 2004

--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-27

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                      PORTFOLIO HOTELS
------------------------------------------------------------------------------------------------------------------------------
                                                     # OF     YEAR BUILT/       APPRAISED       APPRAISED     ALLOCATED LOAN
        PROPERTY NAME               LOCATION         KEYS      RENOVATED          VALUE         VALUE/KEY         AMOUNT
------------------------------------------------------------------------------------------------------------------------------

 Hyatt Regency New Orleans     New Orleans, LA     1,184      1976/2001      $185,000,000      $156,250      $31,894,485
------------------------------------------------------------------------------------------------------------------------------
 Hyatt Regency Phoenix           Phoenix, AZ         712      1976/2002      $102,700,000      $144,242      $15,947,242
------------------------------------------------------------------------------------------------------------------------------
 Hyatt Regency La Jolla          La Jolla, CA        419      1989/2001       $89,900,000      $214,558      $22,158,273
------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                                   2,315                      377,600,000      $163,110      $70,000,000
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                         SIGNIFICANT FIGURES
----------------------------------------------------------------------------------------------------------

 HYATT REGENCY NEW ORLEANS                2001            2002            2003          T-12(1)
----------------------------------------------------------------------------------------------------------
  Occupancy                               67.2%           63.2%           65.0%           62.4%
----------------------------------------------------------------------------------------------------------
  ADR                                   $150.75         $147.02         $142.75          $142.81
----------------------------------------------------------------------------------------------------------
  Rev Par                               $101.30         $ 92.98         $ 92.79          $ 89.08
----------------------------------------------------------------------------------------------------------
 HYATT REGENCY PHOENIX
----------------------------------------------------------------------------------------------------------
  Occupancy                              60.2%           61.3%           59.7%            61.1%
----------------------------------------------------------------------------------------------------------
  ADR                                   $146.35         $144.85         $136.33          $134.44
----------------------------------------------------------------------------------------------------------
  Rev Par                               $ 88.03         $ 88.74         $ 81.34          $ 82.09
----------------------------------------------------------------------------------------------------------
 HYATT REGENCY LA JOLLA AT AVENTINE
----------------------------------------------------------------------------------------------------------
  Occupancy                              69.5%           73.1%           69.0%            72.1%
----------------------------------------------------------------------------------------------------------
  ADR                                   $177.34         $157.32         $155.73          $147.24
----------------------------------------------------------------------------------------------------------
  Rev Par                               $123.22         $114.97         $107.47          $106.16
----------------------------------------------------------------------------------------------------------

1.  Trailing 12 months numbers through 6/30/04.

STRATEGIC HOTEL PORTFOLIO LOAN

THE LOAN. The Strategic Hotel Portfolio Loan is secured by a first mortgage on the fee simple interests in three luxury hotels totaling 2,315 rooms. The hotels were constructed between 1976 and 1989 and renovated in 2001 and 2002.
The hotels are located in New Orleans, Louisiana, Phoenix, Arizona, and La
Jolla, California. There is a $33.5 million B-note which is subordinate to the
A-note but does not back any certificates other than Class SHP certificates in the GE 2004-C3 trust. Based on the portfolio cost basis of $397.8 million, there is $189.4 million (47.6%) of implied equity in the properties.

THE BORROWERS. The borrowers, SHC New Orleans L.L.C., SHC Phoenix III, L.L.C., and New Aventine, L.L.C., are single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained. The loan sponsor is Strategic
Hotel Capital, Inc. ("SHCI"), a newly formed public real estate investment trust which trades on the NYSE under the ticker symbol "SLH". In June 2004 SHCI successfully raised $246.4 million in an initial public offering and has a market capitalization of approximately $369 million as of June 30, 2004. No cash dividend was distributed to the investors from the IPO proceeds. SHCI was incorporated in January 2004 to own and manage luxury hotels in North America and Europe. The company's predecessor, Strategic Hotel Capital, L.L.C. ("SHC
LLC"), was founded in 1997 by Laurence S. Geller with an aggregate investment of approximately $927 million from investors such as Prudential Insurance
Company of America, Whitehall Street Real Estate Limited Partnerships VII and
IX and Security Capital (which sold its interest to SHC LLC in 1999).

SHCI does not operate any of their hotels directly; instead it employs internationally known hotel management companies to operate them under management contracts or operating leases. SHCI's existing hotels are operated under the brands of Embassy Suites, Four Seasons, Hilton, Hyatt,
InterContinental, Loews and Marriott.

SHCI seeks to maximize asset value and operating results through systematic asset management. The company also seeks to acquire additional properties that meet their investment criteria. Given the company's history of rigorous asset management, strategic acquisitions and selective dispositions, they believe that they are well-positioned not only to take advantage of the market recovery, but also to continue to reap the benefits of their value-added asset management systems. Based on their past

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-28

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

experience, SHCI also believes that full-service properties, such as the hotels within their portfolio in the upper-upscale and luxury segments of the hotel industry, may benefit disproportionately well relative to properties in other segments during periods of economic recovery.

SHCI manages or has investments in 14 hotels and resorts that have a total of approximately 5,931 rooms. SHCI had net income of $67.7 million in the three months ended March 31, 2004.

THE PROPERTIES.

HYATT REGENCY NEW ORLEANS.

PROPERTY INFORMATION. The Hyatt Regency New Orleans, a 31-story atrium style hotel, opened in 1976 and is comprised of 1,184 guestrooms, including 305 king rooms, 566 double/doubles rooms and 313 suites. Guest rooms average 450 square feet in size and are located on floors 6 through 27 of the atrium tower and on floors 6 through 11 of the Lanai wing. Approximately $16.7 million was spent on capital improvements between 1999 and 2003. The hotel also purchased a new trolley and expanded its telecommunications technology in 2003. Capital expenditures for 2004 are expected to be approximately $4.0 million and predominately include the replacement of soft goods in the Courtyard Restaurant and the improvement of mechanical equipment and property systems. During 2005, a major guestroom renovation is scheduled with an estimated cost of $15 million. The hotel offers over 108,000 SF of meeting space and includes a parking garage with 300 spaces. Food and beverage outlets at the hotel include two restaurants, a lounge and a sports bar. Other amenities include an outdoor pool, health club, sauna, business center and a gift shop.

The hotel is situated in the northwestern section of the New Orleans central business district. The Louisiana Superdome and the New Orleans Sports Arena are
situated in the immediate vicinity of the Hyatt Regency New Orleans. The hotel is also connected to the New Orleans Mall which is a 600,000-square-foot retail mall anchored by Macy's and Lord & Taylor. Nearby attractions include the
Ernest N. Morial Convention Center, the French Quarter and the Riverfront. The
Hyatt Regency New Orleans benefits from convenient access. By virtue of the building's height and clear signage on top of the structure, the Hyatt Regency
New Orleans hotel is highly visible from either direction on Poydras Street.
The Hyatt Regency New Orleans is located approximately 12 miles from Louis
Armstrong New Orleans International Airport.

THE MARKET: New Orleans is a key metropolitan area in the Gulf South region of the United States, serving as a transportation hub and vital seaport. The city lies approximately 90 miles from the mouth of the Mississippi River in southeast Louisiana, and provides access to U.S. markets, as well as to Latin
America and the entire global marketplace. The Port of New Orleans is one of
America's leading general cargo ports and holds the nation's top market share for import steel, natural rubber, plywood, and coffee.

New Orleans is a unique tourist destination that features a distinct culture, heritage, and cuisine that have been indigenous to the area for more than two centuries. The French Quarter, or "Vieux Carre," is an 84-square-block district bounded by the Mississippi River and located in the center of downtown New
Orleans. Contained within this distinct area are hotels, bars, restaurants, museums, a brewery, a French Market, and retail facilities all consistent in their preserved architecture and small scale. The French Quarter is home to
Bourbon Street, renowned as the birthplace of jazz, and the site of the annual
Mardi Gras celebration. It is also an attraction for attendees of the festivals, events, and conventions held in New Orleans throughout the year. In
2003, the New Orleans area reportedly attracted over 8.5 million visitors, an increase of 3.3% from 2002, and spending increased from roughly $3.8 billion to
$4.5 billion.

In 2003, the subject property's competitive market recorded an average occupancy of 69.3% at an average rate of $145.76, thereby yielding a RevPAR of
$100.96. The market demand has a meeting and group orientation; in 2003, this segment contributed 69% of the overall occupancy. The leisure segment constituted 20% of the total, followed by the commercial segment (at 11%).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-29

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

In 2003, the subject property achieved an occupancy of 65.0% at an average rate of $142.75 thereby yielding a RevPAR of $92.79. This performance resulted in an occupancy penetration of 93.8% and RevPAR penetration of 97.9%. Penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average. In 2003, the subject property's meeting and group orientation segment contributed 75% of the overall occupancy. The leisure segment constituted 10% of the total, followed by the commercial segment (at
15%).

HYATT REGENCY PHOENIX:

PROPERTY INFORMATION. The Hyatt Regency Phoenix, completed in 1976, is comprised of 712 guest rooms including 286 king rooms, 205 queen rooms, 152 double rooms, 36 studio suites, 25 two bedroom suites, 5 hospitality suites and
3 one bedroom suites. The hotel guestrooms were refurbished in 1999. Capital expenditures for 2003 were approximately $788,000 and major projects included refurbishment of the food and beverage equipment, guestroom thermostats and the replacement of the boiler tube and replacement of an escalator. Capital expenditures for 2004 are expected to be approximately $1.4 million, including elevator improvements at the hotel. The Hyatt Regency Phoenix is located in downtown Phoenix, Arizona. The property is directly adjacent to the Phoenix
Downtown Civic Plaza Convention Center and thus serves as the convention headquarters hotel for the majority of conventions held in Phoenix. Other nearby attractions include the America West Arena, Bank One Ballpark, and the
Orpheum Theatre, as well as local, national and multinational businesses in the downtown area. Additionally, the property offers a rotating rooftop restaurant and lounge, a bar and grill, and two cafes. The hotel offers approximately
47,000 square feet of meeting space. The subject property is readily accessible to a variety of local, county, state and interstate highways, including
Interstates 10 and 17. The Hyatt Regency Phoenix is located approximately six miles northwest of the Phoenix Sky Harbor International Airport.

THE MARKET. The Phoenix metropolitan area is the 15th largest in the country.
The greater Phoenix area is strategically located between California and Texas.
The greater Phoenix metropolitan area enjoys a diverse economy built on a base of various industries including aerospace, electronics manufacturing, business services, travel and tourism, and information processing. In addition, Phoenix is home to the state capital, county government, and many federal government services. Many financial services and banking institutions have established data processing, credit card, and customer service operations in the greater
Phoenix area over the past five years. Some of the businesses represented include American Express, Discover Card, Ernst and Young, Merrill Lynch,
Charles Schwab, and Sprint.

The Phoenix market area is a dynamic area for both business and leisure travel.
Millions of people are attracted to the city's recreational facilities, shopping activities, and natural sites. The Greater Phoenix Convention &
Visitors Bureau estimates that over twelve million people visit the Phoenix region each year, which accounts for over $5 billion in annual tourism-related expenditures. The metropolitan area features over 50,000 hotel rooms, over 200 golf courses, a dozen or more luxury spas, museums, art galleries, and outstanding shopping. The city's focus on increasing downtown entertainment venues, such as the sports complexes, symphony hall, Arizona Center, and the expansion of the Civic Plaza indicate the desire to revitalize downtown Phoenix into a living city that not only houses business during the week, but social and entertainment functions during non-business hours.

In 2003, the subject property's competitive market recorded an average occupancy of 61.9% at an average rate of $122.53, thereby yielding a RevPAR of
$75.89. The market demand has a meeting and convention orientation; in 2003, the convention segments contributed 25% of the overall marketwide occupancy and the in-house group segment constituted an additional 26% of business.
Commercial demand was significant at 35% of the market demand, and leisure demand accounted for the remaining 14%. This compares to the subject property's substantially higher convention segment of 39%, in-house segment of 30%, commercial segment with 23% and the leisure segment with 8% of demand. In 2003, the subject property achieved an occupancy of 59.7% at an average rate of
$136.33 thereby yielding a RevPAR of $81.34. This performance resulted in an occupancy penetration of 96.3% and a RevPAR penetration of 107.2%.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-30

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

HYATT REGENCY LA JOLLA AT AVENTINE:

PROPERTY INFORMATION. The Hyatt Regency La Jolla at Aventine, completed in
1989, has 419 guest rooms including 24 suites, 220 king rooms and 175 double rooms. Guest rooms are located in a 16-story building. The subject property is part of a larger, mixed-use development known as the Aventine that was constructed in 1989 and includes a six-story office building with an adjacent
11-story office tower, a three-story health club building, the 16-story Hyatt
Regency La Jolla hotel, a restaurant complex housing four individual restaurants, two parking garages, an outdoor swimming pool, and two lighted tennis courts. The subject property includes the hotel facilities (including the free standing Pavillion meeting space), the hotel motor court/entrance, the swimming pool and the 32,000-square-foot health club. The freestanding restaurant Japengo in the restaurant complex which is managed by Hyatt is leased from a third party. Additionally, the hotel offers approximately 30,500 square feet of meeting and banquet space. Between 1997 and 2001, approximately
$8.0 million was invested in the Hyatt Regency La Jolla at Aventine for the addition of new facilities and the refurbishment of existing improvements.
Capital expenditures for 2003 were approximately $2.1 million and included a major guestroom and corridor renovation at the hotel while $2.0 million has been budgeted for 2004 improvements.

The Hyatt Regency La Jolla at Aventine is located approximately 10 miles north of the San Diego International Airport within an area commonly referred to as the "Golden Triangle", a triangular region in north San Diego that is bordered by Interstates 5 (I-5) and 805 (I-805) and State Route 52. Specifically, the
hotel is located in the southeast quadrant formed by the intersection of I-5 and La Jolla Village Drive. The hotel is located in close proximity to beaches on the Pacific Ocean, Sea World, Del Mar Racetrack, Fairgrounds, Qualcomm
Stadium, UCSD and University Center Shopping Mall.

THE MARKET. The subject property is located in the city of La Jolla and county of San Diego, California. San Diego County covers 2,147 square miles and is located in Southern California. The county's economy is supported by the following key industries: agriculture, defense, fishing, technology, international trade, manufacturing, medical research, retail sales, and tourism. According to the San Diego Convention and Visitor's Bureau, 2003
convention delegate attendance was up 35.7% to 450,000 attendees and 2003 delegate room nights were up 16.0% to 667,007. Presently, the convention center's capacity is somewhat constrained by the number of available hotel rooms in the downtown area, which allows for compression into other San Diego markets such as the subject's market area. Commercial lodging demand provided roughly 47% of marketwide occupancy in 2003, followed by the meeting and group segment at roughly 31%, driven by the competitive properties' ample meeting and group facilities. Leisure demand accounted for the remainder of the balance, at roughly 22%, supported by the area's wide array of tourist attractions. In
2003, the subject property's commercial segment accounted for approximately 47%
of the hotel's total demand. The subject property accommodated 36% of its total demand from the meeting and group segment; this is above the market average and reflects the Hyatt's superior meeting facilities. The leisure segment contributed 17%. Per the appraisal, marketwide occupancy for the primarily competitive set increased moderately from 70.6% in 2001 to 71.5% in 2003.
However, average rate declined from $159.37 to $143.45, a decline of roughly
10%. Note also that despite a decline of roughly $22.00 from 2001 to 2003, the subject property's average rate was at 111% of the marketwide average. The subject property underwent a guestroom refurbishment in the fourth quarter of
2003, which will have a positive impact on management's ability to grow average rate. In 2003 occupancy penetration was 98.2% and RevPar penetration was
108.8%.

PROPERTY MANAGEMENT. The subject properties are managed by Hyatt Corporation.
Hyatt Corporation opened its first hotel on September 27, 1957 and now owns and operates 207 Hyatt Hotels and Resorts worldwide. Hyatt Regency Hotels are
Hyatt's core brand of hotels, lobbies and rooms are designed to reflect the best of the local cultures, the food and beverage outlets are inventive, and exceptional technology, meeting, and fitness facilities are available. Hyatt
Hotels Corporation, a separate company, and its subsidiaries operate, lease and franchise 122 hotels and resorts in the United States, Canada, and the
Caribbean. Today, Hyatt specializes in deluxe hotels with meeting facilities and special services for the business traveler near airports, and leading resort areas throughout the world.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Trust Mortgage Asset amount of $70,000,000 represents the A-2 note from a $208,500,000 first mortgage loan consisting of a $175,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3 and A-4 notes) and a $33,500,000 subordinate loan (evidenced by four separate B notes). The A-1, A-3 and A-4 notes are not

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-31

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

included in the trust. The B notes (shadow rated Ba1/BB by Moody's and S&P, respectively) are subordinate to the A notes and were included in the GE
2004-C3 trust but do not back any certificates other than Class SHP certificates in the GE 2004-C3 trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

RELEASE PROVISIONS. On one or more occasions, subject to satisfaction of the following conditions, the borrowers may obtain the release of any Strategic
Hotel Portfolio Loan property or properties. From and after April 1, 2011, the borrower may prepay the loan subject to the payment of debt service through the end of the interest accrual period in which the prepayment is to occur. In connection with such prepayment, any property may be released provided that the amount of the prepayment equals or exceeds 120% of the property's allocated loan amount and subject to the satisfaction of certain conditions set forth in the loan agreement.

At any time after the earlier to occur of 24 months from the last securitization date of the pari passu notes and June 29, 2007, and subject to the satisfaction of certain requirements set forth in the loan documents, the borrower may obtain a release of any applicable Strategic Hotel Portfolio Loan property by defeasance with U.S. Treasuries equal to 120% of the allocated loan amount for such property, provided that the aggregate DSCR, as of the date of the proposed release for all properties then remaining subject to the liens of the mortgages, is not less than the greater of (i) 2.66 to 1.0 and (ii) the aggregate DSCR for the mortgaged properties immediately prior to the applicable release. In the event the DSCR test is not satisfied, the borrowers may repay a portion of the loan in excess of the 120% of the allocated loan amount generally required so that the loan is in compliance with the DSCR requirement.
In connection with a sale, provided the aggregate DSCR requirement immediately prior to the release in question is satisfied, the borrowers will not be obligated to defease the loan by more than 100% of the net sale proceeds received from a bona-fide third party purchaser in connection with a release of a property, however, in no event will the principal amount of the loan defeased be less than 120% of the allocated loan amount for such property.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-32

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                       COLLATERAL TERM SHEET            TMA BALANCE: $69,718,968
                                                        TMA DSCR:    2.74x
                     STRATEGIC HOTEL PORTFOLIO          TMA LTV:     46.35%
--------------------------------------------------------------------------------

                         [STRATEGIC HOTEL MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-33

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET            BALANCE: $48,045,008
                                                           DSCR1:   1.16x
                    WOODYARD CROSSING SHOPPING CENTER      LTV:     75.48%
--------------------------------------------------------------------------------

              [WOODYARD CROSSING SHOPPING CENTER PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-34

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET            BALANCE: $48,045,008
                                                           DSCR1:   1.16x
                    WOODYARD CROSSING SHOPPING CENTER      LTV:     75.48%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:          GACC

  LOAN PURPOSE:         Refinance

  ORIGINAL BALANCE:     $48,350,000

  CUT-OFF BALANCE:      $48,045,008

  % BY INITIAL UPB:     3.93%

  INTEREST RATE:        5.8590%

  PAYMENT DATE:         1st of each month

  FIRST PAYMENT DATE:   September 1, 2004

  MATURITY DATE:        August 1, 2014

  AMORTIZATION:         Amortization on a 20-year schedule

  CALL PROTECTION:      Lockout for 24 months from the securitization closing
                        date, then defeasance is permitted. After April 1, 2014,
                        prepayment permitted without penalty on any payment
                        date.

  SPONSOR:              Schottenstein Stores Corporation1

  BORROWERS:            Jubilee-Clinton II LLC

  SUBORDINATE DEBT:     $3,100,000

  LOCKBOX:              Soft at Closing/Springing Hard

  INITIAL RESERVES(2):  Earnout Reserve: $2,000,000

  MONTHLY RESERVES(3):  Real Estate Taxes: $50,912
                        Replacement Reserves: $4,304

--------------------------------------------------------------------------------

1.  Parent of Jubilee Limited Partnership.

2.  See "Reserves" section below.

3.  The borrower maintains blanket insurance policies covering multiple properties, consequently, the lender has agreed to suspend monthly deposits to the insurance reserve provided certain conditions in the loan documents are satisfied.

4.  DSCR is calculated net of the $2,000,000 Earnout Reserve. Based on a 30-year amortization schedule, the DSCR, net of earnout, would be 1.39x.

5.  As of 7/8/04, the collateral is 87.4% occupied.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / SQ. FT.:        $140.03

  BALLOON BALANCE / SQ. FT.:     $91.88

  LTV:                           75.48%

  BALLOON LTV:                   51.68%

  DSCR(4):                       1.16x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Retail Anchored

  COLLATERAL:                     Fee simple interest in a 343,099
                                  SF retail building

  LOCATION:                       Clinton, MD

  YEAR BUILT / RENOVATED:         1966 / 2004

  COLLATERAL SF:                  343,099 sq. ft.

  PROPERTY MANAGEMENT:            Schottenstein Management
                                  Company (Borrower affiliate)

  ECONOMIC OCCUPANCY (AS OF
    7/8/04)(5):                   96.1%

  UNDERWRITTEN NET CASH FLOW:     $4,580,924

  APPRAISED VALUE:                $61,000,000

  APPRAISAL DATE:                 June 2, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-35

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET            BALANCE: $48,045,008
                                                           DSCR1:   1.16x
                    WOODYARD CROSSING SHOPPING CENTER      LTV:     75.48%
--------------------------------------------------------------------------------

THE WOODYARD CROSSING SHOPPING CENTER LOAN

THE LOAN. The Woodyard Crossing Shopping Center Loan is secured by a first mortgage on the borrower's fee simple interest in a 343,099 sq. ft., retail anchored center located in Clinton, Maryland. The subject $48.35 million loan amortizes based on a 20-yr schedule, which provides a Balloon LTV of 51.68%.
The borrower acquired the subject property in March 1999 at a cost of $30.3 million. Since acquiring the subject property, the borrower has expanded the center with the construction of a Wal-Mart, Lowe's, IHOP, Ruby Tuesdays and
24,000 SF of in-line retail space. Upon completion of the Staples and lease-up of vacant space, the borrower's total cost basis will be approximately
$54,000,000, resulting in implied equity of $5.65 million (10.5%).

THE BORROWER. The borrower is a special-purpose entity sponsored by Jubilee
Limited Partnership which is owned by Schottenstein Stores Corporation. The borrower delivered a non-consolidation opinion at closing. Schottenstein Stores
Corporation owns interests in several retail businesses, including nearly 50%
of Retail Ventures (the operator of 115 Value City stores, 20 Filene's Basement stores, and some 125 DSW Shoe Warehouse stores). Schottenstein Stores also owns
Value City Furniture (about 80 superstores in the Midwest and East Coast states), 26% of casual clothing chain American Eagle Outfitters (750 mall stores in the US and Canada), and retail liquidator Schottenstein Bernstein
Capital Group, as well as 50 shopping centers. The company launched American
Signature Home stores in 2002 with plans for 25 of the furniture outlets throughout the Southeast. The company is private with 100% of stock owned by members of the Schottenstein family. For the fiscal year ended 7/31/03,
Schottenstein Stores Corporation had sales in excess of $3.2 billion and net income of $47.9 million; as of 7/31/03, the company had stockholders' equity of
$447.5 million including liquidity of $84.4 million. As of 12/31/03, Jubilee
Limited Partnership had a net worth of approximately $9.02 million, with cash and marketable securities of $16.9 million and $362.72 million in real estate assets. Jubilee Limited Partnership is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Woodyard Crossing Shopping Center is a 483,724 SF community shopping center (of which 343,099 SF is loan collateral) located at the northwest corner of Branch Avenue (State Route 5) and Woodyard Road (State
Route 223). The 99.3-acre site is improved with 12 (soon to be 14) retail buildings constructed between 1966 and 2004. Nine of the 14, including the two buildings under construction, buildings totaling 343,099 SF are part of the collateral; the other five buildings (total of 140,625 SF) are tenant-owned buildings constructed on land ground leased from the borrower (Lowe's, Ruby
Tuesdays, IHOP, Wendy's and Exxon Mobil). The subject is anchored by Wal-Mart,
Safeway Supermarket, Lowe's Home Center, Fashion Bug, a CVS Drugstore, and a
to-be-completed Staples office supply store.

SIGNIFICANT TENANTS. Based on the 7/8/04 rent roll, the subject is 96.1% leased and 87.4% occupied. Four tenants are projected to take occupancy between
November 2004 and February 2005. Panda Express is expected to take occupancy and commence paying rent in November 2004; Starbucks and Verizon are scheduled to take occupancy and commence paying rent in February 2005; and it is estimated that Staples will take occupancy and begin paying rent January 1,
2005. To mitigate the risk associated with these tenants not yet in occupancy, the borrower deposited $2 million into an escrow account at the loan closing.
Tenant sales are not available for Wal-Mart or Lowe's Home Center, however,
2003 sales for the following tenants are available: Safeway ($417/SF), CVS
($327/SF), Fashion Bug ($123/SF), Dress Barn ($169/SF), Payless Shoesource
($253/SF), Radio Shack ($482/SF), and Wendy's ($625/SF).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-36

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET            BALANCE: $48,045,008
                                                           DSCR1:   1.16x
                    WOODYARD CROSSING SHOPPING CENTER      LTV:     75.48%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                    ANCHOR TENANTS
-----------------------------------------------------------------------------------------------------------------------
                           % OF TOTAL        LEASE                              2003 RENT     2003 SALES     OCCUPANCY
  TENANTS         SF          NRSF         EXPIRATION    RATINGS (S/M/F)(1)        PSF            PSF        COSTS (%)
-----------------------------------------------------------------------------------------------------------------------

 Wal-Mart     134,247          39.1%      10/24/2020        AA / Aa2 / AA          $8.23           NAV            NAV
-----------------------------------------------------------------------------------------------------------------------
 Safeway       60,106          17.5%      12/31/2019       BBB / Baa2 / BBB        $9.50          $417           3.0%
-----------------------------------------------------------------------------------------------------------------------
 Staples(2)    20,000           5.8%     12/31/2019(2)     BBB- / Baa2 / BBB         NAP           NAP            NAP
-----------------------------------------------------------------------------------------------------------------------
 CVS           11,486           3.3%     12/31/2007(3)       A- / A3 / NR          $6.75          $327           3.0%
-----------------------------------------------------------------------------------------------------------------------
 Lowe's(4)          0           0.0%      04/27/2021         A / A2 / A            $6.70           NAV            NAV
-----------------------------------------------------------------------------------------------------------------------
 TOTAL/WA     225,839          65.7%                                               $8.36          $403
-----------------------------------------------------------------------------------------------------------------------

1.  If Tenant is not a rated entity ratings are of the parent company whether or not the parent company guarantees the lease.

2.  The Staples store is still under construction; Staples is scheduled to take occupancy and commence paying rent in January 2005 under a 15-year lease.
    See "Reserves" section herein.

3.  The lease to CVS permits CVS to terminate at any time with 12 months prior notice.

4.  Lowe's Companies, Inc. owns the improvements and leases the parcel from the borrower. As such, it is not part of the loan collateral.

   WAL-MART has nearly 4,800 stores, including discount stores (Wal-Mart), combination discount and grocery stores (Wal-Mart Supercenters and ASDA in the U.K.), and membership-only warehouse stores (Sam's Club). Most of its stores are in the U.S., however, Wal-Mart is expanding internationally and is now the largest retailer in Canada and Mexico. Wal-Mart also has operations in South America, Asia, and Europe. As of 1/31/04, Wal-Mart had
   total assets of $104.9 billion and, for the 12 months then ended, reported sales of $256.3 billion. Wal-Mart signed a 20-year lease at the subject
   (expiration of 10/24/2020); the lease has six 5-year renewal options.

   LOWE'S COMPANIES, INC. (not part of the collateral) constructed its own store (118,000 SF) on land ground leased from the borrower. Lowe's is the second largest home improvement chain in the U.S. (after Home Depot) with more than 930 superstores in more than 45 states. The company's stores sell
   40,000 products including plumbing, electrical, and building supplies, hardware, home decor and garden products, major appliances, lumber, tools, paint, and consumer electronics. As of 1/30/04, Lowe's reported total assets of $19.0 billion, shareholders' equity of $10.3 billion, and for the
   12 months then ended, total sales of $30.8 billion. Lowe's 20-year ground lease expires on 4/27/2021, and in addition, has eight 5-year renewal options.

   SAFEWAY is one of North America's largest food retailers with approximately
   1,800 stores located mostly in the western, mid-western and mid-Atlantic regions of the U.S. as well as western Canada. Safeway also operates regional supermarket companies including The Vons Companies (primarily in
   Southern California), Dominick's Finer Foods (Chicago), Carr-Gottstein
   Foods (Alaska), Genuardi's Family Markets (eastern U.S.) and Randall's Food
   Markets (Texas). Outside of the U.S., Safeway owns 49% of Casa Ley, which operates approximately 100 food and variety stores in western Mexico. As of
   12/31/03, Safeway reported total assets of $15.1 billion, shareholders'
   equity of $3.6 billion, and for the 12 months then ended, sales of $35.5 billion. Safeway's 25-year lease (expiring 12/2019) has eight 5-year renewal options.

   STAPLES is the second largest office supply superstore company in the U.S.
   (behind Office Depot), sells office products, furniture, computers, and printing and photocopying services at more than 1,500 Staples and Staples
   Express stores in the U.S., Canada, Germany, the U.K., Netherlands, and
   Portugal. As of 1/31/04, Staples reported total assets of $6.5 billion, shareholders' equity of $3.6 billion, and, for the 12 months then ended, sales of $13.1 billion. Staples is scheduled to take occupancy and commence paying rent in January 2005 under a 15-year lease expiring on 12/31/2019.

   CVS operates more drugstores than any other drugstore chain. It operates nearly 4,100 stores primarily in the eastern U.S. and has total sales roughly equivalent to its rival Walgreen's. Prescription sales account for nearly 70% of its revenues. Subsidiary PharmaCare Management Services offers managed-care drug programs. CVS went online when it bought Soma.com
   (renamed CVS.com). CVS ProCare stores serve patients with long-term conditions requiring complex drug therapies. CVS is the survivor of
   Melville, once a diversified retailer that discontinued its other operations in the mid-1990s and took the name of its top performer. As of
   1/3/03, CVS reported total assets of $10.5 billion,

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-37

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET            BALANCE: $48,045,008
                                                           DSCR1:   1.16x
                    WOODYARD CROSSING SHOPPING CENTER      LTV:     75.48%
--------------------------------------------------------------------------------

   shareholders' equity of $6.0 billion, and for the 12 months then ended, sales of $26.5 billion. CVS has been in occupancy at the subject property since 1966; its lease expires on 12/31/2007, has one 5-year renewal option, and is cancelable anytime with 12 months written notice.

THE MARKET. Prince George's County is one of 25 counties within the Washington
D.C. MSA. It encompasses nearly 500 square miles, more than 801,500 residents
(2000 Census), and wraps around the northeastern, eastern, and southeastern borders of Washington D.C. Prince George's County is a community of diverse neighborhoods with 27 unique municipalities ranging in population from less than 100 to as many as 50,000 people. Proximity to Washington, D.C. has been a considerable benefit in attracting important federal facilities to Prince
George's County. Nearly a dozen federal agencies, many with research-focused activities, are located in the northern and southern part of the county.
According to CB Richard Ellis as of the first quarter 2004, the Suburban
Maryland Retail Market contained 29.09 million SF of neighborhood and community shopping center space which had an overall vacancy rate of 5.7%.

Woodyard Crossing Shopping Center is located within the southwestern section of the county which includes the areas of Oxon Hill, Temple Hills, Camp Springs,
Fort Washington and Clinton. This area consists of a mixture of commercial and residential development. The immediate area surrounding the subject is an older area of development consisting primarily of residential uses; much of the development occurred during the 1960's. Within a five-mile radius of the subject, the 2003 average household income was $75,432. The population of
122,246 represented a 15.2% increase over the 1990 population.

The subject property is specifically located within the Southern Prince
George's County Retail sub-market. As of the first quarter 2004, this sub-market included 7.49 million square feet of space in neighborhood and community shopping centers and had an overall average vacancy rate of 5.7%. CB
Richard Ellis reviewed rental rates within the subject's market area. The subject's rents appear to be at or below market levels: Market rental rates for anchor space range from $9.00 SF to $22.50 SF; the subject's anchor tenants pay rents ranging from $6.75/SF to $15.13/SF. Market rental rates for in-line space ranges from $20.00/SF to $40.00/SF; tenants of the subject's in-line space pay rents ranging from $10.50/SF to $35.00/SF and averaging $20.07/SF.

CASH MANAGEMENT. The loan has been structured with a soft lockbox. Upon a monetary default under the loan documents, the tenants will be required to send rents directly to a lender controlled lockbox account and a cash flow sweep will be instituted.

PROPERTY MANAGEMENT. The subject property is managed by Schottenstein
Management Company ("SMC"), an affiliate of the sponsor. SMC's services include property management, leasing, maintenance, surplus property disposition, site analysis and construction/renovation. SMC has a successful track record of new development and of acquiring and `turning around' distressed properties. SMC's real estate holdings include over 16 million square feet of retail, office and industrial space located in 17 states.

RESERVES. At the closing of the loan, $2,000,000 was deposited into the Earnout
Reserve escrow account. Funds held in escrow will be released to the borrower, subject to the following conditions: (i) $150,000 will be released to borrower once Staples has taken occupancy, is open for business and is paying rent and
(ii) the remaining $1,850,000 will be released to the borrower in minimum increments of $300,000 (other than the final release) subject to among other things, other new tenant(s) taking occupancy, being open for business and paying rent under their respective lease agreement.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. In connection with the borrower's 1999 acquisition of the subject property, the seller of the property required, to avoid adverse tax consequences, that a debt /deed of trust lien of
$3.1 million remain on the property for 10 years. The borrower delivered a $3.1 million note in favor of Jubilee Limited Partnership (the sponsor and co-managing member of the borrower) and at loan closing, the $3.1 million deed of trust was subordinated to the subject loan. Jubilee Limited Partnership, the holder of the $3.1 million note, agreed it would not accelerate or foreclose on the subordinate lien without lender's consent. The subordinate $3.1 million note and deed of trust were assigned to the lender as collateral for the subject loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-38

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET            BALANCE: $48,045,008
                                                           DSCR1:   1.16x
                    WOODYARD CROSSING SHOPPING CENTER      LTV:     75.48%
--------------------------------------------------------------------------------

                 [WOODYARD CROSSING SHOPPING CENTER MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-39

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,889,008
                                                            DSCR:    1.32x
                                METRO I BUILDING            LTV:     73.87%
--------------------------------------------------------------------------------

                      [METRO I BUILDING PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-40

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,889,008
                                                            DSCR:    1.32x
                                METRO I BUILDING            LTV:     73.87%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:          GACC

  LOAN PURPOSE:         Refinance

  ORIGINAL BALANCE:     $40,000,000

  CUT-OFF BALANCE:      $39,889,008

  % BY INITIAL UPB:     3.26%

  INTEREST RATE:        5.8300%

  PAYMENT DATE:         1st of each month

  FIRST PAYMENT DATE:   September 1, 2004

  MATURITY DATE:        August 1, 2014

  AMORTIZATION:         Amortization on a 30-year schedule

  CALL PROTECTION:      Lockout for 24 months from the securitization closing
                        date, then defeasance is permitted. After April 1, 2014,
                        prepayment permitted without penalty on any payment
                        date.

  SPONSOR:              Herschel Blumberg; Prince George's Metro Center, Inc.

  BORROWERS:            Prince George's Center I, Inc.

  PARI PASSU DEBT:      None

  SUBORDINATE DEBT:     None

  LOCKBOX:              Soft at Closing/Springing Hard

  INITIAL RESERVES:     Insurance:                  $14,922
                        TI/LC                       $1,500,000

  MONTHLY RESERVES:     Taxes:                      $14,552
                        Insurance:                  $1,658
                        Replacement:                $ 5,171
                        TI/LC(1):                   $28,701

--------------------------------------------------------------------------------

1.  The initial TI/LC reserve is fully funded. Monthly deposits will be required if: (i) the cap on the amount held in the TI/LC reserve is removed in accordance with the loan documents or (ii) the Borrower draws on the TI/LC reserve.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / SQ. FT.:        $128.56

  BALLOON BALANCE / SQ. FT.:     $108.77

  LTV:                           73.87%

  BALLOON LTV:                   62.50%

  DSCR:                          1.32x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Office

  COLLATERAL:                     Fee simple interest in a 8 story
                                  office building

  LOCATION:                       Hyattsville, MD

  YEAR BUILT / RENOVATED:         1961 / 1996

  COLLATERAL SF:                  310,282 sq. ft.

  PROPERTY MANAGEMENT:            QDC Property Management, Inc.

  OCCUPANCY (AS OF 7/1/04):       97.7%

  UNDERWRITTEN NET CASH FLOW:     $3,725,863

  APPRAISED VALUE:                $54,000,000

  APPRAISAL DATE:                 May 12, 2004

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                              MAJOR TENANT
--------------------------------------------------------------------------------------------------------
                    TENANT                         NRSF       % NRSF      RENT PSF     LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------

 Federal Emergency Management Agency(2)          128,660      41.47%       $20.53         11/30/06(3)
--------------------------------------------------------------------------------------------------------
 The State of Maryland's Department of Human
  Resources and Social Services                   51,224      16.51%       $17.95         06/04/08(4)
--------------------------------------------------------------------------------------------------------
 University of Maryland University College        49,960      16.10%       $17.83         12/31/05(5)
--------------------------------------------------------------------------------------------------------
 TOTAL/WA                                        229,844      74.08%       $19.37
--------------------------------------------------------------------------------------------------------

2.  If the government fails to occupy any portion of the premises, the lease provides for a proportionate reduction in rent due.

3.  97,510 NRSF expire in November 2006; 31,150 NRSF expire in December 2007.

4.  Tenant has termination rights if funds are not appropriated, upon notice to the borrower effective at the beginning of the fiscal year such funds are not appropriated.

5.  18,080 NRSF expires in December 2005; 31,880 NRSF expires in December 2008.
    In addition, tenant has termination rights in the event funds are not appropriated or otherwise made available, effective at the beginning of the fiscal year such funds are not appropriated. In the event the tenant terminates the lease, the master lease between the borrower and Prince
    George's Metro Center, Inc. will be operative and rent payments will be made pursuant to this master lease.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-41

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,889,008
                                                            DSCR:    1.32x
                                METRO I BUILDING            LTV:     73.87%
--------------------------------------------------------------------------------

THE METRO I BUILDING LOAN

THE LOAN. The Metro I Buidling Loan is secured by a first mortgage on the borrower's fee simple interest in a 310,282 SF, Class-A office building located in the central business district of Hyattsville, MD. The subject $40 million loan amortizes based on a 30-yr schedule. Based on the appraised value of $54 million the borrower has implied equity of $14 million (25.9%) in the subject property.

THE BORROWER. The borrower is a single-purpose bankruptcy-remote entity sponsored by Prince George's Metro Center, Inc. The Borrower is owned by UTC,
Inc., a Delaware Corporation which is owned by Hershel and Goldene Blumberg
(husband/wife). Herschel W. Blumberg is the president and sole owner of Prince
George's Metro Center, Inc., the developer of University Town Center. Since
1948, Mr. Blumberg has been involved in the design, construction and management of a large number of varied real estate ventures. In 1961, Mr. Blumberg developed the Metro I Building, the first of a four-building 1.29 million SF office development known as the University Town Center. In addition to the
University Town Center Development, Mr. Blumberg has participated in the acquisition, engineering, zoning, development and sale of over 10,000 single family detached and attached lots, as well as apartments and condo conversions.

THE PROPERTY. The Metro I Building is an 8-story, 310,282 SF, Class "A" office building located in Hyattsville (Prince George's County) Maryland, approximately 10 miles northeast of downtown Washington, D.C. The building is situated on a 1.7-acre site within an expanding mixed-use development known as
University Town Center. At present, University Town Center consists of the subject property, three other office buildings and a 1,455 space parking garage
(1.29 million SF total). Future development plans for the Town Center Complex include a 244-unit student housing building (housing for 910 University of
Maryland students) and an additional 1,170-space parking garage (to be completed by July 2006, and May 2005, respectively), a 16-screen movie theater
(scheduled to commence construction in early 2005) and 250,000 square feet of retail space. Metro I Building was developed by the owners of the borrower in
1961. The subject property has been well-maintained and upgraded over the years. Between 1996 and 2003, the subject property was renovated at a cost of approximately $13.5 million ($7.23 million in base building improvements, and
$6.25 million in tenant improvements). The building has large floor plates that can accommodate both large and small space users and it is of particular appeal to government-related tenants looking for large blocks of space with convenient access to public transportation.

SIGNIFICANT TENANTS. Metro I Building is currently leased to and occupied by eight tenants. In addition, AT&T leases rooftop space for antenna placement.
Tenants of the subject are the Federal Emergency Management Agency ("FEMA")
(128,660 SF; 41.5% of NRA; 41.8% of GPR), The State of Maryland-Department of
Human Resources (51,224 SF; 16.5% of NRA; 14.5% of GPR), University of Maryland
University College ("UMUC") (49,960 SF; 16.1% of NRA; 14.1% of GPR), Prince
George's Community College (31,150 SF; 10.0% of NRA; 10.3% of GPR), Access
Worldwide (24,525 SF; 7.9% of NRA; 10.0% of GPR), Defense Intelligence Agency
("DIA"; 4.4% of NRA; 5.2% of GPR), Deli Corner (2,205 SF; 0.7% of NRA; 0.5% of
GPR), and Mark Sugar, D.P.M. (1,509 SF; 0.5% of NRA; 0.6% of GPR). The General
Services Administration ("GSA") executed the leases for FEMA and the Defense
Intelligence Agency. Approximately 62.4% of the subject's NRA is tenanted by
Federal or State agencies with another 26.1% occupied by the University of
Maryland and Prince George's Community College. In addition, the tenants have a weighted average lease term of nine years. Provided below is a brief profile of the three largest tenants:

   FEDERAL EMERGENCY MANAGEMENT AGENCY ("FEMA") occupies two different spaces at the subject. The larger space consists of approximately 97,510 square feet and houses one of FEMA's National Processing Service Centers. These
   centers process applications for disaster relief, determine eligibility, schedule inspections, and manage the associated records. FEMA has only two other processing service centers, one located in Mt. Weather, Virginia, and one in Denton, Texas. The use of the remainder of FEMA's space, 31,150 SF, is classified. Overall, FEMA has more than 2,600 full-time employees.
   FEMA's 10-year lease for the larger space expires in November 2006; the small space was leased for a 5-year term expiring in December 2007.

   THE STATE OF MARYLAND'S DEPARTMENT OF HUMAN RESOURCES AND SOCIAL SERVICES
   occupies approximately 51,224 SF (16.5% of NRA; 14.5% of GPR) under a
   10-year lease that expires in June 2008. Some of the departments and services

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-42

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,889,008
                                                            DSCR:    1.32x
                                METRO I BUILDING            LTV:     73.87%
--------------------------------------------------------------------------------

   conducted from offices at the subject include the food stamp office and a child abuse report hotline. A representative of the Department of Human
   Services indicated that the State is satisfied with its space and cited the benefits of being adjacent to the College Park Metro rail station.

   UNIVERSITY OF MARYLAND UNIVERSITY COLLEGE ("UMUC") leases a total of approximately 49,960 SF (16.1% of NRA; 14.1% of GPR). One 5-year lease covers 18,080 SF and expires in December 2005; a second 5-year lease for the remaining 31,880 SF expires in 2009. UMUC specializes in providing access to public higher education for Maryland's adult learners through traditional and innovative instruction and delivery of graduate and undergraduate degree programs, non-credit professional development programs, and conference services. The total number of students enrolled in
   UMUC's stateside programs has grown by 83% in the last five years - from
   14,142 in Fall 1998 to 25,857 in Fall 2003. UMUC has become the second largest university in Maryland. The Maryland Higher Education Commission
   projects that UMUC's enrollment will grow by another 120% by 2010. The
   University's main campus is located approximately two miles from the subject, but has insufficient housing and office space, requiring alternative locations. There are currently no plans to build housing or office space on campus that would compete with the facilities at University
   Town Center.

THE MARKET. Prince George's County is one of twenty-five counties within the
Washington D.C. MSA, encompassing nearly 500 square miles, more than 801,500 residents (2000 Census), and wraps around the northeastern, eastern, and southeastern borders of Washington, D.C. Prince George's County is a community of diverse neighborhoods with 27 unique municipalities ranging in population from less than 100 to as many as 50,000 people. Proximity to Washington, D.C.
has been a considerable benefit in attracting important federal facilities to
Prince George's County. Nearly a dozen federal agencies, many with research-focused activities, are located in the northern part of the county.
According to CB Richard Ellis, as of year-end 2003 the Metropolitan Washington
D.C. Area office market consisted of 340.7 million square feet of competitive multi-tenanted office space, and had an overall direct vacancy rate of 9.9%
(10.9% including sub-lease space).

The Suburban Maryland market is divided into 20 sub-markets including the
College Park sub-market in which the subject property is located. The subject property is within two miles of I-495 (the Capital Beltway) and across the street from the Prince George's Plaza metrorail station. Tenants at the subject have a variety of retail stores, restaurants and entertainment options within walking distance. The retail development will include a 16-screen multiplex theater and 250,000 SF of retail space (anticipated completion 2006-2007).

Within the College Park sub-market, there are only six Class "A" office buildings (totaling 1.6 million square feet) in addition to the subject property. According to CB Richard Ellis, five of the six buildings were 100%
occupied as of May 2004. Excluding one of the spaces currently under renovation, the subject property's competitive set within the College Park sub-market has an average occupancy rate of 96.9%. The appraiser estimated that market rent for office space at the subject on a full service/gross basis to be
$24.00/SF.

CASH MANAGEMENT. The loan is structured with a soft lockbox. Upon the occurrence of an event of default under the loan documents, the tenants will be required to deliver rents directly to a lockbox account and a cash flow sweep will be instituted by lender.

PROPERTY MANAGEMENT. The Metro I Building is managed by QDC Property
Management, Inc., an independent third party management company based in the
Washington, D.C. area. Founded in 1971, Quadrangle Development Corp. is one of
Washington's largest full-service commercial real estate developers, owners and managers.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-43

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,889,008
                                                            DSCR:    1.32x
                                METRO I BUILDING            LTV:     73.87%
--------------------------------------------------------------------------------

                         [METRO I BUILDING MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-44

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

                       THIS PAGE INTENTIONALLY LEFT BLANK

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-45

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $34,000,000
                                                            DSCR:    1.84x
                              280 TRUMBULL STREET           LTV:     51.59%
--------------------------------------------------------------------------------

                     [280 TRUMBULL STREET PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-46

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $34,000,000
                                                            DSCR:    1.84x
                              280 TRUMBULL STREET           LTV:     51.59%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:              GACC

  LOAN PURPOSE:             Acquisition

  ORIGINAL BALANCE:         $34,000,000

  CUT-OFF BALANCE:          $34,000,000

  SHADOW RATINGS:           BBB/Baa2 (S/M)

  % BY INITIAL UPB:         2.78%

  INTEREST RATE:            5.5600%

  PAYMENT DATE:             1st of each month

  FIRST PAYMENT DATE:       September 1, 2004

  MATURITY DATE:            August 1, 2014

  AMORTIZATION:             Interest only through and including the payment date
                            occurring on August 1, 2006, and thereafter monthly
                            amortization on a 30-year schedule.

  CALL PROTECTION:          Lockout for 24 months from the securitization
                            closing date, then defeasance is permitted. On or
                            after May 1, 2014, prepayment permitted without
                            penalty on any payment date.

  SPONSOR:                  Fanny Grunberg, Michael Grunberg

  BORROWERS:                FGA 280 Trumbull, LLC and Grunberg
                            280 Trumbull, LLC

  ADDITIONAL FINANCING:     None

  LOCKBOX:                  None

  INITIAL RESERVES:         Taxes:             $369,351
                            Insurance:         $ 28,443
                            Rollover(1):       $933,540

  MONTHLY RESERVES:         Taxes:             $184,676
                            Insurance:         $ 14,221

--------------------------------------------------------------------------------

1.  Rollover reserve for tenant Robinson & Cole.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / SQ. FT.:      $51.17

  BALLOON BALANCE / SQ. FT.:   $44.89

  LTV:                         51.59%

  BALLOON LTV:                 45.26%

  DSCR:                        1.84x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:     Single Asset

  PROPERTY TYPE:                Office

  COLLATERAL:                   Fee interest in a 28 story office building

  LOCATION:                     Hartford, CT

  YEAR BUILT / RENOVATED:       1984 / 1999

  COLLATERAL SF:                664,479 sq. ft.

  PROPERTY MANAGEMENT:          Grunberg Management, LLC
                                (Borrower affiliate)

  OCCUPANCY (AS OF 7/22/04):    95.2%

  UNDERWRITTEN NET CASH FLOW:   $4,294,128

  APPRAISED VALUE:              $65,900,000

  APPRAISAL DATE:               June 18, 2004

--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-47

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $34,000,000
                                                            DSCR:    1.84x
                              280 TRUMBULL STREET           LTV:     51.59%
--------------------------------------------------------------------------------

THE 280 TRUMBULL STREET LOAN

THE LOAN. The 280 Trumbull Street Loan is secured by a first mortgage on the borrower's fee simple interest in a 664,479 SF Class-A office building located in the central business district of Hartford, Connecticut. The subject $34 million loan (shadow rated BBB/Baa2 by S&P and Moody's respectively) is interest only for two years and then amortizes based on a 30-yr schedule. Based on the acquisition cost of $65 million (52% Loan to Cost) the borrower has hard equity of $31 million (48%) in the subject property.

THE BORROWER. The borrower consists of two special-purpose bankruptcy-remote entities that own the subject property as tenants-in-common. The borrower delivered a non-consolidation opinion at loan closing. The loan is sponsored by
Fanny Grunberg and her son Michael Grunberg. The Grunberg family owns a New
York City-based real estate company, Grunberg Realty, established over 40 years ago. The Grunberg family currently owns six multifamily and three commercial properties located in New York City and Hartford, Connecticut. As of May 31,
2004, the sponsors reported combined net worth of approximately $71 million and liquidity of $23 million.

THE PROPERTY. The subject property is situated on a approximately 2.0-acre site, and contains 664,479 SF of net rentable area on 28 floors, with a basement level that provides parking and storage space. The subject property, developed in 1984, has a facade of beige pre-cast concrete panels with bronze tinted windows. The main two-story atrium lobby is a modern well-lit design consisting of wood and travertine paneled walls, large storefront windows, granite tiled floors and a collection of potted plants. A retail bank branch is located in the lobby and the borrower is interested in leasing additional lobby space to add a deli and full-service restaurant. Tenant spaces contain standard commercial grade finishes. The building has 13 passenger elevators, one freight elevator and two escalators between the lower-level and lobby. The subject property includes 52 parking spaces in the basement of the building and 20 surface spaces. Additional parking is available in multiple public garages including a city-owned garage situated directly across Church Street. The subject property and the garage are connected by a climate-controlled pedestrian bridge. Six hundred spaces in the city-owned garage are reserved for tenants of the subject property under a long-term license agreement. No license fee payment is required of the borrower; tenants using the garage pay parking fees directly to the garage operator.

SIGNIFICANT TENANTS. The subject property is 95.2% occupied as of July 22, 2004 with 17 tenants, some of which are investment grade by one or more of the rating agencies. The largest tenant is Prudential Insurance Company of America,
(50.3% of NRSF, under a 10-year lease expiring 12/31/2007). The subject property's second largest tenant is Robinson & Cole (20.8% of NRSF, primary lease expiring 12/31/2016), a major corporate law firm with over 200 lawyers in eight offices nationally. Other tenants include First International (financial subsidiary of United Parcel Post; parent company rated AAA/Aaa by S&P/Moody's),
Hudson United Bank (retail branch; rated BBB-/BBB by S&P/Fitch), multiple law firms, several financial/  insurance advisors, a federal agency, and an educational institute.

---------------------------------------------------------------------------------------------------------------------------
                                                       MAJOR TENANT
---------------------------------------------------------------------------------------------------------------------------
                  TENANT                        NRSF       % NRSF      RENT PSF     LEASE EXPIRATION     RATINGS (S/M/F)(1)
---------------------------------------------------------------------------------------------------------------------------

 Prudential Insurance Company of America      333,924      50.3%        $15.01          12/31/2007          A- / A3 / A
---------------------------------------------------------------------------------------------------------------------------
 Robinson & Cole                              138,110      20.8%        $18.16         12/31/2016(2)         - / - / -
---------------------------------------------------------------------------------------------------------------------------
 First International                           50,287       7.6%        $20.00          12/31/2006         AAA / Aaa / -
---------------------------------------------------------------------------------------------------------------------------
 Chase                                         25,170       3.8%        $11.92           3/31/2005         A+ / Aa3 / A+
---------------------------------------------------------------------------------------------------------------------------
 O'Connel, Flaherty & Attmore                  23,285       3.5%        $22.07          11/30/2008           - / - / -
---------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                     570,776      85.9%        $16.36
---------------------------------------------------------------------------------------------------------------------------

1.  Credit ratings are of the parent company, whether or not the parent company guarantees the lease.

2.  Robinson & Cole has 99,778 SF expiring 12/31/2016 with rent of $22.40 PSF,
    17,829 SF expiring 12/31/2016 with rent of $15.50, 14,720 SF expiring
    1/31/2005 with rent of $17.50 and 5,792 SF expiring 12/31/2016 with rent of
    $18.00 PSF.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-48

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $34,000,000
                                                            DSCR:    1.84x
                              280 TRUMBULL STREET           LTV:     51.59%
--------------------------------------------------------------------------------

   PRUDENTIAL INSURANCE COMPANY OF AMERICA occupies approximately 333,922 SF
   (50.25% of NRSF) under a 10-year lease that expires in December 2007. The company is one of the largest life insurance companies in the U.S. and is a division of Prudential Financial, Inc. (NYSE: PRU). Prudential Financial,
   Inc. provides financial services throughout the United States and several locations worldwide. The company offers a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, real estate brokerage, and relocation services. Prudential has two 5-year renewal options at 95% of the then fair market rent, requiring
   12-months prior written notice of tenant's intent to renew. In the event
   Prudential does not exercise its renewal option on or before December 31,
   2006 for a minimum of nine of the thirteen floors that it currently occupies (i) the borrower will provide the lender with a letter of credit in the amount of $1,000,000 or (ii) a cash flow sweep will be triggered and excess cash flow, up to $1,000,000 will be deposited in the TI/LC reserve account. The cash sweep provision applies to the expiration of Prudential's current lease term as well as the expiration of any subsequent lease extension. The majority of the Prudential space is occupied by a retirement/investment subsidiary in occupancy since 1997. The subsidiary, which Prudential acquired from Cigna Corporation in 1st Quarter 2004, is headquartered at the subject property. The acquisition doubled Prudential's retirement assets under management. Prudential recently posted two large company signs on two walls at the top of the building, announcing the company's presence in Hartford. Approximately 102,000 SF of Prudential's
   total space has been subleased to and is occupied by Cigna Corporation
   (rated BBB by S&P). Prudential has an early termination option, effective
   June 2005, for 29,793 SF (less than 5% of NRSF), consisting of space on the
   20th floor and ground floor. The borrower has been exploring plans to convert the ground floor portion to retail/restaurant use. To exercise this option, Prudential is required to provide 8-months early termination notice and pay a termination fee equal to unamortized TI/LC costs. The early termination fee shall be assigned to the lender.

   ROBINSON & COLE occupies 138,110 SF (20.8% of NRSF) and is headquartered at the subject property. Founded in 1845, Robinson & Cole is a leading New
   England law firm that employs over 200 lawyers in eight offices in
   Connecticut, Massachusetts, New York City and Sarasota, Florida. The firm's areas of practice include antitrust and trade regulation, tax planning and representation, business litigation, bankruptcy, finance, health law, immigration, labor relations, construction and land use, real estate finance and development, and mergers and acquisitions. Robinson & Cole occupies the top five floors of the subject property (floors 25-29) in addition to several spaces on lower floors. In occupancy since 1988, the law firm extended its primary lease in 2002 for 15 years (99,778 SF expiring in 12/2016, more than two years beyond the loan term). The remaining space has the following partial early termination options: (i)
   12,900 SF on 1/1/2007, (ii) 13,500 SF on 1/1/2012 and (iii) 25,500 SF
   effective 1/1/2012. The exercise of options (i) and (ii) require 12 months notice and payment of a termination fee equal to 6-months rent; the exercise of option (iii) requires 9 months notice and a fee equal to 9 months of rent. Any early termination fee is required to be assigned to lender. The tenant recently invested $3 million in tenant improvement upgrades ($130/SF) and is planning to invest an additional $1 million
   ($40/SF) to upgrade another of its floors.

THE MARKET. The subject property is well located in Hartford's central business district ("CBD") at the intersection of two major downtown thoroughfares, near the State Capitol and other governmental office buildings, cultural centers, retail/  restaurant amenities and other CBD office towers. The Hartford Civic
Center, Connecticut's largest sports arena, is situated directly adjacent to the subject. The subject is situated across the street from the Civic Center redevelopment, a major $160 million mixed-use project. Upon completion, the development will offer 53,000 SF of entertainment/retail/restaurant space together with 262 luxury rental units contained in what will be New England's tallest residential high-rise building (36 stories). Also adjacent to the subject is a 400-room Hilton Hotel currently undergoing a $22 million renovation. Interstates 84 and 91 are accessible within blocks, providing quick links between the CBD and other destination points both within and outside of the Hartford metro area.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-49

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $34,000,000
                                                            DSCR:    1.84x
                              280 TRUMBULL STREET           LTV:     51.59%
--------------------------------------------------------------------------------

The Hartford Capitol Region consists of the City of Hartford and 28 towns surrounding the city center. The 2003 Hartford MSA population was estimated at
1.21 million residents, up 5% over 1995, with the growth concentrated in the
MSA's many exclusive suburban communities. Hartford has enjoyed an historic concentration of insurance companies headquartered in the city center. Hartford also benefits from its position as the State Capitol. With several major hospital complexes, the health care industry is another key economic driver, as is the defense industry. The four largest employment sectors are services
(26%), government (17%), trade (14.5%) and financial activities (12%). In addition to the state government, major employers include United Technologies,
Hartford Financial, Aetna, Prudential, Hartford and St. Francis Hospitals and
ING. As of May 2004, the MSA unemployment rate stood at 5.2%, slightly below the national rate of 5.6%.

According to the 1st Quarter 2004 CB Richard Ellis Greater Hartford Office
Market report, the Hartford CBD contained a total of 7.1 million SF in 42 office buildings including 5.1 million SF in 13 Class A properties. The appraiser identified five comparable Class A office buildings considered directly competitive with the subject property. The buildings ranged in size from 297,000 SF to 782,000 SF and had average occupancy of 92.2%. This compares favorably with the total Hartford CBD Class A sector which averaged 85.2%
occupancy. The CBD market occupancy rate has remained stable since 1st Quarter
2003; no new office space is under construction or proposed.

Rental rates at the comparable office buildings ranged from $20.25 to $23.50
PSF and averaged $23.00 PSF. The appraiser determined a market range for the subject property of $20.00 to $24.00 PSF with an average of $21.00 PSF. As of the July 22, 2004 rent roll, the subject property's 17 office tenants had rental rates ranging from $11.92 PSF to $24.00 PSF for an overall average of
$17.33 PSF, approximately 16.5% below market. The Prudential lease, averaging
$15.01 PSF, is 28.5% below market.

CASH MANAGEMENT. Springing, as described above under "--Significant
Tenants--Prudential Insurance Company of America."

PROPERTY MANAGEMENT. The subject property will be managed by Grunberg
Management LLC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine financing is permitted, subject to the following conditions in the loan documents including:
(i) the pledge securing such mezzanine loan consists only of membership interests in the borrower, (ii) an aggregate maximum LTV of 70%, (iii) delivery of an inter-creditor/subordination agreement acceptable to lender and (iv)
rating agency review of mezzanine debt structure and confirmation of no ratings downgrade of related CMBS securities.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-50

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $34,000,000
                                                            DSCR:    1.84x
                              280 TRUMBULL STREET           LTV:     51.59%
--------------------------------------------------------------------------------

                       [280 TRUMBULL STREET MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-51

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,500,000
                                                            DSCR:    1.21x
                             DEER CREEK APARTMENTS          LTV:     79.38%
--------------------------------------------------------------------------------

                    [DEER CREEK APARTMENTS PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-52

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,500,000
                                                            DSCR:    1.21x
                             DEER CREEK APARTMENTS          LTV:     79.38%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:                  NCCI

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $33,500,000

  CUT-OFF PRINCIPAL BALANCE:    $33,500,000

  % BY INITIAL UPB:             2.74%

  INTEREST RATE:                5.5100%

  PAYMENT DATE:                 11th of each month

  FIRST PAYMENT DATE:           October 11, 2004

  MATURITY DATE:                September 11, 2014

  AMORTIZATION:                 Interest only through and including the payment
                                date in September, 2007, and thereafter monthly
                                amortization on a 30 year schedule.

  CALL PROTECTION:              Lockout for 24 months from securitization date,
                                then defeasance is permitted. On and after July
                                11, 2014, prepayment permitted without penalty.

  SPONSOR:                      Douglas M. Price and Kent A. Price

  BORROWERS:                    Deer Creek SPE, LLC

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      None

  INITIAL RESERVES:             Tax:                     $161,077
                                Insurance:               $74,250

  MONTHLY RESERVES:             Tax:                     $32,215
                                Insurance:               $6,750

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / UNIT:        $82,921

  BALLOON BALANCE / UNIT:     $73,661

  LTV:                        79.38%

  BALLOON LTV:                70.52%

  DSCR:                       1.21x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:         Single Asset

  PROPERTY TYPE:                  Multifamily

  COLLATERAL:                     Fee simple interest in a multifamily property
                                  situated on a 34.77-acre site

  LOCATION:                       Overland Park, KS

  YEAR BUILT / RENOVATED:         2002 / NAP

  TOTAL UNITS:                    404

  PROPERTY MANAGEMENT:            Price Management Company, Inc.
                                  (Borrower affiliate)

  OCCUPANCY (8/10/04):            95.8%

  UNDERWRITTEN NET CASH FLOW:     $2,760,806

  APPRAISED VALUE:                $42,200,000

  APPRAISAL DATE:                 July 27, 2004

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                             PROPERTY DESCRIPTION
---------------------------------------------------------------------------------------------------------------
                                        NUMBER      AVERAGE SQUARE     AVERAGE RENT     COMPARABLE MARKET RENT
             UNIT TYPE                 OF UNITS        FEET/UNIT        (PER MONTH)       RANGE (PER MONTH)
---------------------------------------------------------------------------------------------------------------

 1 bdrm / 1 bath                           72              672              $698             $633 - $819
---------------------------------------------------------------------------------------------------------------
 1 bdrm / 1 bath                            4              802              $790             $670 - $855
---------------------------------------------------------------------------------------------------------------
 1 bdrm / 1 bath - garage                  24              848              $895             $670 - $870
---------------------------------------------------------------------------------------------------------------
 1 bdrm / 1 bath - garage                  60              876              $902             $670 - $870
---------------------------------------------------------------------------------------------------------------
 1 bdrm / 1 bath - study & garage          72              998              $955            $807 - $1,125
---------------------------------------------------------------------------------------------------------------
 2 bdrm / 2 bath                           76            1,010              $935             $809 - $995
---------------------------------------------------------------------------------------------------------------
 2 bdrm / 2 bath - garage                  48            1,228            $1,163            $809 - $1,315
---------------------------------------------------------------------------------------------------------------
 2 bdrm / 2 bath - garage                  28            1,348            $1,278            $809 - $1,315
---------------------------------------------------------------------------------------------------------------
 3 bdrm / 2 bath - garage                  20            1,393            $1,290           $1,010 - $1,650
---------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVG.                      404              984              $956           $757 - $1,052(1)
---------------------------------------------------------------------------------------------------------------

1.  Calculated based on a straight average of the comparable market rent ranges on a weighted average for the subject number of units.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-53

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,500,000
                                                            DSCR:    1.21x
                             DEER CREEK APARTMENTS          LTV:     79.38%
--------------------------------------------------------------------------------

THE DEER CREEK APARTMENTS LOAN

THE LOAN. The Deer Creek Apartments Loan is secured by a first mortgage on a
Class A, 404-unit multifamily property situated on a 34.77-acre site in
Overland Park, Johnson County, Kansas. The loan is structured with a ten-year term, with the first three years interest only, followed by a 30-year amortization schedule. The loan amount represents 79.38% of the MAI appraised value of $42,200,000.

THE BORROWER. The borrowing entity, Deer Creek SPE LLC, is a single-purpose, bankruptcy-remote entity with an independent director. A non-consolidation opinion was also obtained in connection with the loan closing. The borrowing entity's sole member is Deer Creek Apartments, LLC. Doug Price and Kent Price
are the sponsors of the borrower. They have over 25 years of real estate experience and are co-chairmen of Price Brothers Realty, a real estate company involved in the development, acquisition and management of multifamily, single-family, condominium and retail properties. The company has a current portfolio consisting of 7,449 units among 30 multifamily complexes.

THE PROPERTY. The subject property includes 404 multifamily units among 37 two-story buildings, as well as a 7,504 square foot one-story clubhouse building including a business center, fitness center with shower/changing facilities, party room with kitchen accommodations, and leasing office. In addition to those amenities found in the clubhouse building, the subject offers an outdoor swimming pool, gated controlled access, security intercom access system for each building, and garage parking for 276 vehicles, with an additional 681 surface parking spaces, for a total of 957 spaces. The subject property's unit mix is comprised of 160 one-bedroom/one-bath units, 72 one-bedroom/one-bath units with den, 152 two-bedroom/two-bath units, and 20 three-bedroom/two-bath units. Each unit is equipped with an amenity package that includes a patio or balcony, washer & dryer, refrigerator, dishwasher, microwave, central air, and electric range with self-cleaning oven. As of
August 10, 2004, the subject property was 95.8% occupied.

THE MARKET.(1) The subject property is located in Johnson County within the
Kansas City MSA, which ranks 31st in the nation in population, with a 2003 estimated population of 1,843,550. There are approximately 40,000 firms located in the metropolitan area representing a wide diversification of job categories.
Kansas City is the home of several well-known companies including Sprint
Corporation, Ford Motor Company, Hallmark Cards, Inc., and DST Systems. As of
May 2004, the unemployment rate for the Kansas City MSA was reported at approximately 5.60%, which is slightly lower than the nation's unemployment rate of 5.65%. Within the Kansas City MSA there has been significant growth in the residential market over the last several years. Single-family residential units account for most of the new housing constructed in the past three years.
Out of 191 metropolitan areas surveyed by the National Association of Home
Buildings, Kansas City ranks thirteenth in housing affordability as of fourth quarter 2004. The median sale price for a single family home in the Kansas City
MSA was $125,000 as of the first quarter of 2004.

The subject property is located within a growing and affluent neighborhood with an average household income of approximately $225,841 within a one-mile radius.
The subject is also located in an area of substantial growth within the fastest growing county in the Kansas City Metropolitan Statistical Area ("MSA").
Additionally, the subject property's location is within close proximity (less than two miles) to the intersections of 119th and 135th Streets with Metcalf
Avenue, which are among the most desirable intersections within the Kansas City
MSA. Within the immediate area of the subject property, there are several office parks, new retail development, and single-family housing, along with other multi-family properties.

The subject property is located within the Overland Park South submarket, which is estimated by the appraiser to have an occupancy rate of 91.9% as of the 2nd
Quarter of 2004. In order to estimate an accurate submarket occupancy for the subject property, the appraiser's vacancy rate was considered along with surveying the current vacancy rate among the rental comparables. Vacancy at comparable properties ranged for 2% to 8%, with an average of 4.7%. Placing more emphasis on the comparable property survey, as their vacancy rates are more current, the properties are all similar to the subject property, and the market area surveyed is narrower, the appraiser concluded a stabilized market vacancy rate of 5% to be appropriate for the subject property's submarket.

(1) Market information was obtained from the Deer Creek Apartments appraisal dated 07/27/2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-54

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,500,000
                                                            DSCR:    1.21x
                             DEER CREEK APARTMENTS          LTV:     79.38%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Price Management Company, Inc., an affiliate of the borrower, manages the subject property. Price Management Company is a subsidiary of Price Brothers Realty, and handles the management of all multifamily projects held within the company's portfolio. Price Management
Company currently has 7,449 multifamily units among 30 multifamily complexes under management, all of which are owned by Price Brothers Realty.

CASH MANAGEMENT. None.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-55

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,500,000
                                                            DSCR:    1.21x
                             DEER CREEK APARTMENTS          LTV:     79.38%
--------------------------------------------------------------------------------

                      [DEER CREEK APARTMENTS MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-56

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-57

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,000,000
                                                            DSCR:    2.47x
                                 GMAC BUILDING              LTV:     55.00%
--------------------------------------------------------------------------------

                        [GMAC BUILDING PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-58

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,000,000
                                                            DSCR:    2.47x
                                 GMAC BUILDING              LTV:     55.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:            LaSalle Bank National
                          Association

  LOAN PURPOSE:           Acquisition

  SHADOW RATING:
  (S&P/MOODY'S/DBRS)      NAP

  ORIGINAL TMA BALANCE:   $33,000,000

  CUT-OFF TMA BALANCE:    $33,000,000

  % BY INITIAL UPB:       2.70%

  INTEREST RATE:          4.6100%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     November 1, 2004

  MATURITY DATE:          October 1, 2009

  AMORTIZATION:           Interest only for the entire term

  CALL PROTECTION:        Lockout until 24 months from the origination date,
                          then prepayment is permitted subject to a prepayment
                          premium equal to the greater of 1% or yield
                          maintenance.

  SPONSOR:                Inland Western Retail Real Estate Trust, Inc.

  BORROWER:               Inland Western Winston-Salem 5th Street, L.L.C.

  ADDITIONAL FINANCING:   None

  LOCKBOX:                None

  INITIAL RESERVES:       None

  MONTHLY RESERVES:       None(1)

--------------------------------------------------------------------------------

1.  None required at closing. Upon the occurrence of an event of default, monthly reserves will be required.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / SQ. FT.:        $62.03

  BALLOON BALANCE / SQ. FT.:     $62.03

  LTV:                           55.00%

  BALLOON LTV:                   55.00%

  DSCR:                          2.47x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:        Single Asset

  PROPERTY TYPE:                   CBD Office

  COLLATERAL:                      Fee simple interest in a 4 building
                                   office complex

  LOCATION:                        Winston-Salem, NC.

  YEARS BUILT:                     1951

  YEARS RENOVATED:                 1992

  COLLATERAL SF:                   532,012 sq. ft.

  PROPERTY MANAGEMENT:             Inland Northwest Management Corp.
                                   (Borrower affiliate)

  OCCUPANCY (AS OF 10/1/2004):     100.0%

  UNDERWRITTEN NET CASH FLOW:      $3,763,314

  APPRAISED VALUE:                 $60,000,000

  APPRAISAL DATE:                  August 27, 2004

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                    % OF          NET          LEASE
SIGNIFICANT TENANTS                     SF       TOTAL NRA     RENT PSF     EXPIRATION     RATINGS (S/M)
---------------------------------------------------------------------------------------------------------

 GMAC Insurance Mangement Corp.     532,012       100.0%        $9.71        9/30/2014         NA/NA
---------------------------------------------------------------------------------------------------------
 TOTAL OCCUPIED SPACE/WA            532,012       100.0%        $9.71
---------------------------------------------------------------------------------------------------------
 TOTAL RENTABLE SPACE               532,012
---------------------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-59

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,000,000
                                                            DSCR:    2.47x
                                 GMAC BUILDING              LTV:     55.00%
--------------------------------------------------------------------------------

THE GMAC BUILDING LOAN

THE LOAN. The GMAC Building Loan is an interest only loan secured by a first mortgage on a 532,012 SF that serves as the corporate headquarters for GMAC
Insurance Management Corp. The complex was acquired by the borrower for
$60,000,000 resulting in a loan to cost ratio of 55.0% and cash equity of approximately $27.0 million (45%).

THE BORROWERS. The borrower, Inland Western Winston-Salem 5th Street, L.L.C., is structured as a single-purpose, bankruptcy-remote entity, with an independent director, for which a non-consolidation opinion was obtained. The sponsor of the borrower, Inland Western Retail Real Estate Trust, Inc. was formed in March of 2003, as a Maryland corporation created to acquire and manage a diversified portfolio of real estate, primarily west of the
Mississippi River. It is structured as a traditional REIT with no operating partnership. It is a public company registered with the SEC and sells shares privately to individuals through a private broker dealer network. The common stock is not traded on any stock exchange and therefore, the stock price is not determined daily. The company started raising equity capital in September 2003, and as of March 31, 2004, had raised more than $240 million.

The REIT's strategy is to acquire high-quality, well-located, properties with minimal lease rollover. As of March 31, 2004 the Company had $1.174 billion in assets (at cost). Given Inland's track record and the success of the West REIT offering, the REIT is expected to grow to over $2 billion in total assets during 2004.

THE PROPERTY. GMAC Building is a multi-building corporate headquarters property
100% master-leased by GMAC Insurance Management Corp. The primary structure is an 18-story office building containing 349,438 SF (North Office Tower) built in
1980 and an attached 6-story office building containing 135,800 SF (South
Office Tower) that was built in 1951. The property also includes a 5-level,
735-space parking deck with an attached two-story office building containing
30,498 SF that was constructed in 1992. The two-story office building is partially subleased to the Winston-Salem Chamber of Commerce and is referred to as the "Chamber Building". The remaining structure is a two-story Daycare
Center containing 15,826 SF. The property also includes three surface parking lots. The site consists of six, non-contiguous parcels totaling 6.41 acres located in the vicinity of 5th and Poplar Streets in downtown Winston-Salem,
North Carolina.

THE TENANT. GMAC Insurance Management Corp. is part of GMAC Insurance Holdings,
Inc., which is in turn a subsidiary of GMAC. GMAC Insurance Holdings, Inc.
guarantees the subject lease. GMAC Insurance Holdings, Inc. is an underwriter in the preferred and nonstandard automobile insurance markets. GMAC Insurance sells insurance to about one million policyholders a year through 14,000 independent agencies throughout the U.S. With more than $1.3 billion in annual written premiums, GMAC Insurance Holdings, Inc. is the 15th largest underwriter of personal lines of insurance in the U.S. A.M. Best, an independent worldwide insurance-rating and information agency, rates GMAC Insurance Holdings, Inc.
"A" (Excellent) for financial strength and claims paying ability.

THE MARKET. The subject property is located at the southwest corner of 5th
Street and Spruce Street in the western portion of the Winston-Salem central business district ("CBD"). The subject property has strong access via
Interstate 40, which is the primary east/west roadway serving the CBD. The subject property is also located less than a mile off of US Route 52, which runs north/south through the center of the CBD. Salt Creek Parkway forms a bypass around downtown linking I-40, Business I-40 and US Route 52. This location is considered to be one of the premier office corridors within
Metropolitan Winston-Salem.

The immediate neighborhood remains the primary center of office development in the metropolitan statistical area. New development has occured with the creation of "Restaurant Row" along 4th street and Libby Street, the development of the Nissen Building, a residential/retail development at 4th and Cherry
Street, the current construction of Unity Place, a mixed use development with office, retail and residential uses, the completion of One West Fourth Street office building and the ongoing renovation of the Winston Tower office building. The area immediately surrounding the subject property is developed with a variety of retail and commercial uses including office buildings, restaurants and hotels.

The area economy has traditionally been based on manufacturing, led by textiles, cigarettes and furniture manufacturing. These industries remain important components of the economy with Greensboro containing over 20 percent of the nation's

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-60

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,000,000
                                                            DSCR:    2.47x
                                 GMAC BUILDING              LTV:     55.00%
--------------------------------------------------------------------------------

tobacco workers and High Point remaining the center of the nation's furniture industry. However, in recent years, the area's economic base has become more diversified with medical, high-tech, banking industries and higher education fueling much of the economic growth. The largest employment sector in the City of Winson-Salem is currently the services industry with approximately 29.7% of the workforce. The City of Winston-Salem is home to several major area employers including Wake Forest University/Baptist Medical Center, Novant
Health Care, Sara Lee Corportation, RJ Reynolds, Wachovia Bank, BB&T
Corporation, and USAirways.

The appraiser indicates that the Winston-Salem office market consists of
3,919,821 SF of office space located in 48 buildings. The overall vacancy rate in the market is currently 21%, which is an improvement from 23.1% in January
2004 and 23.5% one year prior. The subject property is located in the Downtown submarket, which consists of 1,638,943 SF in 11 buildings. The appraiser determined a competitive set of 7 properties, resulting in a vacancy rate for the competitive set of 23%. This is primarily due to the Winston Tower building, which is currently undergoing significant renovations and is only 35%
occupied. The Winston Tower building property is inferior to the subject property with respect to age and condition. Removing the Winston Tower building from the survey results in an occupancy rate among the subject's competitive set of 92%.

Reis surveys a much larger market for the overall Greensboro/Winston-Salem office market consisting of 15.3 million SF of space. According to Reis the subject property is located in the West-Northwest Forsyth submarket, which has
3,172,000 SF of office space accounting for 21% of the office market in
Greensboro-WInston Salem. Reis has determined an overall submarket vacancy rate of 13.1% for the 2nd Quarter of 2004.

Currently asking rents among comparable properties in the submarket range from
$7.00 to $19.00 per square foot, NNN, with a weighted average of $12.91 per square foot, NNN. The subject property is currently 100% master leased by GMAC
Insurance Management Corp. for $9.71/SF, NNN, which is at the low end of the market range.

PROPERTY MANAGEMENT. The subject property will be managed by Inland Northwest
Management Corp., an affiliate of the borrower.

CASH MANAGEMENT. None.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-61

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,000,000
                                                            DSCR:    2.47x
                                 GMAC BUILDING              LTV:     55.00%
--------------------------------------------------------------------------------

                          [GMAC BUILDING MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-62

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-63

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $30,225,000
                                                            DSCR:    1.27x
                            2901 WEST ALAMEDA AVENUE        LTV:     76.71%
--------------------------------------------------------------------------------

                  [2901 WEST ALAMEDA AVENUE PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-64

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4
                             COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $30,225,000
                                                            DSCR:    1.27x
                            2901 WEST ALAMEDA AVENUE        LTV:     76.71%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:            GACC

  LOAN PURPOSE:           Acquisition

  ORIGINAL BALANCE:       $30,225,000

  CUT-OFF BALANCE:        $30,225,000

  % BY INITIAL UPB:       2.47%

  INTEREST RATE:          5.9400%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     October 1, 2004

  MATURITY DATE:          September 1, 2014

  AMORTIZATION:           Interest only through and including the payment date
                          occurring on September 1, 2008, and thereafter monthly
                          amortization on a 30-year schedule.

  CALL PROTECTION:        Lockout for 24 months from securitization closing
                          date, then defeasance is permitted. After May 1, 2014,
                          prepayment permitted without penalty on any payment
                          date.

  SPONSOR:                Kevin S. Green

  BORROWERS:              Alameda 2901 West, LLC, Alameda
                          10474 Associates, LLC and Alameda JJ
                          Burbank, LLC

  ADDITIONAL FINANCING:   $3,000,000 mezzanine debt

  LOCKBOX:                Hard

  INITIAL RESERVES:       Insurance:           $  8,055
                          Enginnering:         $258,429

  MONTHLY RESERVES:       Insurance:           $  2,685
                          Replacement:         $    967
                          Rollover:            $ 11,511

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / SQ. FT.:        $260.38

  BALLOON BALANCE / SQ. FT.:     $239.29

  LTV:                           76.71%

  BALLOON LTV:                   70.50%

  DSCR:                          1.27x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Office

  COLLATERAL:                     Fee simple interest in a 7 story
                                  office building

  LOCATION:                       Burbank, CA

  YEAR BUILT / RENOVATED:         1981 / NAP

  COLLATERAL SF:                  116,081 SF

  PROPERTY MANAGEMENT:            George Elkins Property Management Company,
                                  Inc. (Borrower affiliate)

  OCCUPANCY (AS OF 8/12/04):      100.0%

  UNDERWRITTEN NET CASH FLOW:     $2,738,950

  APPRAISED VALUE:                $39,400,000

  APPRAISAL DATE:                 May 28, 2004

--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      S-65

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $30,225,000
                                                            DSCR:    1.27x
                            2901 WEST ALAMEDA AVENUE        LTV:     76.71%
--------------------------------------------------------------------------------

THE 2901 WEST ALAMEDA AVENUE LOAN

THE LOAN. The 2901 West Alameda Avenue Loan is secured by a first mortgage on the borrower's fee simple interest in a 116,081 SF, Class-A- office building located in Burbank, California. The subject $30.2 million loan is interest only for four years and then amortizes based on a 30-yr schedule. Based on the acquisition cost of $39.5 million and including the mezzanine financing
(described below under "--Current Mezzanine or Subordinate Indebtedness"), the
borrower has hard equity of $6.2 million (excluding closing costs) in the subject property.

THE BORROWER. The borrower consists of three single-purpose bankruptcy remote entities that own the property as tenants-in-common: Alameda 2901 West, LLC,
Alameda 10474 Associates, LLC and Alameda JJ Burbank, LLC. The loan sponsor is
Kevin S. Green, owner of George Elkins Property Management Company, Inc.
Founded in 1922, George Elkins Property Management Company, Inc. is one of the
oldest real estate firms in California. Since acquisition of the company in
1996, Mr. Green has more than tripled the size of its California-based portfolio which consists of mid-size Class A and boutique office, multifamily, retail, and industrial properties. The firm currently manages approximately 8 million square feet of space and has offices in Los Angeles and San Francisco.
In addition to property management, Mr. Green is active in the acquisition and repositioning of value-added commercial properties on behalf of third-party investors and his own account. As of June 22, 2004, Mr. Green reported a net worth of $14.9 million, liquidity of approximately $1.0 million and ownership interests in 13 commercial properties with a total market value of $256.5 million.

THE PROPERTY. 2901 West Alameda Avenue is a single-tenant, Class A- office building located in Burbank, California (12 miles northwest of the Los Angeles central business district via I-5). The subject property, a 7-story rectangular building with a partial basement level, contains 116,081 SF of net rentable area. The subject property was developed in 1981 and built-to-suit Ascent Media
Group, Inc., its current single-tenant. The subject property forms part of a three-building campus that is occupied entirely by Ascent Media Group Inc. The subject property has visibility and pedestrian/vehicular access on Alameda
Avenue, an east-west commercial thoroughfare, approximately one-quarter mile east of a Ventura Freeway (US 134) interchange. This provides a rapid link to the Los Angeles interstate network (I-5, I-405, SR 170) for access to destination points throughout the Los Angeles metropolitan area.

The building, situated on 1.19 acres, was constructed to the tenant's specifications at considerable expense to the tenant. Tenant-specific improvements include 20-foot ceilings, raised computer flooring, extra electric and HVAC capacity, back-up generators and satellite communication installations. The building consists of a steel-frame structure, tinted glass facade on the upper floors, grey brick veneer at ground level, three passenger elevators, 100% sprinklering and flat roof equipped with multiple satellite communication dishes, antennae and HVAC equipment. The main lobby is accessed via a covered driveway that passes under the second floor of an abutting building (also occupied by Ascent Media). The driveway leads to the subject property's rear 4-story parking garage. The lobby is designed with terrazzo flooring, wood paneled concierge desk and modern furniture The common area hallways and meeting spaces have a similar modern design including curved walls, spot lighting fixtures, cappuccino bars, and flat-screen TVs.

The interior office spaces are a mix of standard open floor plans with cubicles and perimeter offices. Approximately 50% of the building is improved with studio and post-production facilities. These facilites provide a full complement of satellite services for domestic and international video, audio and data uplink and downlink capabilities to and from all U.S. domestic and
Canadian satellites. In addition, these facilites aid in the distribution of live events, multi-format videotape playback, and have multiple fiber interconnects to all major southern California venues. Clients include: Carsey
Werner Manderbach, Classic Arts Showcase,Crystal Cathedral, Don Cornelius
Productions,Integrity Media,NBC Enterprises,Sony Pictures Television, TVN,
Universal Television, and Warner Brothers Television.

According to the Property Condition and Site Inspection reports, the subject property is in very good condition with minimal reported deferred maintenance.
Recent renovations include a new roof, boiler, elevators, cooling tower, lobby interior and bathroom interiors. Landscaping consists of mature perimeter trees and a lushly landscaped inner courtyard with tropical plantings and beige pebble ground cover. Parking totals 296 garage spaces in a detached 4-story pre-cast concrete garage.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      S-66

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $30,225,000
                                                            DSCR:    1.27x
                            2901 WEST ALAMEDA AVENUE        LTV:     76.71%
--------------------------------------------------------------------------------

THE TENANT. The subject property is 100% occupied by Ascent Media Group, Inc., pursuant to a triple net lease expiring on 12/31/2016. The lease provides for a
3% annual base rent increase and one 8-year renewal option. Ascent Media, an international media post-production company, is a wholly-owned subsidiary of
Liberty Media Corporation (parent company rated BBB-/Baa3 by S&P/Moody's).
Liberty Media Corp. is an international media holding company that reported year-end 2003 consolidated revenues of $4.0 billion and operating cash flow of
$832 million. In addition to Ascent Media, Liberty Media's major businesses include the QVC cable-TV shopping channel and several other cable networks
(e.g., Discovery Channel, Court TV). Ascent Media provides audio and video post-production media services. Ascent Media customers include major motion picture studios (feature films), advertising agencies (commercials), television production companies (TV episodes and mini-series), major record labels and other entertainment-related businesses. Ascent Media also provides satellite program distribution services for major broadcast and cable networks (news, sports, etc.). For year-end 2003, Ascent Media generated revenues of $508 million and operating cash flow of $75 million. For 1st quarter ending March
31, 2004, Ascent Media reported revenues of $145 million, up 19% over 2003 and operating cash flow of $22 million, up 16% over 2003.

----------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT
----------------------------------------------------------------------------------------------------------------
           TENANT                NRSF        % NRSF       RENT PSF      LEASE EXPIRATION      RATINGS (S/M/F)
----------------------------------------------------------------------------------------------------------------

 Ascent Media Group, Inc.       116,081       100.0%      $25.46(1)       12/31/2016(2)    BBB- / Baa3 / BBB-(3)
----------------------------------------------------------------------------------------------------------------

1.   The lease provides for a 3% annual base rent increase.

2.   The tenant has the option to terminate the lease in December 2011, upon 12 months prior notice and payment of a $2,000,000 termination fee. In addition, the loan is structured with a cash flow sweep provision that will be triggered in the event the tenant exercises its early termination option or vacates the premises. The cash flow sweep will terminate subject to a satisfactory replacement tenant/lease and minimum 1.25x DSCR.

3.   Ratings of parent company, Liberty Media Corporation.

THE MARKET. The subject property is located in Burbank California's Media
District, one of several densely developed commercial districts constituting the Burbank office submarket. The Media District is one of the world's media capitals. Many global media companies (movies, television, records) are headquartered in the city or the immediately adjacent Los Angeles communities of Universal City and Studio City. The subject property has visibility and access on an east-west commercial thoroughfare (Alameda Avenue). NBC Studios and Warner Brother Studios each have office/studio campuses immediately across
Alameda Avenue from the subject property, while Walt Disney and Universal
Studios are situated nearby.

Burbank, Los Angeles County, California is situated 12 miles northwest of the
Los Angeles central business district. Los Angeles County, together with large sections of Orange, Ventura, Riverside and San Bernardino Counties, comprise the Greater Los Angeles metropolitan area. As of the 2000 Census, the population for these five counties totaled 16.4 million residents, up 1.8 million residents or nearly 13% over 1990. The region's population base is projected to expand rapidly by 2010 to 18.9 million residents, up an additional
2.5 million (1.5% average annual growth rate).

The city of Burbank has 103,874 residents (as of 2003), up approximately 11%
over 1990. As Burbank is fully urbanized, future growth will be accommodated by the redevelopment of older obsolete structures to higher density uses. Burbank has established several master planned redevelopment zones to encourage the redevelopment of blighted or underutilized industrial areas to higher-grade retail, multifamily and office use. A growth-control plan is, however, in place for the city's Media District, where the subject is located, in order to preserve the district's residential quality of life. Burbank's has an unemployment rate of 4.2% (as of March 2004), which is significantly lower than the Los Angeles metropolitan rate of 6.5%, the state rate of 6.3% and the national rate of 5.6%. Burbank benefits from a concentration of media companies and hospital complexes. Major media companies in Burbank include Warner
Brothers (3,736 employees), Walt Disney Studios (2,758), NBC Studios (1,545)
and Columbia Pictures (700). Other Burbank employers include St. Joseph's
Medical Center (1,775), 1928 Jewelry Company (984) and IBM (546). Located in
adjacent Glendale and Universal City are Amblin Entertainment, Universal
Studios, Dreamworks, Sega Gameworks and the Glendale Memorial Hospital.

According to a 1st Quarter 2004 office market report issued by CB Richard
Ellis, the Tri-Cities market totaled 24.1 million SF in 214 office buildings at
88.7% occupancy. The Burbank submarket totaled 5.3 million SF in 45 office buildings at 86.4% occupancy. The appraiser identified seven comparable office properties considered directly competitive with the subject. The comparable properties totaled 1.5 million SF (range: 41,991 SF -- 420,950 SF) at 85.5%
occupancy. No Burbank office

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      S-67

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $30,225,000
                                                            DSCR:    1.27x
                            2901 WEST ALAMEDA AVENUE        LTV:     76.71%
--------------------------------------------------------------------------------

properties were completed in 2003, and no projects are scheduled for completion in 2004. The subject property is 100% occupied by a single-tenant under a long-term lease that expires in 2016 with an 8-year extension option.

In 1st Quarter 2004, the Burbank submarket averaged $26.16 PSF gross. The comparable office buildings, all located in Burbank's Media District, had rental rates that ranged from $30.00 PSF to $36.60 PSF gross and averaged
$33.28 PSF, well above the submarket's average rental rate. On a net equivalent basis, the comparables ranged from $20.76 PSF NNN to 26.64 PSF NNN. For the subject property, the appraiser determined a market rental rate of $22.80 PSF
NNN. Factoring in an annual charge of $2.52 PSF for use of the subject's parking garage, the appraiser concluded an all-in market rental rate of $25.32
PSF NNN. The tenant's current rate of $25.46 PSF NNN is in line with the appraiser's estimate of market.

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The property is managed by George Elkins Property
Management Company, Inc., an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The sole owner of each of the tenant-in-common borrowers has pledged 100% of its interest in the borrower to
HAR-Alameda Mezz, LLC, to secure a mezzanine loan in the original principal amount of $3,000,000.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      S-68

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $30,225,000
                                                            DSCR:    1.27x
                            2901 WEST ALAMEDA AVENUE        LTV:     76.71%
--------------------------------------------------------------------------------

                     [2901 WEST ALAMEDA AVENUE MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      S-69

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $27,442,640
                                                        TMA DSCR:    1.38x
                                FORT HENRY MALL         TMA LTV:     70.37%
--------------------------------------------------------------------------------

                       [FORT HENRY MALL PICTURES OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-70

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $27,442,640
                                                        TMA DSCR:    1.38x
                                FORT HENRY MALL         TMA LTV:     70.37%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:            GACC

  LOAN PURPOSE:           Acquisition

  ORIGINAL BALANCE:       $27,500,000

  CUT-OFF BALANCE:        $27,442,640

  % BY INITIAL UPB:       2.25%

  INTEREST RATE:          5.4000%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     October 1, 2004

  MATURITY DATE:          September 1, 2009

  AMORTIZATION:           360 months

  CALL PROTECTION:        Lockout for 24 months from the securitization closing
                          date, then defeasance is permitted. On or after April
                          1, 2009, prepayment permitted without penalty on any
                          payment date.

  SPONSOR:                Mark Schleicher, Stephen Salzman, Mark Stebbins, and
                          John M. Kane

  BORROWER:               Baltry LLC

  ADDITIONAL FINANCING:   None

  LOCKBOX:                Soft at Closing/Springing Hard

  INITIAL RESERVES:       Taxes:                       $353,626
                          Insurance:                   $13,991
                          TI/LC (Letter of Credit):    $1,000,000
                          Environmental:               $18,750

  MONTHLY RESERVES:       Taxes:                       $44,203
                          Insurance:                   $6,996
                          Replacement:                 $16,775
                          Rollover:                    $37,291

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  LOAN BALANCE / SF:        $51.76

  BALLOON BALANCE / SF:     $48.12

  LTV:                      70.37%

  BALLOON LTV:              65.41%

  DSCR:                     1.38x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:                 Single Asset

  PROPERTY TYPE:                            Retail Anchored

  COLLATERAL:                               Fee/Leasehold interest in a
                                            regional mall

  LOCATION:                                 Kingsport, TN

  YEAR BUILT / RENOVATED:                   1976 / 1989

  TOTAL MALL SF:                            530,193 SF

  PROPERTY MANAGEMENT:                      Boardwalk Management
                                            Company, Inc.

  OVERALL MALL OCCUPANCY (AS OF 8/19/04):   98.3%

  UNDERWRITTEN NET CASH FLOW:               $2,552,580

  APPRAISED VALUE:                          $39,000,000

  APPRAISAL DATE:                           July 8, 2004

--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-71

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $27,442,640
                                                        TMA DSCR:    1.38x
                                FORT HENRY MALL         TMA LTV:     70.37%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      ANCHOR TENANTS
--------------------------------------------------------------------------------------------------------------------------
                              % OF TOTAL      LEASE                                   OCCUPANCY       2003      2003 SALES
      TENANTS          SF        NRSF      EXPIRATION   RATINGS (S/M/F)(1)  RENT PSF     COST     TOTAL SALES      PSF
--------------------------------------------------------------------------------------------------------------------------

 Proffitt's         101,547       19.2%     3/31/2006    BB / Ba3 / BB-(2)   $2.50       1.5%      $17,051,219   $167.91
--------------------------------------------------------------------------------------------------------------------------
 Sears               93,750       17.7%     3/31/2006   BBB / Baa1 / BBB     $1.09       0.6%      $15,808,205   $168.62
--------------------------------------------------------------------------------------------------------------------------
 JC Penney           87,623       16.5%     2/28/2007    BB+ / Ba3 / BB+     $2.61       1.6%      $14,736,168   $168.18
--------------------------------------------------------------------------------------------------------------------------
 Proffitt's Home     41,400        7.8%     3/31/2006    BB / Ba3 / BB-(2)   $2.99       3.9%       $3,131,443    $75.64
--------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA           324,320       61.2%                                                            $50,727,035   $156.41
--------------------------------------------------------------------------------------------------------------------------

1.   Credit ratings are of the parent company whether or not the parent company guarantees the lease.

2.   Credit ratings of parent company, Saks Inc.

            -----------------------------------------------------
                    IN-LINE TENANTS SUMMARY INFORMATION(3)
            -----------------------------------------------------
                                                   2003 OCC. COST
             2002 SALES PSF     2003 SALES PSF     AS % OF SALES
            -----------------------------------------------------

                $240.00           $238.00             7.27%
            -----------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR IN-LINE TENANTS(6)
----------------------------------------------------------------------------------------------------------------------------
                                             % OF TOTAL MALL                         LEASE          2002            2003
            TENANTS                 SF              SF           NET RENT PSF     EXPIRATION      SALES/SF        SALES/SF
----------------------------------------------------------------------------------------------------------------------------

 Marquee Cinemas (8 screens)      27,171           5.12%            $3.00        6/30/2012            --        $233,032(4)
 Piccadilly Cafeteria             13,000           2.45%           $10.70        5/31/2006         $193.72       $177.67
 Deb                               6,928           1.31%            $4.91        1/31/2013            --         $113.99
 Hibbett Sports                    6,600           1.24%           $10.60        5/31/2005         $206.09       $209.71
 Record Tower                      6,241           1.18%           $22.50        9/30/2008         $153.92       $166.70
 The Closet                        6,080           1.15%           $17.00        9/30/2004         $148.23       $143.54
 Lenscrafters                      6,040           1.14%           $20.00        8/31/2008         $249.01       $238.94
 American Eagle Outfitters         5,317           1.00%           $18.00        1/31/2012         $377.34       $371.26
 Walden Books                      5,300           1.00%           $20.00        1/31/2010         $239.34       $235.64
 Rue 21                            5,050           0.95%            $5.30       12/31/2004         $142.41       $136.29
 Garfield's (Restaurant)           5,004           0.94%           $18.93       11/30/2004         $221.78       $258.76
 Rack Room Shoes                   4,627           0.87%           $16.00        5/31/2005         $237.57       $228.88
 Kirkland's                        4,550           0.86%           $17.00        1/31/2014            --         $211.51
 TOTAL/WA(5)                      74,737          14.10%           $14.48                          $179.93       $201.60
----------------------------------------------------------------------------------------------------------------------------

3.  Marquee Cinemas is not included in In-line Tenants Summary Information.

4.  Represents sales per screen.

5.  Marquee Cinemas is not included in In-line Tenants Totals/WA.

6.  As of August 19, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-72

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $27,442,640
                                                        TMA DSCR:    1.38x
                                FORT HENRY MALL         TMA LTV:     70.37%
--------------------------------------------------------------------------------

THE FORT HENRY MALL LOAN

THE LOAN. The Fort Henry Mall loan is secured by a first mortgage on a two-level 530,193 SF enclosed regional mall located in Kingsport, Sullivan
County, Tennessee. The majority of the collateral for the loan is the borrower's leasehold interest in Fort Henry Mall. The borrower is the lessee under two ground leases which cover 48.76 acres of the subject's 50.44-acre site; the borrower has fee simple ownership of the remaining 1.68 acres. The ground leases expire in November 2058 (when all automatic renewal options expire). Loan proceeds were used to acquire the leasehold and fee interests in the property for $32,167,000. Including closing costs of $692,000 and an upfront TI/LC deposit of $1,000,000 (letter of credit), the borrower's total cost basis is approximately $33,859,000 (loan to cost ratio of 81.2%; cash equity of $6.36 million).

THE BORROWER. The borrower, Baltry LLC, is a single-purpose bankruptcy-remote entity for which non-consolidation opinions were obtained. The sponsors of the borrower are Mark Schleicher, Stephen Salzman, Mark Stebbins, and John M. Kane,
all of whom have extensive commercial real estate experience. Mark Schleicher has over 18 years of real estate experience primarily in the acquisition and development of commercial and industrial space. Mr. Schleicher currently owns over 1 million square feet of commercial and industrial space located in New
England. Stephen Salzman is the managing member and portfolio manager of
Priderock, a Greenwich, Connecticut-based private investment partnership which makes equity investments in public companies. Priderock currently has an investment portfolio of over $300 million. Mark Stebbins is the owner and CEO of Pro Con Incorporated, the largest design and construction company in New
Hampshire. Pro Con has designed and built over 45 hotels in states stretching from Virginia to Maine. Mr. Stebbins also owns Stebbins Commercial Properties
Inc., a New Hampshire-based full-service commercial real estate, investment and property management firm which has developed over 1 million square feet of commercial property. John Kane is a principal of The Kane Company, a New
Hampshire-based full service real estate company specializing in brokerage sales and leasing, development, property management and consulting. In recent years, The Kane Company has developed over 1.1 million square feet of office/industrial space in New Hampshire. The four sponsors have a combined net worth of $66.21 million including liquidity of $13.96 million.

THE PROPERTY. The Fort Henry Mall loan collateral encompasses a two-level,
530,193 SF enclosed regional mall located in Kingsport, Sullivan County,
Tennessee.

The subject property is located at the intersection of Fort Henry Drive (State
Route 36) and Memorial Boulevard, approximately three miles southeast of the
Kingsport CBD. Fort Henry Drive, the primary north/south roadway in the neighborhood, provides access to the Kingsport CBD to the north and to
Interstate-81 approximately 5 miles to the south. Access to the site is provided from both Fort Henry Drive and Memorial Boulevard. Parking is provided for 3,230 vehicles (6.1 spaces per 1,000 SF of net rentable area).

The appraiser valued the subject property at $39,000,000, which results in an
LTV of 70.37%.

SIGNIFICANT TENANTS. Fort Henry Mall has had occupancy rates in excess of 95%
for each of the past three years. The mall has a total of 71 tenants including four anchor tenants (each of which is part of the collateral): Proffitt's
Department Store (a subsidiary of Saks, Inc. rated "BB" by S&P; 101,547 SF;
19.2% of NRSF; 6.1% of GPR), Sears (93,750 SF; 17.7% of NRSF; 2.5% of GPR;
rated "BBB" by S&P), JC Penney (87,623 SF; 16.5% of NRSF; 5.5% of GPR; rated
"BB+" by S&P), and Proffitt's Home Store (41,400 SF; 7.8% of NRSF; 3.0% of
GPR). The anchor tenants total 324,320 SF (61.2% of NRSF) yet contribute only
17.1% of GPR. All of the anchor tenants have been in occupancy since 1976/77 when the mall was first developed. An 8-screen Marquee Cinema with stadium style seating occupies 27,171 SF (5.1% of NRSF) and contributes 3.3% of GPR.
In-line and kiosk-type space at the subject property totals 178,702 SF (33.7%
of NRSF) and represents 79.7% of GPR.

In-line tenants at the subject property include well-known national/regional retailers such as American Eagle Outfitters, Waldenbooks, Bath & Body Works,
Lenscrafters, Dollar Tree, Aeropostale, Payless Shoesource, Radio Shack, Kay
Bee Toy & Hobby, General Nutrition Center, Software, Etc., Verizon Wireless,
Merle Norman, Footlocker, Victoria's Secret, Kay Jewelers, Zales Jewelers,
Sunglass Hut, Subway, and Chick-fil-A. Sears just completed a renovation of its store in June 2004 at a reported cost of $1.5 to $2.0 million. Marquee Cinemas, part of the collateral is currently in the process of expanding by

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-73

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $27,442,640
                                                        TMA DSCR:    1.38x
                                FORT HENRY MALL         TMA LTV:     70.37%
--------------------------------------------------------------------------------

adding three new stadium-style theaters. Both renovation projects were (or are being) paid for by the tenant. The anchor tenants at the subject property do not own their own stores.

   PROFFITT'S, a subsidiary of Saks Inc. (rated "BB" by S&P and "Ba3" by
   Moody's), operates both a Proffitt's Department Store and a Proffitt's
   HomeStore at Fort Henry Mall. The two stores combined total 142,947 SF of space (27.0% NRSF) yet account for only 9.2% of GPR. In addition to its 64
   Saks Fifth Avenue Department Stores, Saks, Inc. operates 54 Saks Off 5th stores and 241 department stores under the names of Parisian, Proffitt's,
   McRae's, Younkers, Herberger's, Carson Pirie Scott, Bergner's, Boston Store
   and 34 mall-based Club Libby Lu specialty stores. Proffitt's Department
   Store has been in occupancy at Fort Henry Mall since 1976 under a 30-year lease expiring March 31, 2006; the lease provides for five 5-year renewal options with no increase in rent. Proffitt's Home Store has been in occupancy since 1976 under a 25-year lease with an original expiration date of March 31, 2001; Proffitt's Home Store is in its first 5-year option period (expiring March 31, 2006) and has two remaining 5-year options (also with no change in rent).

   SEARS (93,750 SF; 17.7% of NRSF; 2.5% of GPR; rated "BBB" by S&P and "Baa1"
   by Moody's) operates 870 mall-based stores in the U.S. In addition, Sears operates 1,100 other Sears store locations nationwide. The company operates over 790 independently owned Sears dealer stores in small towns and 245 hardware stores, such as Orchard Supply Hardware and Sears Hardware. Sears has been in occupancy at Fort Henry Mall since 1976 under a 30-year lease with an original expiration date of March 31, 1996. Sears is currently in its second 5-year option period (expiring March 31, 2006); the lease has two remaining 5-year options with no increases in rent.

   JC PENNEY (87,623 SF; 16.5% of NRSF; 5.6% of GPR; rated "BB+" by S&P and
   "Ba3" by Moody's) operates 1,020 department stores throughout the U.S.
   (except Hawaii) and in Puerto Rico. The company also operates 58 Renner department stores in Brazil. JC Penney stores sell fashion at value prices.
   Its target customers have household income ranging from $30,000 to $80,000 per year. JC Penney has been in occupancy at Fort Henry Mall since 1977 under a 30-year lease expiring February 28, 2007; the lease has five 5-year options with no increase in rent.

THE MARKET. The subject property competes within an area of northeast Tennessee known as the Tri-Cities region which includes the cities of Bristol, Johnson
City and Kingsport. The subject property's primary trade area is an approximate radius of ten to fifteen miles and extends between Route 81 to the north and
Route 40 to the south. The 2004 estimated population within the primary trade area was 188,406, a 14.2% increase over the 1990 population. The 2004 estimated median household income within the trade area was $38,435, significantly higher than the Tri-Cities MSA median household income of $22,996.

Most of the subject property's existing competition is from three malls/shopping centers located to the south and east of Fort Henry Mall: (i)
The Mall at Johnson City, a 534,281 SF enclosed regional mall anchored by
Sears, JC Penney & Proffitt's (20 miles southeast of the subject), (ii) Bristol
Mall, a 487,502 SF enclosed regional mall anchored by Belk, J.C. Penney,
Proffitt's, and Sears (22 miles northeast of the subject), and (iii) Johnson
City Crossing, a 378,533 SF open-air power center anchored by Home Depot, Stein
Mart, Circuit City & PetsMart (18 miles southeast of the subject property). The average occupancy rate of these three primary competitors is 90.7%. The subject property is outperforming its competitors and has maintained an occupancy rate of over 95.0% during the last three years.

The subject property's neighborhood is located approximately three miles southeast of downtown Kingsport. Primary access to the neighborhood is from
State Highway Route 93, also known as the John B. Dennis Highway. Other primary roads in the area include Interstate Route 181 (approximately three miles west of the subject), Interstate-81 (approximately 5 miles south) and Fort Henry
Drive (a/k/a State Route 36) which provides direct access to the subject property.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-74

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $27,442,640
                                                        TMA DSCR:    1.38x
                                FORT HENRY MALL         TMA LTV:     70.37%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                           DISTANCE
                             FROM                                           2003
                           SUBJECT   COMPLETED /            MALL SHOP   IN-LINE SALES
PROPERTY NAME              (MILES)    RENOVATED      NRSF   OCCUPANCY        PSF                   ANCHOR TENANTS
-------------------------------------------------------------------------------------------------------------------------------

 Fort Henry Mall             N/A    1976 / 1989    530,193    98.3%        $246.71        Proffitt's, Sears, JC Penney
-------------------------------------------------------------------------------------------------------------------------------
 The Mall at Johnson City    20     1971 / 1992    534,281     90%(1)  (less than) $300   Sears, JC Penney, Proffitt's
-------------------------------------------------------------------------------------------------------------------------------
 Bristol Mall                22     1975 / 1997    487,502     85%(1)       $236          Belk, JC Penney, Proffitt's, Sears
-------------------------------------------------------------------------------------------------------------------------------
 Johnson City Crossing       18         1997       378,533     99%           NA           Home Depot, Stein Mart, Circuit City
                                                                                         and PetsMart
-------------------------------------------------------------------------------------------------------------------------------

1.  In-Line Occupancy Rate only.

PROPERTY MANAGEMENT. Fort Henry Mall is managed by Boardwalk Management
Company, Inc., a newly-formed management and investment company led by a team of professionals with over 30 years of combined retail experience. While technically not a borrower affiliate, one of the principals of the management company, Michael Salzman, is the brother of a principal (Stephen Salzman) of the borrower. Along with Michael Salzman, Boardwalk Management Company, Inc. is owned and operated by Kevin Murphy and Bradford Freeman; all three are former employees of The Pyramid Companies, the largest privately-held owner, manager and developer of shopping centers and malls in the northeastern U.S. Mr.
Salzman and Mr. Freeman also had valuable retail leasing/management experience at, respectively, The Mills Corporation (one of the top REITs in the world with
28 million square feet in 14 major U.S. markets), and Prime Retail, Inc. (a national outlet center REIT with a portfolio totaling 10.5 million square feet). Some of the properties financed, managed, leased and/or marketed by the principals of Boardwalk Management Company include the New York properties of
Walden Galleria, Pyramid Mall Ithaca, Salmon Run Mall, Sangertown Square,
Aviation Mall, Crossgates Mall, Riverside Mall, Hudson Valley Mall,
Poughkeepsie Galleria, Galleria at Crystal Run and Palisades Center, and the
Massachusetts properties of Berkshire Mall, Hampshire Mall, Holyoke Mall and
Independence Mall. The current focus of Boardwalk Management Company, Inc. is to own/manage retail properties that are in stable/growth markets, have superior locations within their markets, and that have tenant mixes that can be optimized. In addition to the knowledge and experience brought to the operation of Fort Henry Mall by the principals of Boardwalk Management Company, Inc., the company has also retained the seller's highly competent on-site management team.

CASH MANAGEMENT. Soft lockbox in place at closing. Upon an event of default or if any of Proffits, Sears or JC Penney goes dark or fails to renew its lease, the loan documents require the borrower to cause the tenants to deposit rent into a lender controlled account.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

GROUND LEASE. The loan is secured primarily by the borrower's interest in two ground leases. The ground leases expire in November 2058, when all automatic renewal options expire. The ground leases contain standard lender protections.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-75

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $27,442,640
                                                        TMA DSCR:    1.38x
                                FORT HENRY MALL         TMA LTV:     70.37%
--------------------------------------------------------------------------------

                         [FORT HENRY MALL MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-76

                         $1,125,857,000 (APPROXIMATE)
                                 COMM 2004-LNB4

                     STATEMENT REGARDING ASSUMPTIONS AS TO
              SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The
Information is provided solely by Deutsche Bank Securities Inc., ABN AMRO
Incorporated, Nomura Securities International, Inc., J.P.Morgan Securities Inc.
and Citigroup Global Markets Inc. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.
Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions
(historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce.
Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the
Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the
Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering
Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon.
The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the
Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank
Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc.,
J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the Statement) which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-77

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered COMM 2004-LNB4,
Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-1A, Class B, Class C and Class D will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Secondary market trading between
Participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      C-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 15, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours,
Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two
Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the
Participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 15, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear

                                      C-2

the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a
          Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Certificate is effectively connected to its
U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

         (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
     "qualified intermediary"), a duly completed and executed IRS Form W-8IMY
     (or any successor or substitute form)--

                                      C-3

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
         1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or
         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or
         1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

         (b) if the intermediary is not a qualified intermediary (a
     "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY
     (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or
         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii)
         or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as a "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

                                      C-4

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      C-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                    DEPOSITOR

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                              ---------------------

     Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

     o    various types of multifamily or commercial mortgage loans,

     o    mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

     o    a combination of the assets described above.

     The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. Neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency of instrumentality.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     YOU SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 9 IN THIS PROSPECTUS
UNDER THE CAPTION "RISK FACTORS" AND UNDER THE CAPTION "RISK FACTORS" IN THE
RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under
"Method of Distribution" in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series.

                              ---------------------

                 THE DATE OF THIS PROSPECTUS IS OCTOBER 20, 2004

            IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. If the terms of the certificates offered to you vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND AVAILABLE INFORMATION

     With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset
Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention:
Secretary, or by telephone at (212) 250-2500.

     Deutsche Mortgage & Asset Receiving Corporation has filed with the
Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the
Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset
Receiving Corporation will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     You can read and copy any document filed by Deutsche Mortgage Asset &
Receiving Corporation at prescribed rates at the Securities and Exchange
Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C.
20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of
such material can also be obtained electronically through the Securities and
Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission's Web site (http://www.sec.gov).

                                       ii

SUMMARY OF PROSPECTUS ....................................................................     1
RISK FACTORS .............................................................................     9
   The Lack of Liquidity May Make it Difficult for You to Resell Your Offered
     Certificates and May Have an Adverse Effect on the Market Value of Your Offered
     Certificates ........................................................................     9
   The Trust Fund's Assets May Be Insufficient To Allow For Payment In Full On Your
     Certificates ........................................................................     9
   Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You

   Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which
     Could Adversely Affect the Performance of Your Offered Certificates .................    12
   Some Certificates May Not Be Appropriate for ERISA Plans ..............................    17
   Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax

   Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset

                                       iii

   Distributions on the Certificates in Respect of Prepayment Premiums or in Respect

   Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC

                                       iv

                                       v

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                       vi

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF
CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS
SUPPLEMENT CAREFULLY.

 Securities Offered...........   Mortgage pass-through certificates, issuable
                                 in series. Each series of certificates will
                                 represent beneficial ownership in a trust fund.
                                 Each trust fund will own a segregated pool of
                                 certain mortgage assets, described below under
                                 "-- The Mortgage Assets."

                                RELEVANT PARTIES

 Who We Are...................   Deutsche Mortgage & Asset Receiving
                                 Corporation, a Delaware corporation. See "The
                                 Depositor." Our principal offices are located
                                 at 60 Wall Street, New York, New York 10005.
                                 Our telephone number is (212) 250-2500.

 Trustee......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement. See "Description of the Pooling
                                 Agreements -- The Trustee."

 Master Servicer..............   If a trust fund includes mortgage loans, then
                                 the master servicer, for the corresponding
                                 series of certificates will be named in the
                                 related prospectus supplement. See "Description
                                 of the Pooling Agreements -- Certain Matters
                                 Regarding the Master Servicer, the Special
                                 Servicer, the REMIC Administrator and the
                                 Depositor."

 Special Servicer.............   If a trust fund includes mortgage loans, then
                                 the special servicer for the corresponding
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 may be appointed will be described, in the
                                 related prospectus supplement. See "Description
                                 of the Pooling Agreements -- Collection and
                                 Other Servicing Procedures."

 MBS Administrator............   If a trust fund includes mortgage-backed
                                 securities, then the entity responsible for
                                 administering such mortgage-backed securities
                                 will be named in the related prospectus
                                 supplement.

 REMIC Administrator..........   The person responsible for the various
                                 tax-related administration duties for a series
                                 of certificates as to which one or more REMIC
                                 elections have been made, will be named in the
                                 related prospectus supplement. See "Description
                                 of the Pooling Agreements -- Certain Matters
                                 Regarding the Master Servicer, the Special
                                 Servicer, the REMIC Administrator and the
                                 Depositor."

                                       1

                       INFORMATION ABOUT THE MORTGAGE POOL

 The Mortgage Assets..........   The mortgage assets will be the primary
                                 assets of any trust fund. The mortgage assets
                                 with respect to each series of certificates
                                 will, in general, consist:

                                 o  various types of multifamily or commercial
                                    mortgage loans,

                                 o  mortgage participations, pass-through
                                    certificates or other mortgaged-backed
                                    securities that evidence interests in one
                                    or more of various types of multifamily or
                                    commercial mortgage loans, or

                                 o  a combination of the assets described
                                    above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless the related prospectus supplement
                                 specifies otherwise, by any governmental
                                 agency or instrumentality or by any other
                                 person. If the related prospectus supplement
                                 so provides, some mortgage loans may be
                                 delinquent or nonperforming as of the date the
                                 related trust fund is formed.

                                 If the related prospectus supplement so
                                 provides, a mortgage loan:

                                 o  may provide for no accrual of interest or
                                    for accrual of interest at an interest rate
                                    that is fixed over its term, that adjusts
                                    from time to time, or that may be converted
                                    at the borrower's election from an
                                    adjustable to a fixed interest rate, or
                                    from a fixed to an adjustable rate,

                                 o  may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the interest
                                    rate or to reflect the occurrence of
                                    certain events, and may permit negative
                                    amortization,

                                 o  may be fully amortizing or may be partially
                                    amortizing or nonamortizing, with a balloon
                                    payment due on its stated maturity date,

                                 o  may prohibit over its term or for a certain
                                    period prepayments and/or require payment
                                    of a premium or a yield maintenance payment
                                    in connection with certain prepayments, and

                                 o  may provide for payments of principal,
                                    interest or both, on regular due dates or
                                    at such other interval as is specified in
                                    the related prospectus supplement.

                                 Each mortgage loan will have had an original
                                 term to maturity of not more than 40 years. We
                                 will not originate any mortgage loans. See
                                 "Description of the Trust Funds -- Mortgage
                                 Loans."

                                       2

                                 If any mortgage loan, or group of related
                                 mortgage loans, constitutes a concentration of
                                 credit risk, financial statements or other
                                 financial information with respect to the
                                 related mortgaged property or mortgaged
                                 properties will be included in the related
                                 Prospectus Supplement. See "Description of the
                                 Trust Funds -- Mortgage Loans -- Mortgage Loan
                                 Information in Prospectus Supplements."

                                 If the related prospectus supplement so
                                 specifies, the mortgage assets with respect to
                                 a series of certificates may also include, or
                                 consist of, mortgage participations, mortgage
                                 pass-through certificates and/or other
                                 mortgage-backed securities, that evidence an
                                 interest in, or are secured by a pledge of,
                                 one or more mortgage loans that conform to the
                                 descriptions of the mortgage loans contained
                                 in this prospectus and which may or may not be
                                 issued, insured or guaranteed by the United
                                 States or an agency or instrumentality
                                 thereof. See "Description of the Trust Funds
                                 -- MBS."

                       INFORMATION ABOUT THE CERTIFICATES

 The Certificates.............   Each series of certificates will be issued in
                                 one or more classes pursuant to a pooling and
                                 servicing agreement or other agreement
                                 specified in the related prospectus supplement
                                 and will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund.

                                 The certificates of each series may consist of
                                 one or more classes of certificates that,
                                 among other things:

                                 o  are senior or subordinate to one or more
                                    other classes of certificates in
                                    entitlement to certain distributions on the
                                    certificates;

                                 o  are entitled to distributions of principal
                                    with disproportionate, nominal or no
                                    distributions of interest;

                                 o  are entitled to distributions of interest,
                                    with disproportionate nominal or no
                                    distributions of principals;

                                 o  provide for distributions of interest or
                                    principal that commence only after the
                                    occurrence of certain events, such as the
                                    retirement of one or more other classes of
                                    certificates of such series;

                                 o  provide for distributions of principal to
                                    be made, from time to time or for
                                    designated periods, at a rate that is
                                    faster (and, in some cases, substantially
                                    faster) or slower (and, in some cases,
                                    substantially slower) than the rate at
                                    which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                       3

                                 o  provide for distributions of principal to
                                    be made, subject to available funds, based
                                    on a specified principal payment schedule
                                    or other methodology; or

                                 o  provide for distribution based on
                                    collections on the mortgage assets in the
                                    related trust fund attributable to
                                    prepayment premiums, yield maintenance
                                    payments or equity participations.

                                 If so specified in the related prospectus
                                 supplement, a series of certificates may
                                 include one or more "controlled amortization
                                 classes," which will entitle the holders
                                 thereof to receive principal distributions
                                 according to a specified principal payment
                                 schedule. See "Risk Factors -- Prepayments May
                                 Reduce the Average Life of Your Certificates"
                                 and " -- Prepayments May Reduce the Yield of
                                 Your Certificates."

                                 If the related prospectus supplement so
                                 provides, a class of certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise described
                                 in this prospectus as being attributable to
                                 separate and distinct classes.

                                 The certificates will not be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person or entity, unless the related
                                 prospectus supplement specifies otherwise. See
                                 "Risk Factors -- Limited Assets."

 Distributions of Interest on
 the Certificates.............   Each class of certificates, other than
                                 certain classes of principal-only certificates
                                 and certain classes of residual certificates,
                                 will accrue interest on its certificate balance
                                 or, in the case of certain classes of
                                 interest-only certificates, on a notional
                                 amount, based on a fixed, variable or
                                 adjustable interest rate. The related
                                 prospectus supplement will specify the
                                 certificate balance, notional amount and/or
                                 pass-through rate (or, in the case of a
                                 variable or adjustable pass-through rate, the
                                 method for determining such rate), as
                                 applicable, for each class of offered
                                 certificates.

                                 Distributions of interest with respect to one
                                 or more classes of certificates may not
                                 commence until the occurrence of certain
                                 events, such as the retirement of one or more
                                 other classes of certificates, and interest
                                 accrued with respect to a class of such
                                 certificates prior to the occurrence of such
                                 an event will either be added to the
                                 certificate balance thereof or otherwise
                                 deferred as described in the related
                                 prospectus supplement.

                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of

                                       4

                                 certain delinquencies, losses and other
                                 contingencies described in this prospectus and
                                 in the related prospectus supplement. See
                                 "Risk Factors -- Prepayments May Reduce the
                                 Average Life of Your Certificates" and "--
                                 Prepayments May Reduce the Yield of Your
                                 Certificates," "Yield and Maturity
                                 Considerations -- Certain Shortfalls in
                                 Collections of Interest" and "Description of
                                 the Certificates -- Distributions of Interest
                                 on the Certificates."

 Distributions of Principal
 of the Certificates..........   Each class of certificates of each series
                                 (other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates) will have a certificate balance.
                                 The certificate balance of a class of
                                 certificates outstanding from time to time will
                                 represent the maximum amount that you are then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. As described in each
                                 prospectus supplement, distributions of
                                 principal with respect to the related series of
                                 certificates will be made on each distribution
                                 date to the holders of the class or classes of
                                 certificates of such series until the
                                 certificate balances of such certificates have
                                 been reduced to zero.

                                 As described in each prospectus supplement,
                                 distributions of principal with respect to one
                                 or more classes of certificates:

                                 o  may be made at a rate that is faster (and,
                                    in some cases, substantially faster) or
                                    slower (and, in some cases, substantially
                                    slower) than the rate at which payments or
                                    other collections of principal are received
                                    on the mortgage assets in the related trust
                                    fund;

                                 o  may not commence until the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes or certificates
                                    of the same series; or

                                 o  may be made, subject to certain
                                    limitations, based on a specified principal
                                    payment schedule.

                                 Unless the related prospectus supplement
                                 provides otherwise, distributions of principal
                                 of any class of offered certificates will be
                                 made on a pro rata basis among all of the
                                 certificates of such class. See "Description
                                 of the Certificates -- Distributions of
                                 Principal of the Certificates."

 Credit Support and Cash Flow
 Agreements...................   Partial or full protection against certain
                                 defaults and losses on the mortgage assets in
                                 the related trust fund may be provided to one
                                 or more classes of certificates of

                                       5

                                 the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of such series or by one or more
                                 other types of credit support, which may
                                 include:

                                 o  a letter of credit,

                                 o  a surety bond,

                                 o  an insurance policy,

                                 o  a guarantee,

                                 o  a reserve fund, or

                                 o  a combination of the items described above.

                                 In addition, a trust fund may include:

                                 o  guaranteed investment contracts pursuant to
                                    which moneys held in the funds and accounts
                                    established for the related series will be
                                    invested at a specified rate; or

                                 o  interest rate exchange agreements, interest
                                    rate cap or floor agreements, or other
                                    agreements designed to reduce the effects
                                    of interest rate fluctuations on the
                                    mortgage assets or on one or more classes
                                    of certificates.

                                 The related prospectus supplement for a series
                                 of offered certificates will provide certain
                                 relevant information regarding any applicable
                                 credit support or cash flow agreement. See
                                 "Risk Factors -- Any Credit Support For Your
                                 Offered Certificates May Be Insufficient to
                                 Protect You Against All Potential Losses,"
                                 "Description of the Trust Funds -- Credit
                                 Support" and "-- Cash Flow Agreements" and
                                 "Description of Credit Support."

 Advances.....................   If the related prospectus supplement so
                                 provides, the master servicer, the special
                                 servicer, the trustee, any provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on mortgage loans included in
                                 the related trust fund. Any such advances made
                                 with respect to a particular mortgage loan will
                                 be reimbursable from subsequent recoveries in
                                 respect of such mortgage loan and otherwise to
                                 the extent described in this prospectus and in
                                 the related prospectus supplement. See
                                 "Description of the Certificates -- Advances in
                                 Respect of Delinquencies." Any entity making
                                 advances may be entitled to receive interest on
                                 such advances, which will be payable from
                                 amounts in the related trust fund. See
                                 "Description of the Certificates -- Advances in
                                 Respect of Delinquencies."

                                       6

                                 If a trust fund includes mortgage
                                 participations, pass-through certificates or
                                 mortgage-backed securities, the related
                                 prospectus supplement will describe any
                                 comparable advancing obligation of a party to
                                 the related pooling and servicing agreement,
                                 or of a party to the related indenture or
                                 similar agreement.

 Optional Termination.........   If the related prospectus supplement so
                                 provides, a series of certificates may be
                                 subject to optional early termination through
                                 the repurchase of the mortgage assets in the
                                 related trust fund by the party or parties
                                 specified in the related prospectus supplement,
                                 under the circumstances and in the manner set
                                 forth in the related prospectus supplement. If
                                 the related prospectus supplement so provides,
                                 upon the reduction of the certificate balance
                                 of a specified class or classes of certificates
                                 by a specified percentage or amount or upon a
                                 specified date, a party specified in such
                                 prospectus supplement may be authorized or
                                 required to solicit bids for the purchase of
                                 all of the mortgage assets of the related trust
                                 fund, or of a sufficient portion of such
                                 mortgage assets to retire such class or
                                 classes, under the circumstances and in the
                                 manner set forth in the prospectus supplement.
                                 See "Description of the Certificates --
                                 Termination."

 Registration of Book-Entry
 Certificates.................   If the related prospectus supplement so
                                 provides, one or more classes of the offered
                                 certificates will be offered in book-entry form
                                 through the facilities of the Depository Trust
                                 Company. Each class of book-entry certificates
                                 will be initially represented by one or more
                                 global certificates registered in the name of a
                                 nominee of the Depository Trust Company. No
                                 person acquiring an interest in a class of
                                 book-entry certificates will be entitled to
                                 receive definitive certificates of that class
                                 in fully registered form, except under the
                                 limited circumstances described in this
                                 prospectus. See "Risk Factors -- Book-Entry
                                 System for Certain Classes May Decrease
                                 Liquidity and Delay Payment" and "Description
                                 of the Certificates -- Book-Entry Registration
                                 and Definitive Certificates."

 Certain Federal Income Tax
 Consequences.................   The Certificates of each series will
                                 constitute or evidence ownership of either:

                                 o  "regular-interests" and "residual
                                    interests" in a trust fund, or a designated
                                    portion thereof, treated as "real estate
                                    mortgage investment conduit" under Sections
                                    860A through 860G of the Internal Revenue
                                    Code of 1986, or

                                       7

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions
                                    of the Internal Revenue Code of 1986.

                                 You should consult your tax advisor concerning
                                 the specific tax consequences to you of the
                                 purchase, ownership and disposition of the
                                 offered certificates and you should review
                                 "Certain Federal Income Tax Consequences" in
                                 this prospectus and in the related prospectus
                                 supplement.

 ERISA Considerations.........   If you are a fiduciary of any employee
                                 benefit plan or certain other retirement plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and separate
                                 accounts in which such plans, accounts,
                                 annuities or arrangements are invested, that is
                                 subject to the Employee Retirement Income
                                 Security Act of 1974, as amended, or Section
                                 4975 of the Internal Revenue Code of 1986, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under the Employee Retirement Income Security
                                 Act of 1974, as amended, or Section 4975 of the
                                 Internal Revenue Code of 1986. See "Certain
                                 ERISA Considerations" in this prospectus and
                                 "ERISA Considerations" in the related
                                 prospectus supplement.

 Legal Investment.............   Your offered certificates will constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended, only if the related
                                 prospectus supplement so provides. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, you may be subject to restrictions
                                 on investment in the Offered Certificates and
                                 should consult your legal advisor to determine
                                 the suitability and consequences of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

 Rating.......................   At their respective dates of issuance, each
                                 class of offered certificates will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies. See "Rating" in this prospectus and
                                 in the related prospectus supplement.

                                       8

                                 RISK FACTORS

     In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

THE LACK OF LIQUIDITY MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED
CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED
CERTIFICATES

     Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates.
Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates -- Termination."

     The Lack of a Secondary Market May Make it Difficult for You to Resell
Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information May Make it Difficult for You to
Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading "Description of the
Certificates -- Reports to Certificateholders." We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

     The Market Value of Your Offered Certificates May Be Adversely Affected by
Fluctuations in Prevailing Interest Rates.  Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

     o    the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

     o    prevailing interest rates.

     The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR PAYMENT IN FULL ON
YOUR CERTIFICATES

     Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any

                                       9

governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

     Disproportionate Benefits May Be Given to Certain Classes and Series. A
series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of
Credit Support." If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

PREPAYMENTS MAY REDUCE THE AVERAGE LIFE OF YOUR CERTIFICATES

     As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the

                                       10

prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

     o    to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

     o    to a disproportionately large share of such prepayments, or

     o    to a disproportionately small share of such prepayments.

     If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

                                       11

PREPAYMENTS MAY REDUCE THE YIELD ON YOUR CERTIFICATES

     Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See "Yield and Maturity Considerations."

RATINGS DO NOT GUARANTY PAYMENT

     Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

     The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

     In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See "Description of Credit Support" and "Rating."

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO CERTAIN RISKS WHICH
COULD ADVERSELY AFFECT THE PERFORMANCE OF YOUR OFFERED CERTIFICATES

     Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance of the Related Mortgaged Property, of Which We Make No
Assurance. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the
Trust Funds -- Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans." Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired.

     Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow

                                       12

of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

     A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

     o    other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

     Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

     o    Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o    Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

     Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan

                                       13

competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited
Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure
-- Anti-Deficiency Legislation."

     Cross-Collateralization Arrangements May Be Challenged as
Unenforceable. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

     o    was insolvent or was rendered insolvent by such obligation or transfer,

     o    was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

     o    intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured
          and

                                       14

     o    the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien.

     The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Mortgage Loan With Balloon Payments Have a Greater Risk of Default.
Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated
maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower's ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the related mortgaged property;

     o    the level of interest rates;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history of the related mortgaged property;

     o    changes in zoning, tax and (and with respect to residential properties) rent control laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See "Description of the Pooling Agreements -- Realization Upon Defaulted
Mortgage Loans." The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

     The Master Servicer or the Special Servicer May Experience Difficulty in
Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all
of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged

                                       15

property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents."

     Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as
Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

     Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if --

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Environmental Issues at the Mortgaged Properties May Adversely Affect
Payments on Your Certificates.  Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.
This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "offsite" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     The trust may attempt to reduce its potential exposure to cleanup costs by --

     o    establishing reserves for cleanup costs when they can be anticipated and estimated; or

     o    designating the trust as the named insured in specialized
          environmental insurance that is designed for secured lenders.

     However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under the federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management or operations of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

     See "Certain Legal Aspects of Mortgage Loans -- Environmental
Considerations."

                                       16

     Lack of Insurance Coverage Exposes You to the Risk of Certain Special
Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things --

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See
"Description of the Pooling Agreements -- Hazard Insurance Policies."

     Geographic Concentration Within a Trust Fund Exposes Investors to Greater
Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See "Certain ERISA
Considerations."

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit," for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC

                                       17

Certificates." Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences --
Taxation of Regular Certificates."

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court may also --

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's

                                       18

ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust
Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

     o    The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     o    Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

     o    Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
          Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

     o    You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates -- Book-Entry Registration and
Definitive Certificates."

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     The trust fund may include mortgage loans that are past due or are nonperforming. However, mortgage loans which are seriously delinquent loans
(that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent or nonperforming mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates.
See "Description of the Trust Funds -- Mortgage Loans -- General."

TERMINATION OF THE TRUST FUND COULD AFFECT THE YIELD ON YOUR OFFERED
CERTIFICATES

     The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the

                                       19

purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See "Description of the Certificates -- Termination."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     o    various types of multifamily or commercial mortgage loans,

     o    mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

     o    a combination of mortgage loans and MBS.

     Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading
"-- Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

     o    residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

     o    commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least

                                       20

ten years. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens.
In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

     o    the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

     o    the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or nonperforming as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted
above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of

     o    the Net Operating Income derived from the related mortgaged property for a twelve-month period to

                                       21

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

     Unless otherwise defined in the related prospectus supplement, "Net
Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o    debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income
(and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating
Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o    the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

     o    the Value of the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the
"Value" of a mortgaged property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan. The lower the Loan-to-Value
Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus

     o    the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

                                       22

     o    the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o    the market comparison method (recent resale value of comparable properties at the date of the appraisal),

     o    the cost replacement method (the cost of replacing the property at such date),

     o    the income capitalization method (a projection of value based upon the property's projected net cash flow), or

     o    upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are
Subject to Certain Risks Which Could Adversely Affect the Performance of Your
Offered Certificates -- Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance of the Related Mortgaged Property, of Which We Make
No Assurance" and "-- Commercial and Multifamily Mortgage Loans Are Subject to
Certain Risks Which Could Adversely Affect the Performance of Your Offered
Certificates -- Mortgage Loans With Balloon Payments Have a Greater Risk of
Default."

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will

     o    have had original terms to maturity of not more than 40 years and

     o    provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

     A mortgage loan

     o    may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

                                       23

     o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o    may be fully amortizing or may be partially amortizing or
          non-amortizing, with a balloon payment due on its stated maturity date, and

     o    may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an "Equity Participation"), as described in the related prospectus supplement.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o    the type or types of property that provide security for repayment of the mortgage loans,

     o    the earliest and latest origination date and maturity date of the mortgage loans,

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o    the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

     o    the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

     o    with respect to mortgage loans with adjustable interest rates ("ARM
          Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

     o    the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form
8-K with the Securities and Exchange Commission within fifteen days following such issuance.

                                       24

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include

     o    private-label (that is, not issued, insured or guaranteed by the
          United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o    certificates issued and/or insured or guaranteed by the Federal Home
          Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage
          Association ("FNMA"), the Governmental National Mortgage Association
          ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"),

provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool:

     o    either will (i) have been previously registered under the Securities
          Act of 1933, as amended, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended;
          and

     o    either (i) will have been acquired (other than from the depositor or one of its affiliates) in bona fide secondary market transactions or
          (ii) if so specified in the related prospectus supplement, may be derived from the depositor (or its affiliate's) unsold allotments from the depositor (or its affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS
Trustee on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                       25

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

     o    the aggregate approximate initial and outstanding principal amount(s)
          and type of the MBS to be included in the trust fund,

     o    the original and remaining term(s) to stated maturity of the MBS, if applicable,

     o    the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

     o    a description of the related credit support, if any,

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o    the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans --
          Mortgage Loan Information in Prospectus Supplements," and

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

     The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS
Issuer provides the related MBS Trustee if such MBS was privately issued.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts (collectively, the
"Certificate Account") established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See "Description of the Pooling Agreements -- Certificate Account."

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

                                       26

     o    a letter of credit,

     o    a surety bond,

     o    an insurance policy,

     o    a guarantee,

     o    a reserve fund,

     o    or any combination thereof (any such coverage with respect to the certificate of any series, "Credit Support").

     The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Any Credit Support For Your
Offered Certificates May Be Insufficient" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

     o    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

     o    interest rate exchange agreements,

     o    interest rate cap or floor agreements, or

     o    other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates (any such agreement, a "Cash Flow Agreement").

     The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

                                       27

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors -- Prepayments
May Reduce the Average Life of Your Certificates." The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o    the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

     o    the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

     o    and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust
Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of

                                       28

servicing and administrative fees) may be less (such shortfall, a "Prepayment
Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional
Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount
(or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

                                       29

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

     o    the availability of mortgage credit,

     o    the relative economic vitality of the area in which the mortgaged properties are located,

     o    the quality of management of the mortgaged properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition
(in the case of a Lock-out Period) or a disincentive (in the case of a
Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM
Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

     o    converting to a fixed rate loan and thereby "locking in" such rate or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be

                                       30

influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.
For example, a prepayment assumption of 100% of SPA assumes prepayment rates of
0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate
Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest

                                       31

accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM
Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all)
than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that

     o    limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

     o    provides that its scheduled payment will adjust less frequently than its interest rate or

     o    provides for constant scheduled payments notwithstanding adjustments to its interest rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

     o    whether such offered certificate was purchased at a premium or a discount and

     o    the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate
          (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See " -- Yield and
          Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

                                       32

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o    a reduction in the entitlements to interest and/or the Certificate
          Balances of one or more such classes of certificates and/or

     o    establishing a priority of payments among such classes of
          certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

     o    Excess Funds, or

     o    any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

     o    interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

     o    prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                  THE DEPOSITOR

     The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor's capitalization is nominal.
All of the shares of capital stock of the depositor are held by DB U.S.
Financial Markets Holding Corporation, an affiliate of Deutsche Bank AG.

     None of the depositor, Deutsche Bank A.G. or any of their respective affiliates will insure or guarantee distributions on the certificates of any series.

                               DEUTSCHE BANK AG

     It is anticipated that all or a portion of the assets conveyed to the trust fund by the depositor will have been acquired by the depositor from
Deutsche Bank AG or an affiliate thereof. Deutsche

                                       33

Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the
"Deutsche Bank Group") consisting of commercial banks, capital market companies, fund management companies, a property finance company, installment financing companies, research consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has approximately 69,000 employees worldwide and operates out of approximately 1,700 facilities around the world.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

     If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The offered certificates of each series (if issued as
Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, if they are participants in
DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series and distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be

                                       34

determined as of the close of business on the date (the "Determination Date")
specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register;
provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest")
represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional
Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest with respect to one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of
Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available
Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the
"Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period
(generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such distribution date.

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a Notional Amount that is either

     o    based on the principal balances of some or all of the mortgage assets in the related trust fund or

                                       35

     o    equal to the Certificate Balances of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the related prospectus supplement, the amount of
Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate
Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under
"Yield and Maturity Considerations -- Certain Shortfalls in Collections of
Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the
Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Prepayments May Reduce the Average Life of
Your Certificates" and "-- Prepayments May Reduce the Yield of Your
Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in
Collections of Interest."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a "Certificate Balance"), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate
Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate
Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the
Certificate Balances of such certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster)
than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some

                                       36

cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

     Distributions of principal with respect to one or more classes of certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule.
Distributions of principal with respect to one or more other classes of certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o    a reduction in the entitlements to interest and/or the Certificate
          Balances of one or more such classes of certificates and/or

     o    establishing a priority of payments among such classes of
          certificates. See "Description of Credit Support."

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, "Related Proceeds") and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets

                                       37

in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance");
and, if previously made by a master servicer, special servicer or trustee, a
Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate
Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer,
Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a "Distribution Date Statement")
that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

         (i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

         (ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

         (iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

         (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

         (v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

         (vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

                                       38

         (vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

         (viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

         (ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

         (x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or
     Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or
     Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate
     Balance of a class of Accrual Certificates, if any, in the event that
     Accrued Certificate Interest has been added to such balance;

         (xi) if such class of offered certificates has a variable pass-through rate or an adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

         (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

         (xiii) if the related trust fund includes one or more instruments of
     Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

         (xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii)
above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, " -- Book-Entry Registration and Definitive Certificates"
below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date
Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the
Trustee if privately issued.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling
Agreement and as otherwise specified in the related prospectus supplement. See
"Description of the Pooling Agreements -- Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See
"Description of the Pooling Agreements -- Events of Default," "-- Rights Upon
Event of Default" and "-- Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of certificates will terminate following

     o    the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

     o    the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

     Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the
Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The
Depository Trust Company ("DTC") or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal

                                       40

Reserve System, a "clearing corporation" within the meaning of the New York
Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC
Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of
DTC Participants and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with
DTC. The rules applicable to DTC and DTC Participants are on file with the
Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial
Intermediary") that maintains the beneficial owner's account for such purpose.
In turn, the Financial Intermediary's ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC
Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a
"Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC
Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The
DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC Participants to Financial
Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
"certificateholder" (as such term is used in the related Pooling Agreement) of
Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement.
Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry
Certificates

                                       41

are credited. DTC may take conflicting actions with respect to the Book-Entry
Certificates to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o    the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

     o    the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by
          DTC of the certificate or certificates representing a class of
          Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                                       42

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.
The following summaries describe certain provisions that may appear in a
Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related
Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

     o    the address of the related mortgaged property and type of such property;

     o    the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

     o    the original and remaining term to maturity;

                                       43

     o    the amortization term; and

     o    the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

     o    the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

     o    the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

     o    an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

     o    if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

     Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.
Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian)
a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee
(or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but

                                       44

unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the "Purchase Price"). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

     o    the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
          Pooling Agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and

                                       45

warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to such mortgage loans.
The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o    mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                                       46

          the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o    REO Properties.

     If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan
(e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See "Description of
Credit Support."

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

     o    monitor any mortgage loan that is in default,

     o    evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

     o    initiate corrective action in cooperation with the Mortgagor if cure is likely,

     o    inspect the related mortgaged property and

     o    take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain
Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master

                                       47

servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders. Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See "--
Certificate Account" and "-- Servicing Compensation and Payment of Expenses."

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding
Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United
States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Such Permitted
Investments include

     o    federal funds,

     o    uncertificated certificates of deposit,

     o    time deposits,

     o    bankers' acceptances and repurchase agreements,

     o    certain United States dollar-denominated commercial paper,

     o    units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

     Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards.
If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

                                       48

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt
(in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

     (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     (3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and
"Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, "Liquidation
Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

     (5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     (6) any amounts paid under any Cash Flow Agreement;

     (7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of mortgage loans;
Repurchases" and "-- Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--
Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates --
Termination; Retirement of Certificates";

     (8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

     (9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     (10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related
Pooling Agreement and described in the related prospectus supplement.

                                       49

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     (3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation
Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling
Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3)
above incurred by it while such remain outstanding and unreimbursed;

     (5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted
Mortgage Loans";

     (6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special
Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters
Regarding the Trustee";

     (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of
Credit Support;

     (8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

     (9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs --
Prohibited Transactions Tax and Other Taxes";

                                       50

     (12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     (13) to make any other withdrawals permitted by the related Pooling
Agreement and described in the related prospectus supplement; and

     (14) to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

     o    will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

     o    will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

     o    will not adversely affect the coverage under any applicable instrument of Credit Support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent,

     o    such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

     o    such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

         (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         (ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and

                                       51

     regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal
     Aspects of Mortgage Loans -- Environmental Considerations."

     A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal
Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of
Code Section 860G(c)(2), with respect to such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the
Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

     o    that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses
          and

                                       52

     o    that such expenses will be recoverable by it from related Insurance
          Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer)
under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note)
will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate
Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of

     o    the replacement cost of the improvements less physical depreciation
          and

     o    such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged

                                       53

property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of mortgage loans -- Due-on-Sale and
Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components:

     o    a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o    an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o    subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that

                                       54

     o    it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single
          Attestation Program for Mortgage Bankers established by the Mortgage
          Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and

     o    on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified
          Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

     o    the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

     o    a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling
          Agreement.

     The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling
Agreement.

                                       55

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.
However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties.
Unless otherwise specified in the related prospectus supplement, each Pooling
Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

     However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling
Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the
Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling Agreement either directly or by or through agents or attorneys, and the
REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include, without limitation,

     o    any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling
          Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

                                       56

     o    any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the
          Voting Rights of such series;

     o    any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the
          Voting Rights for such series;

     o    any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by
          certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the
          Voting Rights for such series; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing
          Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or
REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court

                                       57

of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

     o    to cure any ambiguity,

     o    to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

     o    to change the timing and/or nature of deposits in the Certificate
          Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

     o    if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B)
          to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs --
          Tax and Restrictions on Transfers of Residual certificates to Certain
          Organizations" herein),

     o    to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or

                                       58

     o    to amend specified provisions that are not material to holders of any class of certificates offered hereunder.

     The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage
Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

     o    reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

     o    reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

                                       59

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement;
provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       60

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit Support may be in the form of

     o    a letter of credit,

     o    the subordination of one or more classes of certificates,

     o    the use of a surety bond,

     o    an insurance policy or a guarantee,

     o    the establishment of one or more reserve funds, or

     o    any combination of the foregoing.

     If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under such Credit Support,

     o    any conditions to payment thereunder not otherwise described herein,

     o    the conditions (if any) under which the amount of coverage under such
          Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

     o    the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit
          Support. See "Risk Factors -- Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by

                                       61

cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement
(the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit
Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related
Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                                       62

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds -- Mortgage Loans." If a
significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or

                                       63

interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute
"cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent or unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws."

                                       64

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

                                       65

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse.
See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are Subject to
Certain Risks Which Could Adversely Affect the Performance of Your Offered
Certificates -- The Mortgage Loans May Be Nonrecourse Loans or Loans With
Limited Recourse.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure

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of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

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     In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.
Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the federal bankruptcy code, as amended from time to time (11
U.S.C.) (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court

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may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

                                       69

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the
Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the

                                       70

time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator"
of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator, " however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Protection
Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

     Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special

                                       72

servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely
(as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements
-- Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of
1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See "Description of the Trust Funds -- Mortgage Loans --
General."

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in

                                       73

favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

                                       74

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See "Risk Factors -- Commercial and
Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely
Affect the Performance of Your Offered Certificates."

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent
"readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief
Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard,
Reserves, Coast Guard and officers of the U.S. Public Health Service or the
National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of Credit
Support provided in connection with such certificates. In addition, the Relief
Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt

                                       75

Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations
(the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion:

     o    references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

     o    where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller.
          References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a
"REMIC") within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a
"REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC
Certificates" and will consist of one or more classes of "Regular Certificates"
and one class of "Residual Certificates" in the case of each REMIC Pool.
Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham &
Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm's opinion, assuming:

     o    the making of proper elections;

     o    compliance with the Pooling Agreement and other related documents and no amendments thereof;

     o    the accuracy of all representations made with respect to the mortgage loans; and

     o    compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC
          Pool will qualify as a REMIC.

     In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a
REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to
Which No REMIC Election Is Made."

                                       77

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as
"loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3). REMIC
Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide
"reasonable arrangements" to prevent its residual interest from being held by
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See
"Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of
Residual Certificates -- Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     o    the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan

                                       78

          or mortgage loan underlying the MBS either at origination or as of the
          Startup Day (an original loan-to-value ratio of not more than 125%
          with respect to the real property security); or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC
Pool on the Startup Day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

     o    a mortgage in default or as to which default is reasonably foreseeable;

     o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o    a mortgage that was not in fact principally secured by real property
          (but only if such mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is "defective" as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC
Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC
Pool, with an extension that may be granted by the Internal Revenue Service
(the "Service").

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC Pool that is issued on the
Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a

                                       79

specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.
Investors should be aware, however, that the Conference Committee Report to the
Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

   General

     In general, interest, original issue discount and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular
Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

   Original Issue Discount

     Accrual Certificates and principal-only certificates will be, and other
Classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are

                                       80

not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No
assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute
"qualified stated interest." Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called
"super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than
0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that

                                       81

the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption")
relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the
OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant
Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     o    the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity; over

     o    the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the Regular Certificate at the issue date;

     o    events (including actual prepayments) that have occurred prior to the end of the accrual period; and

     o    the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

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   Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to
Treat All Interest Under the Constant Yield Method."

   Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

     Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the
Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class.
Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated
redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular
Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

   Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

   Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate:

                                       83

     o    is exceeded by the then-current principal amount of the Regular
          Certificate; or

     o    in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

     Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee
Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

     o    on the basis of a constant interest rate; or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

     Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.
As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat
All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated
redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section
171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the

                                       84

underlying mortgage loans. However, the Conference Committee Report to the 1986
Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regur Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See
"Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

   Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

     o    if a Regular Certificate is held as part of a "conversion transaction"
          as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
          Federal rate under Code Section 1274(d) in effect at the time the taxpayer

                                       85

          entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

     o    in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that such gain does not exceed the excess, if any, of
          (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

   Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal
Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

                                       86

TAXATION OF RESIDUAL CERTIFICATES

   Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

     o    the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

     o    the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular
          Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

     When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular
Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as

                                       87

distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income" The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

   Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC
Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual
Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual
Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

     o    in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

     o    ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

     If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC

                                       88

Regulations currently in effect do not so provide. See "Treatment of Certain
Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense

     Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular
Certificates -- Original Issue Discount" and "-- Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and "--
Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under
"Taxation of Regular Certificates -- Deferred Interest."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The
REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool.
The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained class). Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under
"Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method;
however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred

                                       89

to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the
          Startup Day under Code Section 1274(d), multiplied by;

     o    the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

     For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.
Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual
Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual
Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such
Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related
Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and
the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See
"Taxation of Certain Foreign Investors -- Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual
Certificateholder. First, alternative minimum taxable income for a Residual
Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a
Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code

                                       90

Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual
Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

     o    the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

     o    the highest marginal federal corporate income tax rate.

     Such tax would be deductible from the ordinary gross income of the
Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes:

     o    "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
          Section 511;

     o    "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis
          (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity);
          and

     o    an "electing large partnership" means any partnership having more than
          100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

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     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual
          Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman thereof); and

     o    the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

     Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual
Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined below under "--
Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified
Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    transferee represents that it will not cause income from the Residual
          Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

     The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee

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of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading
"Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

          (a)   the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

                (i)   the present value of any consideration given to the
                      transferee to acquire the interest;

                (ii)  the present value of the expected future distributions on the interest;

                (iii) the present value of the anticipated tax savings
                      associated with holding the interest as the REMIC
                      generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

          (b)   (i)   the transferee must be a domestic "C" corporation (other
                      than a corporation exempt from taxation of a regulated
                      investment company or real estate investment trust) that
                      meets certain gross and net assets tests (generally, $100
                      million of gross assets and $10 million of net assets for
                      the current year and the two preceding fiscal years);

                (ii)  the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee
                      that is an eligible corporation and meets the requirements for a safe harbor transfer; and

                (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably
                      indicate that the taxes associated with ownership of the
                      Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may

                                       93

describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United
States, a corporation, partnership (except to the extent provided in applicable
Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more
United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

   Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual
Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual
Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that
Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual
Certificateholder's Residual Certificate, in which case, if the Residual
Certificateholder has an adjusted basis in such Residual Certificateholder's
Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual
Certificate.

   Mark to Market Regulations

     The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     o    the disposition of a qualified mortgage other than for (a)
          substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup
          Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

     o    the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

     o    the receipt of compensation for services; or

     o    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     o    during the three months following the Startup Day;

     o    made to a qualified reserve fund by a Residual Certificateholder;

     o    in the nature of a guarantee;

     o    made to facilitate a qualified liquidation or clean-up call; and

     o    as otherwise permitted in Treasury regulations yet to be issued.

   Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus

                                       95

supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person, " as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

     o    to the appointment of the tax matters person as provided in the preceding sentence; and

     o    to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o    3% of the excess, if any, of adjusted gross income over a threshold amount; or

     o    80% of the amount of itemized deductions otherwise allowable for such year.

     These limitations will be phased out over the period 2006--2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section
212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross

                                       96

income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

   Regular Certificates

     Interest, including original issue discount, distributable to Regular
Certificateholders who are nonresident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

     o    is not a "10-percent shareholder" within the meaning of Code Section
          871(h)(3)(B) or a controlled foreign corporation described in Code
          Section 881(c)(3)(C); and

     o    provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

     If such statement, or any other required statement, is not provided, 30%
withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be
subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The IRS issued final regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. For example, these regulations will require, in the case of Regular
Certificates held by a foreign partnership, that:

     o    the certification described above be provided by the partners rather than by the foreign partnership; and

     o    the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

   Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that:

                                       97

     o    the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

     o    the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual
          Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion."
See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of
REMIC Income." If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such
Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of)
under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of
Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

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     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

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                         FEDERAL INCOME TAX CONSEQUENCES
                         FOR CERTIFICATES AS TO WHICH NO
                             REMIC ELECTION IS MADE

STANDARD CERTIFICATES

   General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a
REMIC (Certificates of such a series hereinafter referred to as "Standard
Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its
Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006--2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees,"
respectively.

   Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of

                                      100

     Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "Certain
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Treatment of Certain Items of REMIC Income and Expense --
Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

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   Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.
Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed below under "-- Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard
Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the
Standard Certificate and the amount of any distributions received thereon.
Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the
Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

     o    if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction

                                      102

          minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

     o    in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

   General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

   The certificates will be subject to those rules if:

     o    the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "Standard Certificates --
          Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees." Although
not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates
-- General," subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased.
Although the treatment of Stripped

                                      103

Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

     o    the trust fund will be treated as a grantor trust under subpart E,
          Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of
          Code Section 7701(i); and

     o    unless otherwise specified in the related prospectus supplement, each
          Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286,
Code Sections 1272 through 1275, and the OID Regulations. While under Code
Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped
Certificates -- Possible Alternative Characterizations," the OID Regulations
state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

     o    the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

     Any such market discount would be reportable as described under "Certain
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

   Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped
Certificates owned by applicable holders should be considered to represent
"real estate assets" within the meaning of Code Section 856(c)(5)(B),
"obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property"
within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

                                      104

   Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General," each
Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Regular Certificates -- Original Issue Discount"
and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates --
Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates."
It is not clear for this purpose

                                      105

whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

     o    one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The

                                      106

trustee will also file such original issue discount information with the
Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax
Consequences for REMIC Certificates -- Backup Withholding."

     On June 20, 2002, the Service published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in "street name."

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under
"Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of
Certain Foreign Investors -- Regular Certificates."

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain

                                      107

other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested.
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the
Code (collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in
ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar
Law"). Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of a
Plan and persons ("Parties in Interest" within the meaning of ERISA and
"disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in
Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in
Interest may be subject to a penalty imposed pursuant to Section 502(i) of
ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20%
civil penalty may be imposed on the fiduciary or other person participating in the breach.

PLAN ASSET REGULATIONS

     Certain transactions involving the trust fund, including a Plan's investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage
Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset
Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations,
generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to
ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant"
on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA and Section
4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan
(or of a Plan holding an interest in an investing entity). If so, the acquisition or

                                      108

holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available.
Certificates acquired by a Plan may be assets of that Plan. Under the Plan
Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each
Plan that acquires certificates. Special caution should be exercised before
Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

     o    has investment discretion with respect to the investment of Plan
          Assets; or

     o    has authority or responsibility to give (or regularly gives)
          investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a
"guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates, FNMA
Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL Final Authorization Number
97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited
Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the
"Exemption"), to Deutsche Bank AG, New York Branch ("DBNY") and to a
predecessor to Deutsche Bank Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of
ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this
Section "Certain ERISA Considerations," the term "Underwriter" shall include
(a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

                                      109

     The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

     first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     second, the certificates at the time of acquisition by a Plan or with Plan
Assets must be rated in one of the four highest generic rating categories by
Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies,
Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the
"Exemption Rating Agencies");

     third, the trustee cannot be an affiliate of any member of the Restricted
Group, other than an Underwriter; the "Restricted Group" consists of any
Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a "sponsor" within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

     fourth, the sum of all payments made to and retained by the Underwriter(s)
must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the trust fund meet the following requirements:

     o    the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the
          Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan
          Assets; and

     o    certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a
          Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for
the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                                      110

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     o    the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an
          Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan
          Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

     o    the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

     o    the holding of certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the
Exemption required for this purpose will be satisfied with respect to the
Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section
4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption
Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing
Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under
ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel with respect to ERISA Restricted
Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

     o    the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); and

     o    the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

                                      111

     o    there is no Plan with respect to which the amount of such general account's reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any
          "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

     The purchaser or any transferee of any interest in an ERISA Restricted
Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the
Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

     Before purchasing a certificate (other than an ERISA Restricted
Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption
Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a "certificate" for purposes of the
Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the
DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a Residual Certificate held by a Tax-Exempt
Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC Certificates -- Taxation of Residual Certificates --
Limitations on Offset or Exemption of REMIC Income."

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of certificates that qualify as "mortgage related securities" will be those that:

     o    are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

                                      112

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of certificates qualifying as "mortgage related securities,"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities, " but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of
SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities, " defined in 12 C.F.R.  Section
1.2(m) to include certain "residential mortgage-related securities" and
"commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it
"represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities, " and thus as "Type IV securities," for investment by national banks.

                                      113

The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The Office of Thrift
Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto.
The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                      114

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

          2. By placements by the depositor with institutional investors through dealers; and

          3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered

                                      115

certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      116

                             INDEX OF DEFINED TERMS

                                         PAGE
                                        -------
1986 Act ..............................     80
1998 Policy Statement .................    114
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
Act ...................................     72
ADA ...................................     75
affiliate .............................    112
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     68
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     27
Certificate Account ...................     26
Certificate Balance ...................     36
Certificate Owner .....................     41
Code ..................................     77
Companion Class .......................     37
Controlled Amortization Class .........     37
CPR ...................................     31
Credit Support ........................     27
Cut-off Date ..........................     36
DBNY ..................................    109
DBSI ..................................    109
Debt Service Coverage Ratio ...........     21
Definitive Certificates ...............     34
Determination Date .................... 28, 35
Deutsche Bank Group ...................     34
Disqualified Organization .............     91
Distribution Date Statement ...........     38
DOL ...................................    108
DTC ...................................     40
DTC Participants ......................     41
Due Period ............................     28
due-on-sale ...........................     67
electing large partnership ............     91
Equity Participation ..................     24
ERISA .................................    107
ERISA Plans ...........................    107
ERISA Restricted Certificates .........    111
Events of Default .....................     56
Excess Funds ..........................     33
excess servicing ......................    102
Exemption .............................    109
Exemption Rating Agencies .............    110
FAMC ..................................     25
FHLMC .................................     25
Financial Intermediary ................     41
FNMA ..................................     25
Garn Act ..............................     73
GNMA ..................................     25
Insurance Proceeds ....................     49
IRS ...................................     52
Letter of Credit Bank .................     62
Liquidation Proceeds ..................     49
Loan-to-Value Ratio ...................     22
Lock-out Date .........................     24
Lock-out Period .......................     24
MBS ...................................     20
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
NCUA ..................................    114
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     38
Non-U.S. Person .......................     97
OCC ...................................    113
OID Regulations .......................     80
OTS ...................................    114
Parties in Interest ...................    108
Pass-Through Entity ...................     91
Percentage Interest ...................     35
Permitted Investments .................     48
Plan Asset Regulations ................    108
Plan Assets ...........................    108
Plans .................................    108
Pooling Agreement .....................     43
Prepayment Assumption .................     82
Prepayment Interest Shortfall .........     29
Prepayment Premium ....................     24
Purchase Price ........................     45
Record Date ...........................     34
Regular Certificateholder .............     80
Regular Certificates ..................     77
Related Proceeds ......................     37
Relief Act ............................     75
REMIC .................................     77
REMIC Certificates ....................     77
REMIC Pool. ...........................     77
REMIC Regulations .....................     77
REO Property ..........................     46
Residual Certificateholders ...........     87
Residual Certificates .................     77
Service ...............................     79
Similar Law ...........................    108

                                      117

                                      PAGE
                                     -----
SMMEA ..............................  112
SPA ................................   31
Standard Certificateholder .........  100
Standard Certificates ..............  100
Stripped Certificateholder .........  105
Stripped Certificates. .............  103
Tax Exempt Investor ................  112
Tax Favored Plans ..................  108
Title V ............................   74
Treasury ...........................   77
UBTI ...............................  112
UCC ................................   64
Underwriter ........................  109
U.S. Person ........................   94
Value ..............................   22
Voting Rights ......................   40
Warranting Party ...................   45

                                      118

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This diskette relates to the prospectus supplement in regard to the COMM
2004-LNB4, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying
Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

"AnnexA_COMM2004LNB4.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in
Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft
Excel. After the file is opened, a disclaimer will be displayed. READ THE
DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------
* Microsoft is a registered trademark of Microsoft Corporation.

================================================================================

       NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY
INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND
PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR
REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL
ONLY THE OFFERED CERTIFICATES, BUT ONLY UNDER CIRCUMSTANCES AND IN
JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS
PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                           ---------------------------

                              PROSPECTUS SUPPLEMENT

       Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 $1,125,857,000
                                  (APPROXIMATE)

                            DEUTSCHE BANK SECURITIES
                              ABN AMRO INCORPORATED
                                     NOMURA
                                    JPMORGAN
                                    CITIGROUP

                                 COMM 2004-LNB4

                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

                             ----------------------
                             PROSPECTUS SUPPLEMENT
                             ----------------------

                                OCTOBER  , 2004

================================================================================